AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2011
REGISTRATION NO. 333-156357

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

COMMONWEALTH INCOME & GROWTH FUND VII, LP
(Exact name of registrant as specified in governing instruments)

PENNSYLVANIA	7394	26-3733264
(State or other juristiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Identification Number)

Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317
(800) 249-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KIMBERLY A. SPRINGSTEEN-ABBOTT, CHIEF EXECUTIVE OFFICER
Commonwealth Capital Securities Corp.
400 Cleveland Street, 7th Floor, Clearwater, FL  33755
(800) 249-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phillip Pillar, Esq.
Greenberg Traurig, LLP
2700 Two Commerce Square, 2001 Market Street, Philadelphia, PA 19103
_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ] _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company.)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Prospectus for Commonwealth Income & Growth Fund VII, LP (“CIGF7”) consists of the Prospectus dated November 13, 2009 and Cumulative Supplement No. 6 dated April 8, 2011, which consolidates and supersedes each of Supplement No. 1 dated April 9, 2010, Supplement No. 2 dated June 2, 2010, Supplement No. 3 dated September 10, 2010, Supplement No. 4 dated October 14, 2010 and Supplement No. 5 dated December 17, 2010.

This Post-Effective Amendment No. 4 consists of the following:

1.	The Registrant’s final form of Prospectus dated November 13, 2009, previously filed pursuant to Rule 424(b)(3) on November 25, 2009;

2.
Cumulative Supplement No. 6 dated April 8, 2011 to the Registrant’s Prospectus dated November 13, 2009, included in Post-effective Amendment No. 4 to the Registration Statement (File No. 333-156357); and

3.	Part II included herewith.

Prospectus Dated November 13, 2009

COMMONWEALTH
INCOME & GROWTH FUND VII, LP
______________________________________________________________
Limited Partnership Units

We, together with selected securities brokers, will sell the units on a best efforts basis, and will close the offering no later than the second anniversary of the effective date of the registration statement of which this prospectus is a part

Minimum Number of Units:	57,500	Offering Size (Minimum):	$1,150,000
Maximum Number of Units:	2,500,000	(Maximum):	$50,000,000
Price Per Unit:	$20.00	Net Proceeds (per unit):	$18.60

See “RISK FACTORS,” BEGINNING ON PAGE 11.   THIS OFFERING INVOLVES SIGNIFICANT RISKS, INCLUDING:

•	There will be no public market for the units and you may be unable to sell or transfer your units at a time and price of your choosing.
•
All or a substantial portion of cash distributions will be a return of capital. Distributions during both the operational phase and during liquidation will be, at least in part, a return of your initial investment, and not a return on your investment.  There is no cap on the amount of proceeds that may be used to pay distributions.

•	Our assets are technology equipment that will be fully depreciated in five years or less and may have no residual value.
•	You will have limited voting rights and participation in management, and must rely solely on the general partner’s management ability.
•	We pay significant fees to our general partner.
•	We will engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.
•	Our general partner will have conflicts of interest.
•	We will use leverage to acquire equipment.
•
Only two of our general partner’s six prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors.  The two liquidated funds each incurred losses and their investors did not receive a return of all of their initial capital investments.

•
We have not yet identified any of our investments in equipment, and as a result, this offering is a “blind pool,” and investors cannot evaluate the risks of, or potential returns from, any investments.

•	We were formed on November 14, 2008 and have a limited operating history upon which you can evaluate your investment in units.
•	This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

	Price to Public	Selling Commissions1	Proceeds to the Partnership2
Per Share	$ 20.00	$ 1.40	$ 18.60
Total Minimum	$ 1,150,000	$ 80,500	$ 1,069,500
Total Maximum	$50,000,000	$ 3,500,000	$ 46,500,000

1 The price to the public and the selling commissions may be reduced by volume discounts. See “Plan of Distribution” for details.

2 This amount represents proceeds to the partnership before deducting (i) the general partner’s organizational expenses, which are equal to three percent of the limited partners’ capital contributions up to $25,000,000 and two percent of the limited partners’ capital contributions thereafter, (ii) a dealer manager fee of two percent of capital contributions, out of which the dealer manager will pay offering expenses and (iii) a marketing reallowance of up to one percent of the limited partners’ capital contributions payable to broker-dealers under certain circumstances.  See “Compensation to the General Partner and Affiliates,” beginning on page 36.

Investor funds will be held in escrow until the minimum offering amount is reached.  If the minimum amount has not been reached during the offering period, or if your investment is rejected or withdrawn prior to our initial escrow closing, the escrow agent will return your investment promptly, with interest and without deduction.  Interest will be paid on funds in escrow prior to our first escrow closing, but will not be paid on accepted investments thereafter, as any such interest is expected to be nominal.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  They have not made, nor will they make, any determination as to whether anyone should buy these securities.  Any representation to the contrary is a criminal offense.  The use of forecasts in this offering is prohibited.  Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

COMMONWEALTH CAPITAL SECURITIES CORP.
400 Cleveland Street, Seventh Floor, Clearwater, Florida  33755 - 1-877-654-1500

INVESTOR SUITABILITY STANDARDS

    Units are suitable only as a long-term investment for persons of adequate financial means.  Please see the net worth and income tests set forth below to determine if an investment in units is suitable for you. The suitability standards imposed by us will also apply to transferees of an investor’s units.  For fiduciary accounts, these standards shall be met by the account or by the beneficiary, or by the donor or grantor who supplies the funds to purchase units if the donor or grantor is the beneficiary.  The Dealer Manager must make every reasonable effort to determine that the purchase of Units is a suitable investment for you based on information you provide to your broker. In making this determination, the dealer manager and your broker shall ascertain that you: (a) meets the minimum income and net worth standards established for this program, (b) can reasonably benefit from this PROGRAM based on your overall investment objectives and portfolio structure, (c) are able to bear the economic risk of the investment based on your overall financial situation, and (d) have apparent understanding of: (1) the fundamental risks of the investment, (2) the risk that you may lose the entire investment, (3) the lack of liquidity of the units, (4) the restrictions on transferability of the units, (5) the background and qualifications of our sponsor or the persons responsible for directing and managing this program; and (6) the tax consequences of the investment.  We and/or the dealer manager will maintain records for at least six years of the information used to determine suitability.  Please note that investors should not invest funds unless they are prepared to have their investment remain illiquid for at least ten years.

Except with respect to qualified plans and Tax Exempt Entities, units will be sold only to an investor who represents that he has either:

•	a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND an annual gross income of at least $70,000, OR

•	a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000, or that he is purchasing in a fiduciary capacity for a person who meets such conditions.

If the investor is a qualified plan or an IRA, such investor must represent:

•	that the IRA owner or the participant in the self-directed qualified plan satisfies the foregoing standards, or

•	if other than a self-directed qualified plan, that the qualified plan satisfies the foregoing suitability standards.

By signing a subscription agreement for the purchase of units, each investor attests to the general partner that he or she meets the applicable net worth requirements or financial suitability requirements.  Although the general partner believes that units may represent suitable investments for individuals, qualified plans, tax exempt entities, and many different types of entities, due to tax rules of particular application to certain types of entities, units may not be suitable investments for such entities. See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities” on page 63. Prospective investors should consult their tax advisors with respect to the tax consequences of an investment in units as it may affect their particular tax situations.

Certain state securities commissions have established net worth requirements, financial suitability requirements or minimum investment amounts for the offer and sale of securities, which are different than those set forth above.  Units will be sold only to investors in these states who meet the net worth and other financial requirements set forth below (net worth in all cases excludes home, home furnishings and automobiles):

California – Investors in California must have a net worth of at least $250,000 or annual gross income of at least $70,000 and a net worth of $150,000. Investment is limited to 10% of a California investor’s net worth.

Kansas – It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Alabama, Michigan, Missouri, Nebraska, Pennsylvania and Tennessee – In addition to meeting the general suitability standard above, Alabama, Missouri, Michigan, Nebraska, Tennessee and Pennsylvania investors must have a net worth of at least ten times their investment in CIGF7. Michigan investors may not invest more than 10% of their net worth in CIGF7 and its affiliates.

Iowa and Ohio – In no event shall the aggregate purchase price of units in CIGF7 and its affiliated funds exceed 10% of an investor's net worth.  Iowa investors must have a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND an annual gross income of at least $100,000, OR a net worth (exclusive of home, home furnishings and automobiles) of at least $350,000.

Kentucky – Investors in Kentucky shall not invest more than ten percent (10%) of their liquid net worth in CIGF7’s units.

Table of Contents
Page
PROSPECTUS SUMMARY	6
Our Company	6
General Partner	6
Risk Factors	7
Plan of Distribution	8
Estimated Use Of Proceeds	9
Compensating Our General Partner and its Affiliates	10
We May Borrow Funds	10

RISK FACTORS	11
There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing.	11
During the life of Commonwealth Income & Growth Fund VII, LP, all or a substantial portion of the distributions you receive will be a return of capital. Distributions during both the operational phase and during liquidation will be, at least in part, a return of your initial investment, rather than a return on your investment.	11
Information technology, telecommunications, medical technology and other equipment we purchase may be fully depreciated in five years and may have no residual value, which can reduce the value of your units and your ultimate cash return.	11
You will not be able to participate in management decisions which may affect the return on your investment, and must rely solely on the general partner’s management ability.	12
We were formed on November 14, 2008 and have a limited operating history upon which you can evaluate your investment in units.	12
We pay significant fees to the general partner, which reduce cash available for distributions. We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.	12
We will face conflicts of interest arising out of our relationships with the general partner and its affiliates, which could adversely affect our performance and your returns.	13
There are no independent directors on our general partner’s board of directors, and the board does not have an audit committee made up of independent director.	13
The general partner has made a limited contribution to Commonwealth Income & Growth Fund VII, LP, causing you and the other limited partners to collectively bear substantially greater risk than the general partner.	13
Our use of leverage to finance equipment acquisitions could adversely affect our cash flow.	14
Only two of our general partner’s five prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors. The two liquidated funds, which have only recently completed their liquidation phase, have each incurred losses and their investors did not receive a return of all of their initial capital investments.	14
The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.	14
The assets that we will acquire will not be diversified by asset class, which may adversely affect our performance.	14
We have not yet identified any of our investments in equipment, and as a result, this offering is a “blind pool,” and investors cannot evaluate the risks of, or potential returns from, any investments	14
The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect our performance.	15
If we are unable to arrange promptly for the releasing or sale of the equipment when a lessee defaults or when equipment is returned by a lessee, our revenue will be reduced.	15
Your legal rights of action against the general partner are limited.	15

You may be liable for partnership obligations if you take an active part in the control of our business.	15
You may be obligated to return distributions from CIGF7 in certain circumstances.	16
The business of leasing and investing in equipment is subject to many risks which could impact your returns.	16
We intend to invest primarily in equipment subject to operating leases, and therefore may not recover our investment in the equipment.	16

Our ability to diversify our portfolio and generate sufficient revenues to pay target distributions will be reduced if we raise only the minimum offering proceeds.	16

Any delay in acquiring equipment will diminish our returns.	17
Our inability to repay non-recourse debt could cause a loss of our investment in financed equipment.	17
In leasing the equipment to lessees, we may be exposed to liability for damages resulting from their actions or inaction, independent of contract terms, which can reduce cash available for distributions.	17
The equipment leasing industry is highly competitive, and our inability to compete effectively in this market will reduce your returns and the value of your units.	17
Our ability to release or sell the equipment at the end of the lease term, and therefore returns to investors, could be adversely affected by the actions of the equipment manufacturer or others hired to perform services on the equipment.	17
The length of our offering, which may be open for up to two years before we raise the minimum amount, may delay or reduce returns to investors.	18
Our Sponsor, Commonwealth Capital Corp., depends upon the profitability of affiliates in order to be in a position to repay a $1,000,000 promissory note to our general partner, thereby putting our general partner’s capitalization at risk if the prior programs become unprofitable.	18
TAX RISKS	18
A ruling from the IRS has not been obtained, and the general partner does not presently intend to apply for a ruling, with respect to the tax considerations associated with an investment in units, and a successful challenge of our interpretations by the IRS could cause the actual tax consequences to you to differ from those stated in this prospectus.	18
Any adjustment to a tax return of CIGF7 as a result of an audit by the IRS may result in adjustment to your tax return.	19
Some distributions will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.	19
Your tax liabilities may exceed cash distributions or cash proceeds from the sale or other disposition of equipment or units.	19
The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions.	19
The IRS may challenge certain partnership allocations, which could cause you to recognize additional taxable income.	20
The IRS may consider us to be a secured lender with respect to certain equipment, which could increase your tax liabilities.	20
You may incur local and foreign tax liabilities.	20
Tax benefits associated with an investment in units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws.	20
Investment in CIGF7 by a tax exempt entity, including (but not limited to) a qualified employee pension or profit sharing trust or an individual retirement account, will result in the receipt of UBTI.
20

Investment in CIGF7 by certain benefit plans may impose additional burdens on CIGF7.	21

OUR INDUSTRY AND OUR COMPANY	21

MANAGEMENT	23
Management and Board Committee	27

RESPONSIBILITIES OF THE GENERAL PARTNER	28

INVESTMENT OBJECTIVES AND POLICIES	29
Principal Investment Policies	29
Information Technology Equipment	30
Other Equipment Restrictions	30
Diversification	31
Description of Leases	31
Borrowing Policies	32
Refinancing Policies	33
Liquidation Policies	33
Management of Equipment	33
Competition	34
Preliminary Investments	34
Reserves	34

General Restrictions	35

COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES	36

CONFLICTS OF INTEREST	39
Competition for General Partner’s Time	40
Competition with Affiliates	40
Acquisitions	40
Receipt of Compensation by the General Partner and its Affiliates	40
Lack of Independent Investigation by Underwriter	41
Loans from the General Partner	41
Non-Arms-Length Agreements	41
Joint Ventures with Affiliates of the General Partner	41
Off-Balance Sheet Arrangements	42
Organization of General Partner	42
Referral of Leases to Others	42

PRIOR OFFERINGS BY AFFILIATES	42

TRANSFERABILITY OF UNITS	46
General Limitations	46
Redemption Provision	46
Exempt Transfers	47
Additional Restrictions on Transfer	47

DISTRIBUTIONS AND ALLOCATIONS	48
Between the General Partner and the Limited Partners	48
Income and Return of Capital	49
Distribution Reinvestment	49
Allocation of Profits and Losses and Distributions of Cash Among the Limited Partners	50

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	51
Classification as a Partnership	52
Certain Principles of Partnership Taxation	53
Allocation of Partnership Income, Gains, Losses, Deductions and Credits	54
Limitations on Utilization of Partnership Losses	56
Cash Distributions	58
Distribution Reinvestment	58
Fees and Reimbursements to the General Partner and Affiliates	58
Ownership of Equipment	59
Cost Recovery and Depreciation	59
Interest Deduction Limitations	60
Sale of Equipment	61
Disposition of Units	61
Termination of the Partnership for Tax Purposes	62
No Section 754 Election	63
Investment by Tax Exempt Entities	63
Investment by Nonresident Alien Individuals and Foreign Corporations	64
Alternative Minimum Tax	64
Partnership Tax Returns and Tax Information	65
IRS Audit of the Partnership	65
Reporting Requirements	65
Interest and Penalties	66
Foreign Tax Considerations	67
Partnership Anti-Abuse Rules	68
Future Federal Income Tax Changes	68
State and Local Taxes	68

ERISA CONSIDERATIONS	69
Fiduciaries Under ERISA	69

Prohibited Transactions Under ERISA and the Code	69
“Plan Assets”	70
Other ERISA Considerations	71

MANAGEMENT’S DISCUSSION OF CERTAIN FINANCIAL DATA	72

PARTNERSHIP AGREEMENT SUMMARY	73
The Units	73
Non-assessability of Units	73
Liability of Limited Partners	73
Allocations and Distributions	73
Responsibilities of the General Partner	73
Records and Reports	74
Meetings of the Partners	74
Voting Rights of Limited Partners	74
Roll-Ups and Conversions	74
Power of Attorney	75
Partnership Term	76

PLAN OF DISTRIBUTION	76
General	76
Other Expenses of the Offering	78
Offering of Units	78
Escrow Arrangements and Funding	78
Subscription for Units	79
Subscribers’ Representations and Warranties	79
Special Limit on Ownership of Units by Benefit Plans	80
Sales Material	80

ESTIMATED USE OF PROCEEDS	81

REPORTS TO LIMITED PARTNERS	82

LEGAL MATTERS	82

EXPERTS	82

WHERE YOU CAN FIND ADDITIONAL INFORMATION	83

PROSPECTUS SUMMARY

The following is a summary which highlights the material information contained in this prospectus.  It may not include all of the information that is important to you.  To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

Commonwealth Income & Growth Fund VII, LP is a Pennsylvania limited partnership that will own and lease information technology, telecommunications, medical technology and other similar types of equipment.  Our office is located at Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317.  Our phone number is 1-800-249-3700.  We refer to Commonwealth Income & Growth Fund VII, LP as “we,” “us” or “CIGF7” in this prospectus.  Our business strategy is as follows:

•
We will use a substantial portion of the proceeds of the offering to acquire information technology, telecommunications technology, medical technology and other similar equipment, which will be leased to U.S. corporations and other institutions.

•
We will make distributions to investors after the general partner has determined that there is sufficient cash flow from lease payments and capital contributions to make distributions.  Sufficient cash flow will be available for distributions if income for a distribution period exceeds both expenses for that period and any existing lease acquisition commitments for that period.

•
We will also use excess cash flow, sale proceeds and the proceeds of debt financing to purchase additional equipment from time to time throughout our operational phase. We expect that most of the equipment will be placed on operating leases (short term leases under which we will normally receive total rental payments in an amount less than the purchase price of the equipment).  We also do not intend to use more than 30% leverage overall in the portfolio.

•
We intend to begin liquidating our assets after approximately 6 years of operations following the termination of this offering and distribute any available proceeds of the sale of assets to our investors.

•
We generally depreciate our assets using the straight-line depreciation method.  However, we may make exceptions in specific cases, such as early lease terminations or for leases of 24 months or less, where we believe an accelerated method of depreciation is more appropriate.

•
The partnership will terminate on December 31, 2021, unless extended by one-year increments by the General Partner solely in order to complete an orderly liquidation of the partnership beyond such date; this extension will not require investor approval.

General Partner

Our general partner is Commonwealth Income & Growth Fund, Inc., located at Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317 (telephone number is 1-800-249-3700).  The general partner is responsible for managing our affairs on a day-to-day basis.  The general partner is also responsible for identifying and making investments on our behalf.  Our general partner is owned by Commonwealth of Delaware, Inc., which is owned by Commonwealth Capital Corp., which we may refer to as “CCC.”  Affiliates, who are individuals or entities considered to be in control of, controlled by, or under common control with a specified person or entity, of our general partner have sponsored several prior equipment leasing programs.  Kimberly A. Springsteen-Abbott, acting through the general partner, and in conjunction with the general partner’s management team, makes our investment decisions.  See “Conflicts of Interest,”(p.41), “Management” (p.25) and “Table II — Prior Performance Tables.”

Risk Factors (Page 11)

An investment in CIGF7 has many risks.  The “Risk Factors” section of this prospectus contains a detailed discussion of the most important risks.  Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below:

•
There is currently no public trading market for the units, and it is unlikely that one will develop.  An investment in units will be highly illiquid and it may be difficult for you to sell your units at the time and for the price you desire.  We do not intend to list the units in any securities market, and do not intend to assist in the development of any secondary market or to provide qualified matching services.

•
We will purchase information technology, telecommunications, medical technology and other similar equipment that will fully depreciate in value in five to seven years and/or become obsolete over time, and may have no residual value.

•
We pay significant fees to the general partner and affiliates, which reduce cash available for distributions.  We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.

• •
During our life cycle, a substantial portion of the distributions you receive will be a return of capital, rather than income, meaning it will be a return of your initial investment, rather than a return on your investment. We cannot determine when distributions will be fully funded from operations.  There is no cap on the amount of offering proceeds that may be used to pay distributions.

We have a limited operating history upon which you can evaluate your investment in units.

•
Only two of our general partner’s six prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors.  The two liquidated funds have each incurred losses and their investors did not receive a return of all of their initial capital investment.  Therefore, our general partner has only a limited track record of providing income or liquidity to public fund investors.  You therefore will have little basis to evaluate the general partner’s ability to provide returns over our life cycle.

•
There are material tax risks associated with this offering.  We are not intended to be a “tax shelter” and you should not expect a tax benefit from substantial tax deductions or losses from your investment.  Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI.

•	You will not have the opportunity to participate in management decisions or evaluate the terms of the investments we make, and must rely solely on the general partner’s management ability.
•
The general partner and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the general partner and affiliates will provide to us.

•
We will concentrate on acquiring information technology, telecommunications, medical technology equipment and other similar capital equipment and will not diversify the assets in which we invest beyond those classes of equipment.

•	The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.
•	The length of our offering may delay or reduce returns to investors, especially if we do not raise the minimum amount needed to break escrow in a timely manner.
•
We will use leverage to acquire equipment.  Debt service will increase the expenses incurred by the partnership, and will therefore decrease funds available for distribution.  Further, the use of leverage increases the amount of equipment we can acquire, and therefore increases the equipment acquisition fees payable to our general partner.

Certain of our investments may be financed with non-recourse debt.  In connection with such borrowing, we will likely grant security interests in the financed property, which would put us at risk of losing that asset if we are unable to pay that debt.

Plan of Distribution (Page 76)

Offering Size (maximum)................	$50,000,000
(minimum).................	$1,150,000
Minimum Investments...................	Individuals - $5,000
IRA, Keogh and other qualified plans - $3,000
Suitability Standards.....................	Net worth of at least $70,000 and annual gross incomeof at least $70,000;

OR

Net worth of at least $250,000 (For this purpose, net worth
excludes home, furnishings and personal automobiles).
Suitability standards may vary from state to state. Please
See the “Investor Suitability Standards” section on page 1.

Unit Price.........................................	$20.00. This price was arbitrarily determined by our general partner, and is not representative of an appraised net asset value.

Escrow.............................................
Proceeds will be placed in an escrow account until the minimum amount of $1,150,000 in units has been purchased by investors, at which time we will hold our first escrow closing and admit limited partners.
 No commissions will be paid until the minimum amount is reached.  If the minimum amount has not been reached during the offering period, offering proceeds will be promptly returned to investors.

Holding Period of Units................
Units cannot be transferred without consent of the general
partner, which may be withheld in order to limit the number of transfers to satisfy certain tax requirements.  Beginning 30 months after the completion of this offering, the general partner may, in its discretion, redeem a limited number of units upon request eachquarter.  Other transfer restrictions may apply.

Our General Partner........................	Commonwealth Income & Growth Fund Inc. will administer our day-to-day operations and select our equipment investments.

Estimated Proceeds........................	If the maximum number of units is sold:
87.25% - to acquire equipment
12.75% - for commissions, fees and expenses
If the minimum number of units is sold:
87.0% - to acquire equipment
13.0% - for commissions, fees and expenses

Estimated Use Of Proceeds

The following table explains the estimated use of proceeds of the offering of units.  Except as otherwise disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates and all items of compensation are disclosed in the table below or under the caption “Compensation of General Partner and Affiliates.”

	Minimum Proceeds (57,500 Units)		Maximum Proceeds (2,5000,000 units)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,150,000	100.00%	$50,000,000	100.00%
Selling Commissions (1)	80,500	7.00%	3,500,000	7.00%
Dealer Manager Fee	23,000	2.00%	1,000,000	2.00%
Marketing Reallowance (2)	11,500	1.00%	500,000	1.00%
Organizational and Offering Expenses (3)	34,500	3.00%	1,377,465	2.75%
Total Offering Expenses	149,500	13.00%	6,377,465	12.75%
Net Proceeds to Partnership Available for Investment	1,000,500	87.00%	43,622,535	87.25%
Equipment Acquisition Fees (4)	39,100	3.40%	1,744,501	3.49%
Proceeds to be Invested in Equipment (5)	961,400	83.60%	41,877,034	83.76%

(1)
The amount of the underwriting commissions will range between two percent and seven percent of capital contributions based upon the quantity of units sold to a single investor.  Commissions are calculated as if all units are sold at $20.00 per unit and do not take into account any reduction in selling commissions for certain large volume purchases and for purchases by certain employees of the general partner, dealer manager, participating brokers and their affiliates.  See “Plan of Distribution” on page 76.

(2)
A marketing reallowance may be paid to broker-dealers that meet certain sales targets, to reimburse them for permissible marketing expenses, such as bona fide training and education seminars and conferences in connection with our offering.

(3)
These expenses consist of estimated legal, accounting and printing expenses, registration fees, bona fide due diligence expenses (on a fully-accountable basis based upon detailed and itemized invoices only), and other expenses related to the formation of the partnership and costs incurred in connection with the preparation of sales literature.  See “Plan of Distribution.” These expenses will be paid by the general partner using funds it receives during the offering equal to three percent of capital contributions up to $25,000,000, and two percent of capital contributions in excess of $25,000,000 up to a maximum of $1,250,000.  We will pay any expenses above $1,250,000 (up to an additional $127,456) out of offering proceeds.

(4)
An equipment acquisition fee of four percent of the purchase price of equipment we purchase will be payable by us to the general partner. Equipment acquisition fees are capitalized, and are considered a part of the purchase price of equipment acquired.

(5)
Represents the amount of investor funds we expect to invest in equipment, excluding the equipment acquisition fees.  This does not include equipment acquired with leverage or with undistributed proceeds from the sale of equipment, because such monies are not “offering proceeds.”  Because our leases are expected to be on a “triple-net” basis (meaning all maintenance, insurance and taxes must be paid by the lessee), we will not establish any permanent reserve for maintenance and repairs.  However, the general partner, in its sole discretion, may retain a portion of either the offering proceeds, cash flow or net equipment sale proceeds for maintenance, repairs and for any other currently unanticipated working capital needs, if such a need arises.  The maximum front-end fees (which include fees and expenses incurred by any person in connection with our organization and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $9,150,000 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds). See "Compensation to the General Partner and Affiliates."

The units are being offered to the public through Commonwealth Capital Securities Corp., which will receive selling commissions of up to seven percent on all sales of units, and will act as dealer manager for which it will receive a dealer manager fee of two percent on all sales of units.  Other broker dealers may be engaged as participating brokers to sell units and will be re-allowed selling commissions of up to seven percent with respect to units they sell, plus up to an additional one percent as a marketing reallowance if they achieve certain sales targets.

Compensating Our General Partner and its Affiliates (Page 36)

Our general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees and compensation from the offering of units and from our operations regardless of profitability and, in some cases, prior to any distributions to you.  Outlined below are the most significant items of compensation.

•
We will pay Commonwealth Capital Securities Corp., as the dealer manager, an underwriting commission of up to 9.0% of the capital contributions received in this offering, but only if a minimum $1,150,000 in units are sold.  Commissions consist of selling commissions of 7.0% for retail selling brokers and a 2% Dealer Manager Fee for our dealer manager.

•
We will also pay to our dealer manager an additional 1% fee as a marketing reallowance, all of which will be reallowed to broker-dealer firms that meet certain sales targets.  In no circumstances are any amounts paid to our dealer manager as a marketing reallowance to be retained by the dealer manager.  Any amount of this fee not paid out to participating broker-dealers will be returned by the dealer manager to CIGF7 for investment in equipment.

•	We will not pay selling commissions or a marketing reallowance with respect to shares purchased pursuant to our distribution reinvestment plan.
•
To reimburse the general partner for organizing CIGF7, we will pay the general partner's organizational expenses up to 3% of the first $25,000,000 of capital contributions and 2% of capital contributions in excess of $25,000,000.

•
As compensation for the negotiation of equipment acquisitions and related leases, we will pay the general partner an equipment acquisition fee of 4% of the purchase price of each item of equipment purchased.

•
When equipment is sold, we will pay the general partner equipment liquidation fees equal to the lesser of 50% of the sales commission applicable to the sale, or 3% of the sale price of the equipment.  Payment of the fee is subordinated to the receipt by the limited partners of a return of their capital contributions plus a 10% cumulative return, meaning that we will not pay this fee unless the limited partners have received distributions totaling the amount they initially invested in units, plus 10%, during the time they have held their units.

    The general partner will also receive one percent of cash available for distribution until the limited partners have received distributions equal to their capital contributions plus a cumulative return of 10%, and thereafter, the general partner will receive 10% of cash available for distribution.  Other fees will be paid to the general partner or its affiliates in connection with the reimbursement of expenses (up to $400,000), debt placements with a term over twelve months (up to 1% of such debt), and equipment management (up to 5% of lease revenues).  See “Compensation to the General Partner and Affiliates” on page 36.

We May Borrow Funds (Page 32)

    We may borrow a portion of the cost of the equipment which we purchase.  Our total amount of indebtedness will be limited to 30% of the total cost of the equipment in the portfolio. We may not borrow to acquire equipment unless, at the time of any such leveraged acquisition, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment.  There are no borrowing limits for any particular item of equipment.  All of our borrowings will be non-recourse to us, which means that upon any default, a lender may seek payment only by foreclosing on the item of equipment that is the subject of the loan, and may not recover any of our other assets. Up to one percent of the amount of such indebtedness may be payable to the general partner as a debt placement fee.

RISK FACTORS

An investment in our partnership involves various risks, which are described below.  You should consider the following risk factors together with all of the other information included in this prospectus before making a decision to invest in our units.

There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing.

    There exists no public market for the units, and the general partner does not expect a public market for units to develop.  The offering price per unit was arbitrarily determined by our general partner, and does not represent an appraised net asset value.  The units cannot be pledged or transferred without the consent of the general partner. The units should be purchased as a long-term investment only.  The general partner intends to limit the number of transfers to no more than that number permitted by one of the safe harbors available under the tax laws and regulations to prevent us from being taxed as a corporation. Generally, these safe harbors require that all nonexempt transfers and redemptions of units in any calendar year not exceed two percent of the outstanding interests in our capital or profits.

The general partner has sole discretion in deciding whether we will redeem units in the future.  Consequently, you may not be able to liquidate your investment in the event of an emergency. You must be prepared to hold your units for the life of CIGF7. Our life cycle will consist of an offering period lasting up to two years, followed by an operations period of approximately six years, after which we will commence the liquidation of the portfolio.  Liquidation is expected to take one to two years, and may be extended only if the General Partner reasonably believes an extension is necessary to complete the orderly and efficient liquidation of our assets.  You may be able to resell your units, if at all, only at a discount to the offering price, which may be significant, and the redemption or sale price may be less than the price you originally paid for your units.  See “Transferability of Units – Redemption Provision” on page 46.

During the life of Commonwealth Income & Growth Fund VII, LP, all or a substantial portion of the distributions you receive will be a return of capital, rather than income.  Distributions during both the operational phase and during liquidation will be, at least in part, a return of your initial investment, rather than a return on your investment.

As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  As your capital in the units is reduced over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might if you purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  You will have to wait until you receive your annual Schedule K-1 statement to determine the amounts of capital and income received for tax purposes.  This is because “return of capital” for tax purposes is based upon an appraisal of the value of assets, which we do not perform on a quarterly basis.  For purposes of determining whether you have received a return of 10%, we first treat all distributions as income and then we treat payments made upon liquidation of equipment as returns of capital, although each distribution will be partially a return of capital for all other purposes.  Therefore, you will not know which portion of the distributions will constitute a return of capital for preferred return and fee subordination purposes until the liquidation phase has begun.  We can not anticipate at what point distributions will be fully funded from operations, rather than a partial return of capital, if ever.  You will therefore not know your overall return on investment until the program has liquidated and been terminated.  There is no cap on the amount of offering proceeds that may be used to pay distributions back to you during the life of the fund.  Proceeds returned as a distribution would represent returned capital, and not a return on investment.

Information technology, telecommunications, medical technology and other equipment we purchase may be fully depreciated in five years and may have no residual value, which can reduce the value of your units and your ultimate cash return.

Residual value is the amount realized upon the sale or release of equipment when the original lease has expired.  The residual value of our equipment may decline if technological advancements make it obsolete or change market preferences.  The residual value depends on, among other factors, the condition of the equipment, the cost of comparable new equipment, the technological obsolescence of the equipment and supply and demand for the equipment.

In either of these events, the equipment we purchase may have little or no residual value.  This will result in insufficient assets for us to distribute cash in a total amount equal to the invested capital of the limited partners over the term of our existence.  Also, such an occurrence may reduce the value of the units.  Although currently we expect to acquire predominantly new equipment, we may purchase used equipment.  There is no limitation on the amount of used equipment which we may acquire.  The acquisitions of used equipment may increase the risk that such equipment will become obsolete so that it will have little or no residual value.

You will not be able to participate in management decisions which may affect the return on your investment, and must rely solely on the general partner’s management ability.

    You will have limited voting rights on matters affecting our business.  Our management may make decisions which you believe will diminish your returns, and you will have little opportunity to influence or take part in such decisions.  For any matter submitted to a vote of the limited partners, the affirmative vote of the holders of at least a majority of the outstanding units is required for approval.  Notwithstanding this, you could be liable for partnership obligations in certain circumstances, such as if you were to take an active management rolw in the partnership.   See “Partnership Agreement Summary — Voting Rights of Limited Partners” on  page 74, and “Risk Factors – You May Be Liable for Partnership Obligations…” on page 15.

We were formed on November 14, 2008 and have a limited operating history upon which you can evaluate your investment in units.

Our operations may not ultimately be successful and we may be unable to meet our stated investment objectives.  Specifically, sufficient cash may ultimately not be available for distribution to investors.   Our general partner has previously sponsored six public and several private equipment leasing programs with investment objectives similar to ours, whose financial and operating results are set forth in Table II. Despite the general partner’s prior experience, results for these prior public and private programs have in some cases been lower than originally anticipated.  See “Prior Offerings by Affiliates” on page 42 for a more complete description of these prior programs.

We pay significant fees to the general partner, which reduce cash available for distributions.  We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.

The general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees.  Some fees will be paid without regard to the amount of distributions paid or the success or profitability of our operations and investments, such as equipment acquisition fees or debt placement fees.   Additionally, an increase in portfolio turnover or the amount of leverage used to purchase equipment may increase the acquisition and debt placement fees we pay to the general partner.  We will also pay a dealer-manager fee and commissions to Commonwealth Capital Securities Corp. Such compensation and fees were established by the general partner and are not based on arm’s-length negotiations.  See “Compensation to the General Partner and Affiliates” on page 36.

For example, if an investor invests $10,000.00 in Units, a $700.00 commission (7%) will be paid to our affiliate, the Dealer Manager, who will in turn pass the commission on to your broker.  Another 1% ($100.00) may be paid to your broker’s firm as a marketing reallowance if the firm meets certain sales targets. The Dealer Manager will also take a Dealer Manager fee of $200.00 (2%).  The General Partner is also entitled to reimbursement of organizational expenses of either $200.00 or $300.00, depending on the amount raised in the offering at the time an investment is made (the fee is 3% of capital contributions for the first $25,000,000 raised in the offering, and 2% of capital contributions thereafter).  If costs exceed the amount the general partner will pay using the organizational expenses calculation above ($1,250,000), then any additional fees will be paid by CIGF7 out of offering proceeds.  We estimate that total costs will not exceed an additional 0.25%, for a total of $1,377,465.  Therefore, at least $8,725.00 of the investment (assuming 3% organizational expense and maximum allowable other expenses) will be available for investment in equipment, of which a 4% equipment acquisition fee of $349.00 will also be paid to the General Partner, which fee is considered to be part of the cost of the equipment.

We will face conflicts of interest arising out of our relationships with the general partner and its affiliates, which could adversely affect our performance and your returns.

•
The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with us, and will compete for the time and attention of management.  The general partner and its affiliates may also form additional investor programs, which may be competitive with us.

•
If we and one or more investor programs sponsored by the general partner are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment.

•
CCC and the general partner or other affiliates of the general partner may acquire equipment for us under certain circumstances.  Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner’s or affiliate’s own cost of funds.

•
Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates.  Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of equipment and the terms and conditions thereof may be less advantageous to us and more advantageous to the general partner.  For example, shorter lease terms will lead to a higher rate of equipment turnover throughout the life of the fund, which will generate additional acquisition fees for the general partner.  This may influence the general partner’s negotiation of lease terms and renewal periods.

•
Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, we will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

•
Any agreements and arrangements relating to compensation between us and the general partner or any of its affiliates will not be the result of arm’s-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arm’s-length.

•
We may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including persons controlled by the general partner.  Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF7 and, through such affiliates, the affiliated co-venturer. Such joint ventures are also subject to certain regulatory limitations, as described under "Joint Ventures With Affiliates of the General Partner" on page 41.

There are no independent directors on our general partner’s board of directors, and the board does not have an audit committee made up of independent directors.

Our lack of independent directors makes us more susceptible to the conflicts of interest described in “Conflicts of Interest,” beginning on page 39.  Each of the directors is either a member of senior management or has some level of business relationship with Commonwealth Capital Corp. or our general partner, which may influence their decision making in a given situation in such a way that would give preference to the interests Commonwealth Capital Corp. or the general partner, rather than interests of investors.  Also, our general partner, rather than an independent audit committee composed of persons who are not affiliates of our general partner, will select our independent registered public accounting firm and supervise the preparation of our audited financial statements included in our annual reports to you.

The general partner has made a limited contribution to Commonwealth Income & Growth Fund VII, LP, causing you and the other limited partners to collectively bear substantially greater risk than the general partner.

We have received $1,000 from the general partner as a capital contribution for its interest in CIGF7.  Therefore, contributions by you and other limited partners and the economic risks borne by you and the other limited partners, collectively, will be substantially greater, in proportion to the interests owned and benefits received by you, than the contribution by the General Partner, in proportion to the interest owned and benefits received by the General Partner.  Approximately 13.0% (assuming the minimum amount of units are raised) to 13.45%  (assuming the maximum number of units are sold) of the proceeds from the sale of the units will be used to pay organization and offering fees and expenses to the General Partner.  See “Prospectus Summary -- Estimated Use of Proceeds” page 9.

Our use of leverage to finance equipment acquisitions could adversely affect our cash flow.
After the net proceeds of the offering received at the time of a purchase are fully invested, or committed to investment in equipment, we may incur debt in an amount of up to 30% of the total cost of the equipment in the portfolio. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment.  If we are unable to make our debt payments as required, a lender could foreclose on the equipment securing its debt.  This could cause us to lose part or all of our investment which in turn could cause the value of the units and distributions to you to be reduced.  We only borrow on a non-recourse basis to limit our exposure on any item of equipment to the amount of equity invested in that item.

Only two of our general partner’s six prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors.  The two liquidated funds have each incurred losses and their investors did not receive a return of all of their initial capital investment.

The general partner intends to maintain the value of our portfolio at a relatively constant level, while distributing partnership income or loss, together with returned capital, to you throughout the life of the fund.  Therefore, we do not expect that capital appreciation will provide any meaningful return on your units throughout our lifecycle.  While some capital appreciation may in fact occur when the fund is liquidated and the proceeds are distributed to you, you may also experience a capital loss, meaning you may not receive all of your initial capital investment back at liquidation.  The total amounts of income and capital appreciation, if any, you receive will not be determinable until we liquidate our portfolio.  Because only two of the prior public funds sponsored by our sponsor have completed their lifecycle and been liquidated, the general partner has a limited track record upon which you can rely in assessing the general partner’s ability to ultimately provide income or a positive return on your investment.  Two of our prior funds, Fund I and Fund II, completed their liquidations in December 2006.  Due to significant adverse events in each fund, Fund I investors experienced a 28% capital loss and Fund II investors experienced a 16% capital loss.  Losses have been common in our other prior funds, and prior funds have not always been able to make distributions at their targeted rate.  See “Prior Offerings By Affiliates” on page 42.

The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.

Our success, to a large extent, will depend on the quality of our management, particularly as it relates to equipment acquisition, releasing and disposition.  The general partner is dependent on its key personnel.  The loss of any key personnel could therefore have a detrimental effect on our ability to continue to effectively manage our portfolio, and the expense of replacing key personnel could reduce cash available for distributions. See “Management”on page 23 and “Investment Objectives and Policies” on page 29.

The assets that we will acquire will not be diversified by asset class, which may adversely affect our performance.

    Adverse developments in the market for information technology, telecommunications or medical technology equipment will have a more significant adverse consequence to us than if we had acquired a portfolio that included a greater variety of asset classes.  Thus, adverse developments in the business or prospects of manufacturers or users of these types of equipment may have a significantly greater impact on us than if we acquired additional equipment types made by a more diverse group of manufacturers.

We have not yet identified any of our investments in equipment, and as a result, this offering is a “blind pool,” and investors cannot evaluate the risks of, or potential returns from, any investments.

We have not identified any of the equipment we will acquire. As such, this offering is considered to be a blind pool program.  Until equipment is identified in supplements to this prospectus or in quarterly and/or annual investor reports, you will have no information about any equipment to be purchased by us and you must rely solely upon the judgment and ability of the general partner with respect to the selection and evaluation of equipment.  Because our offering will be open for up to two years, and we then have an additional year within which to invest offering proceeds, your invested funds may not be put to use for up to three years.  This potentially substantial delay in investing offering proceeds could delay or reduce returns on investment to investors.

Except for the investment objectives and policies described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.

The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect our performance.

To the extent that this offering results in the sale of significantly less than the maximum number of units offered, the ability to diversify our portfolio across geographic areas, industries and types of lessees will be reduced, and a default by any lessee would have a more significant adverse effect than if greater diversification had been achieved.

If we are unable to arrange promptly for the releasing or sale of the equipment when a lessee defaults or when equipment is returned by a lessee, our revenue will be reduced.

While the creditworthiness of potential lessees will be reviewed, lease defaults may occur.  A default may cause us to lose anticipated revenues and limit our ability to recover our investment in the equipment. The general partner has not established minimum standards for lessees to whom it will lease equipment and there is no investment restriction prohibiting us from doing business with any lessees.

The default by a lessee under a lease may cause equipment to be returned to us at a time when the general partner or its agents may be unable to arrange promptly for the releasing or sale of the equipment.

If any indebtedness is secured by the returned equipment, its return will hinder our ability to make scheduled debt payments with respect to such equipment.  In such case, the lender may foreclose on and acquire ownership of the returned equipment.  In addition, lessees of equipment encountering financial difficulties may voluntarily or involuntarily become subject to the provisions of the Bankruptcy Code which could delay or prevent us from taking the equipment back upon default.  Even if a bankrupt lessee elects to accept and continue its lease with us, we may be forced to renegotiate such lease at lower rates, which could cause us to lose anticipated revenues.  See “Investment Objectives and Policies — Description of Leases” on page 31.

Our general partner experienced difficulties related to the return of equipment in connection with a prior equipment fund, Commonwealth Income & Growth Fund I.  Fund I’s returns were reduced by 50% for years 1999 and 2000 due to litigation with one significant lessee. This lessee failed to properly return leased equipment to Fund I at the end of its lease term. Therefore, Fund I was unable to resell such equipment and reinvest the proceeds in new equipment. The General Partner deemed it advisable to reduce distributions during 1999, 2000, and 2001, and suspend distributions in 2002, 2003, and 2004 pending the outcome of litigation and due to the reduced cash flow resulting from the delay in the return of the equipment, and the resulting delay in reinvestment of funds.  Ultimately, investors in Fund I experienced a capital loss of 28%.  See “Prior Offerings By Affiliates” on page 42.

Your legal rights of action against the general partner are limited.

Generally, our general partner and its affiliates will not be personally liable for the return of any of your capital contributions, it being expressly stated in the partnership agreement that any such return shall be made solely from partnership assets.   The general partner and its affiliates have no liability to the partnership or to any partner for any loss suffered by the partnership which arises out of any action or inaction by the general partner of its affiliates if they, in good faith, determined that their course of conduct was reasonable and in our best interest and such course of conduct did not constitute negligence or misconduct of our general partner or its affiliates.

You may be liable for partnership obligations if you take an active part in the control of the business of CIGF7.

In general, limited partners in a partnership are not liable for partnership obligations unless they take an active part in the control of the business of the partnership.  Our partnership agreement provides certain rights to the limited partners to remove and replace the general partner, to amend the partnership agreement, to approve or disapprove the sale or other disposition at one time of all CIGF7’s property, to dissolve CIGF7 and to take certain other actions.  While Pennsylvania law would not impose liability for these activities, there is uncertainty as to which state’s partnership laws may be applicable to partnerships that are organized under the laws of one state and that own property and have partners residing in other states.  Thus it is conceivable that the existence or the exercise of these rights under certain circumstances could possibly cause you to be deemed to be liable as a general partner under the laws of states other than Pennsylvania.  If you were judged to be liable as a general partner, you would be personally liable for all partnership obligations, and your personal assets, beyond the amount of your investment in CIGF7, could be at risk, regardless of the fact that limited partners generally will have no control over management decisions.  See “Risk Factors – You will not be able to participate…” on page 12.

You may be obligated to return distributions from CIGF7 in certain circumstances.

    Circumstances could exist in which you would be obligated to return distributions you receive from us.  You could be required to return a distribution if, after giving effect to the distribution, all of our liabilities (other than non-recourse liabilities and liabilities to partners on account of their interests in this partnership) exceed the fair value of our assets, including assets serving as security for non-recourse liabilities.  In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution, to the extent that the distribution includes a return of the partner’s contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act.  See “Partnership Agreement Summary — Liability of Limited Partners” on page 73.

The business of leasing and investing in equipment is subject to many risks which could impact your returns.  This investment therefore involves a high degree of risk, and you should purchase these securities only if you can afford a complete loss of your investment. The risks of investing in equipment include the following:

•
The unavailability of satisfactory equipment may cause a delay in investing our offering proceeds, or reduce the amount of equipment we acquire, or both, each of which can diminish our revenues and funds available for distribution.

•	The increasing rate at which equipment of the type in which we will invest becomes obsolete, thereby reducing the residual value of our portfolio and your units.
•	Our potential inability to lease equipment coming off lease or following a default by the lessee will reduce cash flows and cash available for distribution.
•
Defaults by lessees cause us added expense to collect payment or foreclose on the equipment, and reduce our cash flows.  We also may not be able to release returned equipment on terms as favorable as the original lease, causing our revenues to be less than originally anticipated

•
Disputes or litigation with lessees can negatively impact our revenues, as occurred with our general partner’s prior, liquidated funds, Fund I and Fund II.
See “Prior Offerings By Affiliates” on page 42.

We intend to invest primarily in equipment subject to operating leases, and therefore may not recover our investment in the equipment.

Operating leases typically will have terms of 12 to 48 months (our general partner's historical average lease term has been over 30 months) and provide that we will receive total payments from the lessee in an amount that is less than our purchase price of the equipment.  In order to recover our purchase price on termination of an operating lease, we must:

•	obtain a satisfactory renewal from the original lessee;
•	lease the equipment to a new lessee or other user; or
•	sell the equipment for a price which, when combined with previous lease payments, equals or exceeds the purchase price.

We may not successfully accomplish any of these alternatives and, as a result, we may not realize anticipated revenues and may fail to recover our investment in the equipment.  Shorter-term operating leases may increase these risks.  See “Investment Objectives and Policies” on page 29.

Our ability to diversify our portfolio and generate sufficient revenues to pay target distributions will be reduced if we raise only the minimum offering proceeds.

We may begin operations if we sell a minimum of 57,500 units, which will reduce our ability to acquire a diversified portfolio by limiting the size and number of leases that we can acquire.  This could also delay or reduce returns to investors.

Any delay in acquiring equipment will diminish our returns.

Due to competition with other lessors, we may experience difficulty in obtaining and leasing appropriate equipment. Our ability to acquire and lease equipment may also be adversely affected by interest rates, the availability of capital or increases in corporate liquidity, since prospective lessees may prefer to raise capital, incur debt or use internally-generated cash to purchase equipment rather than enter the leasing market.

Delays in acquiring equipment will delay or reduce the anticipated benefits to you from the acquisition of units.

Our inability to repay non-recourse debt could cause a loss of our investment in financed equipment.

Borrowing increases the risks of your investment because, in the case of non-recourse debt, if debt service payments are not made when due, we may sustain a loss of our investment in the equipment which secures that debt and the limited partners may experience adverse tax consequences.   Borrowing can also lead to increased losses or the imposition of restrictions on our ability to borrow further amounts.  See “United States Federal Income Tax Considerations — Allocation of Partnership Income, Gains, Losses, Deductions and Credits” on page 54.

    Money market fluctuations have affected the availability and cost of loans that may finance the purchase of equipment.  The general partner will be unable to predict the nature of the money market at times when we may seek financing and any future tightening of credit controls will make obtaining financing more difficult and more costly.  In such event, we may be forced to purchase equipment using only or mostly the cash proceeds from this offering, with little or no borrowings.  This would make it more difficult for us to achieve the desired diversification of equipment and would prevent us from spreading the risk of unproductive investments over a greater number of items of equipment.  In addition, future credit restrictions may adversely affect the ability for us to sell or refinance equipment and may affect the terms of equipment sales.

In leasing the equipment to lessees, we may be exposed to liability for damages resulting from their actions or inaction, independent of contract terms, which can reduce cash available for distributions.

Lessees’ use of the equipment may cause damages to third parties or their property for which we, as owner of the equipment, may be held liable, whether or not we caused the damage.  Although we will use our best efforts to minimize the possibility and exposure of such tort liability, our assets may not always be protected against such claims.

The equipment leasing industry is highly competitive, and our inability to compete effectively in this market will reduce your returns and the value of your units.

Our competitors include independent leasing companies, affiliates of banks and insurance companies and other partnerships.  Many of these entities may have larger equipment inventories, greater financial resources and more experience in the industry than our general partner.  See “Investment Objectives and Policies — Competition” on page 34.

Our ability to release or sell the equipment at the end of the lease term, and therefore returns to investors, could be adversely affected by the actions of the equipment manufacturer or others hired to perform services on the equipment.

The failure of an equipment manufacturer to honor its product warranties or to provide necessary parts and servicing, the decline of the manufacturer’s reputation in the industry, the discontinuance of the manufacture of such equipment or the termination of the manufacturer’s business may also hinder our ability to release or sell the equipment.

We may enter into contracts with manufacturers or others in which such parties may perform certain services related to equipment, including refurbishing and storing equipment and performing related services.  Our ability to meet our investment objectives would be partially dependent on the satisfactory performance of these functions by such parties.  See “Investment Objectives and Policies — Information technology equipment” on page 30.

The length of our offering, which may be open for up to two years before we raise the minimum amount, may delay or reduce returns to investors.

This offering will be open to investors until the first to occur of (i) the sale of all of the units being offered, (ii) the date that is two years after the effective date of the registration statement, or (iii) any earlier date, at the discretion of the general partner.  Because the minimum offering amount must be reached before we can invest any offering proceeds in equipment, a delay in raising the minimum amount will delay our ability to make any distributions to investors.  Further, if the minimum offering amount is not reached before the second anniversary of effectiveness, we may not break escrow and all investor funds will be returned to investors, with interest and without deduction.  The interest paid on returned funds may be less than investors would have received if their money had been invested in equipment.

Our Sponsor, Commonwealth Capital Corp., depends upon the profitability of affiliates in order to be in a position to pay a $1,000,000 promissory note to our general partner, thereby putting our general partner’s capitalization at risk if the prior programs become unprofitable.

Our general partner is required by law and by our partnership agreement to maintain a minimum net worth of at least $1,000,000.  Commonwealth Capital Corp. through its wholly-owned subsidiary, Commonwealth of Delaware, Inc., has provided capital to the general partner by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the general partner and the demand note receivable from Commonwealth Capital Corp.) of at least $1,000,000. While we believe the note to be collectible on demand based upon the representations of Ms. Springsteen-Abbott and the performance of the sponsor’s prior programs, the continued collectability of the note is dependent in part upon the profitability of the prior programs, as well as CIGF7, and in part on the net worth of Kimberly Springsteen-Abbott.  Ms. Springsteen-Abbott has issued a demand note to Commonwealth of Delaware, Inc., also in the amount of $1,000,000, to provide what is essentially a personal guaranty for the general partner’s net worth.  Failure to maintain a sufficient net worth could cause us to be treated as an association taxable as a corporation for federal income tax purposes, which would reduce funds available for distribution. See “Tax Risks - The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions” on page 20.

TAX RISKS

In view of the complexity of the tax aspects of investing in a partnership that may invest in many different types of equipment, and particularly in view of the fact that the tax situation of each investor will not be the same, you are urged to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF7.  We are not intended to be a “tax shelter” and you should not expect a tax benefit from substantial tax deductions or losses from your investment.  The general partner anticipates, however, that we may distribute cash periodically to you, a portion of which may not be taxable to you upon receipt.  Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI.  See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities” and “ERISA Considerations” below.  Together with your tax advisor, you should carefully consider all of the tax aspects of an investment in CIGF7, including, specifically, the risks discussed below.

A ruling from the IRS has not been obtained, and the general partner does not presently intend to apply for a ruling, with respect to the tax considerations associated with an investment in units, and a successful challenge of our interpretations by the IRS could cause the actual tax consequences to you to differ from those stated in this prospectus.

Availability of the tax treatment described in this prospectus may be challenged by the IRS upon audit of the tax return of either CIGF7 or a partner.  It should be noted that the determination of items of partnership income, gain, loss, deduction and credit will be made at the partnership level rather than in separate proceedings with the limited partners, and limited partners generally will be required to report partnership items consistent with our tax returns.

    For any year in which we have income in excess of deductions, each limited partner will be required to report his share of such income on his federal, state and local tax returns and will be responsible for the payment of taxes thereon.  Such taxes may be greater than cash distributions received by the limited partner from us in one or more taxable years.

The primary tax benefits associated with an investment in units are the “tax-deferred” distributions (that is, distributions which are not subject to current taxation), which may be available as a result of cost recovery or depreciation deductions.  The availability of tax-deferred distributions may be reduced by the alternative minimum tax.  The IRS may successfully challenge the amount or timing of the depreciation deductions we claim, with the result that our depreciation deductions may be reduced and partnership income may be increased (or loss may be decreased) for a taxable year.  The tax considerations associated with an investment in CIGF7 could be affected by a number of different factors, which are described in detail under the caption “United States Federal Income Tax Considerations.”

Any adjustment to a tax return of CIGF7 as a result of an audit by the IRS may result in adjustment to your tax return.

Any such adjustment may result in an increase in your tax liabilities and also may result in an examination of other items in your returns unrelated to the partnership, or an examination of prior years’ tax returns.  You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome.

Some distributions will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

Because equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you.  Because your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  The amount can only be determined at the end of the tax year when a net asset value for tax purposes is calculated.  Therefore, the Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.  We can not anticipate at what point, if ever, that distributions will be fully funded from operations.

Your tax liabilities may exceed cash distributions or cash proceeds from the sale or other disposition of equipment or units.

Because we will incur loans to finance the purchase of some of its equipment, it is possible that your tax liability for a given year will exceed your cash distributions for that year because of the need to pay down the principal on such loans.  A sale or other disposition of equipment or of your interest in CIGF7 may result in a tax liability to you in excess of any cash proceeds you receive.  To the extent your federal tax liabilities exceed cash proceeds, such tax liabilities will have to be paid from other sources and would be a nondeductible cost to you.

The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions.

Treasury Regulations generally allow newly formed unincorporated entities (such as CIGF7) to choose whether to be taxed as a partnership or a corporation for federal income tax purposes.  However, Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), treats certain partnerships, the interests of which are deemed to be “publicly traded,” as corporations.  While the general partner will use its best efforts to limit the type and number of transfers of units to those which will allow us to satisfy at least one of the safe harbors for non-publicly traded treatment provided by Section 1.7704-1 of the Treasury Regulations, we may not in fact satisfy one of these safe harbors.  Certain transfers of units could occur which would cause us to fall outside these safe harbors.

While the failure to meet a safe harbor will not create a presumption that a partnership is publicly-traded, if the amount and type of trading in the units were to fall outside the safe harbors, the IRS may claim that we are a “publicly-traded partnership” taxable as a corporation.  See “Transferability of Units” on page 46 and “United States Federal Income Tax Considerations — Classification as a Partnership” on page 52.

If the IRS were successful in characterizing CIGF7 as a “publicly traded” partnership taxable as a corporation, then we would be subject to tax on our net income (without deductions for cash distributions to limited partners), you would be required to include distributions in your income as dividends to the extent of your share of our after-tax earnings, and such distributions would be re-characterized as portfolio income to you.  If the IRS successfully recharacterized CIGF7 as a corporation, the maximum federal corporate income tax rate that could currently be imposed on us is 35%. The maximum federal income tax rate that currently could be imposed on your distributions is 35%. If the distributions were considered dividends, however, they are currently taxed at the maximum rate on net capital gains of 15%. This rate is set to expire after 2010 and, if it does, may increase. Thus, CIGF7, if recharacterized as a “publicly traded” partnership taxable as a corporation, could be required to pay 35% federal income tax on its net income and you could be taxed at your marginal income tax rate on distributions made to you as portfolio income, the maximum rate on dividends presently being 15%.

The IRS may challenge certain partnership allocations, which could cause you to recognize additional taxable income.

    If the allocations of partnership net profits and net losses to the limited partners made pursuant to the partnership agreement were successfully challenged by the IRS, you may be required to recognize additional taxable income without any corresponding increase in distributions of cash from CIGF7.

    You may not be able currently to deduct partnership net losses as a result of limitations on the current utilization of passive activity losses.  In addition, any portfolio income we generate may not be netted against partnership tax losses.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.”  Finally, in the event that interests in CIGF7 are deemed to be “publicly traded,” otherwise passive income will be treated as portfolio income which may not be netted against partnership tax losses or other passive losses, deductions, or credits of the limited partner

The IRS may consider CIGF7 to be a secured lender with respect to certain equipment, which could increase your tax liabilities.

We structure each lease transaction so that the lease will be treated as a lease rather than as a financing arrangement for tax purposes.  If, however, the IRS were successful in challenging the status of a lease by treating the lessee as the owner of the equipment and CIGF7 as a secured creditor, among other items, we would not be entitled to cost recovery or depreciation deductions with respect to that item of equipment. The unavailability of such cost recovery or deductions will cause your tax liabilities to increase.  See “United States Federal Income Tax Considerations — Ownership of Equipment — Tax Treatment of Leases.”

You may incur state, local tax and foreign tax liabilities.

You may be required to file tax returns and pay state and local taxes, such as income, franchise or personal property taxes, as a result of an investment in CIGF7.  We do not plan to finance, and our prior programs have not financed, equipment outside of the United States.  When we sell equipment, we may sell it outside of the United States, and any sale of equipment into a country other than the United States may subject you to sales or other taxes in such country.  See “United States Federal Income Tax Considerations — State and Local Taxes,” and “United States Federal Income Tax Considerations — Foreign Tax Considerations.”

Tax benefits associated with an investment in units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws.

There is presently pending before Congress legislation that could affect the tax benefits available to investors in these units. This legislation would codify the “economic substance” doctrine and apply sanctions to “noneconomic transactions” that the IRS could attempt to apply to the partnership and/or investors.  Tax reform proposals may lead to legislative proposals that may affect many areas of the tax law, including the tax benefits available to investment in these units. Furthermore, changes in the interpretation of applicable tax laws may be made by administrative or judicial action which could adversely affect the tax consequences of an investment in units.  Administrative or judicial changes may or may not be retroactive with respect to transactions entered into prior to the date on which they occur.   Such changes could reduce or eliminate the deductions from the partnership’s investments and operations that you may claim and/or increase the income from the partnership that you must include. In either case, your income tax liability may be increased.

Investment in CIGF7 by a tax exempt entity, including (but not limited to) a qualified employee pension or profit sharing trust or an individual retirement account, will result in the receipt of UBTI.

If a tax exempt entity realizes Unrelated Business Taxable Income, or UBTI, from all sources in excess of $1,000 per year net of deductions attributable to such UBTI, it will incur federal income tax liability with respect to such UBTI.  Furthermore, if a tax exempt entity has at least $1,000 of gross income that is included in the calculation of UBTI for any year, the tax exempt entity will be obligated to file a tax return for such year.  See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities.”  Investment in CIGF7 by a tax exempt entity, such as a Charitable Remainder Trust, may result in the receipt of UBTI.  If a Charitable Remainder Trust realizes UBTI, it may be disqualified for tax incentives.  Please consult your tax professional for details.

Investment in CIGF7 by certain benefit plans may impose additional burdens on CIGF7.

If more than 25% of the value of our outstanding units is held by investors that are benefit plans or certain other tax exempt entities, then we will be considered to be a fiduciary of those benefit plans.  A pro-rata portion of our assets would be considered assets of the benefit plan, or “plan assets.”  To avoid classification of a pro rata portion of our underlying assets as “plan assets,” and the fiduciary responsibilities that would accompany such a classification, we will restrict the ownership of units by “benefit plan investors” to less than 25% of the total value of outstanding units at all times.  See “ERISA Considerations — ‘Plan Assets’” on page 70.  Neither the general partner nor CIGF7 shall have any liability or responsibility to any tax exempt limited partner or any other limited partner for any tax, penalty, sanction, costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt limited partner, or as a result of there being a transaction prohibited by a plan fiduciary.

OUR INDUSTRY AND OUR COMPANY

Who is Commonwealth Capital Corp.?

Founded in 1978, Commonwealth Capital Corp. has acquired more than $460 million of equipment on lease to companies nationwide. We focus on equipment that represents a niche market in which Commonwealth has been operating since inception. Commonwealth’s 12- to 36-month leases often end with renewal or outright purchase by the owners of the equipment. From its two office locations in Pennsylvania and Florida, Commonwealth has grown steadily over the years, with a focus on lessee credit and investor service. To date, Commonwealth has offered 26 investment programs to thousands of investors.

Commonwealth’s management team consists of men and women with backgrounds in all facets of the leasing and securities industries, from acquisitions, finance, portfolio management, residual value forecasting and asset remarketing, due diligence and compliance. This team, possessing a combined 100+ years of experience, manages the entire lease acquisition, operation and liquidation process. See “Management” on page 23.

What is an Equipment Leasing Fund?

Equipment leasing funds enable individuals to pool their resources and receive a direct share in the profits and losses generated by leases of equipment purchased with this pool of assets. Leasing funds, as an alternative investment, making up part of a broadly diversified portfolio, may contribute to improved asset allocation and balance.

Publicly registered direct investment programs raised over $12 billion in 2007 (Robert Stanger & Co.).  These types of investments are typically not directly correlated with the stock and bond markets, because they are illiquid, non-traded securities, and the programs invest in tangible assets.  Alternative investments may help enhance overall returns in a diversified portfolio.  Developing a sound portfolio strategy for uncertain times may include utilizing one or more of the four most common types of alternative investments - equipment leasing programs, real estate investment trusts, oil and gas programs and tax credit programs.

Alternative investments are not suitable for everyone.  There are risks associated with an investment in CIGF7, including those discussed in the Risk Factors section, beginning on page 11.  There is no guarantee of performance or overall returns.  Equipment leasing may be appropriate for a small percentage of an investor’s portfolio in order to balance risk and provide income and diversification. Your financial consultant can discuss suitability factors and appropriateness with you.

Why We Believe Companies Lease Equipment

We believe that companies lease business-essential equipment because leasing can provide many benefits to a company. The number one benefit of leasing that we see for a company is that there is no large outlay of cash required. Companies can preserve their working capital, lease equipment which is an expense item, have the flexibility to upgrade the equipment when needed, and have no risk of obsolescence.

LESSOR BENEFITS (leasing company)	LESSEE BENEFITS (renter of equipment)
Monthly payment for a fixed item.	No large outlay of cash.
Equipment owner retains value.	No risk of obsolescence.
Can release or sell equipment at lease end to same or different lessee.	Flexibility.
Leases are triple-net. (taxes, maintenance, insurance paid by lessee)	Expense item, not an asset or a liability.

Prior Equipment Types and Industries Served

Commonwealth’s portfolio manager attempts to diversify each of our equipment leasing funds through different types of equipment, staggered lease maturities, various lessees, businesses located throughout the U.S., and industries served. These are some of the types of equipment that could be acquired for this Company:

Information Technology and Telecommunications Equipment

• Servers • Routers • Printers • Wi Fi Equipment • Workstations	• Tape Drives • Engineering Workstations • Multi Function Printers • Digital Storage Devices	• Optical Storage • Communication Controllers • Tape Libraries

Medical Technology Equipment

• Ultrasound • Ventilators • Hyperbaric Chambers • Flow Cytometers	• Imaging • Surgical Lasers • Endoscopy • MRI

Typical Industry Sectors

• Medical Technology • Telecommunications • Investment • Chemical • Construction	• Manufacturing Technology • National Retail • Pharmaceutical • Insurance • Communications	• Agribusiness • Banking • Office Services • Electric • Energy

    The above lists are examples of the types of equipment and the industries that we may be involved with, but we do not guaranty that we will purchase any particular type of equipment or serve any particular industry listed above.

MANAGEMENT

The Commonwealth organization (our General Partner, its parent companies and affiliates) is a fully-integrated technology investment and management firm which has been investing in technology equipment assets and providing acquisition, development, financing, portfolio management, leasing and disposition services for since 1978, through several general partner entities.  Since inception, Commonwealth’s general partner entities have acquired lease transactions, representing in excess of $460 million in purchase price.  The General Partner of the first public and subsequent funds is Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation.  The General Partner was incorporated in 1993.  The General Partner’s office is located at Brandywine Corporate Center, 2 Christy Drive, Building One, Chadds Ford, PA  19317 and its telephone number is 1-800-249-3700.  Since its organization, Commonwealth has been active in several areas within the equipment leasing industry, including: (a) financing leveraged and single investor lease transactions and (b) organization and managing several lease transactions for a number of public and private equipment leasing programs. The officers and directors of the General Partner and their positions with the parent and its affiliates are as follows:

Name	Position

Kimberly A. Springsteen-Abbott	Chairman of the Board, Chief Executive Officer and Chief Compliance Officer of CCC, CCSC and CIGF Inc.

Henry J. Abbott	Director of CCC, CCSC and CIGF Inc., Executive Vice President of CCSC and President of CCC and CIGF Inc.

William Pieranunzi III	Director of CCC and CCSC

Lynn A. Franceschina	Director and Chief Operating Officer of CCC, CCSC and CIGF Inc.; Executive Vice President of CCC and CIGF, Inc.; Senior Vice

Jay M. Dugan	Director, Executive Vice President and Chief Technology Officer of CCC; Senior Vice President and Chief Technology Officer of CIGF, Inc.

Peter Daley	Director of CCC

Mark Hershenson	Senior Vice President and Broker-Dealer Relations Manager of CCC, CCSC and CIGF Inc.

James Pruett	Senior Vice President and Compliance Officer of CCC, CCSC and CIGF Inc.

Richard G. Devlin	Vice President and General Counsel of CCC, CCSC and CIGF, Inc.

David W. Riggleman	Vice President and Portfolio Manager of CCC and CIGF, Inc.

Edmond J. Enderle	Vice President and Controller of CCC, CCSC and CIGF Inc.

Donnamarie D. Abbott	Vice President and Investor Services Manager of CCC, CCSC and CIGF Inc.

Lisa Renshaw	Vice President, National Sales Manager of CCC and CIGF Inc.

   Kimberly A. Springsteen-Abbott, Kimberly A. Springsteen-Abbott, age 50, joined Commonwealth in April 1997 as a founding registered principal and Chief Compliance Officer of its broker/dealer, Commonwealth Capital Securities Corp. Ms. Springsteen-Abbott is the Chief Executive Officer and Chairman of the Board of Directors of Commonwealth Capital Corp. (the parent corporation); Commonwealth Capital Securities Corp. (the broker/dealer); and Commonwealth Income & Growth Fund, Inc. (the General Partner), positions she has held since April 2006. Ms. Springsteen-Abbott is responsible for general operations of the equipment leasing/portfolio management side of the business. Ms. Springsteen-Abbott oversees all CCC operations, as well as CCSC SEC/FINRA compliance. For the broker/dealer, she oversees securities policies, company procedures/operations.  Ms. Springsteen-Abbott oversees all corporate daily operations and training, as well as develops long-term corporate growth strategies. Ms. Springsteen-Abbott has over 27 years of experience in the financial services industry, specifically in the real estate, energy and leasing sectors of alternative investments. Ms. Springsteen-Abbott is the sole shareholder of Commonwealth Capital Corp.  Ms. Springsteen-Abbott was elected to the Board of Directors of the parent corporation in 1997 and has also served as its Executive Vice President and COO.  Also in 1997, she founded Commonwealth Capital Securities Corp., where she was elected to the Board of Directors and appointed President, COO and Chief Compliance Officer. Her responsibilities included business strategy, product development, broker/dealer relations development, due diligence, and compliance.  From 1980 through 1997, Ms. Springsteen-Abbott was employed with Wheat First Butcher Singer, a regional broker/dealer located in Richmond, Virginia.  At Wheat, she served as Senior Vice President & Marketing Manager for the Alternative Investments Division.  Ms. Springsteen-Abbott holds her FINRA Series 7, 63 and 39 licenses.  She is a member of the Equipment Leasing and Finance Association, the National Equipment Finance Association (formerly, the Eastern Association of Equipment Lessors), the Financial Planners Association, the National Association of Equipment Leasing Brokers and has served on the Board of Trustees for the Investment Program Association. Ms. Springsteen-Abbott is a member of the Executive Committee and the Disaster Recovery Committee.  Ms. Springsteen-Abbott is the wife of Henry J. Abbott.

    Henry J. Abbott, age 59, joined Commonwealth in August 1998 as a Portfolio Manager, a position he held until April 2006, at which time he was elected President of CCC and CIGF, Inc., Executive Vice President of CCSC, and Director of CCC and its affiliates.  Mr. Abbott is a registered principal of the broker/dealer.  Mr. Abbott is responsible for lease acquisitions, equipment dispositions and portfolio review. Additionally, Mr. Abbott is also responsible for oversight of residual valuation, due diligence, equipment inspections, negotiating renewal and purchase options and remarketing off-lease equipment. Mr. Abbott serves as senior member on the Disaster Recovery Committee and the Facilities Committee, and was appointed to the Executive Committee in 2008.  Prior to Commonwealth, Mr. Abbott has been active in the commercial lending industry, working primarily on asset-backed transactions for more than 30 years.  Mr. Abbott attended St. John’s University and holds his FINRA Series 7, 63 and 24 licenses.  Mr. Abbott was a founding partner of Westwood Capital LLC in New York, a Senior Vice President for IBJ Schroeder Leasing Corporation and has managed a group specializing in the provision of operating lease finance programs in the high technology sector.  Mr. Abbott brings extensive knowledge and experience in leasing and has managed over $1.5 billion of secured transactions. Mr. Abbott is a member of the Equipment Leasing and Finance Association, the National Equipment Finance Association (formerly, the Eastern Association of Equipment Lessors), the National Association of Equipment Leasing Brokers and the Investment Program Association.  Mr. Abbott is the husband of Kimberly A. Springsteen-Abbott.

    William Pieranunzi III, age 51, joined Commonwealth in November 2007 as President of CCSC, the broker/dealer affiliate.  As President, Mr. Pieranunzi was responsible for managing due diligence and broker/dealer development, as well as coordination of the national marketing effort, syndication and product development.  Mr. Pieranunzi was elected to the Board of Directors of the parent and its affiliates on January 1, 2008.  In August 2009, Mr. Pieranunzi resigned as President of CCSC, but remains a director of CCC and CCSC. Mr. Pieranunzi currently holds his FINRA series 22 and 63 licenses.  Prior to Commonwealth, Mr. Pieranunzi in September 2005 co-founded and was Chief Executive Officer and President of Jing Tsai Entertainment Company, Ltd. in Foshan, Guangdong Province, China; Foshan’s premiere entertainment company through multiple 99KTV Store Locations.  He retains his titles and continues to serve on the board of Jung Tsai.  Prior to that, from 1996-2004, Mr. Pieranunzi was a private investor. From 1984-1995, Mr. Pieranunzi worked at PLM International, then a $1.4 billion publicly traded worldwide provider of transportation equipment and related financial services. He joined PLM as a junior wholesaler and in 1994 became Executive Vice President.  Prior to that, from 1981 to 1984 Mr. Pieranunzi worked at Mutual Benefit Financial Services Company, the registered broker/dealer of Mutual Benefit Life Insurance Company where he was manager of the mutual funds and pension divisions.  Mr. Pieranunzi is a Magna Cum Laude, Beta Gamma Sigma graduate of Boston College’s School of Management. Mr. Pieranunzi is a member of the Equipment Leasing and Finance Association, the Eastern Association of Equipment Lessors, the Investment Program Association, the National Association of Equipment Leasing Brokers, and the Financial Planners Association.

      Lynn Franceschina , age 37, joined Commonwealth in 2001 as Vice President and Accounting Manager.  In October 2004 she became Controller and Senior Vice President, and since April 2006 has served as Executive Vice President of CCC and CIGF, Inc., Senior Vice President of CCSC, and Chief Operations Officer of CCC, CCSC, and CIGF, Inc. and certain of its affiliates.  She was named as a director of CCC and its affiliates in June 2006.  Ms. Franceschina is responsible for daily operations, including oversight of all accounting, financial reporting and tax functions, investor communications, and human resources. During the period of March 2004 to October 2004, Ms. Franceschina was employed at Wilmington Trust Corp. where she was part of the policies and procedures team responsible for Sarbanes-Oxley documentation.  Prior to joining Commonwealth, Ms. Franceschina was the Business Controls Manager for Liquent, Inc., a leading software developer, where she was responsible for managing corporate forecasting and analysis, as well as the budgeting for the sales and marketing division. From 1999 to 2000, she served as a Senior Financial Analyst for Environ Products, and from 1994 to 1999, she was a Senior Accountant with Duquesne University.  Prior to joining Duquesne University, Ms. Franceschina was an accountant with the public accounting firm of Horovitz, Rudoy, & Roteman.  Ms. Franceschina is a Sigma Beta Delta graduate of Robert Morris University, during which time she also served as treasurer of her Alpha Chi national honor society chapter.  Ms. Franceschina holds her FINRA Series 22, 63, and 39 licenses.  She is a member of the Disaster Recovery Committee, the Equipment Leasing and Finance Association, Investment Program Association, and the Institute of Management Accountants.

    Jay Dugan, age 61, joined Commonwealth in 2002 as Assistant Vice President and Network Adminstrator, and became  a Vice President in December 2002, Senior Vice President in December 2003, and has been Executive Vice President and Chief Technology Officer of the parent and its affiliates since December 2004. Mr. Dugan has also been a director of CCC and CIGF, Inc. since June 2006.  Mr. Dugan is responsible for the information technology vision, security, operation and ongoing development, including network configurations, protection of corporate assets and maximizing security and efficiency of information flow.  Prior to Commonwealth, Mr. Dugan founded First Securities USA, a FINRA member firm, in 1988 and operated that firm through 1998. From 1999 until 2002, Mr. Dugan was an independent due diligence consultant until he came to Commonwealth to develop that area of the firm. Mr. Dugan attended St. Petersburg College and holds an AS Degree in Computer Networking Technology.  Mr. Dugan is a Microsoft Certified Systems Engineer, Microsoft Certified Database Administrator and Comp-Tia Certified Computer Technician.  Mr. Dugan is a senior member of the Disaster Recovery Committee, as well as oversight member of the Website Committee.

    Peter Daley, age 68, joined Commonwealth in June 2006 as a director.  Mr. Daley is an Accredited Senior Appraiser for the discipline of Machinery and Equipment with a specialty in High-Technology for the valuation of computer equipment.  Mr. Daley has been in the computer business since 1965, first with IBM as a computer broker/lessor and then with Daley Marketing Corporation (DMC), a firm he founded in July 1980 to publish reports about computer equipment, including “Market Value Reports” and “Residual Value Reports.”   In January 2001 Mr. Daley acquired Computer Economics, merged DMC into CEI and in April 2005 sold the IT Management Company and created a new company focused on the fair market value business.  Additionally, Mr. Daley remains President of DMC Consulting Group, a separate company that specializes in writing Appraisals, Portfolio Analysis and Property Tax Valuation from Fair Market Value to Residual Value valuations. Mr. Daley has developed a database of “Fair Market Value” equipment values from 1980 to the present, utilizing a variety of reports and publications along with the DMC and CEI Market Value Reports.  This database has been successfully used in the valuation of computer equipment in the settlement of a number of Virginia tax cases.  He has also previously testified in California, Minnesota, Michigan, New York, and the Virginia Courts as an expert in the field of valuation of computer equipment.  Mr. Daley has a full repertoire of lectures, seminars, presentations, and publications that he has conceived and shared with the public.  From 1994 to present he has been writing computer appraisals and reports for Fortune 500 companies.  From April 2005 to present as president of DMC Valuations Group, Mr. Daley has been publishing, both on the web and in print, fair market values, residual values, and manufacturer’s price lists to existing valuation clients around the world. Mr. Daley graduated from Pepperdine University in 1991 with a Masters of Business Administration, and from Cal State Northridge with a Bachelor of Science in Business Administration in 1965.  Mr. Daley is also an Accredited Senior Appraiser with the American Society of Appraisers.

    Mark Hershenson, age 44, joined Commonwealth in April 2002 as Broker Services Manager and has served as Senior Vice President and Broker Dealer Relations Manager of the parent and its affiliates since December 2007.  Mr. Hershenson is responsible for management of all broker/dealer relationships, and over-sees the Due Diligence, Marketing, and Broker Services Departments.  Prior to Commonwealth, Mr. Hershenson served as part of a financial planning practice at American United Life from 1999 through 2002.  He has written a book for the Florida Insurance Commissioner on how to sell insurance products.  Additionally, in 1991 through 1998, Mr. Hershenson served as sales trainer at MetLife for over 100 registered representatives.  Mr. Hershenson attended Stonehill College and holds a Bachelor’s degree in Psychology, with a concentration in Marketing/Organizational Behaviorism and engaged in Master’s level coursework in Financial Planning though American College.  He holds his FINRA Series 6, 7, 39 and 63 licenses.  Mr. Hershenson is a member of the Equipment Leasing and Finance Association and the Investment Program Association.

    James Pruett, age 43, joined Commonwealth in 2002 as an Executive Assistant.  Mr. Pruett was named Assistant Vice President and a Compliance Manager in February 2005, Vice President and Compliance Manager in December 2005 and since December 2007 has served as Senior Vice President and Compliance Officer of the parent and its affiliates.  Mr. Pruet was also named Secretary to the parent’s board of directors in December 2008.  Mr. Pruett is responsible for management of regulatory policies and procedures, assisting in compliance internal audit, associate regulatory filings, broker/dealer registrations, state and broker/dealer financial regulatory reporting requirements.  Mr. Pruett assists in the management of shareholder records and updates.  Mr. Pruett is a member of the Website Committee and the Disaster Recovery Committee.  Mr. Pruett holds his FINRA Series 22, 63 and 39 licenses.  Prior to joining Commonwealth, Mr. Pruett served as Managing Editor/Associate Publisher for Caliber Entertainment, a publishing and entertainment licensing company.  Mr. Pruett’s responsibilities included oversight of production of publishing library, as well as serving as Editor-in-Chief for all publications and additionally served as Media Relations Liaison.  Mr. Pruett is a member of the Equipment Leasing Association and the Investment Program Association.

    Richard G. Devlin, age 37, joined Commonwealth in October 2006 as Vice President and General Counsel.  Mr. Devlin is responsible for all syndication and Blue Sky activities, FINRA and SEC registrations, contract administration and general legal matters as head of the Legal Department.  Mr. Devlin also assists with broker-dealer compliance functions. Prior to joining Commonwealth, Mr. Devlin was employed since December 2000 as an associate with the law firm Reed Smith, LLP in Philadelphia, where he was responsible for all elements of public and private securities offerings as issuer’s counsel.  Mr. Devlin has developed programs and advised clients regarding compliance with the Sarbanes-Oxley Act of 2002 and related corporate governance and disclosure regulations.  Mr. Devlin has advised both foreign and domestic entities on US securities law compliance in the context of IPOs, exchange listing, private placements, mergers, and employee benefit plans.  In 1997 Mr. Devlin graduated Magna Cum Laude from the University of Pittsburgh School of Law with a Juris Doctorate and in 1994 he completed his Bachelor of Science in Business Administration and Finance at The American University in Washington, DC.  Mr. Devlin is admitted to the bar in New Jersey and Pennsylvania, and holds his FINRA Series 22 and 63 Licenses.  Mr. Devlin is also a member of the Website Committee and the Disaster Recovery Committee.

    David W. Riggleman, age 46, joined Commonwealth in July 2007 as a Business Development Specialist and was named Assistant Vice President in December 2007, Portfolio Manager in June 2008 and as a Vice President of CCC and CIGF, Inc. in December 2008.  Mr. Riggleman is responsible for lease acquisitions, equipment research and evaluation, lease pricing, portfolio analysis, and asset remarketing and disposition.  Prior to joining Commonwealth, Mr. Riggleman served from January 2005 to July 2007 as Vice President, Investments for Raymond James and Associates in Cumberland, Maryland.  At Raymond James, he served as a Branch Owner in the Advisor Select Program.  He managed branch associates in addition to managing private client accounts with more than $75 million in assets under management.  From July 1994 to December 2004, Mr. Riggleman was Vice President, Investments and Branch Manager at Legg Mason.  While there, he opened and managed a branch while also managing private client and institutional assets with assets under management of more than $65 million.  He served as a member of Legg Mason President’s Council in 1998 and served consecutive terms as member of Legg Mason’s Financial Services Advisory Panel in 1999 and 2000.  From January 1987 to June 1994, he was Vice President, Investments of Wheat First Securities, where he managed private client and institutional assets totaling more than $40 million.  Mr. Riggleman studied Economics at the University of Richmond, and also Business Administration at Frostburg State University.

    Edmond J. Enderle, age 62, joined Commonwealth in August 2006 as Vice President and Controller.  Mr. Enderle is responsible for regulatory filings, internal controls, budgeting, forecasting, cash flow projections and all accounting related to syndication.  Mr. Enderle also functions as the Audit Liaison.  Prior to Commonwealth, Mr. Enderle worked as an accountant at Sunoco Logistics Partners LP located in Philadelphia from February 2002 to August 2006, and at Sunoco, Inc. from September 1985 through January 2002.  This company boasted $4.5 billion in revenue, and here Mr. Enderle served as the Accounting Manager, responsible for SEC reporting, financial accounting, reporting and analysis, preparation of annual revenue and expense budgets and managing the monthly close process ensuring adherence to GAAP. Mr. Enderle also conducted environmental and legal reserve analysis, wrote, reviewed and certified various Sarbanes Oxley procedures and system narratives, and reported to management for strategic planning and executive presentations. Prior to Sunoco Logistics, Mr. Enderle worked at Sunoco Inc. (GP of Sunoco Logistics an Operator of 5 Oil Refineries) as the Accounting Manager in the Supply Chain department where his responsibilities included management of the Crude and Refined Oil Pools, departmental budgeting, monthly closing processes, and financial analysis and reporting.  Mr. Enderle attended St. Josephs University in Philadelphia and holds a BS in Accounting and also attended Widener University in Chester, Pennsylvania and holds an MBA in Finance/Taxation.

     Donnamarie D. Abbott, age 50, joined Commonwealth in 2001 as an Investor Services Specialist and Assistant Office Manager. She was named Investor Services Manager in April 2005 and as Vice President of the parent and its affiliates in April 2006.  Ms. Abbott is responsible for management of daily operations in Investor Services, from pre-formation stage through issuance of investors’ final distribution, communication, audited financial report, including fund masters, blue sky coordination, subscription processing, distributions, transfers of interest, redemptions, reporting and tax reporting.  Ms. Abbott is a member of the Office Development Committee, the Website Committee and the Disaster Recovery Committee.  Ms. Abbott holds her FINRA Series 22 and 63 licenses.  Prior to joining Commonwealth, Ms. Abbott served as a Pennsylvania licensed realtor.  Ms. Abbott is a member of the Equipment Leasing and Finance Association and a member of the Investment Program Association.

    Lisa Renshaw, age 51, joined Commonwealth in November 2006 and serves as Vice President and National Sales Manager of CCC. Ms. Renshaw, based in Wilmington, North Carolina, brings over twenty years of leasing experience to CCC and is responsible for spearheading lease acquisitions efforts and is the primary liaison with Lessors in the Eastern United States. Ms Renshaw will continue to strengthen CCC’s relationships and customer base on the east coast. Previously, Ms. Renshaw was employed by IBM Global Finance from 2002 to November 2006 with responsibilities for pricing lease transactions. She supported IGF sales representatives in the East and Central region as well as third party business partners and IBM Global Services by structuring FMV leases, upgrades, extensions, hybrids and migrations.  Prior to IGF, Ms. Renshaw owned her own company, Carrier Capital Resources, from 1992 to 2002, where she brokered lease transactions between lessors and funding sources on a nationwide basis.  During this time, Ms. Renshaw also served on the Board of Directors of the National Equipment Finance Association (formerly, the Eastern Association of Equipment Lessors).  Prior to 1992, Ms. Renshaw was employed by IBJ Schroeder Bank and Trust (1987 – 1992); PKFinans (1985-1987); Citibank (1981-1985); Playtex (1979 to 1981); Penn Life Insurance (1977-1979); and Greenbelt CARES (1976-1977).  Married with two children, Ms. Renshaw earned her BA in psychology from American University, graduating Cum Laude in 1976.

    The directors and officers of the general partner are required to spend only such time on CIGF7’s affairs as is necessary for the proper conduct of CIGF7’s business. Under certain circumstances, such directors and officers are entitled to indemnification from CIGF7.  See “Conflicts of Interest” on page 39 and “Responsibilities of the General Partner” on page 28.  The individuals listed above represent all of CIGF7 and the general partner’s key management.  They are the individuals responsible for making all of CIGF7’s investment decisions, and will be responsible for the performance of your investment.

Management and Board Committees

Executive Committee.  CIGF, Inc.’s board has established an executive committee, which would exercise the powers of the Board in the management of the business affairs of CIGF, Inc., except for those which require action by all directors under its articles of incorporation or by-laws.  Currently, Kimberly A. Springsteen-Abbott and Henry J. Abbott are the members of the Executive Committee.

Disaster Recovery Committee.  CIGF, Inc. has established a committee of executives and managers as the Disaster Recovery Committee.  This committee has the authority to implement CCSC’s Business Continuity Plan (established pursuant to FINRA requirements), and also to take emergency action for CCC and CIGF Inc. in the event of a significant business disruption.  Currently, Kimberly A. Springsteen-Abbott, Henry J. Abbott, William Pieranunzi, Jay Dugan, Lynn A. Franceschina, James Pruett, Donnamarie D. Abbott and Richard G. Devlin are the members of the Disaster Recovery Committee.

Our board may establish such additional committees as the board believes appropriate.

RESPONSIBILITIES OF THE GENERAL PARTNER

    The general partner is accountable to CIGF7 as a fiduciary and, consequently, must exercise good faith and integrity in handling partnership affairs.  Certain provisions of the partnership agreement may relieve the general partner and its affiliates from an aspect of their state common law fiduciary duties to act solely in the partnership’s best interest by permitting the allocation of investment opportunities among other programs sponsored by CCC.  These duties are specifically limited by the provisions of our limited partnership agreement, and the limitation is not generally applicable to all limited partnerships.  This limitation benefits the general partner by allowing it to serve as general partner for multiple programs and to seek multiple investment opportunities simultaneously.  A potentia detriment to this limitation is that the general partner could face conflicts in trying to allocate opportunities that would be beneficial to more than one of the limited partnerships.

Since the general partner and certain programs it has sponsored will acquire and lease equipment in the same manner as we do, the general partner may be deemed to have a conflict of interest with us.  This conflict arises because the partnership agreement states that, if two or more investor programs are in a position to acquire the same equipment, the general partner will decide which program or entity will purchase the equipment.  The general partner generally affords priority to the program that has had funds available to purchase equipment for the longest period of time.  If two or more investor programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser, the general partner will generally give priority to the equipment which has been available for lease or sale for the longest period of time.  The general partner may also allocate equipment to other programs based on the cash/borrowing available, the equipment type, the term of the lease, and the percentage that each lessee represents to the total assets of the funds or programs.  This allocation of equipment may relieve the general partner and its affiliates from an aspect of their fiduciary duty to us that would otherwise require them to secure investment opportunities to the partnership without regard to the interest of other entities.

Without modifying the general partner’s fiduciary duties, the general partner might not be able to serve as the general partner for CIGF7 and other investor programs acquiring and leasing equipment at the same time.  This may operate as a detriment to limited partners because there may be business opportunities that will not be made available to us that otherwise would have been made available if the general partner was not also the general partner of other programs.

The partnership agreement provides that the general partner will not be liable to us or to any limited partner for any loss or damage caused by the general partner’s actions or omissions, if made in good faith in connection with CIGF7.  An act or omission giving rise to a loss will be considered made in good faith if the general partner has determined such course of conduct to be in our best interest.  The partnership agreement also provides that we will indemnify and hold harmless the general partner, its affiliates and its successors and assigns against any liability, loss or damage incurred by reason of any act or omission performed or omitted in good faith in connection with our activities or in dealing with third parties on our behalf (including reasonable costs and reasonable attorneys’ fees).

If such act or omission constitutes fraud, negligence, or breach of fiduciary duty, this indemnification will not be available.  If such liability, loss, or damage arose out of any act or omission on the part of the general partner, the general partner must have acted in the good faith belief that such course of conduct was in our best interest in order to be indemnified, and any such indemnification shall be recoverable only from our assets and not from the holders of units.  A successful claim for indemnification could deplete our assets.

Based upon the present state of the law, a limited partner may institute legal action on behalf of himself and all other limited partners (a class action) to recover damages for a breach by the general partner of its fiduciary duty, or on our behalf (a partnership derivative action) to recover damages from third parties.  In addition, (i) investors may bring partnership class actions in federal courts to enforce their rights under the federal and state securities laws.   Investors who have suffered losses in connection with the purchase or sale of their units may be able to recover such losses from the general partner where the losses result from a violation by the general partner of the antifraud provisions of federal or state securities laws.

    The fiduciary duty owed by a general partner to its partners is similar in many respects to the fiduciary duty owed by the directors of a corporation to its shareholders and is subject to the same rule commonly referred to as the “business judgment rule.”  Directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use.  Accordingly, the general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

If indemnification provisions in the partnership agreement purport to include indemnification for liabilities under the Securities Act of 1933, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable.  We will not indemnify the general partner and its successors and assigns against liabilities arising under the Securities Act of 1933 unless the indemnified party is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law.  We will not pay for any insurance covering the liability of the general partner or its successors or assigns for any act or omission whether or not indemnification is permitted by the partnership agreement.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Policies

    We will use a substantial portion of the proceeds of this offering, retained proceeds and debt (not to exceed 30% of the total cost of the equipment we own) to purchase information technology, telecommunications and medical technology equipment.  We intend to acquire equipment which is leased primarily to U.S. corporations through operating leases. We retain the flexibility to enter into “full payout net leases” (in which the non-cancelable rental payments due are at least sufficient to recover the purchase price of the equipment) and “conditional sales contracts” but have not and do not anticipate doing so. See “-- Description of Leases,” below.

Our principal investment objectives are to:

▪	provide cash distributions to limited partners through the acquisition, lease and sale of information technology, telecommunications and medical technology equipment;

▪	preserve and protect limited partners’ capital;

▪	use a portion of cash flow, and proceeds from refinancing or sale of equipment to purchase additional equipment;

▪	refinance, sell or otherwise dispose of equipment in a manner that will maximize the proceeds to CIGF7 and subsequent overall return to investors; and

▪
distribute sales proceeds to investors, beginning after approximately year 6 of operations.  Sale of equipment will occur in an orderly fashion as leases expire.  Distributions will fluctuate during this time

We will purchase new leases from other leasing companies, and will directly originate leases with creditworthy companies, bank leasing companies and vendor leasing companies.  The leasing companies we purchase leases from originate leases in bulk from major corporations and sell off part of their portfolios, much like a bank selling a mortgage to another bank, for fees.  Commonwealth forms a strategic partnership with other leasing companies, to assist in maximizing lease performance on the back-end of the lease.  This strategic partnership provides for “threshold revenue sharing” at the end of the original lease term, which is negotiated on an individual basis, if certain performance criteria are realized. Equipment purchases may also be made through lease brokers who charge us a fee over their cost of the equipment as compensation.

The specific equipment that will be in our portfolio cannot be predetermined, as there is no way of anticipating what equipment will be available on reasonable terms throughout our life cycle.  The general partner may vary our portfolio and invest a substantial portion of the net proceeds of this offering in a single category of information technology, telecommunications, medical technology or other similar equipment with certain restrictions.  See “--Information Technology Equipment” and “-- Other Equipment Restrictions,” below. Although it is currently anticipated that we will acquire new equipment, we may also purchase select used equipment.

As of the date of this prospectus, we have not entered into any commitments for the acquisition, financing, or leasing to third parties of equipment.  We will attempt to obtain contractual commitments for the purchase of equipment leases as soon as practicable.  Limited partners will not have any right to vote on or otherwise approve or disapprove any particular investment we will make.  It is not possible to determine the date when the net offering proceeds (capital contributions less commissions and other organizational expenses) will be fully invested in equipment or the terms of any purchases of equipment.

If we do not invest all of the net proceeds of this offering in equipment or commit the proceeds to such investment or otherwise utilize it for proper partnership purposes prior to the expiration of 2 years from the date of effectiveness of this offering, the net proceeds not invested or committed will thereupon be promptly returned to investors, with interest.

    The general partner anticipates that our equipment will be leased under operating leases or that an operating lease will be entered into with a third party when we acquire an item of equipment.  See “-- Description of Leases”  below.  We may also engage in sale/leaseback transactions, in which we would purchase equipment from companies that would then immediately lease the equipment from us.

We may enter into arrangements with one or more manufacturers so that we can purchase equipment from such manufacturers which has previously been leased directly by the manufacturer to third parties under vendor leasing programs. The manufacturers of equipment will provide maintenance, remarketing and other services for the equipment subject to such agreements, and we will not be liable for any maintenance, taxes or insurance charges related thereto.

The general partner can change our investment objectives if it determines that such a change is in the best interest of the limited partners and so long as such a change is consistent with Section 10.5 of the partnership agreement.  For example, the general partner may decide to invest in different equipment types if the general partner believes that will be the most profitable and efficient use of our assets.  Changing economic conditions, such as a significant trend toward information technology purchases, rather than leasing, may make it necessary or desirable for the general partner to adjust our investment objectives.  However, the general partner cannot change our primary objective of acquiring, leasing and selling equipment without the consent of holders of more than fifty percent of the units.  The general partner will notify the limited partners if it makes such a determination to change our investment objectives.  For more details on the general partner’s rights and duties, please read our Amended and Restated Limited Partnership Agreement attached to this prospectus as Appendix II.

Information Technology Equipment

We plan to acquire various types of information technology equipment subject to leases.  Our investment objective is to acquire primarily high technology equipment including, but not limited to: servers, desktops, laptops, workstations, printers, copiers, and storage devices.  Our general partner believes that dealing in high technology IT equipment is particularly advantageous due to a robust aftermarket.

Information technology has developed rapidly in recent years and is expected to continue to do so.  Technological advances have permitted reductions in the cost of computer processing capacity, speed, and utility.  In the future, the rate and nature of equipment development may cause equipment to become obsolete more rapidly.

We also intend to acquire high technology medical and telecommunications equipment. Our general partner will seek to maintain an appropriate balance and diversity in the types of equipment acquired.  The medical equipment we acquire may consist of ventilators, IV infusion pumps, long-term acute care beds, CT scanners, MRIs, flow cytometers, and other medical devices.  The telecom equipment we acquire may include Cisco switches, routers, blade switches, wireless access points, and video conferencing systems.

The market for high technology medical equipment is growing each year.  Generally this type of equipment will have a longer useful life.  This allows for increased re-marketability, if it is returned before its economic or announcement cycle is depleted.

Other Equipment Restrictions

The general partner is also authorized to invest in other types of business-related equipment.

We may not invest in any additional types of equipment unless:

▪
the total purchase price of all equipment we purchase which is not information technology, telecommunication or medical technology equipment represents 25% or less of the total cost of all of our assets at that time; and

▪
the general partner determines that such purchase is in our best economic interest at the time of the purchase.  There can be no assurance that any equipment investments can be found which meet this standard, and there can be no assurance that we will make investments of this type

Diversification

Diversification is desirable to minimize the effects of changes in specific industries, local economic conditions or similar risks.  Our diversification will depend in part upon the amount we raise in this offering and  the financing which we can assume or borrow from third parties on satisfactory terms.

   Our business strategy is to acquire leases for information technology, telecommunication and medical technology equipment that are entered into primarily with investment grade domestic lessees.  Our strategy for diversification is through equipment type, lessees, lease maturities, industries of lessees, and geographic location.   Our leases are typically 12 to 48 months in length and are triple-net in structure.  The initial lease term in our sponsor's prior funds has historically been, on average, over 30 months.  Diversification will also depend on the availability of various types of equipment.  Since the needs of potential lessees are unknown at this time, there can be no assurance given with respect to the maximum percentages of proceeds which will be invested in any single item or group of items of equipment or in equipment under lease to a single lessee, except as explained below and under “Other Equipment Restrictions” above.  See also “Risk Factors -- The assets that CIGF7 will acquire will not be diversified by equipment type, which may adversely affect the performance of CIGF7” and “-- The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect the performance of CIGF7.”  During the operational stage of CIGF7, we may not at any one point in time lease more than 25% of the equipment to a single person or affiliated group of persons.

Description of Leases

We will generally purchase equipment which will be subject to a lease, and we will also originate leases ourselves.  The general partner intends to lease our equipment to third parties subject to operating leases.  Operating leases are relatively short-term (typically 12 to 48 months, and our general partner's historical average has been over 30 months) leases under which the rental payments during the original term of the lease are not sufficient to recover the purchase price of the equipment.

The terms of the leases will depend upon a variety of factors, including:
▪	the desirability of each type of lease from both an investment and a tax point of view;
▪	the relative demand among lessees for operating leases, as opposed to financing or other types of leases not offered by us
▪	the type and use of equipment and its anticipated residual value;
▪	the business of the lessee and its credit rating;
▪	the availability and cost of financing;
▪	regulatory considerations
▪	the accounting treatment of the lease sought by the lessee or the partnership; and
▪	competitive factors.

Based on current sales prices for equipment and the past experience of the general partner in disposing of equipment at the end of lease terms, the general partner believes that we will be able to release or dispose of our equipment leased under operating leases after their initial terms.  Historically, the general partner has found that approximately 80% of lessees elect to purchase or re-lease the equipment after the initial lease term, approximately 15% of lessees elect to run the leases on a month-to-month basis for a period of time before terminating, and approximately 5% of lessees terminate upon several months prior notice.

We will enter into “triple net leases” which typically provide that the lessee will bear the risk of physical loss of the equipment, pay taxes relating to the lease or use of the equipment and maintain the equipment.  The lessee will also:
▪	indemnify us against any liability suffered as the result of any act or omission of the lessee or its agents
▪	maintain casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount described in the lease; and
▪	maintain liability insurance naming us as an additional insured with a minimum coverage which the general partner believes is appropriate

We may also purchase “umbrella” insurance policies to cover excess liability.

The general partner has not established fixed standards for lessees to whom it will lease equipment and there is no investment restriction prohibiting us from doing business with any lessees. The general partner will perform a credit analysis (including a review of the financial statements, credit history and public debt record) of all potential lessees to determine the lessee’s ability to make payments under the lease.

The terms and conditions of our leases will be determined by negotiation and may impose substantial obligations on us.  If we were to assume maintenance or service obligations, we would enter into separate maintenance or service agreements with manufacturers or certified maintenance organizations to provide such services.  Such agreements will generally require annual or more frequent adjustments of service fees.  We do not presently anticipate entering into any leases which require us to perform maintenance duties.

Borrowing Policies

We may incur nonrecourse debt in an amount of up to 30% of the total cost of the equipment in the portfolio at the time of purchase.  However, we may not borrow to acquire equipment unless, at the time of any such borrowing, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment.  We have not entered any commitments or arrangements with potential lenders to provide us with debt financing as of the date of this prospectus.  Debt, for purposes of this prospectus, means debt incurred with respect to acquiring or investing in equipment, or refinancing non-term debt, but not debt incurred with respect to refinancing existing partnership term debt.  We will incur only non-recourse debt, which will be secured by equipment and lease income.  This debt will permit us to increase the amount of our depreciable assets, and should increase both our lease revenues and our federal income tax deductions above those levels which would be achieved without borrowing.  There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment.  Any debt incurred will be fully amortized over the term of the initial lease for the equipment securing the debt.  The amount we borrow will depend on a number of factors, including:

▪	the types of equipment we acquire;
▪	the creditworthiness of the lessee;
▪	the availability of suitable financing; and
▪	prevailing interest rates.

We intend to be flexible in the degree of leverage we employ, within the permissible limit.  We will purchase some items of equipment without debt.  If we purchase an item of equipment without debt and then suitable financing becomes available, we may then obtain the financing, secure the financing with the equipment purchased previously and invest any proceeds from financing in additional items of equipment.  We will attempt to borrow funds, to the fullest extent possible, at interest rates fixed at the time of borrowing.

Any debt we incur must be non-recourse.  Non-recourse debt means that the lender providing the funds can look for security only to the equipment pledged as security for the loan, including the proceeds derived from leasing or selling the equipment.  Neither we nor any partner (including the general partner) would be liable for repayment of any non-recourse debt.  To the extent we borrow on a non-recourse basis, the limited partners’ tax basis in their units will increase, although there may not be a corresponding increase in the partners’ “At-Risk” amount.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses.”

The general partner and its affiliates may make loans to CIGF7 on a short-term basis, if necessary.  If the general partner or any of its affiliates does so, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans.  We will not pay interest on a loan at an annual rate greater than three percent over the “prime rate” published in The Wall Street Journal.  All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF7 within 12 months after the date of the loan.  See “Compensation to the General Partner and Affiliates” on page 36.

If the general partner or any of its affiliates purchases equipment in its own name and with its own funds in order to facilitate ultimate purchase by us, the general partner or any such affiliate will be entitled to receive interest on the funds. See “Conflicts of Interest — Acquisitions” on page 40.

Refinancing Policies

We may refinance our debt, subject to borrowing restrictions.  The general partner will take into consideration factors such as the amount of appreciation in value to be realized, the possible risks of continued ownership and the anticipated advantages, as compared to selling such equipment.

We may retain an item of equipment, through refinancing, to generate additional funds for reinvestment in additional equipment or for distribution to the limited partners.

A refinancing will not be taxable to a limited partner unless it exceeds the tax basis of the limited partner’s units (after any increase of the tax basis as a result of CIGF7’s incurring any additional non-recourse debt).  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.”

Liquidation Policies

We will begin to dispose of our equipment after an operational phase of approximately six years.  The general partner may begin to dispose of all our equipment at such time as the general partner believes will allow for an orderly, business-like disposition of all of the equipment prior to the termination of CIGF7 on December 31, 2021.  However, the general partner may, at any time, decide to dispose of all our equipment and dissolve CIGF7 upon the approval of limited partners holding a majority in interest of units.

Particular items of equipment may be sold at any time if, in the judgment of the general partner, it is in our best interest to do so.  The determination of whether particular items of partnership equipment should be sold will be made by the general partner after consideration of all relevant factors (including prevailing economic conditions, lessee demand, the general partner’s views of current and future market conditions, our cash requirements, potential capital appreciation, cash flow and federal income tax considerations), with a view toward achieving our principal investment objectives.  The residual value of equipment sold is determined by the market for such equipment at the time of liquidation. It may be equal to, less than or more than the depreciated book value, depending on the marketability of the particular item of equipment at the time it is sold.  To determine such value, the general partner uses third-party residual value analysis and/or as multiple outside bids collected prior to each equipment sale.

As partial payment for equipment sold, we may receive purchase money obligations secured by liens on such equipment.  The General Partner will also receive an equipment liquidation fee with respect to each item of equipment sold, in an amount of up to 3% of the sales price of the equipment.  See “Compensation to the General Partner and Affiliates — Equipment Liquidation Fee” on page 36.

Management of Equipment

Equipment management services for our equipment will be provided by the general partner and its affiliates, consisting of one or more of the following:

▪	collection of income from the equipment
▪	negotiation and review of leases and sales agreements;
▪	releasing and leasing-related services
▪	payment of operating expenses
▪	periodic physical inspections and market surveys
▪	servicing indebtedness secured by equipment;
▪	general supervision of lessees to assure that they are properly utilizing and operating equipment; and
▪
providing related services with respect to equipment, supervising, monitoring and reviewing services performed by others in respect to equipment and preparing monthly equipment operating statements and related reports.

  Certain of these services may be provided initially by lease brokers as part of their agreement to sell the equipment to CIGF7.  See “Compensation of General Partner and Affiliates."

Competition

The equipment leasing industry is highly competitive.  We will compete with leasing companies, equipment manufacturers and their affiliated financing companies and entities similar to CIGF7 (including other programs sponsored by the general partner), some of which will have greater financial resources and more experience in the equipment leasing business than the general partner.

Other leasing companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective lessees on financial terms which are more favorable than those which we can offer.  As a result of these advantages, we may be unable to lease our equipment on terms as favorable as some of our competitors can offer.

The technology equipment industry is also extremely competitive.  Competitive factors include pricing, technological innovation and methods of financing.  Manufacturer-lessors could maintain advantages through policies which combine service and hardware with payment accomplished through a single monthly charge.

Preliminary Investments

We do not now own, and have made no commitment to purchase, any equipment.  The general partner or its affiliates may purchase equipment prior to the completion of this offering, which equipment and the related leases, if any, to which it is subject could be sold and assigned to us after we commence our business operations.  No such purchase shall commence until the minimum offering level has been reached.  See “Conflicts of Interest – Acquisitions” on page 40.

It is not possible to determine the date when the net offering proceeds, less working capital reserves, if any, will be fully invested in equipment, or the terms of any purchases of equipment.  We will invest the net offering proceeds prior to the acquisition of equipment in short-term, highly liquid investments where there is appropriate safety of principal, such as United States Treasury Bills.

If all of the net proceeds of this offering are not invested in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned to the limited partners with a proportionate share of interest at the rate earned by CIGF7 on the investment of such proceeds, based upon their respective number of units and time of purchase.  For such purpose, funds will be deemed to be committed to investment and will not be returned to the limited partners to the extent written agreements in principle, commitment letters, letter of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated.  Funds will also be deemed to be committed to the extent:

▪	any funds may have been reserved to make contingent payments in connection with any equipment already acquired, whether or not any such payments are ultimately made
▪	as a condition of obtaining financing, we are required to maintain funds as a compensating balance;
▪
the general partner decides that an addition to the working capital reserve is necessary in connection with any equipment.  In the event any such uninvested funds are distributed to the limited partners, such distribution will be treated as a return of capital.  See “United States Federal Income Tax Considerations – Cash Distributions.”

Reserves

Because all of our leases are expected to be on a “triple-net” basis, we will establish no permanent reserve for maintenance and repairs with offering proceeds.  However, the general partner may retain a portion of the offering proceeds, cash flow and net disposition proceeds for maintenance, repairs and working capital.  There are no limitations on the amount of cash flow and net disposition proceeds that may be retained as reserves, and up to 15% of offering proceeds may be retained as reserves.  Since no reserve will be established initially, if our available cash flow is insufficient to cover our operating expenses and liabilities, it may be necessary for us to obtain additional funds by refinancing our equipment or borrowing.

General Restrictions

Under the partnership agreement, we are not permitted to:
▪	invest in junior trust deeds unless received in connection with the sale of an item of equipment in an amount which does not exceed 30% of value of our assets on the date of investment;
▪	acquire any equipment for units;
▪	issue senior securities (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or our business shall not be senior securities);
▪	make loans to any person, including the general partner or any of its affiliates;
▪	sell or lease any equipment to, lease any equipment from, or enter into any sale-leaseback transactions with, the general partner or any of its affiliates;
▪	give the general partner or any of its affiliates an exclusive right or employment to sell our equipment; or
▪	engage in any type of reciprocal business arrangement, rebates or give-ups which would circumvent these prohibitions against dealing with affiliates

`However, we may invest in joint venture arrangements with other equipment programs formed by the general partner or its affiliates, if those investments or arrangements meet certain conditions, See “Conflicts of Interest – Joint Ventures with Affiliates of the General Partner” on page 41.

The general partner has also agreed to use its best efforts to assure that we will not be deemed an “investment company” as such term is defined in the Investment Company Act of 1940.

The general partner and its affiliates may engage in other activities, whether or not competitive with CIGF7.  The partnership agreement also indicates that neither the general partner nor any of its affiliates may receive any rebate or “give up” in connection with our activities.  See “Conflicts of Interest,” (page 39) “Compensation to the General Partner and Affiliates,”(page 36) and “Management” (page 23).

We may invest in general partnerships or joint ventures with persons other than equipment programs formed by the general partner or its affiliates, which partnerships or joint ventures own specific equipment, if:

▪	We have or acquire a controlling interest in ventures or partnerships;
▪	the non-controlling interest is owned by a non-affiliate; and
▪	there are no duplicate fees.

We may not, however, invest in limited partnership interests of another program formed by the general partner or its affiliates.

COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES

The following table summarizes the types, estimated amounts and recipients of the compensation we will pay directly or indirectly to the general partner and its affiliates in connection with this offering and our operation.  These payments will result from non-arm’s-length bargaining.  See “Conflicts of Interest” on page 39.

Unless disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates.  As described below, the maximum front-end fees (which include fees and expenses incurred by any person in connection with our organization and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $9,150,000 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds). Fees and expenses set forth in the table below will not be reclassified to avoid any applicable caps on such fees and expenses.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Minimum of 57,500 Units Are Sold	Estimated Amount Assuming Maximum of 2,500,000 Units Are Sold
OFFERING AND ORGANIZATION STAGE
Commonwealth Capital Securities Corp. and participating broker-dealers
Underwriting Commissions.  We will pay to the dealer manager an amount of up to nine percent of capital contributions as underwriting commissions after and only if the required $1,150,000 minimum subscription amount is sold.  The dealer manager will reallow to participating broker-dealers out of underwriting commissions a selling commission of up to seven percent of the capital contributions from units sold by such participating brokers.  We will pay the remaining two percent to the dealer manager as a Dealer Manager Fee.  The actual amount of the underwriting commissions may vary due to the volume discounts available to investors purchasing certain quantities of units.  See “Plan of Distribution.”

		$103,500	$4,500,000
Commonwealth Capital Securities Corp. and participating broker-dealers
Marketing Reallowance.  We will pay a marketing reallowance of up to 1% of capital contributions to our dealer manager, all of which is expected to be reallowed to certain participating broker-dealers.  The reallowance is designed to reimburse those broker-dealers that meet certain requirements for marketing expenses, such as bona fide training and education seminars and related conferences.  The actual amount of marketing reallowance paid will depend upon the number of firms earning the reallowance and the number of units sold by such firms. In no circumstances are any amounts paid to our dealer manager as a marketing reallowance to be retained by the dealer manager.  Any amount of this fee not paid out to participating broker-dealers will be returned by the dealer manager to CIGF7.

		$11,500	$500,000
The General Partner
Organizational Expenses.  Organization expenses equal to three percent of the first $25,000,000 of limited partners’ capital contributions and two percent of the limited partners’ capital contribution in excess of $25,000,000, as reimbursement for the organization of CIGF7.   It is anticipated that the organizational and offering expenses, which include legal, accounting and printing expenses, various registration and filing fees, miscellaneous expenses related to the organization and formation of CIGF7, bona fide due diligence expenses, other costs of registration and costs incurred in connection with the preparation, printing and distribution of this prospectus and related sales literature will be as high as $1,377,465 of which the general partner will pay up to $1,250,000 out of its organizational expense payments it receives as units are sold.  We will pay any costs above $1,250,000 out of offering proceeds.  If costs are below $1,250,000, the general partner will reimburse us for any payments it received during the offering that exceed this amount.

		$34,500	$1,250,000

OPERATIONAL AND SALE OR LIQUIDATION STAGES
The General Partner and its Affiliates	Reimbursement of Expenses. The general partner and its affiliates are entitled, under Section 5.2 of the partnership agreement, to reimbursement for the cost of goods, supplies or services obtained from third parties unaffiliated with the general partner and used in connection with the administration and operation of CIGF7. The amounts set forth on this table are approximations of reimbursable expenses for the first year of our operation and do not include expenses incurred in the offering of units.	$30,000	$400,000
The General Partner
Equipment Acquisition Fee.  An equipment acquisition fee of four percent of the purchase price of each item of equipment purchased as compensation for the negotiation of the acquisition of the equipment and the lease.  The fee will be paid upon closing of the offering with respect to the equipment we purchase with the net proceeds of the offering available for investment in equipment except for fees on the leveraged portion of the purchase price which are paid when the equipment is purchased.  If we do not purchase equipment with all the net proceeds of the offering, the general partner will return a pro rata portion of the fee to us.  If we acquire equipment in an amount exceeding the net proceeds of the offering available for investment in equipment, the fee will be paid when such equipment is acquired.  The amount of such fees will depend on the total value of equipment purchased and will be affected by the amount of leverage used, proceeds from equipment sold, interest rates and lease rates at the time of acquisition.  For example, the amount of fees will increase as we increase equipment turnover in our portfolio or increase the amount of leverage we use.

		$57,171 assuming we invest the full amount of proceeds available for investment, and use a maximum of 30% leverage in the first year of operations.	$2,500,000 assuming we invest the full amount of proceeds available for investment, and use a maximum of 30% leverage in the first year of operations.
The General Partner
Debt Placement Fee.  As compensation for arranging term debt to finance our acquisition of equipment, a fee equal to one percent of such indebtedness; provided, however, that such fee shall be reduced to the extent we incur such fees to third parties unaffiliated with the general partner or the lender with respect to such indebtedness.  No such fee will be paid with respect to borrowings from the general partner or its affiliates.  We intend to initially acquire leases on an all cash basis with the proceeds of this offering, but may borrow funds after the offering proceeds have been invested.  The amount we borrow, and therefore the amount of the fee, will depend upon interest rates at the time of a loan, and the amount of leverage we determine is appropriate at the time. We do not intend to use more than 30% leverage overall in our portfolio. Fees will increase as the amount of leverage we use increases, and as turnover in the portfolio increases and additional equipment is purchased using leverage.

		Not determinable at this time	Not determinable at this time

The General Partner
Equipment Management Fee.  A monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of gross lease revenues attributable to equipment subject to full payout net leases which contain net lease provisions and (ii) five percent of the gross lease revenues attributable to equipment subject to operating leases. Our general partner, based on its experience in the equipment leasing industry and current dealings with others in the industry, will use its business judgment to determine if a given fee is competitive, reasonable and customary. The amount of the fee will depend upon the amount of equipment we manage, which in turn will depend upon the amount we raise in this offering.  Reductions in market rates for similar services would also reduce the amount of this fee we will receive.

	Not determinable at this time	Not determinable at this time
The General Partner
Equipment Liquidation Fee.  Also referred to as a "resale fee."  With respect to each item of equipment sold by the general partner, a fee equal to the lesser of (i) 50% of the competitive equipment sale commission or (ii) three percent of the sales price of the  equipment.  The payment of this fee is subordinated to the receipt by the limited partners of (i) a return of their capital contributions and a 10% per annum cumulative return, compounded daily, on adjusted capital contributions and (ii) the net disposition proceeds from such sale in accordance with the partnership agreement. Our general partner, based on its experience in the equipment leasing industry and current dealings with others in the industry, uses its business judgment to determine if a given sales commission is competitive, reasonable and customary. Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.  The amount of such fees will depend upon the sale price of equipment sold. Sale prices will vary depending upon the type, age and condition of equipment sold.  The shorter the terms of our leases, the more often we may sell equipment, which will increase liquidation fees we receive.

	Not determinable at this time	Not determinable at this time

INTEREST IN THE PARTNERSHIP
The General Partner
Partnership Interest.  The general partner will have a present and continuing one percent carried interest in CIGF7’s items of income, gain, loss, deduction, credit, and tax preference.  The value of this partnership interest will depend upon the performance of our business and the value of our assets.
	Not determinable at this time	Not determinable at this time
The General Partner
Distributions.  The general partner will receive a promotional interest of one percent of cash available for distribution until the limited partners have received distributions of cash available for distribution equal to their capital contributions plus a 10% cumulative return and thereafter, the general partner will receive 10% of cash available for distribution.  The amounts available for distribution will depend upon the performance of our business and the amount of future lease revenues.
	Not determinable at this time	Not determinable at this time

CONFLICTS OF INTEREST

We will face conflicts of interest arising out of our relationships with the general partner and its affiliates.  These relationships are depicted in the chart below:

The same individuals that control and manage our general partner also control and manage CCC (see “Management”) and therefore the conflicts discussed below apply to both the general partner and CCC, unless otherwise specified.  References to the general partner “and its affiliates” include CCC.  Nothing below shall relieve the general partner and its affiliates from their general fiduciary obligations to us as set forth under “Responsibilities of the General Partner.”  Regardless of whether the general partner is faced with a conflict of interest, Article 9.4 of our partnership agreement requires that the general partner shall have fiduciary responsibility for the safekeeping and use of all our funds and assets, and must employ our funds or assets only for our exclusive benefit.  Further, Article 17.2 of our partnership agreement requires that, regardless of any conflict, the general partner must act in good faith, with a course of conduct that is reasonable and in our best interest and such course of conduct must not constitute negligence or misconduct of the general partner or its affiliates. These conflicts include the following:

Competition for General Partner’s Time

The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with CIGF7.  Although these programs have acquired all of the equipment which they will acquire with the proceeds of offerings to investors, each program may reinvest undistributed cash in additional equipment.  The general partner and its affiliates may also form additional investor programs, which may be competitive with CIGF7.

Certain senior executives of the general partner and its affiliates also serve as officers and directors of the other programs and are required to apportion their time among these programs.  We will, therefore, be in competition with the other programs for the attention and management time of the general partner and its affiliates.  The general partner and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of the limited partners.  The officers and directors of the general partner are not required to devote all or substantially all of their time to our affairs.  See “Management.”

Competition with Affiliates

If CIGF7 and one or more investor programs are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment.   In addition, in order to promote diversification of equipment and lessees when two or more investor programs are in a position to acquire the same equipment, the general partner may acquire equipment in joint ventures with affiliated investor programs.  If CIGF7 and one or more investor programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser conflicts may arise as to which program shall lease or sell its equipment. The general partner may not, however, invest our funds in other funds or partnerships in which the general partner or any of its affiliates has an interest.

Acquisitions

Commonwealth Capital Corp. and the general partner or other affiliates of the general partner may acquire equipment for us provided that (i) we have insufficient funds at the time the equipment is acquired, (ii) the acquisition is in our best interest and (iii) no benefit to the general partner or its affiliates arises from the acquisition except for compensation paid to CCC, the general partner or such other affiliate as disclosed in this prospectus.  CCC, the general partner or their affiliates will not hold equipment for more than 60 days prior to transfer to us.  If sufficient funds become available to us within such 60 day period, the equipment may be resold to us for a price not in excess of the sum of the cost of the equipment and any accountable expense relating to the selection and acquisition of equipment, or “acquisition expenses” payable to third parties which are incurred and interest on the purchase price from the date of purchase to the date of transfer to us.  Except as described above, there will be no sales of equipment to or from any affiliate of CCC.  We may also find it necessary to make advances to manufacturers or vendors with funds borrowed from the general partner for acquisitions.  We will not borrow money from the general partner or any of its affiliates for a term in excess of twelve months.

Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner’s or affiliate’s own cost of funds. If the general partner or its affiliates borrow money and loan or advance it on a short-term basis to us or on our behalf, the general partner or such affiliates shall receive no greater interest rate and financing charges from us than that which unrelated lenders charge on comparable loans.  See “Investment Objectives and Policies” on page 29.

Receipt of Compensation by the General Partner and its Affiliates

Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates.  The general partner has absolute discretion with all decisions related to such transactions.  Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention or release of equipment and the terms and conditions thereof may be less advantageous to us and more advantageous to the general partner.

For example, (i) if we do not make timely acquisitions with our offering proceeds, we generate less lease revenue and distributions will be lower, but acquisition the acquisition fees payable at the time of acquisitions will be the same; (ii) we can time equipment sales based on market conditions to improve cash the sale price, which increases fees payable to the general partner; (iii) we have control over the timing of operational expenses, the payment of which decreases cash available for distribution; and (iv) if we do not efficiently manage and collect lease receivables, cash available for distribution could decrease.

Lack of Independent Investigation by Underwriter

Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, this offering will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

Loans from the General Partner

The general partner and its affiliates may make loans to us on a short-term basis, if necessary.  The payment of interest by us on any such loans may cause a conflict of interest to the general partner, as such loans would be an additional source of income for the general partner.  However, if the general partner or any of its affiliates does make such a loan, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans.  We will not pay interest on a loan at an annual rate greater than three percent over the “prime rate” published in The Wall Street Journal.  All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by us within 12 months after the date of the loan.  See “Compensation to the General Partner and Affiliates” on page 36.

Non-Arms-Length Agreements

Any agreements and arrangements relating to compensation between us and the general partner or any of its affiliates will not be the result of arms-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arms-length.  However, the general partner believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. The general partner, based on its experience in the industry and current dealing with others in the industry, uses its business judgment to determine if a given fee or sales commission is competitive, reasonable and customary. See “Compensation to the General Partner and Affiliates” on page 36.

Joint Ventures with Affiliates of the General Partner

We may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including joint ventures controlled by the general partner.  Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF7 and, through such affiliates, the affiliated co-venturer.

    We may invest in joint venture arrangements with other equipment leasing programs formed by the general partner or its affiliates if such action is in the best interest of all programs and if all the following conditions are met:

▪	all the programs have substantially similar investment objectives;
▪	there are no duplicate fees;
▪	the sponsor compensation is substantially similar in each program
▪	CIGF7 has a right of first refusal to buy another program’s interest in a joint venture if the other program wishes to sell equipment held in the joint venture;
▪	the investment of each program is on substantially the same terms and conditions; and
▪
the joint venture is formed either for the purpose of effecting appropriate diversification for the programs or for the purpose of relieving the general partner or its affiliates from a commitment entered into pursuant to Section 9.5.3 of the partnership agreement.  See “Risk Factors - CIGF7 will face conflicts of interest arising out of its relationships with the general partner and its affiliates, which could adversely affect our performance and your returns.”

For example, because of the differing financial positions of the co-venturing programs, it may be in the best interest of one program to sell the jointly-held equipment at a time when it is in the best interest of the other program to hold such equipment.  There is a potential risk of impasse in joint venture decisions since neither program may control and while one program may wish to purchase equipment from its co-joint venturer, it may not have sufficient resources to do so.  Nevertheless, such joint ventures are restricted to circumstances where the co-venturer’s investment objectives are similar to CIGF7’s, CIGF7’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the general partner and its affiliates from each co-venturer is substantially the same.

Off-Balance Sheet Arrangements

The general partner and its affiliates do not, and CIGF7 will not engage in any off-balance sheet arrangements.

Organization of General Partner

We will do business with the general partner and its affiliates CCC, Commonwealth Capital Securities Corp., and Commonwealth of Delaware, Inc.  The general partner is owned by Commonwealth of Delaware, Inc., which is owned by CCC.  Persons investing in CIGF7 will not have an interest in these corporations solely as a result of their investment in CIGF7.

Referral of Leases to Others

From time to time our General Partner or its affiliates may present a lease opportunity to another lease funding source (companies from which we purchase leases) instead of purchasing it for us. The General Partner or its affiliates may request a referral fee from these lease funding sources for the referral of the lease.

To alleviate any potential conflicts of interest posed by this practice, the General Partner or its affiliates will be restricted to this practice only in instances where the lease in question does not match one of the potential criteria for our leases:

1	Lease Term. The lease might be too long (or to short) in length to fit our needs
2
Equipment.  The General Partner decides that the equipment on the lease either (i) does not fit the needs of this fund, (ii) falls outside of the equipment guidelines stated in this Prospectus or (iii) is of a type that would cause us to be over-exposed to a particular sector at the time the lease opportunity presents itself, and would therefore adversely affect our diversification

3	Lessee Credit Worthiness. The General Partner determines that the financial state of the Lessee poses too much of a risk for us.
4
Lease Structure. The financial implications of the lease are such that they do not match the Description of Leases as stated in this Prospectus, or the General Partner determines that the lease structure is not suitable for us.

PRIOR OFFERINGS BY AFFILIATES

Our general partner has previously sponsored six public equipment leasing programs, Commonwealth Income & Growth Fund I (Fund I), Commonwealth Income & Growth Fund II (Fund II), Commonwealth Income & Growth Fund III (Fund III), Commonwealth Income & Growth Fund IV (Fund IV), Commonwealth Income & Growth Fund V (Fund V) and Commonwealth Income & Growth Fund VI (Fund VI) whose securities were registered for sale under the Securities Act of 1933 and which are limited partnerships with investment objectives substantially similar to CIGF7.  Our general partner has also recently sponsored four private funds for accredited investors only, Commonwealth Income & Growth Private Fund I (Private Fund I), Commonwealth Income & Growth Private Fund II (Private Fund II), Commonwealth Income & Growth Private Fund III (Private Fund III) and Commonwealth Income & Growth Private Fund IV (Private Fund IV), each of which are limited liability companies and have similar investment objectives to ours and the prior public funds.

The overall goal of each prior fund has been to return all of an investor’s capital, plus a 10% return.  When we refer to “target distributions” for prior funds, we mean a stream of distributions that would have provided an annual distribution rate of 10% of an investor’s initial contribution to a fund.  Cash distributions were made in the early years of each fund, during which time one percent of this 10% return on invested funds had been distributed to the general partner, and the remaining 99% had been distributed to investors.

The initial target distribution rate for CIGF7 differs from that of the prior funds.  Our goal throughout the life cycle of CIGF7 is to provide distributions at an annual rate of 8.5% of an investor’s initial cash contributions during the offering period (up to two years) and also during the first two years of our operational phase.  We then anticipate increasing the annual distribution rate to 9.0% for years three and four of the operational phase, and to 9.5% in years five and six of the operational phase.  Distributions during the liquidation phase will be based on cash flow and the amount of equipment sale proceeds.  Our overall goal is to provide a subordinated, cumulative return of 10%.

These distributions throughout each fund’s life cycle (including CIGF7) may be all or substantially all a return of capital, and only partially income to investors.  One or more lump-sum distributions, representing a return of capital (to the extent 100% of investor capital had not been retuned through regular quarterly distributions), are expected to be made during each fund’s liquidation period when equipment is sold.  At such time, only if the investors have received full return of their investment plus a 10% return, will remaining funds be distributed 10% to the general partner and 90% to investors.  We can not and do not guaranty that investors will receive a 10% cumulative return, or any particular level of returns; this threshold is used to determine performance sharing between the general partner and the limited partners only. We also can not determine at what point, if ever, distributions will be fully funded from operations, rather than a partial return of capital.

You will receive a Schedule K-1 each year that details the amounts of income and return of capital paid to you for income tax purposes.  While we consider all distributions to be income to you for our internal performance measurement purposes until the liquidation phase of the Company, each distribution will in fact be, in whole or in part, a return of capital for all other purposes. This means that amounts we record as income in our records do not necessarily represent amounts that you will receive in excess of your initial investment, but will be all or partially a return of your initial investment.  Fund I investors did receive their targeted annual distribution rate for the first six years of operation, but did not receive 10% for the subsequent years of the operational phase, due to an extraordinary event, as described below.  Fund II investors did receive their targeted distribution rate of 10% for the first six and one-half years of operation, but distributions were lowered due to some longstanding lease litigation issues.  While the fund did prevail on both of these legal issues, the length of the legal proceedings resulted in little or no reinvestment during that time frame, which ultimately resulted in equity loss. The investor’s distributions had averaged 3.5% in the last two years of the operational phase.

    Further, due to the nature of the equipment financing business and generally accepted accounting principles, our prior funds often show a net loss on their annual financial statements.  The net losses recorded by the prior funds have been largely due to non-cash depreciation charges related to the prior funds’ significant capital expenditures.  However, lease revenues were generally sufficient to make distributions to investors as anticipated, as well as pay fees to the general partner and invest additional cash in new equipment.  We expect to operate in the same manner, and thus to show a net loss for accounting purposes, while generating sufficient revenue to make distributions, pay fees and purchase additional equipment.  We expect, based on the past experience of our general partner, to be able to acquire income-producing equipment within 90 days of receiving offering proceeds.  Therefore, it is likely that the initial distributions to you will be partially income, as well as partially a return of capital.

    Fund I terminated its offering of units on May 11, 1995 with $12,634,153 raised from 713 investors. On December 31, 2006 its operations were concluded.  Eighty-four percent of the total interests offered in Fund I were sold. On December 8, 1995, Fund I's net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired. Over the lifecycle of Fund I, the fund invested approximately $14,290,140 in cash and approximately $13,310,728 of borrowed funds, totaling $27,600,868 in purchase price of equipment.

From Fund I's launch on December 17, 1993, through and including mid 1999, investors in Fund I received 100% of the target level of returns. These returns were reduced by 50% in mid 1999 and all of 2000, due to litigation with one significant lessee. At the end of its lease term, we believed that this lessee returned equipment in an unsatisfactory condition and with some inconsistent serial numbers. Therefore, Fund I was unable to resell such equipment and reinvest the proceeds in new equipment. The general partner deemed it advisable to reduce distributions during 1999, 2000, and 2001, suspend distributions in 2002 through 2004, and pay reduced distributions during 2005 and 2006, in light of the ongoing delays in the litigation process.  This timeframe severely affected equity loss for the fund. On August 3, 2005, Commonwealth lost its longstanding legal efforts in the United States Court of Appeals for the Third Circuit, as the court upheld the lower court’s grant of a summary judgment.  In light of legal expenses incurred by the fund, the General Partner deemed a further appeal to be too costly, and unlikely to have a positive outcome. Due to the outcome of the litigation, the general partner felt it was in the best interest of Fund I to start the liquidation process as soon as possible, after certain expenses were satisfied.  In January 2007, the fund made its final distribution of $15,000 to close out operations. Over the life of Fund I, the fund made distribution payments of approximately 80% of original net proceeds available for investment (after front-end expenses and commissions), which means that limited partners received a return of approximately 68% of their original gross investment.  When Fund I was initially offered to investors, it disclosed its intention to liquidate approximately ten years after the closing its offering, which was May 11, 1995.  Liquidation was completed as of December 31, 2006, which was approximately one year and eight months beyond the projected time frame.

 Fund II began its offering May 12, 1995 and terminated its offering of units on May 12, 1997 with $9,235,185 raised from 689 investors. On December 31, 2006, its operations were concluded.  Sixty-two percent of all interests offered in Fund II were sold. As of June 30, 1997, Fund II's net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired.  Over the lifecycle of Fund II, the fund invested approximately $9,972,121 in cash and approximately $10,848,759 of borrowed funds, totaling $20,820,880 in purchase price of equipment.  Investors received an average of 92.5% of target distributions from escrow break in 1996 through 2002. The level of subsequent distributions was reduced due to significant and lengthy litigation issues with two lessees that adversely affected Fund II's reinvestment ability. The litigation was resolved in 2003 in Fund II's favor. In January 2007, the fund made its final distribution of $10,000 to close out operations.  Over the life of Fund II, the fund made distribution payments of approximately 92% of original net proceeds available for investment (after front-end expenses and commissions), which means that limited partners received a return of approximately 79% of their original gross investment.  When Fund II was initially offered to investors, it disclosed its intention to liquidate approximately ten years after the closing its offering, which was May 12, 1997.  Liquidation was completed as of December 31, 2006, which was within this projected time frame.

Fund III began its offering on July25, 1997 and terminated its offering of units on July 25, 2000 with $3,085,801 raised from 284 investors.  Twenty-one percent of all interests offered in Fund III were sold.  As of July 30, 2000, Fund III’s net offering proceeds were fully utilized for the purchase of information technology equipment.  All of the equipment was new when acquired.  Through July 31, 2009, the fund has invested approximately $2,974,491in cash and approximately $2,051,460 of borrowed funds, totaling $5,025,951 in total purchase price of equipment.   Investors in Fund III have received 100% of target distributions each year through mid 2005.  Investors have received consistent partial distributions from June 2005 to date.  The General Partner has made the decision to support this level of distributions at least through 2009, before liquidation begins. The fund is currently in its operational phase.

Fund IV reached the minimum amount in escrow and commenced operations on July 2, 2002 and terminated its offering of units on September 20, 2003 with approximately $14,998,000 raised from 682 investors.  One hundred percent of all interests offered in Fund IV were sold.  Fund IV’s net offering proceeds were fully utilized for the purchase of information technology equipment by December 31, 2003.  All of the equipment acquired was new when acquired.  As of July 31, 2009, the fund has invested approximately $12,650,368 in cash and approximately $5,336,357 of borrowed funds, totaling $17,986,725 in purchase price in equipment.  Investors in Fund IV received 100% of target distributions from inception through June 30, 2008, after which time the distribution rate was decreased to 5% due to cash flow limitations for the remainder of 2008, and further reduced to 2.5% for the first two quarters of 2009.  The fund is currently in its operational phase.

Fund V reached the minimum amount in escrow and commenced operations on March 15, 2005. The offering period ended February 24, 2006, raising $25,000,000 from 1,048 investors.  One hundred percent of all interests offered in Fund V were sold.    Investors in Fund V have received 100% of target distributions since inception.  As of July 31, 2009, Fund V has invested approximately $20,383,955 in cash and approximately $5,966,279 of borrowed funds, totaling $26,350,234 in purchase price of equipment.  All of the equipment was new when acquired.  Investors in Fund V have received 100% of target distributions since inception. The fund is currently in its operational phase.

Fund VI reached the minimum amount in escrow and commenced operations on May 10, 2007. The offering period ended on March 5, 2009.  As of March 5, 2009, Fund VI had raised $36,124,879 from 1,090 investors.  Through the quarter ended June 30, 2009, investors in Fund VI have received 100% of target distributions since inception.  As of July 31, 2009, Fund VI has invested approximately $22,152,619 in cash and approximately $670,051 of borrowed funds, totaling $22,822,670 in purchase price of equipment.  All of the equipment was new when acquired.  Investors in Fund VI have received 100% of target distributions since inception. The fund is currently in its operational phase.

    Private Fund I began its offering on January 13, 2004.  As of September 14, 2005, Private Fund I had raised $20,000,000 from 328 investors, representing the sale of 100% of the interests offered.  As of July 31, 2009, Private Fund I has invested approximately $12,110,074 in cash and approximately $7,340,519 of borrowed funds, totaling $19,450,594 in purchase price of equipment.  All of the equipment was new when acquired.  Investors in Private Fund I have received 100% of target distributions since inception.  The fund is currently in its operational phase.

Private Fund II began its offering on September 26, 2005.   As of August 10, 2006, Private Fund II had raised $20,000,000 from 218 investors, representing the sale of 100% of the interests offered.  Private Fund II’s net offering proceeds were utilized for the purchase of equipment, all of which was new when acquired.   As of July 31, 2009, Private Fund II has invested approximately $12,937,981 in cash and approximately $4,352,756 of borrowed funds, totaling $17,290,738 in purchase price of equipment. Investors in Private Fund II have received 100% of target distributions since inception.  The fund is currently in its operational phase.

Private Fund III began its offering on August 15, 2006, and as of May 29, 2008 has raised $30,000,000 from 364 investors, representing 100% of the interests offered. As of July 31, 2009, Private Fund III has invested approximately $16,370,165 in cash and approximately $3,645,734 of borrowed funds, totaling $20,015,899 in purchase price of equipment.  All of the equipment was new when acquired. Investors in Private Fund III have received 100% of target distributions since inception.  The fund is currently in its operational phase.

Private Fund IV began its offering on June 10, 2008, and as of June 18, 2009 has raised $8,123,000 from 116investors, representing approximately 23.21% of the total of $35,000,000 in interests offered.  Although Private Fund IV is still in its offering phase, it has also begun its initial stages of operation.  As of July 31, 2009, Private Fund IV has invested approximately $3,496,238 in cash and approximately $333,985 of borrowed funds, totaling $3,830,223 in purchase price of equipment.  Investors in Private Fund IV have received 100% of target distributions since inception.

Please refer to Table IV of the prior performance tables for more specific details on operating results for these prior programs.  Updates to the prior performance tables are prepared once per calendar year and will be filed by amendment when they become available.

The information presented in this section of the prospectus concerning our prior programs, as well as the information and data included in the attached Appendices and Tables for our prior programs, represents our experience in the prior programs and is not audited.  IF YOU PURCHASE UNITS IN CIGF7, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER PROGRAM.  AS A RESULT OF YOUR PURCHASE, YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THESE PRIOR PROGRAMS.

The following is a summary of equipment acquired between January 1, 2000 and July 31, 2009 by prior public and private programs which were sponsored by the general partner:

Summary of Equipment Acquired Between
January 1, 2000 and July 31, 2009(1)

Program Name	Quantity of Lease Schedules Acquired	Cost of Equipment Acquired
Commonwealth Income & Growth Fund I	85	$27,600,868
Commonwealth Income & Growth Fund II	131	$20,820,880
Commonwealth Income & Growth Fund III	86	$5,025,951
Commonwealth Income & Growth Fund IV	280	$17,989,725
Commonwealth Income & Growth Fund V	178	$26,350,234
Commonwealth Income & Growth Fund VI	197	$22,822,760
Commonwealth Income & Growth Private Fund I	143	$19,450,594
Commonwealth Income & Growth Private Fund II	165	$17,290,738
Commonwealth Income & Growth Private Fund III	196	$20,015,899
Commonwealth Income & Growth Private Fund IV	113	$3,830,223

(1)  This table does not include prior private partnerships sponsored by the general partner and its affiliates that were formed prior to January 1, 2000.

We will provide you, upon request and without fee, the most recent Form 10-K annual report filed with the SEC by any of the prior public programs listed above and, for a reasonable fee to cover our expenses, any exhibits to each such Form 10-K that you may request.

TRANSFERABILITY OF UNITS

General Limitations

Units cannot be transferred or assigned without the consent of the general partner, which consent shall not be unreasonably withheld.  Our limited partnership agreement provides that the general partner shall have reasonable cause to withhold such consent if the transfer is not an exempt transfer as discussed below.  The general partner intends to monitor transfers of units in an effort to ensure that all transfers will be within certain safe harbors promulgated by the IRS to furnish guidance regarding publicly traded partnerships.  These safe harbors limit the number of transfers that can occur in any one year.  The general partner intends to cause CIGF7 to comply with the safe harbor that permits nonexempt transfers and redemptions of units of up to two percent of the total outstanding interests in CIGF7’s capital or profits in any one year.  In deciding whether a proposed transfer can be made, the general partner will consider whether the transfer will have an adverse affect on our federal tax status as a partnership, and any refusal to transfer must be supported by an opinion of counsel to the general partner that such refusal is necessary to maintain our federal tax status.  The general partner may charge a transaction fee, not to exceed $100, to cover the administrative cost of transfers of fewer than 125 units to a single transferee, or transfers that leave the transferor with fewer than 125 units, in its discretion.

Redemption Provision

Upon the conclusion of the 30 month period following the termination of the offering, we may, at the sole discretion of the general partner, repurchase a number of the outstanding units.  After such 30 month period, on a quarterly basis, the general partner, at its discretion, may establish an amount for redemption, generally not more than two percent of the outstanding units per year, subject to the general partner’s good faith determination that such redemptions will not:

•	cause us to be taxed as a corporation under Section 7704 of the Code; or

•	impair our capital or operations.

We may redeem units in excess of the two percent limitation if, in the good faith judgment of the general partner, the conditions above would remain satisfied.

The redemption price for units will be determined as of the date of redemption.  After the completion of 30 months after the end of the offering period, you will receive a price equal to 105% of your “adjusted capital contributions” attributable to the units for sale, which is the original capital contribution less the sum of (a) 100% of the distributions previously made to you and (b) 100% (in the sole discretion of the general partner) of the pro-rata share of  the total offering fees and expenses attributable to the units for redemption.

During the liquidation period, no redemption requests will be granted.  While the partnership is in liquidation, all limited partners will receive the proceeds of the sale of our assets on the same terms.  Any redemption requests outstanding at the time liquidation begins will be considered denied.

All requests for redemption must be made in writing to the general partner and must be on file as of the record date for such redemption.  Upon receipt of such notification, the general partner will provide detailed forms and instructions to complete the request.  The general partner will maintain a master list of requests for redemption with priority being given to units owned by estates, followed by IRAs and “qualified plans,” which are trusts established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 of the Code.  All other requests will be considered in the order received.  Where redemption requests exceed funds available for redemption, there will be no pro-rata allocation of funds available among requesting limited partners.  Redemption requests made by or on behalf of limited partners who are not affiliated with the general partner or its affiliates will be given priority over those made by limited partners who are affiliated with the general partner or its affiliates.  All redemption requests will remain in effect until and unless canceled, in writing, by the requesting limited partner(s).  The general partner has complete discretion in deciding whether to establish an amount for redemption, based upon the amount of operating revenue available to fund redemptions.  Therefore, there can be no assurance that any units for which redemption is requested will ever be redeemed.

We will accept redemption requests beginning 30 months following the termination of the offering.  There will be no limitations on the period of time that a redemption request may be pending prior to its being granted.  Limited partners will not be required to hold their interest in CIGF7 for any specified period prior to their making a redemption request.  Substituted limited partners may also make redemption requests, and their units will retain their transferor’s adjusted capital contribution amount.  The making of a request for redemption is completely voluntary.  Limited partners will receive notification concerning the general partner’s decision on their request. The general partner may withhold consent to the transfer of units for which redemption has been requested during the pendency of the request.

The redemption price is based on a percentage of the selling limited partner’s adjusted capital contributions and is, therefore, not calculated with reference to the fair market value of a unit.  For tax consequences relating to the redemption of units, see “United States Federal Income Tax Considerations -- Disposition of Units.”

Exempt Transfers

The following seven categories of transfers are exempt transfers for purposes of calculating the volume limitations imposed by the IRS and will generally be permitted by the general partner:

•
transfers in which the basis of the unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor (for example, units acquired by corporations in certain reorganizations, contributions to capital, gifts of units, units contributed to another partnership, and non-liquidating as well as liquidating distributions by a parent partnership to its partners of interests in a sub-partnership);

•	transfers at death;

•	transfers between members of a family (which include brothers and sisters, spouses, ancestors, and lineal descendants);

•	transfers resulting from the issuance of units by CIGF7 in exchange for cash, property, or services;

•	transfers resulting from distributions from a retirement plan qualified under Section 401(a) of the Code or an individual retirement plan;

•
any transfer by a limited partner in one or more transactions during any 30-day period of units representing in total more than two percent (2%) of the total outstanding interests in capital or profits of CIGF7; and

•
transfers by one or more partners representing in the aggregate fifty percent (50%) or more of the total interests in partnership capital or profits in one transaction or a series of related transactions.

Additional Restrictions on Transfer

Limited partners who wish to transfer their units to a new beneficial owner will be required to pay CIGF7 up to $50 for each transfer to cover CIGF7’s cost of processing the transfer application and will take such other actions and execute such other documents as may be reasonably requested by the general partner.  There will be no charge for re-registration of a certificate in the event of a marriage, divorce, death, or transfer to a trust so long as the transfer is not a result of a sale of the units.

In addition, the following restrictions will apply to each transfer: (i) our general partner may prohibit any acquisition or transfer if it would cause 25% or more of the outstanding units to be owned by Benefit Plan Investors; and (ii) no transfer will be permitted unless the transferee obtains such governmental approvals as may reasonably be required by the general partner, including without limitation, the written consents of the Pennsylvania Securities Commissioner and of any other state securities agency or commission having jurisdiction over the transfer.  Further, a limited partner may transfer or assign part or all of his units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the general partner such instruments of transfer and assignment and other documents as may be required by the general partner; (b) either (i) at least 125 units are assigned to each assignee and at least 125 units are retained by the assignor or (ii) the Units being assigned are all the units of the assignor (except that the general partner, in its discretion, may waive this requirement for transfers by gift, inheritance or family dissolution or transfers to affiliates of the assignor).

DISTRIBUTIONS AND ALLOCATIONS

Between the General Partner and the Limited Partners

Cash distributions, if any, will be declared quarterly. The first distribution is expected to be made at the end of the first full quarter after the first escrow closing date, which will take place when the minimum offering amount of units has been purchased by investors.  Thereafter, any distributions will be made as of March 31, June 30, September 30 and December 31 of each year.  Cash distributions will be made after the payment of expenses, including the payment of fees to the general partner.  We will make distributions of our cash available for distribution that the general partner, in its sole and absolute discretion, determines is available for distribution.  Such distributions will be payable quarterly, or monthly at the election of the limited partners.  A limited partner who purchases a minimum of 250 units ($5,000) may elect to receive monthly distributions, paid in arrears, by written notice to the general partner upon subscription, or, thereafter, upon at least 30 days’ prior written notice to the general partner, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Without an election, limited partners will receive distributions quarterly.  In any quarter, limited partners may terminate their election to receive distributions monthly rather than quarterly by written notice to the general partner, which termination will be effective as of the beginning of the following calendar quarter.  The general partner, in its sole discretion, will have the option in the future to make quarterly distributions to all limited partners.  In such event, annual fees for monthly distributions will terminate.

Distributions of cash available for distribution are expected to commence no later than the end of the first full calendar quarter following receipt of the minimum subscription amount.  At that time, each limited partner will receive a distribution of cash available for distribution for the calendar quarter and each limited partner who has elected to receive distributions monthly will receive one-third of such amount.  The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account separate from other partnership funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those limited partners who have chosen to receive distributions monthly.  Interest earned, if any, will be returned to the partnership.

    Limited partners who choose the monthly distribution option will be charged a minimum annual administrative fee of $25.00, designed to cover the additional postage and handling associated with the more frequent distributions.  The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly distribution.  In the event that the interest earned on the monthly distribution account exceeds the annual administrative fee, such excess interest will be available to us for partnership purposes.  It is anticipated that the fee will be calculated in January of each year, although the general partner may change the amount of the fee during the year by written notice to each limited partner who properly has chosen to receive monthly distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

Distributions will be made 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contributions plus the cumulative return.  The cumulative return is an amount equal to a return at a rate of 10% per annum, compounded daily, on the adjusted capital contribution (defined in the next paragraph), for all outstanding units, which amount begins accruing when the limited partner is admitted as a partner in CIGF7.  We can not and do not guaranty that investors will receive a 10% cumulative return, or any particular level of return.  Once the adjusted capital contributions of all outstanding units have been reduced to zero, cash distributions will be made 90% to the limited partners and 10% to the general partner.  Distributions made in connection with the liquidation of CIGF7 or a partner’s units will be made in accordance with the partner’s positive capital account balance as determined under the partnership agreement and Treasury Regulations. The general partners capital account balance will at all times be maintained at $1,000.

The cumulative return is calculated on the limited partners’ adjusted capital contributions for their units.  The adjusted capital contributions will initially be equal to the amount paid by the limited partners for their units.  If distributions at any time exceed the cumulative return, the adjusted capital contributions will be reduced by the excess, decreasing the base on which the cumulative return is calculated.  For example (without taking into account the effect of compounding), on a $100 investment, a $12 distribution in year one would result in a $2 reduction in adjusted capital contribution, leaving a $98 base on which the 10% return would be calculated in year two.  The $2 reduction consists of $2 in distributions in excess of that required to satisfy the cumulative return requirement for year one.

If the proceeds resulting from the sale of any equipment are reinvested in equipment, sufficient cash will be distributed to the partners to pay the additional federal income tax resulting from such sale for a partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for that taxable year.

The general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners.  Net profits arising from transactions in connection with the termination or liquidation of CIGF7 will be allocated in the following order:

•	first, to each partner in an amount equal to the negative amount, if any, of his capital account;

•
second, an amount equal to the excess of the proceeds from the liquidation or termination which would be distributed to the partners as operating distributions over the total capital accounts of all the partners (after adjusting those capital accounts to give effect to allocations of operating profits and as if all other cash available for distribution has been distributed), to the partners in proportion to their respective shares of such excess, and

•	third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions.

Net losses, if any, will generally be allocated 99% to the limited partners and one percent to the general partner, except to the extent that any such losses are required to be allocated in a different manner under applicable federal income tax law.

    Net profits and net losses will be computed without taking into account, in each taxable year of CIGF7, any items of income, gain, loss or deduction required to be specially allocated pursuant to Section 704(b) or Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.  No limited partner will be required to contribute cash to the capital of CIGF7 in order to restore a closing capital account deficit, and the general partner has only a limited deficit restoration obligation under the partnership agreement.

Income and Return of Capital

As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you.  Because your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  The amount can only be determined at the end of the tax year when a net asset value for tax purposes is calculated.  Therefore, the Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.  We can not predict at what point during our lifecycle, if ever, that distributions will be fully funded from operations, rather than a partial return of capital, and therefore you will likely be unable to determine your ultimate return on investment until we are fully liquidated and the program has terminated.

Distribution Reinvestment

You may elect to have your distributions in CIGF7 reinvested in additional units during the offering period, rather than receiving your distributions in cash.  To make this election, mark the item in section 6 of the attached subscription agreement, which reads “You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period.”  When the offering period is complete, you will receive all subsequent distributions in cash.

All units purchased for you through distribution reinvestment will be newly issued units purchased directly from CIGF7.  The number of units to be purchased for you through a reinvestment purchase will depend upon the amount of the distributions being reinvested.  The purchase price of all units purchased through reinvestment will be $20.00 per unit.  All distributions paid on units acquired through reinvestment will also be reinvested in additional units.  The distributions paid on such units will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.  All units that you purchase through the reinvestment of distributions are recorded in your name on our books.  We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause our underlying assets to constitute “plan assets.” See “ERISA Considerations – Plan Assets.”

The reinvestment of distributions does not relieve you of any income tax which may be payable on your share of CIGF7’s taxable income.  Please see “United States Federal Income Tax Considerations -- Distribution Reinvestment” for further information about the taxability of reinvested distributions.

Allocation of Profits and Losses and Distributions of Cash Among the Limited Partners

Except during the offering period, and with respect to net profits and losses, during periods when units are redeemed, cash available for distribution, net profits and net losses allocable to the limited partners will be distributed to them solely with reference to the number of units owned by each as of the record date for each such distribution.  During the offering period, cash available for distribution will be distributed to the limited partners with reference to both (i) the number of units owned by each as of each record date and (ii) the number of days since the previous record date (or, in the case of the first record date, the commencement of the offering period) that the limited partner has owned the units.

During the offering period and in the event units are redeemed other than on December 31 of a taxable year, net profits and net losses shall be allocated among the limited partners in proportion to the number of units each holds from time to time during the year in accordance with Section 706 of the Code, using such permissible conventions as the general partner may select.

Limited partners will start sharing in net profits, net losses, and cash distributions on the day following the date the capital contributions are received. If some limited partners are admitted to CIGF7 after others, those limited partners admitted later may receive a smaller portion of each item of CIGF7’s net profits and net losses than the limited partners who were admitted earlier.  Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF7 for their interests as the limited partners who were admitted previously.  In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

    Net profits and net loss shall be computed for each taxable year or shorter period with the following adjustments:

•	any income of CIGF7 that is exempt from federal income tax and not otherwise taken into account in computing net profits and net loss shall be added to such net income or shall reduce such net loss;

•
any expenditure of CIGF7 described in Section 1.704-1(b)(2)(iv)(I) of the Treasury Regulations and not otherwise taken into account in computing net profits and net loss shall be subtracted from such net profit or increase such net loss;

•	items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of the partnership agreement shall not be included in the computation of net profits and net loss; and

•
if equipment is reflected on the books of CIGF7 at a book value that differs from the adjusted tax basis of the equipment in accordance with Section 1.704-1(b)(2)(iv)(d) or (f) of the Treasury Regulations, depreciation, amortization and gain or loss with respect to such equipment shall be determined by reference to such book value in a manner consistent with Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

The terms “net profits” or “net losses” shall include CIGF7’s distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax considerations concerning an investment in CIGF7.  (This summary does not address any applicable state and local tax considerations.)  In this section, when we refer to “the Code” we mean the Internal Revenue Code of 1986, as amended and in effect at the time.  This summary is not exhaustive of all possible tax considerations and is not tax advice.  Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective limited partner in light of your personal circumstances; nor does it deal with particular types of limited partners that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers.  The Code provisions governing the federal income tax treatment of limited partnerships are highly technical and complex.  The following discussion is based on current law, and we assume no duty to inform you regarding changes in the tax law.

We urge you to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF7.

Subject to the qualifications and assumptions set forth herein, and certain representations of the general partner, our counsel, Greenberg Traurig, LLP, has opined on certain tax matters concerning an investment in CIGF7.

       An opinion of counsel represents only such counsel’s best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the opinions of counsel would be sustained by a court, if contested, or that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein.  Counsel’s opinion is not binding on the IRS, and neither we nor counsel have requested a ruling from the IRS on any of the tax matters discussed in this prospectus.  Except for the opinions specifically mentioned herein, counsel has not opined as to the probable outcome on the merits of any issue discussed below.  Neither the general partner, CIGF7, nor counsel can guarantee that any federal income tax advantages described in this summary will be available.  Final disallowance of all or any portion of such tax advantages could adversely affect an investment in CIGF7.

Counsel will not prepare or review our income tax information returns, which will be prepared by management and our independent accountants.  We will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper characterization of each lease transaction as a true lease or financing arrangement,  the proper period over which capital costs may be depreciated or amortized and many other similar matters.  Such matters are handled by us often with the advice of independent accountants and are usually not reviewed with counsel.

The following discussion is not intended as a substitute for individualized tax planning by prospective investors.  The income tax consequences of an investment in a partnership such as CIGF7 are often uncertain and complex and will not be the same for all investors.

Details of significance to a particular taxpayer may not be present in this discussion, as it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to an investment in CIGF7.  The discussion below considers the federal income tax considerations associated with an investment in CIGF7 by individuals who are citizens of the United States or resident aliens and is not intended to deal with matters which may be relevant to other investors, such as corporations, partnerships or trusts.  The discussion, however, does describe some, but not all, of the material federal income tax considerations associated with an investment in CIGF7 by non-resident alien and foreign corporations and Keogh plans and pension and profit-sharing plans qualifying under Section 401(a) of the Code (collectively, qualified plans) and individual retirement accounts described in Section 408 of the Code.  A corporate investor should be aware that the tax consequences of its investment in CIGF7 will differ in several material respects from those applicable to individuals

Classification as a Partnership

Counsel has opined that so long as the sum of the percentage interests in CIGF7 capital or profits transferred during a given taxable year of CIGF7 does not exceed 2% of the total interests in CIGF7's capital or profits, CIGF7 will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes for such taxable year.  This opinion is based upon: (i) existing federal income tax law; (ii) continuing compliance with the conditions set forth below; and (iii) certain representations by the general partner set forth below.

Section 301.7701-2 of the Treasury Regulations (known as the “Check-the-Box” rules) provides that certain unincorporated entities, which have more than one owner may generally elect to be treated as a partnership or a corporation for federal income tax purposes.  In the absence of a specific election, any such entities, that are formed under United States law (i.e., domestic entities), through default are treated as partnerships for federal income tax purposes.  Consequently, subject to the discussion below, we will qualify as a partnership for federal income tax purposes.

Counsel’s opinion takes into account Section 7704 of the Code, which provides, with certain exceptions that are not relevant to this discussion, that “publicly traded partnerships” are taxable as corporations.  Section 7704(b) of the Code defines the term “publicly traded partnership” to mean any partnership if: (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof).  Section 1.7704-1 of the Treasury Regulations and the legislative history of Section 7704 of the Code provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets.

A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests.  The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii)  if the holders of interests in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests, or (iv) prospective buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests.  The legislative history of Section 7704 of the Code also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular, and ongoing opportunities to dispose of their interests.

Our partnership agreement provides that no transfer or assignment of any unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly partnership distributions or to acquire an interest in the capital or profits of the partnership) for any purpose to the extent it is determined by the general partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations applicable with respect thereto, so as to adversely affect the tax status of the partnership as a partnership rather than as an association taxable as a corporation.” The general partner will also prohibit any transfer or assignment of units which, in the general partner’s good faith judgment, will cause us to fall outside of the safe harbors of Section 1.7704-1 of the Treasury Regulations, discussed below.  See “Risk Factors - There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing.”

    Under Section 1.7704-1(e) of the Treasury Regulations, certain types of limited, non-public transfers (“Exempt Transfers”) will be disregarded in determining whether a partnership is publicly traded (unless transferred on an established securities market).  The general partner anticipates permitting seven categories of these Exempt Transfers.   See “Transferability of Units --Exempt Transfers.”

           In addition to providing for the Exempt Transfers, Section 1.7704-1 (f), (g), (h) and (j) of the Treasury Regulations states that partnership interests will not be deemed “readily tradable on a secondary market (or the substantial equivalent thereof)” if any one of several other safe harbors provided for in such Treasury Regulation is satisfied.  One of these is the “two percent safe harbor.”  It provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership’s taxable year does not exceed two percent of the total interests in partnership capital or profits.  Exempt Transfers, among other items, do not count towards the two percent ceiling.  In determining whether we satisfy the two percent safe harbor, redemption of units pursuant to Article 12 of the partnership agreement will be counted.

           The seven categories of Exempt Transfers listed on pages 49-50 are not counted toward the two percent safe harbor ceiling because they are considered to be situations not involving trading on a secondary market, even though they may permit trading of more than two percent of the partnership’s interests.  One of the seven categories of Exempt Transfers is the “block transfers” category.  Under Section 1.7704-1(e)(2) of the Treasury Regulations, block transfers are defined as transfers of 2% or more of the total interests in partnership capital or profits within a 30 day period by a single transferor or certain related transferors.  There is an additional “private transfer” safe harbor for transfers of partnership interests representing 50% or more of partnership interests in capital and profits in one transaction or a series of related transactions.  (But, note that the partnership agreement prohibits a transfer of units if it would cause a termination of the partnership for tax purposes. ~~“~~See “United States Federal Income Tax Considerations – Termination of the Partnership for Tax Purposes.”).

While the general partner will use its good faith judgment to prohibit the type and number of transfers of units to those which will allow us to remain within the two percent safe harbor, the general partner does not warrant that we will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of units could occur which would cause us to fall outside the safe harbor.  In this regard, Section 1.7704-1(c)(3) of the Treasury Regulations states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for partnership interests.  No assurances can be offered, however, that, if the amount and type of trading in the units were to fall outside the safe harbor, the IRS would not claim publicly traded partnership status with respect to CIGF7.

If, for any reason, we were treated for federal income tax purposes as a corporation, our income, deductions, gains, losses and credits would be reflected only on our income tax return rather than being passed through to limited partners, and we would be required to pay income tax at corporate tax rates on our net taxable income.  Any amounts available (after corporate taxes) for distribution to the limited partners would be treated as dividends to the extent of current or accumulated earnings and profits.  In addition, distributions from CIGF7 would be classified as portfolio income rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to CIGF7 or other activities giving rise to passive losses.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.

Certain Principles of Partnership Taxation

A partnership is not subject to federal income tax, but is required to file a partnership information tax return each year.  Each limited partner will be required to take into account, in computing the limited partner’s income tax liability, the limited partner’s distributive share (as determined by the partnership agreement and reported on Schedule K-1 to Form 1065) of all items of our net profits, losses, credits and items of tax preference for any of our taxable years ending within or with the taxable year of the limited partner without regard to whether the limited partner has received or will receive any cash distributions from us.  Thus, a limited partner may be subject to tax if we have net income even though no corresponding cash distribution is made.  To the extent a limited partner’s tax liability attributable to his investment in CIGF7 exceeds his cash distributions from CIGF7 in any year, such partner will be required to pay the excess tax liabilities from other sources.

    Any cash received by a limited partner from CIGF7 in his capacity as a partner generally will not cause recognition of taxable income (or tax loss) for federal income tax purposes.  Instead, such distributions generally will reduce the limited partner’s basis in his units (but not below zero).  However, cash distributions (and certain distributions of “marketable securities,” as defined by the Code) in excess of a limited partner’s adjusted basis in his units will result in the recognition of taxable income to the extent of any such excess.  Any taxable income recognized upon such distributions may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the limited partner’s interest in our “substantially appreciated” inventory and “unrealized receivables” (which includes depreciation recapture) and any excess gain will be characterized as capital gain income and will be long-term or short-term depending upon the limited partner’s holding period for his units.  With respect to a partner subject to the “at risk” rules, if the partner’s share of partnership losses or distributions reduces his “at risk” amount to zero, subsequent distributions of cash or other property to him will cause him generally to recapture as ordinary income an amount equal to the partnership losses previously deducted by him to the extent of such distributions.  See “Cost Recovery and Depreciation – Recapture of Cost Recovery Deductions” and “Disposition of Units” below.  No loss will be recognized by a limited partner upon distributions, other than a loss recognized upon a distribution in liquidation of his partnership interest

    A limited partner’s distributive share of any taxable income we generate will not be deemed to be “net earnings from self employment.”  Accordingly, such income will not be subject to the tax imposed on self-employed persons by Sections 1401 through 1403 of the Code, commonly referred to as “social security taxes.”

    Prospective investors who receive social security benefits should be aware that, although income generated by CIGF7 will not be deemed to be “net earnings from self employment,” such income will be included in a limited partner's “modified adjusted gross income” under Section 86 of the Code for purposes of determining whether a limited partner’s social security benefits, if any, are subject to taxation.

Timing of Income Recognition.  Our tax returns will be prepared using the accrual method of accounting.  Under the accrual method, we will recognize as income items such as rentals and interest as and when earned, whether or not they are received. In certain circumstances, where a lease provides for varying rental payments, increasing (or decreasing) in the later years of the lease, known as “step rentals,” the Code generally requires the lessor to take the rentals into income as if the rent accrued at a constant level rate, with certain exceptions.  This provision also applies to “sale-leaseback” transactions, in which property is leased to the person from whom it was purchased.  An additional consequence of a “step rental” lease would be a conversion of a portion of our rental income (passive) from such lease to interest income (portfolio).  If step rentals are provided for in a lease, the general partner anticipates that the lease will fall within one of the exceptions to such treatment and, therefore, we should recognize such income as it is earned under the lease rather than at a constant level rate as otherwise required under the Code

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

In General.  Cash distributions, if any, will be made quarterly, 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contribution plus the 10% cumulative compounded return; thereafter, cash distributions will be made 90% to the limited partners and 10% to the general partner.  Distributions in redemption of a partner’s units pursuant to Article 12 of the partnership agreement (see “Transferability of Units - Redemption Provision”) will be equal to 105% of the selling partner’s adjusted capital contribution at the time of the redemption, subject to reduction for some or all of the offering fees and expenses attributable to the units. Distributions made in connection with the liquidation of CIGF7 or a partner’s units will be made in accordance with the partner’s positive capital account balance as determined under the partnership agreement and Treasury Regulations.

    Generally, the general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners.  Net profits arising from transactions in connection with the termination or liquidation of CIGF7 will be allocated in the following order: (i) first, to each partner in an amount equal to the negative amount, if any, of his capital account; (ii) second, an amount equal to the excess of the proceeds which would be distributed to the partners based on the operating distributions to the partners over the aggregate capital accounts of all the partners, to the partners in proportion to their respective shares of such excess, and (iii) third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions.  Net losses, if any, will be allocated 99% to the limited partners and one percent to the general partner

    The above allocations, however, are subject to several special allocations designed in part to prevent a partner’s capital account (particularly a limited partner’s capital account) from going below zero and to allow the partner’s capital account accurately to reflect the above-described sharing ratios.

    Although a partnership may make a special allocation of certain partnership items, or overall profit and loss, in a manner disproportionate to the partners’ respective capital contributions, such an allocation will be recognized for federal income tax purposes only if it has “substantial economic effect" or otherwise is resepcted for tax purposes as discussed below.

   Substantial Economic Effect.  Under Treasury Regulations, an allocation will be respected by the IRS only if it meets any one of the following: (i) the allocation has “substantial economic effect”; (ii) the allocation is in accordance with the partners’ interests in the partnership; or, (iii) the allocation is deemed to be in accordance with the partners’ interests in the partnership.  Any allocation which fails to satisfy at least one of these three tests will be reallocated in accordance with the partners’ interests in the partnership as defined in the Treasury Regulations.

    The Treasury Regulations set forth a two-part analysis to determine whether an allocation has “substantial economic effect.” First, the allocation must have “economic effect.” In other words, the allocation must be consistent with the underlying economic arrangement of the partners.  If there is an economic benefit or burden that corresponds to the allocation, the partner receiving such an allocation should benefit from the economic benefit or bear the economic burden. Normally, economic effect will be present only if the partners’ capital accounts are determined and maintained as required by the Treasury Regulations.

Liquidation proceeds must be distributed in accordance with the partners’ positive capital account balances (after certain adjustments).  Additionally, if partners are not required to restore any deficit capital account balance,  no loss or deduction may be allocated to a partner if such allocation would create a deficit balance in such partner’s capital account in excess of the amount such partner is obligated to restore to the partnership or is treated as required to restore to the partnership, and the partnership agreement must contain a “qualified income offset,” requiring that if a partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations which creates or increases a deficit in such partner’s capital account, such partner will be allocated items of net profits and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

Second, the economic effect must be “substantial.” Substantiality is present if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by a partner independent of his tax consequences.  If a shifting of tax attributes results in little or no change to the partner’s capital accounts, or if the shift is merely transitory, they will not be recognized.  Thus, if the allocation causes a shift in tax consequences that is disproportionately large in relation to the shift in economic consequence, there is a presumption that the economic effect of the allocation is not substantial and such allocation will be disregarded (and the partnership items will therefore be apportioned according to the partners’ respective interests).

The Treasury Regulations contain several exceptions and qualifications. For example, if a partnership allocation fails the above “economic effect” test, it may still be recognized if it meets the “economic effect equivalence” test. An allocation will be viewed as having economic effect if the agreement among the partners would in all cases produce the same results as the requirements outlined above.  Further, there are also several exceptions, which come into play where the partner does not have an absolute obligation to restore a negative capital account.

Pursuant to the partnership agreement, net profits, net losses and cash distributions allocated to a partner will be reflected by appropriate adjustments to the partner’s capital account.  Furthermore, the partnership agreement contains provisions, which would in all cases produce distributions of liquidation proceeds on dissolution on the basis of the relative amounts of the partners’ capital accounts to the extent of the balances of such capital accounts.  The tax allocations, however, are predicated on the assumption that the management fees payable to the general partner will be treated as deductible guaranteed payments, rather than as partnership distributions.  See “United States Federal Income Tax Considerations -- Fees and Reimbursements to the General Partner and Affiliates.”

Retroactive Allocations.  Under Section 706(d) of the Code, “retroactive allocations,” i.e., allocations of items to partners before they became partners, are prohibited.  Section 706(d) of the Code and the Treasury Regulations thereunder accomplish this prohibition by providing that if there is a change in any partner’s interest in any taxable year of the partnership, each partner’s distributive share of a partnership’s tax items is to be determined by use of any method prescribed by the Secretary of the Treasury in Treasury Regulations which take into account the varying interests of the partners in the partnership during such taxable year.  The partnership agreement provides that income or loss allocable to the limited partners will, to the extent partners are admitted under the offering during the course of the taxable year other than on January 1 or are redeemed other than on December 31, be allocated among the limited partners in proportion to the number of units each holds from time to time during the course of the year, in accordance with Section 706 of the Code, using any convention permitted by law selected by the general partner.  Thus, if some limited partners are admitted to CIGF7 after others, those limited partners admitted later may receive a smaller portion of each item of our net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF7 for their interests as the limited partners who were admitted previously.  In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

Based on the Treasury Regulations, the legislative history and existing case law, counsel has opined that the allocations contained in the partnership agreement of our net profits and net losses should be respected for federal income tax purposes.

Limitations on Utilization of Partnership Losses

Tax Basis.  A limited partner may not deduct losses in excess of his “tax basis” in his units, but may carry forward such excess losses to such time, if ever, as his basis is sufficient to absorb them.  A limited partner’s tax basis in his units also determines the tax consequences of his distributions, as well as the amount of the gain or loss he may realize upon any sale of his units.  See “United States Federal Income Tax Considerations — Disposition of Units.”

Initially, the tax basis of a limited partner’s units will be equal to the amount of cash contributed by the limited partner to CIGF7 or the amount paid to a transferor limited partner, plus the limited partner’s share of our non-recourse liabilities, if any.  A limited partner’s initial tax basis will then be (i) increased by his allocable share of any net profits for each year, contributions made to CIGF7 by the limited partner, and any increase in his share of non-recourse liabilities, and (ii) reduced by his allocable share of any net losses, the amount of any distributions made to him during the year, and any reduction in his share of non-recourse liabilities.

The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the partner’s combined interests.  Possible adverse tax consequences could result from the application of this ruling upon a sale of some but not all of a limited partner’s units.  See “United States Federal Income Tax Considerations - Disposition of Units.”

Amounts at Risk.  The Code limits the deductions that an individual or a closely held “C” corporation may claim from an activity to the aggregate amount with respect to which such taxpayer is “at risk” for such activity as of the close of the taxable year.

Except as otherwise provided below, a limited partner will be considered to be “at risk” with respect to the amount of money and the adjusted basis of other property the limited partner contributes to CIGF7.  A limited partner will be at risk with respect to amounts borrowed by CIGF7 only to the extent that the limited partner is personally liable for their repayment or the net fair market value of the limited partner’s personal assets (other than units) that secure the indebtedness.  A limited partner will not be considered at risk with respect to any amounts that are protected against loss through non-recourse financing, guarantees, stop loss agreements or similar arrangements. Because the limited partners will not be personally liable for partnership indebtedness, any such indebtedness will not augment the limited partners’ amounts at risk.

A limited partner’s amount at risk will be reduced by (i) net losses which are allowed as a deduction to the limited partner under the at-risk rules and (ii) cash distributions received by a limited partner with respect to the limited partner’s units, and increased by that limited partner’s distributive share of net profits.  Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.”

If a limited partner’s at risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount.  Losses of CIGF7 that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner’s amount at-risk has been increased.

     The Code will allow us to aggregate our equipment leasing activities only with respect to equipment placed in service during the same taxable year.  Therefore, the “at risk” rules will be applied to the net taxable income or loss resulting from leasing equipment which was placed in service during the same taxable year.  This could result in a partner’s deduction for losses with respect to certain items of equipment being limited by the “at risk” rules, even though he must recognize income with respect to other items of equipment.

Counsel has given its opinion that the sum of the amounts for which a limited partner will be considered “at-risk,” for purposes of Section 465 of the Code, in any taxable year with respect to equipment placed in service in that taxable year and in each prior year (treating all equipment placed in service in the same year as a single activity separate from the activities represented by equipment placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in the partnership agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than units is pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in the equipment or otherwise expended in connection with our organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by us with respect to same)), less: (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such equipment which have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner, plus (iii) the limited partner’s distributive share, determined on a cumulative basis, of total net profits with respect to such equipment.

Passive Activity Losses Limitations.  The Code prohibits an individual, estate, trust, closely-held “C” corporation, or personal service corporation from using losses and credits from a business activity in which the taxpayer does not materially participate, or a rental activity, to offset other income, including salary and active business income as well as portfolio income (such as dividends, interest and royalties, whether derived from property held directly or through a pass-through entity such as a partnership).

Interest income derived by CIGF7 from the interim investment of offering proceeds or reserves (and any income derived by CIGF7 from leases treated as loans for federal income tax purposes) will be treated as portfolio income and, thus, will not be offset for those purposes by partnership deductions such as depreciation or cost recovery deductions.

Losses from a passive activity that are not allowed currently will be carried forward indefinitely, and are allowed in subsequent years against passive activity income or in full upon complete disposition of the taxpayer’s interest in that passive activity to an unrelated party in a fully taxable transaction.

Special passive activity loss rules apply to publicly traded partnerships.  Our income or losses may not be used to offset any losses or income you may derive from another partnership that is classified as a publicly traded partnership.

If a limited partner incurs indebtedness in order to acquire or carry units, interest paid by the limited partner on the indebtedness will be subject to the limitations for passive activity losses, except to the extent that the indebtedness relates to “portfolio income,” if any, of CIGF7.  Interest expense of a limited partner attributable to “portfolio income” may be subject to other limitations on its deductibility.  See “United States Federal Income Tax Considerations — Interest Deduction Limitations.”

    Counsel has opined, based on the above discussion and assuming that all leases we enter into are considered “true leases” for federal income tax purposes, that the net profits, net losses, and credits derived from CIGF7 with respect to our leasing activities will be subject to the passive activity rules. Thus, any income we produce  from leasing property should be income from a passive activity.  However, any partnership income attributable to (i) the investment of partnership funds in liquid investments prior to the purchase of equipment, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held by CIGF7 as working capital, security deposits, or in reserve, or (iii) equipment with respect to which we are determined not to be the owner for federal income tax purposes will not be passive activity income.

   Hobby Losses.  Section 183 of the Code limits deductions attributable to “activities not engaged in for profit.” The phrase “activities not engaged in for profit” means any activity other than one that constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income.  The Treasury Regulations provide that the determination of whether an activity is engaged in for profit is to be made by reference to objective standards, taking into account all of the facts and circumstances in each case.  The Treasury Regulations also provide that, although a reasonable expectation of profit is not required, the facts and circumstances must indicate that the taxpayer entered into the activity, or continued the activity, with the objective of making a profit.

    The Treasury Regulations enumerate a number of nonexclusive factors, that should be taken into account in determining whether an activity is engaged in for profit.  The IRS has ruled that this test will be applied at the partnership level.

    Based upon these Treasury Regulations and our investment goals, we intend to manage CIGF7 so that our activities will constitute an activity engaged in for profit within the meaning of Section 183 of the Code. However, the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances applicable from time to time including the motives of the investors, and no assurance can be given that Section 183 of the Code may not be applied in the future to disallow the deductions.

Cash Distributions

    Cash distributions (including reductions in a limited partner’s proportionate share of partnership non-recourse liabilities, if any) to a limited partner, other than those in exchange for, or redemption of, all or part of his units, reduce a limited partner’s adjusted basis in his units and may represent both a return of capital and income.  To the extent distributions of cash reduce a limited partner’s adjusted basis in his units to zero, such distributions will be treated as returns of capital which generally do not result in any recognition of gain or loss for federal income tax purposes.  To the extent such distributions or reductions in liabilities exceed a limited partner’s adjusted basis in his units immediately prior thereto, such limited partner will recognize gain to the extent of such excess.  Such gain may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the limited partner’s interest in our “substantially appreciated” inventory and “unrealized receivables” (which includes depreciation recapture); any excess gain will be treated as capital gain.

           The gain that a limited partner will recognize as a result of a reduction of liabilities in excess of such limited partner’s adjusted tax basis in his units immediately prior thereto will result in a tax liability to the limited partner without any cash distribution.  To the extent a limited partner’s federal tax liabilities exceed cash distributions, such federal tax liabilities would have to be paid from other sources and, in effect, would be a nondeductible cost to such limited partner.

It is possible that your tax liability for a given year will exceed your cash distributions for that year.  For example, we may borrow money to finance the purchase of some of our equipment.  Depending on the amortization schedule for payment of such loans, it is possible in some years, most likely the later years of such loans, that the nondeductible payments of principal which we will have to make will exceed our depreciation deductions.  In such years, our taxable income will be greater than the cash flow produced from our leasing activities.  Depending on how big this difference is, your tax liability for a year could be greater than your cash distributions for that year.  Similarly, because of such borrowings, your tax liabilities arising from a sale or other disposition of units or equipment could exceed the cash proceeds therefrom.  To the extent a limited partner’s federal tax liabilities exceed such limited partner’s cash distributions, such federal tax liabilities would have to be paid from other sources and, in effect, would be a nondeductible cost to such limited partner.

Distribution Reinvestment

If you elect to have your distributions reinvested in additional units during the offering period, the amount of such distributions will be includable in your cost basis of units purchased.  Schedule K-1, the information return we send to you and the IRS at the end of the year will show the amount of the distributions paid to you.

If you are considering electing to reinvest your distributions, we urge you to consult with your own tax advisors regarding the specific tax consequences (including the federal, state and local tax consequences) that may result from your election and of potential changes in applicable tax laws.

The income tax consequences for investors in units who do not reside in the United States may vary from jurisdiction to jurisdiction.  If you are a foreign unitholder whose share of taxable income is subject to United States income tax withholding at the current statutory rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase additional shares.

Fees and Reimbursements to the General Partner and Affiliates

General.  There is no assurance that the IRS will not challenge our position with respect to the amount, character, time of deduction or tax treatment of any of the fees discussed herein or, if challenged, that our position would be sustained.  In any year such fees are incurred, the disallowance of the deductibility of such fees would result in a proportionate increase in the taxable income (or reduction in the loss) of the limited partners with no associated increase in cash distributions with which to pay any resulting increase in tax liabilities.
Organizational and Offering Expenses. The general partner will be paid for its organizational expenses incurred for its services in organizing CIGF7 and preparing the offering. The general partner plans to make a reasonable allocation of such fees between syndication expenses, which must be capitalized, and organization expenses, of which up to $5,000 may be currently deducted and the remainder may be amortized over a 180-month period for tax purposes. The range of the fee based on the minimum and maximum amounts sold will be between $34,500 and $1,250,000, all of which we estimate to be deductible expenses for purposes of GAAP. In addition, we will incur underwriting commissions of up to 10% (consisting of 7% selling commission, 2% dealer manager fee and up to 1% marketing reallowance). These commissions will be nondeductible syndication expenses, which are charged against the capital accounts of limited partners.

Equipment Acquisition and Debt Placement Fees.  The cost of acquisition fees will be capitalized to the cost of the equipment.  Debt placement fees will be amortized over the term of the borrowings to which they relate.

The Equipment Management Fee.  The equipment management fee should be deductible as an ordinary and necessary business expense under Section 162 of the Code, to the extent that its amount is commercially reasonable.

Equipment Liquidation Fee.  Equipment liquidation fees should be treated as a cost of sale of the equipment.

Ownership of Equipment

    Tax Treatment of Leases.  Your depreciation and cost recovery deductions with respect to any item of partnership equipment depend, in part, on the tax classification of the rental agreement under which it leased.  These deductions are only available if the rental agreement is a true lease of equipment, meaning we retain ownership of it.  Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, financing or refinancing arrangement where ownership shifts to a purchaser, the nominal lessee.

Whether a partnership is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations.  The IRS has published Revenue Procedure 2001-28, 2001-1 C.B. 1156, which provides guidelines on the tax treatment of leveraged leases.

           Under these guidelines, unless other facts and circumstances indicate a contrary intent, and for advance ruling purposes only, the Service will consider the lessor in a leveraged lease transaction to be the owner of the property and the transaction a valid lease if all of the following are met: (i) the lessor must make a minimum unconditional “at risk” investment in the property when the lease begins, must maintain such minimum unconditional investment throughout the entire lease term, and such minimum unconditional investment  must remain at the end of the lease term; (ii) the lessee group may not have a contractual right to purchase the property for less than its fair market value when the right is exercised; (iii) when property is first placed in service, the lessor may not have a contractual right to cause any party to purchase the property and the lessor must represent that it has no present intention to acquire such a contractual right; (iv) with certain limited exceptions, no part of the cost of the property or any improvement, modification, or addition to the property may be furnished by any member of the lessee group; (v) no member of the lessee group may lend the lessor funds to acquire the property, or guarantee any indebtedness created in connection with the acquisition of the property; (vi) the lessor must represent and demonstrate that it expects profits from the transaction, aside from tax benefits; and (vii) the lessor must represent and demonstrate that the lease does not transfer the use of the property for substantially its entire useful life.

           The above guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, but are, nonetheless, illustrative of the principles used to determine if a transaction is a true lease.  Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each item of equipment we acquire, will depend on the specific facts in each case.  Since these facts cannot now be determined with regard to leases that will be entered into in the future, counsel can render no opinion on this issue.

Cost Recovery and Depreciation

    Cost Recovery Rules.  The equipment we plan to acquire and lease generally is classified as 5-year property, and may be written off for federal income tax purposes~~,~~ through cost recovery or depreciation deductions~~,~~ over its respective recovery period.  The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction.  Recent legislation provides for a “bonus” depreciation of 50% (or 30% if the taxpayer so elects) of the adjusted basis of certain qualified property in the taxable year in which it is placed in service.  Property is qualified property for this purpose if, among other things, its original use began with the taxpayer and it is placed in service before January 1, 2010.  A taxpayer may, however, choose to use a straight line method of depreciation for the entire recovery period.  In order to elect out of the “bonus” depreciation with respect to property in a class, however, the election must apply to all property in that class placed in service during the taxable year.

    We will allocate all or part of the acquisition fees, which are fees paid to the general partner in connection with the selection and purchase of equipment, to the cost basis of equipment.  We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable.  The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all.  If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly.  Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment we acquire, counsel is unable to render an opinion about whether our cost recovery deductions for acquisition fees would be upheld if challenged by the IRS.

In some circumstances, a taxpayer will be required to recover the cost of an asset over longer periods of time than described above.  These circumstances include the use of equipment predominately outside the United States and the use of equipment by a tax-exempt entity.

Recapture of Cost Recovery Deductions.  All or part of our cost recovery, depreciation or amortization deductions may be recaptured as ordinary income upon a subsequent disposition of the equipmentor, with respect to a partner’s share of such deductions, upon the disposition of the partner’s units.  See “United States Federal Income Tax Considerations – Disposition of Units” below.  Our cost recovery, depreciation or amortization deductions will be recaptured to the extent of any gain on disposition.  This recapture amount will be recognized in full as ordinary income in the year of sale even if we have made an installment sale of the equipment.  See “United States Federal Income Tax Considerations – Sale of Equipment.”

    If we have not made a basis adjustment election under Section 754 of the Code, a purchaser of units also may be required to recapture amounts attributable to cost recovery or depreciation claimed during the period a prior owner held such units when we dispose of equipment subject to recapture or when the purchaser subsequently sells his units.

Interest Deduction Limitations

The Code restricts the ability of non-corporate taxpayers to deduct interest on funds borrowed to acquire or carry investment assets.  Such taxpayers may deduct “investment interest” only to the extent of the “net investment income” of the taxpayer for the taxable year.  Any interest disallowed under this provision in one year may be carried forward indefinitely and claimed at such time as the taxpayer has sufficient investment income.

Interest expense that is allocable to a passive activity is subject to the passive loss limitations, and is not subject to the investment interest limitations.  The general partner anticipates that CIGF7 will be deemed a passive activity with respect to the income, gains, losses, deductions and credits passed through to the limited partners and, therefore, will not figure in a limited partner’s investment interest limitations calculation.

    However, because we will enter into net leases, any interest expense that we pay might be considered to be investment interest expense and, as such, would be subject to the limitations described herein.  Because the amount of any limited partner’s investment interest that would be subject to disallowance in any year will depend upon the other investment income and expenses of that limited partner, the extent, if any, of such disallowance will depend upon that limited partner’s particular tax situation.

    Additionally, the IRS might argue that all or some portion of any interest incurred in connection with the acquisition or maintenance of a unit in CIGF7 is investment interest.  As noted above, however, it is anticipated that any interest in CIGF7 as a limited partner will be deemed a passive activity (unless current law is modified by Treasury Regulations or legislation).  To the extent the investment in a unit is treated as a passive activity, any interest incurred in acquiring or maintaining such an interest would not be subject to the investment interest limitations of the Code but instead would be subject to the passive activity limitations.

Section 265(a)(2) denies any deduction for interest paid by a taxpayer on indebtedness incurred or continued for purchasing or carrying tax -exempt obligations.  Denied interest may not be deducted in any year.  In the case of a taxpayer who borrows to purchase a “portfolio investment” at a time when such taxpayer holds tax-exempt obligations, Revenue Procedure 72-18, 1972-1 C.B. 740, establishes a rebuttable presumption that such borrowing is made “at least in part, to…carry the existing investment in tax-exempt obligations”.  “Portfolio investment” is specially defined for purposes of Revenue Procedure 72-18.  An investment in units constitutes a portfolio investment in that context, and therefore falls within Revenue Procedure 72-18’s presumption in the hands of a purchaser owning tax-exempt obligations at the time of purchase.

The presumption established by Revenue Procedure 72-18 is rebuttable by establishing that “the taxpayer could not have liquidated his holdings of tax-exempt obligations in order to avoid incurring indebtedness”; a mere showing “that the tax-exempt obligations could only have been liquidated with difficulty, or at a loss” is insufficient to rebut the presumption.

           Thus, in the case of a limited partner who borrows funds to purchase units and at the time of purchase owns tax exempt obligations, the IRS may take the position, depending on the composition of such limited partner’s assets at the time of purchasethat interest paid by the limited partner on such loan should be viewed in part as incurred on loans which enable him to continue carrying his tax -exempt obligations.  If this position were upheld, the IRS would disallow a portion of the interest on the indebtedness incurred to purchase units. Under Revenue Procedure 72-18, the disallowed portion would “be determined by multiplying the total interest on such indebtedness by a fraction, the numerator of which is the average amount during the taxable year of the taxpayer's tax-exempt obligations (valued at their adjusted basis) and the denominator of which is the average amount during the taxable year of the taxpayer's total assets (valued at their adjusted basis) minus the amount of any indebtedness the interest on which is not subject to disallowance to any extent” under Revenue Procedure 72-18.  Prospective investors owning tax-exempt obligations and wishing to incur indebtedness to buy units should consult with their individual tax advisers regarding the application of Revenue Procedure 72-18 and Section 265(a)(2) of the Code to their particular circumstances.

Sale of Equipment

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses.  The distinction between ordinary income and capital gains is relevant for other purposes as well.  For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

    Upon a sale or other disposition of equipment, we will realize gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon disposition.  Any foreclosure of a security interest in equipment would be considered a taxable disposition and we would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though we would receive no cash.  In the case of a disposition of equipment at a gain, the income first would be ordinary income to the extent of recapture, as discussed below.

Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions we take will be subject to recapture to the extent of any realized gain.  Recapture means that the depreciation, previously deducted, is reversed by recognizing the depreciated amounts as ordinary income, in the year of the sale.  Recapture cannot be avoided by holding the equipment for any specified period of time.  If a partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

    Certain gains and losses are grouped together to determine their tax treatment.  The gains on the sale or exchange of some assets, including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to the recapture of depreciation and cost recovery deductions discussed above and a special recapture rule described below).  If the losses exceed the gains, however, the excess losses will be treated as ordinary losses.  Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Disposition of Units

In General.  A partner who sells or otherwise disposes of his units, including redemptions of a limited partner’s units pursuant to Article 12 of the partnership agreement, will realize taxable gain or loss measured by the difference between the selling or redemption price and the adjusted tax basis of his units.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.” Gain or loss, in general, will be taxed as short-term or long-term capital gain or loss, depending on the period the units have been held (provided the partner is not a dealer in the units).

   However, gain attributable to the partner’s share of “substantially appreciated inventory items” and “unrealized receivables” of CIGF7, as those terms are defined in the Code, will be taxed as ordinary income.  Unrealized receivables include any cost recovery, depreciation and amortization deductions of CIGF7 that would have been recaptured upon a hypothetical sale of the equipment.

    The requirement that recapture amounts be recognized in full in the year of sale even if the sale qualifies as an installment sale, may apply to an installment sale of units.  See “United States Federal Income Tax Considerations — Cost Recovery and Depreciation — Recapture of Cost Recovery Deductions.”  In determining the amount realized upon the sale or exchange of units, a limited partner must include, among other things, his allocable share of partnership indebtedness included in his basis in such units.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.”   A partner’s gain on the sale or exchange of units should be treated as income from the activity of leasing the equipment.  As a result, suspended losses, if any, from prior years could offset the gain realized on the sale or exchange of units.   See “United States Federal Income Tax Considerations — Limitation on Utilization of Partnership Losses — Passive Activity Losses Limitations.”  A partner who sells or otherwise disposes of his units must also report his share of the taxable income or loss of CIGF7 for the portion of the taxable year of CIGF7 during which he owned his units.

Gift of Units.  In general, no gain or loss should be recognized on a gift of units, although there may be federal gift tax imposed on such gift.  However, a gift of units encumbered by debt (including debt incurred by the gifting partner to acquire the units and debt incurred by the company that is included in the gifting partner’s asis in his units) can result in the recognition of gain, but never loss, and federal income tax (as well as federal gift tax) liability to the donor.  A gift of units encumbered by debt generally results in a decrease in the gifting partner’s allocable share of liabilities if the donee accepts the units subject to the debt or assumes the liabilities of the gifting partner.  If the amount of the decrease in liabilities exceeds the partner’s adjusted basis in his units, the transaction should be treated as a part gift and part sale transaction, resulting in taxable gain to the extent the amount of liabilities exceeds adjusted basis in the units.  To the extent some of the gain is attributable to the partner’s share of “substantially appreciated inventory items” and “unrealized receivables” of CIGF7, such gain will be taxed as ordinary income. Since the tax consequences of any gift or transfer will depend upon the particular circumstances and upon the individuals or organizations involved in the transaction, before making any gift of units, a limited partner should consult his tax advisor as to the consequences of such a gift and as to the basis of the units in the hands of his successor.

Death of Partner.  If a limited partner dies, the fair market value of his units at death (or, if elected, at the alternate valuation date) will be subject to federal estate taxation.  Under present law, the death of a limited partner does not result in a sale or exchange giving rise to a federal income tax.  It is not clear what the tax consequences are if the decedent’s proportionate share of our liabilities exceeds the adjusted basis of his units at death.  In this event, some gain may be recognized to the decedent or his estate upon the distribution of the units to the extent of such excess.  The cost or other basis of the units inherited from the decedent generally is “stepped up” or “stepped down” to its fair market value for federal income tax purposes.

Notice of Transfer.  The Code requires that a limited partner who transfers an interest in a partnership, whether by sale, gift or otherwise, must notify us of such transfer within 30 days of the transfer or, if earlier, by January 15 of the calendar year following the calendar year in which transfer occurs.

In addition, the Code requires a partnership to file a separate information return with the partnership’s federal information return, for the tax year in which the transfer occurs whenever there is a transfer of a partnership interest involving a sale or exchange where there are inventory items or unrealized receivables as defined by the Code.  A limited partner who fails to inform the partnership of a transfer of the limited partner’s units in accordance with the rules described in this paragraph is liable for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000.  Each such return must contain the following:  (a) the names, addresses and taxpayer identification numbers of the transferee and transferor involved in the exchange and (b) the date of the sale or exchange.

Once notified, the Code requires a partnership to provide the transferee and the transferor with a copy of the completed information return reporting transfers, and to include the name, address and telephone number of the partnership required to make the return.

Termination of the Partnership for Tax Purposes

The Code provides that if 50% or more of the capital and profits interests in a partnership is sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes.  The partnership agreement prohibits the transfer of any unit if such transfer would result in the termination of CIGF7 for federal income tax purposes.  However, involuntary transfers (such as transfers by death, dissolution, etc.) could possibly result in termination of CIGF7 for federal income tax purposes.

    If we should terminate for tax purposes, the terminated partnership (“Old Par”) will be treated (i) as having transferred all of its assets subject to its liabilities to a new partnership (“New Par”) in exchange for partnership interests therein, and then (ii) as having distributed such partnership interests in New Par to the partners of Old Par in liquidation of Old Par.

In addition, upon a partnership termination, the partnership’s taxable year would terminate.  If the limited partner’s taxable year were other than the calendar year, the inclusion of more than one year of partnership income in a single taxable year of the limited partner could result.  Because the new partnership would be treated as a separate entity for federal income tax purposes, the tax elections of the prior partnership would not generally remain valid.  Thus, new federal income tax elections would generally be required to be made.  In addition, depreciation periods for assets held by the partnership will restart.

No Section 754 Election

Due to the burdensome and costly record keeping requirements that a Code Section 754 Election entails, it is unlikely that the general partner will exercise its discretion in favor of making this election to adjust the basis of partnership property in the case of transfers of units.  If the general partner does not make a Code Section 754 Election, a subsequent limited partner’s share of gain or loss upon the sale of our assets will be determined by taking into account our tax basis in the assets and without reference to the cost associated with acquiring the units.  Thus, the absence of a Code Section 754 Election may reduce the marketability of units and the price a purchaser would be willing to pay.  Nor do we anticipate being required to make adjustments for “substantial basis reductions” under changes to Section 734 and Section 743 of the Code, as amended by the 2004 American Jobs Creation Act, P.L. 108-357, enacted October 22, 2004 (“2004 JOBS Act”).

Investment by Tax Exempt Entities

The income earned by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account, is generally exempt from taxation.  However, gross Unrelated Business Taxable Income, or UBTI, of a tax exempt entity is subject to tax to the extent that, when combined with all other gross UBTI of the tax exempt entity for a taxable year, it exceeds all deductions attributable to the UBTI plus $1,000 during the taxable year.  Such UBTI will be taxable at ordinary income rates and may be subject to the alternative minimum tax.  See “United States Federal Income Tax Considerations — Alternative Minimum Tax.”

    The leasing of tangible personal property is treated for purposes of the Code as an unrelated trade or business.  See Revenue Ruling 78-144, 1978-1 C.B. 168, Revenue Ruling 69-278, 1969-1 C.B. 148, and Revenue Ruling 60-206, 1960-1 C.B.  201.  The IRS has ruled that a partner’s distributive share of income or gain from a partnership engaged in the leasing of tangible personal property is treated in the same manner as if such income or gain were realized directly by the partner.  Therefore, a tax exempt entity that invests in CIGF7 will be subject to the tax on UBTI for any taxable year of the tax exempt entity to the extent CIGF7 generates income from the leasing of the equipment and the total of the tax exempt entity’s share of that income for the taxable year plus its UBTI from all other sources for the taxable year exceeds the sum of all deductions attributable to the UBTI plus $1,000.

Although CIGF7’s portfolio income (e.g., interest income from the investment of partnership cash balances) generally will not produce UBTI for a tax exempt entity that invests in CIGF7, a portion of such tax exempt entity’s portfolio income from CIGF7 will constitute UBTI pursuant to the “debt-financed property” rules if the tax exempt entity finances its acquisition of units with debt or to the extent that debt of the partnership is considered to be attributable to the assets producing such portfolio income.

    Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize all income from CIGF7 as UBTI.

Except to the extent of gain or loss from the sale, exchange, or other disposition of acquisition indebtedness property and except to the extent the equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of the equipment generally will be excludable from the scope of UBTI.  However, any gain on the disposition of equipment that is characterized as ordinary income as a result of the recapture of cost recovery or depreciation deductions will constitute UBTI for tax exempt entities.

    If the gross income taken into account in computing UBTI exceeds $1,000, the tax exempt entity is obligated to file a tax return for such year on IRS Form 990-T.  Neither we nor the general partner expect to undertake the preparation or filing of IRS Form 990-T for any tax exempt entity in connection with an investment by such tax exempt entity in the units.

Penalties may be imposed by the IRS for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid.

Please review “ERISA Considerations” and get advice from a qualified tax advisor for potential realization of unrelated business taxable income (UBTI).

Investment by Nonresident Alien Individuals and Foreign Corporations

    Nonresident alien individuals and foreign corporations that become limited partners will, like CIGF7, be deemed to be engaged in the conduct of a trade business within the United States.  Under the Code, nonresident aliens individuals and foreign corporations, respectively, will be required to file United States income tax returns and will be subject to United States income tax on their allocable shares of any partnership taxable income.  A failure to timely file United States income tax returns may result in the disallowance of the non-resident alien’s allocable share of deductions from CIGF7, as well as penalties and interest.

Nonresident alien individuals and closely held foreign corporations that acquire units will also be subject to the same limitations on the deduction of partnership losses that apply to domestic limited partners.  See “United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation,” and “-- Limitations on Utilization of Partnership Losses.”

    Foreign corporations may also be subject to the branch profits tax.  Such tax is equal to 30% of a foreign corporation’s earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States.  This tax is payable in addition to the regular United States corporate tax.  In certain circumstances, the imposition of the branch profits tax may be overridden by the nondiscrimination provisions of applicable United States tax treaties or subject to a lower rate of tax pursuant to such treaties.

We will be required to withhold from distributions to each foreign limited partner an amount equal to a percentage of our taxable income that is allocable to the limited partner.  The Code provides that the amount of tax to be withheld is the “applicable percentage” of our taxable income allocable to foreign limited partners.  The applicable percentage is equal to the highest appropriate tax rate, currently 35% for individual and corporate foreign limited partners.  Such withheld amounts will be credited against the limited partners’ federal income tax liabilities for the taxable year in which withheld, and any excess will be refundable.  Foreign limited partners may be entitled to tax credits for United States taxes in their countries of residence, and should consult with their local and United States tax advisors with regard to the tax consequences of an investment in units.

Alternative Minimum Tax

    This discussion only addresses the alternative minimum tax as it applies to non-corporate taxpayers (and to shareholders of an S corporation).  The first step in determining a taxpayer’s alternative minimum tax liability, if any, is calculation of the taxpayer’s alternative minimum taxable income.  Alternative minimum taxable income is computed by adjusting the taxpayer’s taxable income in accordance with the rules set forth in Sections 55, 56 and 58 of the Code, and by increasing the resulting amount by the taxpayer’s items of tax preference described in Section 57 of the Code.  Alternative minimum taxable income is then reduced by a specified exemption amount and by the taxpayer’s alternative minimum tax foreign tax credit for the taxable year.  For taxable years beginning in 2009, the exemption amounts are $70,950 for married couples filing joint returns, $46,700 for single individuals, and $34,975 for married persons filing separate returns and estates and trusts.  The exemption is phased out above certain alternative minimum taxable income levels: $150,000 for married taxpayers filing joint returns, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separate returns and estates and trusts.

    The alternative minimum tax rate is 26% on the amount of the taxpayer’s alternative minimum taxable income, which does not exceed $175,000 (after taking into account the exemption amount) and 28% on the amount exceeding $175,000.  A taxpayer is only required to pay an alternative minimum tax liability to the extent that the amount of that liability exceeds the liability, which the taxpayer would otherwise have for the regular federal income tax.

One of the adjustments to taxable income established by Section 56 of the Code relates to the amount of cost recovery deduction claimed on personal property.  To derive a taxpayer’s alternative minimum taxable income, the taxpayer’s taxable income must be adjusted by an amount equal to the difference between (i) the amount of cost recovery deductions claimed by the taxpayer with respect to personal property and (ii) the amount which would have been allowable over the asset depreciation range class life of the property using the 150% declining balance method, converting to straight-line when necessary to maximize the remaining deductions

    The adjustment results in a basis in the depreciated property for alternative minimum tax purposes, which may differ from its basis for regular tax purposes.  Thus, upon disposition of the property, the taxpayer will generally recognize less gain (or a greater loss) for alternative minimum tax purposes than for regular tax purposes.  Items of tax preference include other items which are not anticipated to be generated by CIGF7, but may apply in the case of certain limited partners due to their particular facts and circumstances unrelated to CIGF7.

Partnership Tax Returns and Tax Information

The general partner will file our tax returns using the accrual method of accounting and will adopt the calendar year as our taxable year.  See “United States Federal Income Tax Considerations — Certain Principles of Partnership Taxation.” We will provide tax information to the limited partners within 75 days after the close of each taxable year.  If a limited partner is required to file its tax return on or before March 15, it may be necessary for the limited partner to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

    Limited partners will be required to file their returns consistently with the information provided on our informational return or notify the IRS of any inconsistency.  A failure to notify the IRS of an inconsistent position allows the IRS automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.  Limited partners may also receive from us a copy of IRS Form 8886, used to disclose “Reportable Transactions” to IRS, and they should consult with their own tax advisor as to the reporting on their own returns of that form and the information it contains. Failure of the member to report this information may result in a penalty to the member.

IRS Audit of the Partnership

The tax return we file may be audited by the IRS.  Adjustments, if any, from such audit may result in an audit of the limited partners’ own returns.  Any such audit of the limited partners’ tax returns could result in adjustments of non-partnership as well as partnership items of income, gain, loss, deduction and tax preference.

    Partnership audit proceedings are conducted at the partnership level and, if the IRS initiates an administrative proceeding or makes a “final adjustment” at the partnership level, it must notify each partner of the beginning and completion of the partnership administrative proceedings.  Notice need not be given, however, to a partner who has less than a one percent interest in a partnership which has more than 100 partners, although a group of such partners having at least a five percent interest in partnership profits in the aggregate may designate a member of the group to receive notice.

Because we will have more than 100 limited partners, the IRS will not notify individual limited partners if we are audited.  The general partner is the “tax matters partner” who will normally have the authority to negotiate with the IRS  with respect to any partnership tax matter; the general partner will also have the right to initiate judicial proceedings.

A limited partner will thus be unable to control either an audit of CIGF7 or any subsequent litigation.  If, in such event, the general partner does not go to court, any limited partner entitled to receive notice of the proceedings may bring an action to challenge any proposed audit findings by the IRS.  A special statute of limitations exists in connection with the IRS’s right to audit matters at the partnership level.

Reporting Requirements

           Treasury Regulations require the CIGF7 to complete and file IRS Form 8886 (“Reportable Transaction Disclosure Statement”) with its tax return for any taxable year in which it participates in a “reportable transaction.”  A “reportable transaction” is one of the following:

•
A “listed transaction,” which is a transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a “listed transaction.”

•	A “confidential transaction,” which is a transaction that is offered to a taxpayer under conditions of confidentiality and for which the taxpayer has paid an advisor a minimum fee.

•
A “transaction with contractual protection,” which is a transaction for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained, or a transaction for which fees are contingent on the taxpayer’s realization of tax benefits from the transaction.

•	A “loss transaction,” which is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code.

•
A “transaction of interest,” which is a transaction that is the same as or substantially similar to one of the types of transactions that the IRS has identified by notice, regulation, or other form of published guidance as a transaction of interest.

           Each partner treated as participating in a reportable transaction of the CIGF7 is required to file IRS Form 8886 with his tax return.  CIGF7 and any such partner, respectively, must also submit a copy of the completed form with the Service’s Office of Tax Shelter Analysis.  CIGF7 intends to notify the partners if and when it believes (based on information available to it) that the partners are required to report a transaction of CIGF7 and intends to provide the partners with any available information needed to complete and submit IRS Form 8886 with respect to CIGF7’s transactions.  In certain situations, there may also be a requirement that a list be maintained of persons participating in such reportable transactions that could be made available to the IRS at its request.

           A partner’s recognition of a loss upon his disposition of units could also constitute a “reportable transaction” for such partner, requiring such partner to file IRS Form 8886.

           Under the Code, a significant penalty is imposed on taxpayers who participate in a “reportable transaction” and fail to make the required disclosures.  The penalty is generally $10,000 for natural persons and $50,000 for other persons (increased to $100,000 and $200,000, respectively, if the reportable transaction is a “listed transaction”).  Prospective investors should consult with their own advisors concerning the application of these reporting obligations to their specific situations.

Interest and Penalties

With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of twelve months) that a partnership return is filed either late or incomplete.  The monthly penalty is equal to $89 multiplied by the number of partners in the partnership during the year for which the return is due.

With certain exceptions, a penalty will be assessed if we fail to furnish to the limited partners a correct Schedule K-1 to our federal income tax return on or before the prescribed due date (including any extension thereof).  The penalty is equal to $50 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year.

The Code establishes a penalty equal to 20% (40% in certain gross valuation misstatements) on underpayment of tax attributable to substantial valuation over-statements.  This penalty applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company).  All or any part of the penalty may be waived by the IRS upon the taxpayer’s showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith.  If we were to overstate the value of equipment, a limited partner might be liable for this penalty.

    There is a 20% penalty on the amount of an underpayment of tax attributable to a taxpayer’s negligent disregard of applicable rules and regulations or to the “substantial understatement” of a tax liability.  A substantial understatement is defined as an under-statement for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations).  The penalty can be avoided either by disclosing the questionable item on the return or by showing that there was “substantial authority” for taking the position on the return.  If a questionable item is related to a tax shelter, the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was “more likely than not” the proper treatment.  Based upon the representations of the general partner, counsel believes we will not be characterized as a “tax shelter” for these purposes.

It should also be noted that the general partner will not cause us to claim a deduction unless the general partner believes, based upon the advice of its accountants or counsel that substantial authority exists to support the deduction.

As stated above, you may be required to report any “reportable transaction” on your tax return and may be penalized if you fail to do so.

All interest payable with respect to a deficiency is compounded daily.  Interest rates are re-determined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus three percent.

Foreign Tax Considerations

As noted above, we may acquire equipment which is operated outside the United States.  As a consequence, limited partners may be required to file returns and pay taxes in foreign jurisdictions with respect to our foreign source income.  The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

Limited partners who have foreign tax liabilities as a result of their investment in CIGF7 may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively.  The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid.

    In particular, prospective limited partners should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer’s United States federal income tax liability with respect to the foreign source income of the taxpayer calculated separately for passive income and other income.  In the event we earn both types of income, a limited partner must compute separately the foreign tax credit for each type of income.  The foreign source income of a taxpayer is calculated according to United States rather than the foreign jurisdiction’s tax law.  It is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United States law.  In such a case, limited partners would be subject to a higher effective rate of taxation than if no foreign tax had been imposed.  To the extent that all income taxes paid to a foreign country on a certain type of income exceed the amount of foreign tax credit allowable in any year for such type of income, the excess foreign tax credits generally may be carried back one year or forward ten years to offset United States income taxes on that certain type of foreign source income in those tax years.  If we were to suffer an overall foreign loss in one year and incur foreign taxes in a subsequent year, the amount of foreign tax credit allowable in that subsequent taxable year could be reduced on account of the prior foreign loss, regardless of whether the loss resulted in a United States tax benefit to the limited partners.  Each limited partner should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

    Prior to our entering into an arrangement which contemplates the use of equipment outside the United States, the general partner will consult with its counsel and with special counsel located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the limited partners to avoid being required to file income tax returns in the foreign jurisdiction.  The general partner has discretion to cause us to enter into any such arrangement.

Partnership Anti-Abuse Rules

    Treasury Regulations known as the “Anti-Abuse Rules” purportedly grant authority to the IRS to re-characterize certain transactions to the extent that it is determined that the utilization of partnerships is inconsistent with the intent of the federal partnership tax rules.  Under these Anti-Abuse Rules, the IRS may, under certain circumstances, (i) recast transactions which attempt to use the partnership form of ownership, or (ii) otherwise treat the partnership as an aggregation of its partners rather than a distinct separate entity, as appropriate in order to carry out the purposes of the partnership tax rules.  The Anti-Abuse Rules also provide that the authority to re-characterize transactions is limited to circumstances under which the tax characterization by the taxpayer is not, based on all facts and circumstances, clearly contemplated under the Code or the applicable Treasury Regulations.

These Anti-Abuse Rules are intended to impact only a small number of transactions, which improperly utilize partnership tax rules.  It is therefore not anticipated that we and/or the transactions contemplated herein will be affected by the promulgation or administration of these Anti-Abuse Rules.  In light of the broad language incorporated in these Regulations, however, no assurance can be given that the IRS will not attempt to utilize the Anti-Abuse Rules to alter, in whole or part, the tax consequences described herein with regard to an investment in CIGF7.

Future Federal Income Tax Changes

Neither the general partner nor counsel can predict what further legislation, if any, may be proposed by members of Congress, by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted.  Neither the general partner nor counsel can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in the IRS’ ruling policy.  Consequently, no assurance can be given that the income tax consequences of an investment in CIGF7 will continue to be as described herein.  Any changes adopted into law may have retroactive effect.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes, which may be imposed by various jurisdictions.  A limited partner’s distributive share of our income or loss generally will be required to be included in determining the limited partner’s reportable income for state or local tax purposes in the jurisdiction in which the limited partner is a resident.  Moreover, Pennsylvania and a number of other states in which we may do business generally impose state income tax on a nonresident and foreign limited partner’s distributive share of partnership income which is derived from such states.  Pennsylvania and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign limited partners on partnership income derived from such states.  Any amounts withheld would be deemed distributed to the nonresident or foreign limited partner and would, therefore, reduce the amount of cash actually received by the nonresident or foreign limited partner as a result of such distribution.  Nonresidents may be allowed a credit for the amount so withheld against income tax imposed by their state of residency.

    We cannot, at present, estimate the percentage of our future income that will be from states, that have adopted such withholding tax procedures and it cannot, therefore, estimate the required withholding tax, if any.

    In addition, while we intend to apply to the applicable taxing authority of such states for a wiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

           In addition, many states have inheritance or estate taxes that may be imposed on a decedent’s interest in a partnership.  Potential investors who are individuals should consult with their own tax advisor regarding the potential impact of state inheritance and estate taxes on a transfer of units upon the death of the limited partner.

Please be advised that you may be subject to rules determining your state and local income tax liabilities that are less favorable than federal income tax laws.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION.

ERISA CONSIDERATIONS

The following is a summary of the material non-tax considerations associated with an investment in CIGF7 by a qualified plan, Keogh Plan or an IRA (a “benefit plan”).  This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor.  No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein.  Any changes may or may not apply to transactions entered into prior to the date of their enactment.

Fiduciaries Under ERISA

A fiduciary of a pension, profit sharing or other employee benefit plan subject to Title I of ERISA should consider whether an investment in the units is consistent with his fiduciary responsibilities under ERISA.  In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA Plan’s participants and beneficiaries.  A fiduciary is required to perform the fiduciary’s duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA Plan’s governing documents, provided that the documents are consistent with ERISA.

Fiduciaries with respect to an ERISA Plan include any persons who have any power of control, management, or disposition over the funds or other property of the ERISA Plan.  An investment professional who knows or ought to know that his or her advice will serve as one of the primary bases for the ERISA Plan’s investment decisions may be a fiduciary of the ERISA Plan, as may any other person with special knowledge or influence with respect to a ERISA Plan’s investment or administrative activities.

While the beneficial “owner” or “account holder” of an IRA is treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules explained below..  Also, certain qualified plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participant(s) is/are the sole proprietor and his or her spouse or the partners and their spouses, and certain qualified plans of corporations in which at all times (before and after the investment) the only participant(s) is/are an individual or/and his or her spouse who own(s) 100% of the corporation’s stock, are generally not subject to ERISA’s fiduciary standards, although they also are subject to the Code’s prohibited transaction rules explained below.

A person subject to ERISA’s fiduciary rules with respect to an ERISA Plan should consider those rules in the context of the particular circumstances of the ERISA Plan before authorizing an investment of a portion of the ERISA Plan’s assets in units.

Fiduciaries of an ERISA Plan that permits a participant to exercise independent control over the investments of his individual account in accordance with Section 404(c) of ERISA (a “self-directed investment” arrangement) generally will not be liable for any investment loss or for any breach of the prudence or diversification obligations that results from the participant’s exercise of such control, and the participant is not deemed to be a fiduciary subject to the general ERISA fiduciary obligations described above merely by virtue of his exercise of such control.  Liability can, however, be imposed upon the fiduciary of an ERISA Plan for losses resulting from a participant’s direction of the investment of assets in his individual account into a particular investment option under the ERISA Plan if the fiduciary acted imprudently in offering, or continuing to offer, the investment under the ERISA Plan.

The fiduciary of an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Prohibited Transactions Under ERISA and the Code

Any fiduciary of an ERISA Plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transactions provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions.  These rules prohibit such plans from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” described in Section 4975(e)(2) of the Code or “parties in interest” described in Section 3(14) of ERISA, each of which are referred to as “disqualified persons.”

“Prohibited transactions” include, but are not limited to, any direct or indirect transfer or use of a qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan.  Under ERISA, a disqualified person that engaged in a prohibited transaction will be made to disgorge any profits made in connection with the transaction and will be required to compensate any ERISA Plan that was a party to the prohibited transaction for any losses sustained by the ERISA Plan.  Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with an ERISA Plan or a non-ERISA Plan or an IRA subject to Section 4975 of the Code.  If the disqualified person who engages in the transaction is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA may lose its tax exempt status and the assets will be deemed to be distributed to such individual in a taxable transaction.

In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by an ERISA Plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, as to which the general partner or any of its affiliates have investment discretion with respect to the assets used to purchase the units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.  Additionally, fiduciaries of, and other disqualified persons with respect to, an ERISA Plan, an IRA, and a non-ERISA Plan subject to Section 4975 of the Code, should be alert to the potential for prohibited transactions to occur in the context of a particular plan’s or IRA’s decision to purchase units.

Neither the general partner nor CIGF7 shall have any liability or responsibility to any benefit plan that is a limited partner or any other limited partner, including any limited partner that is a tax exempt entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of partnership assets being deemed plan assets of the limited partner under the Code or ERISA or other applicable law.

“Plan Assets”

If our assets were determined under ERISA or the Code to be “plan assets”:

•	the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving our assets;

•
persons who exercise any authority or control over our assets, or who provide investment advice to us, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires the unit, and transactions involving our assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,

•
a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the unit could be liable under Part 4 of Title I of ERISA for transactions we enter into that do not conform to ERISA standards of prudence and fiduciary responsibility, and

•	certain transactions that we might enter into in the ordinary course of our business and operations might constitute “prohibited transactions” under ERISA and the Code.

An ERISA plan’s fiduciaries might, under certain circumstances, be subject to liability for actions taken by the general partner or its affiliates, and certain of the transactions described in this prospectus in which we might engage, including certain transactions with affiliates, may constitute prohibited transactions under the Code and ERISA with respect to such ERISA plan, even if their acquisition of units did not originally constitute a prohibited transaction.

Under the Department of Labor regulations governing the determination of what constitutes the assets of an ERISA plan in the context of investment securities such as units, an undivided interest in the underlying assets of a collective investment entity such as CIGF7 will be treated as “plan assets” of Benefit Plan Investors (as that term is defined under ERISA) if (i) the securities are not publicly offered, (ii) 25% or more by value of any class of equity securities of the entity is owned by Benefit Plan Investors, (iii) the interests of the Benefit Plan Investors are “equity interests,” and (iv) the entity is not an “operating company.” In order for securities to be treated as “publicly offered,” they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be “freely transferable.”

Units will be sold as part of an offering registered under the Securities Act of 1933.  However, in counsel’s view, we are not an “operating company” and the restrictions on transferability of units (see “Transferability of Units”) prevent the units from being “freely transferable” for purposes of the DOL’s regulations.  Consequently, in order to ensure that our assets will not constitute “plan assets” of limited partners which are ERISA plans, the general partner will take such steps as are necessary to ensure that ownership of units by Benefit Plan Investors is at all times less than 25% of the total value of outstanding units.  In calculating this limit, the general partner shall, as provided in the DOL’s regulations, disregard the value of any units held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to our assets, or any person who provides investment advice for a fee (direct or indirect) with respect to our assets, or any affiliate of any such a person.  See “Investor Suitability Standards” on page 1.  However, neither we nor the general partner shall have any liability or responsibility to any tax exempt entity limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt entity limited partner under the Code or ERISA or other applicable law.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan assets” issue, a decision to cause a Benefit Plan to acquire units should involve considerations, among other factors, of whether:

•	the investment is in accordance with the documents and instruments governing the Benefit Plan,

•	the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating units,

•	the investment will provide sufficient cash distributions in light of the Benefit Plan’s required benefit payments or other distributions,

•	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from CIGF7,

•
in the case of an ERISA Plan, the investment (or, in the case of a self-directed individual account arrangement under Section 404(c) of ERISA and regulations promulgated thereunder, the decision to offer the investment to participants in the ERISA Plan) is made solely in the interests of the ERISA Plan’s participants, and

•
 the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the Benefit Plan to value its assets in accordance with the rules and policies applicable to the Benefit Plan.

Prospective ERISA Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of an ERISA Plan that has invested in an entity such as CIGF7 are sufficiently diversified may be made by looking through the ERISA Plan’s interest in the entity to the underlying portfolio of assets owned by the entity.

The fiduciaries of each benefit plan proposing to invest in CIGF7 may be required to make certain representations, including, but not limited to, a representation that they have been informed of and understand CIGF7’s investment objectives, policies, and strategies, and that the decision to invest assets in CIGF7 is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  Additionally, each benefit plan will be required to represent that to the best of its knowledge neither CIGF7 nor any of its affiliates is a party in interest or disqualified person, as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, with respect to such benefit plan.

MANAGEMENT’S DISCUSSION OF CERTAIN FINANCIAL DATA

We have no operating history.  The following discussion includes forward looking statements.  Forward looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations.  Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by these forward looking statements.  Accordingly, this information should not be regarded as representations that the results or condition described in these statements or objectives and plans will be achieved.

We will acquire various types of information technology equipment, medical technology equipment, telecommunications equipment and similar types of equipment, and to lease such equipment predominantly under operating leases.  We may also lease equipment under full payout net leases or enter into conditional sales contracts with respect to equipment.  We anticipate that we will use a substantial portion of the proceeds of this offering, excess cash flow, debt financing and net disposition proceeds we receive prior to our liquidation phase to purchase equipment.  See “Investment Objectives and Policies -- Information technology equipment,”and  “Investment Objectives and Policies -- Description of Leases.”

Our operating revenues will initially be generated primarily from leasing, and otherwise entering into contracts for the use of equipment.  Operating revenues will be utilized to pay partnership expenses and provide cash distributions to limited partners.  See “Investment Objectives and Policies — Description of Leases.” The general partner anticipates that we will commence liquidation of all of our assets beginning after the sixth year of our operational phase.  Liquidation may take up to two years, subject to the general partner’s discretion to extend the liquidation process if in the general partner’s discretion such extension will enable us to dispose of its assets on more favorable terms.  We will not continue after December 31, 2021, unless the general partner extends the partnership’s term pursuant to our partnership agreement.  See “Investment Objectives and Policies — Liquidation Policies.”

Because our leases will be on a “triple-net” (or equivalent) basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the offering proceeds.  However, the general partner is authorized to establish reserves in the future if and to the extent it deems necessary for maintenance, repairs and working capital.  If the general partner or any of its affiliates makes a short-term loan to us to cover any extraordinary expenses, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans for the same purpose in the same locality.  In no event will we be required to pay interest on any such loan at an annual rate greater than three percent over the “prime rate” from time to time announced by JPMorgan Chase Bank, New York, New York.  All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by us within 12 months after the date of the loan.   See “Compensation to the General Partner and Affiliates.”  If available cash flow or net disposition proceeds are insufficient to cover our expenses and liabilities, we may obtain additional funds by disposing of or refinancing equipment or by borrowing within permissible limits.

    There is currently no litigation pending or ongoing involving CIGF7 or our general partner, or any of their affiliated individuals connected to this offering.

PARTNERSHIP AGREEMENT SUMMARY

The rights and obligations of the partners in CIGF7 will be governed by the partnership agreement, which is attached in its entirety as Appendix II hereto.  The following statements, and other statements in this prospectus concerning the partnership agreement and related matters, are merely an outline, in no way modify or amend the partnership agreement and are qualified in all respects and in each case by the language of the partnership agreement.  All material aspects of the partnership agreement are included in this summary.

The Units

A maximum of $50,000,000 worth of units are authorized for issuance and sale in the offering.  Subscribers who are accepted as limited partners by the general partner on or before the initial closing will be admitted as limited partners on the day of the initial closing.  Thereafter, subscribers who are accepted as limited partners by the general partner will be admitted into the partnership as limited partners in one or more closings per week, as subscription volume permits.  Transferees of units will be recognized as substituted limited partners on or before the first day of the calendar month following the calendar month in which the general partner receives a completed transfer application and approves the transferee as a substituted limited partner.  Our records shall be amended to reflect the substitution of limited partners at least once in each calendar quarter.

Non-assessability of Units

     The units are non-assessable, which means that the unit holder is not liable, solely by virtue of the unit holder’s status, for additional assessments or calls on the units by CIGF7 or its creditors. When a unit has been paid for in full, the holder of the unit has no obligation to make additional contributions to CIGF7’s capital. CIGF7 is a limited partnership organized under the Pennsylvania Revised Uniform Limited Partnership Act. While the units are not assessable as described above, under Section 8558 of the Pennsylvania Revised Uniform Limited Partnership Act, a limited partner may be liable to the partnership if the partner has received the return of any part of the partner’s contribution in violation of the partnership agreement or the Pennsylvania Revised Uniform Limited Partnership Act.

Liability of Limited Partners

Limited partners are not personally liable for the obligations of CIGF7, but their investments are subject to the risks of our business and the claims of our creditors.  A limited partner, under certain circumstances, may be liable to return any distributions received from us to the extent that, after giving effect to the distribution, all of our liabilities (other than non-recourse liabilities and liabilities to partners on account of their interests in CIGF7) exceed the fair value of our assets, including assets serving as security for non-recourse liabilities.  In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution to the extent that the distribution includes a return of the partner’s contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act.  Also, a limited partner who participates in the control of the business of the partnership may be liable to persons who transact business with the partnership reasonably believing, based upon the conduct of the limited partner, that the limited partner is a general partner of the partnership.

Allocations and Distributions

The provisions of the partnership agreement governing the allocation of tax items and the apportionment of cash distributions are summarized under the caption “Allocations and Distributions.”

Responsibilities of the General Partner

The general partner has the exclusive responsibility for the management and control of all aspects of our business.  In the course of its management, the general partner may, in its absolute discretion, cause us to purchase, own, lease, sell and/or make future commitments to purchase, lease and/or sell the equipment and interests therein when and upon such terms as it determines to be in our best interests and as it deems necessary for our efficient operation, except that limited partners holding more than 50% of the outstanding units held by all limited partners, referred to as a majority in interest, must approve the sale of substantially all of our assets, except when such sales occur in the orderly liquidation and winding up of our business.

A majority in interest of the limited partners may, at any time after the last time at which subscribers for units are admitted as limited partners, remove the general partner.  Upon the removal of the general partner, we will be dissolved and liquidated unless, within 60 days of such removal, a majority in interest of the limited partners elects a successor general partner to continue the partnership.

Records and Reports

The general partner will keep at our principal place of business adequate books of account and partnership records. You will have the right, upon reasonable notice and within normal working hours, and at your expense, to inspect and copy true and full information regarding the state of our business and financial condition, our federal, state and local tax returns, a list of the partners and other information regarding our affairs as you may reasonably request.  You will also receive an annual account statement setting forth a current estimated value of your investment.  See “Reports to Limited Partners” for a description of the reports and financial statements, which the general partner will provide to you during the term of CIGF7.

Meetings of the Partners

The general partner may call a meeting of the limited partners at any time, or call for a vote, without a meeting, of the limited partners on matters on which they are entitled to vote.  The general partner is required to call such a meeting, or for such a vote, on the written request of limited partners holding 10% or more of the total units held by all limited partners.  Any vote of a limited partner may be made in person or by proxy.

We are not required to hold annual or other regular meetings of the partners.

Voting Rights of Limited Partners

Your voting rights are set forth in the partnership agreement.  By a vote of limited partners holding more than one-half of the outstanding units, the limited partners may vote to:

·	approve or disapprove a sale of all or substantially all of our assets;

·	dissolve the partnership

·	remove or approve the withdrawal of the general partner

·	prior to the removal, withdrawal or dissolution of the general partner, elect a successor general partner; and

·	amend the partnership agreement except that without the consent of the partner adversely affected, no amendment may be made which:

converts a limited partner into a general partner;

modifies the limited liability of a limited partner;

alters the interest of the general partner or limited partners in net profits, net losses or distributions or alters the general partner’s compensation; or

adversely affects our status as a partnership for federal income tax purposes

With respect to any units owned by the general partner or its affiliates, the general partner and its affiliates may not vote or consent on matters submitted to the limited partners regarding removal of the general partner or any transaction between CIGF7 and the general partner or its affiliates.  In determining the required percentage in interest of units necessary to approve a matter on which the general partner and its affiliates may not vote or consent, any units owned by the general partner or its affiliates shall not be included.

Roll-Ups and Conversions

    We will not enter into any roll-up without the approval of the general partners and the holders of at least 66-2/3% of all outstanding units.  A roll-up is defined in the partnership agreement to mean any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of CIGF7 and the issuance of securities of a roll-up entity.  A roll-up does not include: a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange, including the NASDAQ Stock Market or a transaction involving the conversion to corporate, trust or association form of only CIGF7 if, as a consequence of the transaction, there will be no significant adverse change in the limited partners’ voting rights, the term of existence of CIGF7, compensation of the general partner or its affiliates, or CIGF7’s investment objectives.  Limited partners who do not consent to an approved roll-up shall be given the option of (i) remaining as limited partners in CIGF7, and preserving their interests therein on the same terms and conditions as existed previously; or (ii) one of (a) remaining limited partners and preserving their interests in CIGF7 on the same terms and conditions as existed previously, or (b) receiving cash in an amount equal to the non-consenting limited partner’s pro rata share of the appraised value of the net assets of CIGF7.

    In the event a roll-up is proposed, an appraisal of our net assets shall be performed by a competent independent expert engaged for the benefit of the partnership and the limited partners.  Such appraisal shall be made on the basis of an orderly liquidation of our assets over a 12-month period as of a date immediately prior to the announcement of the proposed roll-up.  If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering.  We shall not reimburse the sponsor of a proposed roll-up for the costs of an unsuccessful proxy contest in the event the roll-up is not approved by the limited partners.

By the vote of a majority in interest of the limited partners we are permitted to engage in a conversion of CIGF7 into another form of business entity which does not result in a significant adverse change in:

•	the voting rights of the limited partners,

•	the partnership’s termination date (currently, December 31, 2021, unless terminated earlier in accordance with the partnership agreement),

•	the compensation payable to the general partner or its affiliates, or

•	the ability to meet our investment objectives without materially impairing the rights of the limited partners.

The general partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of our historic and projected operations; the tax consequences (from the standpoint of the limited partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which we would be converted; and the performance of the equipment industry in general, and of the information technologies segment of the industry in particular.  In general, the general partner would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partner or its affiliates to be a significant adverse change in the listed provisions.

Power of Attorney

Pursuant to the terms of our partnership agreement, each purchaser of a unit and each transferee of a unit appoints the general partner, acting alone, as the purchaser’s or transferee’s attorney-in-fact to make, execute, file, and/or record:

•	documents relating to CIGF7 and its business operations requested by or appropriate under the laws of any appropriate jurisdiction;

•	instruments with respect to any amendment;

•	instruments or papers required to continue the business of CIGF7 pursuant to the partnership agreement;

•	instruments relating to the admission of any partner to CIGF7;

•
a master list in accordance with Section 6112 of the Code (or any successor provision), relating to our tax shelter registration (see “Income Tax Considerations - Partnership Tax Returns and Tax Information”); and

•	all other instruments deemed necessary or advisable to carry out the provisions of the partnership agreement.

    The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person’s heirs, successors, and assigns.

The general partner will be designated as the “Tax Matters Partner” who shall have authority to make certain elections on our behalf and that of the limited partners, including extending the statute of limitations for assessment of tax deficiencies against the limited partners with respect to partnership items, and to enter into a settlement agreement with the IRS.  See “United States Federal Income Tax Considerations — IRS Audit of the Partnership.”

Partnership Term

Our term of existence will expire on December 31, 2021, though we may be terminated and dissolved earlier after any of the following events:

•	The vote or written consent of a majority in interest of the limited partners;

•	The dissolution of CIGF7 by judicial decree;

•
The expiration of 60 days following the removal, withdrawal, involuntary dissolution, or bankruptcy (or, in the case of an individual, the death or appointment of a conservator for the person or any of the assets) of the last remaining general partner (or a majority in interest of the limited partners if the terminating event is the removal, bankruptcy, or involuntary dissolution of the last remaining general partner) vote to continue CIGF7 and a successor general partner is elected;

•
The determination by the general partner that it is necessary to commence the liquidation of the equipment in order for the liquidation of all the equipment to be completed in an orderly and business like fashion prior to December 31, 2021; or

•	The sale or disposition of all our equipment.

PLAN OF DISTRIBUTION
General

The units are offered through Commonwealth Capital Securities Corp., Inc. as dealer manager.  The dealer manager may offer the units through other broker-dealers who are members of the Financial Industry Regulatory Authority, or FINRA.  The units are being offered on a “best efforts” basis, which means that the dealer manager and the other broker-dealers are not obligated to purchase any units and are only required to use their best efforts to sell units to investors.

The offering of the units is intended to be in compliance with Rule 2810 of FINRA’s Rules of Conduct. The maximum underwriting compensation payable under this offering will not exceed 10% of the gross offering proceeds.  Total compensation of up to 10% of the gross offering proceeds is expected to be allocated to the following items:

Item of Compensation	Amount in Dollars(1)	As a Percentage of Gross Offering Proceeds
Retail Commissions	$3,500,000	7.0%
Dealer Manager Fee	1,000,000	2.0%
Marketing Reallowance	500,000	1.0%
Total	$5,000,000	10.0%

(1) Assumes the maximum gross offering proceeds of $50,000,000.

The 2% Dealer Manager Fee, above, is used by the Dealer Manager to pay all other costs and expenses associated with the sale, distribution and marketing of the units, as detailed below:

Item of Compensation	Amount in Dollars(1)	As a Percentage of Gross Offering Proceeds
Wholesale Commissions	$550,000	1.1008%
Wholesale Salaries	250,000	0.500%
Wholesale Expense Reimbursements	165,000	0.330%
Retail Sales Seminars	25,000	0.050%
Legal Expenses	2,900	0.006%
Total	$992,900	1.986%

(1) Assumes the maximum gross offering proceeds of $50,000,000.

We will pay directly any additional organization and offering expenses. See “Prospectus Summary - Estimated Use of Proceeds.”

We will pay to the dealer manager an aggregate amount of up to seven percent of capital contributions as selling commissions and up to one percent of capital contributions as a marketing reallowance after and only if the required $1,150,000 minimum subscription amount is sold.  The dealer manager may reallow all of such selling commissions and marketing reallowance to other participating broker-dealers.  The amount of the selling commissions will be determined based upon the quantity of units sold to a single investor.  The selling commission and purchase price for all units purchased by an investor will be reduced in accordance with the following schedule:

Individual Transaction Size	Purchase Price Per Unit	Selling Commission
$1,000 to $250,000	$20.00	7%
$250,020 to $350,000	$19.80	6%
$350,020 to $500,000	$19.60	5%
$500,020 to $750,000	$19.40	4%
$750,020 to $1,000,000	$19.20	3%
$1,000,020 and over	$19.00	2%

The marketing reallowance will be paid to those firms that meet certain minimum sales targets, as set forth in each firm’s participating broker agreement with the dealer-manager.

The dealer manager agreement, under which the dealer manager will offer the units, which is terminable without penalty by any party on 60 days’ notice, contains cross-indemnity clauses with respect to certain liabilities between the general partner and the dealer manager, including liabilities under the Securities Act and liabilities arising out of misleading or untrue statements attributable to either party in this prospectus or other materials sent to investors in connection with this offering, and breaches of the underwriting agreement.  The dealer manager and participating brokers participating in the offering may be deemed to be “underwriters” as that term is defined in the Securities Act.

Other Expenses of the Offering

     In addition to the fees and other compensation described above, we will incur additional expenses in connection with the issuance and distribution of the units.  The maximum expected amounts of such expenses are as follows:

Securities and Exchange Commission Registration Fee	$1,965
Financial Industry Regulatory Authority Filing Fee	5,500
Blue Sky Fees and Expenses	100,000
Bona Fide Due Diligence Expenses	200,000
Printing Costs	200,000
Accounting Costs	150,000
Legal Fees and Expenses	200,000
Sales Literature Costs	300,000
Seminar Attendance	200,000	(1)
Escrow Fees	20,000

Total	$1,377,465
Except for the SEC Registration Fee and the FINRA Filing Fee, the amounts listed above are estimates.

(1) Seminar attendance represents the cost of travel to and attendance at educational workshops and conferences which one or more employees of the sponsor attend.

Offering of Units

Provided the general partner does not terminate the offering of units earlier, the offering may continue until the full 2,500,000 units are sold, or until the second anniversary of the effectiveness of our registration statement, of which this prospectus is a part (assuming that we properly renew our registration of securities in states that provide for only a one-year, renewable offering period).  See “Plan of Distribution — Escrow Arrangements and Funding.”

The general partner and its affiliates will not be prohibited from purchasing units, although it is not their present intention to make such purchases.  Any units purchased by the general partner or its affiliates would be purchased for their own account and for investment and not for resale.  No units purchased by the general partner and its affiliates may be counted for purposes of obtaining the minimum subscription amount.  If the general partner or its affiliates purchase any units, the voting rights of the general partner with respect to the units will be as described in the last paragraph of  “Summary of the Partnership Agreement — Voting Rights of Limited Partners”.

Any purchase of units in connection with this offering must be accompanied by tender of the sum of $20 per unit (subject to the quantity discounts referred to above), which is the full purchase price of a unit; provided, however, that the dealer manager or Participating Brokers may waive the selling commission with respect to the purchase of units by employees of the dealer manager, Participating Brokers, the general partner and its affiliates, so long as those employees are purchasing units for their own accounts.  If such fees are so waived, such employees will tender no less than $18.60, for the purchase of each unit.

Your subscription must be accepted by the general partner.  Once accepted, this will constitute the investor’s agreement to the terms of the limited partnership agreement and the authority of the general partner.

Escrow Arrangements and Funding

All funds received by the general partner, the dealer manager or the Participating Broker will be held in the escrow account at Branch Banking and Trust Company whose address is 223 West Nash Street, Wilson, NC 27893 until an “escrow closing,” at which time funds collected from multiple investors will be transferred to us and units will be issued. While held in escrow, subscriptions will either be held in cash or be invested in United States short-term government securities or interest bearing bank accounts, a Branch Banking and Trust Company cash reserve fund, or a similar account, for the benefit of the investors.

Any interest earned on the subscriptions held pending our first escrow closing will be distributed, net of any tax withholding required by law, directly to the investors promptly following the funding, allocated in accordance with the amount of subscriptions held for each investor and the length of time such subscriptions were held.

    The offering may be terminated, in the general partner’s discretion, at any time after the minimum subscription amount has been received and accepted by the general partner on our behalf.  The general partner also has the discretion to terminate the offering prior to receiving the minimum subscription amount.  In such event, we would be dissolved and subscriptions held in escrow, together with any interest actually earned thereon net of any tax withholding required by law would be returned to the subscribers.  It is anticipated that the offering of units will terminate no later than the second anniversary of the effectiveness of our registration statement.  Subscriptions will be released from the escrow account and returned to the subscribers together with any interest actually earned thereon, net of any tax withholding required by law, in the event the minimum subscription amount has not been received by the second anniversary of the commencement of this offering.

Subscribers will be admitted to CIGF7 and receive units at one or more closings.  Limited partners will be admitted not later than 15 days after the release from the escrow account to us of the subscriber’s funds.  Additional closings will be held from time to time during the offering period as subscriptions are accepted by the general partner, but no less often than weekly if subscription volume permits.  Subsequent subscriptions will be accepted or rejected by the general partner within 30 days of their receipt.  Funds received from rejected subscriptions will be returned to the subscribers immediately upon rejection of their subscription.  The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the units.  After the initial closing, limited partners will be admitted to CIGF7 no later than the last day of the calendar week following the date their Subscriptions are accepted by the general partner.  After the first escrow closing, any interest earned on subscription amounts held pending subsequent escrow closings is expected to be nominal, and will be retained by us for investment in equipment or general partnership purposes.

Subscription for Units

If you satisfy the qualifications described under “Investor Suitability Standards” and desire to purchase units, you must:

(a)           Review the subscription agreement attached as Appendix I to this prospectus to insure that you are aware of the representations and warranties you will be deemed to have made by subscribing for units; and

(b)           Deliver to the dealer manager a check made payable to “BB&T as Escrow Agent for CIGFVII,” in the amount of $20.00, or such other amount as set forth in the table above, for each unit that you are seeking to purchase. Investments must be made in $20.00 increments.

The dealer manager will not complete a sale of units until at least five business days after the date you receive a final prospectus and shall send you a confirmation of your purchase.

Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for units, or opinions of counsel as to their authority to subscribe for units and the binding effect of their subscriptions.  Investors who submit subscriptions will not be permitted to terminate or withdraw their subscriptions without the prior consent of the general partner.  No sales will be made to discretionary accounts without the prior specific written approval of the transaction by the customer.

The general partner has the right to reject your subscription for any reason whatsoever, including your failure to satisfy the suitability standards described under “Investor Suitability Standards.”

Subscribers’ Representations and Warranties

If you decide to purchase units, you must execute or authorize the execution of a subscription agreement to be submitted to the general partner.  In the States of Florida, Iowa, Maine, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon, Tennessee and Texas, you are required to personally sign the subscription agreement.  You will make certain representations and warranties to the general partner in your subscription agreement or by paying for your units, including that you:

•	have received this prospectus, including the form of partnership agreement attached hereto as Appendix II;

•	meet the applicable requirements as to net worth;

•	are subscribing for units in your own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person;

•	accept and adopt the provisions of the partnership agreement; and

•	authorize the general partner, as your attorney-in-fact, to execute the partnership agreement and such other documents as may be required to carry out the business of CIGF7.

You are also instructed that you should not rely upon any information not specifically set forth in this prospectus or any supplements thereto in making a decision to invest in CIGF7, and the general partner, the dealer manager and CIGF7 accept no responsibility for information provided to an investor that is not clearly marked as being prepared and authorized by them for use with the public.  Also, an investment in CIGF7 involves certain risks including the matters set forth under the captions “Risk Factors,” “Conflicts of Interest,” “Management” and “Income Tax Considerations” in this prospectus.

Special Limit on Ownership of Units by Benefit Plans

To avoid classification of a pro rata portion of our underlying assets as “plan assets” of investors which are benefit plans, we intend to restrict the ownership of units by benefit plans to less than 25% of the total value of outstanding units at all times.  See “ERISA Considerations — ‘Plan Assets.’” Benefits Plans include qualified plans, tax exempt entities and certain other entities included in the definition of benefit plans in this prospectus.

Sales Material

Sales material may be used in connection with the offering only when accompanied or preceded by the delivery of this prospectus.  Only sales material which indicates that it is distributed by the general partner may be distributed to prospective investors.  Material regarding an investment in CIGF7 may include a question and answer sales booklet, a brochure, a speech for public seminars, an invitation to attend public seminars, slide and video presentations, prospecting letters, mailing cards, fact sheets, handouts, offering summaries, folders and tombstone advertisements; all of which would provide information regarding the general partner and CIGF7.  In certain jurisdictions, such sales material will not be available.  Sales material must present a balanced discussion of the risks and rewards of investing in CIGF7.  Use of any materials will be conditioned on the provision of such materials to the SEC and the filing with, and if required, approval by, other appropriate regulatory authorities.  Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature.  Other than as described herein, we have not authorized the use of sales material.

Although the information contained in such sales material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering.  The offering is made only by this prospectus.

ESTIMATED USE OF PROCEEDS

The following table explains the estimated use of proceeds of the offering of units.  Except as otherwise disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates and all items of compensation are disclosed in the table below or under the caption “Compensation of General Partner and Affiliates.”

	Minimum Proceeds (57,500 Units)		Maximum Proceeds (2,5000,000 units)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,150,000	100.00%	$50,000,000	100.00%
Selling Commissions	80,500	7.00%	3,500,000	7.00%
Dealer Manager Fee	23,000	2.00%	1,000,000	2.00%
Marketing Reallowance	11,500	1.00%	500,000	1.00%
Organizational and Offering Expenses	34,500	3.00%	1,377,465	2.75%
Total Offering Expenses	149,500	13.00%	6,377,465	12.75%
Net Proceeds to Partnership Available for Investment	1,000,500	87.00%	43,622,535	87.25%
Equipment Acquisition Fees	39,100	3.40%	1,744,501	3.49%
Proceeds to be Invested in Equipment	961,400	83.60%	41,877,634	83.76%

The amount of the underwriting commissions will range between two percent and seven percent of capital contributions based upon the quantity of units sold to a single investor.  Commissions are calculated as if all units are sold at $20.00 per unit and do not take into account any reduction in selling commissions for certain large volume purchases and for purchases by certain employees of the general partner, dealer manager, participating brokers and their affiliates.  See “Plan of Distribution,” on page 76.  A marketing reallowance may be paid to broker-dealers that meet certain sales targets, to reimburse them for permissible marketing expenses, such as bona fide training and education seminars and conferences in connection with our offering.

Organizational and offering expenses consist of estimated legal, accounting and printing expenses, registration fees, bona fide due diligence expenses (on a fully-accountable basis based upon detailed and itemized invoices only), and other expenses related to the formation of the partnership and costs incurred in connection with the preparation of sales literature.  See “Plan of Distribution.” These expenses will be paid by the general partner using funds it receives  for organizational expenses as units are sold, which will be equal to three percent of capital contributions up to $25,000,000, and two percent of capital contributions in excess of $25,000,000 up to a maximum of $1,250,000.  We will pay any expenses above $1,250,000 (up to an additional $127,465) out of offering proceeds. If actual expenses are less than $1,250,000, the general partner will reimburse us for any amounts it received for such expenses in excess of the actual expenses.

An equipment acquisition fee of four percent of the purchase price of equipment we purchase will be payable by us to the general partner. Equipment acquisition fees are capitalized, and are considered a part of the purchase price of equipment acquired.  The proceeds to be invested in equipment represents the amount of investor funds we expect to invest in equipment, excluding the equipment acquisition fees.  This does not include equipment acquired with leverage or with undistributed proceeds from the sale of equipment, because such monies are not “offering proceeds.”  Because our leases are expected to be on a “triple-net” basis (meaning all maintenance, insurance and taxes must be paid by the lessee), we will not establish any permanent reserve for maintenance and repairs.  However, the general partner, in its sole discretion, may retain a portion of either the offering proceeds, cash flow or net equipment sale proceeds for maintenance, repairs and for any other currently unanticipated working capital needs, if such a need arises.  The maximum front-end fees (which include fees and expenses incurred by any person in connection with our organization and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $9,150,000 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds).

REPORTS TO LIMITED PARTNERS

The general partner will deliver to each limited partner, within 120 days after the end of each year, our balance sheet dated as of December 31 of such year, together with statements of income, partners’ equity, and our cash flow position for such year, prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by an auditor’s report from our independent registered public accounting firm. A reconciliation of the financial statements with respect to information furnished to you for income tax purposes will be included in the Notes to Financial Statements of our audited financial statements included in our annual report on Form 10-K.

    The general partner will within such period also furnish (i) a report of our activities for the year, which will include for each item of equipment we acquire which individually represents at least 10% of the total investment in equipment, (ii) certain information relevant to the value or utilization of the equipment, (iii) a report on distributions to the limited partners during the year and their source, (iv) if any equipment is sold during that year a report of the sale price, purchase price and lease revenues from such equipment, and (v) a report on any costs incurred by the general partner and its affiliates in performing administrative services which are reimbursed by us during the year.

Within 60 days after the end of each calendar quarter, the general partner will also furnish a report of all services rendered and all fees received by the general partners and its affiliates from us, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on our activities.  The unaudited balance sheet, statement of income and statement of changes in financial position, each of which will be included in our Form 10-Q filed with the Securities and Exchange Commission, will be prepared on an accrual basis in accordance with accounting principals generally accepted in the United States.

The general partner, at the time it furnishes you our annual report, will furnish you, through your participating broker, with an account statement that sets forth the following:

•	an estimated per-unit value of the units;

•	the source of the information used to determine such per-unit values; and

•	the method by which the per-unit value was determined.

Until the net proceeds of the offering of units are fully invested, the general partner will furnish to the limited partners, within 60 days after the end of each calendar quarter, a report of equipment acquisitions during the quarter, including the type and manufacturer of each item of equipment, the purchase price of the equipment, and any other material terms of purchase, a statement of the total amount of cash expended by CIGF7 to acquire the equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds in CIGF7 which remain unexpended or uncommitted at the end of the quarter.

The general partner will also furnish to all limited partners within 75 days after the end of the year other information regarding CIGF7 necessary for the preparation of their tax returns.

LEGAL MATTERS

In connection with the units offered hereby Greenberg Traurig LLP, Philadelphia, Pennsylvania, counsel to the dealer manager, the general partner and CIGF7, has passed upon legal matters for CIGF7 and the general partner regarding the valid issuance of the units and the United States federal income tax consequences of an investment in the units.

EXPERTS

The consolidated financial statements of CCC as of February 28, 2009 and February 29, 2008 and for the years then ended, the balance sheet of the general partner as of February 28, 2009 and the balance sheet of CIGF7 as of March 31, 2009, respectively, appearing in this prospectus and registration statement, have been audited by Asher & Company, Ltd., independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide, at no cost, upon the request of an interested investor, a copy of the most recent annual report on Form 10-K, filed with the Securities and Exchange Commission for Fund I, Fund II, Fund III, Fund IV,  Fund V and Fund VI.  You can request Form 10-Ks or 10-Qs for Fund I, Fund II, Fund III, Fund IV, Fund V and Fund VI by calling 1-800-249-3700 and asking to speak to an investor relations representative.  You may also make your request in writing to: Chief Compliance Officer, Commonwealth Capital Securities Corp., 400 Cleveland Street, Seventh Floor, Clearwater, Florida  33755.

This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto, which the general partner has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

    You may read and copy any materials we file with the SEC at the SEC Public Reference Room at 100 F. Street, N.E., Washington DC 20549.  Further information on the operation of the Public Reference Room is available by contacting the SEC at 1-800-SEC-0330.

    The Commission also maintains a website that contains reports, proxy statements, registration statements and other information regarding registrants that file electronically at http://www.sec.gov.

APPENDIX I

SUBSCRIPTION AGREEMENT

COMMONWEALTH INCOME & GROWTH FUND VII, LP
(A Pennsylvania Limited Partnership)
SUBSCRIPTION AGREEMENT • SIGNATURE PAGE • POWER OF ATTORNEY
$50,000,000 Maximum (2,500,000 Units) and $1,150,000 Minimum (57,500 Units)

Commonwealth Capital Securities Corp.
400 Cleveland Street • 7th Floor • Clearwater, FL 33755
2,500,000 Units - ($20 Per Unit) • Minimum Initial Investment: $5,000 (250 Units) or
$3,000 (150 Units) for IRAs, Keoghs and Pension Plans
Minimum purchase may be higher in certain states.

INSTRUCTIONS

Please be sure to complete and submit all four (4) original pages of this agreement. All pertinent areas MUST be filled in or your application will be delayed or returned for further documentation. Please pay particular attention to the shaded areas.

A.
INVESTMENT: Please enter the number of units purchased. There are a total of 2,500,000 units being offered. Each unit is $20.00. Indicate if this is an initial or additional investment. Enter the total dollar amount of the investment.  MAKE ALL CHECKS PAYABLE TO BB&T AS ESCROW AGENT FOR CIGF VII.

B.	TYPE OF OWNERSHIP: Indicate whether ownership is non-custodial or custodial. If the ownership is custodial, the custodian information must be completed. (See notice to investors on bottom of page 2.)
C.
INVESTOR INFORMATION: Please complete this section in full. Enter subscriber’s and, if applicable, co-subscriber’s name, date(s) of birth, social security number(s) AND address(es). Check citizenship status and, if applicable, origin of corporation or partnership. All subscribers must sign application.

D.	BROKER/DEALER INFORMATION: Please include branch and home office information. The financial consultant and branch manager must sign this agreement.
E.	TERMS AND CONDITIONS: Please read the terms and conditions. The investor(s) residing in the states indicated in this section MUST initial in the areas provided.
F.
SPECIAL PAYMENT INSTRUCTIONS: Please complete if payments are to be made to an entity other than to the subscriber. For brokerage accounts, check with your Broker Dealer for payee and mailing address information.

PLEASE DIRECT ALL QUESTIONS TO: 877-654-1500
FAX INQUIRIES TO : 727-450-0673

SECTION A. – INVESTMENT
Subscriber Name __________________________Units Purchased_____________________
Co-Subscriber Name _______________________Total Investment $____________________
(If Subscriber is a Trust or other entity, the full legal name of the Trust or entity should be entered here.)

This is an:  □ Initial Investment; OR     □ Additional Investment
NAV Purchase: Are you an employee of a selected agent?  □ Yes   □ No
$5,000 Minimum ($3,000 for an IRA) in $20 increments.  Total capital must be in increments of $20.00.

MAKE CHECKS PAYABLE TO:  BB&T AS ESCROW AGENT FOR CIGF VII
We do not accept Money Orders, Traveler’s Checks, Starter Checks, Counter Checks, third-party checks or Cash due to Anti-Money Laundering considerations.

SECTION B – TYPE OF OWNERSHIP
NON-CUSTODIAL OWNERSHIP
□ Individual Ownership (one signature required)
□ TOD (Transfer on Death); Include name of beneficiary
□ Joint Tenants with Right of Survivorship (all parties must sign)
□ Community Property (all parties must sign)
□ Tenants in Common (all parties must sign)
□ Corporate Ownership (authorized signature required and copy of corporate resolution with corporate seal is required)
□ Partnership Ownership (authorized signature required)
□ Uniform Gift to Minors Act (custodian signature required), State of _____, as Custodian for _________________
□ Trust (specify type) ______________________________Under agreement dated (required) ____________
Trusts MUST submit a complete copy of trust or a signed Trust Certificate (required for processing).
□ Other (please specify) ______________________________________________________

CUSTODIAL OWNERSHIP (it is the financial consultant’s responsibility to set up the custodial account.)
□ Traditional IRA or Individual Retirement Annuity (custodian signature required)
□ Roth IRA (custodian signature required)
□ Pension or Profit-Sharing Plan or other Employee Welfare Benefit Plan (trustee signature(s) required)
□ KEOGH (trustee signature required)
□ Simplified Employee Pension/Trust (trustee signature required)
Name of custodian or other administrator: ____________________
□ A trust, plan or account which forms a part of, or has been determined by the IRS to be, any of the above
□ Other (Please specify) ______________________________________________________

custodian information:
Name of Custodian or Trustee  __________________________________________________
Mailing Address  _____________________________________________________________
Tax ID No. ____- _____________________________
Custodial Account No.  _________________________
Custodian Telephone  (_____) __________________    Custodian Signature  ______________________________ Date__________

SECTION C – INVESTOR INFORMATION
SUBSCRIBER                                                                                        Tax I.D. No. or
Name: _____________________Date of Birth ___________  Social Security No. _________________

CO-SUBSCRIBER:                                                                               Tax I.D. No. or
Name:  ___________________  Date of Birth ____________Social Security No.  _________________
Physical Street Address___________________________________________________________________
City ______________________________________ State _______________ Zip Code _______________
Preferred Mailing Address ______________________________City ______________State_______ Zip_____
Home Telephone No.(______)  _____________________E-mail address______________________________

Please indicate citizenship status: (Please review “Investor Suitability Standards” in the Prospectus)
□ U.S. Citizen (MUST Attach IRS Form W9)
□ Resident Alien (MUST Attach IRS Form W9)
□ Non-Resident Alien (MUST Attach IRS Form W8)

If Corporation or Partnership:
□ U.S. (MUST Attach IRS Form W9)
□ Foreign (MUST Attach IRS Form W8)

SECTION D – BROKER/DEALER INFORMATION
Broker/Dealer Name_____________________________________________________________________
Financial Consultant’s Name(s)___________________________________ E-mail Address  _______________
Branch Office Address ________________________________ City  _______________  State____    Zip_____
Preferred Mailing Address_____________________________  City________________  State_____ Zip_____
Home Office Address ________________________________ City ________________ State____    Zip_____
Branch Phone  (______) ______________________Fax  (______)  __________________________

By selling financial consultant: In compliance with Rules 2310 and 2810 of FINRA’s Conduct Rules, I represent that I have reasonable grounds to believe, based on information from the investor(s) concerning investment objectives, other investments, financial situation and needs, and any other information known by me, that investment in the Limited Partnership is suitable for such investor(s) and that I have informed the investor(s) of the lack of liquidity and marketability of the investments and confirm that the investor(s) signatures appear above. (Signatures of both representatives required if joint account.)

Customer Identification Program (REQUIRED)
At the time of subscription I verified one of the following (check one):     □Driver’s License     □Government-Issued ID

X _________________________________________________________________________________
Financial Consultant's Signature Print Name Date

X _________________________________________________________________________________
Branch Manager's Signature Print Name Date

SECTION E – TERMS AND CONDITIONS
Each person or entity named as a registered owner on the Subscription Agreement (the “Subscriber”) desires to become a Limited Partner of Commonwealth Income & Growth Fund VII, LP, (the “Partnership”) and to purchase units of partnership interest (the “Units”) of the Partnership in accordance with the terms and conditions of the final Prospectus, as supplemented or amended (the “Prospectus”), and the Partnership’s Amended and Restated Limited Agreement (the “Partnership Agreement”), attached as Appendix I to the Prospectus. BY EXECUTING THIS AGREEMENT, A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE, SHE OR IT MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 or any State securities law. In connection herewith, the Subscriber represents, warrants, and agrees as follows:
1.
Subscription. The Subscriber agrees to purchase the number of Units set forth in the space provided on the Signature Page of this Subscription Agreement and delivers herewith the full amount required to purchase such Units.

2.
Acceptance. The Subscriber hereby acknowledges and agrees that the General Partner of the Partnership (the “General Partner”) may in its sole and absolute discretion accept or reject the Subscriber’s subscription, in whole or in part, and that, if rejected, the amount of the Subscriber’s subscription which is rejected will be promptly returned to the Subscriber, without interest. The General Partner may not complete the sale of a Unit to a Subscriber until at least five business days after the date the Subscriber has received the Prospectus.

3.
No Revocation. The Subscriber hereby irrevocably acknowledges and agrees that he will not be entitled to revoke or withdraw his subscription, except during the five business days following the Subscriber’s receipt of the Prospectus.

4.
Adoption of Partnership Agreement. The Subscriber hereby accepts, adopts and agrees to be bound by each and every provision contained in the Partnership Agreement and agrees to become a Limited Partner thereunder.

5.
Power of Attorney. The Subscriber hereby makes, constitutes and appoints the General Partner, with full power of substitution and ratification, its true and lawful attorney-in-fact for the purposes and in the manner provided in the Partnership Agreement.

6.
Representation and Warranties. The Subscriber represents and warrants to the Partnership, the General Partner, the affiliates, agents and representatives of the Partnership of the General Partner, and any broker-dealer involved in the offering of Units for sale that:

*
By signing this Subscription Agreement below, Subscribers are making the following representations.  Subscribers in Alabama, Arizona, Arkansas, Kansas, Michigan, Missouri, Nebraska, North Carolina and Texas must initial below.

_____	(a) The Subscriber has received the Prospectus and the Limited Partnership Agreement;
_____	(b) The Subscriber agrees to the provisions in this Subscription Agreement, and by executing this Subscription Agreement, is entering into a Limited Partnership Agreement, agreeing to invest money;
_____
(c) The Subscriber is subscribing for Units in his, her or its own account or for the account or benefit of a family limited partner or limited partners or in a fiduciary capacity for the account of another person;

_____	(d) The subscriber acknowledges that this investment is not liquid;

_____	(e) The subscriber represents that the information set forth in this Subscription Agreement, Signature Page and Power of Attorney is true and correct; and

_____	(f) By executing this Subscription Agreement, the Subscriber is not waiving any rights he or she may have under the Securities Act of 1933, as amended.

The Partnership reserves the right to assert these representations as a defense in any subsequent litigation in which one or more of the representations is in issue. The Office of the Kansas Securities Commissioner recommends that Kansas investors should limit their investment in CIGFVII units and similar direct participation programs to not more than 10% of their liquid net worth. Liquid net worth is that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Kentucky investors shall not invest more than 10% of their liquid net worth in CIGFVII units.

SECTION F- SPECIAL PAYMENT INSTRUCTIONS

Payment to individual or entity other than legal registrant:
Payee Name_________________________________________________________
For Account of ______________________________________________________
Street Address ______________________________________________________
City, State, Zip ______________________________________________________
Account Number ____________________________________________________
How do you wish to receive distributions? □ Quarterly □ Monthly
(NOTE: $5,000 minimum investment required for monthly distributions. No distribution reinvestment available with monthly distributions.)
□ I wish distributions of the partnership to be reinvested in additional units during the offering period (available with quarterly distribution option only).

INVESTOR SIGNATURES

Each Subscriber and Co-subscriber must sign and date below:

X ________________________________________________________________________________
Subscriber’s (or Trustee’s) Signature                                                                                                       Date
X ________________________________________________________________________________

Co-subscriber’s Signature or Authorized Representative	Date

FOR OFFICE USE ONLY

This subscription agreement, signature page and power of attorney will not be an effective agreement until it is accepted by the General Partner of Commonwealth Income & Growth Fund VII, LP.

Agreed to and accepted by

_____________________________________________________________

                General Partner

CCSC Receipt Date
Date into Escrow
Closing Number
Closing Date

APPENDIX II

LIMITED PARTNERSHIP AGREEMENT

COMMONWEALTH INCOME & GROWTH FUND VII, LP
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS RESTATED LIMITED PARTNERSHIP AGREEMENT of Commonwealth Income & Growth Fund VII, LP (the “Partnership”), dated as of December 15, 2008, is entered into by and among Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation (the “General Partner”), Kimberly A. Springsteen-Abbott (the “Initial Limited Partner”), and the persons who on or after the execution of this Agreement are admitted as limited partners of the Partnership.

INTRODUCTION

On November 14, 2008, the General Partner and the Initial Limited Partner formed the Partnership by the filing of the Certificate in the Office of the Department of State of the Commonwealth of Pennsylvania.  The parties desire to effect the withdrawal of the Initial Limited Partner, and the admission of the purchasers of the Partnership’s Units as limited partners of the Partnership and to amend and restate the agreement of the Partners to read in its entirety as set forth below.  To accomplish this, the parties agree that (i) the persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units on or after the date hereof are or shall be admitted as limited partners of the Partnership; (ii) the Initial Limited Partner withdraws as a limited partner of the Partnership and is released from all her obligations as such to the Partnership, and the Partnership shall promptly return the Initial Limited Partner’s capital contribution, effective upon the date of the Initial Closing, as defined below, and (iii) the agreement of the Partners is hereby amended and restated to read in its entirety as set forth below.

ARTICLE 1
Definitions

The following terms used in this Agreement shall have the meanings set forth below.

“Acquisition Expenses” means expenses relating to the prospective selection and acquisition of or investment in Equipment, whether or not actually acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses.

“Acquisition Fees” means the total of all fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership.  Included in the computation of such fees or commissions shall be the Equipment Acquisition Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Act” means the Pennsylvania Revised Uniform Limited Partnership Act.

“Adjusted Basis” means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale, transfer, or other disposition of property.

"Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

    (1) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement, is treated as being obligated to restore to the

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Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of such Regulations; and

(2) Debit to such Capital Account the items described in Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of such Regulations.

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjusted Capital Contribution” means, with respect to a Limited Partner, the Capital Contributions of the Limited Partner reduced to not less than zero by any cash distribution received by the Limited Partner pursuant to Sections 4.2, 8.1 or 8.4 of this Agreement, to the extent such distributions exceed any unpaid Cumulative Return as of the date such distribution was made.

“Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a director or an executive officer of, partner in, or serves in a similar capacity to, the specified Person, or any Person of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity, (iii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Person, or (iv) if such Person is an officer, director or partner, any entity for which such Person acts in such capacity.

“Agreement” means this Amended and Restated Limited Partnership Agreement, as amended from time to time.

“Average Daily Units” means for any period an amount equal to the sum of the outstanding Limited Partners’ Units as of the close of business on each day in the period, divided by the number of days in the period.

“Bankrupt” or “Bankruptcy” means, when used with reference to a specified Person, (i) if such Person (a) files any application or petition in any tribunal for the appointment of a trustee or receiver, or (b) commences any proceeding under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law, or under any dissolution or liquidation law whether now or hereafter in effect, or (ii) if any petition or application of the type described in subsection (i) above is commenced against such Person and is not dismissed within 60 days of filing, or an order is entered appointing a trustee or receiver for such Person, or an order for relief is issued in any bankruptcy.

“Capital Account” means the separate account established for each Partner pursuant to Section 4.1.

“Capital Contributions” means, in the case of the General Partner, the total amount of money contributed to the Partnership by the General Partner, and, in the case of the Limited Partners, the total amount of money contributed to the Partnership by a Limited Partner for each Unit, or where the context requires, the total Capital Contributions of all the Partners.

“Carried Interest” means an interest taken in the Partnership, other than the General Partner’s promotional interest, for which full consideration has neither been paid nor is to be paid.

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“Cash Available for Distribution” means Cash Flow plus cash funds available for distribution from Partnership reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” for any fiscal period means the sum of (i) cash receipts from operations, including, but not limited to, rents or other revenues arising from the leasing or operation of the Equipment and interest, if any, earned on funds on deposit for the Partnership, but not including Net Disposition Proceeds, minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, lease, management, use and/or operation of the Equipment, including, but not limited to, fees for handling and storage; all interest expenses paid and all repayments of principal regarding borrowed funds; maintenance; repair costs; insurance premiums; accounting and legal fees and expenses; debt collection expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied  against the Equipment; and all costs of repurchasing Units in accordance with this Agreement; but not including depreciation or amortization of fees or capital expenditures, or provisions for future expenditures, including, without limitation, Organizational and Offering Expenses.

“Certificate” means the certificate of limited partnership filed by the Partnership in the Office of the Department of State of the Commonwealth of Pennsylvania as may be amended from time to time.

“Closing Date” means the date, as designated by the General Partner, as of which the Units shall cease being offered to the public pursuant to the Offering, and shall be no later than the second anniversary of the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time by future federal tax statutes.  Any reference in this Agreement to a particular provision of the Code shall mean, where appropriate, the corresponding provision of any successor statute.

“Competitive Equipment Sale Commission” means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary, and competitive in light of the size, type, and location of the Equipment.

“Conditional Sales Contract” means an agreement to sell Equipment to a buyer in which the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

“Controlling Person” means any person, whatever his or her title, performing functions for the General Partner or its Affiliates similar to those of chairman or member of the Board of Directors or executive management (such as the president, vice president or senior vice president, corporate secretary or treasurer), senior management (such as the vice president of an operating division who reports directly to executive management), or any person holding a five percent or more equity interest in the General Partner or its Affiliates or having the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

“Cumulative Return” means the amount equal to a return at a rate of 10% per annum, compounded daily, on the Adjusted Capital Contribution of a Limited Partner, which amount shall begin accruing when the Limited Partner is admitted as a Limited Partner in the Partnership.

“Debt Placement Fee” means the fee payable to the General Partner in accordance with Section 6.5 of this Agreement.

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“Distribution Fee” means for any year until changed by the General Partner in accordance with the following sentence, an amount not to exceed $25.00.  The General Partner may change the amount of the Distribution Fee only by written notice to each Limited Partner who properly has elected to receive monthly distributions at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new Distribution Fee will apply.  The Distribution Fee is designed to cover the additional postage and handling associated with the more frequent monthly distributions; the payment of which shall be subtracted equally from the distribution check of any Limited Partner receiving distributions of net cash flow on a monthly basis.

“Effective Date” means the date on which the Partnership’s registration statement on Form S-1 with respect to the Units, as filed with the Securities and Exchange Commission, becomes effective under the Securities Act of 1933, as amended.

“Equipment” means each item of and all of the information technology, medical, telecommunications and other similar capital equipment purchased, owned, operated, and/or leased by the Partnership or in which the Partnership has acquired a direct or indirect interest, as more fully described in this Agreement, together with all appliances, parts, instruments, accessories, furnishings, or other equipment included therein and all substitutions, renewals, or replacements of, and all additions, improvements, and accessions to, any and all thereof.

“Equipment Acquisition Fee” means the fee payable to the General Partner in accordance with Section 6.3 of this Agreement.

“Equipment Liquidation Fee” means the fee payable to the General Partner in accordance with Section 6.4 of this Agreement.

“Equipment Management Fee” means the fee payable to the General Partner in accordance with Section 6.2 of this Agreement.

“Equipment Management” means personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Equipment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means the account at Branch Banking and Trust Company, Wilson, NC where Subscriptions will be held until they aggregate the Minimum Subscription Amount.

“Final Closing” means the last time at which subscribers for Units are admitted as Limited Partners.

“Front-End Fees” means fees and expenses paid by any Person to any Person during the Partnership’s organizational and acquisition phase including all Organizational and Offering Expenses (including the Organizational Expenses, Acquisition Fees, Acquisition Expenses, Debt Placement Fees, Leasing Fees, and other similar fees and expenses); provided, however, any costs or expenses incurred by the General Partner or its Affiliates (not including the Partnership) which are not reimbursed by the Partnership, shall not be included as Front-End Fees.

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“Full Payout Net Lease” means an initial Net Lease of the Equipment under which the non-cancelable rental payments due (and which can be calculated at the commencement of the Net Lease) during the initial noncancellable fixed term (not including any renewal or extension period) of the lease or other contract for the use of the Equipment are at least sufficient to recover the Purchase Price of the Equipment.

“Funding Date” means the date on which Capital Contributions are released to the Partnership from the Escrow Account.

“General Partner” means Commonwealth Income & Growth Fund, Inc. and any additional, substitute or successor general partner of the Partnership.

“Gross Lease Revenues” means Partnership gross receipts from leasing of the Equipment, except that, to the extent the Partnership has leased the Equipment from an unaffiliated party, it shall mean such receipts less any lease expense.

“Independent Expert” means a Person with no current material or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

“Initial Closing” means the first time subscribers for Units are admitted as Limited Partners.

“Investment in Equipment” means the amount of Capital Contributions actually paid or allocated to the purchase of or investment in Equipment by the Partnership including working capital reserves (except that working capital reserves in excess of three percent of Capital Contributions shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

“IRA” means an Individual Retirement Account as described in Section 408 of the Code.

“Leasing Fees” means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

“Limited Partner” means a Person who acquires Units and who is admitted to the Partnership as a limited partner in accordance with the terms of this Agreement.

“Majority in Interest” means, with respect to the Partnership, Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners at the Record Date for any vote or consent of the Limited Partners.

“Minimum Subscription Amount” means an aggregate of $1,150,000 in subscriptions from Limited Partners.

“Monthly Distribution Account” means an account established by the Partnership for the benefit of those Limited Partners who elect to receive monthly distributions of Cash Available for Distribution, into which account the amounts specified in Section 8.1.2(b) of this Agreement shall be deposited.

“Net Disposition Proceeds” means the net proceeds realized by the Partnership from the refinancing, sale or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less such amounts as are used to satisfy Partnership liabilities.

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“Net Lease” means a lease or other contract under which the owner provides equipment to a lessee or other operator in return for a payment, and the lessee assumes all obligations and pays for the operation, repair, maintenance, taxes and insuring of the equipment, so that the non-cancelable rental payments under the lease are absolutely net to the lessor.

“Net Profits” or “Net Losses” shall be computed in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) for each taxable year of the Partnership or shorter period prior or subsequent to an interim closing of the Partnership’s books with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Loss pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of this Agreement shall not be included in the computation of Net Profits or Net Loss; and if property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss with respect to such property shall be determined by reference to such book value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).  The terms “Net Profit” or “Net Losses” shall include the Partnership’s distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets.  The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Offering” means the initial public offering of the Units in the Partnership, as described in the Prospectus.

“Offering Period” means the period commencing the Effective Date and ending the last day of the calendar month in which the Closing Date occurs.

“Operating Lease” means a lease or other contractual arrangement under which an unaffiliated party agrees to pay the Partnership, directly or indirectly, for the use of the Equipment, and which is not a Full Payout Net Lease.

“Organizational and Offering Expenses” means the expenses incurred in connection with the organization of the Partnership and in preparation of the offering for registration and subsequent offer and distribution of units to the public, including Underwriting Commissions, listing fees and advertising expenses except advertising expenses related to the leasing of the Program’s equipment.

“Organizational Expenses” means the amounts payable to the General Partner in accordance with Section 6.1 of this Agreement.

“Participating Broker” means a member of the National Association of Securities Dealers, Inc.  who will be engaged to sell Units.

“Partners” means any one or more of the General Partner and the Limited Partners who are holders of a partnership interest.

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“Partnership” means Commonwealth Income & Growth Fund VII, LP, a Pennsylvania limited partnership.

“Partnership Interest” means the ownership interest of a Partner in the Partnership, as represented by his, her or its Capital Account, including all rights of such Partner under this Agreement.

“Person” means an individual, partnership, joint venture, corporation, trust, estate or other legal entity.

“Program” means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Equipment.

“Prospectus” means the Partnership’s prospectus contained in the Registration Statement filed with the Securities and Exchange Commission (“Commission”) for the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”), at effectiveness of such Registration Statement except that (i) if the Partnership files a post-effective amendment to the Registration Statement, then the term “Prospectus” shall, from and after the effectiveness of such post-effective amendment, refer to the amended prospectus then on file with the Commission and (ii) if the Partnership files a form of prospectus or prospectus supplement pursuant to Rule 424(b) of the regulations of the Commission under the 1933 Act, then the term “Prospectus” shall refer to the prospectus as so filed or supplemented from and after the date of such filing.

“Purchase Price” means, with respect to any Equipment, an amount equal to the sum of (i) the invoice cost of such Equipment or any other such amount paid to the seller, (ii) any closing, delivery and installation charges associated therewith not included in such invoice cost and paid by or on behalf of the
Partnership, (iii) the cost of any capitalized modifications or upgrades paid by or on behalf of the Partnership in connection with its purchase of the Equipment, and (iv) the amount of the Equipment Acquisition Fee and any other Acquisition Fees, but excluding points and prepaid interest.

“Qualified Plan” means a trust established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 and following of the Code.

“Record Date” means, (i) for purposes of a meeting of, or actions by, the Limited Partners pursuant to Article 10 of this Agreement, the close of business on the business day preceding the date on which the written notice referred to in that Article is given, and (ii) for purposes of Article 12 of this Agreement, the close of business on December 31 and June 30 of each year.

“Retiring General Partner” means a general partner of the Partnership who or which has been removed or withdrawn as such or is Bankrupt, which has been involuntarily dissolved, or who has died or had a conservator appointed for the person or any of the property of such general partner.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity.  Such term does not include: (i) a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no material adverse change in any of the following: (a) the Limited Partners’ voting rights; (b) the term of existence of the Partnership; (c) compensation of the General Partner or its Affiliates; or (d) the Partnership’s investment objectives.

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“Roll-Up Entity” means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person.  Sponsor does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such.  Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests. The word “Sponsor” may be used interchangeable to refer to the General Partner and its affiliates (other than the affiliated prior programs sponsored by the General Partner).

“Substituted Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 11.2 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b).  Syndication Expenses shall be taken into account under this Agreementat the time they would be taken into account under the Partnership’s method of accounting if they were deductible expenses.

“Term Debt” means debt of the Partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in Equipment, or refinancing non-Term Debt, but not debt incurred with respect to refinancing existing Partnership Term Debt.

“Terminating Event” means the first to occur of the withdrawal, removal, retirement, resignation, expulsion, Bankruptcy, involuntary dissolution, death, insanity or appointment of a conservator for the person or any of the assets of the last remaining general partner of the Partnership.

“Treasury Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor regulations).

“Underwriting Commissions” mean selling commissions and dealer-manager fees paid to broker-dealers by the Partnership in connection with the offer and sale of Units.

“Unit” means a limited partnership interest in the Partnership.

ARTICLE 2
Organization

2.1.           Continuation.  The Partners hereby continue the Partnership as a limited partnership under the Act.

2.2           Name.  The name of the Partnership shall continue to be “Commonwealth Income & Growth Fund VII, LP” or such other name as may be selected by the General Partner, who shall give notice of any such other name to the Limited Partners.

2.3           Place of Business.  The principal place of business of the Partnership shall be Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317, or at another location selected by the General Partner, who shall give notice of any such other location to the Limited Partners.  The Partnership may have such additional offices or places of business as the General Partner may determine.

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2.4           Registered Office and Registered Agent.  The Partnership’s registered office in the Commonwealth of Pennsylvania and its registered agent at such office shall be determined by the General Partner.

2.5           Business.  The principal business and purpose of the Partnership is to purchase, acquire, own, lease, re-lease, maintain, improve, manage, pledge, finance, convey, assign, dispose and sell Equipment pursuant to such arrangements as the General Partner in its sole discretion may enter into on behalf of the Partnership.  The purpose and business of the Partnership includes the realization and distribution of cash from sales or other dispositions of Equipment.  The Partnership is authorized to take any and all actions necessary, appropriate, advisable, incidental to, convenient for or related to this purpose or for the protection and benefit of the Partnership, unless expressly prohibited by this Agreement.

2.6           Term.  The Partnership shall exist for a term ending December 31, 2021, at which time it shall be dissolved, unless previously dissolved in accordance with this Agreement, or unless extended in increments not to exceed one year in the General Partner’s reasonable discretion if necessary to facilitate the orderly liquidation of the Partnership, pursuant to Section 10.5 of this Agreement.

ARTICLE 3
Capital Contributions and Status of Partners

3.1           General Partner.  The General Partner has contributed $1,000 to the capital of the Partnership.  Except as provided in this Section and Section 14.4.3 of this Agreement, the General Partner shall have no obligation to make any Capital Contribution or to loan or otherwise provide funds to the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest, even if the failure to do so would or could result in a default by the Partnership, foreclosure upon the properties of the Partnership or any such partnership, joint venture or other entity, or any other consequence adverse to the Partnership or any such partnership, joint venture or other entity.

3.2           Limited Partners.  Limited Partners shall be those persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units from the Partnership and Substituted Limited Partners where a transfer of Units is made pursuant to Article 11 of this Agreement.  The Partnership intends to offer and sell not less than $1,150,000 nor more than $50,000,000 worth of Units and to admit as Limited Partners the persons who contribute cash to the capital of the Partnership as the purchase price for the Units.

3.3           Capital Contribution of Limited Partners.

    3.3.1           Each Limited Partner shall make a capital contribution of $20.00 (or the subscription price of $20.00 less the volume discount stated in the Prospectus), as the purchase price for each Unit which he, she or it purchases from the Partnership.  The Capital Contributions of the Limited Partners shall be made in cash.  Except as required by the Act, each Unit shall be fully paid and non-assessable, no assessments for payments by the Limited Partners will be made by the General Partner, and no plans calling for any installment payments, warrants, options or other staged or deferred payments shall be allowed.

    3.3.2           Any portion of the net proceeds from sales of the Units that is not invested or committed for Investment in Equipment or for any Partnership purposes or reserved for necessary operating expenses within 12 months from the Final Closing, plus any interest earned by the Partnership thereon in accordance with Section 8.4 of this Agreement, shall be distributed to the Limited Partners by the Partnership as a return of capital, without reduction for the General Partner’s Organizational Expenses or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested.  Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding or any similar contracts or understandings have, at any time before the end of such 12-month period, been executed, provided that such investments are consummated.  Should any such investment not be consummated, the funds attributable thereto shall be distributed to the Limited Partners in a timely manner.

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3.4           Registration.  Upon the admission of a person as a Limited Partner or Substituted Limited Partner, such Person shall be registered on the records of the Partnership as a Limited Partner, together with such Person’s address, the number of Units such Person owns, and such Person’s transferor’s Capital Contribution.  Each Person registered as a holder of record of Units shall continue to be the holder of record of such Units until notification of the transfer of any such Units is given in accordance with the terms of this Agreement.  A holder of record shall be entitled to all distributions and all allocations of Net Profits and Net Losses with respect to Units registered in such Person’s name and to all other rights of a Limited Partner until such Person’s rights in such Units have been transferred and the General Partner has been notified as required herein.  The Partnership shall not be affected by any notice or knowledge of transfer of any interest in any Unit, except as expressly provided in Article 11 of this Agreement.  The payment to the holder of record of any distribution with respect to such Units shall discharge the Partnership of its obligations in respect thereto.

3.5           Withdrawal of Capital Contributions.  Except as otherwise provided in this Agreement, no Partner shall have the right to withdraw or reduce such Partner’s Capital Contribution.  No Partner shall have the right to bring an action for partition against the Partnership or to demand or receive property other than cash in return for such Partner’s Capital Contribution.  No Limited Partner shall have priority over any other Limited Partner, either as to the return of his Capital Contribution or as to Net Profits, Net Losses or distributions.

3.6           Admission of Limited Partner.  The Initial Closing shall take place not later than 15 days after the release from the Escrow Account of the subscribers’ funds to the Partnership.  Thereafter, subscribers shall be admitted as Limited Partners not later than the last day of the calendar month following the date their subscriptions are accepted by the Partnership, and in accordance with Article 11 of this Agreement.  The General Partner shall determine whether subscriptions received after the Initial Closing will be accepted or rejected within 30 days of their receipt by the Partnership and, if a subscription is rejected, the subscription funds will be immediately returned to the subscriber without interest.

3.7           Continuation of Limited Partner Status.  Once admitted as a Limited Partner, a Person shall, except as otherwise provided in the Agreement, continue to be a Limited Partner for all purposes of this Agreement and the Certificate, until a Substituted Limited Partner is admitted in place of such Person pursuant to the provisions of Article 11 of this Agreement.

3.8           Limited Liability of Limited Partners.  No Limited Partner, in his, her or its capacity as such, shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest.  No Limited Partner shall be obligated to make any Capital Contribution or to loan or otherwise provide funds to the Partnership; provided, however, in accordance with the Act, Limited Partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Limited Partners on account of their interests in the Partnership) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).

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ARTICLE 4
Partners’ Capital

4.1           Capital Accounts.  A separate Capital Account shall be established and maintained for each Partner.  The Capital Account of each Partner shall be credited with such Partner’s Capital Contribution, plus all Net Profits and items of income and gain of the Partnership allocated to such Partner pursuant to Article 7 of this Agreement, and shall be debited with the sum of (a) all Net Losses and items of loss or deduction of the Partnership allocated to such Partner pursuant to Article 7, and (b) all cash and the fair market value of any property (net of liabilities of the Partnership assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner pursuant to Article 8 of this Agreement.  The computation of the amount of the Capital Account of a Partner shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv).  Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above in this Section 4.1.

4.2           Withdrawal and Return of Capital.  No Limited Partner shall withdraw any of his, her or its capital without the consent of the General Partner and Limited Partners holding a Majority in Interest of the Units, except upon dissolution or liquidation of the Partnership or as provided in Article 12 of this Agreement.  Under circumstances requiring a return of any Capital Contribution or constituting a withdrawal of a Limited Partner, no Limited Partner shall have the right to receive property other than cash, except as may be specifically provided in this Agreement.

4.3           Interest on Capital.  Subject to Sections 3.3.2 and 8.4 of this Agreement, no interest shall be paid on any Capital Contribution made to the Partnership.

ARTICLE 5
Partnership Expenses

5.1           Organization Expenses.  The General Partner shall initially bear and pay all Organizational and Offering Expenses other than Underwriting Commissions, and shall therefore be entitled to receive the Organizational Expenses described in Article 6.1 hereof. To the extent actual organization expenses exceed the amount of the Organizational Expenses, the General Partner shall either (i) cause the expenses to be billed to and paid by the Partnership pursuant to Article 5.2 hereof or (ii) be entitled to reimbursement from the Partneship for such expenses.

5.2           Other Expenses.  All expenses of the Partnership, other than the expenses required to be paid by the General Partner pursuant to Section 5.1 of this Agreement, shall be billed (to the extent practicable) directly to and paid by the Partnership.  Subject to Section 5.1 of this Agreement, the General Partner and its Affiliates shall be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner.  Subject to (and only in accordance with) the foregoing, the Partnership shall pay (or reimburse the General Partner and its Affiliates for) the lower of the actual cost or the amount the Partnership would have to pay independent third parties for such services in the same geographic area of all expenses related to the administration and operation of the Partnership, including without limitation:

    5.2.1           all costs of personnel involved in the business of the Partnership;

    5.2.2           all taxes and assessments on Equipment and other taxes applicable to the Partnership;

    5.2.3           legal, appraisal, audit, accounting and other professional fees;

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    5.2.4           printing and other expenses incurred in connection with the transfer, registration and recording of documents evidencing ownership of Units or in connection with the business of the Partnership;

    5.2.5           fees and expenses paid to independent contractors, mortgage bankers, equipment brokers, servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents;

    5.2.6           expenses paid to nonaffiliated parties in connection with the disposition, replacement, alteration, maintenance and repair, leasing, re-leasing, storage and operation of Equipment (including the costs and expenses for foreclosures, insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of Equipment);

    5.2.7           subject to Section 9.4.4 of this Agreement, expenses in connection with the acquisition of Equipment other than Equipment acquired through the proceeds of the offering of the Units;

   5.2.8           expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement;

    5.2.9           the cost of preparation and dissemination of the informational material and documentation relating to potential sale, leasing, re-leasing, financing or other disposition of Equipment;

    5.2.10    costs incurred in connection with any litigation in which the Partnership is involved or proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith;

    5.2.11    costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

    5.2.12    costs of investor communications and regulatory reports, including without limitation initiation, review and approval of reports and communications to Limited Partners or regulatory agencies; expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of design, production, printing and mailing of reports, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, and preparing and mailing reports required to be furnished to Limited Partners for tax reporting or other purposes or reports which the General Partner deems to be in the best interests of the Partnership;

    5.2.13    expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers; and

    5.2.14    such other related administrative expenses as are necessary to the prudent operation of the Partnership.

5.3           Excluded Expenses.  No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee.  Excluded from the allowable reimbursement shall be (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the General Partner.

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ARTICLE 6
Compensation of the General Partner

6.1           Organizational Expenses.  To reimburse the General Partner for the services and activities  to be performed by the General Partner  in connection with the organization of the Partnership, the General Partner will be paid Organizational Expenses equal to three percent of the first $25,000,000 of Limited Partners’ Capital Contributions plus two percent of the Limited Partners’ Capital Contributions in excess of $25,000,000.  Payment to the General Partner will be made as Limited Partners are admitted to the Partnership. If at the termination of the Offering Period the General Partner's actual organizational expenses are less than the amount paid pursuant to this section, the General Partner will reimburse the Partnership for the amounts paid hereunder that exceed such actual expenses.

6.2           Equipment Management Fee.  For the services and activities performed and to be performed by the General Partner and its Affiliates in connection with Equipment Management, the General Partner shall receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of Gross Lease Revenues attributable to Equipment subject to Full Payout Net Leases which contain net lease provisions and (ii) five percent of the Gross Lease Revenues attributable to Equipment subject to Operating Leases.  The Equipment Management Fee shall accrue as funds are received by the Partnership and shall be paid to the General Partner on conclusion of each calendar month, except such Equipment Management Fee may be accrued as a debt of the Partnership payable, without interest, out of future available cash if the Partnership does not generate sufficient cash from operations to pay the Equipment Management Fee currently, or if the General Partner determines that such action is in the best interest of the Partnership.  Fees or expenses to nonaffiliated parties for such services and activities shall be paid by the General Partner from its Equipment Management Fee.

6.3           Equipment Acquisition Fee.  For the services and activities performed and to be performed by the General Partner in connection with the acquisition and lease of Equipment, the General Partner shall receive an Equipment Acquisition Fee of four percent of the Purchase Price of each item of Equipment purchased.  The Equipment Acquisition Fee will be paid from the net proceeds of the Offering that are available to be used to purchase Equipment when such proceeds are received by the Partnership.  To the extent that the Partnership acquires Equipment at an aggregate Purchase Price exceeding the net proceeds of the Offering available to be used to purchase Equipment, the Equipment Acquisition fee will be paid with respect to that Equipment as the Equipment is acquired.

6.4           Equipment Liquidation Fee.  For the services and activities to be performed by the General Partner in connection with the disposition of the Partnership’s Equipment (other than by a Conditional Sales Contract), the General Partner shall receive an Equipment Liquidation Fee equal to the lesser of (a) 50% of the Competitive Equipment Sale Commission or (b) three percent of the sales price of such Equipment.  The payment of the Equipment Liquidation Fee shall be made as proceeds of the sale are received and is subordinated to the receipt by the Limited Partners of a return of their Capital Contributions plus the Cumulative Return.  Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.

6.5           Debt Placement Fee.  For the services rendered or to be rendered by the General Partner’s arrangement of Term Debt to finance the acquisition of Equipment by the Partnership, the General Partner shall receive a Debt Placement Fee equal to one percent of such indebtedness.  Such fee shall be paid when the proceeds of the Term Debt are received by the Partnership and shall be reduced to the extent the Partnership incurs such fees to third parties unaffiliated with the General Partner or the lender with respect to such indebtedness, and no such fee will be paid with respect to borrowings from the General Partner or its Affiliates.

6.6           Investment In Equipment.  The General Partner shall commit a substantial portion of Capital Contributions toward Investment in Equipment.  The remaining Capital Contributions may be used to pay Front-End Fees.  The General Partner will commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each one percent of indebtedness encumbering Equipment or (ii) 75% of Capital Contributions.  To calculate the percent of indebtedness encumbering Equipment, the General Partner shall divide the amount of indebtedness by the Purchase Price (excluding Front-End Fees) and multiply the quotient by .0625% to determine the percentage to be deducted from 80%.  For example, if the percentage of indebtedness were 30%, the percentage to be deducted from 80% is 1.875% (30 x .0625) and the percentage to be committed to Investment in Equipment is 78.125% (80-1.875).

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ARTICLE 7
Allocation of Net Profits, Net Losses and Other Items

7.1           Net Profits.

7.1.1           Net Profits for each fiscal year of the Partnership (other than Net Profits arising from transactions in connection with the termination or liquidation of the Partnership) shall be allocated as follows:

    (a)           to the General Partner, the greater of (i) one percent of such Net Profits or (ii) Net Profits equal to the excess, if any, of (A) all distributions to the General Partner pursuant to Section 8.1.1 of this Agreement with respect to such fiscal year and all prior fiscal years over (B) the total Net Profits allocated to the General Partner pursuant to this Section 7.1.1(a) for all such prior fiscal years; and

(b)           any balance to the Limited Partners.

    7.1.2           Net Profits arising from transactions in connection with the termination or liquidation of the Partnership shall be allocated in the following order of priority:

(a)           Net Profits shall be allocated to each Partner in an amount equal to the negative amount, if any, of his Capital Account.  If the Net Profits available to be so allocated is less than the sum of all Partners’ negative Capital Accounts, then such Net Profits shall be allocated to the Partners in proportion to the respective amounts of their negative Capital Accounts.

(b)           An amount of Net Profits equal to the excess of (A) the proceeds from such transaction that would be distributed to the Partners pursuant to Section 8.1.1 of this Agreement (without regard to Section 8.1.3 of this Agreement) over (B) the aggregate Capital Accounts (as adjusted to reflect the allocation of Net Profit pursuant to Sections 7.1.1 and 7.1.2(a) of this Agreement and assuming that Cash Available for Distribution other than such proceeds had already been distributed) of all Partners shall be allocated among such Partners in proportion to their respective shares of such excess.

(c)           Any remaining Net Profits shall be allocated in the same proportions that cash distributions equal to such remaining Net Profits would be distributed pursuant to Section 8.1 of this Agreement (without regard to Section 8.1.3 of this Agreement).

7.2           Net Losses.  Net Losses for each fiscal year of the Partnership shall be allocated 99% to the Limited Partners and one percent to the General Partner.

7.3           Required Allocations.  Notwithstanding Sections 7.1 and 7.2 of this Agreement:

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    7.3.1           Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other prevision of this Article 7, if there is a net decrease in “partnership minimum gain” (as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d)) during a Partnership taxable year, then each Partner shall be specially allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 7.3.1 is intended to comply and shall be interpreted consistently with the “minimum gain chargeback” requirement of Treasury Regulation Section 1.704-(2)(f);

7.3.2           No loss or deduction shall be allocated to a Partner to the extent such allocation would cause such Partner to have an Adjusted Capital Account deficit at the end of the Partnership taxable year.  Any losses or deductions that cannot be allocated to a Partner because of the foregoing limitation shall be allocated among the Partners in accordance with their relative ownership of Units, subject to the limitations of this Section 7.3.2.

7.3.3           Any Partner who unexpectedly receives with respect to the Partnership: (a) an adjustment described in Treasury Regulation 1.704-1(b)(2)(ii)(d)(4); (b) an allocation of loss or deduction described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(5); or (c) a distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(5), will be specially allocated items of income and gain in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 7.3.3 shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7 have been tentatively made as if this Section 7.3.3 were not in the Agreement.

7.3.4           Loss, deductions, and expenditures attributable to nonrecourse debt for which a Partner bears the economic risk of loss shall be determined and allocated to the Partner who bears such economic risk of loss in accordance with Treasury Regulation Section 1.704-2, and if there is a decrease in “partner nonrecourse debt minimum gain” (as defined in Treasury Regulation Section 1.704-2(i)(3)), any Partner with a share of that partner nonrecourse debt minimum gain shall be allocated items of income and gain in accordance with the chargeback provisions of Treasury Regulations Section 1.704-2(i)(4);

7.3.5           If property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss as determined for federal income tax purposes shall be allocated so as to take into account such difference between book value and adjusted tax basis in accordance with the principles of Code Section 704(c).  The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items required by Section 704(c) of the Code and such election shall be binding on the Limited Partners.

    7.3.6           If property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss as determined for federal income tax purposes shall be allocated so as to take into account such difference between book value and adjusted tax basis in accordance with the principles of Code Section 704(c).  The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items required by Section 704(c) of the Code and such election shall be binding on the Limited Partners.

7.4           Syndication Expenses.  Syndication Expenses attributable to the Underwriting Commissions paid on the Partnership’s sale of any Unit shall be specially allocated to the Limited Partner who owns the Units, and all other Syndication Expenses shall be allocated to the Limited Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Underwriting Commissions) allocated with respect to each Unit at any time is the same.  If the General Partner determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Net Profits or Net Losses to achieve the same effect on the Capital Accounts of the Limited Partners.

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7.5           Recharacterization of Fees.  Any fees paid to the General Partner or any of its Affiliates which are disallowed as deductible expenses by the Internal Revenue Service shall constitute special allocations of gross income to the General Partner for income tax purposes.

7.6           Recapture.  If the Partnership recognizes gain on the sale, exchange or other disposition of any property, any portion of such gain which is treated as ordinary income pursuant to Code Section 1245 shall be divided between the General Partner and the Limited Partners in proportion to the aggregate deductions for cost recovery and depreciation previously allocated to them and not yet recaptured and shall be allocated among the Limited Partners in the same proportions as the gain from such disposition is allocated among them.

7.7           Allocations Among Limited Partners.  Except as otherwise provided in this Agreement, Net Profits and Net Losses allocated to the Limited Partners for any fiscal year shall generally be divided among them in proportion to their Units for such fiscal year.  In the event that additional Limited Partners are admitted to the partnership pursuant to Article 3.6 of this Agreement on dates during the taxable year other than January 1, or Units of a Limited Partner are redeemed pursuant to Article 12 of this Agreement on dates during the taxable year other than December 31, Net Profits and Net Losses allocated to the Limited Partners for such year shall be allocated among them in proportion to the number of Units each holds from time to time during such year in accordance with Code Section 706, using any convention permitted by law and selected by the General Partner.  If an interest of a Partner in the Partnership is transferred in accordance with Section 11 of this Agreement, the General Partner, in its sole discretion, may allocate such items of Net Profits, Net Loss, and credit by closing the books of the Partnership immediately after the transfer of the interest or by using any other convention permitted under Code Section 706 and selected by the General Partner.  All such allocations shall be made without regard to the date, amount or recipient of any distributions that may have been made with respect to such transferred interest.

7.8           Other Allocations.  Any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the period.

ARTICLE 8
Distributions

8.1           Cash Distributions.  For purposes of this Article 8, the following terms have the meanings set forth below:

(a)           “Limited Partner” means each Limited Partner of the Partnership, as defined in Article 1, and includes all the Monthly Limited Partners and all the Quarterly Limited Partners.

(b)           “Monthly Limited Partner” means any Limited Partner who makes a Capital Contribution of $5,000 or more and who, for the quarter in question, has elected (either (i) by written notice to the General Partner upon subscription or (ii) thereafter, upon ten days’ prior written notice to the General Partner, effective as of the beginning of the following quarter), to receive monthly distributions of cash available for distribution.

(c)           “Quarterly Limited Partner” means any Limited Partner other than a Monthly Limited Partner.

    8.1.1           The General Partner, within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable, shall determine in its sole and absolute discretion, the amount of Cash Available for Distribution.  Except as otherwise provided in this Section 8.1, Cash Available for Distribution shall be distributed as follows:

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(a)           99% to the Limited Partners and one percent to the General Partner until (i) each Limited Partner has received an amount equal to the excess, if any, of (A) the Cumulative Return from the inception of the Partnership to the date of the distribution, over (B) the sum of all prior distributions under this Section 8.1.1(a)(i), and (ii) each Limited Partner’s Adjusted Capital Contribution has been reduced to zero; and

(b)           thereafter, 90% to the Limited Partners and a promotional interest of 10% to the General Partner.

    8.1.2           Cash Available for Distribution

(a)           Cash Available for Distribution to the Limited Partners on a quarterly basis shall be allocated between the Monthly Limited Partners, as a group, and the Quarterly Limited Partners, as a group, in proportion to the number of Units owned by each such group of Limited Partners.

(b)           The portion of Cash Available for Distribution allocable to the Quarterly Limited Partners shall be distributed to the Quarterly Limited Partners and one-third (1/3) of the portion allocable to the Monthly Limited Partners shall be distributed to the Monthly Limited Partners, with all such distributions to be made within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable.  The remaining two-thirds (2/3) of the Cash Available for Distribution to the Monthly Limited Partners shall be deposited in the Monthly Distribution Account.  One-half (1/2) of the amount so deposited shall be distributed to the Monthly Limited Partners within seventy (70) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable, and the remainder of the Cash Available for Distribution so deposited shall be distributed within one hundred (100) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable.  Notwithstanding the  foregoing, each distribution pursuant to this Article 8 that is payable to the Monthly Limited Partners first shall be reduced by an amount equal to the Distribution Fee, less any interest earned on the Monthly Distribution Account.  For purposes of determining the Adjusted Capital Account of a Monthly Limited Partner and the Cumulative Return with respect to such Monthly Limited Partner, the amount distributed to such Monthly Limited Partner shall be deemed to be the full amount to be distributed to such Partner pursuant to this Section 8.1.2(b), unreduced by any portion of the Distribution Fee, and such full amount shall be deemed to have been distributed to such Partner when the first one-third (1/3) portion thereof is distributed to such Partner pursuant to the first sentence of this Section 8.1.2(b).

    8.1.3           Notwithstanding Section 8.1.1 of this Agreement, amounts distributed in connection with the liquidation of the Partnership or a Partner’s interest (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)) shall be distributed in accordance with the Partner’s positive Capital Account as adjusted for all operations and transactions preceding such distribution.

    8.1.4           Notwithstanding Section 8.1.1 of this Agreement, if the proceeds resulting from the sale of any Equipment are reinvested in Equipment, to the extent permitted by applicable law, sufficient cash will be distributed to the Partners to pay the additional federal income tax resulting from such sale for a Partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for such taxable year.

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8.2           Allocation of Distributions to Limited Partners.  Distributions to the Limited Partners with respect to any period other than during the Offering Period shall be allocated pro rata among the Limited Partners who are Limited Partners on the Record Date for purposes of such distributions.  Distributions to the Limited Partners during the Offering Period shall be allocated among the Limited Partners in proportion to their Average Daily Units for the period with respect to which the distribution is made.

8.3           Amounts Withheld.  Any amounts withheld pursuant to Section 9.1.16 of this Agreement shall be treated as amounts distributed to the Partners for all purposes under this Agreement.  Amounts treated as distributed to a Partner pursuant to this Section 8.3 shall reduce the amounts otherwise distributed to such Partner pursuant to this Agreement.

8.4           Return of Offering Proceeds.  If all of the net proceeds of the Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 2 years from the date of effectiveness of this offering, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase, without reduction for the General Partner’s Organizational Expenses or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested.  For such purpose, funds will be deemed to be committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements, or any similar  contracts or understandings exist, whether or not any such investment is ultimately consummated.  Funds will also be deemed to be committed to the extent: (i) any funds may have been reserved to make contingent payments in connection with any Equipment already acquired, whether or not any such payments are ultimately made; (ii) as a condition to obtaining financing the Partnership is required to maintain funds s a compensating balance; or (iii) the General Partner decides that an addition to the working capital reserve is necessary in connection with any Equipment.

ARTICLE 9
Rights, Powers, and Duties of General Partner

9.1           Rights and Powers.  Except as otherwise specifically provided in this Agreement, the General Partner shall exercise complete and exclusive control over the management of the Partnership business and affairs.  In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall, except to the extent otherwise provided in this Agreement, have all rights and powers required or appropriate to its management of the Partnership and the Partnership’s business, which by way of illustration but not by way of limitation, include the following rights and powers which may be exercised on behalf of, and, subject to Article 5 of this Agreement, at the expense of, the Partnership:

    9.1.1           to acquire, purchase, hold, sell, exchange or otherwise transfer Equipment; to lease Equipment to third parties; to make loans to manufacturers of Equipment with respect to and secured by Equipment leased directly by the manufacturer to third parties; and to enter into agreements with others with respect to such activities, which agreements may contain such provisions as the General Partner in its sole and absolute discretion shall approve;

    9.1.2           to invest Partnership funds in commercial paper, government securities, certificates of deposit, time deposits, bankers acceptances, money market certificates or accounts, or other short-term investments (such as money market funds) which the General Partner deems appropriate;

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    9.1.3           subject to Section 17.2.3 of this Agreement, to purchase liability, casualty and other insurance which the General Partner deems appropriate for the protection of the Equipment or for any purpose convenient or beneficial to the Partnership, provided that the General Partner will not provide insurance services to the Partnership;

    9.1.4           to delegate all or any of its duties under this Agreement, and in furtherance of any such delegation to appoint, employ or contract with any persons, which persons may, under the supervision of the General Partner, administer or assist in the day-to-day operations of the Partnership; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents or in any other capacity deemed by the General Partner necessary or desirable; and perform such other acts or services for the Partnership as the General Partner in its sole and absolute discretion may approve;

    9.1.5           to designate and appoint one or more agents for the Partnership who shall have authority as may be conferred on them by the General Partner, and who may perform any of the duties, and exercise any of the powers and authority, conferred on the General Partner under this Agreement, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

    9.1.6           to act in its own name as nominee for the Partnership and to place title to Partnership assets in its own name or the names of others as nominees or trustees for any purpose convenient or beneficial to the Partnership;

    9.1.7           to collect all amounts due to the Partnership, and otherwise to enforce all rights of the Partnership including rights under any lease of its assets, and to retain counsel and institute suits or proceedings, in the name and on behalf of the Partnership;

    9.1.8           to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

    9.1.9    to make or revoke any elections permitted under the Code;

    9.1.10   to determine the appropriate accounting method or methods to be used by the Partnership;

    9.1.11   to offer and sell Units of the Partnership to the public directly or through Commonwealth Capital Securities Corp. or any licensed Affiliate of the General Partner; to employ personnel, agents and dealers for such purpose; and, in connection therewith, to cause the Partnership to indemnify Commonwealth Capital Securities Corp. to the extent permitted under federal and state securities laws;

    9.1.12    to admit the purchasers of the Units as Limited Partners of the Partnership, to amend this Agreement and the Certificate to reflect the addition or substitution of Limited Partners and the reduction of Capital Accounts on the return of capital to Partners;

    9.1.13    to borrow money for Partnership purposes (other with respect to Equipment purchased with initial offering proceeds before the net offering proceeds are fully invested, or committed to investment, in Equipment) and as security therefor to mortgage, pledge, hypothecate or encumber or otherwise place liens upon all or part of the Equipment and other property of the Partnership, to pledge or encumber the assets of the Partnership to secure any remarketing rights of vendors or suppliers of Equipment;

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    9.1.14    to prepay in whole or in part, refinance, increase, modify, consolidate, extend or increase any lien or encumbrance affecting any Equipment;

    9.1.15    to require in all Partnership obligations that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction; provided, however, that the inclusion of such provisions shall not materially affect the cost of the service or material being supplied;

       9.1.16    to withhold income taxes as required or permitted by any federal, state or local taxing authority, and otherwise to comply with and take actions necessary or appropriate as a result of provisions of the Code or any state or other tax law requiring or permitting withholding;

9.1.17    to deal with, or otherwise engage in business with, any person who has dealt with or engaged in business with or may in the future deal with or engage in business with the General Partner or its Affiliates; provided that no such dealing or engaging in business may involve any arrangement which  would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates;

9.1.18    to commence the dissolution and liquidation of the Partnership in order to terminate the Partnership by December 31, 2021, or to extend the term of the Partnership thereafter in increments not to exceed one year if in the reasonable discretion of the General Partner such extension is necessary to complete the orderly liquidation of the Partnership; and

9.1.19    to prohibit Qualified Plans from acquiring, individually or in the aggregate, more than 25% of the Units.

9.2           Reliance on Certificate of General Partner.  Any person dealing with the Partnership or the General Partner may rely on a certificate signed by the General Partner as authority with respect to (a) the identity of any General Partner or Limited Partner; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; (c) the persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter involving the Partnership or any Partner.

9.3           Independent Activities.  The General Partner and its Affiliates and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever lawful activities they choose, whether competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto.  Notwithstanding the foregoing, the General Partner may not conduct a registered public offering of a program similar to the Partnership during the Offering Period. The General Partner and its Affiliates shall not be obligated to present to the Partnership any particular investment opportunity which comes to their attention if the General Partner, in good faith, determines that such opportunity is not an appropriate investment for the Partnership at that time or if the opportunity is not presented to the Partnership because it has been presented to other partnerships sponsored by the General Partner that may have priority based on criteria established by the General Partner.  Subject to the foregoing, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner or its Affiliates from engaging in any lawful activity, or require the General Partner or its Affiliates to permit the Partnership or any Limited Partner to participate therein.  The General Partner may organize and participate as a general partner in partnerships which may engage in activities similar to the activity engaged in by this Partnership and which may use the name “Commonwealth Income & Growth Fund” or variations of such name.  The General Partner retains the rights to such name and its variations.  The General Partner will give priority to the Limited Partners when the interests of the Limited Partners conflict with the interests of the General Partner.

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If one or more programs affiliated with the General Partner and the Partnership are in a position to acquire the same Equipment, the General Partner will determine which program will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives.  The General Partner will generally afford priority to the program or entity that has had funds available to purchase Equipment for the longest period of time.  In addition, in order to promote diversification of Equipment and lessees, when two or more programs are in a position to acquire the same Equipment, the General Partner may acquire Equipment in joint ventures with affiliated investor programs.  If one or more investor programs affiliated with the General Partner and the Partnership are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser, the General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

9.4           Duties.

9.4.1           The General Partner shall manage and control the Partnership, its business and affairs.  The General Partner shall devote such time to the business of the Partnership as in its discretion it determines is necessary for the efficient carrying on of the business.

9.4.2           The General Partner shall be the tax matters partner of the Partnership as defined under the Code, and as such tax matters partner, shall be subject to Section 17.2 of this Agreement.

9.4.3           The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s immediate possession or control.  The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.  The Limited Partners may not contract away the fiduciary duty owed to them by the General Partner under the common law.

9.4.4           The General Partner shall commit toward Investment in Equipment at least that portion of the Limited Partners’ Capital Contributions for their Units required by Section 6.6 of this Agreement.  If the total amount of Front-End Fees must be reduced in order to enable the Partnership to commit such Capital Contributions to Investment in Equipment, the General Partner shall, and shall cause its Affiliates or other persons to, reimburse the Partnership for such amount of Front-End Fees and any Acquisition Fees, Debt Placement Fees and Acquisition Expenses paid in connection with the reinvestment of the Partnership’s funds received by them as is necessary to enable the Partnership to meet such requirement within 30 days after the need for reimbursement arises.

9.4.5           The General Partner shall maintain reserves in such amount and for such times and purposes as it deems appropriate.

9.4.6           In connection with the Offering, the General Partner shall provide to any State securities administrator in which the offering is registered or sought to be registered, such reports, documents and information as shall be requested by the administrator.

9.5           Restrictions on Authority.  Notwithstanding any other provisions of this Agreement:

9.5.1           The General Partner shall not have the authority to do any act in contravention of this Agreement or the Act; possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose; admit a person as a General Partner or a Limited Partner, except as provided in this Agreement; knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; except as provided for in Section 9.5.25 of this Agreement, alter the purpose or character of the Partnership as set forth in Section 2.5 of this Agreement; or confess a judgment against the Partnership.

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9.5.2           Except pursuant to Section 10.2 of this Agreement, the General Partner shall not sell all or substantially all of the assets of the Partnership in a single sale, except in the winding up and liquidation of the business of the Partnership or in a final liquidating sale of Equipment remaining after the disposition in the ordinary course of business of substantially all of the Partnership’s other Equipment.

    9.5.3           The Partnership shall not purchase or lease Equipment from the Sponsor or its Affiliates, including Equipment in which the General Partner or its Affiliates have an interest, except that the General Partner shall be permitted to make acquisitions of Equipment in its own name (and assume loans in connection therewith) and hold title thereto on an interim basis (not in excess of 60 days) for the purpose of facilitating the acquisition of such Equipment or the borrowing of money or obtaining of financing, or any other purpose related to the business of the Partnership provided that (a) such acquisitions are in the best interest of the Partnership; (b) such Equipment is purchased by the Partnership for a price no greater than the sum of the actual cost of such Equipment, accountable Acquisition Expenses payable to third parties, interest on the Purchase Price (at a rate no greater than that charged by unrelated lenders on comparable loans) from the date of purchase to the date of transfer to the Partnership and compensation permitted in accordance with Article 6 of this Agreement; (c) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner and the time acquired by the Partnership; and (d) no benefit arises out of such acquisitions to the General Partner except for the compensation permitted under this Agreement.   During interim purchases by the General Partner, all profits and losses shall accrue to the Partnership.

9.5.4           The Partnership shall not invest in junior trust deeds unless received in connection with the sale of an item of Equipment in an aggregate amount which does not exceed 30% of value of the assets of the Partnership on the date of the investment.

9.5.5           The Partnership shall not sell or lease Equipment to the General Partner or its Affiliates.

9.5.6           The Partnership shall not make loans to any Person, including without limitation, the General Partner or its Affiliates (except to the extent a Conditional Sales Contract constitutes a loan).

9.5.7           The Partnership shall not acquire Equipment from an Equipment Program in which the General Partner or its Affiliates have an interest.

9.5.8           The Partnership shall not acquire Equipment in exchange for Units.

9.5.9           The Partnership shall not give the General Partner or its Affiliates an exclusive right to sell or exclusive employment to sell Equipment for the Partnership.

9.5.10         The Partnership shall not pay, directly or indirectly, a commission or fee (except as specifically described under this Agreement) to the General Partner or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange, or refinancing of the Partnership’s Equipment.

      9.5.11  No rebates or give-ups may be received by the General Partner or its Affiliates, nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates.

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     9.5.12  The General Partner and its Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential Limited Partner for investment advice as an inducement to such adviser to advise the purchase of Units.  This Section 9.5.12, however, shall not prohibit the payment of Underwriting Commissions to the Dealer Manager or other properly licensed person for selling Units.

   9.5.13  The funds of the Partnership shall not be commingled with the funds of any other Person.  This prohibition shall not apply to investments meeting the requirements of Section 9.5.14 of this Agreement.

   9.5.14  Except to the extent that a permitted investment in the entities referred to in this Section 9.5.14 constitutes “securities” within the meaning of the Securities Act of 1933, as amended, the Partnership will not invest in securities, including equipment limited partnerships, general partnerships or joint ventures, except that (a) the Partnership may invest in general partnerships or joint ventures with Persons other than equipment Programs formed by the General Partner or its Affiliates, which partnerships or joint ventures own specific equipment; provided that (i) the Partnership has or acquires a controlling interest in such ventures or partnerships; (ii) the non-controlling interest is owned by a non-Affiliate, and (iii) there are no duplicate fees; and (b) the Partnership may invest in joint venture arrangements with other equipment Programs formed by the General Partner or its Affiliates if such action is in the best interests of all Programs and if all the following conditions are met: (i) all the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation is substantially identical in each Program; (iv) the Partnership has a right of first refusal to buy another Program’s interest in a joint venture if the other Program wishes to sell equipment held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the joint venture is formed either for the purpose of effecting appropriate diversification for the Programs or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.5.3 of this Agreement.

    9.5.15  Neither the General Partner nor its Affiliates shall lend money to the Partnership if interest rates and other financing charges and fees in connection with such loan are in excess of the lesser of their cost of funds or the amount that would be charged by unrelated lending institutions on comparable loans for the same purpose or if such loan contains any prepayment charge or prepayment penalty.  Neither the General Partner nor its Affiliates shall provide financing for the Partnership unless such financing has a term of not more than 12 months or carries an interest rate in excess of three percent over the prime rate of JPMorgan Chase Bank, Philadelphia, PA.

    9.5.16   Other than as specifically described in Section 5.2 and Article 6 of this Agreement and the section “Compensation of the General Partner” in the Prospectus at the time it was declared effective by the Securities and Exchange Commission, the General Partner shall not enter into any agreement, contract or arrangement on behalf of the Partnership providing for compensation to the General Partner or its Affiliates for performing services for, or selling or leasing goods or materials to, the Partnership.

    9.5.17   All services or goods for which the General Partner or its Affiliates are to receive compensation (other than pursuant to this Agreement) shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid, which contract may only be modified by a vote of a Majority in Interest of the Limited Partners and which contract shall contain a clause allowing termination by either party without penalty on 60 days’ prior written notice.

    9.5.18   In connection with the borrowing of money, recourse for the payment of which is limited solely to property of the Partnership and which shall be amortized fully over the initial lease term, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

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      9.5.19  Partnership funds shall not be invested in any financial institution or entity affiliated with the General Partner and shall not be used in a compensating balance arrangement for the benefit of any entity other than the Partnership.

     9.5.20   Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership shall not convert to another form of business entity if the conversion results in a material adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership, (c) the compensation payable to the General Partner or its Affiliates or (d) the ability to meet the Partnership’s objectives without materially impairing the rights of Limited Partners.

    9.5.21  The Partnership shall not make distributions in kind except upon dissolution and liquidation, and then only to a liquidating trust that has been established for the purpose of the liquidation of the assets of the Partnership and the distribution of cash in accordance with this Agreement.

    9.5.22  The Partnership shall not incur debt in excess of 30% of the expected aggregate cost of the Equipment to be owned or subject to a Conditional Sales Contract, and the Partnership may not incur indebtedness on Equipment unless, at the time of any such leveraged acquisition, the net proceeds of the Offering received to date are fully invested, or committed to investment, in equipment.

    9.5.23  The Partnership shall not purchase Equipment unless such Equipment is subject to a lease or a Conditional Sales Contract or for which a lease or a Conditional Sales Contract will be entered into when the Partnership acquires the Equipment.

    9.5.24  The Partnership’s leases and other contracts will each contain a statement that the Partnership has been organized as a limited partnership under the Act.

    9.5.25  Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership will not change its principal purpose of acquiring, leasing and selling Equipment.

    9.5.26  The Partnership shall not issue equity securities senior to the Units (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or the business of the Partnership shall not be senior securities).

9.6           General Partner’s Net Worth.  The General Partner agrees, represents and warrants that it will at all times have a net worth, exclusive of home, auto and home furnishings, in an amount (i) sufficient in the opinion of counsel to the Partnership to enable the Partnership either to avoid having the corporate characteristic of limited liability for federal income tax purposes or to avoid being treated as an association taxable as a corporation for federal income tax purposes, and (ii) at least the greater of $50,000 or at least five percent of the gross amount of all direct participation programs sold by the General Partner within the prior 12 months plus five percent of the amount of the Capital Contributions received in the Offering, up to $1,000,000.

ARTICLE 10
Rights of Limited Partners

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10.1           No Limited Partner in Control.  No Limited Partner, as such, shall participate in the management or control of the Partnership’s business, nor shall any Limited Partner, as such, have the power to act for or bind the General Partner or the Partnership.

10.2           Voting Rights.  The Limited Partners by a vote of a Majority in Interest of the Limited Partners may, without the necessity for concurrence by the General Partner (a) approve or disapprove a sale of all or substantially all of the assets of the Partnership, except as otherwise permitted or required under Section 14.1 or 14.4 of this Agreement; (b) dissolve the Partnership; (c) subject to Section 10.5 of this Agreement, amend this Agreement; (d) remove or approve the withdrawal of the General Partner; or (e) prior to the effective date of a removal, withdrawal or dissolution of the General Partner, elect an additional, replacement or successor General Partner to be admitted prior to such effective date.  With respect to any Units owned by the General Partner or its Affiliates, the General Partner and its Affiliates may not vote or consent on matters submitted to the Limited Partners regarding removal of the General Partner or any transaction between the Partnership and the General Partner or its Affiliates.  In determining the required percentage in interest of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included.

10.3           Conversions and Roll-Ups.

    10.3.1      Consent Required.  Without the approval of the General Partner and the holders of at least 66-2/3% of all outstanding Units, the Partnership shall not enter into any Roll-Up.  Limited Partners who do not consent to an approved Roll-Up shall be given the option of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) one of (a) remaining limited partners and preserving their interests in CIGF7 on the same terms and conditions as existed previously, or (b) receiving cash in an amount equal to the non-consenting Limited Partner’s pro rata share of the appraised value of the net assets of the Partnership.  The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of an unsuccessful proxy contest in the event that the Roll-Up is not approved by the Limited Partners as required by the first sentence of this Section 10.3.1.

    10.3.2   Appraisal.  The “appraised value of the net assets of the Partnership” as used in Section 10.3.1 of this Agreement shall be established by means of an appraisal of the net assets of the Partnership by a competent Independent Expert, engaged for the benefit of the Partnership and the Limited Partners, with no current material or prior business or personal relationship with the General Partner or its Affiliates.  Such Independent Expert must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and must be qualified to perform such work.  The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership’s assets, assuming an orderly liquidation of such assets over a twelve-month period, as of a date immediately prior to the date of the proposed Roll-Up.  A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up and shall be appraised on a consistent basis.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering and accordingly, in that event, the issuer would be subject to liability for violations of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

    10.3.3  Prohibited Roll-Ups.  The Partnership shall not participate in any proposed Roll-Up: (a) that would result in the Limited Partner’s having voting rights and rights to hold meetings which are less than those rights provided for under Section 10.2 of this Agreement; (b) that includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (c) that would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner, and (d) in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those rights provided for under Section 15.1 of this Agreement.

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    10.3.4   With the consent of a Majority in Interest of the Limited Partners, the Partnership is permitted to convert into another form of business entity that does not result in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership (currently, December 31, 2021, unless terminated earlier or extended in accordance with this Agreement), (c) the compensation payable to the General Partner or its Affiliates (provided however that any increase in the compensation  payable to the General Partner and its Affiliates requires the approval of 66-2/3% of all outstanding Units), or (d) the ability to meet the Partnership’s investment objectives without materially impairing the rights of the Limited Partners.  The General Partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in Section 10.3.1 of this Agreement based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular.  In general, the General Partner shall consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partner or its Affiliates to be a significant adverse change in the listed provisions.

10.4           Meetings.

    10.4.  Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the then outstanding Units, by delivering written notice, either in person or by registered mail stating the purpose of the meeting, to the General Partner.  Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be delivered to the Limited Partners entitled to vote at such meeting.  The meeting will be held at the time and place specified in the request, or if none, at a time and place convenient to the Limited Partners, such meeting to be held not less than 15 days nor more than 60 days after the mailing of the notice of the meeting.  Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement.  All expenses of the meeting and notification shall be borne by the Partnership.

    10.4.2  A Limited Partner shall be entitled to vote (a) at a meeting, in person or by a proxy in writing or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date on which the votes of Limited Partners are to be counted.  Only the votes of persons who were Limited Partners on the record date, whether at a meeting or otherwise, shall be counted.

10.5           Certain Amendments.

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   10.5.1   In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Limited Partners (a) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (b) to cure any ambiguity or inconsistency, to correct or supplement any provision that may be inconsistent with any other provisions hereof, or to make any other provision with respect to matters under this Agreement not inconsistent with the intent of this Agreement; (c) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including, without limitation, the Act, the Code, ERISA and the regulations thereunder);  (d) to delete or add any provisions required to be so deleted or added by the staff of the Securities and Exchange Commission or by state securities commissioner or similar official, which addition or deletion is deemed by such person, commissioner or official to be for the benefit or protection of the Limited Partners; and (e) to extend the term of the Partnership by increments not to exceed one year if in the reasonable discretion of the General Partner such extension is necessary to complete the liquidation of the Partnership in an orderly and businesslike manner.

    10.5.2  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended without the consent of each Limited Partner to be affected adversely by an amendment that (a) converts a Limited Partner into a General Partner; (b) modifies the limited liability of a Limited Partner; (c) alters the interest of the General Partner or Limited Partners in Net Profits, Net Losses, or distributions from the Partnership; or (d) adversely affects the status of the Partnership as a partnership for federal income tax purposes.

    10.5.3  Each Limited Partner shall be notified of any amendment to this Agreement within 30 days of the effective date of the amendment by means of first class mail, postage prepaid, to the address of the Limited Partner on the books of the Partnership.

ARTICLE 11
Transfer of Units

11.1           Assignment.

    11.1.1  No Limited Partner may transfer or assign his, her or its Units or any interest therein except as permitted in this Article 11.  Any act in violation of this Article 11 shall be null and void and shall not be recognized by the Partnership.

    11.1.2  Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, with the prior written consent of the General Partner, a Limited Partner may transfer or assign part or all of his, her or its Units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the Partnership such instruments of transfer and assignment and other documents as may be required by the General Partner; (b) the assignee agrees in writing not to assign such Units other than in accordance with this Article 11; and (c) such assignment complies with any applicable state and federal securities laws.  The General Partner may prohibit any such transfer or assignment if the General Partner obtains an opinion of counsel that such assignment will result in the termination of the Partnership for federal income tax purposes and/or will result in the Partnership being classified as a publicly traded partnership or an association taxable as a corporation for federal income tax purposes.

    11.1.3  Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4 of this Agreement, an assignee, if he does not become a Substituted Limited Partner pursuant to Section 11.2 of this Agreement, shall have no rights of a Limited Partner as a result of the assignment, but shall only be entitled to receive the distributions under Article 8 and Sections 3.3.2 and 14.4 of this Agreement to which the assignor would otherwise be entitled.
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11.2           Substituted Limited Partners.  Without in any way limiting the restrictions on transfer and assignment set forth in Section 11.4 of this Agreement, no assignee of Units shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied: (a) the written instrument of assignment (or another writing) sets forth the intention of the assignor that the assignee succeed to the assignor’s interest as a Substituted Limited Partner in his, her or its place; (b) the assignor and assignee execute, acknowledge and deliver such instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of this Agreement; and (c) the written consent of the General Partner to such substitution is obtained, the granting of which shall not be unreasonably withheld.  The Partnership’s records shall be amended to reflect the substitution of Limited Partners at least once in each calendar quarter.  Upon satisfying the above conditions, Substituted Limited Partners shall be granted the same rights as if they are Limited Partners, except as prohibited by applicable law, including, but not limited to, all rights granted by NASAA’s Statement of Policy regarding Equipment Programs and by this Agreement.

11.3           Transfer Fee.  On any assignment of Units, any substitution of an assignee as a Limited Partner or any redemption of Units, the Partnership may charge a transfer fee to cover reasonable out-of-pocket expenses in connection with the substitution.

11.4           General.  No transfer or assignment or redemption of any Units shall be made if it would result in the Partnership being treated as an association taxable as a corporation for tax purposes or as a publicly traded partnership.  In addition, no transfer or assignment of any Unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership) for any purpose to the extent that it is determined by the General Partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the applicable Treasury Regulations thereunder so as to adversely affect the tax status of the Partnership as a partnership rather than as an association taxable as a corporation.  The General Partner, in its sole discretion, may impose any restrictions on transfers or assignments of Units as it deems appropriate to give effect to the preceding two sentences including prohibitions of any transfers or assignments of Units which fall outside the safe harbors described in Section 1.7704-1 of the Treasury Regulations.  A Limited Partner must obtain the consent of the General Partner to any transfer or assignment, and any transfer or assignment made without such consent will not be recognized or given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership), which consent shall not be unreasonably withheld.  For these purposes, the good faith belief of the General Partner, supported by an opinion of counsel to the General Partner that such transfer or assignment is not described in Treasury Regulation Sections 1.7704-1(e)(1)(i) - (vi) or 1.7704-1(e)(1)(ix) shall constitute reasonable cause to withhold such consent.  Assignments and substitutions shall be effective on the first day of the month following the month in which there has been full compliance with the requirements of this Article 11.  For the purposes of this Article 11, a pledge of Units shall be deemed to be an assignment of such Units.

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ARTICLE 12
Redemption

Upon the conclusion of the 30-month period following the termination of the Offering, the Partnership may, at the sole discretion of the General Partner, repurchase a number of the then outstanding Units.  On a quarterly basis, the General Partner will establish an amount for redemption, generally not to exceed two percent of the outstanding Units per year, subject to the General Partner’s sole discretion and its good faith determination that such redemptions will not (a) cause the Partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the Partnership.  At the sole discretion of the General Partner, the Partnership may redeem Units in excess of the two percent limitation.  The redemption price for Units during the operational phase of the Partnership will be 105% of the selling Limited Partner’s Adjusted Capital Contributions attributable to the Units for sale, and, at the sole discretion of the General Partner, net of 100% the offering fees and expenses attributable to the Units for sale.  Once the General Partner has commenced the liquidation of the Partnership, no redemptions will be permitted and any outstanding redemption requests at that time will be denied.  Following the determination of the annual redemption amount, redemptions will occur on a quarterly basis and all requests for redemption, which must be made in writing, must be on file as of the Record Date established for purposes of determining eligibility for such redemption.  The General Partner will maintain a master list of requests for redemption with priority being given to Units owned by estates, followed by IRAs and Qualified Plans.  All other Limited Partners will be treated on a first come, first served basis.  Redemption requests made by or on behalf of Limited Partners who are not affiliated with the General Partner or its affiliates will be given priority over those made by Limited Partners who are affiliated with the General Partner or its Affiliates.  All redemption requests will remain in effect until and unless canceled, in writing, by the requesting Limited Partner(s).  The making of a request for redemption by a Limited Partner is completely voluntary.

ARTICLE 13
General Partner’s Interest

13.1           Voluntary Withdrawal or Assignment.  The General Partner shall not voluntarily withdraw, retire or resign as general partner of the Partnership, or assign, transfer or otherwise dispose of all or any part of its general partnership interest unless:

    13.1.1    the Limited Partners consent by a Majority in Interest;

    13.1.2    in the case of withdrawal, retirement or resignation, it gives at least 60 days’ notice thereof and if there would be no remaining General Partner, nominates a successor General Partner satisfactory to a Majority in Interest of the Limited Partners, who becomes a General Partner prior to such withdrawal, retirement or resignation; and

    13.1.3    the Partnership receives an opinion of its counsel to the effect that such withdrawal, retirement, resignation, assignment, transfer or other disposition would not subject the Partnership to federal income taxation as an association taxable as a corporation and would not cause a termination of the Partnership for federal income tax purposes.

13.2           Removal.  Subject to Section 14.3 of this Agreement, after the Final Closing the General Partner may be removed, and shall cease to be General Partner of the Partnership, on the vote of the Majority in Interest of the Limited Partners.

ARTICLE 14
Dissolution, Continuation and Termination

14.1           Dissolution.  The Partnership shall be dissolved on the occurrence of any of the following events:

    14.1.1    The vote or written consent of a Majority in Interest of the Limited Partners determines that the Partnership should be dissolved;

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    14.1.2     The dissolution of the Partnership by judicial decree;

    14.1.3    The expiration of 60 days following a Terminating Event, unless a Majority in Interest of the Limited Partners, elect to continue the Partnership in accordance with Section 14.2.2 of this Agreement and elect a successor general partner; or

    14.1.4    The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and business-like fashion prior to December 31, 2021 or any extended term set by the General Partner pursuant to Sections 2.6 and 10.5 of this Agreement.

14.2           Continuation.

    14.2.1  On the occurrence of the removal, withdrawal, retirement, resignation, expulsion, involuntary dissolution, or Bankruptcy (or, in the case of an individual, the death, insanity or appointment of a conservator for the person or any of his assets) of one or more, but less than all, of the General Partners, then the remaining General Partners shall have the right to, and shall, continue the business of the Partnership.

    14.2.2  On the occurrence of a Terminating Event, the last remaining General Partner shall promptly send written notice of such event to all the Limited Partners, who (subject to Sections 14.2.3 and 14.3 of this Agreement) (a) may elect, by a vote of the Majority in Interest within 60 days thereafter such notice, to reconstitute the Partnership and continue its business in accordance with this Agreement by selecting one or more new General Partners who agree in writing to be bound by this Agreement, and all Limited Partners, as such, shall be bound by such action, or (b) may continue the business of the Partnership pursuant to Section 8571 of the Act.

    14.2.3  The rights to continue the business of the Partnership provided in this Section 14.2 shall be subject to receipt by the Partnership of an opinion of counsel to the Partnership that such continuation would not result in the Partnership’s being classified for federal income tax purposes as an association taxable as a corporation and would not result in the termination of the Partnership for federal income tax purposes.

14.3           Purchase of Interest of General Partner.  On any continuation of the business of the Partnership under Section 14.2.1 or Section 14.2.2 of this Agreement, or any removal of the General Partner under Section 13.2 of this Agreement, the following shall apply:

    14.3.1  The General Partner who withdraws (voluntary termination) or is removed (involuntary termination) shall be paid the then present fair market value of its interest, determined in the manner described in this Section 14.3.  If the termination is voluntary pursuant to Section 13.1 of this Agreement, the terminated General Partner shall receive a non-interest bearing unsecured promissory note payable, if at all, from distributions the terminated General Partner would have received under this Agreement if it had not voluntarily terminated.  If the termination is involuntary pursuant to Section 13.2 of this Agreement, such amount shall be paid in no less than five equal annual installments, the first of which shall be paid one year from the date of such termination.  The unpaid portion of such amount shall bear simple interest at the rate of 10% per annum from the date of such termination, such interest to accrue and be paid annually in addition to each such annual installment.  In any event, the method of payment must protect the solvency and liquidity of the Partnership.

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    14.3.2   The fair market value of a terminated General Partner’s Partnership Interest shall be determined by agreement between the terminated General Partner and the Partnership, which agreement shall require a vote of the Majority in Interest of the Limited Partners.  If the terminated General Partner and the Partnership cannot agree on the fair market value of such partnership interest within 45 days of the continuation, the fair market value thereof shall be determined by arbitration in accordance with the then current rules of the American Arbitration Association.  The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

14.4           Liquidation.

    14.4.1  On any dissolution of the Partnership, absent any continuation under Section 14.2 of this Agreement, the General Partner, or a court-appointed liquidator if there is no General Partner, shall take full account of the Partnership’s assets and liabilities.  The assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied in the following order: (a) to the payment of all debts and liabilities of the Partnership to creditors; (b) to the establishment, for such period as the liquidator deems reasonably necessary, of such reserves as the liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership; and (c) to the Partners in accordance with Section 8.1.3 of this Agreement, such distributions to the Partners to be made no later than the later of (i) the end of the taxable year during which shall liquidation occurs or (ii) 90 days after the date of such liquidation.

    14.4.2  The debts and liabilities of the Partnership shall not include liabilities or obligations of the Partnership to Partners for distributions or on account of their contributions or in respect to profits (or other compensation by way of income) or capital.

    14.4.3  Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, upon the dissolution or termination of the Partnership, the General Partner, in all events by the end of the Partnership’s taxable year in which the General Partner’s interest is liquidated or, if later, within 90 days of the date of such liquidation, will contribute to the Partnership an amount of cash equal to the lesser of (a) the deficit balance of the General Partner’s Capital Account or (b) the excess of 1.01% of the  total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner and such cash shall be distributed to the Limited Partners in the ratio of the then credit balances in their Capital Accounts.

    14.4.4  Any capital contribution by the General Partner pursuant to Section 14.4.3 of this Agreement and any liquidating distribution pursuant to Section 14.4.1 of this Agreement shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs or (b) 90 days after the date of such liquidation.

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ARTICLE 15
Accounting and Fiscal Matters

15.1           Partnership Records.  The records of the Partnership shall be maintained at the principal office of the Partnership.  Every Limited Partner or his, her or its duly authorized representative shall upon reasonable notice and within normal working hours, and at such Limited Partner’s expense have access to the records of the Partnership and may inspect and copy any of them.  An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the “Limited Partner List”) shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner.  The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request.  The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type).  A reasonable charge for copy work may be charged by the Partnership.  The purposes for which a Limited Partner may request a copy of the Limited Partner List include, without limitation, matters relating to Limited Partners’ voting rights under the Partnership Agreement, and the exercise of the Limited Partners’ rights under federal proxy laws.  If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the Limited Partner List as requested, the General Partner shall be liable to any Limited Partner requesting the list for the costs, including attorneys’ fees, incurred by that Limited Partner for compelling the production of the Limited Partner List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership.  The General Partner may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner’s interest in the Partnership.  The remedies provided hereunder to the Limited Partners requesting copies of the Limited Partner List are in addition to, and shall  not in any way limit, other remedies available to the Limited Partners under federal law, or the laws of any state.

15.2           Accounting; Fiscal Year.  The Partnership’s books and records shall be kept on the accrual method of accounting.  The fiscal year of the Partnership shall be the calendar year.

15.3           Reports.

15.3.1                      The General Partner will deliver to each Limited Partner, within 120 days after the end of each year, a balance sheet of the Partnership dated as of December 31 of such year, together with statements of income, Partners’ equity, and the changes in financial position of the Partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of the Partnership’s independent certified public accountants, as well as an unaudited Cash Flow statement containing a breakdown of distributions to Limited Partners for the year, separately identifying distributions from (a) Cash Flow from operations during the year, (b) Cash Flow from operations during a prior period which had been held as reserves, (c) proceeds from disposition of Equipment and investments and (d) reserves from gross proceeds of the Offering originally obtained from the Limited Partners.  The General Partner will within such period also furnish a report of the activities of the Partnership for the year, which will include (a) for each item of Equipment acquired by the Partnership which individually represents at least 10% of the total investment in Equipment, a status report as part of the annual report, (which status report shall indicate: (i) condition of Equipment, (ii) how Equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the equipment as the General Partner deems appropriate including the method used or basis for valuation), (b) a report on distributions to the Limited Partners during the year and their source, (c) a report on any costs incurred by the General Partner and its Affiliates in performing administrative services which are reimbursed by the Partnership during the year which will be verified by independent public accountants in accordance with generally accepted accounting principles (the cost of such verification to be so reimbursable only to the extent that such reimbursement, when added to the reimbursement for services, does not exceed the competitive rate for such services, excluding the cost of the verification), (d) for each item of Equipment sold by the Partnership in such year, such Equipment’s original purchase price, sale price and aggregate lease revenues and (e) where forecasts have been provided to Limited Partners, a table comparing the forecasts previously provided with the actual results during the period covered by the report.  The annual report will contain a breakdown of the costs reimbursed to the sponsor.  Within the scope of the annual audit of the General Partner’s financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with this Partnership Agreement.  The special report shall at a minimum provide: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee.  The special report shall be in accordance with the American Institute of Certified Public Accountants United States auditing standards relating to special reports.  The additional costs of such special report will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subparagraph only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this subsection.  Within 60 days after the end of each calendar quarter, the General Partner will also furnish a report of all services rendered and all fees received by the General Partner and its Affiliates from the Partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the Partnership, as well as an unaudited Cash Flow statement.

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   15.3.2               Until the net proceeds of the Offering are fully invested, the General Partner will furnish to the Limited Partners, within 60 days after the end of each calendar quarter, a report of Equipment acquisitions during the quarter, including the type and manufacturer of each item of Equipment, the purchase price of the Equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the Partnership to acquire the Equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds of the Offering which remain unexpended or uncommitted at the end of the quarter.

    15.3.3    The General Partner will also furnish to all Limited Partners within 75 days after the end of the year other information regarding the Partnership to aid them in the preparation of their tax returns.

    15.3.4    Within 120 days after the end of the first full fiscal year for which Form 10-K under the Securities Exchange Act of 1934 is filed with the Securities and Exchange Commission, the General Partner shall send the financial statements required by Form 10-K to the Limited Partners.

    15.3.5    Until the net proceeds from sales of the Units have been fully invested or otherwise used for Partnership purposes or been set aside as reserves or been returned to the Limited Partners under Section 3.3.2 of this Agreement, the reports under Sections 15.3.1 and 15.3.3 of this Agreement shall include a report of material equipment acquisitions made during the periods covered by such reports which have not previously been reported.

    15.3.6    The information required to be provided in the various reports pursuant to this Section 15.3 may be sent earlier than or separately from any of the other information required pursuant to this

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Section 15.3, and the information required to be contained in any of the reports pursuant to this Section 15.3 may be contained in more than one report.

    15.3.7                      If the Securities and Exchange Commission or the North American Securities Administrators Association, Inc. promulgates rules which allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the aforementioned reports in compliance with such rules if the General Partner determines such action to be in the best interests of the Partnership.

    15.3.8                      On request of the official or agency administering the securities law of a state in which the Partnership has sold Units, the General Partner shall submit to such official or agency any information such official or agency may require, including, but not limited to, any report or statement required to be distributed to Limited Partners pursuant to this Section 15.3.

15.4           Bank Accounts.  The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner may determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may determine.

15.5           Partnership Returns.  For each tax year, the General Partner shall, within the time prescribed by law (including extensions), file on behalf of the Partnership the annual information return required for federal, state and local income tax purposes.

ARTICLE 16
Power of Attorney

16.1           Power of Attorney.

    16.1.1                      Pursuant to the terms of this Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser’s or transferee’s attorney-in-fact to make, execute, file, and/or record (a) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (b) instruments with respect to any amendment of this Agreement or the Certificate; (c) instruments or papers required to continue the business of the Partnership pursuant to this Agreement; (d) instruments relating to the admission of any Partner to the Partnership; (e) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership’s tax shelter registration; and (f) all other instruments deemed necessary or advisable to carry out the Partnership’s business or the provisions of this Agreement.  The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person’s heirs, successors, and assigns.  Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

    16.1.2                      The power of attorney granted in this Section 16.1, (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing all of the Limited Partners executing any document with the signature of the attorney-in-fact acting as attorney-in-fact for all of them; and (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignee is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any document necessary to effect such substitution.

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ARTICLE 17
Liability and Indemnification of General Partner

17.1           Exclusion of Liability for Return of Capital Contributions.  Subject to the General Partner’s compliance with the standards set forth in Section 17.2.1 of this Agreement, the General Partner shall not be personally liable for the return of any of the Capital Contributions of the Limited Partners, it being expressly understood that any such return shall be made solely from Partnership assets.

17.2           Limitation on Liability of General Partner; Indemnification.

    17.2.1                      The General Partner and its Affiliates who were acting on behalf of or performing services for the Partnership and acting within the scope of the General Partner’s authority as set forth in this Agreement (an “Indemnitee”) shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnitee if the General Partner, in good faith, determined that such course of conduct was reasonable and in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.  The Indemnitees shall be indemnified by the Partnership against any losses, judgments, liabilities and expenses sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Indemnitee, and provided further that for such indemnification to be made, the General Partner must have made a good faith determination that the course of conduct involved was reasonable and in the best interest of the Partnership.  Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners.

      17.2.2                      Notwithstanding anything to the contrary stated in Section 17.2.1 of this Agreement, the Indemnitee and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular Indemnitee and the court approved the indemnification of litigation costs, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approved the indemnification of litigation costs or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made.  In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Texas Securities Board and other applicable state securities commissions with respect to the issue of indemnification for securities law violations.

    17.2.3                      The Partnership shall not incur the cost of that portion of any insurance that insures the Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section 17.2; however, nothing contained in this Agreement shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Indemnitee as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

17.2.4                      The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner of the Partnership is prohibited.  The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied: (a) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Partnership; and (b) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (c) the Indemnitee undertakes to repay the advanced funds to the Partnership with interest at the rate of 10% per year in cases in which they would not be entitled to indemnification under Section 17.2.1 of this Agreement and such undertaking is secured by a full recourse note from the recipient of the advance.

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ARTICLE 18
Tax Exempt Limited Partners

18.1           Tax Exempt Limited Partners.  If any individual retirement accounts, pension, profit sharing or other tax-qualified retirement plans or other entities exempt from federal income taxation under the Code (collectively, “Tax Exempt Limited Partners”) become Limited Partners of the Partnership, neither the General Partner nor the Partnership shall have any liability or responsibility to any Tax Exempt Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of a Tax Exempt Limited Partner under the Code or ERISA or other applicable law.

ARTICLE 19
Miscellaneous

19.1           Notices.  Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom it is directed or (b) whether or not it is actually received, if sent by registered or certified or regular mail, postage and charges prepaid, addressed as follows: if to the General Partner, at its business address set forth in Section 2.3 of this Agreement or to such other address as the General Partner may specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner’s address set forth on his Subscription Agreement or to such other address as such Limited Partner may specify by written notice to the General Partner; and if to the Partnership, at the address set forth in Section 2.3 or to such other address as the Partnership may specify by written notice to the Partners.  Any such notice shall be deemed to be given as of the date so delivered personally, or as of the date on which the same was deposited in a regular receptacle for the deposit of the United States mail, addressed and sent as aforesaid.

19.2           Parties in Interest.  Subject to Article 11 of this Agreement, this Agreement shall bind and benefit the successors and assigns of the respective parties hereto.

19.3           Section Captions.  Section and other captions in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

19.4           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

19.5           Right to Rely on General Partner.  No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of its authority.  In addition, no purchaser of Partnership property shall be required to determine the sole and exclusive authority of the

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General Partner to sign and deliver on behalf of the Partnership any instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers have received written notice from the Partnership affecting the same.

19.6           Pennsylvania Law.  This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws, provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 19.6.

19.7           Exclusive Jurisdiction.  Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

19.8           Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.

19.9           Gender.  Whenever necessary or appropriate in order to construe this Agreement, the masculine gender shall include the feminine or neuter and vice versa, and the singular shall include the plural and the plural, the singular.

19.10   Integrated Agreement.  This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

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                IN WITNESS WHEREOF, the parties have executed, or have caused their duly authorized officer to execute, this Agreement on the date first written above.

GENERAL PARTNER:

COMMONWEALTH INCOME & GROWTH FUND, INC.

By: /s/ Henry J. Abbott
Henry J. Abbott,
President

INITIAL LIMITED PARTNER:

By: /s/ Kimberly A. Springsteen-Abbott
Kimberly A. Springsteen-Abbott

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TABLE I

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Partners
Commonwealth Income & Growth Fund VII, LP
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund VII, LP (“Partnership”) as of March 31, 2009. The Partnership’s management is responsible for this financial statement. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund VII, LP as of March 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 19, 2009

COMMONWEALTH INCOME & GROWTH FUND VII, LP
BALANCE SHEET
MARCH 31, 2009

ASSETS

ASSETS
Cash	$1,050

Total Assets	$1,050

PARTNERS' CAPITAL

PARTNERS' CAPITAL
General Partner	$1,050
Limited Partner	500
1,550
Less receivable from Limited Partner	(500)
Total Partners' Capital	1,050

Total Partners' Capital	$1,050

The accompanying notes are an integral part of this financial statement.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2009

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Income & Growth Fund VII, LP (the "Partnership") is a limited partnership, which was organized in November 2008 in the Commonwealth of Pennsylvania.  The Partnership has not yet commenced operations. The Partnership was organized to acquire, own, lease and sell income-producing equipment.

The General Partner's initial contribution consists of a $1,000 cash contribution from Commonwealth Income & Growth Fund, Inc., a wholly owned subsidiary of Commonwealth of Delaware, Inc., which in turn is a wholly owned subsidiary of Commonwealth Capital Corp. The General Partner may, in its sole discretion, purchase units of limited partnership interest (the "Units").

Additionally, on November 26, 2008, the Registrant sold a limited partnership interest to the Chief Executive Officer of Commonwealth Capital Securities Corp., the initial limited partner of the Partnership, for $500. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

The Partnership plans to offer for sale, through a public offering, from 57,500 to 2,500,000 Units at a cash purchase price of $20 per Unit.

The Partnership’s fiscal year ends on December 31.

NOTE B – RELATED PARTY TRANSACTIONS

The Partnership will pay for organizational and offering expenses in connection with the issuance and distribution of Units. The General Partner, Commonwealth Capital Securities Corp., also a wholly owned subsidiary of Commonwealth of Delaware, Inc., and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
BALANCE SHEET
JULY 31, 2009 (UNAUDITED)

ASSETS

ASSETS
Cash	$1,050

Total Assets	$1,050

PARTNERS' CAPITAL

PARTNERS' CAPITAL
General Partner	$1,050
Limited Partner	500
1,550
Less receivable from Limited Partner	(500)
Total Partners' Capital	1,050

Total Partners' Capital	$1,050

The accompanying notes are an integral part of this
financial statement.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENT
JULY 31, 2009 (UNAUDITED)

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Income & Growth Fund VII, LP (the "Partnership") is a limited partnership, which was organized in November 2008 in the Commonwealth of Pennsylvania. The Partnership has not yet commenced operations. The Partnership was organized to acquire, own, lease and sell income-producing equipment.

The General Partner's initial contribution consists of a $1,000 cash contribution from Commonwealth Income & Growth Fund, Inc., a wholly owned subsidiary of Commonwealth of Delaware, Inc., which in turn is a wholly owned subsidiary of Commonwealth Capital Corp. The General Partner may, in its sole discretion, purchase units of limited partnership interest (the "Units").

Additionally, on November 26, 2008, the Registrant sold a limited partnership interest to the Chief Executive Officer of Commonwealth Capital Securities Corp., the initial limited partner of the Partnership, for $500. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

The Partnership plans to offer for sale, through a public offering, from 57,500 to 2,500,000 Units at a cash purchase price of $20 per Unit.

The Partnership’s fiscal year ends on December 31.

Basis of Presentation

The financial information presented has been prepared from the books and records without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated have been included.

Pursuant to Statement of Financial Accounting Standards No. 165 (“FASB No. 165”), subsequent events have been evaluated through August 19, 2009, the date this financial statement was available to be issued, and there were no subsequent events to be reported.

NOTE B – RELATED PARTY TRANSACTIONS

The Partnership will pay for organizational and offering expenses in connection with the issuance and distribution of Units. The General Partner, Commonwealth Capital Securities Corp., also a wholly owned subsidiary of Commonwealth of Delaware, Inc., and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets.

Report of Independent Registered Public Accounting Firm

Stockholder
Commonwealth Income & Growth Fund, Inc.
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund, Inc. as of February 28, 2009.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Commonwealth Income & Growth Fund, Inc. as of February 28, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 19, 2009

COMMONWEALTH INCOME & GROWTH FUND, INC.
BALANCE SHEET FEBRUARY 28, 2009

ASSETS

ASSETS
Cash	$468,973
Receivables from Parent	40,234
Investment in Income Funds	(69,148)

Total Assets	$440,059

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Due to Parent	$415,866
Due to Income Funds	23,309
Total liabilities	439,175

STOCKHOLDER'S EQUITY
Common stock; no par value, 1,000 shares authorized,
100 shares issued and outstanding	1,000
Additional paid-in capital	1,270,100
Retained earnings	(270,216)
1,000,884
Less note receivable	(1,000,000)
Total Stockholder's equity	884

Total Liabilities and Stockholder's Equity	$440,059

The accompanying notes are an integral part of this
financial statement.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2009

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Income & Growth Fund, Inc. (the “Company”) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. (“CDI”), which is a wholly-owned subsidiary of Commonwealth Capital Corp. (“CCC”).  The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  The Company is the sole General Partner of Commonwealth Income & Growth Fund III,  Commonwealth Income & Growth Fund IV,  Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Fund VI  and Commonwealth Income & Growth Fund VII, all Pennsylvania limited partnerships, and Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, Commonwealth Income & Growth Private Fund III, and Commonwealth Income & Growth Private Fund IV, Pennsylvania limited liability companies (the “Income Funds”).

Concentration of risk

CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000.  The note receivable is reflected on the accompanying balance sheet as a reduction of the Company’s equity and the collectibility is dependent upon the profitability of the Income Funds.  In order to meet the net worth requirement of $1,000,000, CCC provided additional capital for the year ended February 28, 2009 in the amount of $52,000 through capital contributions.

The Company and CCC are dependent on the compensation they receive from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company or CCC would be able to continue to collect fees for services provided.  In the event that CCC was unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the Company.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

The Company maintains its cash balances in one financial institution.  The account at this institution is federally insured, in aggregate, for amounts up to $250,000.  At times, the balance may have exceeded federally insured limits.  At February 28, 2009, the total cash balance was approximately $469,000 and exceeded federally insured limits by approximately $219,000.  The Company mitigates this risk by depositing funds with a major financial institution.  The Company has not experienced any losses in such accounts, and believes  that it is not exposed to any significant credit risk.

Receivables from / Payable to Income Funds and Parent

Receivables are stated at estimated collectible amounts.  The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of the funds.  The amounts due to the Company are for fees earned.  The amounts due to the Parent /Income Funds are short term and predominantly for fees owed.

Income taxes

The Company’s operations are included in the consolidated Federal income tax return of CCC.  No provision for income taxes has been recorded.  Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in the Income Funds.  The Company has not recognized a deferred tax liability for the difference between the basis in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses will be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 “Fair Value Measurements”.   As of March 1, 2008 the Company adopted SFAS No.159. The Company has not elected the fair value option for any financial assets or financial liabilities.

In September 2006, the FASB issued Statement of Financial Accounting Standards 157, “Fair Value Measurements” (“SFAS 157”), which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 applies to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also requires additional disclosures in both annual and quarterly reports. In February 2008, the FASB issued two Staff Positions on SFAS 157: (1) FASB Staff Position No. FAS 157-1    (FAS 157-1), “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13,” and (2) FASB Staff Position No. FAS 157-2 (FAS 157-2), “Effective Date of FASB Statement No. 157.” FAS 157-1 excludes FASB Statement No. 13, Accounting for Leases, as well as other accounting pronouncements that address fair value measurements on lease classification or measurement under Statement 13, from SFAS 157’s scope. FAS157-2 partially defers Statement 157’s effective date.  As of March 1, 2008 the Company adopted SFAS No. 157 for all financial assets.  Adoption of this pronouncement did not impact the financial statements of the Company at February 28, 2009. In October 2008, the FASB issued FSP SFAS 157-3 "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active" ("FSP SFAS 157-3"), which is effective upon issuance for all financial statements that have not been issued. FSP SFAS 157-3 clarifies the application of SFAS 157, in a market that is not active. Adoption of FSP SFAS 157-3 did not impact the financial statements of the Company at February 28, 2009.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements – (cont)

In February 2008, the FASB issued Staff Position 48-2 (“FSP FIN 48-2”), effectively deferring the effective date of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. FSP FIN 48-2 defers the effective date of FIN 48 for nonpublic entities to annual financial statements for fiscal years beginning after December 15, 2007.  FIN 48 did not have an impact on the financial statements of the Company at February 28, 2009.

NOTE C - INVESTMENT IN INCOME FUNDS

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its receivable from Income Funds in the amount of approximately $92,000 for the year ended February 28, 2009 as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.

Financial information of the Income Funds as of February 28, 2009 is as follows:

Total assets	$ 79,547,260
Nonrecourse debt	8,959,673
Other liabilities	3,946,004
Partners’ capital	66,641,584
Net loss	(5,176,438)

NOTE D - RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds’ assets.  The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds

COMMONWEALTH INCOME & GROWTH FUND, INC.
CONDENSED BALANCE SHEET
JULY 31, 2009
(UNAUDITED)

ASSETS

ASSETS
Cash	$268,651
Receivable from Parent	40,234
Receivables from Income Funds	23,346
Total Assets	$332,231

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Due to Parent	$253,284
Due to Income Funds	34,316
Total liabilities	287,600

STOCKHOLDER'S EQUITY
Common stock; no par value, 1,000 shares authorized,
100 shares issued and outstanding	1,000
Additional paid-in capital	1,270,100
Retained earnings	(226,469)
1,044,631
Less note receivable	(1,000,000)
Total Stockholder's equity	44,631

Total Liabilities and Stockholder's Equity	$332,231

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO CONDENSED FINANCIAL STATEMENT
JULY 31, 2009 (UNAUDITED)

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Income & Growth Fund, Inc. (the “Company”) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. (“CDI”), which is a wholly-owned subsidiary of Commonwealth Capital Corp. (“CCC”).  The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  The Company is the sole General Partner of Commonwealth Income & Growth Fund III,  Commonwealth Income & Growth Fund IV,  Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Fund VI, and Commonwealth Income & Growth Fund VII, all Pennsylvania limited partnerships, and Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, Commonwealth Income & Growth Private Fund III, Commonwealth Income & Growth Private Fund IV, and Commonwealth Opportunity Fund, Pennsylvania limited liability corporations (the “Income Funds”).

Basis of Presentation

The financial information presented has been prepared from the books and records without audit.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated have been included.

Pursuant to Statement of Financial Accounting Standards No. 165 (“FASB No. 165”), subsequent events have been evaluated through August 19, 2009, the date this financial statement was available to be issued, and there were no subsequent events to be reported

Concentration of risk

CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000.  The note receivable is reflected on the accompanying balance sheet as a reduction of the Company’s equity and the collectibility is dependent upon the profitability of the Income Funds.

The Company and CCC are dependent on the compensation they receive from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company or CCC would be able to continue to collect fees for services provided.  In the event that CCC was unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the Company.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO CONDENSED FINANCIAL STATEMENT
JULY 31, 2009 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.  Actual results could differ from those estimates.

Cash

The Company maintains its cash balances in one financial institution. The account at this institution is federally insured, in aggregate, for amounts up to $250,000.  At times, the balances may have exceeded federally insured limits.  At July 31, 2009, the total cash balance was approximately $269,000 and exceeded federally insured limits by approximately $19,000.    The Company mitigates this risk by depositing funds with a major financial institution.  The Company has not experienced any losses in such account, and believes that it is not exposed to any significant credit risk.

Receivables from / Payable to Income Funds and Parent

Receivables are stated at estimated collectible amounts.  The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of the funds.  The amounts due to the Company are for fees earned.  The amounts due to the Parent / Income Funds are short term and predominantly for fees owed.

Income taxes

The Company’s operations are included in the consolidated Federal income tax return of CCC.  No provision for income taxes has been recorded.  Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in the Income Funds.  The Company has not recognized a deferred tax liability for the difference between the basis in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

Recent Accounting Pronouncements

In  June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification (Codification) and the Hierarchy of GAAP (“SFAS 168”), which replaces SFAS No. 162, The Hierarchy of GAAP and establishes the Codification as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants.  SFAS 168 modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative.  SFAS 168 is effective for interim and annual periods ending after September 15, 2009.  As SFAS 168 is not intended to change or alter existing GAAP, it will not impact the Company’s financial statements.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO CONDENSED FINANCIAL STATEMENT
JULY 31, 2009 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”), which amended certain requirements of FIN 46R to improve financial reporting disclosure by companies involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. SFAS 167 is effective for annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter, with early adoption prohibited. The Company is currently evaluating the potential impact of the adoption of SFAS 167 on its financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140 (“SFAS 166”), which was issued to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about (1) a transfer of its financial assets, (2) the effects of such a transfer on its financial position, financial performance, and cash flows, and (3) a reporting entity’s continuing involvement, if any, in the transferred financial assets. SFAS 166 is effective for annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter, with early adoption prohibited. The Company is currently evaluating the potential impact of the adoption of SFAS 166, but does not believe that it will have a material impact on its financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”), which sets forth principles and requirements for subsequent events, specifically (1) the period during which management should evaluate events or transactions that may occur for potential recognition and disclosure, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date, and (3) the disclosures that an entity should make about events and transactions occurring after the balance sheet date. SFAS 165 is effective for interim reporting periods ending after June 15, 2009. The Company adopted SFAS 165 during the second quarter of 2009 and it did not have a material impact on the Company’s financial statements.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (“FAS 115-2 and FAS 124-2”).  This FSP provides a framework to perform an other-than-temporary impairment analysis, in compliance with GAAP, which determines whether the holder of an investment in a debt or equity security, for which changes in fair value are not regularly recognized in earnings, should recognize a loss in earnings when the investment is impaired.  Additionally this FSP amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements.   FAS 115-2 is effective for interim reporting periods ending after June 15, 2009.  The Company adopted FAS 115-2 and FAS 124-2 in the quarter ended May 31, 2009.  The adoption did not have a material impact on the Company’s financial statements.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO CONDENSED FINANCIAL STATEMENT
JULY 31, 2009 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements- (continued)

In April 2009, the Financial Accounting Standards Board (FASB) issued Staff Position (FSP) FAS No. 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (FSP FAS 107-1 and APB 28-1), which amends Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about the fair value of financial instruments for interim reporting periods, as well as annual reporting periods. FSP FAS 107-1 and APB 28-1 are effective for all interim and annual reporting periods ending after June 15, 2009 and shall be applied prospectively.  The Company adopted FSP 107-1 in the first quarter of 2009. Except for the disclosure requirements, the adoption of FSP 107-1 and APB 28-1 did not have a material impact on the Company’s financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FAS 157-4”).  This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157 when the volume and level of activity for the asset or liability have significantly decreased and provides guidance on identifying circumstances that indicate a transaction is not orderly.  FAS 157-4 is effective for interim reporting periods ending after June 15, 2009.  The Company adopted FAS 157-4 in the quarter ended May 31, 2009.  The adoption did not have a material impact on the Company’s financial statements.

Disclosure of Fair Value of Financial Instruments

Effective April 2009, the Company has adopted Financial Accounting Standards Board Staff Position SFAS 107-1 and Accounting Principles Board (APB) Opinion No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (FSP SFAS 107-1 and APB 28-1). The FSP amends SFAS 107 to require disclosures about fair value of financial instruments in both interim and annual financial statements. This FSP also amends APB 28 to require those disclosures in summarized financial information at interim reporting periods.

Estimated fair value was determined by management using available market information and appropriate valuation methodologies.  However, judgment was necessary to interpret market data and develop estimated fair value.  The company holds no financial instruments. Cash, receivables, accounts payable, and other liabilities are carried at amounts which reasonably approximate their fair values as of July 31, 2009.

Disclosure about fair value of financial instruments is based on pertinent information available to management as of July 31, 2009.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO CONDENSED FINANCIAL STATEMENT
JULY 31, 2009 (UNAUDITED)

NOTE C - INVESTMENT IN INCOME FUNDS

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its receivable from Income Funds at July 31, 2009, as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.

Financial information of the Income Funds as of July 31, 2009 is as follows:

Total assets	$81,325,346
Nonrecourse debt	6,329,560
Other liabilities	4,419,035
Partners’ capital	70,576,750
Net loss	$(2,784,830)

NOTE D - RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds’ assets.  The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds

Report of Independent Registered Public Accounting Firm

Stockholder
Commonwealth Capital Corp.
and Subsidiaries
Chadds Ford, Pennsylvania

We have audited the accompanying consolidated balance sheets of Commonwealth Capital Corp. and Subsidiaries (“Company”) as of February 28, 2009 and February 29, 2008, and the related consolidated statements of operations and retained earnings and cash flows for the years ended February, 28, 2009 and February 29, 2008.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Capital Corp. and Subsidiaries as of February 28, 2009 and February 29, 2008, and the results of its consolidated operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America

As discussed in Note C, the accompanying 2008 consolidated financial statements have been restated.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 19, 2009

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

ASSETS

	2009	2008
ASSETS
Cash and cash equivalents	$701,601	$347,845
Receivables from Income Funds	677,398	722,373
Other receivables, net of allowance for doubtful
accounts of $0 at February 28, 2009 and February 29, 2008	44,526	21,771
Investment in Income Funds	1,000	8,069
Office furniture and equipment, net of accumulated
depreciation of $350,456 and $293,861 at February 28,
2009 and February 29, 2008, respectively	156,540	171,665
Deferred offering costs	220,686	295,715
Other assets	80,920	82,331

Total Assets	$1,882,671	$1,649,769

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Accounts payable and accrued expenses	$219,938	$458,707
Due to Income Funds	985,743	740,861
Total liabilities	1,205,681	1,199,568

STOCKHOLDER'S EQUITY
Common stock; par value $1; 1,000 shares authorized;
10 shares issued and outstanding	10	10
Accumulated Shareholder Distributions	1,037,846	740,054
Retained earnings	(360,866)	(289,863)
Total Stockholder's equity	676,990	450,201

Total Liabilities and Stockholder's Equity	$1,882,671	$1,649,769

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

	2009	2008 (Restated)
INCOME
Fee income from Income Funds	$6,809,093	$5,685,010
Commission income	2,859,164	2,543,200
Loss in investment in Income Funds	(50,434)	(31,574)
Interest and miscellaneous	15,926	58,884
	9,633,749	8,255,520

EXPENSES
Personnel	5,577,727	4,729,847
General and administrative	1,264,086	1,079,300
Selling	2,329,042	2,118,443
Interest	1,558	3,028
Depreciation	63,106	60,381
	9,235,519	7,990,999

Net Income before taxes	398,230	264,521

Income tax benefit	-	-

Net Income	398,230	264,521

Retained earnings, beginning	740,054	589,115

Forgiveness of related party receivables	(100,438)	(113,582)
Retained earnings, ending	$1,037,846	$740,054

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

	2009	2008
		(Restated)
OPERATING ACTIVITIES
Net income	$398,230	$264,521
Adjustments to reconcile net income to net
cash provided by operating activities:
Loss in investment in Income Funds	50,434	31,574
Depreciation	63,106	60,381
Charges to expense for deferred offering costs	260,603	112,419
Changes in:
Receivables from Income Funds	(209,692)	(371,143)
Other receivables	(22,755)	5,443
Deferred offering costs	(185,574)	(112,634)
Other assets	1,411	26,144
Accounts payable and accrued expenses	(238,769)	93,582
Due to Income Funds	244,882	(9,051)
Net cash provided by operating activities	361,876	101,236

INVESTING ACTIVITIES
Distributions from Income Funds	110,864	122,533
Capital expenditures	(47,981)	(33,836)
Net cash provided by investing activities	62,883	88,697

FINANCING ACTIVITIES
Stockholder Distribution	(71,003)	(108,949)
Net cash (utilized) by financing activities	(71,003)	(108,949)

INCREASE IN CASH AND CASH EQUIVALENTS	353,756	80,984

Cash and cash equivalents, beginning of year	347,845	266,861
Cash and cash equivalents, end of year	$701,601	$347,845

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest during the year	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Forgiveness of related party receivables	$100,438	$113,582

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. (“CDI”), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the “Income Funds”).  The Income Funds were organized to acquire, own and act as lessor with respect to certain computer equipment.  CDI’s subsidiaries include Commonwealth Income & Growth Fund, Inc., and Commonwealth Capital Private Fund VI, Inc. (collectively the “General Partner Subsidiaries”), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc.  Commonwealth Capital Corp.'s fiscal year ends on February 28.

During the year ended February 28, 2009, one Income Fund was liquidated. During the year ended February 29, 2008, one Income Fund was liquidated.  Any effect of these liquidations is included in the general and administrative expenses on the consolidated statement of operations.

Concentration of risk

Commonwealth Capital Corp. and subsidiaries (the “Company”) is dependent on the compensation it receives from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of the Income Funds’ financial performance.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided.

In accordance with Accounting Principles Board Opinion No. 26, Early Extinguishment of Debt, the Company accounts for forgiveness of related party receivables and payables as equity transactions.   During the years ended February 28, 2009 and February 29, 2008, the Company forgave $100,438 and $113,586, respectively, of receivables related to fees and reimbursable expenses.

Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI’s subsidiaries (the “Company”).  All significant intercompany transaction and balances have been eliminated.  The Company’s balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  Cash equivalents have been invested in a money market fund investing directly in U.S. Treasury obligations.

Cash at February 28, 2009 and February 29, 2008, was held by the Company and four subsidiaries.  Cash was held in eight accounts in the custody of two financial institutions.  The accounts at these institutions are federally insured, in aggregate, for amounts up to $250,000 per company at February 28, 2009 and up to $100,000 per company at February 29, 2008.  At times, the balances may have exceeded federally insured limits.  At February 28, 2009, the total cash balance in aggregate was approximately $1,067,000 and exceeded federally insured limits by approximately $403,000.    At February 29, 2008, the total cash balance was approximately $579,000, which exceeded federally insured limits by approximately $278,000.  The Company mitigates this risk by depositing funds with major financial institutions.  The Company has not experienced any losses in such accounts, and believes that it is not exposed to any significant credit risk.

Office furniture and equipment

Office furniture and equipment are stated at cost.  Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

Deferred offering costs

Deferred offering costs represent amounts incurred by the Company for the organization of related “Income Funds.”  These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered Deferred offering costs charged to expense for the years ended February 28, 2009 and February 29, 2008 were $260,603 and $112,000, respectively, and are included in general and administrative expenses.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accumulated Shareholder Distributions

Per a retirement agreement dated April 14, 2006 between Commonwealth Capital Corp. (“CCC”) and George S. Springsteen (shareholder), CCC agreed to pay on his behalf certain outstanding debts related to CCC.  As payments were made in accordance with the retirement agreement, these were accounted for as an equity transaction in the form of a shareholder distribution.  The total amount paid to date is the accumulated shareholder distribution.

Revenue recognition

The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements.  The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions.  Interest income on minimum lease payment receivable is recognized as earned.

Income taxes

Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment.  The tax basis of the investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds.  Also, for income tax reporting, the cost of property and equipment is being depreciated using the methods and lives prescribed by the Internal Revenue Code.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses will be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 “Fair Value Measurements”.   As of March 1, 2008 the Company adopted SFAS No.159. The Company has not elected the fair value option for any financial assets or financial liabilities.

In September 2006, the FASB issued Statement of Financial Accounting Standards 157, “Fair Value Measurements” (“SFAS 157”), which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 applies to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also requires additional disclosures in both annual and quarterly reports. In February 2008, the FASB issued two Staff Positions on SFAS 157: (1) FASB Staff Position No. FAS 157-1    (FAS 157-1), “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13,” and (2) FASB Staff Position No. FAS 157-2 (FAS 157-2), “Effective Date of FASB Statement No. 157.” FAS 157-1 excludes FASB Statement No. 13, Accounting for Leases, as well as other accounting pronouncements that address fair value measurements on lease classification or measurement under Statement 13, from SFAS 157’s scope. FAS157-2 partially defers Statement 157’s effective date.  As of March 1, 2008 the Company adopted SFAS No. 157 for

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

Recent Accounting Pronouncements – (cont)

all financial assets.  Adoption of this pronouncement did not impact the financial statements of the Company at February 28, 2009. In October 2008, the FASB issued FSP SFAS 157-3 "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active" ("FSP SFAS 157-3"), which is effective upon issuance for all financial statements that have not been issued. FSP SFAS 157-3 clarifies the application of SFAS 157, in a market that is not active. Adoption of FSP SFAS 157-3 did not impact the financial statements of the Company at February 28, 2009.

In February 2008, the FASB issued Staff Position 48-2 (“FSP FIN 48-2”), effectively deferring the effective date of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a “more likely than not” recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. FSP FIN 48-2 defers the effective date of FIN 48 for nonpublic entities to annual financial statements for fiscal years beginning after December 15, 2007.  FIN 48 did not have an impact on the financial statements of the Company at February 28, 2009.

NOTE C - RESTATEMENT

Restatement

For the year ended February 29, 2008, the Company determined that the forgiveness of related party receivables should have been accounted for as an equity transaction in accordance with Accounting Principles Board Opinion No. 26, Early Extinguishment of Debt.  As a result of this adjustment, net income for the year ended February 29, 2008 increased by $113,582.  There was no effect on retained earnings for the year ended February 29, 2008.

NOTE D – INVESTMENT IN INCOME FUNDS AND CONCENTRATION

Investment in Income Funds

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests, and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its Receivables from Income Funds in the amount of approximately $161,000 and $131,000 for the fiscal years ended February 28, 2009 and February 29, 2008, respectively, as an adjustment due to losses in excess of its equity method investments in certain Income Funds.

Loss in investment in Income Funds includes changes in net assets for funds in liquidation of $6,900 and $5 for the years ended February 28, 2009 and February 29, 2008, respectively.

Financial information of the Income Funds as of December 31 is as follows:

	2008	2007
Total assets	$79,547,260	$71,001,273
Non-recourse debt	8,959,673	6,747,950
Other liabilities	3,946,004	2,444,380
Partners’ capital	66,641,584	61,808,943
Net loss	(5,176,438)	(3,156,980)

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

NOTE D - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (Continued)

Investment in Income Funds (continued)

The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds.  In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes.  Such notes total approximately $1,150,000 and $1,250,000 as February 28, 2009 and February 29, 2008, respectively, and have been eliminated in consolidation.

Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (3% - 5% as defined of the gross operating lease revenues of the Income Funds).  Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Company loans.

Concentration

At February 28, 2009, Commonwealth Income & Growth Fund III and Commonwealth Income & Growth Fund IV owed the Company approximately $117,000 and $837,000, respectively.  At February 29, 2008, Commonwealth Income & Growth Fund III and Commonwealth Income & Growth Fund IV owed the Company approximately $135,000 and $385,000, respectively.

	2009	2008
Fund A	12%	16%
Fund B	-	21%
Fund C	87%	53%

Total	99%	90%

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2009 AND FEBRUARY 2, 2008

NOTE D - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (Continued)

Concentration (continued)

Approximately 88% and 89% of fee income for the years ended February 28, 2009 and February 29, 2008, respectively, was from four Income Funds.

	2009	2008
Fund A	20%	23%
Fund B	18%	16%
Fund C	21%	30%
Fund D	29%	20%

Total	88%	89%

NOTE E - LEASE COMMITMENTS

The Company leases an office space and certain office equipment under non-cancelable operating leases expiring in various dates through 2012.  Rent expense under all operating leases was approximately $586,000 and $561,000 for years ended February 28, 2009 and February 29, 2008, respectively.  Future minimum lease payments under non-cancelable operating leases as of February 28, 2009 were as follows:

Year Ending February 28,	Amount

2010	$614,879
2011	$624,850
2012	$476,103
2013	$1,613
$1,717,445

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

NOTE F - PROFIT SHARING PLAN

The Company has a profit sharing plan which covers substantially all of its employees.  Contributions to the Plan may be made at the discretion of management.  No contributions to the Plan were made or accrued for the years ended February 28, 2009 and February 29, 2008.

NOTE G - INCOME TAXES

The Company and it subsidiaries file a consolidated federal income tax return.

The provision for income taxes for the years ended February 28, 2009 and February 29, 2008 was zero, and includes tax benefits of approximately $70,000 and $0, respectively for the use of net operating loss carry forwards.

At February 29, 2009, the Company has Federal net operating loss carry forwards of approximately $965,000, which expire through 2022.  Also, at February 29, 2009, the Company has Pennsylvania net operating loss carry forwards of approximately $5,546,000, which expire through 2017.

Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

The components of the Company’s net deferred tax asset (liability) consisted of the following as of February 28, 2009 and February 29, 2008:

	2009	2008

Deferred tax assets:
Net operating loss carry forwards	$356,000	$448,000
Less valuation allowance	(275,000)	(388,000)

Deferred tax assets	81,000	60,000

Deferred tax liabilities:
Investments in Income Fund	(58,000)	(38,000)
Office furniture and equipment	(23,000)	(22,000)

Deferred tax liabilities	(81,000)	(60,000)

Net deferred tax assets (liabilities)	$-	$-

The valuation allowance was decreased by $113,000 for the year ended February 28, 2009 and increased by $37,000 for the year ended February 29, 2008.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
JULY 31, 2009
(UNAUDITED)

ASSETS

ASSETS
Cash and cash equivalents	$542,035
Receivables from Income Funds	889,603
Other receivables, net of allowance for doubtful
accounts of $0	34,947
Investment in Income Funds	45,525
Office furniture and equipment, net of accumulated
depreciation of $223,393	161,780
Deferred offering costs	279,022
Other assets	92,158

Total Assets	$2,045,070

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Accounts payable and accrued expenses	$320,907
Due to Income Funds	793,827
Total liabilities	1,114,734

STOCKHOLDER'S EQUITY
Common stock; par value $1; 1,000 shares authorized;
10 shares issued and outstanding	10
Retained earnings	1,312,900
Accumulated Shareholder Distributions	(382,574)
Total Stockholder's equity	930,336

Total Liabilities and Stockholder's Equity	$2,045,070

The accompanying notes are an integral part of these consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FIVE MONTHS ENDED JULY 31, 2009
(UNAUDITED)

INCOME
Fee income from Income Funds	$2,884,936
Commission income	997,924
Loss in investment in Income Funds	(28,478)
Interest and miscellaneous	9,726
3,864,108

EXPENSES
Personnel	2,317,721
General and administrative	362,367
Selling	803,468
Depreciation	26,537
3,510,093

Net Income before taxes	354,015

Provision for income taxes	-

Net Income	354,015

Retained earnings, beginning	1,037,846

Forgiveness of related party receivables	(78,961)

Retained earnings, ending	$1,312,900

The accompanying notes are an integral part of these consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FIVE MONTHS ENDED JULY 31, 2009
(UNAUDITED)

OPERATING ACTIVITIES
Net income	$354,015
Adjustments to reconcile net income to net
cash used in operating activities:
Loss in investment in Income Funds	28,478
Depreciation	26,537
Charges to expense for deferred offering costs	50,750
Changes in:
Receivables from Income Funds	(493,888)
Other receivables	9,579
Deferred offering costs	(109,086)
Other assets	(11,238)
Accounts payable and accrued expenses	100,968
Due to Income Funds	(191,915)
Net cash used in operating activities	(235,800)

INVESTING ACTIVITIES
Distributions from Income Funds	129,719
Capital expenditures	(31,777)
Net cash provided by investing activities	97,942

FINANCING ACTIVITIES
Stockholder Distribution	(21,708)
Net cash utilized by financing activities	(21,708)

DECREASE IN CASH AND CASH EQUIVALENTS	(159,566)

Cash and cash equivalents, beginning of period	701,601
Cash and cash equivalents, end of period	$542,035
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest during the year	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
Forgiveness of related party receivables	$78,961
Investment in Income Funds - contributions of equipment	$141,758

The accompanying notes are an integral part of these consolidated financial statements

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009 (UNAUDITED)

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. (“CDI”), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the “Income Funds”).  The Income Funds were organized to acquire, own and act as lessor with respect to certain computer equipment.  CDI’s subsidiaries include Commonwealth Income & Growth Fund, Inc., (the “General Partner Subsidiary”), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc. Commonwealth Capital Corp.’s fiscal year ends on February 28.

Basis of Presentation

The financial information presented has been prepared from the books and records without audit.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated have been included.  Operating results for the five month period ended July 31, 2009 are not necessarily indicative of financial results that may be expected for the full year ended February 28, 2010.

Pursuant to Statement of Financial Accounting Standards No. 165 (“FASB No. 165”), subsequent events have been evaluated through August 19, 2009, the date these consolidated financial statements were available to be issued, and there were no subsequent events to be reported

Concentration of risk

Commonwealth Capital Corp. and subsidiaries (the “Company”) is dependent on the compensation it receives from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of the Income Funds’ financial performance.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided.  During the five month period ended July 31, 2009, the Company forgave $79,000 in fees and reimbursable expenses due from two Income Funds.

Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI’s subsidiaries (the “Company”).  All significant intercompany transaction and balances have been eliminated.  The Company’s balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  Cash equivalents have been invested in a money market fund investing directly in U.S. Treasury obligations.

Cash at July 31, 2009 was held by the Company and four subsidiaries.  Cash was held in eight accounts in the custody of two financial institutions.  The accounts at these institutions are federally insured, in aggregate, for amounts up to $250,000 per company.  At times, the balances may have exceeded federally insured limits.  At July 31, 2009, the total cash balance in aggregate was approximately $693,000 and exceeded federally insured limits by approximately $19,000.  The Company mitigates this risk by depositing funds with major financial institutions.  The Company has not experienced any losses in such accounts, and believes that it is not exposed to any significant credit risk.

Office furniture and equipment

Office furniture and equipment are stated at cost.  Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

Deferred offering costs

Deferred offering costs represent amounts incurred by the Company for the organization of related “Income Funds.”  These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered.  Deferred offering costs charged to expense for the five month period ended July 31, 2009 was approximately $51,000, and are included in general and administrative expenses.

Revenue recognition

The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements.  The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions.  Interest income on minimum lease payment receivable is recognized as earned.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment.  The tax basis of the investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds.  Also, for income tax reporting, the cost of property and equipment is being depreciated using the methods and lives prescribed by the Internal Revenue Code.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

Recent Accounting Pronouncements

In  June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification (Codification) and the Hierarchy of GAAP (“SFAS 168”), which replaces SFAS No. 162, The Hierarchy of GAAP and establishes the Codification as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants.  SFAS 168 modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative.  SFAS 168 is effective for interim and annual periods ending after September 15, 2009.  As SFAS 168 is not intended to change or alter existing GAAP, it will not impact the Company’s consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”), which amended certain requirements of FIN 46R to improve financial reporting disclosure by companies involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. SFAS 167 is effective for annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter, with early adoption prohibited. The Company is currently evaluating the potential impact of the adoption of SFAS 167 on its consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140 (“SFAS 166”), which was issued to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about (1) a transfer of its financial assets, (2) the effects of such a transfer on its financial position, financial performance, and cash flows, and (3) a reporting entity’s continuing involvement, if any, in the transferred financial assets. SFAS 166 is effective for annual reporting periods beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter, with early adoption prohibited. The Company is currently evaluating the potential impact of the adoption of SFAS 166, but does not believe that it will have a material impact on its financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”), which sets forth principles and requirements for subsequent events, specifically (1) the period during which management should evaluate events or transactions that may occur for potential recognition and disclosure, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date, and (3) the disclosures that an entity should make about events and transactions occurring after the balance sheet date. SFAS 165 is effective for interim reporting periods ending after June 15, 2009. The Company adopted SFAS 165 during the second quarter of 2009 and it did not have a material impact on the Company’s consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements- (continued.)

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (“FAS 115-2 and FAS 124-2”).  This FSP provides a framework to perform an other-than-temporary impairment analysis, in compliance with GAAP, which determines whether the holder of an investment in a debt or equity security, for which changes in fair value are not regularly recognized in earnings, should recognize a loss in earnings when the investment is impaired.  Additionally this FSP amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements.   FAS 115-2 is effective for interim reporting periods ending after June 15, 2009.  The Company adopted FAS 115-2 and FAS 124-2 in the quarter ended May 31, 2009.  The adoption did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the Financial Accounting Standards Board (FASB) issued Staff Position (FSP) FAS No. 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (FSP FAS 107-1 and APB 28-1), which amends Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about the fair value of financial instruments for interim reporting periods, as well as annual reporting periods. FSP FAS 107-1 and APB 28-1 are effective for all interim and annual reporting periods ending after June 15, 2009 and shall be applied prospectively.  The Company adopted FSP 107-1 in the first quarter of 2009. Except for the disclosure requirements, the adoption of FSP 107-1 and APB 28-1 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FAS 157-4”).  This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157 when the volume and level of activity for the asset or liability have significantly decreased and provides guidance on identifying circumstances that indicate a transaction is not orderly.  FAS 157-4 is effective for interim reporting periods ending after June 15, 2009.  The Company adopted FAS 157-4 in the quarter ended May 31, 2009.  The adoption did not have a material impact on the Company’s consolidated financial statements.

Disclosure of Fair Value of Financial Instruments

Effective April 2009, the Company has adopted Financial Accounting Standards Board Staff Position SFAS 107-1 and Accounting Principles Board (APB) Opinion No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (FSP SFAS 107-1 and APB 28-1). The FSP amends SFAS 107 to require disclosures about fair value of financial instruments in both interim and annual financial statements. This FSP also amends APB 28 to require those disclosures in summarized financial information at interim reporting periods.

Estimated fair value was determined by management using available market information and appropriate valuation methodologies.  However, judgment was necessary to interpret market data and develop estimated fair value.  The company holds no financial instruments. Cash, receivables, accounts payable, and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair values as of July 31, 2009.

Disclosure about fair value of financial instruments is based on pertinent information available to management as of July 31, 2009.

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION

Investment in Income Funds

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests, and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its receivable from Income Funds at July 31, 2009, as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.  The Company contributed an additional $142,000 of equipment leases to two income funds for the five month period ended July 31, 2009.

Financial information of the Income Funds as of July 31 is as follows:

2009
Total assets	$81,325,000
Non-recourse debt	6,330,000
Other liabilities	4,419,000
Partners’ capital	70,577,000
Net loss	(2,785,000)

The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds.  In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes.  Such notes total approximately $1,000,000 as of July 31, 2009 and have been eliminated in consolidation.

Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (3% - 5% as defined of the gross operating lease revenues of the Income Funds).  Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Company loans.

NOTE D - PROFIT SHARING PLAN

The Company has a profit sharing plan which covers substantially all of its employees.  Contributions to the Plan may be made at the discretion of management.  No contributions to the Plan were made or accrued for the five month period ended July 31, 2009.

NOTE E - INCOME TAXES

The Company and it subsidiaries file a consolidated federal income tax return.

The provision for income taxes for the five month period ended July 31, 2009 is zero, and includes tax benefits of approximately $97,000 for the use of net operating loss carry forwards.  The provision utilizes the Federal tax rate. If a combined (including state and local tax) rate were used, there would be no significant reconciling items affecting the comparability of the items presented.

At July 31, 2009, the Company has estimated Federal net operating loss carry forwards of approximately $601,000, which expire through 2027.  Also, at July 31, 2009, the Company has estimated Pennsylvania net operating loss carry forwards of approximately $5,140,000, which expire through 2027.

Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2009 (UNAUDITED)

NOTE E - INCOME TAXES (Continued)

The components of the Company’s net deferred tax asset (liability) consisted of the following as of July 31:

2009

Deferred tax assets:
Net operating loss carry forwards	$234,000
Less valuation allowance	(141,000)

Deferred tax assets	93,000

Deferred tax liabilities:
Investment in Income Funds	(69,000)
Officer furniture and equipment	(24,000)

Deferred tax liabilities	(93,000)

Net deferred tax assets (liabilities)	$-

The valuation allowance decreased by $134,000 for the five month period ended July 31, 2009.

NOTE F – ACCUMULATED SHAREHOLDER DISTRIBUTIONS

Per a retirement agreement dated April 14, 2006 between Commonwealth Capital Corp. (“CCC”) and George S. Springsteen (shareholder), CCC agreed to pay on his behalf certain outstanding debts related to CCC.  As payments were made in accordance with the retirement agreement, these were accounted for as an equity transaction in the form of a shareholder distribution.  The total amount paid to date is the accumulated shareholder distribution.  As of July 31, 2009, there is no further obligation in relation to this agreement.

TABLE II

PRIOR PERFORMANCE TABLES

The following Tables I, II, III, IV, V and VI, which are unaudited, provide certain information concerning the following previous public equipment leasing programs, and the most recent private equipment leasing programs sponsored by Commonwealth, which have investment objectives similar to ours:

Public Programs
1.	Commonwealth Income & Growth Fund I
2.	Commonwealth Income & Growth Fund II
3.	Commonwealth Income & Growth Fund III
4.	Commonwealth Income & Growth Fund IV
5.	Commonwealth Income & Growth Fund V
6.	Commonwealth Income & Growth Fund VI

Private Programs
7.	Commonwealth Income & Growth Private Fund I
8.	Commonwealth Income & Growth Private Fund II
9.	Commonwealth Income & Growth Private Fund III
10.	Commonwealth Income & Growth Private Fund IV

These prior programs had very similar structures, as either limited partnerships or limited liability companies. Their investment objectives in terms of holding period, type of equipment purchased, length of leases, target returns and fee structure were substantially similar to ours, and to each others’.

Buying a unit in us will not give you any ownership interest in these prior programs, and you should not assume that you will experience investment results or returns, if any, comparable to those of the investors in these prior programs. See the “Prior Offerings by Affiliates” section of the prospectus beginning on page 44 for a narrative discussion of these prior affiliated public and private equipment leasing programs.

Certain of the table headings below differentiate the prior funds for which Commonwealth Capital Securites Corp. served as Dealer Manager, from those funds for which Commonwealth Capital Securities Corp. did not serve as Dealer Manager.  We feel this distinction is helpful because, prior to the creation of Commonwealth Capital Securities Corp., our sponsor needed to rely on the wholesaling efforts of a third party, which we believe generated higher overall offering costs and, in our opinion, negatively impacted the overall performance of those funds.  Specifically, the non-affiliated dealer manager incurred its own expenses for legal counsel, which was paid for by the funds.  Also, the funds had no control over wholesaling expenses, as the wholesaling was performed by employees of the non-affiliate.  These factors led to higher offering expenses, and therefore less cash proceeds available for investment in equipment, which reduced overall returns to investors.  We do note, however, that maximum offering expenses for this offering may be as high as 13.2%, which would be higher overall expenses than incurred in prior programs.  We can not determine the actual amount of expenses until an offering is complete. When our affiliate is the dealer manager, the general partner is able to establish wholesaling expense budgets and limits, and is better able to control the pace of an offering, and can take advantage of many economies (managerial, legal, accounting and other costs are not duplicated).

Additional information in Annual Reports filed on Form 10-K, Quarterly Reports filed on Form 10-Q and other reports filed with the SEC by the previous public programs may be obtained without charge by contacting Commonwealth Capital Corp. at 400 Cleveland Street, 7th Floor, Clearwater, FL  33755, Attention: Investor Services. You may also request copies of the exhibits to those reports from Commonwealth Capital Corp. upon payment of a reasonable fee. In addition, the reports are available at the SEC’s website on the Internet at http://www.sec.gov.

Past performance is not necessarily indicative of future performance.

Commonwealth Capital Corp.
Experience In Raising And Investing Funds In Offerings In Which CCSC Served As Dealer Manager
As of June 30, 2009
(Table I)

The following table sets forth certain information, as of June 30, 2009, concerning the experience of our Sponsor and our general partner in raising and investing limited partners’ funds in previous equipment leasing programs. Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

	Commonwealth Income & Growth Private Fund IV	Commonwealth Income & Growth Private Fund III	Commonwealth Income & Growth Private Fund II	Commonwealth Income & Growth Private Fund I	Commonwealth Income & Growth Fund VI	Commonwealth Income & Growth Fund V	Commonwealth Income & Growth Fund IV
Offering Information:
Amount offered (maximum)	$35,000,000	$30,000,000	$20,000,000	$20,000,000	$50,000,000	$25,000,000	$15,000,000
Dollar Amount Sold	8,748,000	30,000,000	20,000,000	20,000,000	36,207,222	24,999,000	15,000,000
(1) Dealer/Manager Expenses	787,320	2,700,000	1,800,000	1,800,000	3,258,650	2,249,910	1,350,000
(2) Offering/Organizational Expenses	262,440	900,000	600,000	500,000	824,144	599,980	450,000
Net Proceeds Available	7,698,240	26,400,000	17,600,000	17,700,000	32,124,427	22,149,110	13,200,000
Total Equipment Purchases:
Equipment purchased with cash	2,963,513	15,995,079	12,904,524	12,201,349	15,333,855	20,751,173	$11,277,032
Equipment financed	321,071	3,533,606	4,294,213	7,330,691	751,583	5,894,083	5,587,767
Rent paid in lieu of cash							15,235
Obligation incurred in connection to leased equipment	-	-	-	-	-		-
Total Equipment Purchases	3,284,584	19,528,685	17,198,737	19,532,040	16,085,438	26,645,256	16,880,033
% of Equipment financed as of
June 2009	9.8%	18.1%	25.0%	37.5%	4.7%	22.1%	33.1%
Initial Acquisition Fees (%) (3)	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%	3.4%
Date Offering Commenced	8/15/2006	8/15/2006	9/26/2005	1/13/2004	3/6/2007	2/7/2005	10/19/2001
Date Offering Completed	N/A	5/29/2008	8/10/2006	9/14/2005	N/A	2/24/2006	9/22/2003
Average Initial Term of Leases (in months)	31	30	35	35	32	35	35
Months from closing to invest 90%	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectus books and the guarantee fee.
(3) Fees were paid to the General Partner/Management Trustee at fund closing.

Prior performance is not indicative of future performance.

Commonwealth Capital Corp.
Experience In Raising And Investing Funds
In Offerings In Which CCSC Did Not Serve As Dealer Manager
As of June 30, 2009
(Table I)

The following table sets forth certain information, as of June 30, 2009, concerning the experience of our Sponsor and our general partner in raising and investing limited partners’ funds in previous equipment leasing programs.Commonwealth Capital Securities Corp. did not serve as dealer manager for these offerings.We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.

	Commonwealth Income & Growth Fund III	Commonwealth Income & Growth Fund II	Commonwealth Income & Growth Fund I

Offering Information:
Amount offered (maximum)	$15,000,000	$15,000,000	$15,000,000
Dollar Amount Sold	3,084,820	9,235,185	12,623,682
(1) Dealer/Manager Expenses	277,634	831,167	1,136,131
(2) Offering/Organizational Expenses	92,545	277,056	378,710
Net Proceeds Available	2,714,641	8,126,962	11,108,841
Total Equipment Purchases:
Equipment purchased with cash	$2,959,395	2,848,188	14,455,357
Equipment financed	1,959,991	8,711,253	13,195,684
Rent paid to original lessor in lieu of cash	70,360	56,706	344,326
Obligation incurred in connection to leased equipment	-	502,721	1,421,857
Total Equipment Purchases	$ 4,989,746	$12,118,868	$29,417,224

% of Equipment financed as of
June 2009	39.3%	71.9%	44.9%
Initial Acquisition Fees (%) (3)	3.4%	3.4%	3.4%
Date Offering Commenced	01/27/98	05/12/95	12/17/93
Date Offering Completed	07/27/00	05/12/97	05/11/95
Average Initial Term of Leases (in months)	35	33	32
Months from closing to invest 90%	2	36	5

(1)Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2)Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectus books and the guarantee fee.
(3) Fees were paid to the General Partner/Management Trustee at fund closing.
Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund IV*
From Program Inception** through June 30, 2009

	2008	2009 (Unaudited)
Computation of Net Income (Loss)
Months of Operations	4	6
Gross Revenues	$ 66,894	$ 403,093
Less: Operating Expenses	137,152	549,130
Organizational costs	21,011	70,833
Equipment Management Fee	3,098	17,894
Depreciation and Amortization	59,420	282,628
Interest expense	2,340	6,894
Uncollectible accounts receivable	-	-
Loss on sale of computer equipment	-	10
Net (Loss) – GAAP Basis	(156,127)	(524,295)
Federal Taxable Income (Loss)	N/A	N/A
Cash Distributions – GAAP Basis	(57,530)	(237,533)
Computation of Cash Flows Net (Loss)	-	-
Net (loss)	(156,127)	(524,295)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:	-	-
Depreciation and Amortization	59,420	282,628
Loss (gain) on sale of equipment	-	10
Other Non-Cash Activities Included in the Determination of Net Loss***	(25,467)	(62,485)
Net Change in Operating Assets and Liabilities	151,217	233,785
Net Cash Provided by (Used in) Operating Activities	29,044	(70,357)
Capital Expenditures	(456,659)	(2,506,854)
Net proceeds from sale of equipment	-	225
Prepaid Acquisition Fees Paid to the General Partner	(68,321)	(168,108)
Equipment Acquisition Fees Paid to the General Partner	(38,887)	(125,343)
Net Cash Provided by (Used in) Investing Activities	(563,867)	(2,800,080)
Partners’ Contributions	2,001,000	6,746,000
Offering Costs paid to affiliate	-	-
Offering Costs paid to the General Partner	(239,120)	(806,147)
Distributions to Partners	(57,530)	(237,533)
Accounts Receivable - CCC	-	-
Proceeds from note payable	-	-
Debt placement fee	-	-
Net Cash Provided by (Used in) Financing Activities	1,704,350	5,702,320
Net Increase in Cash	1,169,528	2,831,883
Cash at Beginning of Year	1,000	1,170,528
Cash at End of Year	1,170,528	4,002,410

	2008	2009 (Unaudited)
Investment Data Per $ 1,000 Investment	-	-
Net Loss – GAAP Basis	(78)	(61)
Federal Taxable Income (Loss) to Investors	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(29)	(27)
Return of Capital to Investors – GAAP Basis	29	27

*Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.
** Inception Date is 06/10/2008
***   The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund III*
From Program Inception** through June 30, 2009

The following table summarizes the operating results of Commonwealth Income & Growth Private Fund III, through June 30, 2009.  Data for 2006 includes only the period from inception, on September 20, 2006, through December 31, 2006.  This program was not offered to the public.

	2006	2007	2008	2009
Computation of Net Income (Loss)				(Unaudited)
Months of Operations	4	12	12	6
Gross Revenues	$ 37,780	1,236,632	$ 2,486,981	$ 2,820,746
Less: Operating Expenses	284,958	1,519,582	1,536,586	781,011
Organizational costs	-	118,199	37,058	-
Equipment Management Fee	1,763	35,963	104,327	134,772
Depreciation and Amortization	31,964	570,364	1,775,996	2,240,604
Interest expense	-	38,487	77,882	38,899
Uncollectible accounts receivable	-	-	-	-
Loss on sale of computer equipment	-	3,137	3,074	724
Net (Loss) – GAAP Basis	(280,905)	(1,049,100)	(1,047,941)	(375,264)
Federal Taxable Income (Loss)	(154,081)	(870,791)	N/A	N/A
Cash Distributions – GAAP Basis	(144,151)	(1,926,632)	(2,848,904)	(1,499,950)
Computation of Cash Flows Net (Loss)				-
Net (loss)	(280,905)	(1,049,100)	(1,047,941)	(375,264)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:				-
Depreciation and Amortization	31,964	570,364	1,775,996	2,240,604
Loss (gain) on sale of equipment	-	3,137	3,074	724
Other Non-Cash Activities Included in the Determination of Net Loss***	-	(400,826)	(717,082)	(617,540)
Net Change in Operating Assets and Liabilities	36,606	41,694	199,921	(141,568)
Net Cash Provided by (Used in) Operating Activities	(212,335)	(834,731)	213,968	1,106,957
Capital Expenditures	(515,274)	(1,427,990)	(6,157,480)	(7,904,233)
Net proceeds from sale of equipment	-	803	3,249	1,150
Prepaid Acquisition Fees Paid to the General Partner	(44,126)	(98,933)	48,364	-
Equipment Acquisition Fees Paid to the General Partner	(330,067)	(441,904)	(327,018)	-
Net Cash Provided by (Used in) Investing Activities	(889,467)	(1,968,024)	(6,432,886)	(7,903,083)
Partners’ Contributions	10,214,000	14,492,000	5,294,000	-
Offering Costs paid to affiliate	-	-	-	-
Offering Costs paid to the General Partner	(1,220,454)	(1,668,712)	(598,222)	-
Distributions to Partners	(144,151)	(1,926,632)	(2,848,904)	(1,499,950)
Accounts Receivable - CCC	-	-	-	-
Proceeds from note payable	-	-	-	-
Debt placement fee	-	(10,453)	(20,180)	-
Net Cash Provided by (Used in) Financing Activities	8,849,395	10,886,203	1,826,694	(1,499,950)
Net Increase in Cash	7,747,593	8,083,448	(4,392,223)	(8,296,076)
Cash at Beginning of Year	-	7,747,593	15,831,041	11,438,818
Cash at End of Year	7,747,593	15,831,041	11,438,818	3,142,742

Investment Data Per $ 1,000 Investment
Net Loss – GAAP Basis	(28)	(43)	(35)	(13)
Federal Taxable Income (Loss) to Investors	(15)	(35)	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(14)	(78)	(95)	(50)
Return of Capital to Investors – GAAP Basis	14	78	95	50

*Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.
**  Inception Date is 09/20/2006
***   The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund II*
From Program Inception** through June 30, 2009

The following table summarizes the operating results of Commonwealth Income & Growth Private Fund II, through June 30, 2009.  Data for 2005 includes only the period from inception, on October 25, 2005, through December 31, 2005.  This program was not offered to the public.
	2005	2006	2007	2008	2009
Computation of Net Income (Loss)					(Unaudited)
Months of Operations	3	12	12	12	6
Gross Revenues	$ 17,457	$ 1,040,016	$ 2,532,628	$ 3,887,885	$ 2,455,814
Less: Operating Expenses	138,357	1,604,591	983,913	1,235,611	645,258
Organizational costs	-	-	-	-	-
Equipment Management Fee	851	38,677	105,366	189,416	120,485
Depreciation and Amortization	17,710	609,148	1,659,916	3,302,226	2,162,971
Interest expense	842	36,331	50,815	89,071	37,229
Uncollectible accounts receivable	-	-	2,928	9,500	-
Loss on sale of computer equipment	-	-	-	-	-
Net (Loss) – GAAP Basis	(140,303)	(1,248,731)	(270,310)	(937,940)	(510,129)
					-
Federal Taxable Income (Loss)	-	(879,499)	220,386	N/A	N/A
Cash Distributions – GAAP Basis	(45,437)	(1,295,748)	(1,999,901)	(1,999,900)	(999,950)
Computation of Cash Flows Net (Loss)					-
Net (loss)	(140,303)	(1,248,731)	(270,310)	(937,940)	(510,129)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:					-
Depreciation and Amortization	17,710	609,148	1,659,916	3,302,226	2,162,971
Loss (gain) on sale of equipment	-	-	2,928	(10,174)	(15,282)
Other Non-Cash Activities Included in the Determination of Net Loss***	(6,182)	(297,050)	(641,080)	(907,172)	(561,860)
Net Change in Operating Assets and Liabilities	72,306	(71,251)	38,246	(71,922)	(67,542)
Net Cash Provided by (Used in) Operating Activities	(56,469)	(1,007,884)	789,700	1,375,019	1,008,158
Capital Expenditures	(215,488)	(2,519,972)	(4,067,209)	(4,084,891)	(2,016,964)
Net proceeds from sale of equipment	-	-	1,012	199,446	46,948
Prepaid Acquisition Fees Paid to the General Partner	(16,051)	(134,455)	156,393	146,085	80,679
Equipment Acquisition Fees Paid to the General Partner	(106,817)	(473,378)	(204,502)	(253,749)	(80,679)
Net Cash Provided by (Used in) Investing Activities	(338,356)	(3,127,805)	(4,114,306)	(3,993,109)	(1,970,016)
Partners’ Contributions	3,358,000	16,642,000	-	-	-
Offering Costs paid to affiliate	-	-	-	-	-
Offering Costs paid to the General Partner	(401,162)	(1,923,725)	-	-	-
Distributions to Partners	(45,437)	(1,295,748)	(1,999,901)	(1,999,900)	(999,950)
Accounts Receivable - CCC	-	-	-	-	-
Proceeds from note payable	-	-	-	-	-
Debt placement fee	-	(8,414)	(10,453)	(22,588)	-
Net Cash Provided by (Used in) Financing Activities	2,911,401	13,414,113	(2,010,354)	(2,022,488)	(999,950)
Net Increase (Decrease) in Cash	2,516,576	9,278,424	(5,334,960)	(4,640,578)	(1,961,808)
Cash at Beginning of Year	-	2,516,576	11,947,959	6,612,999	1,972,421

Cash at End of Year	2,516,576	11,795,000	6,612,999	1,972,421	10,613
Investment Data Per $ 1,000 Investment					-
Net Loss – GAAP Basis	(42)	(63)	(14)	(47)	(26)
Federal Taxable Income (Loss) to Investors	-	(44)	11	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(14)	(65)	(100)	(100)	(50)
Return of Capital to Investors – GAAP Basis	14	65	100	100	50

*Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

** Inception Date is 10/25/2005

***  The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund I*
From Program Inception** through June 30, 2009

The following table summarizes the operating results of Commonwealth Income & Growth Private Fund I, through June 30, 2009.  Data for 2004 includes only the period from inception, on March 2, 2004, through December 31, 2004.  This program was not offered to the public.
	2004	2005	2006	2007	2008	2009
Computation of Net Income (Loss)						(Unaudited)
Months of Operations	10	12	12	12	12	6
Gross Revenues	$747,126	$ 3,136,849	$ 4,104,335	$ 4,161,358	$ 3,611,663	$ 1,570,966
Less: Operating Expenses	1,161,913	1,584,385	909,072	472,388	372,169	183,181
Organizational costs	-	-	-	-	-	-
Equipment Management Fee	36,873	153,740	197,274	202,998	174,671	76,427
Depreciation and Amortization	566,462	2,494,462	4,276,970	3,476,831	3,253,566	1,451,261
Interest expense	49,410	160,355	125,754	70,803	57,095	18,355
Uncollectible accounts receivable	-	-	-	-	23,854	(10,486)
Loss on sale of computer equipment	-	2,718	139,317	116,386	-	-
Net (Loss) – GAAP Basis	(1,067,532)	(1,258,811)	(1,544,052)	(178,048)	(269,692)	(147,772)
						-
Federal Taxable Income (Loss)	(3,986,792)	215,301	791,621	884,080	N/A	N/A
Cash Distributions – GAAP Basis	(495,684)	(1,730,979)	(1,999,850)	(1,999,900)	(1,999,900)	(999,950)
Computation of Cash Flows Net (Loss)						-
Net (loss)	(1,067,532)	(1,258,811)	(1,544,052)	(178,048)	(269,692)	(147,772)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:						-
Depreciation and Amortization	566,462	2,494,462	4,276,970	3,476,831	3,253,566	1,451,261
Loss (gain) on sale of equipment	-	2,718	139,317	116,386	(15,103)	(30,477)
Other Non-Cash Activities Included in the Determination of Net Loss***	(356,108)	(1,506,303)	(1,848,457)	(1,323,985)	(867,409)	(385,092)
Net Change in Operating Assets and Liabilities	33,338	87,507	(33,065)	(212,343)	(318,949)	210,482
Net Cash Provided by (Used in) Operating Activities	(823,840)	(180,427)	990,713	1,878,841	1,782,413	1,098,402
Capital Expenditures	(3,183,869)	(3,842,781)	(2,311,740)	(1,309,595)	(1,281,873)	(300,571)
Net proceeds from sale of equipment	-	3,068	40,567	322,731	191,699	91,234
Prepaid Acquisition Fees Paid to the General Partner	(304,116)	(229,848)	(132,444)	50,321	42,511	12,023
Equipment Acquisition Fees Paid to the General Partner	(336,397)	(95,723)	85,431	(66,529)	(101,929)	(12,023)
Net Cash Provided by (Used in) Investing Activities	(3,824,382)	(4,165,284)	(2,318,186)	(1,003,072)	(1,149,591)	(209,337)
Partners’ Contributions	12,677,000	7,323,000	-	-	-	-
Offering Costs paid to affiliate	-	-	-	-	-	-
Offering Costs paid to the General Partner	(1,722,451)	(1,001,806)	-	-	-	-
Distributions to Partners	(495,684)	(1,730,979)	(1,999,850)	(1,999,900)	(1,999,900)	(999,950)
						(Unaudited)
Accounts Receivable - CCC	-	-	-	-	-	-
Proceeds from note payable	-	-	-	-	-	-
Debt placement fee	-	-	-	(3,536)	(12,663)	-
Net Cash Provided by (Used in) Financing Activities	10,458,865	4,590,215	(1,999,850)	(2,003,436)	(2,012,563)	(999,950)
Net Increase (Decrease) in Cash	5,810,643	244,504	(3,327,323)	(1,127,667)	(1,379,742)	(110,885)
Cash at Beginning of Year	-	5,810,643	6,055,147	2,727,824	1,600,157	220,415
Cash at End of Year	5,810,643	6,055,147	2,727,824	1,600,157	220,416	109,530
Investment Data Per $ 1,000 Investment						-
Net Loss – GAAP Basis	(84)	(63)	(77)	(9)	(14)	(7)
Federal Taxable Income (Loss) to Investors	(315)	11	40	44	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(39)	(87)	(100)	(100)	(100)	(50)
Return of Capital to Investors – GAAP Basis	39	87	100	100	100	50

*Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

** Inception Date is 03/02/2004

***  The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs (Table III)
Commonwealth Income & Growth Fund VI*
From Program Inception** through June 30, 2009

The following table summarizes the operating results of Commonwealth Income & Growth Fund VI, through June 30, 2009.  Data for 2007 includes only the period from inception, on May 10, 2007, through December 31, 2007.

	2007	2008	2009
			(Unaudited)
Computation of Net Income (Loss)
Months of Operations	8	12	6
Gross Revenues	$ 266,527	$ 1,559,989	$ 1,926,267
Less: Operating Expenses	561,956	1,829,957	759,241
Organizational costs	106,980	81,554	89,265
Equipment Management Fee	8,776	69,965	88,898
Depreciation and Amortization	148,660	1,195,882	1,421,811
Interest expense	-	20,486	14,239
Uncollectible accounts receivable	-	-	-
Loss on sale of computer equipment	-	-	3,511
Net (Loss) – GAAP Basis	(559,845)	(1,637,855)	(450,698)
			-
Federal Taxable Income (Loss)	(314,348)	N/A	N/A
Cash Distributions – GAAP Basis	(352,626)	(1,555,299)	(1,631,163)
Computation of Cash Flows Net (Loss)			-
Net (loss)	(559,845)	(1,637,855)	(450,698)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:			-
Depreciation and Amortization	148,660	1,195,882	1,421,811
Loss (gain) on sale of equipment	-	(247)	3,511
Other Non-Cash Activities Included in the Determination of Net Loss**	-	(192,102)	(128,096)
Net Change in Operating Assets and Liabilities	144,090	383,990	(964,101)
Net Cash Provided by (Used in) Operating Activities	(267,095)	(250,332)	(117,573)
Capital Expenditures	(1,725,993)	(3,848,726)	(9,759,135)
Net proceeds from sale of equipment	-	200,620	1,517
Prepaid Acquisition Fees Paid to the General Partner	(277,371)	(444,601)	101,318
Equipment Acquisition Fees Paid to the General Partner	(69,040)	(184,012)	(390,365)
Net Cash Provided by (Used in) Investing Activities	(2,072,404)	(4,276,719)	(10,046,665)
Partners’ Contributions	10,188,537	17,433,942	8,497,011
Offering Costs paid to affiliate	-	-	-
Offering Costs paid to the General Partner	(1,217,530)	(1,894,852)	(1,015,917)
Distributions to Partners	(352,626)	(1,555,299)	(1,631,163)
Accounts Receivable - CCC	-	-	-
Proceeds from note payable	-	-	-
Debt placement fee	-	(7,516)	-
Net Cash Provided by (Used in) Financing Activities	8,618,381	13,976,275	5,849,931
Net Increase (Decrease) in Cash	6,278,882	9,449,224	(4,314,307)
Cash at Beginning of Year	939	6,279,821	15,729,045
Cash at End of Year	6,279,821	15,729,045	11,414,738
Investment Data Per $ 1,000 Investment			-
Net Loss – GAAP Basis	(55)	(84)	(12)
Federal Taxable Income (Loss) to Investors	(31)	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(35)	(80)	(45)
Return of Capital to Investors – GAAP Basis	35	80	45

*
Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

**	Commencement Date is 05/10/2007

***   The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund V*
From Program Inception** through June 30, 2009

The following table summarizes the operating results of Commonwealth Income & Growth Fund V, through June 30, 2009.  Data for 2005 includes only the period from inception, on March 14, 2005, through December 31, 2005.

	2005	2006	2007	2008	2009
					(Unaudited)
Computation of Net Income (Loss)
Months of Operations	9	12	12	12	6
Gross Revenues	$422,767	$ 3,918,075	$ 6,827,206	$ 6,843,804	$ 3,038,801
Less: Operating Expenses	799,679	1,139,129	1,261,938	1,476,166	734,540
Organizational costs	172,960	36,751	-	-	-
Equipment Management Fee	19,072	178,193	330,348	337,745	149,316
Depreciation and Amortization	306,182	2,855,460	5,305,022	5,829,613	2,948,520
Interest expense	5,944	92,630	160,164	142,519	37,880
Uncollectible accounts receivable	-	-	52,860	72,818	13,000
Loss on sale of computer equipment	-	-	9,637	27,840	-
Net (Loss) – GAAP Basis	(881,070)	(384,088)	(292,763)	(1,042,897)	(844,455)
					-
Federal Taxable Income (Loss)	(670,696)	392,499	1,198,807	N/A	N/A
Cash Distributions – GAAP Basis	(702,732)	(2,379,581)	(2,499,496)	(2,496,269)	(1,244,299)
Computation of Cash Flows Net (Loss)					-
Net (loss)	(881,070)	(384,088)	(292,763)	(1,042,897)	(844,455)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:					-
Depreciation and Amortization	306,182	2,855,460	5,305,022	5,829,613	2,948,520
Loss (gain) on sale of equipment	-	-	9,637	27,840	(19,160)
Other Non-Cash Activities Included in the Determination of Net Loss**	(49,630)	(609,485)	(1,759,856)	(1,923,632)	(723,121)
Net Change in Operating Assets and Liabilities	10,571	129,683	32,579	(343,308)	53,096
Net Cash Provided by (Used in) Operating Activities	(613,947)	1,991,570	3,294,619	2,547,616	1,414,880
Capital Expenditures	(4,645,505)	(7,618,422)	(3,614,595)	(1,764,885)	(3,107,805)
Net proceeds from sale of equipment	-	-	6,836	724,440	53,201
Prepaid Acquisition Fees Paid to the General Partner	(483,504)	106,509	129,060	67,730	124,312
Equipment Acquisition Fees Paid to the General Partner	(219,212)	(390,530)	(247,527)	(84,231)	(124,312)
Net Cash Provided by (Used in) Investing Activities	(5,348,221)	(7,902,443)	(3,726,226)	(1,056,946)	(3,054,604)
Partners’ Contributions	19,703,204	5,254,658	-	(52,244)	-
Offering Costs paid to affiliate	-	-	-	-	-
Offering Costs paid to the General Partner	(2,308,723)	(593,264)	-	-	-
Redemption					(29,654)
Distributions to Partners	(702,732)	(2,379,581)	(2,499,496)	(2,496,269)	(1,244,299)
Accounts Receivable - CCC	-	-	-	-	-
Proceeds from note payable	-	-	-	-	-
Debt placement fee	(8,348)	(21,448)	(25,736)	(3,407)	-
Net Cash Provided by (Used in) Financing Activities	16,683,401	2,260,365	(2,525,232)	(2,551,920)	(1,273,953)
Net Increase (Decrease) in Cash	10,721,233	(3,650,509)	(2,956,839)	(1,061,250)	(2,913,677)
Cash at Beginning of Year	1,067	10,722,300	7,071,791	4,114,952	3,053,702
Cash at End of Year	10,722,300	7,071,791	4,114,952	3,053,702	140,025
Investment Data Per $ 1,000 Investment					-
Net Loss – GAAP Basis	(45)	(15)	(12)	(42)	(34)
Federal Taxable Income (Loss) to Investors	(34)	16	48	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(36)	(95)	(100)	(100)	(50)
Return of Capital to Investors – GAAP Basis	36	95	100	100	50

*
Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

**	Commencement Date is 03/14/2005

***  The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund IV*
From Program Inception** through June 30, 2009

The following table summarizes the operating results of Commonwealth Income & Growth Fund IV, through June 30, 2009.  Data for 2002 includes only the period from inception, on July 8, 2002, through December 31, 2002.

	2002	2003	2004	2005	2006	2007	2008	2009
								(Unaudited)
Computation of Net Income (Loss)
Months of Operations	6 *	12	12	12	12	12	12	6
Gross Revenues	$ 150,534	$ 1,678,650	$4,376,432	$4,948,554	$3,122,763	$1,873,218	$1,088,082	$466,594
Less: Operating Expenses	443,358	1,180,077	946,876	554,443	689,701	427,766	397,270	98,934
Organizational costs	38,079	103,146	-	-	-	-	-	-
Equipment Management Fee	7,111	81,840	218,274	247,013	154,770	33,835	14,635	-
Depreciation and Amortization	110,021	1,265,669	3,414,323	4,311,874	3,803,136	1,895,448	706,118	289,673
Interest expense	-	42,366	105,201	107,986	70,218	37,380	17,762	7,128
Uncollectible accounts receivable	-	-	-	260,937	21,650	43,831	15,410	10,000
Loss on sale of computer equipment	5,886	-	32,966	166,542	302,411	194,172	-	-
Net (Loss) – GAAP Basis	(453,921)	(994,448)	(341,208)	(700,241)	(1,919,122)	(759,214)	(63,113)	60,859
								-
Federal Taxable Income (Loss)	(977,925)	(3,136,737)	(1,504,248)	2,168,633	244,184	(359,276)	N/A	N/A
Cash Distributions – GAAP Basis	(87,417)	(935,899)	(1,500,420)	(1,498,302)	(1,498,823)	(1,595,430)	(1,110,272)	(185,286)
Computation of Cash Flows Net (Loss)								-
Net (loss)	(453,921)	(994,448)	(341,208)	(700,241)	(1,919,122)	(759,214)	(63,113)	60,859
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) Operating Activities:								-
Depreciation and Amortization	110,021	1,265,669	3,414,323	4,311,874	3,803,136	1,895,448	706,118	289,673
Loss (gain) on sale of equipment	5,886	(384)	32,966	166,542	302,411	194,172	(81)	(1,263)
Other Non-Cash Activities Included in the Determination of Net Loss**	-	(427,805)	(1,103,890)	(1,358,870)	(1,089,682)	(821,702)	(279,083)	(129,048)
Net Change in Operating Assets and Liabilities	(50,954)	2,417,706	(1,908,358)	(401,788)	(316,886)	762,642	505,267	48,301
Net Cash Provided by (Used in) Operating Activities	(388,968)	2,260,738	93,833	2,017,517	779,857	1,271,346	869,108	268,522
Capital Expenditures	(2,224,765)	(6,401,395)	(2,474,404)	(568,716)	(607,161)	(218,742)	(102,111)	(143,857)
Net proceeds from sale of equipment	100,502	14,063	73,581	248,994	603,054	297,470	233,496	15,714
Prepaid Acquisition Fees Paid to the General Partner	(33,905)	(143,936)	79,520	6,650	21,143	7,286	2,429	5,754
Equipment Acquisition Fees Paid to the General Partner	(88,991)	(345,835)	(160,693)	(52,998)	(40,769)	(18,587)	(11,046)	(5,754)
Net Cash Provided by (Used in) Investing Activities	(2,247,159)	(6,877,103)	(2,481,996)	(366,070)	(23,733)	67,427	122,768	(128,143)
Partners’ Contributions	3,626,554	11,341,175	-	(17,825)	-	-	18,052	111,140
Offering Costs paid to affiliate	-	-	-	-	-	-	-	-
Offering Costs paid to the General Partner	(393,230)	(1,403,719)	-	-	-	-	-	-
Distributions to Partners	(87,417)	(935,899)	(1,500,420)	(1,498,302)	(1,498,823)	(1,595,430)	(1,110,272)	(185,286)
Accounts Receivable - CCC	-	(229,801)	(23,318)	46,987	40,672	165,459	11,128	-
Proceeds from note payable	-	-	-	-	-	-	-	-
Debt placement fee	-	(21,878)	(13,231)	(9,760)	(4,121)	(2,459)	(1,740)	-
Net Cash Provided by (Used in) Financing Activities	3,145,907	8,749,878	(1,536,969)	(1,478,900)	(1,462,271)	(1,432,430)	(1,082,832)	(74,146)
Net Increase (Decrease) in Cash	509,780	4,133,513	(3,925,132)	172,547	(706,147)	(93,657)	(90,956)	66,233
Cash at Beginning of Year	1,000	510,780	4,644,293	719,161	891,708	185,561	91,904	948
Cash at End of Year	510,780	4,644,293	719,161	891,708	185,561	91,904	948	67,181
Investment Data Per $ 1,000 Investment								-
Net Loss – GAAP Basis	(188)	(96)	(23)	(47)	(128)	(51)	(4)	4
Federal Taxable Income (Loss) to Investors	(406)	(304)	(100)	145	16	(24)	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(36)	(91)	(100)	(100)	(100)	(106)	(74)	(12)
Return of Capital to Investors – GAAP Basis	36	91	100	100	100	106	74	12

*
Commonwealth Capital Securities Corp. served as Dealer Manager for this Offering, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

**	Commencement Date is 07/08/2002

***  The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund III*
For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007 & 2008
and the Six Months Ended June 30, 2009

The following table summarizes the operating results of Commonwealth Income & Growth Fund III, through June 30, 2009.

	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
											(Unaudited)
Computation of Net Income (Loss)
Months of Operations	12	12	12	12	12	12	12	12	12	12	6
Gross Revenues	$ 953,958	$1,262,989	$1,110,481	$ 789,063	$ 408,364	$190,858	$ 85,200	$ 43,986	$42,146	$42,736	$ 28,602
Less: Operating Expenses	275,066	223,838	233,577	265,918	153,142	45,841	54,132	35,702	28,666	36,998	16,871
Equipment Management Fee	46,893	63,345	55,126	39,218	19,571	7,564	4,184	2,166	823	-	-
Depreciation and Amortization	885,463	970,882	992,477	723,513	379,854	228,697	75,125	27,214	20,643	24,531	15,316
Interest expense	55,270	64,205	44,900	22,247	12,020	3,897	2,428	1,257	436	386	10
Uncollectible accounts receivable	-	-	-	30,011	-	-	-	-	-	-	-
Loss on sale of computer equipment	-	120,596	55,028	-	-	-	9,804	-	-	1,241	-
Net (Loss) – GAAP Basis	(308,734)	(179,877)	(270,627)	(291,844)	(156,223)	(95,141)	(60,473)	(22,353)	(8,422)	(20,420)	(3,595)
Federal Taxable Income (Loss)	20,307	(41,168)	(108,877)	(514,206)	(480,336)	(208,946)	(114,434)	(57,851)	1	N/A	N/A
Cash Distributions – GAAP Basis	(227,995)	(302,898)	(317,497)	(317,498)	(317,500)	(317,498)	(143,314)	(60,115)	(60,476)	(60,476)	(30,238)
Computation of Cash Flows Net (Loss)											-
Net (loss)	(308,734)	(179,877)	(270,627)	(291,844)	(156,223)	(95,141)	(60,473)	(22,353)	(8,422)	(20,420)	(3,595)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (Used in) by Operating Activities:											-
Depreciation and Amortization	885,463	970,882	992,477	723,513	379,854	228,697	75,125	27,214	20,643	24,531	15,316
Loss (gain) on sale of equipment	-	120,596	55,028	(4,343)	(16,865)	(5,005)	9,804	(265)	(8,045)	1,241	-
Other Non-Cash Activities Included in the Determination of Net (Loss)*	(318,386)	(497,722)	(591,179)	(310,970)	(162,331)	(88,167)	(29,426)	(17,307)	(12,443)	(1,068)	(371)
Net Change in Operating Assets and Liabilities	(49,097)	(81,303)	210,497	66,659	211,262	228,673	47,357	34,260	41,323	17,995	14,650
Net Cash Provided by (Used in) Operating Activities	209,246	332,526	396,196	183,015	255,697	269,057	42,387	21,550	33,056	22,279	26,000
Capital Expenditures	(730,316)	(408,770)	(170,943)	(64,989)	-	(6,104)	-	-	(67,026)	(33,326)	(19,688)
Net proceeds from sale of equipment	-	57,864	686	208,484	61,863	13,965	10,850	6,111	11,796	4,923	-
Prepaid Acquisition Fees Paid to the General Partner	(66,279)	(28,531)	(12,672)	(11,416)	-	(2,523)	-	-	-	-	-
Net Cash Provided by (Used in) Investing Activities	(796,595)	(379,437)	(182,929)	132,079	61,863	5,338	10,850	6,111	(55,230)	(28,403)	(19,688)
Partners’ Contributions	515,849	364,878	-	-	-	49,116	94,410	25,000	90,697	57,266	23,727
Offering Costs paid to affiliate	(46,426)	(32,829)	-	-	-	-	-	-	-	-	-
Offering Costs paid to the General Partner	(10,060)	(7,115)	-	-	-	-	-	-	-	-	-
Distributions to Partners	(227,995)	(302,898)	(317,497)	(317,498)	(317,500)	(317,498)	(143,314)	(60,115)	(60,476)	(60,476)	(30,238)
Proceeds from note payable	-	-	-	-	-	-	-	-	-	-	-
Debt placement fee	(12,386)	(3,211)	(1,395)	(2,204)	-	(570)	-	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	218,982	18,815	(318,892)	(319,702)	(317,500)	(268,952)	(48,904)	(35,115)	30,221	(3,210)	(6,511)
Net Increase (Decrease) in Cash	(368,367)	(28,096)	(105,625)	(4,608)	60	5,443	4,333	(7,454)	8,047	(9,334)	(199)
Cash at Beginning of Year	507,193	138,826	110,730	5,105	497	557	6,000	10,333	2,879	10,926	1,592
Cash at End of Year	138,826	110,730	5,105	497	557	6,000	10,333	2,879	10,926	1,592	1,393
Investment Data Per $ 1,000 Investment											-
Net Loss – GAAP Basis	(130)	(63)	(90)	(97)	(52)	(31)	(20)	(7)	(3)	(7)	(1)
Federal Taxable Income (Loss) to Investors	9	(14)	(36)	(170)	(159)	(69)	(38)	(19)	-	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(96)	(105)	(105)	(105)	(105)	(105)	(47)	(20)	(20)	(20)	(10)
Return of Capital to Investors – GAAP Basis	96	105	105	105	105	105	47	20	20	20	10

*
Commonwealth Capital Securities Corp. did not serve as Dealer Manager at the commencement of the offering for Commonwealth Income & Growth Fund III, but replaced the original Dealer Manager during the course of the offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.

**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund II*
For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, 2005 & 2006

The following table summarizes the operating results of Commonwealth Income & Growth Fund II, through December 31, 2006.

	1999	2000	2001	2002	2003	2004	2005	2006
Computation of Net Income (Loss)
Months of Operations	12	12	12	12	12	12	12	12
Gross Revenues	$ 4,624,903	$ 4,117,170	$ 3,319,026	$ 2,714,461	$1,957,580	$742,311	$ 96,543	$47,328
Less: Operating Expenses	232,565	241,150	360,293	571,038	608,439	398,197	170,355	32,632
Equipment Management Fee	229,900	221,768	151,046	135,579	75,934	36,016	3,831	1,603
Depreciation and Amortization	4,235,207	3,679,550	2,270,229	1,703,838	1,054,953	769,916	305,353	14,284
Interest expense	298,121	160,897	105,496	156,380	88,625	26,255	4,768	569
Uncollectible accounts receivable	-	45,000	9,200	398,868	-	-	-	-
Loss on sale of computer equipment	8,447	138,014	-	-	-	53,725	-	-
Net Income (Loss) – GAAP Basis	(72,769)	(369,209)	422,762	(251,242)	129,629	(541,798)	(387,764)	(1,759)
Federal Taxable Income (Loss)	443,920	(196,957)	(536,884)	(537,280)	(816,144)	(623,126)	(612,576)	(164,435)
Cash Distributions – GAAP Basis	(891,690)	(923,546)	(685,429)	(519,480)	(577,200)	(403,819)	(46,187)	(25,000)
Computation of Cash Flows Net Income (Loss)
Net (Loss)	(379,337)	(369,209)	422,762	(251,242)	129,629	(541,798)	(387,764)	(1,759)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	4,235,207	3,679,550	2,270,229	1,703,838	1,054,953	769,916	305,353	14,284
Amortization of unearned lease income	-	-	-	-	(10,945)	-	-	-
Loss / (gain) on sale of equipment	8,447	138,014	(295,135)	(828)	(439,124)	53,725	(23,032)	(13,734)
Other Non-Cash Activities Included in the Determination of Net Income (Loss)**	(2,626,791)	(2,381,576)	(1,252,115)	(1,149,810)	(995,568)	(574,117)	(30,842)	(17,618)
Net Change in Operating Assets and Liabilities	(156,165)	(209,975)	3,241	178,356	322,837	189,746	(81,345)	(108,629)
Net Cash Provided by (Used in) Operating Activities	1,081,396	856,804	1,148,982	480,314	61,782	(102,528)	(217,630)	(127,456)
Capital Expenditures	(254,787)	(98,453)	(677,233)	(97,107)	(15,000)	(4,049)	-	-
Net proceeds from sale of equipment	50,106	431,394	408,634	134,335	422,533	244,072	79,012	18,929
Equipment Acquisition Fees Paid to the General Partner	(57,407)	(33,588)	(105,760)	(24,029)	(600)	(846)	-	-
Net Cash Provided by (Used in) Investing Activities	(262,088)	299,353	(374,359)	13,199	406,933	239,177	79,012	18,929
Partners’ Contributions	-	-	(10,577)	(4,164)	-	-	299,156	116,902
Offering Costs	-	-	-	-	-	-	-	-
Accounts Receivable - CCC	-	-	(315,404)	8,000	112,882	230,667	3,317	12,783
Distributions to Partners	(891,690)	(923,546)	(692,269)	(519,480)	(577,200)	(403,819)	(161,099)	(25,000)
Debt placement fee	(11,503)	(7,215)	(19,667)	(5,036)	-	(171)	-	-
Proceeds from refinancing notes payable	-	-	-	46,103	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	(903,193)	(930,761)	(1,037,917)	(474,577)	(464,318)	(173,323)	141,374	104,685
Net Increase (Decrease) in Cash	(83,885)	225,396	(263,294)	18,936	4,397	(36,674)	2,756	(3,842)
Cash at Beginning of Year	136,208	52,323	277,719	14,425	33,361	37,758	1,085	3,842
Cash at End of Year	52,323	277,719	14,425	33,361	37,758	1,085	3,842	0
Investment Data Per $ 1,000 Investment
Net Income (Loss) – GAAP Basis	(41)	(40)	46	(27)	14	(59)	(42)	-
Federal Taxable Income (Loss) to Investors	48	(21)	(58)	(58)	(89)	(68)	(67)	(18)
Cash Distributions to Investors – GAAP Basis	(97)	(100)	(74)	(56)	(63)	(44)	(5)	(3)
Return of Capital to Investors – GAAP Basis	97	100	74	56	63	44	5	3

*
Commonwealth Capital Securities Corp. did not serve as Dealer Manager for this offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.

**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund I*
For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, 2005 & 2006

The following table summarizes the operating results of Commonwealth Income & Growth Fund I, through December 31, 2006.

	1999	2000	2001	2002	2003	2004	2005	2006
Computation of Net Income (Loss)
Months of Operations	12	12	12	12	12	12	12	12
Gross Revenues	$ 3,005,189	$ 1,797,061	$ 954,340	$ 442,734	$ 383,353	$ 334,529	$ 89,095	$ 40,589
Less: Operating Expenses	261,038	192,622	221,147	290,736	195,617	40,501	80,761	30,270
Equipment Management Fee	149,675	89,517	38,232	20,289	16,598	2,302	-	-
Depreciation and Amortization	2,808,781	1,475,744	413,480	304,452	262,726	235,738	119,760	3,088
Interest expense	105,223	22,242	11,121	39,803	22,999	5,817	784	112
Uncollectible accounts receivable	50,000	103,818	99,831	24,565	-	174,000	83,083	(7,590)
Loss on sale of computer equipment	108,640	118,397	-	-	-	12,651	-	-
Net Income (Loss) – GAAP Basis	(478,168)	(205,279)	170,529	(237,111)	(114,587)	(136,480)	(195,293)	14,709
						-	-	-
Federal Taxable Income	(310,551)	293,334	28,423	(416,702)	(34,167)	(63,011)	(427,912)	(71,129)
Cash Distributions – GAAP Basis	(959,043)	(1,031,324)	(315,490)	-	-	-	(31,557)	(49,969)
Computation of Cash Flows Net Income (Loss)
Net (Loss)	(478,168)	(205,279)	170,529	(237,111)	(114,587)	(136,480)	(195,293)	14,709
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	2,808,801	1,475,744	413,480	304,452	262,726	235,738	119,760	3,088
Loss (gain) on sale of equipment	108,640	118,397	(185,549)	(17,628)	(51,374)	12,651	(8,365)	(9,027)
Other Non-Cash Activities Included in the Determination of Net Income (Loss)*	(1,706,647)	(649,145)	(111,180)	(273,464)	(267,354)	(142,151)	(2,218)	(1,389)
Net Change in Operating Assets and Liabilities	19,188	(226,314)	(30,522)	221,488	106,379	58,090	(196,748)	(39,614)
Net Cash Provided by (Used in) Operating Activities	751,814	513,403	256,758	(2,263)	(64,210)	27,848	(282,864)	(32,233)
Capital Expenditures	(160,935)	-	(199,304)	(25,000)	(5,000)	-	-	-
Net proceeds from sale of equipment	590,355	365,210	229,719	23,816	70,381	16,989	28,709	9,653
Accounts Payable – CCC	-	-	-	-	-	-	-	-
Payment of Equipment Payable	-	-	-	-	-	-	-	-
Equipment Acquisition Fees Paid to the General Partner	(6,468)	-	(29,737)	(9,145)	(200)	-	-	-
Net Cash Provided by (Used in) Investing Activities	422,952	365,210	678	(10,329)	65,181	16,989	28,709	9,653
Partners’ Contributions	-	-	-	-	-	-	272,971	39,044
Offering Costs	-	-	-	-	-	-	-	-
Advance to Commonwealth Capital Corp.	-	-	-	-	-	-	-	-
Proceeds from short-term note payable	-	-	-	13,984	-	-	-	-
Distributions to Partners	(959,043)	(1,031,324)	(315,490)	-	-	-	(31,557)	(49,969)
Debt placement fee	-	-	(5,441)	(2,036)	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	(959,043)	(1,031,324)	(320,931)	11,948	-	-	241,414	(10,925)
Net Increase (Decrease) in Cash	215,723	(152,711)	(63,495)	(644)	971	44,837	(12,741)	(33,505)
Cash at Beginning of Year	1,565	217,288	64,577	1,082	438	1,409	46,246	33,505
Cash at End of Year	217,288	64,577	1,082	438	1,409	46,246	33,505	0
Investment Data Per $ 1,000 Investment
Net Income (Loss) – GAAP Basis	(38)	(16)	14	(19)	(9)	(11)	(15)	1
Federal Taxable Income to Investors	(25)	23	2	(33)	(3)	(5)	(34)	(6)
Cash Distributions to Investors – GAAP Basis	(76)	(82)	(25)	-	-	-	(3)	(4)
Return of Capital to Investors – GAAP Basis	76	82	25	-	-	-	3	4

*
Commonwealth Capital Securities Corp. did not serve as Dealer Manager for this offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.

**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Results of Completed Programs
(Table IV)
As of June 30, 2009

The following table is a summary as of June 30, 2009, of the amounts raised, lifetime distributions and tax results for the two prior public programs sponsored by Commonwealth Capital Corp. that have completed their life cycles and have been liquidated.

Program	CIGF1*	CIGF2*

Dollar Amount Raised	$12,623,682	$ 9,235,185
Number of Leases Purchased	87	132
Date of Closing of Offering	12/17/1993	5/12/1995
Date of First Sale of Property	1/10/1994	10/1/1995
Date of Last Sale of Property	3/1/2003	3/1/2003

Tax and Distribution Data per $1,000 Investment Through 12/31/2006
Federal Income Tax Results (Schedule M):
Ordinary income (loss) from Operations	(417,472)	(2,373,676)
Capital gain (loss)	0	0
Deferred Gain:
Capital	0	0
Ordinary	0	0

Cash Distributions to Investors:
Investment Income	109	210
Return of Capital	562	785

Total Distributions - LTD	$ 7,774,740	$ 6,668,191

*Commonwealth Capital Securities Corp. did not serve as Dealer Manager for this offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund VI
For the Period January 1, 2008 through June 30, 2009
Commonwealth Capital Securities Corp. Served as Dealer Manager

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund VI through June 30, 2009.  Prior to 2008, this fund had not sold any equipment, as this fund only commenced its operations in May 2007.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

										Federal
	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Taxable Net Gain/(Loss)

GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	$ 3,726	$ 3,338	$884	$ (2,480)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,757	3,052	884	(2,195)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,757	3,052	884	(2,195)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,757	2,974	884	(2,117)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,757	2,818	884	(1,960)	N/A
GEICO L905-07-3-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,757	2,818	884	(1,960)	N/A
LMC 004	HP	Servers	Servers	2008	2008	218,786	182,321	201,521	13,154	N/A
GEI72TBK	Panasonic	(96) Laptops	Laptops	2007	2009	3,757	2,348	884	(1,491)	N/A
GEI83TBK	Panasonic	CF-19 Notebooks	Laptops	2008	2009	2,891	2,680	680	(2,020)	N/A

						$ 247,942	$ 205,401	$208,389	$(3,264)	$ -

*Final federal tax net gain (loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund V
For the Period January 1, 2007 through June 30, 2009
Commonwealth Capital Securities Corp. Served as Dealer Manager

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund VI through June 30, 2009.  Prior to 2007, this fund had not sold any equipment, as this fund only commenced its operations in March 2005.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

										Federal
						Original	Net	Net	GAAP	Taxable
				Year	Year	Acquision	Book	Proceeds	Net	Net
	Manufacturer	Equipment Description	Equipment Type	of Acquisition	of Disposal	Cost	Value	Received	Gain/(Loss)	Gain/(Loss)

GEICO L900-07-1	HP	Proliant Servers, Laptops, Tape Drives, Tape Libraries	Servers	2007	2007	$ 782	$ 782	$ 767	$ (38)	N/A
GEICO L900-07-1	HP	Proliant Servers, Laptops, Tape Drives, Tape Libraries	Servers	2007	2007	782	733	184	(555)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776	1,665	418	(1,260)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776	1,628	418	(1,223)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776	1,610	418	(1,204)	N/A
UGO L289-003	Toshiba	(7) Laptops, (2) Sun SuperMicro Servers	Laptops	2005	2007	8,504	3,189	3,350	(612)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776	1,517	418	(1,112)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	1,776	1,517	418	(1,112)	N/A
GEICO L905-05-1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	7,355	3,831	1,350	(2,521)	N/A
GEICO L900-06-4	HP	(22) Servers, (3) Tape Drives, (65) Laptops	Servers	2007	2008	843	632	198	(444)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	3,553	2,813	836	(2,002)	N/A
NBC 005	Avid	(1) Media Composer Adrenaline System	Graphic Workstation	2005	2008	21,866	6,378	5,750	(2,525)	N/A
GEICO L940-06-1-SAN	HP	(9) Eva Storage Arrays, (16) Proliant Servers, Hard Drives	Digital Storage	2007	2008	41,283	28,382	8,400	(20,234)	N/A
GOODYEAR 014	Dell	LATITUDE D610 P/M 730	Laptop	2006	2008	1,199	537	433	(117)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	2,452	1,258	418	(853)	N/A
GEICO L905-05-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	2,452	970	732	(275)	N/A
DELPHI001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	26,218	6,555	8,739	1,748	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	1,776	1,258	418	(853)	N/A
DELPHI001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	352,124	88,031	121,199	12,658	N/A
NBC 005	Avid	Media Composer Adrenaline Drives	Graphic Workstation	2005	2008	3,262	680	560	(304)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	301	251	71	(182)	N/A
RAYTHEON 028	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	74,252	24,750	17,574	(12,976)	N/A
RAYTHEON 073	Sun	(9) SUNFIRE V240/2 X 1.28 GHZ/2GB/2 X 73GB HDD/DVD ROM	Server	2005	2008	45,319	15,106	26,995	8,747	N/A
ITT 049	HP	HP Blade Servers	Servers	2006	2008	337,306	203,789	297,209	84,503	N/A
ITT 049A	HP	HP Storage Drives	Storage	2007	2008	62,030	43,938	61,150	15,377	N/A
RAYTHEON 081	Sun	(5) SERVER SUN FIRE V240/2X1.5GHZ/ 8GB/2 X 73GB	Server	2006	2008	40,875	12,773	18,475	415	N/A
RAYTHEON 073	Sun	(1) SUNFIRE V240/2 X 1.28 GHZ/2GB/2 X 73GB HDD/DVD ROM	Server	2005	2008	4,505	1,408	1,500	47	N/A
GEICO L900-06-4	HP	HP NC8430/INTEL DUO 1.8GHZ/80GB/DVD-RW/WIFI	Workstation	2007	2008	843	527	198	(338)	N/A
RAYTHEON 028	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	2,152	672	585	(117)	N/A
GOODYEAR 012	HP	(2) RP3410 1 WAY BASE WITH 800M CPU SOLUTION w/ Rack	Servers & Rack	2006	2008	26,085	10,054	16,000	5,466	N/A
DELPHI001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	5,732	1,194	1,300	(3,667)	N/A
MMC 003	Toshiba	DIGITAL BW MFP	Multifunction printer	2005	2008	5,724	1,669	300	(1,378)	N/A
RAYTHEON 073	Sun	(2) SUNFIRE V240/2 X	Server	2005	2008	9,011	2,441	4,000	1,439	N/A
GEICO L910-04-4 GDR	Dell	OPTIFLEX GX270/2.80GHz/PENTIUM HD DRIVE	Workstation	2006	2008	1,511	504	330	(184)	N/A
XEROX L278-042	Sun	CABINET, SUNRACK 1000-42 S/PDS	Rack	2006	2008	4,605	1,583	1,400	(253)	N/A
MMC 003	Toshiba	ESTUDIO520	Copier	2005	2008	10,069	2,517	3,995	1,278	N/A
LMC 004	HP	Servers	Servers	2008	2008	48,619	40,516	44,782	2,923	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	1,776	1,110	418	(705)	N/A
GEICO L900-07-3	HP	NC8430 FFTT 5600 Y580 WGHF20PE	Laptops	2007	2008	320	240	75	(167)	N/A
GEICO L900-07-3	HP	NC8430 FFTT 5600 Y580 WGHF20PE	Laptops	2007	2008	320	240	75	(167)	N/A
GEICO L900-07-1	HP	CNC8430 Intel 1.8GHz 1GB 80GB DVD/CDR	Laptops	2007	2008	782	489	184	(310)	N/A
RAY 073	Sun	(2) SUNFIRE V240/2 X	Server	2005	2008	13,516	3,098	8,985	1,125	N/A
ARG 004	Cisco, Dell, HP, Clariion	Workstations, phone Switches, Routers, Servers	Various	2005	2008	593,717	148,429	173,000	(54,592)	N/A
RAY 088	Sun	Sun Blade 150 Workstations	Workstations	2005	2008	20,609	4,723	250	(4,480)	N/A
GOODYEAR L280-014	Dell	Laptop	Laptop	2006	2008	1,199	387	338	(60)	N/A
GOODYEAR L280-014	Dell	Laptop	Laptop	2006	2008	1,808	584	509	(90)	N/A
XEROX L278-042	Dell	Switch	Switch	2006	2008	316	102	-	(102)	N/A
RAY 028	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	69,571	15,943	9,700	(6,534)	N/A
GEICO L905-07-1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	1,776	1,073	418	(668)	N/A
CONVERGYS L292-012	IBM	Servers	Server	2006	2008	8,664	2,707	3,210	342	N/A
ATK 136	HP	Servers	Servers	2006	2008	12,215	3,308	4,060	549	N/A
GOODYEAR L280-015	Dell	Workstation	Workstation	2006	2008	1,710	481	481	(14)	N/A
TPC 003	Sun	Server	Server	2006	2008	10,333	4,305	2,000	(2,365)	N/A
TPC 004	Sun	Server	Server	2006	2008	148,849	62,020	15,000	(47,470)	N/A
ATK139	Dell	(1) PowerVault 136T Tape Library, (1) PowerEdge 4210 Server, (1) PowerEdge 2161 Server, (1) PowerEdge 2850 Server, (1) Switch	Tape Drives	2006	2009	26,428	4,955	13,000	7,369	N/A
CHY050	Visara	(778) 500L Thin Client Workstations; (100) 1360-C13 Coax Printers	Workstations	2006	2009	23,664	5,916	9,280	3,086	N/A
GEI52IVR	Panasonic	(2) Toughbook	Laptops		2009	4,587	334	660	293	N/A
GEI53SUN	Sun	(2) Sunfire V40 Servers (adj)	Servers	2006	2009	-	-	(1,600)	(1,552)	N/A
GEI83TBK	Panasonic	CF-19 Notebooks	Laptops	2008	2009	1,445	1,340	340	(1,010)	N/A
GEIL9073	HP	(131) Proliant Servers, (156) Laptops	Servers	2007	2009	301	207	71	(138)	N/A
GTR014	Dell	(40) Precision M70 Workstations, (75) Optiplex GX280 Desktops, (50) Latitude D610 Laptops, (3) Latitude D400 Laptops	Desktops	2006	2009	19,028	3,766	7,420	3,283	N/A
GTR015	Dell	(71) Optiplex GX280 Desktops, (1) Precision M70 Workstation, (1) Precision 370 Workstation, (1) Latitude D610 Laptop, (3) Latitude D410 Laptops	Desktops	2006	2009	10,215	2,022	4,600	2,348	N/A
NBC009	Avid	(2) Symphony Digital Editing Systems	Workstations	2005	2009	15,173	2,845	4,909	1,818	N/A
NBC015	Sonomic	(1) Total Library Server	Digital Storage	2006	2009	18,836	5,101	6,063	654	N/A
RAY100	HP	(18) XW8200 Workstations	Workstations	2005	2009	8,644	1,261	2,000	639	N/A
MMC 003	Cisco	(2) CISCO Aironet Servers	Servers	2005	2009	1,622	135	950	786	N/A
RAY101	HP	(64) XW4300 Workstations	Workstations	2005	2009	36,948	6,158	8,150	1,584	N/A
						$2,216,641	$800,940	$925,835	$ (18,284)	$ -

*Final federal tax net gain (loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund IV
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Served as Dealer Manager

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund IV from January 1, 2006 through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.
										Federal
				Year	Year	Original	Net	Net	GAAP	Taxable
		Equipment		of	of	Acquisition	Book	Proceeds	Net	Net
	Manufacturer	Description	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Gain/(Loss)

CBC 001	IBM/Fujitsu	Workstation	Workstation	2003	2006	$49,699	$12,425	$14,850	$1,980	$(1,246)
DPT 024		Workstations	Workstation	2003	2006	24,016	3,685	2,025	(1,720)	(1,083)
MDI 003	IBM	Workstations	Workstation	2003	2006	9,449	2,362	1,660	(752)	(473)
OHR 007		Workstations	Workstation	2003	2006	109,753	38,871	22,500	(17,046)	(10,728)
OHR 008	Compaq			2003	2006	280,222	122,597	46,500	(77,492)	(48,772)
PFH 009	MicroSystems	Workstations	Workstation	2003	2006	11,566	2,891	1,505	(1,432)	(901)
PFS 006	3Com		Communications	2003	2006	66,684	16,671	25,683	8,241	(5,187)
VEC 055	Dell	Workstations	Workstation	2003	2006	6,598	1,787	1,125	(696)	(438)
CHY 005	Visara	Visara Communications Controllers	Communications	2002	2006	594,636	123,908	40,000	(85,108)	(53,565)
DPT 028		Workstations	Workstation	2003	2006	8,332	1,910	2,175	200	(126)
VEC 056	Dell	Workstations	Workstation	2003	2006	5,879	1,347	1,200	(183)	(115)
VEC 057	Alexander	Workstations	Workstation	2003	2006	10,079	2,310	2,250	(127)	(80)
ANT 072		(1) Powerstor L200 Autold LV	Workstation	2002	2006	2,976	372	600	210	(132)
ANT 076		(1) Trace Affex CS Adtist IV Inkjet, (2) JCD Caa-01872	Workstation	2002	2006	-	-	700	679	(427)
KLG 006		Workstations	Workstation	2003	2006	8,758	2,737	2,625	(191)	(120)
KLG 011		Workstations	Workstation	2003	2006	9,706	3,033	2,800	(317)	(200)
KLG 015		Workstations	Workstation	2003	2006	6,149	1,921	1,750	(224)	(141)
KLG 033		Workstations	Workstation	2003	2006	5,123	1,601	1,080	(553)	(348)
KLG 034		Workstations	Workstation	2003	2006	3,415	1,067	720	(369)	(232)
KLG 035		Workstations	Workstation	2003	2006	1,648	515	360	(166)	(104)
KLG 036		Workstations	Workstation	2003	2006	1,708	534	360	(184)	(116)
PAR 021	Polycom	Video Conferencing	Video Conferencing	2003	2006	12,016	2,503	2,670	87	(55)
PAR 022	Polycom	Video Conferencing	Video Conferencing	2003	2006	14,902	417	500	68	(43)
PFS 001	Alltell	Alltell Communications	Communications	2002	2006	9,012	1,126	975	(180)	(114)
PFS 006	3 Com		Communications	2003	2006	11,793	2,457	2,035	(483)	(304)
ANT 081	Dell	Dell - 1700 GX400	Workstation	2002	2006	2,447	306	500	179	(113)
ANT 081	Dell	Dell - 1700 GX400	Workstation	2002	2006	13,080	1,635	977	(687)	(433)
CTC 002		Printer/ Workstations	Printer/ Workstations	2003	2006	2,284	524	400	(136)	(85)
HHC 006	HP	Workstations	Workstation	2003	2006	20,088	1,763	1,440	(366)	(230)
GEM 532	Cisco	Cisco VPN 3060	Router	2002	2006	43,277	5,410	7,000	1,380	(869)
ANT 072		(1) Powerstor L200 Autold LV	Workstation	2002	2006	5,575	-	175	170	(107)
ANT 074		(1) Nokia IP120 Base System, (1) Checkpoint VPN-1 Module, (1) Tape Autoload	Storage	2002	2006	7,156	895	75	(822)	(517)
TGG 001	Compaq	(1) Compaq Proliant ML330, (4) Compaq Desktops, (5) CRT Monitors, (2) Handheld Scanners, (2) Epson receipt printers		2003	2006	11,422	2,617	660	(1,977)	(1,244)
ANT 073		(1) Powerstor L200 Autold LV, (8) Powermac G4 867 Mhz, (1) Espon LaserJet	Workstation	2002	2006	1,789	223	50	(175)	(110)
MDI 003	IBM	Workstations	Workstation	2003	2006	5,921	1,234	740	(516)	(325)
PFS 006	3 Com		Communications	2003	2006	7,359	1,534	485	(1,063)	(669)
PFS 006	3 Com		Communications	2003	2006	1,632	306	100	(209)	(132)
KLG 018		Workstations	Workstation	2003	2006	10,478	3,056	2,779	(361)	(227)
KLG 019		Workstations	Workstation	2003	2006	14,407	4,202	3,821	(496)	(312)
JSC 039		Workstations	Workstation	2002	2006	148,532	6,016	8,722	2,445	(1,539)
TGG 001	Compaq	(1) Compaq Proliant ML330, (4) Compaq Desktops, (5) CRT Monitors, (2) Handheld Scanners, (2) Epson receipt printers	Workstation	2003	2006	3,271	613	338	(286)	(180)
KLG 030		Workstations	Workstation	2003	2006	14,076	3,812	3,686	(237)	(149)
KLG 037		Workstations	Workstation	2003	2006	2,681	726	498	(243)	(153)
KLG 038		Workstations	Workstation	2003	2006	2,057	557	527	(46)	(29)
NGS 01063Q7T3G	Sun	Sun Blade 2000	Servers	2003	2006	158,651	59,494	21,450	(38,687)	(24,349)
NGS 01063Q7T3G	Sun	Sun Blade 2000	Servers	2003	2006	16,586	6,220	12,100	5,517	(3,472)
MATSUSHITA	Panasonic	Workstations	Workstation	2004	2006	22,200	10,638	5,950	(4,866)	(3,063)
PFS 010	Various	Various	Various	2003	2006	69,778	17,444	12,505	(5,315)	(3,345)
VEC 019	Premio Computers	Workstations	Workstation	2003	2006	8,547	1,246	326	(930)	(585)
VEC 025	Dell	Workstations	Workstation	2003	2006	11,633	1,696	275	(1,430)	(900)
VEC 028	Dell	Workstations	Workstation	2003	2006	10,641	1,552	245	(1,315)	(827)
VEC 033	Dell	Workstations	Workstation	2003	2006	9,886	1,442	245	(1,205)	(758)
VEC 036	Dell	Workstations	Workstation	2003	2006	7,272	1,061	163	(902)	(568)
VEC 041	Dell	Workstations	Workstation	2003	2006	7,311	1,066	163	(908)	(572)
NGS 01063Q7T3G	Sun	Sun Blade 2000	Servers	2003	2006	14,423	5,108	1,500	(3,644)	(2,293)
EMC 011 ADJ	Konica	Printer/Workstations	Printer/Workstations	2003	2006	(4,000)	(4,000)		4,000	(2,518)
HTZ 005		Servers	Servers	2003	2006	779,810	194,953	191,400	(9,295)	(5,850)
PFS 010	Various	Various	Various	2003	2006	19,692	4,513	990	(3,553)	(2,236)
CMC 001	Dell	Workstations	Workstation	2003	2006	23,529	5,882	10,000	3,818	(2,403)
CMC 002	Nortel		Network	2003	2006	70,106	17,526	10,900	(6,953)	(4,376)
GEM 599	Compaq	(4) Proliant DL360R	Servers	2003	2006	17,704	4,795	5,600	637	401
XEROX L278-005	Sun	Sun Digital Storage	Storage	2005	2006	7,101	4,511	2,735	(1,859)	(1,170)
KH 008	EMC	Storage	Storage	2003	2006	718,473	179,618	176,096	(8,805)	(5,542)
ANT 073		Powerstor L200 Autold LV, (8) Powermac G4 867 Mhz, Espon LaserJet	Workstation	2002	2006	2,076	-	150	146	(92)
ANT 067		Nokia VPN-1 Module 50	Router	2002	2006	15,532	-	700	679	(427)
ANT 068 ADJ		Nokia Remote Link 50	Router	2002	2006	(518)	(518)		518	(326)
ANT 068		Nokia Remote Link 50	Router	2002	2006	7,771	-	350	340	(214)
XEROX L278-013	IBM	IBM Servers	Servers	2005	2006	4,946	2,782	3,400	516	(325)
BFS 21750708	Compaq	Proliant ML370R, (6) Evo N610C Laptops, (5) Evo D510 Laptops, (5) Proliant BL10E Servers, Adic Scalar Tape Drive	Workstations / Servers	2003	2006	17,277	3,959	1,250	(2,747)	(1,729)
XEROX L278-013	IBM	X Series Servers	Servers	2005	2007	7,513	3,991	1,550	(2,488)	N/A
WALKER 001	Dell	(76) Optiplex Desktops, (27) Latitude Laptops	Desktops	2003	2007	129,379	26,954	12,735	(14,601)	N/A
WALKER 001 ADJ	Dell	(76) Optiplex Desktops, (27) Latitude Laptops	Desktops	2003	2007	260	54	-	(54)	N/A
BFS 21750708	Compaq	(6) Proliant Servers, (11) Laptops, Tape Drive	Servers	2003	2007	42,660	7,999	1,500	(6,544)	N/A
XEROX L278-016	Sun	(7) Sunfire Servers, (2) StorEdge Units	Servers	2004	2007	118,939	33,452	15,000	(18,902)	N/A
HOLLINGSWORTH 003	Xerox	DocuColor iGen 3	High Volume Printers	2004	2007	498,559	228,506	220,000	(65,276)	N/A
CHRYSLER 016	Visara	(510) Workstations, (5) Communications Controllers	Datacom	2003	2007	328,766	34,247	7,650	(26,979)	N/A
ANT 073 ADJ	HP	(3) HP LaserJet Printers, (2) Projectors	Audio Visual	2002	2007	-	-	(150)	(75)	N/A
XEROX L278-016A	Sun	(1) StorEdge Storage Array	Digital Storage	2005	2007	6,499	1,896	1,134	(818)	N/A
XEROX L278-016	Sun	(7) Sunfire Servers, (2) StorEdge Storage Units	Servers	2004	2007	11,064	2,420	3,914	1,298	N/A
XEROX L278-016	Sun	(7) Sunfire Servers, (2) StorEdge Units	Servers	2004	2007	68,384	14,959	10,000	(5,259)	N/A
TCE 019	Christie	(2) Christie Digital Projectors	Audio Visual	2003	2007	10,012	417	700	52	N/A
NGC 01063Q7T3G	Sun	(23) Sun Blade Servers	Servers	2003	2007	119,828	4,416	3,377	(1,141)	N/A
XMS 001	Sum	(1) SE9960	Digital Storage	2003	2007	273,923	16,064	1,200	(14,900)	N/A
L-3 001	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2007	1,828	419	80	(343)	N/A
TCE 019	Christie	(2) Christie Digital Projectors	Audio Visual	2003	2007	37,242	776	7,175	4,032	N/A
AMCOL	Compaq	(2) Proliant DL580R Servers, (2) Smart Array Controllers	Servers	2004	2007	18,307	1,148	1,350	134	N/A
BFS 711	HP	(9) Proliant Servers, (40) Toughbooks, (32) Desktops, (3) Printers	Servers/ Workstations	2003	2007	197,590	24,699	37,600	(7,027)	N/A
WALKER 001 ADJ	Dell	(76) Optiplex Desktops, (27) Latitude Laptops	Desktops	2003	2007	(14,273)	-	-	-	N/A
TCE 019	Christie	(2) Christie Digital Projectors	Audio Visual	2003	2007	16,484	-	400	268	N/A
BFS 710	Compaq	(35) Desktops, (17) Laptops, (12) Servers, (1) Printer	Desktops	2003	2007	102,003	8,500	9,512	(4,030)	N/A
BFS 711	HP	(9) Proliant Servers, (40) Toughbooks, (32) Desktops, (3) Printers	Servers/ Workstations	2003	2007	82,041	3,465	4,275	(1,456)	N/A
BFS 713	Compaq	(5) NC6000 Laptops, (3) Evo 610C Laptops	Laptops	2004	2007	24,666	3,067	3,350	115	N/A
BFS 714	Compaq	(5) Laptops, (5) Desktops, (3) Servers	Laptops	2004	2007	34,693	4,943	4,450	(715)	N/A
L-3	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2007	17,280	3,600	3,600	(1,008)	N/A
XEROX L278-006	IBM	(5) X Series Servers	Servers	2005	2007	8,130	3,133	2,100	(1,136)	N/A
XEROX L278-028	Sun	(1) Sunfire V440 Server	Servers	2005	2007	17,328	6,679	2,000	(4,779)	N/A
XEROX L278-031	IBM	(1) x345 Server	Servers	2005	2007	8,344	3,216	450	(2,788)	N/A
XEROX L278-027	Sun	(1) Sunfire V480 Server	Servers	2005	2007	15,911	6,132	2,025	(4,209)	N/A
XEROX L278-029	IBM	(2) x345 Servers	Servers	2005	2007	12,167	4,689	1,000	(3,739)	N/A
XEROX L278-030	IBM	(2) x345 Servers, (1) Expansion Rack Cabinet	Servers	2005	2007	12,597	4,855	1,000	(3,905)	N/A
GEICO L905-04-4-TBK	Panasonic	(27) CF 73 PM Laptops	Laptops	2006	2007	4,480	2,707	1,212	(1,532)	N/A
BOA 024	IBM	(1) 9406-830 Server	Servers	2004	2007	664,740	7,199	6,041	(1,339)	N/A
BOA 024A	IBM	(1) 9406-830 Server	Servers	2004	2007	45,365	1,958	459	(1,513)	N/A
KLG 052	IBM	(184) NetVista M42 Desktops	Desktops	2004	2007	117,501	4,896	18,455	3,778	N/A
XEROX L278-016	Sun	(7) Sunfire Servers, (2) StorEdge Units	Servers	2004	2007	176,187	20,188	12,500	(8,063)	N/A
TCE 019	Christie	(2) Christie Digital Projectors	Audio Visual	2003	2007	53,634	-	1,147	769	N/A
GEICO L900-06-4	HP	(21) Servers, (3) Tape Drives, (65) Laptops	Servers	2007	2008	361	271	85	(190)	N/A
MPS 21984602	Panasonic	(15) Toughbooks	Laptops	2004	2008	33,768	2,814	7,875	4,825	N/A
XEROX L278-036	Sun	(1) Sunfire V240 Server	Servers	2005	2008	6,043	1,637	1,800	(49)	N/A
PEPSICO 0604	KonicaMinolta	(21) Copiers	Multifunction Printer	2004	2008	33,272	2,773	1,517	(1,332)	N/A
L-3	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2008	278,153	1,899	4,125	2,102	N/A
XEROX L278-014	Dell	(4) Precision 650 Servers, (4) 20" LCD Monitors	Servers	2005	2008	860	224	25	(206)	N/A
XEROX L278-014	Dell	(4) Precision 650 Servers, (4) 20" LCD Monitors	Servers	2005	2008	5,182	1,349	1,050	(774)	N/A
AOL 039	Sun	(2) Sun V880 Servers, (7) Sun V440 Servers	Servers	2005	2008	232,205	62,889	67,130	809	N/A
HERSHEY IT-78	HP	HP Proliant Servers	Servers	2005	2008	92,159	19,810	21,250	803	N/A
SPRINT 050	STORAGETEK	(10) Library Fibre Tape Drive & Cabinet	Storage	2005	2008	213,308	31,203	24,200	(7,729)	N/A
CVG L292-007	HP	Servers	Servers	2005	2008	95,723	35,896	35,000	(4,802)	N/A
RAY 032	HP	Servers	Servers	2005	2008	36,338	12,113	9,405	(5,811)	N/A
RAY 032	HP	Servers	Servers	2005	2008	757	252	195	(67)	N/A
MMC 001	Toshiba	Copiers	Copiers	2004	2008	88,650	5,550	3,650	(2,009)	N/A
L905-04-4-TBK	Panasonic	(3) Toughbooks	Laptops	2006	2008	6,720	2,660	2,196	(574)	N/A
AOL 039	Sun	SUNFIRE V440 4@1.28GHZ/16GB/4@73GB	Server	2005	2008	21,335	570	1,500	885	N/A
MMC 001	Toshiba	Copiers	Copiers	2004	2008	202,608	8,267	9,200	657	N/A
RAY 033	HP	Servers	Servers	2005	2008	3,982	1,245	975	(318)	N/A
GEICO L900-06-4	HP	HP NC8430/INTEL DUO 1.8GHZ/80GB/DVD-RW/WIFI	Workstation	2007	2008	361	226	85	(145)	N/A
ALC 007	Sun	(8) SUN V210/ 2 X 1.34GHZ/8 X 1GB/2 X 73GB DRIVE	Servers	2005	2008	45,776	12,915	37,255	23,222	N/A
RAY 032	HP	Servers	Servers	2005	2008	5,270	1,537	2,085	444	N/A
CONVERGYS L292-007	FUJITSU	Primepower 250/1.32GHZ (2 U RACK)/2 X 73GB Hard Drive/ Ethernet Card	Server	2005	2008	6,251	2,084	400	(1,696)	N/A
L905-04-4-TBK	Panasonic	(3) Toughbooks	Laptops	2006	2008	6,720	2,520	2,111	(1,106)	N/A
RAY 032	HP	Servers	Servers	2005	2008	2,167	677	345	(446)	N/A
DIETRICH	IBM	Thinkpads	Laptops	2004	2008	31,850	-	3,000	1,410	N/A
RAY 032	HP	Servers	Servers	2005	2008	76,457	19,114	10,661	(8,773)	N/A
RAY 032	HP	Servers	Servers	2005	2008	2,061	515	-	(515)	N/A
PEPSICO 0604-01	Konica Minolta	Multifunction Printers	Multifunction Printer	2004	2008	87,514	325	1,300	936	N/A
XTS 001	HP	Workstations	Workstations	2003	2008	22,734	-	-	-	N/A
CONVERGYS 013	Sun	Servers	Servers	2006	2008	7,134	2,081	2,750	531	N/A
GEIL9083	HP	Proliant BL68oc, DL380og, BL46oc	Servers	2008	2009	61	56	14	(42)	N/A
RAY097	HP	(21) XW4200 Workstations	Workstations	2005	2009	7,006	1,168	1,250	20	N/A
UCN001	HP	(18) DL380G4 HP Servers, Memory, Hard Drives	Servers	2005	2009	174,351	3,632	27,500	9,293	N/A
XRX014	Dell	(4) Precision 650, (4) 20" LCD Monitors	Servers	2005	2009	430	-	50	24	N/A
XRX037	Sun	(1) StorEdge 3310	Digital Storage	2005	2009	13,916	290	25	(278)	N/A
GEICO L940-05-2 SAN		Hard Drives	Digital Storage	2006	2009	49,627	9,305	1,600	(7,753)	N/A
						$8,759,220	$1,644,975	$1,350,512	$ (448,274)	$ (200,012)
*Final federal tax net gain (loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund III
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager For Full Term Of This Offering*

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund V from January 1, 2006 through June 30, 2009.
										Federal
				Year	Year	Original	Net	Net	GAAP	Taxable
			Equipment	of	of	Acquisition	Book	Proceeds	Net	Net
	Manufacturer	Equipment Type	Description	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Gain/(Loss)
TCE 009		LAN Router	Network Routers	2001	2006	$ 134,394	$ -	$ 130	$ 126	$ 126
GEM 375	Sun	(6) Sun Blade 2000 w/ Monitors	Servers	2002	2006	30,000	1,875	1,760	(167)	(2,661)
AOL 033	SUN	Sun(E20K and E25K)	High End Servers	2001	2006	19,956	-	103	100	100
AOL 021		Servers	Servers	2002	2006	85,131	-	1,170	1,135	(8,972)
OSI 21839901	Toshiba/IBM	(4) Toshiba 2410-S205 laptops, (2) IBM TP R40 laptops	Laptops	2004	2006	7,942	3,971	2,350	(1,692)	(198)
VEC 038	Dell	Dell Optiplex GX240 P4/1.8GHz	Workstations	2002	2006	60,604	-	994	964	(8,357)
VEC 039	Dell	Dell Optiplex GX240 P4/1.8GHz	Workstations	2002	2006	12,899	-	228	221	(1,771)
VEC 040	Dell	Dell Optiplex GX240 P4/1.8GHz	Workstations	2002	2006	23,207	-	408	395	(3,185)
TDI 21975601	IBM	(7) Thinkpad T40	Laptops	2004	2007	12,867	3,752.85	3,675.00	(262)	N/A
TCE 007	Printronix	(1) P5005b, (1) PL5428	Printer	2000	2007	10,539	-	575.00	546	N/A
TCE 007	Printronix	(23) P5005b, (22) PL5428	Printer	2000	2007	222,759	-	8,000.00	7,760	N/A
KELLOG 074	Canon	Digital Imagerunners	Printer	2004	2008	42,269	6,164.20	5,075.00	(1,241)	N/A
						$ 662,566	$ 15,763	$ 24,468	$ 7,886	$(24,918)

* Commonwealth Capital Securities Corp. did not serve as the original Dealer Manager for this offering, but replaced the original Dealer Manager during the course of this offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.
** Final federal tax net gain/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund II
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager This Offering

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund II during the past three years, through June 30, 2009.  Note that this fund ceased operations and was liquidated as of December 31, 2006.  Commonwealth Capital Securities Corp. did not serve as dealer manager for these offerings.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.
									GAAP	Federal
				Year	Year	Original	Net	Net	Net	Taxable
			Equipment	of	of	Acquisition	Book	Proceeds	Gain /	Net Gain /
	Manufacturer	Equipment Type	Description	Acquisition	Disposal	Cost	Value	Received	(Loss)	(Loss)

TCE 009		LAN Router	Network Routers	2001	2006	$ 49,106	$ -	$ 48	$46	$ (56)
BCI 008		Workstations	Workstations	2002	2006	22,774	949	1,875	870	(1,057)
BCI 008		Workstations	Workstations	2002	2006	-	-	565	548	(666)
GEM 289					2006	-	-	700	679	(825)
RTX 002	Compaq	Workstations	Workstations	2002	2006	2,974	124	351	217	(263)
GEM 375	Sun	(6) Sun Blade 2000 w/ Monitors	Servers	2002	2006	19,091	1,193	1,174	(54)	(66)
HHC 005	Dell	PowerEdge 2550	Servers	2002	2006	16,644	693	500	(208)	(253)
BCI 008		Workstations	Workstations	2002	2006	23,663	986	1,050	32	(39)
AOL 033	SUN	Sun(E20K and E25K)	High End Servers	2001	2006	612,478	-	3,870	3,754	(4,563)
AOL 021		Servers	Servers	2002	2006	112,040	1,250	1,430	137	(167)
VEC 024				2001	2006	18,004	-	313	303	(368)
GEM 428	Cisco	Cisco Routers	Network Routers	2001	2006	69,523	-	3,057	2,965	(3,604)
GEM 479 (GEM 294)	Sun	Sunfire 280R	Server	2002	2006	-	-	2,000	1,940	(2,358)
GEM 480 (GEM 295)	Sun	Sunfire 280R	Server	2002	2006	-	-	2,000	1,940	(2,358)
GEM 478 (GEM 293)	Sun	Sunfire 280R	Server	2002	2006		-	300	291	(354)
GEM 477	Sun	Sunfire 280R	Server	2002	2006		-	2,000	1,940	(2,358)
						$ 946,296	$ 5,195	$ 21,232	$15,400	$ (19,355)
Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund I
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager This Offering

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund I during the past three years, through June 30, 2009.  Note that this fund ceased operations and was liquidated as of December 31, 2006.  Commonwealth Capital Securities Corp. did not serve as dealer manager for these offerings.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.
								GAAP	Federal
			Year	Year	Original	Net	Net	Net	Taxable
		Equipment	of	of	Acquisition	Book	Proceeds	Gain /	Net Gain /
Manufacturer	Equipment Type	Description	Acquisition	Disposal	Cost	Value	Received	(Loss)	(Loss)
GEM 375	Sun	(6) Sun Blade 2000 w/ Monitors	Servers	2002	2006	$10,000.00	$ 625	$587	$ (56)	$ (207)
Raytheon 125	Compaq	PROLIANT ML530	Server	2001	2006	2,248.70	-	165	160	(594)
AOL 033	SUN	Sun(E20K and E25K)	High End Servers	2001	2006	212,518.40	-	1,310	1,271	(4,718)
Vatterott 015				2003	2006	14,564.66	-	310	300	(1,115)
Vatterott 021	Intel	Intel Workstations	Workstations	2002	2006	14,349.22	-	245	237	(880)
Vatterott 023				2001	2006	36,813.85	-	500	485	(1,800)
Vatterott 030				2003	2006	20,207.09	-	310	300	(1,115)
GEM 428	Cisco	Cisco Routers	Network Routers	2001	2006	35,569.72	-	6,975	6,766	(25,115)
Raytheon 125	Compaq	PROLIANT ML530	Server	2001	2006	27,108.12	-	520	504	(1,872)
						$ 373,380	$ 625	$ 10,922	$ 9,969	$ (37,416)

Prior performance is not indicative of future performance

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund IV
From Inception (June 10, 2008) through June 30, 2009
Commonwealth Capital Securities Corp. Served as Dealer Manager

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund IV during the past three year, through June 30, 2009.  Prior to the first quarter of 2009, this fund had not sold any equipment, as this fund only commenced its operations in June 2008.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

				Year	Year	Original	Net	Net	GAAP	Federal Taxable
		Equipment	Equipment	of	of	Acquisition	Book	Proceeds	Net	Net
	Manufacturer	Description	Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Gain/(Loss)
GEIL9084	HP	(35) Proliant BL460, (9) 680, (6) 480, (1) MSL 6060 ULT 960 Library, (1) 4048 LTO, (2) 960 Drives, (1) Modular Drice Cabinet	Servers	2008	2008	$ 245	$ 234	$ 1159	$(10)	$ -
						$ 245	$ 234	$ 1,159	$ (10)	$ -

* Final federal tax net gat/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund III
For the Period January 1, 2007 through June 30, 2009
Commonwealth Capital Securities Corp. Served as Dealer Manager

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund III from January 1, 2007 through June 30, 2009.  Prior to 2007, this fund had not sold any equipment, as this fund only commenced its operations in September 2006.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.
										Federal
				Year	Year	Original	Net	Net	GAAP	Taxable
	Manufacturer	Equipment Description	Equipment Type	of Acquisition	of Disposal	Acquisition Cost	Book Value	Proceeds Received	Net Gain/(Loss)	Net Gain/ (Loss)

GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	$ 888	$ 833	$ -	$ (833)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888	814	209	(611)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888	759	209	(574)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888	777	209	(556)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888	759	209	(556)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	1,776	1,406	418	(1,001)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888	648	209	(445)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888	629	209	(426)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	301	251	71	(182)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888	555	209	(352)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
GEICO 1-TBK	Panasonic	Toughbooks,	Laptops	2007	2008	888	537	209	(334)	N/A
GEIL9073	HP	Servers Laptops	Servers	2007	2009	301	207	71	(138)	N/A
GEIL9083	HP	ULT 960 Library	Servers	2008	2009	795	729	187	(547)	N/A
GEIL9084	HP	Drive Cabinet	Servers	2008	2009	978	938	927	(38)	N/A
						$ 12,785	$10,320	$ 3,496	$ (6,928)	$ -

* Final federal tax net gat/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund II
For the Period January 1, 2007 through June 30, 2009
Commonwealth Capital Securities Corp. Served as Dealer Manager

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund II from January 1, 2007 through June 30, 2009.  Prior to 2007, this fund had not sold any equipment, as this fund only commenced its operations in October 2005.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

		Equipment	Equipment	Year of	Year of	Original Acquisition	Net Book	Net Proceeds	GAAP Net	Federal Taxable Net
	Manufacturer	Description	Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Gain/(Loss)

GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	$888	$ 833	$ 209	$(630)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888	814	209	(611)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888	759	209	(556)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888	777	209	(574)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2007	888	759	209	(556)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	1,776	1,406	418	(1,001)	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888	648	209	(445)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	301	251	71	(182)	N/A
CONVERGYS L292-008	Sun	SunBlade 150	Server	2005	2008	1,674	628	760	94	N/A
GEICO 1-TBK	Panasonic	Toughbooks	Laptops	2007	2008	888	629	209	(426)	N/A
CHY 035	Dell	PRECISION WORKSTATION	Workstation	2006	2008	1,873	898	1,356	418	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
LMC 004	HP	HP INTEGRITY RX8640 BASE SYSTEM SOLUTION SERVER	Server	2008	2008	218,786	182,321	201,521	13,154	N/A
GEICO 1TBK	Panasonic	Toughbooks	Laptops	2007	2008	888	555	209	(352)	N/A
GEICO 1TBK	Panasonic	Toughbooks	Laptops	2007	2008	888	537	209	(334)	N/A
ADP039	Cisco	(1) 4507R,(5) 3560, PIX Firewall	Datacom	2005	2009	41,318	4,837	8,750	3,090	N/A
ADP040	Cisco	(4) 4506	Datacom	2005	2009	20,093	2,198	5,750	2,753	N/A
CHY050	Visara	(778) 500L Thin Client Workstations; (100) 1360-C13 Coax Printers	Workstations	2006	2009	70,992	17,748	27,840	9,257	N/A
GEI82TBK	Panasonic	(138) Touchbook CF19, (138) 1GB Memory, (6) Touchbook CF30, (6) 512MB Memory	Laptops	2008	2009	6,214	5,016	3,829	(1,302)	N/A
GEIL9073	HP	(131) Proliant Servers, (156) Laptops	Servers	2007	2009	301	207	71	(138)	N/A
SFL001	Sun	(3) Sun V890 Servers, (4) Adic Scalar i2000 Tape Libraries, (4) Juniper IDP1100 Firewall, (2) BIG-IP Local Traffic Managers	Servers	2005	2009	16,472	2,745	4,600	1,625	N/A
						$ 388,435	$225,045	$256,996	$ 22,947	$ -

* Final federal tax net gat/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund I
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Served as Dealer Manager

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund I from January 1, 2006 through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

				Year	Year	Original	Net	Net	GAAP	Federal
	Manufacturer	Equipment Description	Equipment Type	of Acquisition	of Disposal	Acquisition Cost	Book Value	Proceeds Received	Net Gain/(Loss)	Taxable Net Gain/(Loss)

L'OREAL USA	InFocus	(4) LP130 Digital Projectors	Audio Visual	2004	2006	$3,169	$ 1,717	$250	$ (1,474)	$ (1,076)
CATHEDRAL OF HOPE	Compaq	(12) Desktops, (2) Laptops, (16) Monitors, (1) Palm M515	Desktops	2004	2006	16,426	8,555	4,500	(5,067)	(1,636)
AOL 044	Sun	(1) F3800, (4) F4800, (2) Sunfire 280R	Servers	2004	2006	287,707	167,829	37,125	(131,818)	(61,788)
HOL 004	Xerox	DocuColor iGen3	High Volume Printer	2004	2007	498,559	218,119	220,000	(54,889)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	70,161	17,540	17,325	(1,081)	N/A
DRS 007	STK	(1) L700 Tape Library	Tape Libraries	2004	2007	32,216	320	1,000	350	N/A
GEICO L900-07-01	HP	Proliant Servers, Laptops, Tape Drives, Tape Libraries	Servers	2007	2007	421	421	413	(21)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	206,188	51,547	23,346	(35,905)	N/A
L3 001	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2007	1,828	419	80	(343)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	25,761	5,367	4,310	(2,479)	N/A
CHY 021	Quanta	(2) VT360 Thermal Printers	Printers	2004	2007	8,517	1,774	1,253	(584)	N/A
PEPSICO 0504-01	KonicaMinolta	(33) Printers	Printers	2004	2007	17,621	4,038	2,000	(2,138)	N/A
PEPSICO 0504-01	KonicaMinolta	(33) Printers	Printers	2004	2007	74,018	16,962	7,400	(9,932)	N/A
GEICO L900-07-01	HP	Proliant Servers, Laptops, Tape Drives, Tape Libraries	Servers	2007	2007	421	395	99	(299)	N/A
JCP 099	Compaq	(3) Proliant DL380 Servers	Servers	2004	2007	12,936	3,503	3,450	(226)	N/A
JCP 100	Compaq	(2) Proliant DL580 Servers	Servers	2004	2007	29,619	8,022	7,900	(517)	N/A
L3 001	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2007	17,280	3,240	3,600	(648)	N/A
CONVERGYS L292-001	Sun	(8) Sunfire V240 Servers	Servers	2005	2007	7,437	2,789	2,500	(414)	N/A
CONVERGYS L292-002	Sun	(1) Sunfire V120 Server	Servers	2005	2007	5,030	1,886	565	(1,350)	N/A
CONVERGYS L292-001	Sun	(8) Sunfire V240 Servers	Servers	2005	2007	32,728	8,876	8,400	(728)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	617	90	288	103	N/A
CONVERGYS L292-003	Sun	(1) Sunfire V880 Server	Servers	2005	2007	46,430	13,425	9,000	(4,695)	N/A
NGC 1920-04	IBM	Netvista Servers and Laptops	Servers	2004	2007	1,514	158	163	(49)	N/A
AOL 038	Sun	(25) Sunfire V880 Servers	Servers	2004	2007	320,897	80,224	83,850	(567)	N/A
NBC 006	Sony	(2) DVW-M2000 Video Tape Recorders	Audio Visual	2005	2008	70,332	19,048	43,000	22,662	N/A
PEPSICO 0504-01	KonicaMinolta	(33) Printers	Printers	2004	2008	83,389	5,212	2,613	(2,730)	N/A
L3-001	KonicaMinolta	(117) Copiers, (2) Servers, (2) Monitors, (1) Binding System	Multifunction Printer	2004	2008	300,429	3,093	4,125	(1,342)	N/A
JOHNSTON 21842501	IBM	1 X INTEL XEON 2.80GHZ, 512MB RAM,& (42) workstations	Server & workstations	2004	2008	41,126	857	3,520	798	N/A
DELPHI 001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	26,218	6,555	8,739	1,748	N/A
DELPHI 001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	352,124	88,031	121,199	9,314	N/A
RAY 029	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	737	246	195	(60)	N/A
RAY 029	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	82,616	27,539	20,220	(13,991)	N/A
PEPSICO 0504-01	KonicaMinolta	KONICA 7165 DIGITAL MULTIFUNCIONAL COPIER	Multifunction Printer	2004	2008	10,578	-	1,750	1,663	N/A
GEICO L900-07-3	HP	COMPAQ NC8430	Laptops	2007	2008	301	251	71	(182)	N/A
MMC 002	HP & Network Appliance	HPDL360 & (3)FAS250-RK-BASE-C	Servers & Storage	2004	2008	59,951	3,747	1,000	(2,777)	N/A
RAY 029	HP	Laptops & Workstations	Laptops & Workstations	2005	2008	-	-	1,307	1,268	N/A
DELPHI 001	Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	5,732	1,194	1,300	(323)	N/A
JCP 098	HP	HP PROLIANT DL380 G3 XEON 3.06GHZ 512K	Server	2004	2008	11,938	498	450	(61)	N/A
RAY 093	HP	Workstations	Workstations	2005	2008	10,919	2,730	1,250	(1,517)	N/A
GEICO L900-07-3	HP	NC8430 FFTT 5600 Y580 WGHF20PE	Laptops	2007	2008	320	240	75	(167)	N/A
GEICO L900-07-3	HP	NC8430 FFTT 5600 Y580 WGHF20PE	Laptops	2007	2008	320	240	75	(167)	N/A
GEICO L900-07-1	HP	CNC8430 Intel 1.8GHz 1GB 80GB DVD/CDR	Laptops	2007	2008	421	263	99	(167)	N/A
RAY 86	HP	Workstations	Workstations	2005	2008	2,745	686	720	27	N/A
RAY 86	HP	Workstations	Workstations	2005	2008	5,490	1,372	1,440	53	N/A
RAY 86	HP	Workstations	Workstations	2005	2008	32,940	8,235	4,500	(3,870)	N/A
PEPSI 0504-01	KonicaMinolta	KONICA DIGITAL MULTIFUNCIONAL COPIER	Multifunction Printer	2004	2008	81,009	(1)	600	583	N/A
APTP 002	HP	Servers	Servers	2004	2008	56,174	1,170	-	(1,170)	N/A
NGC 006	SAFENET	LINK ENCRYPTOR	LINK ENCRYPTOR	2005	2008	28,458	4,743	10,987	9,736	N/A
APTP 001	HP	Servers	Servers	2004	2008	14,043	585		(585)	N/A
ADP039	Cisco	(1) 4507R,(5) 3560, PIX Firewall	Datacom	2005	2009	123,955	14,511	26,250	9,269	N/A
ADP040	Cisco	(4) 4506	Datacom	2005	2009	78,570	9,824	17,250	5,027	N/A
GEI82TBK	Panasonic	(138) Touchbook CF19, (138) 1GB Memory, (6) Touchbook CF30, (6) 512MB Memory	Laptops	2008	2009	4,769	3,932	2,709	(1,304)	N/A
GEI83TBK	Panasonic	CF-19 Notebooks	Laptops	2008	2009	1,445	1,340	340	(1,010)	N/A
GEIL9073	HP	(131) Proliant Servers, (156) Laptops	Servers	2007	2009	301	207	71	(138)	N/A
GEIL9083	HP	Proliant BL68oc, DL380og, BL46oc	Servers	2008	2009	367	336	86	(253)	N/A
NBC015	Sonomic	(1) Total Library Server	Digital Storage	2006	2009	18,836	5,101	6,063	658	N/A
SFL001	Sun	(3) Sun V890 Servers, (4) Adic Scalar i2000 Tape Libraries, (4) Juniper IDP1100 Firewall, (2) BIG-IP Local Traffic Managers	Servers	2005	2009	16,472	2,917	4,600	1,453	N/A
UCN001	HP	(18) DL380G4 HP Servers, Memory, Hard Drives	Servers	2005	2009	174,351	3,632	27,500	9,293	N/A
UCN003	Netrake	(2) nCite SE Controllers, (2) Cisco 7200 Routers, (3) ADC Loopstar 1600 Transmission Platforms	Telecom	2005	2009	197,457	15,854	52,000	8,586	N/A
RAY 093	HP	Workstations	Workstations	2005	2009	7,480	1,403	2,085	578
XRX033	AV Dimensions	(2) Video Conferencing Systems	Audio Visual	2005	2009	7,768	1,699	25	(1,681)	N/A
						$ 3,627,586	$854,507	$807,032	$(205,552)	$ (64,500)

* Final federal tax net gain/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund VI
For the Period May 10, 2007 through June 30, 2009
Commonwealth Capital Securities Corp. Served As The Dealer Manager

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund VI from inception in May 2007 through June 30, 2009.
Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

		Equipment		Year of		Debt	Total
	Manufacturer	Description	Equipment Type	Acquisition	Cash	Assumed	Equipment Cost

CAMC045	Canon	(1) IR3025	Multifunction Printers	2007	$9,706	$ -	$9,706
CAMC059	Canon	(1) Canon IR5070 Digital Copier	Multifunction Printers	2007	12,176	-	12,176
CAMC063	Canon	(1) Canon IR6570 Digital Copier	Multifunction Printers	2007	20,788	-	20,788
CUSD002	Dell	(477) Dell Latitude D520 Laptops, (3) Toshiba M400 Laptops	Laptops	2007	269,688	-	269,688
GEI72TBK	Panasonic	(96) Laptops	Laptops	2007	360,639	-	360,639
GEI73TBK	Panasonic	(171) Toughbooks	Laptops	2007	642,389	-	642,389
CAMC043	Canon	(1) IR 3030	Multifunction Printers	2007	7,659	-	7,659
NBC032	Avid	(1) Avid ISIS Server	Graphic Workstations	2007	204,739	-	204,739
SDBD001	HP	(250) Desktops, (27) Laptops, (125) Flat Panel Monitors	Desktops - Tier 1	2007	198,209	-	198,209
GEIL9074	HP	Proliant 380, 580	Midrange HP Servers	2008	224,440	-	224,440
CAMC066	Canon	(1) Canon IR5055 Digital Printer	Multifunction Printers	2008	14,824	-	14,824
GEI74TBK	Panasonic	(67) Toughbooks	Laptops	2008	243,378	-	243,378
CAMC068	Canon	(1) IR3035 Printer	Multifunction Printers	2008	10,412	-	10,412
NBC033	Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	180,194	-	180,194
LMC003	HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module	High End HP Servers	2008	394,582	-	394,582
CAMC078	Canon	(1) IR3035	Multifunction Printers	2008	12,988	-	12,988
CAMC079	Canon	(1) IR3035	Multifunction Printers	2008	13,235	-	13,235
PFG022	Canon	Image Press C7000 VP Digital Press	High Volume Printers	2008	43,564	259,764	303,327
LMC004	HP	(8) Itanium Servers, (1) Integrity rx8640, (16) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	218,786	-	218,786
GEI74SER	IBM	(43) Servers; X3850 and X3650	Midrange IBM Servers	2008	270,473	-	270,473
CAMC088	Canon	(1) Canon IR1023	Multifunction Printers	2008	1,871	-	1,871
CAMC095	Canon	(1) IR 3025	Multifunction Printers	2008	7,729	-	7,729
GEI82SAN	HP	(1) HP EVA8100 Storage Array, (168) Drives	Digital Storage	2008	73,509	-	73,509
ATK374	Dell	(5) Latitude 630, (1) Precision 490	Laptops	2008	3,155	8,019	11,174
GEI81TBK	Panasonic	Toughbooks	Laptops	2008	324,951	-	324,951
CAMC108	Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
BMO004	Sun	Sparc M4000 and 8000 Chassis	Midrange Sun Servers	2008	369,595	-	369,595
CAMC090	Canon	(1) Canon IR5050	Multifunction Printers	2008	13,059	-	13,059
CAMC112	Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
GEIL9081	HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	73,877	422,476	496,353
GEICO L905-08-3-TBK	Panasonic	CF-19 Notebooks	Laptops	2008	333,874	-	333,874
MII 002	HP, Cisco, Altronix	Servers Datacom, Servillance	Servers	2008	196,138	-	196,138
NBC 044	Avid	Avid Decco 3000	Graphic Workstations	2008	57,347	-	57,347
SFC 398	Sun	Tape Library	Storage	2008	109,279	-	109,279
SFC 399	Sun	Tape Library	Storage	2008	109,279	-	109,279
ATK 461	Dell	Laptops T5400 and Workstations D630	Laptops & Workstations	2008	13,798	19,221	33,020
AIC 034	Sun	Enterprise Servers	Servers	2008	227,204	-	227,204
BOA 067	Sun	T10000A Tape Drives	Storage	2008	5,253	21,052	26,304
BOA 068	Sun	T10000A Tape Drives	Storage	2008	5,253	21,052	26,304
SMC 06	Datascope, Tyco, Olympus, Verathon	Medical Equipment	Medical Equipment	2008	261,457	-	261,457
CAR008	Canon	Multifunction Printers	Multifunction Centers	2009	287,585	-	287,585
BSMR001	Hospira	IV Pumps	Infusion Therapy	2009	346,660	-	346,660
PBM008	Oce	Printers	Multifunction Centers	2009	13,989	-	13,989
PBM007	Oce	Printers	Multifunction Centers	2009	10,829	-	10,829
NSR015	Oce	Printers	Multifunction Centers	2009	111,484	-	111,484
NSR013	Oce	Printers	Multifunction Centers	2009	95,826	-	95,826
CAR014	Canon	(6) printers	Multifunction Centers	2009		-	-
CHLB006	Stryker	Endoscopic HD System and Camera	Imaging	2009		-
PBM012	Oce	Printers	Multifunction Centers	2009	2,689	-	2,689
PBM013	Oce	Printers	Multifunction Centers	2009	9,245	-	9,245
CBIZ030	Oce	Printers and Faxes	Multifunction Centers	2009	29,304	-	29,304
CBIZ028	Oce	Printers and Faxes	Multifunction Centers	2009	15,757	-	15,757
CBIZ026	Oce	Printers and Faxes	Multifunction Centers	2009	25,325	-	25,325
CBIZ025	Oce	Printers and Faxes	Multifunction Centers	2009	17,005	-	17,005
CBIZ024	Oce	Printers and Faxes	Multifunction Centers	2009	17,554	-	17,554
CBIZ023	Oce	Printers and Faxes	Multifunction Centers	2009	9,199	-	9,199
CBIZ011	Oce	Printers and Faxes	Multifunction Centers	2009	16,327	-	16,327
SVRM027	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	26,675	-	26,675
SVRM017	Ricoh Aficio	(50) Printers	Multifunction Centers	2009	170,744	-	170,744
SVMN044	Ricoh Aficio	(12) Printers	Multifunction Centers	2009	68,411	-	68,411
SVMN040	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	1,190	-	1,190
SVMN038	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
SVMN030	Ricoh Aficio	(3) Printers	Multifunction Centers	2009	16,242	-	16,242
SVMN028	Ricoh Aficio	(3) Printers	Multifunction Centers	2009	11,098	-	11,098
SVMN027	Ricoh Aficio	(15) Printers	Multifunction Centers	2009	96,700	-	96,700
PBM010	Oce	Printers	Multifunction Centers	2009	4,620	-	4,620
SVMN016	Ricoh Aficio	(2) Printers	Multifunction Centers	2009	17,061	-	17,061
BCI017	Oce	Printers and Faxes	Multifunction Centers	2009	2,450	-	2,450
SVRM020	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	5,229	-	5,229
SVMN045	Ricoh Aficio	(19) Printers	Multifunction Centers	2009	145,448	-	145,448
SVMN003	Ricoh Aficio	(37) Printers	Multifunction Centers	2009	252,006	-	252,006
SVMN002	Ricoh Aficio	(38) Printers	Multifunction Centers	2009	177,972	-	177,972
ATK550	Dell	(10) Desktops, (8) Laptops	Desktops	2009	47,199	-	47,199
WHS001	Oce	Printers	Multifunction Centers	2009	14,485	-	14,485
PBM016	Oce	Printers	Multifunction Centers	2009	1,302	-	1,302
SVMN021	Ricoh Aficio	(6) Printers	Multifunction Centers	2009	38,660	-	38,660
AWW010	Oce	Printers and Faxes	Multifunction Centers	2009	22,351	-	22,351
BTW010	Oce	Printers and Faxes	Multifunction Centers	2009	34,836	-	34,836
BTW009	Oce	Printers and Faxes	Multifunction Centers	2009	75,187	-	75,187
BTW007	Oce	Printers and Faxes	Multifunction Centers	2009	19,531	-	19,531
AAI006	Oce	Printers and Faxes	Multifunction Centers	2009	2,083	-	2,083
AAI005	Oce	Printers and Faxes	Multifunction Centers	2009	765	-	765
AWW021	Oce	Printers and Faxes	Multifunction Centers	2009	18,959	-	18,959
AWW020	Oce	Printers and Faxes	Multifunction Centers	2009	21,069	-	21,069
CBIZ002	Oce	Printers and Faxes	Multifunction Centers	2009	5,386	-	5,386
AWW017	Oce	Printers and Faxes	Multifunction Centers	2009	15,412	-	15,412
BTW015	Oce	Printers and Faxes	Multifunction Centers	2009	29,459	-	29,459
AWW006	Oce	Printers and Faxes	Multifunction Centers	2009	12,320	-	12,320
AWW004	Oce	(1)IM2830, (1) IM4511, (1) CM4530, (1) IM3511	Multifunction Centers	2009	9,794	-	9,794
TNT004	HP	(2) DX2400, (7) Docking stations, (5) 6535B, (1) 2510P, (1)Lat. D630, (1) Lat. D430, (1) Opt. 330n, (1) Pro. DL380, (2) FC2142 SR, (8) 300GB Hdd, (1) CP UTM-570-TSI	Servers	2009	16,992	-	16,992
CAR001	Canon	(4) Printers	Multifunction Centers	2009	28,570	-	28,570
GEA043	Itronix	(6) XR-1 laptops	Laptops	2009	23,255	-	23,255
AIC036	Sun	(6) T5220	Servers	2009	81,966	-	81,966
AGC001	Hermle	(1) C40 Machining Center	Industrial Precision Equipment	2009	165,329	-	165,329
AWW019	Oce	Printers and Faxes	Multifunction Centers	2009	11,907	-	11,907
BCI008	Oce	Printers and Faxes	Multifunction Centers	2009	3,108	-	3,108
SVRM031	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
BCI016	Oce	Printers and Faxes	Multifunction Centers	2009	7,019	-	7,019
BCI015	Oce	Printers and Faxes	Multifunction Centers	2009	1,665	-	1,665
BCI014	Oce	Printers and Faxes	Multifunction Centers	2009	1,550	-	1,550
BCI013	Oce	Printers and Faxes	Multifunction Centers	2009	6,809	-	6,809
BCI012	Oce	Printers and Faxes	Multifunction Centers	2009	3,840	-	3,840
BCI011	Oce	Printers and Faxes	Multifunction Centers	2009	8,560	-	8,560
BTW013	Oce	Printers and Faxes	Multifunction Centers	2009	10,456	-	10,456
BCI009	Oce	Printers and Faxes	Multifunction Centers	2009	25,372	-	25,372
BTW014	Oce	Printers and Faxes	Multifunction Centers	2009	22,063	-	22,063
BCI007	Oce	Printers and Faxes	Multifunction Centers	2009	6,002	-	6,002
BCI006	Oce	Printers and Faxes	Multifunction Centers	2009	3,824	-	3,824
BCI005	Oce	Printers and Faxes	Multifunction Centers	2009	3,474	-	3,474
BCI004	Oce	Printers and Faxes	Multifunction Centers	2009	5,337	-	5,337
BCI003	Oce	Printers and Faxes	Multifunction Centers	2009	2,188	-	2,188
BCI002	Oce	Printers and Faxes	Multifunction Centers	2009	1,085	-	1,085
BCI001	Oce	Printers and Faxes	Multifunction Centers	2009	849	-	849
BCI018	Oce	Printers and Faxes	Multifunction Centers	2009	2,559	-	2,559
BCI010	Oce	Printers and Faxes	Multifunction Centers	2009	3,425	-	3,425
LMI032	Oce	Printers	Multifunction Centers	2009	13,073	-	13,073
BSSF001	Hospira	IV Pumps	Multifunction Centers	2009	464,291	-	464,291
EIA007	Sprint	Entire VOIP infrastructure	Multifunction Centers	2009	605,586	-	605,586
AIC035	Sun	(6)M5000 servers, (12) Sparc quad core processors.	Multifunction Centers	2009	111,802	-	111,802
GEA042	Itronix	Itronix IX270 XR-1	Multifunction Centers	2009	46,510	-	46,510
GEA040	Itronix	Itronix IX270 XR-1	Multifunction Centers	2009	46,510	-	46,510
LMI011	Oce	Printers	Multifunction Centers	2009	6,500	-	6,500
NSR007	Oce	Printers	Multifunction Centers	2009	29,869	-	29,869
FGP011	Oce	Printers and Faxes	Multifunction Centers	2009	25,776	-	25,776
LMI029	Oce	Printers	Multifunction Centers	2009	24,462	-	24,462
LMI028	Oce	Printers	Multifunction Centers	2009	23,900	-	23,900
LMI027	Oce	Printers	Multifunction Centers	2009	49,337	-	49,337
LMI022	Oce	Printers	Multifunction Centers	2009	28,502	-	28,502
LMI021	Oce	Printers	Multifunction Centers	2009	10,183	-	10,183
LMI018	Oce	Printers	Multifunction Centers	2009	9,727	-	9,727
SVRM025	Ricoh Aficio	(13) Printers	Multifunction Centers	2009	86,694	-	86,694
GEI84TBK	Panasonic	Toughbooks	Multifunction Centers	2009	274,615	-	274,615
CAR003	Canon	(21) Printers	Multifunction Centers	2009	86,538	-	86,538
BJOH001	Oce	Printers	Multifunction Centers	2009	22,452	-	22,452
BGIS001	Oce	Printers	Multifunction Centers	2009	14,485	-	14,485
BMES001	Oce	Printers	Multifunction Centers	2009	26,677	-	26,677
CAR007	Canon	(68) Printers	Multifunction Centers	2009	212,606	-	212,606
TNT005	HP	HP & Dell Small Network Server, Laptops, Desktops	Multifunction Centers	2009	21,084	-	21,084
SMC007	GE	Brightspeed Select Series CompaCT	Multifunction Centers	2009	219,000	-	219,000
MII001-CCC	Netezza	NPS Production System	Multifunction Centers	2009	432,000	-	432,000
FGP008	Oce	Printers and Faxes	Multifunction Centers	2009	23,962	-	23,962
CAR004	Canon	(20) Printers	Multifunction Centers	2009	110,676	-	110,676
FGP009	Oce	Printers and Faxes	Multifunction Centers	2009	23,471	-	23,471
FGP026	Oce	Printers and Faxes	Multifunction Centers	2009	17,714	-	17,714
FGP023	Oce	Printers and Faxes	Multifunction Centers	2009	19,473	-	19,473
FGP022	Oce	Printers and Faxes	Multifunction Centers	2009	31,307	-	31,307
FGP019	Oce	Printers and Faxes	Multifunction Centers	2009	8,869	-	8,869
FGP016	Oce	Printers and Faxes	Multifunction Centers	2009	16,169	-	16,169
FGP015	Oce	Printers and Faxes	Multifunction Centers	2009	15,460	-	15,460
FGP013	Oce	Printers and Faxes	Multifunction Centers	2009	18,208	-	18,208
LMI010	Oce	Printers	Multifunction Centers	2009	9,663	-	9,663
XER211	IBM	(17) Small Network Servers	Servers	2009	87,528	-	87,528
ATK527	SAN	DL360 Servers, Tape Libraries, and SAN Storage Nodes	Digital Storage	2009	322,856	-	322,856
CIG006	Oce	Printers and Faxes	Multifunction Centers	2009	43,132	-	43,132
CIG004	Oce	Printers and Faxes	Multifunction Centers	2009	176,227	-	176,227
CIG003	Oce	Printers and Faxes	Multifunction Centers	2009	19,864	-	19,864
CIG002	Oce	Printers and Faxes	Multifunction Centers	2009	33,867	-	33,867
CIG001	Oce	Printers and Faxes	Multifunction Centers	2009	5,220	-	5,220
AHC011	Lifecare	(160) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	408,000	-	408,000
AHC010	Lifecare	(160) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	408,000	-	408,000
LMI016	Oce	Printers	Multifunction Centers	2009	11,317	-	11,317
CAMC160	KonicaMinolta	(1) 361	Multifunction Centers	2009	11,107	-	11,107
CIG009	Oce	Printers and Faxes	Multifunction Centers	2009	12,327	-	12,327
CHLB005	Zoll	(16) Defibrilator Systems	Medical	2009	170,798	-	170,798
AHC005	Lifecare	(50) PLV102 Home Care Ventilators	Respiratory Therapy	2009	255,000	-	255,000
AHC002	Lifecare	(63) PLV102 Home Care Ventilators	Respiratory Therapy	2009	321,300	-	321,300
AHC001	Lifecare	(62) PLV102 Home Care Ventilators	Respiratory Therapy	2009	316,200	-	316,200
SVRM050	Ricoh Aficio	(4) Printers	Multifunction Centers	2009	26,969	-	26,969
ATK543	Dell	(313) Desktops and Laptops	Desktops	2009	365,127	-	365,127
CAMC163	KonicaMinolta	(1) 601	Multifunction Centers	2009	12,714	-	12,714
AKS011	Oce	Printers	Multifunction Centers	2009	14,719	-	14,719
LMI007	Oce	Printers	Multifunction Centers	2009	7,380	-	7,380
GDC003	Oce	Printers	Multifunction Centers	2009	154,411	-	154,411
FGA026	Oce	Printers	Multifunction Centers	2009	8,435	-	8,435
FGA024	Oce	Printers	Multifunction Centers	2009	18,609	-	18,609
FGA023	Oce	Printers	Multifunction Centers	2009	8,398	-	8,398
FGA021	Oce	Printers	Multifunction Centers	2009	70,210	-	70,210
FGA019	Oce	Printers	Multifunction Centers	2009	4,391	-	4,391
CIG007	Oce	Printers and Faxes	Multifunction Centers	2009	47,859	-	47,859
FGA011	Oce	Printers	Multifunction Centers	2009	5,499	-	5,499
CIG008	Oce	Printers and Faxes	Multifunction Centers	2009	9,111	-	9,111
ACI005	Cisco	HW Upgrade for Multi Module Support, GSM Air Interface, Various 3G Test Modules	Wireless Protocol Verification Equipment	2009	213,441	-	213,441
CIG022	Oce	Printers and Faxes	Multifunction Centers	2009	26,615	-	26,615
CIG021	Oce	Printers and Faxes	Multifunction Centers	2009	28,389	-	28,389
CIG020	Oce	Printers and Faxes	Multifunction Centers	2009	16,238	-	16,238
CIG019	Oce	Printers and Faxes	Multifunction Centers	2009	16,942	-	16,942
CIG018	Oce	Printers and Faxes	Multifunction Centers	2009	14,731	-	14,731
CIG010	Oce	Printers and Faxes	Multifunction Centers	2009	349	-	349
SVRM029	Ricoh Aficio	(9) Printers	Multifunction Centers	2009	61,813	-	61,813
FGA017	Oce	Printers	Multifunction Centers	2009	4,376	-	4,376
					$15,333,855	$751,583	$16,085,438

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund V
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Served As The Dealer Manager

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund V during the past three years, through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

		Equipment		Year of		Debt	Total
	Manufacturer	Description	Equipment Type	Acquisition	Cash	Assumed	Equipment Cost

ATK 133	Konica	Konica Multifunction Printers	Printers	2006	$ 21,527	$-	$21,527
ATK 128	Konica	Konica Multifunction Printer	Printers	2006	5,760	-	5,760
ATK 127	Konica	Konica Multifunction Printers	Printers	2006	27,771	-	27,771
Northrop Grumman 14	HP	HP 9000 Server	Server	2006	44,126	-	44,126
Northrop Grumman 9	SGI	SGI Fuel Visual Workstations	Workstations	2006	30,675	-	30,675
ATK 136	HP	HP Proliant Server	Server	2006	12,215	-	12,215
Chrysler 42	Visara	Visara Printers & Thin Clients	Printers & Workstations	2006	73,203	295,461	368,664
Convergys 11	Dell	Dell Workstations	Workstations	2006	12,549	-	12,549
Convergys 12	HP & IBM	HP & IBM Workstations	Workstations	2006	28,084	-	28,084
Convergys 14	Sun	Sun Servers	Server	2006	117,242	-	117,242
NBC 17	Avid	Avid Digital Graphic Editing System	Graphic Workstations	2006	228,483	-	228,483
Xerox L278-042	Dell & Sun	Dell / Sun Servers	Servers	2006	114,459	-	114,459
Goodyear 12	HP	HP Workstations	Workstations	2006	26,085	-	26,085
Goodyear 13	HP	HP Workstations	Workstations	2006	87,942	-	87,942
Goodyear 14	Dell	Dell Workstations	Workstations	2006	173,714	-	173,714
Goodyear 15	Dell	Dell Workstations	Workstations	2006	43,643	-	43,643
Goodyear 16	Dragon	Dragon Routers	Routers	2006	23,833	-	23,833
Goodyear 17	Polycom	Polycom AV Equipment	AV Equipment	2006	41,987	-	41,987
Goodyear 20	IBM	IBM Workstations	Workstations	2006	23,596	-	23,596
Goodyear 23	Invision	Invision Printers	Printers	2006	37,597	-	37,597
Geico 3-IVR	HP	HP Workstations	Workstations	2006	4,349	25,634	29,984
Geico 1-TBK	Panasonic	Panasonic Workstations	Workstations	2006	2,579	12,131	14,710
Geico 3-SUN	Sun	Sun Servers	Servers	2006	1,905	11,226	13,131
Geico 4-GDR	Dell	Dell Workstations	Workstations	2006	296	1,215	1,511
Alliant Techsystems ATK 139	Dell	Dell Engineering Workstations	Workstations	2006	70,583	-	70,583
Grumman 15	HP	HP Engineering Workstations	Workstations	2006	256,470	-	256,470
Kaiser 22-01	IBM	IBM Digital Storage Server	Server	2006	147,516	-	147,516
NBC 15	Sonomic	Sonomic Digital Audio System	Workstations	2006	18,836	-	18,836
Kaiser 074	IBM	IBM Enterprise Storage Server	High End Server	2006	357,532	-	357,532
Chrysler 047	Visara	Visara Printers & Thin Clients	Printers & Workstations	2006	180,875	713,461	894,336
Kaiser 078	IBM	IBM Enterprise Storage Server	High End Server	2006	70,332	215,129	285,461
TPC 003	Sun	SunFire V240 Server	Server	2006	10,333	-	10,333
TPC 004	Sun	Sun E9200 Server	Server	2006	148,849	-	148,849
Chrysler 050	Visara	Visara Engineering Workstations	Workstations	2006	201,029	-	201,029
NBC 16	Avid	Avid Digital Storage System	Digital Storage	2006	67,290	-	67,290
Chrysler 053	HP	HP Engineering Workstations	Workstations	2006	169,085	-	169,085
AOL 042	Sun	Sun V440 Server	Server	2006	89,983	-	89,983
MobilePro Corp MPC 001	Strix	Strix WiFi Access Points	WiFi	2006	510,000	-	510,000
AOL 043	Sun	Sun V440 Server	Server	2006	44,992	-	44,992
AOL 044	Sun	Sun V240 Server	Server	2006	36,649	-	36,649
Chrysler 055	HP	HP 8000 Workstations	Workstations	2006	107,151	-	107,151
CHY 061	Visara	Visara Printers & Thin Clients	Printers & Workstations	2006	470,047	-	470,047
General Atomics GAA 005	STK	STK Tape Drives	Digital Storage	2006	46,138	-	46,138
General Atomics GAA 003	Sun	Sun SoftCroft for GAA 004	Software	2006	262,348	-	262,348
General Atomics GAA 004	Sun	Sun Servers	Servers	2006	398,209	-	398,209
CHY 058	HP	HP C8000 Workstations	Workstations	2006	233,784	-	233,784
CHY 059	HP	HP C8000 Workstations	Workstations	2006	98,938	-	98,938
NBC 018	Avid	Avid Digital Storage System	Digital Storage	2006	341,912	-	341,912
ALC 010	NetApp	NetApps FAS3020 Digital Storage	Storage	2006	165,240	-	165,240
NBC 020	Tektronix, Unitek, Apple, Sony	Digital Graphic Editing System	AV Equipment	2006	70,043	-	70,043
Chrysler CHY 063	HP	HP C8000 Workstations	Workstations	2006	62,930	278,005	340,935
AOL 045	Sun	Sun Servers	Servers	2006	71,977	-	71,977
Alliant Techsystems ATI 163	Linux	Linus High End Servers	Servers	2006	496,133	-	496,133
Northrop Grumman 17	HP	HP Proliant Servers	Servers	2006	188,157	-	188,157
Northrop Grumman 20	IBM	IBM (1) Tape Library, (4) Tape Drives	Tape Library	2006	71,889	-	71,889
General Electric Aviation 001	Nokia	Nokia IP 560 Firewall	Datacom	2006	194,728	-	194,728
Quick Loan Funding 01	Dell, Toshiba, Apple, Dyntek	Dell Wrksts, Toshiba Printers, Apple Wrksts & Dyntek Router	Workstations	2006	154,824	-	154,824
NBC 022	Avid	Digital Storage System	AV Equipment	2006	67,290	-	67,290
Mitsubishi Motors 07		Tape Library	Tape Library	2006	40,749	-	40,749
ITT Night Vision 049	HP	HP Blade Servers	Servers	2006	337,306	-	337,306
Northrup Grumman 021	IBM	IBM DS4000 Storage Array	Digital Storage	2006	57,831	-	57,831
GEICO L945-06-3-SER	IBM	IBM X-Series Servers	Servers	2006	25,134	154,256	179,389
GEICO L940-06-1-SAN	HP	HP EVA 4000 Storage Arrays & HP Proliant DL380 Servers	Storage	2006	91,690	438,304	529,994
							-
GEI64SER	IBM	(51) X Series Servers	Small IBM Servers	2007	277,487	-	277,487
GEI071	HP	HP ProLiant Servers, Laptops, Tape Drives, Tape Libraries	Small HP/Compaq Servers	2007	1,115,869	-	1,115,869
GEI64XSE	IBM	x346 and x366 Servers	Small IBM Servers	2007	429,485	-	429,485
GEI71SAN	HP	HP Eva 4000 Storage Arrays and Hard Drives	Digital Storage	2007	39,560	262,726	302,286
GEI71SER	IBM	xSeries Servers	Small IBM Servers	2007	405,563	-	405,563
GEI71TBK	Panasonic	(844) Toughbooks	Laptops	2007	211,608	1,383,410	1,595,017
GEIL9064	HP	(1) MSL 6060 Ultrium Tape Drive, (20) DL580, (1) DL380, (2) MSL 6000 Ultrium Tape Drives, (58) NC8430 Laptops, (3) NC8230 Laptops, (1) Toshiba M7 Tablet, (3) IBM Thinkpads	Small HP/Compaq Servers	2007	85,357	573,817	659,174
GEI0073	HP	(131) Proliant Servers, (156) Laptops	Small HP/Compaq Servers	2007	51,575	353,625	405,200
NGC025	Secure Computing	Sidewinder Encryption System	Datacom - Other	2007	35,920	-	35,920
IST550	KonicaMinolta	(1) 920, (3) 500, (1) 600, (3) 420, (2) C450, (1) C250, (1) Hasler WJ185 Mailer	Multifunction Printers	2007	103,208	-	103,208
MMC008	IBM	(2) xSeries 336 Servers, (1) MSA 4000 VPN	Small IBM Servers	2007	11,960	-	11,960
IST551	KonicaMinolta	Bizhubs	Multifunction Printers	2007	258,008	-	258,008
IST569	KonicaMinolta	(1) Bizhub 920, (1) Bizhub 750	Multifunction Printers	2007	52,153	-	52,153
ITT49A	HP	Storage Drives	Digital Storage	2007	62,030	-	62,030
MMC009	Sourcefire	(1) IS3000, (1) RA3000, (1) DC1000, (1) IBM xSeries Server	Datacom - Other	2007	47,555	-	47,555
MPC006	Strix	(160) Access Points	WiFi	2007	427,258	-	427,258

IST618	KonicaMinolta	(1) Konica MinoltaBizhub Printer	Multifunction Printers	2008	11,119		11,119
LMC004	HP	(8) Itanium Servers, (1) Integrity rx8640, (16) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	48,619	-	48,619
GAA006	Sun	STK SL500 Storage - Upgrade	Digital Storage	2008	127,241	-	127,241
GAA007	Sun	E2900 Memory - Upgrade to Schedule GAA004	High End Sun Servers	2008	50,349	-	50,349
LMC003	HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	263,055	-	263,055
IST640	KonicaMinolta	(8) Bizhub 350, (1) Bizhub 160, (23) Bizhub 161f	Multifunction Printers	2008	6,051	-	6,051
IST635	KonicaMinolta	(1) Bizhub 350	Multifunction Printers	2008	6,075	-	6,075
BMO004	Sun	Sparc M4000 and 8000 Chassis	Midrange Sun Servers	2008	158,398	-	158,398
CAMC113	Canon	IR3035	Multifunction Printers	2008	11,753		11,753
GEIL9081	HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	44,326	253,486	297,812
ATK373	Dell	(14) Latitude D630, (1) D430, (17) Optiplex 755, (2) Precision 490	Laptops	2008	15,011	38,157	53,168
CAMC120	Konica	Konica Minolta 350	Multifunction Printers	2008	12,176	-	12,176
CAMC117	Canon	Canon IR5050	Multifunction Printers	2008	16,800	-	16,800
PCS 001	Lenoco	Laptops	Laptops	2008	264,568	-	264,568
GEICO 3-TBK	Panasonic	CF-19 Notebooks	Laptops	2008	166,937	-	166,937
IST 669	KonicaMinolta	(1) Bizhub 501 and (1) Bizhub 161f	Multifunction Printers	2008	4,656	-	4,656
AIC 034	Sun	Enterprise Servers	Servers	2008	284,004	-	284,004
BOA 073	SUN	SFT2000	Midrange Sun Servers	2008	12,290	49,253	61,543
SMC 06	Datascope, Tyco, Olympus, Verathon	Medical Equipment	Medical Equipment	2008	261,457	-	261,457
SVMN034	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,229	-	5,229
FGP017	Oce	Printers and Faxes	Multifunction Centers	2009	3,401	-	3,401
CIG016	Oce	Printers and Faxes	Multifunction Centers	2009	5,449	-	5,449
CIG015	Oce	Printers and Faxes	Multifunction Centers	2009	3,534	-	3,534
CIG014	Oce	Printers and Faxes	Multifunction Centers	2009	3,174	-	3,174
CIG013	Oce	Printers and Faxes	Multifunction Centers	2009	6,849	-	6,849
CIG012	Oce	Printers and Faxes	Multifunction Centers	2009	3,296	-	3,296
AHC010	Lifecare	(160) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	408,000	-	408,000
CAMC159	KonicaMinolta	(1) 501	Multifunction Centers	2009	13,500	-	13,500
CAMC158	KonicaMinolta	(1) 601	Multifunction Centers	2009	12,645	-	12,645
AHC004	Lifecare	(63) PLV102 Home Care Ventilators	Respiratory Therapy	2009	321,300	-	321,300
AWW015	Oce	Printers and Faxes	Multifunction Centers	2009	7,848		7,848
SVMN037	Ricoh Aficio	(2) Printers	Multifunction Centers	2009	10,457	-	10,457
FGA007	Oce	Printers	Multifunction Centers	2009	2,447	-	2,447
SVRM028	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	11,844	-	11,844
SVMN001	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	159,511	-	159,511
ATK546	Dell	(9) Desktops	Desktops	2009	17,727	-	17,727
PBM009	Oce	Printers	Multifunction Centers	2009	3,160	-	3,160
NSR016	Oce	Printers	Multifunction Centers	2009	14,015	-	14,015
NSR014	Oce	Printers	Multifunction Centers	2009	50,939	-	50,939
ATK547	KonicaMinolta	Printers	Multifunction Centers	2009	16,242	-	16,242
BTW016	Oce	Printers and Faxes	Multifunction Centers	2009	60,233	-	60,233
BTW011	Oce	Printers and Faxes	Multifunction Centers	2009	23,475	-	23,475
AWW018	Oce	Printers and Faxes	Multifunction Centers	2009	32,321	-	32,321
AWW016	Oce	Printers and Faxes	Multifunction Centers	2009	34,195	-	34,195
SVRM034	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
LMI026	Oce	Printers	Multifunction Centers	2009	19,483	-	19,483
SVMN006	Ricoh Aficio	(27) Printers	Multifunction Centers	2009	220,542	-	220,542
CAR006	OI Analytical	5360A Test Equipment	Industrial Precision Equipment	2009	31,656	-	31,656
MII001-CCC	Netezza	NPS Production System	Digital Storage	2009	432,000	-	432,000
HSI014	Oce	Printers and Faxes	Multifunction Centers	2009	8,434	-	8,434
HSI013	Oce	Printers and Faxes	Multifunction Centers	2009	4,228	-	4,228
FGP025	Oce	Printers and Faxes	Multifunction Centers	2009	12,645	-	12,645
FGP024	Oce	Printers and Faxes	Multifunction Centers	2009	6,969	-	6,969
FGP021	Oce	Printers and Faxes	Multifunction Centers	2009	6,614	-	6,614
BSMR001	Hospira	IV Pumps	Infusion Therapy	2009	346,660	-	346,660
AIC035	Sun	(6)M5000 servers, (12) Sparc quad core processors	Quad Core Servers	2009	111,802	-	111,802
AKS005	Oce	Printers	Multifunction Centers	2009	9,506	-	9,506
FGP018	Oce	Printers and Faxes	Multifunction Centers	2009	4,058	-	4,058
FGA006	Oce	Printers	Multifunction Centers	2009	2,387	-	2,387
LMI025	Oce	Printers	Multifunction Centers	2009	41,444	-	41,444
LMI017	Oce	Printers	Multifunction Centers	2009	8,531	-	8,531
LMI012	Oce	Printers	Multifunction Centers	2009	18,228	-	18,228
LMI009	Oce	Printers	Multifunction Centers	2009	12,395	-	12,395
LMI006	Oce	Printers	Multifunction Centers	2009	7,015	-	7,015
LMI002	Oce	Printers	Multifunction Centers	2009	5,969	-	5,969
GDC003	Oce	Printers	Multifunction Centers	2009	154,411	-	154,411
AHC 003	Lifecare	(62) PLV102 Home Care Ventilators	Respiratory Therapy	2009	316,200	-	316,200
FGA018	Oce	Printers	Multifunction Centers	2009	3,037	-	3,037
FGA010	Oce	Printers	Multifunction Centers	2009	2,118	-	2,118
FGA009	Oce	Printers	Multifunction Centers	2009	5,023	-	5,023
SVRM001	Ricoh Aficio	(12) Printers	Multifunction Centers	2009	72,411	-	72,411
FGP020	Oce	Printers and Faxes	Multifunction Centers	2009	5,448	-	5,448
					$16,105,668	$5,059,296	$21,164,964

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund IV
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Served As The Dealer Manager

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund IV during the past three years through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

		Equipment	Equipment	Year of		Debt	Total
	Manufacturer	Description	Type	Acquisition	Cash	Assumed	Equipment Cost

Covergys 13	Sun	Sun Servers	Servers	2006	$ 14,269	$ -	$ 14,269
Geico L940-05-3-San	HP	HP Workstations	Workstations	2006	7,563	44,572	52,135
Geico 1-GDR	Dell	Dell Workstations	Workstations	2006	636	2,993	3,629
Geico 2-SAN	HP	HP Workstations	Workstations	2006	12,182	68,254	80,436
Geico 4-TBK	Panasonic	Panasonic Workstations	Workstations	2006	11,846	48,634	60,480
ATK 119	Dell	Engineering Workstations	Workstations	2006	39,593	-	39,593
Kaiser 074	IBM	IBM Enterprise Storage Server	High End Server	2006	143,013	-	143,013
ATK 121	Konica	Konica Printers	Network Printer	2006	31,005	-	31,005
Chrysler 053	HP	XW4300 Engineering Workstations	Workstations	2006	56,362	-	56,362
AOL 043	Sun	Sun V440 Server	Servers	2006	44,992	-	44,992
Chrysler 051	HP	HP 8000 Workstations	Workstations	2006	25,930	-	25,930
Chrysler CHY 060	Visara	Visara Thin Client Terminals	Workstations	2006	14,939	59,011	73,950
NBC 018	Avid	Avid Digital Storage	Storage	2006	85,478	-	85,478
ATI 180	Konica	Konica Printers	Printers	2006	30,113	-	30,113
NGC 021	IBM	IBM DS 4000 Storage Array	Digital Storage	2006	57,831	-	57,831
GEICO 3-SER	IBM	IBM X-Series Servers	Servers	2006	25,134	154,256	179,389
GEICO 2-SAN	HP	HP EVA 4000 Storage Array	Digital Storage	2006	6,274	34,353	40,627
GEA13N	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
GEA13D	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
IST626	KonicaMinolta	(1) Bizhub 420	Printers	2007	4,698	-	4,698
GEA13L	Itronix	(3) GoBook III	Laptops	2007	15,076	-	15,076
CAMC047	Canon	(1) IR 10231F	Printers	2007	1,871	-	1,871
GEA13J	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
GEA13H	Itronix	(5) GoBook III	Laptops	2007	22,275	-	22,275
GEA13G	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
GEA13F	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
GEA13P	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
CAMC015	Canon	(1) IR 1023	Printers	2007	1,871	-	1,871
CAMC044	Canon	(1) IR 10231F	Printers	2007	1,871	-	1,871
CAMC031	Canon	(1) IR 1023	Printers	2007	1,871	-	1,871
CAMC030	Canon	(1) IR 1023	Printers	2007	1,871	-	1,871
CAMC029	Canon	(1) IR 1023	Printers	2007	1,871	-	1,871
CAMC027	Canon	(1) 1023	Printers	2007	1,871	-	1,871
CAMC019	Canon	(1) IR 3025	Printers	2007	5,047	-	5,047
CAMC048	Canon	(1) IR 1023	Printers	2007	1,765	-	1,765
GEA13Q	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
CAMC017	Canon	(1) IR 3025	Printers	2007	5,047	-	5,047
CAMC014	Canon	(1) IR 2270	Printers	2007	5,965	-	5,965
CAMC011	Canon	(1) IR 2200	Printers	2007	4,200	-	4,200
CAMC056	Canon	(1) Canon IR1023IF Digital Copier	Printers	2007	1,871	-	1,871
GEA13I	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
CAMC055	Canon	(1) Canon IR1023IF Digital Copier	Printers	2007	1,871	-	1,871
GEIL9064	HP	(1) MSL 6060 Ultrium Tape Drive, (20) DL580, (1) DL380, (2) MSL 6000 Ultrium Tape Drives, (58) NC8430 Laptops, (3) NC8230 Laptops, (1) Toshiba M7 Tablet, (3) IBM Thinkpads	Small HP/Compaq Servers	2007	36,582	245,921	282,503
GEA13K	Itronix	(2) GoBook III	Laptops	2007	10,051	-	10,051
GEA13C	Itronix	(1) GoBook III	Laptops	2007	5,025	-	5,025
CUNY125	HP	(4) Proliant DL360 Servers	HP/Compaq Servers	2007	17,054	-	17,054
IST581	Fujitsu	(1) 5750C Scanner	Scanners	2007	10,528	-	10,528
GEA13A	Itronix	(4) GoBook III	Laptops	2007	18,390	-	18,390
IST628	KonicaMinolta	(1) K/M Bizhub 200 Printer, (1) K/M Bizhub 160 Printer	Printers	2008	1,853	-	1,853
CAMC065	Canon	(1) Canon IR1023IF Digital Copier	Printers	2008	1,871	-	1,871
IST642	KonicaMinolta	Bizhub 500	Printers	2008	7,397	-	7,397
IST641	KonicaMinolta	(1) Bizhub 180, (1) Bizhub 200	Printers	2008	2,742	-	2,742
CAMC067	Canon	IR 1023iF Digital Copier	Printers	2008	2,012	-	2,012
CAMC083	Canon	(1) IR 1023N	Printers	2008	1,765	-	1,765
CAMC082	Canon	(1) IR 1023N	Printers	2008	1,765	-	1,765
GEIL9082	HP	(73) DL380, (15) Libraries, (28) Drives, (8) BL680, (178) C8510 switch routers, (7) BL700, (34) BL460	Blade Servers	2008	8,255	56,612	64,866
CAMC123	Konica Minolta	350	Multifunction Printers	2008	4,112	-	4,112
CAMC105	Canon	IR 1023N	Multifunction Printers	2008	1,765	-	1,765
CAMC104	Canon	IR 1023 IF	Multifunction Printers	2008	1,871	-	1,871
CAMC091	Canon	(1) IR1023if	Multifunction Printers	2008	1,871	-	1,871
IST648	KonicaMinolta	(1) Bizhub 500, (1) Bizhub 160	Multifunction Printers	2008	7,988	-	7,988
GEIL9081	HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	4,925	28,165	33,090
ATK 416	Dell	Optiplex 755 and Latitude D630	Laptops	2008	10,842	28,320	39,162
ATK 418	Dell	Latitude D630	Laptops	2008	1,596	4,168	5,764
GEICO L900-08-3	HP	HP Proliant BL68oc, DL380oG, BL46oc	Mid-Range Servers	2008	6,553	43,968	50,521
NGC 031	Cisco	Cisco CipherOptics SG-100	Datacom	2008	5,838	-	5,838
NBC 044	Avid	Avid Decco 3000	Graphic Workstations	2008	3,186	-	3,186
IST 669	KonicaMinolta	(1) Bizhub 501 and (1) Bizhub 161f	Multifunction Printers	2008	4,656	-	4,656
SFC 398	Sun	Tape Library	Storage	2008	4,371	-	4,371
ATK 461	Dell	Laptops T5400 and Workstations D630	Laptops & Workstations	2008	9,199	12,814	22,013
AIC 034	Sun	Enterprise Servers	Servers	2008	5,680	-	5,680
CBIZ017	Oce	Printers and Faxes	Multifunction Centers	2009	2,384	-	2,384
IST679	Konica Minolta	(1) Bizhub 200, (1) 350	Multifunction Centers	2009	7,739	-	7,739
SVRM005	Ricoh Aficio	(1) Printers	Multifunction Centers	2009	4,124	-	4,124
SVMN049	Ricoh Aficio	(1) Printers	Multifunction Centers	2009	7,761	-	7,761
SVMN026	Ricoh Aficio	(3) Printers	Multifunction Centers	2009	6,503	-	6,503
PBM015	Oce	Printers	Multifunction Centers	2009	944	-	944
PBM014	Oce	Printers	Multifunction Centers	2009	1,801	-	1,801
PBM003	Oce	Printers	Multifunction Centers	2009	1,681	-	1,681
PBM002	Oce	Printers	Multifunction Centers	2009	2,456	-	2,456
SVMN033	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,229	-	5,229
TNT006	HP	Laptops, Desktops, Small Network Servers	Laptops	2009	6,985	-	6,985
SVMN039	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
CBIZ001	Oce	Printers and Faxes	Multifunction Centers	2009	2,923	-	2,923
BTW017	Oce	Printers and Faxes	Multifunction Centers	2009	6,259	-	6,259
AAI009	Oce	Printers and Faxes	Multifunction Centers	2009	2,648	-	2,648
AAI001	Oce	Printers and Faxes	Multifunction Centers	2009	2,518	-	2,518
AWW023	Oce	Printers and Faxes	Multifunction Centers	2009	4,075	-	4,075
AWW014	Oce	Printers and Faxes	Multifunction Centers	2009	2,692	-	2,692
AWW011	Oce	Printers and Faxes	Multifunction Centers	2009	1,798	-	1,798
AWW003	Oce	(1) CM4520	Multifunction Centers	2009	4,671	-	4,671
AWW001	Oce	(1) CM4530	Multifunction Centers	2009	2,327	-	2,327
GEA044	Itronix	(2) XR-1 laptops	Laptops	2009	7,752	-	7,752
PBM001	Oce	Printers	Multifunction Centers	2009	3,100	-	3,100
FGA003	Oce	Printers	Multifunction Centers	2009	1,818	-	1,818
ATK522	Dell	Minitower Server	Servers	2009	4,705	-	4,705
IST683	Konica Minolta	(1) Bizhub 200, (1) Bizhub 421	Multifunction Centers	2009	8,599	-	8,599
HSI015	Oce	Printers and Faxes	Multifunction Centers	2009	792	-	792
ATK462	Dell	(87) Desktops and Laptops	Laptops	2009	5,599	-	5,599
GEA039	Itronix	Itronix IX270 XR-1	Laptops	2009	1,938	-	1,938
NSR004	Oce	Printers	Multifunction Centers	2009	1,713	-	1,713
NSR001	Oce	Printers	Multifunction Centers	2009	2,039	-	2,039
SVMN032	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	1,190	-	1,190
FGA015	Oce	Printers	Multifunction Centers	2009	1,348	-	1,348
XER210	Dell	(1) PowerEdge 5440 Quad Core Xeon Processor	Quad Core Servers	2009	3,488	-	3,488
FGA001	Oce	Printers	Multifunction Centers	2009	2,018	-	2,018
AKS023	Oce	Printers	Multifunction Centers	2009	902	-	902
AKS021	Oce	Printers	Multifunction Centers	2009	767	-	767
AKS002	Oce	Printers	Multifunction Centers	2009	3,791	-	3,791
FGP001	Oce	Printers and Faxes	Multifunction Centers	2009	336	-	336
COR018	Oce	Printers and Faxes	Multifunction Centers	2009	740	-	740
COR017	Oce	Printers and Faxes	Multifunction Centers	2009	717	-	717
COR010	Oce	Printers and Faxes	Multifunction Centers	2009	538	-	538
CAMC161	Konica Minolta	(1) 160	Multifunction Centers	2009	1,709	-	1,709
CAMC146	Konica Minolta	(1) 250	Multifunction Centers	2009	5,962	-	5,962
LMI001	Oce	Printers	Multifunction Centers	2009	655	-	655
					$1,071,870	$ 832,041	$ 1,903,912

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund III
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Served As The Dealer Manager

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund III during the past three years, through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.
							Total
	Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Cash	Debt Assumed	Equipment Cost

CAMC046	Canon	(1) 10231F Printer	Printers	2007	$ 1,765	$ -	$ 1,765
CAMC061	Canon	(1) Canon IR1023N Digital Copier	Printers	2007	1,765	-	1,765
CAMC054	Canon	(1) Canon IR1023IF Digital Copier	Printers	2007	1,871	-	1,871
CAMC053	Canon	(1) Canon IR1023IF Digital Copier	Printers	2007	1,871	-	1,871
CAMC032	Canon	(1) IR 1023	Printers	2007	1,871	-	1,871
GEA011	Itronix	(1) GoBook III	Laptops	2007	4,411	-	4,411
GEA010	Itronix	(1) GoBook III	Laptops	2007	4,411	-	4,411
GEA012	Itronix	(1) GoBook III	Laptops	2007	4,982	-	4,982
GEA008	Itronix	(1) GoBook III	Laptops	2007	5,069	-	5,069
CAMC034	Canon	(1) IR 3030	Printers	2007	6,829	-	6,829
IST616	KonicaMinolta	(1) Bizhub 252	Printers	2007	6,883	-	6,883
CAMC033	Canon	(1) IR 3030	Printers	2007	7,655	-	7,655
GEA009	Itronix	(4) GoBook III	Laptops	2007	17,644	-	17,644
IST628	KonicaMinolta	(1) K/M Bizhub 200 Printer, (1) K/M Bizhub 160 Printer	Printers	2008	1,853	-	1,853
CAMC062	Canon	(1) Canon IR1023N Digital Copier	Printers	2008	1,765	-	1,765
CAMC080	Canon	(1) IR 1023N	Printers	2008	1,765	-	1,765
CAMC081	Canon	(1) IR 1023N	Printers	2008	1,765	-	1,765
CAMC070	Canon	(1) IR1023 Printer	Printers	2008	1,871	-	1,871
CAMC064	Canon	(1) Canon IR1023IF Digital Copier	Printers	2008	1,871	-	1,871
IST641	KonicaMinolta	(1) Bizhub 180, (1) Bizhub 200	Printers	2008	2,742	-	2,742
CAMC103	Canon	IR 1023N	Printers	2008	1,765	-	1,765
CAMC122	KonicaMinolta	501	Printers	2008	6,688	-	6,688
CAMC087	Canon	(1) Canon IR1023	Printers	2008	1,871	-	1,871
NBC 044	Avid	Avid Decco 3000	Graphic Workstations	2008	3,186	-	3,186
ATK 479	Dell	Dell Laptops	Laptops	2008	504	745	1,249
AIC 034	Sun	Enterprise Servers	Servers	2008	5,680	-	5,680
GDC001	Oce	Printers	Printers	2009	70	-	70
AWW012	Oce	Printers and Faxes	Printers	2009	285	-	285
AAI018	Oce	Printers and Faxes	Printers	2009	427	-	427
BTW012	Oce	Printers and Faxes	Printers	2009	1,104	-	1,104
PBM005	Oce	Printers	Printers	2009	937	-	937
CAMC147	KonicaMinolta	(1) 161F	Printers	2009	1,588	-	1,588
AWW002	Oce	(1) IM2330	Printers	2009	1,295	-	1,295
AWW024	Oce	F-2 Multi Printer	Printers	2009	508	-	508
FGA004	Oce	Printers	Printers	2009	737	-	737
CHS001	Oce	Fax	Printers	2009	1,358	-	1,358
GDC002	Oce	Printers	Printers	2009	359	-	359
NSR003	Oce	Printers	Printers	2009	1,313	-	1,313
NSR005	Oce	Printers	Printers	2009	729	-	729
ATK462	Dell	(87) Desktops and Laptops	Laptops	2009	3,733	-	3,733
NBC044	Avid	Deko 3000 System Identifier	Workstation	2009	3,186	-	3,186
ATK522	Dell	Minitower Server	Servers	2009	4,705	-	4,705
FGA002	Oce	Printers	Laptops	2009	540	-	540
					$ 123,224	$ 745	$ 123,970

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund IV
For the Period August 13, 2008 through June 30, 2009
Commonwealth Capital Securities Corp. Served As The Dealer Manager

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund IV during the past three years, through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

		Equipment		Year of		Debt	Total
	Manufacturer	Description	Equipment Type	Acquisition	Cash	Assumed	Equipment Cost

MBC 3072	Nissan	6 Forklifts	Inventory Retrieval	2008	$ 36,346	$-	$36,346
BOA047	Sun	Tape Drives	Tape Drives	2008	9,751	43,624	53,375
BOA049	Sun	Servers	High End Servers	2008	4,622	20,675	25,297
BOA050	Sun	Servers	High End Servers	2008	4,622	20,675	25,297
BOA051	Sun	Servers	High End Servers	2008	4,622	20,675	25,297
BOA052	Sun	Servers	High End Servers	2008	4,622	20,675	25,297
BOA053	Sun	Servers	High End Servers	2008	4,622	20,675	25,297
BOA054	Sun	Servers	High End Servers	2008	4,622	20,675	25,297
BOA055	Sun	Servers	High End Servers	2008	4,622	20,675	25,297
BOA056	Sun	Servers	High End Servers	2008	4,622	20,675	25,297
BOA065	Sun	Tape Drives	Tape Drives	2008	9,739	43,636	53,375
ATK 417	Dell	Optiplex 755's and Latitude D630's	Workstations	2008	25,750	68,411	94,161
NGC 031	Cisco	CipherOptics SG-100	Datacom	2008	8,758	-	8,758
MBC 3179	Yale	Forklifts	Inventory Storage & Retrieval	2008	46,370	-	46,370
AIC 034	Sun	Enterprise Servers	Servers	2008	153,362	-	153,362
SMC 05	Braun, Tyco, Phillips, Varathon, Tri-Anim	Medical Equipment	Medical Equipment	2008	115,899	-	115,899
Xerox 209	Dell	Small Network Servers	Servers	2008	13,709	-	13,709
SVMN014	Ricoh Aficio	(9) Printers	Multifunction Centers	2009	44,453	-	44,453
PBM006	Oce	Printers	Multifunction Centers	2009	4,113	-	4,113
PBM011	Oce	Printers	Multifunction Centers	2009	3,359	-	3,359
PBM017	Oce	Printers	Multifunction Centers	2009	3,192	-	3,192
SVRM007	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	89,916	-	89,916
SVRM008	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	59,716	-	59,716
SVRM010	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,229	-	5,229
SVRM011	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	4,124	-	4,124
SVRM012	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	4,124	-	4,124
SVRM018	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	8,950	-	8,950
SVRM021	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	5,785	-	5,785
CBIZ007	Oce	Printers and Faxes	Multifunction Centers	2009	1,148	-	1,148
SVMN009	Ricoh Aficio	(4) Printers	Multifunction Centers	2009	28,970	-	28,970
ATK556	Lancope	Stealth Watch (Internet Security)	Datacom	2009		-	-
SVMN015	Ricoh Aficio	(4) Printers	Multifunction Centers	2009	24,003	-	24,003
SVMN036	Ricoh Aficio	(11) Printers	Multifunction Centers	2009	65,585	-	65,585
SVMN045A	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
SVMN053	Ricoh Aficio	(7) Printer	Multifunction Centers	2009	38,529	-	38,529
SVMN054	Ricoh Aficio	(4) Printers	Multifunction Centers	2009	20,366	-	20,366
SVMN055	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
SVMN058	Ricoh Aficio	(5) Printers	Multifunction Centers	2009	29,680	-	29,680
ATK558	HP	(1) Proliant DL385, (1) SDLT600 External Tape Drive	Servers	2009	9,400	-	9,400
ATK498	Dell	(40) Optiplex 755, (5) Precision T5400, (1) Latitude E4300, (10) Latitude D630, (2) Optiplex 760	Desktops	2009	92,377	-	92,377
SVRM026	Ricoh Aficio	(28) Printers	Multifunction Centers	2009	178,016	-	178,016
BTW002	Oce	Printers and Faxes	Multifunction Centers	2009	92,389	-	92,389
ATK499	Dell	(18) Lat. D630, (2) Lat. E4300, (1) PowerEdge 840, (6) Prec. M6300, (2) Opti. 755, (1) Lat. D430, (2) Lat. E6400, (2) Prec. T5400, (1) Quad Core Opteron 2350	Desktops	2009	77,932	-	77,932
CAR002	Canon	(6) Printers	Multifunction Centers	2009	49,996	-	49,996
CAR003	Canon	(21) Printers	Multifunction Centers	2009	70,633	-	70,633
AWW005	Oce	(1) IM3511	Multifunction Centers	2009	2,483	-	2,483
AWW007	Oce	Printers and Faxes	Multifunction Centers	2009	4,396	-	4,396
AWW008	Oce	Printers and Faxes	Multifunction Centers	2009	4,233	-	4,233
AWW013	Oce	Printers and Faxes	Multifunction Centers	2009	11,754	-	11,754
AWW022	Oce	Printers and Faxes	Multifunction Centers	2009	9,430	-	9,430
AAI002	Oce	Printers and Faxes	Multifunction Centers	2009	7,903	-	7,903
AAI003	Oce	Printers and Faxes	Multifunction Centers	2009	48,910	-	48,910
NSR011	Oce	Printers	Multifunction Centers	2009	35,180	-	35,180
AAI023	Oce	Printers and Faxes	Multifunction Centers	2009	8,606	-	8,606
NSR010	Oce	Printers	Multifunction Centers	2009	38,698	-	38,698
BTW005	Oce	Printers and Faxes	Multifunction Centers	2009	14,921	-	14,921
CBIZ003	Oce	Printers and Faxes	Multifunction Centers	2009	3,013	-	3,013
CBIZ004	Oce	Printers and Faxes	Multifunction Centers	2009	1,154	-	1,154
CBIZ005	Oce	Printers and Faxes	Multifunction Centers	2009	2,103	-	2,103
CBIZ006	Oce	Printers and Faxes	Multifunction Centers	2009	246	-	246
XER212	Mettler	(1) Micro Balance	Industrial Precision Equipment	2009	17,781	-	17,781
CHLB002	Brocade Foundry	Switches	Telecom	2009	14,322	-	14,322
CAR011	Toyota	Lift Trucks	Inventory Control Systems	2009	93,950	-	93,950
ATK547	Konica Minolta	Printers	Multifunction Centers	2009	16,242	-	16,242
CBIZ008	Oce	Printers and Faxes	Multifunction Centers	2009	7,118	-	7,118
AAI004	Oce	Printers and Faxes	Multifunction Centers	2009	7,262	-	7,262
LMI004	Oce	Printers	Multifunction Centers	2009	5,793	-	5,793
AKS013	Oce	Printers	Multifunction Centers	2009	4,702	-	4,702
AKS014	Oce	Printers	Multifunction Centers	2009	1,583	-	1,583
AKS015	Oce	Printers	Multifunction Centers	2009	3,446	-	3,446
AKS018	Oce	Printers	Multifunction Centers	2009	10,074	-	10,074
FGA012	Oce	Printers	Multifunction Centers	2009	2,974	-	2,974
FGA013	Oce	Printers	Multifunction Centers	2009	1,910	-	1,910
FGA014	Oce	Printers	Multifunction Centers	2009	6,297	-	6,297
FGA016	Oce	Printers	Multifunction Centers	2009	3,346	-	3,346
FGA022	Oce	Printers	Multifunction Centers	2009	13,017	-	13,017
AHC012	Lifecare	(110) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	280,500	-	280,500
GDC003	Oce	Printers	Multifunction Centers	2009	154,411	-	154,411
IST685	Konica Minolta	(1) Bizhub 181, (1) Bizhub 421, (1) Bizhub 501	High Volume and Specialized Printers	2009	15,376	-	15,376
LMI020	Oce	Printers	Multifunction Centers	2009	8,800	-	8,800
LMI023	Oce	Printers	Multifunction Centers	2009	18,517	-	18,517
LMI024	Oce	Printers	Multifunction Centers	2009	35,428	-	35,428
LMI030	Oce	Printers	Multifunction Centers	2009	27,376	-	27,376
GEIL9084	HP	(35) Proliant BL460, (9) 680, (6) 480, (1) MSL 6060 ULT 960 Library, (1) 4048 LTO, (2) 960 Drives, (1) Modular Drice Cabinet	Servers	2009	148,601	-	148,601
FGP002	Oce	Printers and Faxes	Multifunction Centers	2009	1,805	-	1,805
FGP010	Oce	Printers and Faxes	Multifunction Centers	2009	12,315	-	12,315
FGP012	Oce	Printers and Faxes	Multifunction Centers	2009	12,219	-	12,219
FGP014	Oce	Printers and Faxes	Multifunction Centers	2009	8,763	-	8,763
FGA025	Oce	Printers	Multifunction Centers	2009	4,230	-	4,230
CBIZ022	Oce	Printers and Faxes	Multifunction Centers	2009	2,823	-	2,823
CBIZ009	Oce	Printers and Faxes	Multifunction Centers	2009	10,012	-	10,012
CBIZ010	Oce	Printers and Faxes	Multifunction Centers	2009	12,720	-	12,720
CBIZ012	Oce	Printers and Faxes	Multifunction Centers	2009	3,619	-	3,619
CBIZ013	Oce	Printers and Faxes	Multifunction Centers	2009	1,818	-	1,818
CBIZ014	Oce	Printers and Faxes	Multifunction Centers	2009	16,705	-	16,705
CBIZ015	Oce	Printers and Faxes	Multifunction Centers	2009	12,061	-	12,061
CBIZ016	Oce	Printers and Faxes	Multifunction Centers	2009	17,511	-	17,511
CBIZ018	Oce	Printers and Faxes	Multifunction Centers	2009	18,630	-	18,630
CBIZ019	Oce	Printers and Faxes	Multifunction Centers	2009	19,750	-	19,750
AKS012	Oce	Printers	Multifunction Centers	2009	19,372	-	19,372
CBIZ021	Oce	Printers and Faxes	Multifunction Centers	2009	2,469	-	2,469
AKS010	Oce	Printers	Multifunction Centers	2009	3,709	-	3,709
CBIZ027	Oce	Printers and Faxes	Multifunction Centers	2009	15,616	-	15,616
CBIZ029	Oce	Printers and Faxes	Multifunction Centers	2009	10,317	-	10,317
CBIZ031	Oce	Printers and Faxes	Multifunction Centers	2009	10,044	-	10,044
CBIZ032	Oce	Printers and Faxes	Multifunction Centers	2009	4,054	-	4,054
CBIZ033	Oce	Printers and Faxes	Multifunction Centers	2009	9,188	-	9,188
CIG011	Oce	Printers and Faxes	Multifunction Centers	2009	1,074	-	1,074
COR019	Oce	Printers and Faxes	Multifunction Centers	2009	764	-	764
COR020	Oce	Printers and Faxes	Multifunction Centers	2009	2,361	-	2,361
ACI006	Cisco	HSDPA Downlink Mobility Test Module, R99 Data Mobility Test Module, Annual Support Agreement	Wireless Protocol Verification Equipment	2009	17,454	-	17,454
MCS001	Retailix	(13) 3 Unit POS, (1) 2 Unit POS	Datacom	2009	133,238	-	133,238
CBIZ020	Oce	Printers and Faxes	Multifunction Centers	2009	4,834	-	4,834
					$2,963,513	$ 321,071	$ 3,284,584
Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund III
For the Period September 20, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Served As The Dealer Manager

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund III during the past three years, through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

		Equipment		Year of		Debt	Total
	Manufacturer	Description	Equipment Type	Acquisition	Cash	Assumed	Equipment Cost

CHY064	HP	(2) c8000 workstations; (2) 20" monitors	Engineering Workstations	2006	$ 25,971	$ -	$ 25,971
CHY065	HP	(30) c8000 workstations, monitors	Engineering Workstations	2006	269,831	-	269,831
ISC100	Transcendent	QuickStart Storage Enclosure	Digital Storage	2006	62,390	-	62,390
IST02NR	KonicaMinolta	(4) Bizhub C352, (2) C450	Multifunction Printers	2006	63,652	-	63,652
NGC016	Dell	(1) PowerEdge 2800	Digital Storage	2006	7,530	-	7,530
AMPEA	ARINC	(20) PilotMate PM/2	Telecom	2007	95,186	-	95,186
AMPEB	ARINC	(20) PilotMate PM/2 with DGPS "Smart Antenna" Systems	Telecom	2007	95,186	-	95,186
AMPEC	ARINC	(25) PilotMate PM/2 Navigation Systems	Telecom	2007	118,983	-	118,983
CAMC051	Canon	(1) Canon IR1023IF Digital Copier	Multifunction Printers	2007	1,871	-	1,871
GEI0073	HP	(131) Proliant Servers, (156) Laptops	Small HP/Compaq Servers	2007	51,575	353,625	405,200
GEI62SER	IBM	(97) X Series Servers	Small IBM Servers	2007	85,901	470,309	556,210
GEI71SER	IBM	xSeries Servers	Small IBM Servers	2007	347,625	-	347,625
GEI71TBK	Panasonic	(844) Toughbooks	Laptops	2007	105,804	691,705	797,509
AMP001	MPC	(20) Desktops, (11) Laptops	Desktops - Tier 2	2007	65,468	-	65,468
GEI73SER	IBM	(46) X Series Servers	Small IBM Servers	2007	250,283	-	250,283
NBC032	Avid	(1) Avid ISIS Server	Graphic Workstations	2007	204,739	-	204,739
GEI72IRP	Ironport	Internet Security Hardware	Telecom	2007	91,271	-	91,271
GEIL9074	HP	Proliant 380, 580	Midrange HP Servers	2008	448,880	-	448,880
LMC005	HP	(8) Itanium Montecito Servers, (6) HP-UX Integrity EOE, (2) HP-UX Integrity MCOE	High End HP Servers	2008	114,891	-	114,891
NBC034	Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	149,800	-	149,800
IST619	KonicaMinolta	(1) Bizhub 350	Multifunction Printers	2008	6,075	-	6,075
LMC003	HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	394,582	-	394,582
CAMC084	Canon	(1) IR 3035	Multifunction Printers	2008	8,435	-	8,435
CAMC085	Canon	(1) IR 3035	Multifunction Printers	2008	6,212	-	6,212
LMS779	Ventilator Systems	Ventilators	Medical	2008	134,404	-	134,404
CAMC111	Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
CAMC109	Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
CAMC121	Konica Minolta	C550	Multifunction Printers	2008	20,612	-	20,612
CAMC123	Konica Minolta	350	Multifunction Printers	2008	4,112	-	4,112
GEI82SAN	HP	(1) HP EVA8100 Storage Array, (168) Drives	Digital Storage	2008	73,509	-	73,509
CAMC126	Konica	Konica Minolta Bizhub 350	Multifunction Printers	2008	8,506	-	8,506
CAMC118	Canon	Canon IR5050	Multifunction Printers	2008	14,082	-	14,082
CAMC089	Canon	(1) Canon IR3035	Multifunction Printers	2008	7,024	-	7,024
EPSD003	HP	(64) 6710 Notebooks, (36) dc5850, (28) Epson Powerlite 1705c Projectors, (15) Linsys network switches, (4) HP Laser Jet P2015	Laptops	2008	105,149	-	105,149
MSD002	HP	HP workstations, Apple Laptops	Desktops - Tier 2	2008	158,941	-	158,941
GAPRC001	JOEL	Scanning Electron Microscope	Electron Microscope	2008	223,994	-	223,994
CAMC122	KonicaMinolta	501	Multifunction Printers	2008	6,688	-	6,688
CAMC102	Canon	IR 5050	Multifunction Printers	2008	15,141	-	15,141
CAMC098	Canon	(1) IR 3025	Multifunction Printers	2008	6,318	-	6,318
CAMC096	Canon	(1) IR 3025	Multifunction Printers	2008	6,318	-	6,318
ATK372	Dell	(71) Latitude D630 Laptops, (30) Precision 490 Workstations, (62) Optiplex 745/755 Desktops, (102) 20" VIS FP Monitors	Laptops	2008	92,293	234,600	326,893
ACI004	Agilent	Agilent 8960	Wireless Data Performance Equipment	2008	906,033	-	906,033
CAMC099	Canon	IR3035	Multifunction Printers	2008	10,553	-	10,553
CAMC110	Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
MBC3072	Nissan	6 Forklifts	Inventory Retrieval	2008	109,038	-	109,038
IST 663	Ricoh	Aficio Bizhub 500	Multifunction Printers	2008	64,418	-	64,418
SCHR 001	IBM	3588 LTO-4 Tape Drives	Storage	2008	84,240	-	84,240
PCS 001	Lenoco	Laptops	Laptops	2008	264,568	-	264,568
GEICO L900-08-3	HP	HP Proliant BL68oc, DL380oG, BL46oc	Mid-Range Servers	2008	85,190	571,580	656,770
BOA057	Sun	High End Servers	Servers	2008	31,682	145,859	177,541
BOA058	Sun	Tape Drives	Storage	2008	56,869	261,815	318,684
BOA059	Sun	Tape Drives	Storage	2008	27,651	130,908	158,559
BOA061	Sun	High End Servers	Servers	2008	31,682	145,859	177,541
BOA062	Sun	Tape Drives	Storage	2008	56,869	261,815	318,684
JSL 188	Sciton	Profile MP Aesthetic Laser	Medical Equipment	2008	208,651	-	208,651
MII 001	HP, Cisco, Altronix	Servers Datacom, Servillance	Servers	2008	266,387	-	266,387
MBC 3179	Yale	Forklifts	Inventory Retrieval	2008	139,111	-	139,111
RTI 001	Cisco, Dell, SUN	Routers, Servers and Storage	Routers, Servers and Storage	2008	346,294	-	346,294
SFC 398	Sun	Tape Library	Storage	2008	323,466	-	323,466
SFC 399	Sun	Tape Library	Storage	2008	327,837	-	327,837
AIC 034	Sun	Enterprise Servers	Servers	2008	460,087	-	460,087
BOA 066	Sun	T10000A Tape Drives	Storage	2008	44,718	179,217	223,935
BOA 071	Sun	SFT2000	Mid-Range Servers	2008	8,405	33,685	42,091
BOA 072	Sun	T10000A Tape Drives	Storage	2008	13,132	52,630	65,762
SMC 05	Braun, Tyco, Phillips, Varathon, Tri-Anim	Medical Equipment	Medical Equipment	2008	231,798	-	231,798
CLC011	Oce	Printers and Faxes	Multifunction Centers	2009	3,225	-	3,225
COR007	Oce	Printers and Faxes	Multifunction Centers	2009	6,728	-	6,728
CLC017	Oce	Printers and Faxes	Multifunction Centers	2009	23,477	-	23,477
CLC016	Oce	Printers and Faxes	Multifunction Centers	2009	19,140	-	19,140
CLC015	Oce	Printers and Faxes	Multifunction Centers	2009	10,624	-	10,624
CLC014	Oce	Printers and Faxes	Multifunction Centers	2009	7,879	-	7,879
CLC004	Oce	Printers and Faxes	Multifunction Centers	2009	2,379	-	2,379
CLC012	Oce	Printers and Faxes	Multifunction Centers	2009	2,729	-	2,729
COR025	Oce	Printers and Faxes	Multifunction Centers	2009	16,613	-	16,613
CLC010	Oce	Printers and Faxes	Multifunction Centers	2009	5,734	-	5,734
CLC009	Oce	Printers and Faxes	Multifunction Centers	2009	1,663	-	1,663
CLC008	Oce	Printers and Faxes	Multifunction Centers	2009	9,636	-	9,636
CLC007	Oce	Printers and Faxes	Multifunction Centers	2009	1,593	-	1,593
CLC006	Oce	Printers and Faxes	Multifunction Centers	2009	1,354	-	1,354
LMI015	Oce	Printers	Multifunction Centers	2009	3,513	-	3,513
CLC013	Oce	Printers and Faxes	Multifunction Centers	2009	6,124	-	6,124
AKS019	Oce	Printers	Multifunction Centers	2009	9,738	-	9,738
AGC001	Hermle	(1) C40 Machining Center (Computerized Milling Equipment)	Industrial Precision Equipment	2009	275,548	-	275,548
LMI013	Oce	Printers	Multifunction Centers	2009	9,744	-	9,744
LMI008	Oce	Printers	Multifunction Centers	2009	8,149	-	8,149
LMI005	Oce	Printers	Multifunction Centers	2009	5,949	-	5,949
GDC003	Oce	Printers	Multifunction Centers	2009	154,411	-	154,411
FGA020	Oce	Printers	Multifunction Centers	2009	20,341	-	20,341
COR008	Oce	Printers and Faxes	Multifunction Centers	2009	4,774	-	4,774
AKS020	Oce	Printers	Multifunction Centers	2009	2,396	-	2,396
COR009	Oce	Printers and Faxes	Multifunction Centers	2009	15,213	-	15,213
AKS017	Oce	Printers	Multifunction Centers	2009	3,098	-	3,098
AKS009	Oce	Printers	Multifunction Centers	2009	12,920	-	12,920
ACI006	Cisco	HSDPA Downlink Mobility Test Module, R99 Data Mobility Test Module, Annual Support Agreement	Wireless Protocol Verification Equipment	2009	52,363	-	52,363
COR033	Oce	Printers and Faxes	Multifunction Centers	2009	21,542	-	21,542
COR029	Oce	Printers and Faxes	Multifunction Centers	2009	35,075	-	35,075
CLC003	Oce	Printers and Faxes	Multifunction Centers	2009	1,396	-	1,396
AKS022	Oce	Printers	Multifunction Centers	2009	1,019	-	1,019
BTW001	Oce	Printers and Faxes	Multifunction Centers	2009	125,186	-	125,186
SVMN012	Ricoh Aficio	(8) Printers	Multifunction Centers	2009	39,378	-	39,378
WCC001	Apple	Desktops andLaptops	Apple Desktops/Laptops	2009	44,003	-	44,003
NSR012	Oce	Printers	Multifunction Centers	2009	29,546	-	29,546
NSR009	Oce	Printers	Multifunction Centers	2009	73,657	-	73,657
SSD005	HP	Desktops and Laptops	Laptops	2009	193,860	-	193,860
CLC005	Oce	Printers and Faxes	Multifunction Centers	2009	5,486	-	5,486
BTW003	Oce	Printers and Faxes	Multifunction Centers	2009	484,525	-	484,525
SVRM002	Ricoh Aficio	(16) Printers	Multifunction Centers	2009	71,257	-	71,257
AAI022	Oce	Printers and Faxes	Multifunction Centers	2009	24,881	-	24,881
AAI017	Oce	Printers and Faxes	Multifunction Centers	2009	10,507	-	10,507
AAI016	Oce	Printers and Faxes	Multifunction Centers	2009	11,442	-	11,442
AAI008	Oce	Printers and Faxes	Multifunction Centers	2009	5,571	-	5,571
AAI007	Oce	Printers and Faxes	Multifunction Centers	2009	34,053	-	34,053
AIC036	Sun	(6) T5220	High End Sun Servers	2009	81,966	-	81,966
BTW004	Oce	Printers and Faxes	Multifunction Centers	2009	169,840	-	169,840
ECJ001	HP	HP and Kyocera Multifunction Printers	Multifunction Centers	2009	219,649	-	219,649
CLC002	Oce	Printers and Faxes	Multifunction Centers	2009	4,254	-	4,254
CLC001	Oce	Printers and Faxes	Multifunction Centers	2009	3,491	-	3,491
AHC012	Lifecare	(110) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	280,500	-	280,500
AHC011	Lifecare	(160) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	408,000	-	408,000
CAMC168	KonicaMinolta	(1) 250	Multifunction Centers	2009	6,298	-	6,298
CAMC166	KonicaMinolta	(1) 361	Multifunction Centers	2009	8,268	-	8,268
SVMN056	Ricoh Aficio	(6) Printers	Multifunction Centers	2009	58,649	-	58,649
CAMC164	KonicaMinolta	(1) 361	Multifunction Centers	2009	8,479	-	8,479
SVMN057	Ricoh Aficio	(7) Printers	Multifunction Centers	2009	44,261	-	44,261
TNT003	AMS		Tape Libraries	2009	34,861	-	34,861
SVRM017	Ricoh Aficio	(50) Printers	Multifunction Centers	2009	170,744	-	170,744
SVMN043	Ricoh Aficio	(3) Printers	Multifunction Centers	2009	24,821	-	24,821
SVRM004	Ricoh Aficio	(24) Printers	Multifunction Centers	2009	140,966	-	140,966
SVRM003	Ricoh Aficio	(16) Printers	Multifunction Centers	2009	105,796	-	105,796
LMI019	Oce	Printers	Multifunction Centers	2009	16,482	-	16,482
CAMC165	Konica Minolta	(1) 361	Multifunction Centers	2009	8,268	-	8,268
HSI019	Oce	Printers and Faxes	Multifunction Centers	2009	11,877	-	11,877
HSI026	Oce	Printers and Faxes	Multifunction Centers	2009	42,323	-	42,323
HSI025	Oce	Printers and Faxes	Multifunction Centers	2009	5,999	-	5,999
HSI024	Oce	Printers and Faxes	Multifunction Centers	2009	24,323	-	24,323
HSI023	Oce	Printers and Faxes	Multifunction Centers	2009	23,375	-	23,375
HSI022	Oce	Printers and Faxes	Multifunction Centers	2009	5,679	-	5,679
GBC014	Oce	Printers and Faxes	Multifunction Centers	2009	8,382	-	8,382
HSI020	Oce	Printers and Faxes	Multifunction Centers	2009	3,444	-	3,444
HSI029	Oce	Printers and Faxes	Multifunction Centers	2009	7,648	-	7,648
HSI018	Oce	Printers and Faxes	Multifunction Centers	2009	8,998	-	8,998
HSI017	Oce	Printers and Faxes	Multifunction Centers	2009	13,810	-	13,810
HSI016	Oce	Printers and Faxes	Multifunction Centers	2009	3,422	-	3,422
HSI012	Oce	Printers and Faxes	Multifunction Centers	2009	10,677	-	10,677
GBC016	Oce	Printers and Faxes	Multifunction Centers	2009	647	-	647
LMI014	Oce	Printers	Multifunction Centers	2009	8,416	-	8,416
HSI021	Oce	Printers and Faxes	Multifunction Centers	2009	6,672	-	6,672
SMC007	GE	Brightspeed Select Series CompaCT	Medical Imaging	2009	219,000	-	219,000
COC001	Oce	Printers	Multifunction Centers	2009	6,458	-	6,458
WSC001	Oce	Printers	Multifunction Centers	2009	4,506	-	4,406
CPVH001	Oce	Printers	Multifunction Centers	2009	12,614	-	12,614
BSHE001	Oce	Printers	Multifunction Centers	2009	6,307	-	6,307
BBMS001	Oce	Printers	Multifunction Centers	2009	18,921	-	18,921
ESSH001	Oce	Printers	Multifunction Centers	2009	12,614	-	12,614
HSI027	Oce	Printers and Faxes	Multifunction Centers	2009	21,390	-	21,390
CAR005	Hyster	H50FT Forklift	Inventory Control Systems	2009	24,993	-	24,993
HSI028	Oce	Printers and Faxes	Multifunction Centers	2009	10,474	-	10,474
MII002-CCC	IBM	(4) Websphere DataPower Integration Appliance	Datacom	2009	333,384	-	333,384
ROL001	Verifone	(14) Ruby w. Saffire and Pin Pads	Datacom	2009	152,579	-	152,579
HSI031	Oce	Printers and Faxes	Multifunction Centers	2009	23,717	-	23,717
HSI030	Oce	Printers and Faxes	Multifunction Centers	2009	5,020	-	5,020
GBC013	Oce	Printers and Faxes	Multifunction Centers	2009	1,797	-	1,797
CAR007	Canon	(68) Printers	Multifunction Centers	2009	212,455	-	212,455
GEIL9084	HP	(35) Proliant BL460, (9) 680, (6) 480, (1) MSL 6060 ULT 960 Library, (1) 4048 LTO, (2) 960 Drives, (1) Modular Drice Cabinet	Servers	2009	594,402	-	594,402
BSMR001	Hospira	IV Pumps	Infusion Therapy	2009	346,660	-	346,660
BSSF001	Hospira	IV Pumps	Infusion Therapy	2009	464,291	-	464,291
BSRC001	Hospira	IV Pumps	Infusion Therapy	2009	176,698	-	176,698
ATK462	Dell	(87) Desktops and Laptops	Laptops	2009	167,984	-	167,984
EIA007	Sprint	Entire VOIP infrastructure	Telecom	2009	201,862	-	201,862
GBC015	Oce	Printers and Faxes	Multifunction Centers	2009	3,483	-	3,483
GHSP001	LG	Healthcare LCD TVs	Audio Visual	2009	223,123	-	233,123
FGP005	Oce	Printers and Faxes	Multifunction Centers	2009	12,644	-	12,644
GEA041	Itronix	Itronix IX270 XR-1	Laptops	2009	7,752	-	7,752
GEA039	Itronix	Itronix IX270 XR-1	Laptops	2009	5,814	-	5,814
NSR008	Oce	Printers	Multifunction Centers	2009	47,545	-	47,545
NSR006	Oce	Printers	Multifunction Centers	2009	42,864	-	42,864
LMI031	Oce	Printers	Multifunction Centers	2009	29,146	-	29,146
AIC035	Sun	(6)M5000 servers, (12) Sparc quad core processors.	Quad Core Servers	2009	111,802	-	111,802
GBC004	Oce	Printers and Faxes	Multifunction Centers	2009	4,251	-	4,251
GBC012	Oce	Printers and Faxes	Multifunction Centers	2009	193	-	193
GBC011	Oce	Printers and Faxes	Multifunction Centers	2009	1,876	-	1,876
GBC010	Oce	Printers and Faxes	Multifunction Centers	2009	1,056	-	1,056
GBC009	Oce	Printers and Faxes	Multifunction Centers	2009	383	-	383
GBC008	Oce	Printers and Faxes	Multifunction Centers	2009	8,980	-	8,980
GBC007	Oce	Printers and Faxes	Multifunction Centers	2009	346	-	346
FGP003	Oce	Printers and Faxes	Multifunction Centers	2009	11,414	-	11,414
GBC005	Oce	Printers and Faxes	Multifunction Centers	2009	4,987	-	4,987
FGP004	Oce	Printers and Faxes	Multifunction Centers	2009	10,771	-	10,771
GBC003	Oce	Printers and Faxes	Multifunction Centers	2009	3,230	-	3,230
GBC002	Oce	Printers and Faxes	Multifunction Centers	2009	941	-	941
GBC001	Oce	Printers and Faxes	Multifunction Centers	2009	2,853	-	2,853
FGP007	Oce	Printers and Faxes	Multifunction Centers	2009	33,589	-	33,589
FGP006	Oce	Printers and Faxes	Multifunction Centers	2009	13,189	-	13,189
MCS001	Retailix	(13) 3 Unit POS, (1) 2 Unit POS	Datacom	2009	399,713	-	399,713
GBC006	Oce	Printers and Faxes	Multifunction Centers	2009	3,532	-	3,532
					$15,995,079	$3,533,606	$19,538,585

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund II
For the Period January 31, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Served As The Dealer Manager

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund II during the past three years, through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

		Equipment		Year of		Debt	Total
	Manufacturer	Description	Equipment Type	Acquisition	Cash	Assumed	Equipment Cost

CHY036	HP	(43) HP c8000 Workstations; (43) 20" Monitors	Engineering Workstations	2006	$39,477	$176,988	$216,465
ALC009	NetApp	(1) R200 Storage System	Digital Storage	2006	126,050	-	126,050
ATK163	Linux Networx	Customer server with 93 Nodes	Blade Servers: All MFG	2006	165,378	-	165,378
ATK181	Dell	(7) Optiplex GX620 Desktops, (1) Latitude D820 Laptop	Desktops - Tier 1	2006	7,532	-	7,532
ATK182	Dell	(7) Precision 470 Workstations	Desktops - Tier 1	2006	26,396	-	26,396
CHY037	Dell	(57) Dell Precision 370 Workstations	Engineering Workstations	2006	28,976	118,762	147,739
KAP074	IBM	(1) 2105-800 Enterprise Storage Server, (1) 2240-FLC, (1) 2240-PPRC	Digital Storage	2006	214,519	-	214,519
KAP078	IBM	(1) 2105-800 Enterprise Storage Server	Digital Storage	2006	35,166	107,564	142,731
MMC006	HP	DL360 and DL320 Servers	Small HP/Compaq Servers	2006	107,068	-	107,068
CHY035	Dell	(20) M70 Workstations	Engineering Workstations	2006	8,598	31,139	39,737
RAY001	NetApp	(1) FAS3020	Digital Storage	2006	141,528	-	141,528
RND002	HP	Misc. HP/Cisco/Dell/IBM Servers, Laptops, Monitors, etc.	Small HP/Compaq Servers	2006	161,620	-	161,620
MPC002	Strix	(100) Access Points	WiFi	2006	510,000	-	510,000
CHY039	HP	(3) HP c8000 Workstations with 20" Monitors	Engineering Workstations	2006	5,595	24,313	29,908
CHY042	Visara	(900)550LX Thin Client Terminals (120) 1360 Matrix Printers,	Desktops - Tier 2	2006	54,902	221,596	276,498
CHY050	Visara	(778) 500L Thin Client Workstations; (100) 1360-C13 Coax Printers	Engineering Workstations	2006	603,088	-	603,088
CHY052	HP	(10) 8000 Workstations	Engineering Workstations	2006	89,944	-	89,944
CHY062	HP	(45) XW4300 Engineering Workstations; (45) 20" monitors	Engineering Workstations	2006	18,546	81,929	100,475
ISC100	Transcendent	QuickStart Storage Enclosure	Digital Storage	2006	62,390	-	62,390
CHY034	HP	(13) c8000 Workstations, (13) P1230 CRT Monitors	Engineering Workstations	2006	17,470	79,121	96,591
CAMC028	Canon	(1) IR 5570	Multifunction Printers	2007	15,529	-	15,529
CAMC016	Canon	(1) IR 8070	Multifunction Printers	2007	17,612	-	17,612
CAMC018	Canon	(1) IR 3035	Multifunction Printers	2007	9,494	-	9,494
CAMC020	Canon	(1) IR 5870	Multifunction Printers	2007	13,235	-	13,235
CAMC021	Canon	(1) IR 5070	Multifunction Printers	2007	12,706	-	12,706
CAMC022	Canon	(1) IR5070	Multifunction Printers	2007	14,788	-	14,788
CAMC023	Canon	(1) IR 3320	Multifunction Printers	2007	7,024	-	7,024
CAMC024	Toshiba	(1) Estudio 550	Multifunction Printers	2007	6,953	-	6,953
CAMC012	Canon	(1) IR 5070	Multifunction Printers	2007	14,435	-	14,435
CAMC026	Canon	(1) IR 3035	Multifunction Printers	2007	10,553	-	10,553
CAMC010	Canon	(1) IR 3035	Multifunction Printers	2007	8,506	-	8,506
CAMC035	Canon	(1) IR 3030	Multifunction Printers	2007	6,829	-	6,829
CAMC036	Canon	(1) IR 3300	Multifunction Printers	2007	5,541	-	5,541
CAMC038	Canon	(1) IR 3035	Multifunction Printers	2007	9,706	-	9,706
CAMC039	Canon	(1) IR 3030	Multifunction Printers	2007	8,435	-	8,435
CAMC040	Canon	(1) IR 3035	Multifunction Printers	2007	9,706	-	9,706
CAMC042	Canon	(1) IR 3035	Multifunction Printers	2007	8,082	-	8,082
CAMC025	Canon	(1) IR 3320	Multifunction Printers	2007	9,953	-	9,953
GEA13M	Itronix	(5) GoBook III	Laptops	2007	23,986	-	23,986
AMPEA	ARINC	(20) PilotMate PM/2	Telecom	2007	95,186	-	95,186
AMPEB	ARINC	(20) PilotMate PM/2 with DGPS "Smart Antenna" Systems	Telecom	2007	95,186	-	95,186
AMPEC	ARINC	(25) PilotMate PM/2 Navigation Systems	Telecom	2007	118,983	-	118,983
CAMC013	Canon	(1) IR 2270	Multifunction Printers	2007	5,965	-	5,965
GEA13E	Itronix	(7) GoBook III	Laptops	2007	31,185	-	31,185
GEA13O	Itronix	(6) GoBook III	Laptops	2007	26,730	-	26,730
GEA13R	Itronix	(7) GoBook III	Laptops	2007	31,185	-	31,185
GEA13S	Itronix	(7) GoBook III	Laptops	2007	26,730	-	26,730
GEA13U	Itronix	(7) GoBook III	Laptops	2007	26,730	-	26,730
GEA13V	Itronix	(12) GoBook III	Laptops	2007	53,459	-	53,459
CAMC005	Canon	(1) IR 7105	Multifunction Printers	2007	31,306	-	31,306
CAMC008	Canon	(1) IR 3570U Digital Copier	Multifunction Printers	2007	9,776	-	9,776
CAMC009	Canon	(1) IR 3030	Multifunction Printers	2007	6,918	-	6,918
GEA13B	Itronix	(5) GoBook III	Laptops	2007	22,275	-	22,275
NGC026	SafeNet	(4) SAEII Encryption Routers	DatacoOther	2007	95,729	-	95,729
IST603	KonicaMinolta	(1) Bizhub 600	Multifunction Printers	2007	9,907	-	9,907
IST611	KonicaMinolta	(1) Bizhub Pro C500	Multifunction Printers	2007	31,541	-	31,541
IST612	KonicaMinolta	(1) Bizhub C451	Multifunction Printers	2007	7,823	-	7,823
MMED001	Motion Computing	(34) Le1700 Tablet PC's	Laptops	2007	77,127	-	77,127
LFM2NR	Sharp	Multifunction Copiers	Multifunction Printers	2007	335,530	-	335,530
IST575	KonicaMinolta	(1) Bizhub 1050, (1) C500	Multifunction Printers	2007	65,230	-	65,230
WLI039	Dell	(244) Dell Workstations	Engineering Workstations	2007	236,708	-	236,708
GEI0073	HP	(131) Proliant Servers, (156) Laptops	Small HP/Compaq Servers	2007	51,575	353,625	405,200
CUSD001	Canon	(42) Image Runners	Multifunction Printers	2007	610,856	-	610,856
CUSD002	Dell	(477) Dell Latitude D520 Laptops, (3) Toshiba M400 Laptops	Laptops	2007	269,688	-	269,688
IST602	KonicaMinolta	(1) Bizhub 200	Multifunction Printers	2007	4,170	-	4,170
IST590	KonicaMinolta	(1) 350 Copier	Multifunction Printers	2007	4,847	-	4,847
GEI71SER	IBM	xSeries Servers	Small IBM Servers	2007	405,563	-	405,563
GEI71TBK	Panasonic	(844) Toughbooks	Laptops	2007	105,804	691,705	797,509
GEI72IRP	Ironport	Internet Security Hardware	Telecom	2007	91,271	-	91,271
GEI72SER	IBM	(62) X Series Servers	Small IBM Servers	2007	632,893	-	632,893
GEI73SER	IBM	(46) X Series Servers	Small IBM Servers	2007	250,283	-	250,283
IST544	KonicaMinolta	(1) Bizhub 1050, (1) Bizhub C500, (2) Bizhub 200	Multifunction Printers	2007	81,707	-	81,707
CAMC058	Canon	(1) Canon IR3025 Digital Copier	Multifunction Printers	2008	6,635	-	6,635
NBC034	Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	149,800	-	149,800
LMS779	Ventilator Systems	Ventilators	Medical	2008	134,404	-	134,404
CAMC071	Canon	(1) IR3025	Multifunction Printers	2008	6,600	-	6,600
CAMC072	Canon	(1) IR3025	Multifunction Printers	2008	6,600	-	6,600
CAMC073	Canon	(1) IR 3035	Multifunction Printers	2008	9,176	-	9,176
GEIL9074	HP	Proliant 380, 580	Midrange HP Servers	2008	224,440	-	224,440
LMC004	HP	(8) Itanium Servers, (1) Integrity rx8640, (16) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	218,786	-	218,786
CAMC115	Canon	IR3035	Multifunction Printers	2008	11,753	-	11,753
CAMC 058A	Canon	(1) Canon IR3025 Digital Copier	Multifunction Printers	2008	1,505	-	1,505
ACI003	APEX	Wireless Data Performance Equipment	Wireless Data Performance Equipment	2008	517,331	-	517,331
GEI81TBK	Panasonic	Toughbooks	Laptops	2008	324,951	-	324,951
NBC038	Avid	Symphony Nitris System w/HP 8400, (1) 20" flat panel	Graphic Workstations	2008	56,572	-	56,572
CAMC107	Canon	IR 3025	Multifunction Printers	2008	6,600	-	6,600
GEIL9082	HP	(73) DL380, (15) Libraries, (28) Drives, (8) BL680, (178) C8510 switch routers, (7) BL700, (34) BL460	Blade Servers: All MFG	2008	74,293	509,504	583,797
GEI82TBK	Panasonic	(138) Touchbook CF19, (138) 1GB Memory, (6) Touchbook CF30, (6) 512MB Memory	Laptops	2008	210,727	-	210,727
ACI001	Rohde & Schwarz	CRTU-W, CRTU-G	Wireless Protocol Verification Equipment	2008	573,862	-	573,862
ACI002	Rohde & Schwarz	Wireless Protocol Verification Equipment	Wireless Protocol Verification Equipment	2008	521,722	-	521,722
GEIL9081	HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	123,128	704,127	827,255
GEI81SER	IBM	(4) x3650 Servers, (10) x3850 Servers	Small IBM Servers	2008	84,593	-	84,593
NSC 001	Gateway	Laptops	Laptops	2008	117,399	-	117,399
PCS 001	Lenoco	Laptops	Laptops	2008	352,757	-	352,757
BOA048	Sun	Tape Drives	Storage	2008	18,459	87,247	105,706
BOA060	Sun	Tape Drives	Storage	2008	90,678	397,710	488,388
BOA063	Sun	Tape Drives	Storage	2008	27,651	130,908	158,559
BOA064	Sun	Tape Drives	Storage	2008	90,678	397,710	488,388
BOA 070	Sun	T10000A Tape Drives	Storage	2008	7,892	31,627	39,518
SMC 05	Braun, Tyco, Phillips, Varathon, Tri-Anim	Medical Equipment	Medical Equipment	2008	115,899	-	115,899
SVMN007	Ricoh Aficio	(37) Printers	Multifunction Centers	2009	186,107	-	186,107
COR014	Oce	Printers and Faxes	Multifunction Centers	2009	12,142	-	12,142
COR013	Oce	Printers and Faxes	Multifunction Centers	2009	4,894	-	4,894
COR012	Oce	Printers and Faxes	Multifunction Centers	2009	463	-	463
COR011	Oce	Printers and Faxes	Multifunction Centers	2009	1,180	-	1,180
CIG017	Oce	Printers and Faxes	Multifunction Centers	2009	100,103	-	100,103
CIG005	Oce	Printers and Faxes	Multifunction Centers	2009	128,205	-	128,205
CAMC156	KonicaMinolta	(1) 361	Multifunction Centers	2009	7,690	-	7,690
ECJ001	HP	HP and Kyocera Multifunction Printers	Multifunction Centers	2009	219,649	-	219,649
SVRM019	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
SVMN059	Ricoh Aficio	(2) Printers	Multifunction Centers	2009	11,570	-	11,570
SVMN041	Ricoh Aficio	(1) Printer	Multifunction Centers	2009	1,190	-	1,190
SVMN031	Ricoh Aficio	(4) Printers	Multifunction Centers	2009	19,261	-	19,261
AGC001	Hermle	(1) C40 Machining Center (Computerized Milling Equipment)	Industrial Precision Equipment	2009	110,219	-	110,219
SVMN011	Ricoh Aficio	(13) Printers	Multifunction Centers	2009	73,615	-	73,615
COR021	Oce	Printers and Faxes	Multifunction Centers	2009	90,869	-	90,869
BTW008	Oce	Printers and Faxes	Multifunction Centers	2009	118,514	-	118,514
BTW006	Oce	Printers and Faxes	Multifunction Centers	2009	137,356	-	137,356
AAI021	Oce	Printers and Faxes	Multifunction Centers	2009	11,571	-	11,571
AAI020	Oce	Printers and Faxes	Multifunction Centers	2009	4,275	-	4,275
AAI019	Oce	Printers and Faxes	Multifunction Centers	2009	2,953	-	2,953
AAI015	Oce	Printers and Faxes	Multifunction Centers	2009	6,119	-	6,119
AAI014	Oce	Printers and Faxes	Multifunction Centers	2009	63,242	-	63,242
AAI013	Oce	Printers and Faxes	Multifunction Centers	2009	6,637	-	6,637
AAI012	Oce	Printers and Faxes	Multifunction Centers	2009	4,849	-	4,849
AAI011	Oce	Printers and Faxes	Multifunction Centers	2009	1,356	-	1,356
AAI010	Oce	Printers and Faxes	Multifunction Centers	2009	5,459	-	5,459
AWW009	Oce	Printers and Faxes	Multifunction Centers	2009	5,865	-	5,865
SVMN018	Ricoh Aficio	(3) Printers	Multifunction Centers	2009	15,137	-	15,137
AKS008	Oce	Printers	Multifunction Centers	2009	9,147	-	9,147
HSI011	Oce	Printers and Faxes	Multifunction Centers	2009	1,653	-	1,653
HSI010	Oce	Printers and Faxes	Multifunction Centers	2009	1,577	-	1,577
HSI009	Oce	Printers and Faxes	Multifunction Centers	2009	3,770	-	3,770
HSI008	Oce	Printers and Faxes	Multifunction Centers	2009	1,556	-	1,556
HSI007	Oce	Printers and Faxes	Multifunction Centers	2009	944	-	944
HSI006	Oce	Printers and Faxes	Multifunction Centers	2009	2,437	-	2,437
HSI005	Oce	Printers and Faxes	Multifunction Centers	2009	11,120	-	11,120
HSI004	Oce	Printers and Faxes	Multifunction Centers	2009	453	-	453
HSI003	Oce	Printers and Faxes	Multifunction Centers	2009	819	-	819
HSI002	Oce	Printers and Faxes	Multifunction Centers	2009	354	-	354
HSI001	Oce	Printers and Faxes	Multifunction Centers	2009	1,902	-	1,902
BSMR001	Hospira	IV Pumps	Infusion Therapy	2009	346,660	-	346,660
COR015	Oce	Printers and Faxes	Multifunction Centers	2009	8,455	-	8,455
AIC035	Sun	(6)M5000 servers, (12) Sparc quad core processors.	Quad Core Servers	2009	111,802	-	111,802
COR016	Oce	Printers and Faxes	Multifunction Centers	2009	8,673	-	8,673
AKS007	Oce	Printers	Multifunction Centers	2009	3,596	-	3,596
AKS006	Oce	Printers	Multifunction Centers	2009	13,390	-	13,390
IST689	KonicaMinolta	Bizhub C253	Multifunction Centers	2009	6,571	-	6,571
COR032	Oce	Printers and Faxes	Multifunction Centers	2009	12,348	-	12,348
COR031	Oce	Printers and Faxes	Multifunction Centers	2009	17,671	-	17,671
COR030	Oce	Printers and Faxes	Multifunction Centers	2009	3,660	-	3,660
COR028	Oce	Printers and Faxes	Multifunction Centers	2009	448	-	448
COR027	Oce	Printers and Faxes	Multifunction Centers	2009	7,166	-	7,166
COR026	Oce	Printers and Faxes	Multifunction Centers	2009	7,895	-	7,895
COR024	Oce	Printers and Faxes	Multifunction Centers	2009	5,527	-	5,527
COR023	Oce	Printers and Faxes	Multifunction Centers	2009	8,232	-	8,232
COR022	Oce	Printers and Faxes	Multifunction Centers	2009	17,410	-	17,410
ATK522	Dell	Minitower Server	Servers	2009	37,642	-	37,642
ATK500	Dell	(5) Latitude D630	Laptops	2009	5,837	-	5,837
					$12,689,035	$4,145,575	$16,834,610

Prior performance is not indicative of future performance

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund I
For the Period January 1, 2006 through June 30, 2009
Commonwealth Capital Securities Corp. Served As The Dealer Manager

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund I during the past three years, through June 30, 2009.  Commonwealth Capital Securities Corp. served as Dealer Manager for each of these funds, which we feel partially enhanced returns to investors. See the discussion on the introductory page to the Prior Performance Tables section.

		Equipment		Year of		Debt	Total
	Manufacturer	Description	Equipment Type	Acquisition	Cash	Assumed	Equipment Cost

CHY042	Visara	(900)550LX Thin Client Terminals (120) 1360 Matrix Printers,	Desktops - Tier 2	2006	$54,902	$221,596	$276,498
CHY054	HP	(20) 8000 Workstations	Engineering Workstations	2006	97,410	-	97,410
CHY056	HP	(10) C8000 Workstations	Engineering Workstations	2006	89,944	-	89,944
CHY057	HP	(46) XW4300 Workstations	Engineering Workstations	2006	120,187	-	120,187
CHY061	Visara	(900) 500LX Thin Client Terminals	Engineering Workstations	2006	470,047	-	470,047
ALC009	NetApp	(1) R200 Storage System	Digital Storage	2006	126,050	-	126,050
ATK172	Dell	(15) Optiplex GX620, (10) Latitude D620, (3) PowerEdge 2850, (1) Powervault 132 Tape Drive	Desktops - Tier 1	2006	55,356	-	55,356
NGC010	IBM	IBM 9113 P Series Server	Midrange IBM Servers	2006	112,881	-	112,881
NGC019	HP	RP3400 Server	Midrange HP Servers	2006	74,875	-	74,875
NBC018	Avid	Unity ISIS Media Storage System	Digital Storage	2006	142,463	-	142,463
RND002	HP	Misc. HP/Cisco/Dell/IBM Servers, Laptops, Monitors, etc.	Small HP/Compaq Servers	2006	161,620	-	161,620
KAP078	IBM	(1) 2105-800 Enterprise Storage Server	Digital Storage	2006	35,166	107,564	142,731
NBC015	Sonomic	(1) Total Library Server	Digital Storage	2006	18,836	-	18,836
MMC006	HP	DL360 and DL320 Servers	Small HP/Compaq Servers	2006	107,068	-	107,068
NGC018	Cisco	Catalyst 6500's	Datacom - Cisco	2006	66,185	-	66,185
MPC003	Strix	(100) Access Points	WiFi	2006	510,000	-	510,000

CAMC049	Canon	(1) IR3025	Multifunction Printers	2007	7,659	-	7,659
GEI071	HP	HP Proliant Servers, Laptops, Tape Drives, Tape Libraries	Small HP/Compaq Servers	2007	600,853	-	600,853
GEI64SER	IBM	(51) X Series Servers	Small IBM Servers	2007	277,487	-	277,487
IST614	KonicaMinolta	(2) Bizhub 250	Multifunction Printers	2007	1,152	-	1,152
IST615	KonicaMinolta	(2) Bizhub 250	Multifunction Printers	2007	6,842	-	6,842
APT001	Compaq	(1) Proliant DL580 Server	Small HP/Compaq Servers	2007	-	-	-
APT002	Compaq	(4) Proliant DL580 Servers	Small HP/Compaq Servers	2007	-	-	-
CAMC052	Canon	(1) Canon IR1023IF Digital Copier	Multifunction Printers	2007	1,871	-	1,871
GEI0073	HP	(131) Proliant Servers, (156) Laptops	Small HP/Compaq Servers	2007	51,575	353,625	405,200
CAMC001	Canon	(1) IR 2230	Multifunction Printers	2007	5,435	-	5,435
CAMC002	Canon	(1) IR 1023	Multifunction Printers	2007	1,871	-	1,871
CAMC003	Canon	(1) IR 3570	Multifunction Printers	2007	12,529	-	12,529
CAMC004	Canon	(1) IR 7105	Multifunction Printers	2007	52,588	-	52,588
ATK185	Linux Networx	Node Server	Misc Small Servers	2007	35,701	-	35,701
NCI002	Sonic Foundry	(1) Sonic Foundry Mediasite RL-440 Recorder/Webcaster	Audio Visual	2007	17,324	-	17,324
GEI62SER	IBM	(97) X Series Servers	Small IBM Servers	2007	85,901	470,309	556,210
NGC026	SafeNet	(4) SAEII Encryption Routers	Datacom - Other	2007	95,729	-	95,729
WLI039	Dell	(244) Dell Workstations	Engineering Workstations	2007	236,708	-	236,708
						-
CAMC069	Canon	(1) IR3025 Printer	Multifunction Printers	2008	6,212	-	6,212
CAMC057	Canon	(1) Canon IR3025 Digital Copier	Multifunction Printers	2008	6,635	-	6,635
GEI74SER	IBM	(43) Servers; X3850 and X3650	Midrange IBM Servers	2008	270,473	-	270,473
LMC003	HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	263,055	-	263,055
CAMC077	Canon	(1) IR 1023IF	Multifunction Printers	2008	1,765	-	1,765
IST631	KonicaMinolta	(1) Bizhub 350, (1) Bizhub 161f, (1) Bizhub 250	Multifunction Printers	2008	8,568	-	8,568
CAMC076	Canon	(1) IR 1023N	Multifunction Printers	2008	1,765	-	1,765
IST646	KonicaMinolta	(1) Bizhub 250	Multifunction Printers	2008	3,421	-	3,421
CAMC114	Canon	IR3035	Multifunction Printers	2008	11,753	-	11,753
CAMC119	Canon	Canon IR5050	Multifunction Printers	2008	17,612	-	17,612
GEIL9082	HP	(73) DL380, (15) Libraries, (28) Drives, (8) BL680, (178) C8510 switch routers, (7) BL700, (34) BL460	Blade Servers: All MFG	2008	123,822	849,173	972,995
XRX087	Dell	(88) Optiplex 755, (20) Latitude D630, (21) Dell Precision M6300, (9) Precision T7400	Desktops - Tier 1	2008	25,064	89,698	114,761
CAMC125	Konica	Konica Minolta Bizhub 250	Multifunction Printers	2008	7,412	-	7,412
GEI82TBK	Panasonic	(138) Touchbook CF19, (138) 1GB Memory, (6) Touchbook CF30, (6) 512MB Memory	Laptops	2008	210,727	-	210,727
GEI81SER	IBM	(4) x3650 Servers, (10) x3850 Servers	Small IBM Servers	2008	84,593	-	84,593
GEICO L900-08-3	HP	HP Proliant BL68oc, DL380oG, BL46oc	Mid-Range Servers	2008	39,319	263,806	303,125
GEICO L905-08-3-TBK	Panasonic	CF-19 Notebooks	Laptops	2008	166,937	-	166,937
ATK 461	Dell	Laptops T5400 and Workstations D630	Laptops & Workstations	2008	22,997	32,036	55,033
CAMC 073A	Canon	IR3035 Upgrade	Multifunction Printers	2008	1,852	-	1,852
BOA 069	Sun	T10000A Tape Drives	Storage	2008	7,892	31,631	39,523
CAMC162	Konica Minolta	(1) 250	Multifunction Centers	2009	6,049	-	6,049
ATK526	HP	Printers	Multifunction Centers	2009	10,188	-	10,188
COR006	Oce	Printers and Faxes	Multifunction Centers	2009	1,990	-	1,990
COR005	Oce	Printers and Faxes	Multifunction Centers	2009	577	-	577
COR004	Oce	Printers and Faxes	Multifunction Centers	2009	229	-	229
COR003	Oce	Printers and Faxes	Multifunction Centers	2009	204	-	204
AKS003	Oce	Printers	Multifunction Centers	2009		-
COR001	Oce	Printers and Faxes	Multifunction Centers	2009	139	-	139
AKS004	Oce	Printers	Multifunction Centers	2009	4,964	-	4,964
CAMC157	Konica Minolta	(1) 250	Multifunction Centers	2009	6,152	-	6,152
ATK559	HP	(1) Proliant DL385	Servers	2009	5,668	-	5,668
PBM018	Oce	Printers	Multifunction Centers	2009	1,432	-	1,432
PBM004	Oce	Printers	Multifunction Centers	2009	3,794	-	3,794
CAMC096A	Canon	(1) IR 3025 Upgrade	Multifunction Centers	2009	1,000	-	1,000
IST681	Konica Minolta	(1) Bizhub 250	Multifunction Centers	2009	5,168	-	5,168
COR002	Oce	Printers and Faxes	Multifunction Centers	2009	520	-	520
IST677	Konica Minolta	Bizhub 160 & 200	Multifunction Centers	2009	7,423	-	7,423
CWE0001	Oce	Printers	Multifunction Centers	2009	1,358	-	1,358
CMS001	Oce	Fax	Multifunction Centers	2009	1,358	-	1,358
CEE001	Oce	Fax	Multifunction Centers	2009	1,358	-	1,358
CCP001	Oce	Printers	Multifunction Centers	2009	1,358	-	1,358
BSRC001	Hospira	IV Pumps	Infusion Therapy	2009	176,698	-	176,698
AKS001	Oce	Printers	Multifunction Centers	2009	5,640	-	5,640
AKS 003	Oce	Printers	Multifunction Centers	2009	4,614	-	4,614
ATK462	Dell	(87) Desktops and Laptops	Laptops	2009	9,332	-	9,332
COH001	Oce	Printers	Multifunction Centers	2009	5,191	-	5,191
GEA038	Itronix	Itronix IX270 XR-1	Laptops	2009	7,752	-	7,752
GEA 003A	Itronix	Itronix IX270 XR-1	Laptops	2009	11,188	-	11,188
NSR002	Oce	Printers	Multifunction Centers	2009	2,484	-	2,484
LMI003	Oce	Printers	Multifunction Centers	2009	4,152	-	4,152
FGA008	Oce	Printers	Multifunction Centers	2009	1,416	-	1,416
FGA005	Oce	Printers	Multifunction Centers	2009	3,002	-	3,002
AKS016	Oce	Printers	Multifunction Centers	2009	2,337	-	2,337
ATK500	Dell	(5) Latitude D630	Laptops	2009	5,837	-	5,837
					$5,316,659	$2,419,437	$7,736,096

Prior performance is not indicative of future performance.

ANY SUPPLEMENTS AND/OR STICKERS WHICH UPDATE
THIS PROSPECTUS ARE CONTAINED ON THE INSIDE BACK COVER

SUPPLEMENT FOR ALABAMA, MINNESOTA AND OHIO INVESTORS

Although this partnership uses the word “Growth” in its title, the assets to be acquired by the partnership will not appreciate in value and will in fact lose value rapidly after acquisition.  By using the term “Growth,” the sponsor of this partnership means that the sponsor will purchase additional equipment with money that otherwise could be distributed to investors as a return on their investment.

SUPPLEMENT FOR PENNSYLVANIA INVESTORS

Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

Pennsylvania law generally requires that in offerings such as ours, the ratio of the maximum amount offered to the minimum amount offered be no greater than 20 to 1.  Because our maximum amount offered is $50,000,000, the minimum amount required to meet the ratio is $2,500,000.  The minimum offering amount for this offering is $1,150,000.  Therefore, until a minimum of $2,500,000 is raised from investors, we must either (i) create a separate escrow account for Pennsylvania investors, which will not release funds from escrow until a minimum of $2,500,000 has been raised, or (ii) prohibit sales in Pennsylvania until a minimum of $2,500,000 has been raised.  To avoid the expense associated with a separate escrow account, we have elected to delay selling our units in Pennsylvania until at least $2,500,000 has been raised.

Please be advised that any information represented that is not contained in this prospectus has not been authorized by CIGF7, the general partner or the dealer manager.  If any material change in the prospectus occurs, this prospectus will be appropriately amended or supplemented.  The use of forecasts in this offering is also prohibited and not permitted.

Until February 11, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  You should carefully review and consider this information before making your investment decision.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has  been  no change in the affairs of the partnership since the date hereof. However, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

COMMONWEALTH INCOME & GROWTH FUND VII, LP

Table of Contents	Page Number
Investor Suitability Standards	1
Prospectus Summary	6
Risk Factors	11	[LOGO]
Our Industry and Our Company	21
Management	23	Commonwealth
Responsibilities of the General Partner	28	Capital Securities Corp.
Investment Objectives and Policies	29	400 Cleveland Street, Seventh Floor
Compensation To the General		Clearwater, Florida 33755
Partner and Affiliates	36	1-877-654-1500
Conflicts Of Interest	39
Prior Offerings By Affiliates	42
Transferability of Units	46
Distributions and Allocations	48
United States Federal Income
Tax Considerations	51
ERISA Considerations	69
Management’s Discussion of Certain
Financial Data	72
Partnership Agreement Summary	73
Plan of Distribution	76
Estimated Use of Proceeds	81
Reports to Limited Partners	82
Legal Matters	82
Experts	82
Where You Can Find
Additional Information	83
Subscription Agreement	Appendix I
Partnership Agreement	Appendix II
Selected Financial Data	Table I
Prior Performance Tables	Table II
Supplements	Inside Back Cover

COMMONWEALTH INCOME & GROWTH FUND VII, LP

CUMULATIVE SUPPLEMENT NO. 6
DATED APRIL 8, 2011

TO PROSPECTUS DATED NOVEMBER 13, 2009,
AS AMENDED BY SUPPLEMENT NO. 1 DATED APRIL 9, 2010, SUPPLEMENT NO. 2 DATED
JUNE 2, 2010, SUPPLEMENT NO. 3 DATED SEPTEMBER 10, 2010, SUPPLEMENT NO. 4 DATED OCTOBER 14, 2010 AND SUPPLEMENT NO. 5 DATED DECEMBER 17, 2011

Summary

We are providing you with this cumulative supplement, dated April 8, 2011, to update and revise the prospectus dated November 13, 2009, as previously supplemented. This Supplement No. 6 consolidates and supersedes all prior prospectus supplements, and forms a part of, and must be accompanied or preceded by, the original prospectus.

The primary purposes of this cumulative supplement are to:

•	Consolidate all previous prospectus supplements;
•	Describe the current status of the offering;
•	Describe the equipment portfolio acquired by Commonwealth Income & Growth Fund VII, LP (“CIGF7”);
•	Update and clarify various discussions contained in the prospectus;
•	Update the financial information of CIGF7; and
•	Update the prior performance tables contained in the prospectus.

You should thoroughly review the prospectus and this Cumulative Supplement No. 6 prior to subscribing for units.

Forward Looking Statements

Certain statements included in this supplement address activities, events or developments that we and our general partner anticipate, as of the date of this supplement, will or may occur in the future. For example, the words “believes,” “anticipates,” and “expects” are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We do not intend to update these forward-looking statements, except as required by law.

            In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Prospectus Supplement and other public statements we make. Such factors include, but are not limited to: the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to maintain and improve cost efficiency of operations; changes in economic conditions; reliance on third parties for manufacturing of products and provision of services; and other factors that are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of  Financial Condition and Results of Operations” sections and other sections of the Prospectus and this Prospectus Supplement.

Status of the Offering and Equipment Acquisitions

Our first escrow closing took place on March 31, 2010. As of March 31, 2011, we had sold a total of $17,690,658.70 in Units in our public offering.  Approximately 43% of net offering proceeds have been invested through March 31, 2011.  We made our first distribution to limited partners on June 30, 2010 at the targeted annualized rate of 8.5%.  For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, investors received total distributions in an amount equal to approximately 1.8% of their initial capital contributions, all of which represented a return of capital.

           As of March 31, 2011, CIGF7 has acquired 66 schedules of leased equipment, for an aggregate purchase price of $6,645,010, as more particularly described in the table below:

Manufacturer	Equipment Type/Description	No. of Schedules	Cash	Debt Assumed	Total Equipment Cost	Acquisition Fee Paid to General Partner
Rohde & Schwarz	Wireless Protocol Verification Equipment	2	$663,174	0	$663,174	$26,527
Canon	Multifunction Centers	1	$186,866	0	$186,866	$7,475
HP	Blade Servers	1	$14,455	$85,719	$100,175	$4,007
HP	Laptops	1	$87,542	0	$87,542	$3,502
Ricoh	Multifunction Printers	1	$150,587	0	$150,587	$6,023
Quantum	Tape Library; Storage	1	$12,416	0	$12,416	$497
IBM	Small Network Servers	1	$46,874	0	$46,874	$1,875
HP	Laptops and Desktops	1	$435,602	0	$435,602	$17,424
Canon	Multifunction Centers	1	$166,225	0	$166,225	$6,649
IBM	Servers	1	$48,634	0	$48,634	$1,945
Ricoh	Multifunction Centers	2	$294,981	0	$294,981	$11,799
Canon	Multifunction Centers	1	$1,238	0	$1,238	$50
Hyster	Lift Trucks	1	$273,073	0	$273,073	$10,923
Océ	Multifunction Centers	39	$1,762,102	0	$1,762,102	$70,484
IBM	High End Servers	2	$752,560	0	$752,560	$30,102
Cannon	Multifunction Centers	3	$280,341	0	$280,341	$11,214
Liebherr	Wheel Loader	1	$351,230	0	$351,230	$14,049
Hitachi	Brocade 320 Switch	1	$10,074	0	$10,074	$403
Sun	Digital Storage	3	$910,391	0	$910,391	$36,416
Liebherr	Log Loader	1	$110,925	0	$110,925	$4,437
Total		65	$6,559,290	$85,719	$6,645,010	$265,801

Investor Suitability Standards (page 1)

Notice to Massachusetts Investors:  Investors in Massachusetts must have a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND an annual gross income of at least $100,000, OR a net worth (exclusive of home, home furnishings and automobiles) of at least $350,000.  Also, it is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Risk Factors (Page 11)

Changes in economic conditions could materially and negatively affect our business.

Our business is directly impacted by factors such as economic, political, and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies, and inflation, all of which are beyond our control.  Beginning in 2008 and continuing through 2010, general worldwide economic conditions experienced a downturn due to the sequential effects of the subprime lending crisis, general credit market crisis, collateral effects on the finance and banking industries, increased energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns.  A deterioration in economic conditions and/or a slow recovery, whether caused by national or local concerns, especially within our market area, could result in the following consequences, any of which could hurt business materially: lease delinquencies may increase; problem leases and defaults could increase; and demand for information technology products generally may decrease as businesses attempt to reduce expenses.

Climate change could disrupt our general partner’s headquarters facility if sea levels along the Southwestern Florida gulf coast rise dramatically within a short period of time.

Our general partner’s and parent company’s headquarters facility is in Clearwater, Florida, approximately two city blocks from the waters of Clearwater Harbor.  Global climate change could disrupt, damage or destroy our facilities in Clearwater if sea levels were to dramatically rise within a short period of time, and threaten the greater downtown Clearwater area with flooding.  A rapid rise in sea levels, such that we would not have time to relocate our headquarters, could disrupt the general partner’s ability to manage our portfolio and day-to-day operations, which could adversely impact returns to investors. Also, a direct landfall by a major hurricane in the Clearwater/Tampa Bay area could similarly disrupt or destroy the headquarters facility.  To the extent that global climate change increases the risk and/or severity of such a storm or rising sea levels, then climate change poses a risk to our operations that may negatively impact revenues and returns to our investors due to our inability to operate.

Management (page 23)

On August 31, 2009, William Pieranunzi III resigned as the President of our Dealer Manager, Commonwealth Capital Securities Corp., while remaining on the Board of Directors of Commonwealth Capital Corp.  Effective October 8, 2010, Gregory M. Lorenz, CFP®, assumed principal responsibilities as President of the Dealer Manager.

Mr. Lorenz, age 47, joined Commonwealth Capital Securities Corp. as its President in September 2010, and became a registered principal on October 8, 2010.  Prior to joining Commonwealth Capital Securities Corp., Mr. Lorenz served as a Financial Advisor with Allstate Financial Services from November 2009 to August 2010. His background also includes running his own fee-only financial planning practice from November 2003 to November 2006, and serving as a Financial Advisor for UBS Financial Services from November 2006 to August 2007 and E*Trade Securities from February 2008 to May 2009.  Prior to his employment with the above firms, Mr. Lorenz served as a Portfolio Manager for nine years, five of which were spent managing 17 separate Income & Growth Funds for Commonwealth Capital Corp., where he worked from 1994 to 1998.  Mr. Lorenz has been a requested speaker at several esteemed conferences and organizations, including the Wheat First Butcher Singer (later Wachovia Securities) Direct Investment Leadership Conference, the Equipment Leasing Association and the American Society of Appraisers. He has also written articles and been quoted in various publications including Euromoney, Computerworld and The Equipment Leasing & Asset-Based Borrowing Report.  Mr. Lorenz’s areas of expertise include investment, education, insurance, retirement and estate planning.  Mr. Lorenz earned his CERTIFIED FINANCIAL PLANNER™ credentials in June 2005, received his Certificate in Financial Planning from Texas A&M University, Commerce, TX, and attended Orange Coast College, Costa Mesa, CA. He holds his Series 7 General Securities Representative License, Series 66 Registered Investment Advisor Representative License, Series 39 Direct Participation Program Principal’s License and the California Department of Insurance Life & Health and Variable Contracts Licenses.

Prior Offerings By Affiliates (Page 41)

Throughout the Prior Offerings By Affiliates section of the Prospectus, we refer to prior funds’ “target distributions.”  This term refers to a distribution rate that, in the General Partner’s opinion, would have allowed each fund to reach its cumulative return goal.  For example, Fund VI’s cumulative return goal is to return each investor’s initial capital contribution plus a 10% return on investment, on an annualized basis.  The “target rate” discussed for Fund VI was therefore 10% per annum distributions.  However, a fund’s cumulative return includes both a return of initial capital, plus a 10% annualized return on investment.  Therefore, we are not able to determine if a fund met its “cumulative return” target until the end of that fund’s lifecycle, when total distributions and returns to investors can be calculated.  In addition to the information on prior funds presented on pages 43 to 45 of the Prospectus, please review the information below regarding the performance of prior funds sponsored by Commonwealth Capital Corp.

Commonwealth Income & Growth Fund I – Fund I paid distributions at an annualized rate of 10% of initial capital contributions from inception in 1994 through 1998.  In 1999, 2000 and 2001 Fund I paid distributions at annualized rates of 9.4%, 6.2% and 2.4%, respectively.  For the years 2002 through 2004 distributions were suspended.  During 2005 and 2006 (year of liquidation), Fund I paid distributions at annualized rates of approximately 2.1% and 3.3% of initial capital contributions, respectively.  See page 43 of the Prospectus for information regarding the reasons for the distribution reductions. For the life of Fund I, investors received total distributions in an amount equal to approximately 67.1% of their initial capital contributions, of which total approximately 18% represented investment income, and approximately 82% represented a return of capital for federal income tax purposes.  Of the total distributions paid, approximately 77% were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Fund II – Fund II paid distributions at an annualized rate of 10% of initial capital contributions from inception in 1996 through 1998.  Fund II paid distributions an annualized rate of 9.5% of initial capital contributions in 1999, 9.9% in 2000, 7.4% in 2001, 5.6% in 2002, 6.2% in 2003, 4.3% in 2004, 1.7% in 2005 and 0.26% in 2006 (year of liquidation).  See pages 43 and 44 of the Prospectus for information regarding the reasons for the distribution reductions. For the life of Fund II, investors received total distributions in an amount equal to approximately 78.2% of their initial capital contributions, of which total approximately 24% represented investment income, and approximately 76% represented a return of capital for federal income tax purposes.  Of the total distributions paid, approximately 81% were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Fund III – Fund III paid distributions at an annualized rate of 10% of initial capital contributions from inception in 1997 through 2004.  Fund III paid distributions an annualized rate of 4.6% of initial capital contributions during 2005, and at a rate of 2.0% from 2006 through the first quarter of 2011.  Due to the reduction of distributions, Fund III is not currently on track to meet its cumulative return goals by its expected liquidation date.  For the life of Fund III through December 31, 2009, investors received total distributions in an amount equal to approximately 83.1% of their initial capital contributions, of which total approximately 11% represented investment income, and approximately 89% represented a return of capital for federal income tax purposes.  For the life of Fund III through December 31, 2010, investors received total distributions in an amount equal to approximately 78.2% of their initial capital contributions, of which total approximately 80%  were funded by Cash Flow from Operating Activities.  The general partner has made the decision to support distributions by contributing its own capital, at least through the second quarter of 2011, before liquidation begins.

Commonwealth Income & Growth Fund IV – Fund IV paid distributions at an annualized rate of 10% of initial capital contributions from inception in 2002 through the 2007.  Fund IV paid distributions at an annualized rate of 7.5% of initial capital contributions during 2008, and at a rate of 2.5% from 2009 through the first quarter of 2011. All of Fund IV’s distributions to date represent a return of capital to investors.  Due to the reduction of distributions, Fund IV is not currently on track to meet its cumulative return goals by its expected liquidation date.  For the life of Fund IV through December 31, 2009, investors received total distributions in an amount equal to approximately 63.2% of their initial capital contributions, of which total approximately 18% represented investment income, and approximately 82% represented a return of capital for federal income tax purposes.  For the life of Fund IV through December 31, 2010, investors received total distributions in an amount equal to approximately 59.8% of their initial capital contributions, of which total approximately 67% were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Fund V – Fund V paid distributions at an annualized rate of 10% of initial capital contributions from inception through 2010, which rate was reduced to 5% beginning in the first quarter of 2011.  For the life of Fund V through December 31, 2009, investors received total distributions in an amount equal to approximately 43.1% of their initial capital contributions, of which total approximately 15% represented investment income, and approximately 85% represented a return of capital for federal income tax purposes.  For the life of Fund V through December 31, 2010, investors received total distributions in an amount equal to approximately 52.2% of their initial capital contributions, of which total approximately 86% were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Fund VI – Fund VI has paid distributions at an annualized rate of 10% of initial capital contributions since inception.  For the life of Fund VI through December 31, 2009, investors received total distributions in an amount equal to approximately 18.6% of their initial capital contributions, of which total approximately 0% represented investment income, and approximately 100% represented a return of capital for federal income tax purposes.  For the life of Fund VI through December 31, 2010, investors received total distributions in an amount equal to approximately 24.8% of their initial capital contributions, of which total approximately 63% were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Private Fund I – Private Fund I has paid distributions at an annualized rate of 10% of initial capital contributions from inception through 2010, which rate was reduced to 2.5% beginning in the first quarter of 2011.  For the life of Private Fund I through December 31, 2009, investors received total distributions in an amount equal to approximately 52.6% of their initial capital contributions, of which total approximately 18% represented investment income, and approximately 82% represented a return of capital for federal income tax purposes.  For the life of Private Fund I through December 31, 2010, investors received total distributions in an amount equal to approximately 55.5% of their initial capital contributions, of which total approximately 65% were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Private Fund II – Private Fund II has paid distributions at an annualized rate of 10% of initial capital contributions since inception.  For the life of Private Fund II through December 31, 2009, investors received total distributions in an amount equal to approximately 37.9% of their initial capital contributions, of which total approximately 3% represented investment income, and approximately 97% represented a return of capital for federal income tax purposes.  For the life of Private Fund II through December 31, 2010, investors received total distributions in an amount equal to approximately 46.7% of their initial capital contributions, of which total approximately 61%  were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Private Fund III – Private Fund III has paid distributions at an annualized rate of 10% of initial capital contributions since inception.  For the life of Private Fund III through December 31, 2009, investors received total distributions in an amount equal to approximately 28.7% of their initial capital contributions, of which total approximately 0% represented investment income, and approximately 100% represented a return of capital for federal income tax purposes.  For the life of Private Fund III through December 31, 2010, investors received total distributions in an amount equal to approximately 36.4% of their initial capital contributions, of which total approximately 53%  were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Private Fund IV – Private Fund IV has paid distributions at an annualized rate of 10% of initial capital contributions since inception.  For the life of Private Fund IV through December 31, 2009, investors received total distributions in an amount equal to approximately 14.4% of their initial capital contributions, of which total approximately 0% represented investment income, and approximately 100% represented a return of capital for federal income tax purposes.  For the life of Private Fund IV through December 31, 2010, investors received total distributions in an amount equal to approximately 12.3% of their initial capital contributions, of which total approximately 19%  were funded by Cash Flow from Operating Activities.

Commonwealth Opportunity Fund – Commonwealth Opportunity Fund is a shorter-term, smaller fund designed to take advantage of what the general partner sees as unique opportunities in equipment leasing that may not fit into the investment parameters of the other public and private funds.  COF began its $20,000,000 offering on July 20, 2009 and as of December 31, 2010 had raised $10,863,000 from investors, representing 54% of the interests offered.  As of December 31, 2010, approximately 27% of COF’s net offering proceeds were utilized for the purchase of information technology equipment, all of which was new when acquired.  Investors in COF have received 100% of target distributions since inception.  For the life of COF through December 31, 2010, investors received total distributions in an amount equal to approximately 4.1% of their initial capital contributions, of which total approximately 100%  were funded by Cash Flow from Operating Activities.  COF is currently in its offering phase.

The following is a summary of equipment acquired between January 1, 2001 and December 31, 2010 by prior public limited partnerships and private limited liability companies which were sponsored by our General Partner:

Summary of Equipment Acquired
Between January 1, 2001 and December 31, 2010(1)

Program Name	Number of Leases Acquired (2)	Cost of Equipment Acquired
Commonwealth Income & Growth Fund I	28	$ 977,051
Commonwealth Income & Growth Fund II	28	$ 3,280,783
Commonwealth Income & Growth Fund III	87	$ 5,047,090
Commonwealth Income & Growth Fund IV	354	$ 18,420,691
Commonwealth Income & Growth Fund V	201	$ 26,957,488
Commonwealth Income & Growth Fund VI	334	$ 28,261,939
Commonwealth Income & Growth Private Fund I	170	$ 20,110,130
Commonwealth Income & Growth Private Fund II	183	$ 17,407,319
Commonwealth Income & Growth Private Fund III	308	$ 23,719,851
Commonwealth Income & Growth Private Fund IV	219	$ 12,478,609
Commonwealth Opportunity Fund	82	$ 2,962,584

(1)	This table does not include prior programs sponsored by the General Partner and its affiliates that ceased purchasing equipment prior to January 1, 2001.
(2)	A “Lease” for purposes of this table may be a complete lease, or may be a particular schedule of equipment representing a portion of a larger lease.

Distributions and Allocations (page 48)

On page 48 of the Prospectus we discuss the timing of distribution payments.  Investors should note that we pay quarterly distributions in arrears for the first quarter after each investor is admitted.  This means that once you are admitted as a limited partner, you will need to wait for the completion of one full calendar quarter before you actually receive a distribution.  If you invest mid-quarter, you will not receive a distribution until the end of the first full quarter after you invest.  Therefore, if you invest early in a quarter, you may not receive a distribution for up to six months (the remainder of the quarter in which you invest, plus the next full quarter).  The amount you receive, however, will be the amount payable from your admission date through the date of payment, so you will receive all distributions to which you are entitled.

Also on page 48 of the Prospectus, we state that the cumulative return is an amount equal to a return at a rate of 10% per annum, compounded daily, on the adjusted capital contribution for all outstanding Units held by a particular limited partner.  Once the cumulative return threshold has been met, sharing of cash distributions will increase from the original sharing (99% to the limited partners and 1% to the General Partner) to increased sharing of 90% to the limited partners and 10% to the General Partner.  “Adjusted Capital Contribution” is initially equal to your capital contribution ($20 per Unit), and is reduced to the extent that any distribution exceeds the 10% rate.  Cash distributions that represent a return of capital also decrease an investor’s Adjusted Capital Contribution.  However, the General Partner has historically computed the cumulative return threshold based only upon the initial capital contribution amount, and not on a declining capital account balance. This causes the amount distributed to you to be higher than is required by the terms of our Limited Partnership Agreement.  The General Partner has done so in order to keep distributions at a steady dollar amount, and therefore to return capital to investors at a faster pace than required.  Also, calculating the cumulative return on the initial capital contribution amount will delay the increase in sharing of cash available for distribution to the General Partner.  The General Partner expects to continue calculating its distribution rate based upon initial capital contributions, although reserves the right to calculate distributions on a declining capital account balance in the future.

Escrow Account Interest (Page 78)

After we commenced our offering on November 13, 2009 and until our first escrow closing on March 31, 2010, investors’ funds were held in an escrow account at Branch Banking & Trust Co.  See “Plan of Distribution – Escrow Arrangements and Funding” on page 78 of the Prospectus.  While those funds were held in the escrow account, interest was earned in the account at a rate of less than 1% per annum, and the aggregate amount earned was approximately $1.  The Prospectus states that this interest will be allocated and distributed to the investors whose funds were held in escrow.  Because the administrative cost of allocating and distributing this interest to the investors was far in excess of the total amount of interest actually earned and after deducting required tax withholdings, the General Partner determined that the best interests of investors would be served by placing this interest income into CIGF7 for partnership purposes, rather than making a nominal distribution.  For ongoing subscriptions, we hold escrow closings approximately once per week, and therefore the interest earned in the escrow account is expected to be similarly nominal.  There was no interest earned after initial escrow break through November 30, 2010.  Therefore, we expect that any additional interest earned in the escrow account will be nominal, and will be transferred to CIGF7 as well.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (page 72)

We were formed for the purpose of acquiring various types of business-essential technology equipment, including computer information technology, telecommunications, medical technology and other similar capital equipment.  We are offering for sale up to 2,500,000 units of the limited partnership at the purchase price of $20 per unit in a public offering that commenced on November 13, 2009 (the “offering”).  We reached the minimum offering amount, broke escrow and commenced operations on March 31, 2010.  At December 31, 2010, 597,462 units were sold in the offering, for a total of approximately $11,939,000 in limited partner contributions.

Our management team consists of the officers of our corporate General Partner, Commonwealth Income & Growth Fund, Inc.  We have utilized the net proceeds of our public offering to purchase technology equipment that is subject to leases with businesses throughout the United States.  We have also utilized debt financing (not in excess of 30% of the aggregate cost of the equipment owned or subject to conditional sales contracts at the time the debt is incurred) to purchase additional equipment.  We acquire and lease equipment principally to U.S. corporations and other institutions pursuant to operating and finance leases.  We retain the flexibility to enter into full payout net leases and conditional sales contracts, but have not done so.

COMPETITIVE OUTLOOK

The commercial leasing and financing industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. We compete primarily on the basis of pricing, terms and structure, particularly on structuring flexible, responsive, and customized financing solutions for our customers. Our investments are often made directly rather than through competition in the open market. This approach limits the competition for our typical investment, which is intended to enhance returns. We believe our investment model will represent the best way for individual investors to participate in investing in business-essential equipment. Nevertheless, to the extent that our competitors compete aggressively on any combination of the foregoing factors, our results could be adversely impacted.

PRINCIPAL INVESTMENT OBJECTIVES

Our principal investment objectives are to:

(a)	acquire, lease and sell equipment to generate revenues from operations sufficient to provide annual cash distributions to our limited partners;

(b)	preserve and protect limited partners’ capital;

(c)	use a portion of cash flow and net disposition proceeds derived from the sale, refinancing or other disposition of equipment to purchase additional equipment; and

(d)	refinance, sell or otherwise dispose of equipment in a manner that will maximize proceeds.

INDUSTRY OVERVIEW

We invest in various types of domestic information technology equipment leases located solely within the United States.  Our investment objective is to acquire primarily high technology equipment. We believe that dealing in high technology equipment is particularly advantageous due to a robust aftermarket.   Information technology has developed rapidly in recent years and is expected to continue to do so.  Technological advances have permitted reductions in the cost of computer processing capacity, speed, and utility.  In the future, the rate and nature of equipment development may cause equipment to become obsolete more rapidly. In an effort to mitigate this risk our portfolio manager attempts to diversify our fund through the acquisition of different types of equipment, staggered lease maturities, various lessees, businesses located throughout the U.S., and industries served.

We also acquire high technology medical and telecommunications equipment. Our general partner seeks to maintain an appropriate balance and diversity in the types of equipment acquired. The market for high technology medical equipment is growing each year.  Generally, this type of equipment has a longer useful life.  This allows for increased re-marketability, if it is returned before its economic or announcement cycle is depleted.

Forecasts from the 2010 State of Equipment Finance Industry report published by the Equipment Lease Finance Association (ELFA), indicate an overall positive trend for equipment investment and financing over the next year.  The ELFA projects a 9.2% year over year growth for 2011-2012 in equipment and software investment, alongside a 12% increase in finance volume.  ELFA estimates that nearly $1.3 billion of investment will be made in equipment and software in 2011 and nearly 47% of that will be financed.  Forecasts further indicate an additional growth in 2012 with estimates of nearly $1.4 billion in investment, with 48% being financed.

Our business is directly impacted by factors such as economic, political, and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies, and inflation, all of which are beyond our control.  Beginning in 2008 and continuing through 2009, general worldwide economic conditions experienced a downturn.  Although we have seen a modest improvement in the global economy in 2010, the economic recovery remains weak.  Given these circumstances, we believe companies are increasingly turning to leasing as a financing solution.  We believe that companies lease business-essential equipment because leasing can provide many benefits to a company. The number one benefit of leasing that we see for a company is that there is no large outlay of cash required. Therefore, companies can preserve their working capital, lease equipment, which is an expense item, have the flexibility to upgrade the equipment when needed, and have no risk of obsolescence. Because we expect leasing to remain an attractive financing solution for American businesses during the next 12 months, we feel that our ability to increase our portfolio size and leasing revenues during that period will remain strong.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Our management’s discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management’s estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that our critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, the Partnership’s lease portfolio consisted of operating leases and finance leases.   Lease revenue is recognized on a monthly basis in accordance with the terms of the lease agreement.

In December 2010, we entered into finance leases. Finance lease interest income is recorded on a monthly basis according to the terms of the lease agreement. For finance leases, we record, at lease inception, unearned finance lease income which is calculated as follows: total lease payments, plus any residual value and initial direct costs, less the cost of the leased equipment.

Our leases do not contain any step-rent provisions or escalation clauses nor are lease revenues adjusted based on any index.

Long Lived Assets

We evaluate our long-lived assets when events or circumstances indicate that the value of the asset may not be recoverable.  We determine whether impairment exists by estimating the undiscounted cash flows to be generated by each asset.  If the estimated undiscounted cash flows are less than the carrying value of the asset then impairment exists.  The amount of the impairment is determined based on the difference between the carrying value and the fair value.  Fair value is determined based on estimated discounted cash flows to be generated by the asset.  We determine that no impairment existed for the period ended December 31, 2010.

Depreciation on computer equipment for financial statement purposes is based on the straight-line method estimated generally over useful lives of two to four years.

Intangible Assets

Equipment acquisition costs and deferred expenses are amortized on a straight-line basis over two-to-four year lives based on the original term of the lease and the loan, respectively.  Unamortized acquisition costs and deferred expenses are charged to amortization expense when the associated leased equipment is sold.

Reimbursable Expenses

Reimbursable expenses, which are charged to us by CCC in connection with our administration and operation, are allocated to us based upon several factors including, but not limited to, the number of investors, compliance issues, and the number of existing leases.  For example, if one partnership has more investors than another program sponsored by CCC, then higher amounts of expenses related to investor services, mailing and printing costs will be allocated to that partnership.  Also, while a partnership is in its offering stage, higher compliance costs are allocated to it than to a program not in its offering stage, as compliance resources are utilized to review incoming investor suitability and proper documentation.  Finally, lease related expenses, such as due diligence, correspondence, collection efforts and analysis staff costs, increase as programs purchase more leases, and decrease as leases terminate and equipment is sold. All of these factors contribute to CCC’s determination as to the amount of expenses to allocate to us or to other sponsored programs.  All of our reimbursable expenses are expensed as they are incurred.

Accounts Receivable

Accounts receivable includes current accounts receivable net of allowances and other accruals.   We monitor accounts receivable to ensure timely and accurate payment by lessees.  Our Lease Relations department is responsible for monitoring accounts receivable and, as necessary, resolving outstanding invoices.

We review a customer’s credit history before extending credit. In the event of a default it may establish a provision for uncollectible accounts receivable based upon the credit risk of specific customers, historical trends and other information.

Organizational and Syndication Costs

The general partner is entitled to be paid an organizational fee for its organizational expenses incurred for its services in organizing the partnership and preparing the offering. The amount of this fee is based on amounts of units sold in our public offering.  Organizational costs are expensed as incurred in the statement of operations.  In addition, the general partner will pay underwriting commissions of up to 10% (consisting of 7% selling commission, 2% dealer manager fee and up to 1% marketing reallowance). These commissions are nondeductible syndication expenses, which are charged against the capital accounts of limited partners.

LIQUIDITY AND CAPITAL RESOURCES

Our primary source of cash for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, was from investor contributions of approximately $11,939,000 in our public offering. Our primary source of cash for the year ended December 31, 2009 was from an initial cash contribution from the general partner of $1,000. During 2011, lease revenues, debt financing and continued contributions will be our primary sources of cash, and we will continue to invest the cash raised in our offering which is not yet committed to investment in equipment.

Our primary use of cash for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, was for capital expenditures of approximately $3,698,000, purchase of finance leases of $1,464,000, equipment acquisition fees paid to the general partner of $342,000, cash used in operating activities of $226,000 and distributions to partners of approximately $211,000.  Additionally, syndication costs were approximately $1,425,000 for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010. The public offering commenced in March 2010, so syndication costs should continue to be incurred until the offering period is complete. Capital expenditures and distributions are expected to continue to increase overall during 2011 as management focuses on additional equipment acquisitions and funding limited partner distributions. We intend to invest approximately $16,300,000 in additional equipment during 2011.  The acquisition of this equipment will be funded by cash raised through limited partner contributions during the initial offering period and debt financing. Any debt service will be funded from cash flows from lease rental payments, and not from public offering proceeds.

For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, cash was used in operating activities of approximately $226,000 which includes a net loss of approximately $583,000 and depreciation and amortization expenses of $364,000. Other noncash activities included in the determination of net loss include direct payments of lease income by lessees to banks of approximately $17,000.

As we continue to increase the size of our equipment portfolio, operating expenses will increase, which reflects the administrative costs of servicing the portfolio, but because of our investment strategy of leasing technology equipment primarily through triple-net leases, we avoid operating expenses related to equipment maintenance or taxes. Depreciation expenses will likely increase more rapidly than operating expenses as we add technology equipment to our portfolio.

At December 31, 2010, cash was held in two bank accounts maintained at one financial institution with an aggregate balance of approximately $4,566,000. Bank accounts are federally insured up to $250,000, while pursuant to the Dodd/Frank Act of 2010, some accounts are fully insured by the FDIC.  At December 31, 2010, the total cash bank balance was as follows:

At December 31, 2010	Amount
Total bank balance	$4,566,000
FDIC insured	(3,813,000)
Uninsured amount	$753,000

We mitigate the risk of holding uninsured deposits by only depositing funds with major financial institutions.  We have not experienced any losses in our accounts, and believe we are not exposed to any significant credit risk.  The amounts in such accounts will fluctuate throughout 2011 due to many factors, including the pace of additional revenues, equipment acquisitions and distributions.

As of December 31, 2010, we had future minimum rentals on noncancellable operating leases of approximately $1,231,000 for the year ending 2011 and $1,785,000 thereafter.  These amounts represent scheduled payments on existing leases only, and do not include expected future revenues on leases that we have not yet entered into.

As of December 31, 2010, we had future minimum rentals on noncancellable finance leases of approximately $564,000 for the year ending 2011 and $1,017,000 thereafter.  These amounts represent scheduled payments on existing leases only, and do not include expected future revenues on leases that we have not yet entered into.

The balance of our non-recourse debt at December 31, 2010 was approximately $68,000 with an interest rate of 7.50% and which will be payable through April 2013.  Non-recourse debt leases will not generate current cash flow because the rental payments received from these leases are used to service the indebtedness associated with acquiring or financing the lease.  For these leases, we anticipate that the equipment will generate income to the investor either through an extension of the lease term or from the sale of the equipment at the end of the lease term.  Management does not expect significant interest rate increases to take place during the remainder of 2011, and therefore expects our cost of nonrecourse borrowing to remain steady throughout the next approximately 12 months.

CCC, on our behalf and on behalf of affiliated partnerships, acquires computer equipment subject to associated debt obligations and lease agreements and allocates a participation in the cost, debt and lease revenue to the various partnerships based on certain risk factors.  Our share of the computer equipment in which we participated with other partnerships at December 31, 2010 was approximately $1,591,000 and is included in fixed assets on our balance sheet. The total cost of the equipment we shared with other partnerships at December 31, 2010 was approximately $4,880,000. Our share of the outstanding debt associated with this equipment at December 31, 2010 was approximately $68,000. The total outstanding debt related to the shared equipment at December 31, 2010 was approximately $683,000.  As we and the other programs managed by our general partner increase our overall portfolio size, opportunities for shared participation are expected to continue. Sharing in the acquisition of a lease portfolio gives the fund an opportunity to acquire additional assets and revenue streams, while allowing the fund to remain diversified and reducing its overall risk with respect to one portfolio.  Thus, total shared equipment and related debt should continue to trend higher at a modest pace for the remainder of 2011 in total dollars, but is expected to remain relatively constant as a percentage of our portfolio.

Our cash flow from operations is expected to continue to be adequate to cover all operating expenses, liabilities, and distributions to limited partners during the next 12-month period.  During 2010, our operating expenses were approximately $538,000 as our public offering commenced.

RESULTS FROM OPERATIONS

For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, we recognized revenue of approximately $475,000 and expenses of approximately $1,058,000 resulting in net loss of approximately $583,000.   The net loss is due in part to increases in depreciation expenses and equipment management fees associated with a growing portfolio of equipment.

We have entered into 23 leases that generated lease revenue of approximately $460,000 for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010.  Management expects to continue to add new leases to our portfolio throughout 2011.  We expect increases in portfolio size to increase both aggregate lease income and depreciation expense as new equipment depreciates.

For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, we recognized interest income of approximately $16,000, as a result of monies being invested in a money market account that invest directly in cash or treasury obligations pending our use of such funds. The amount in such accounts, and therefore the interest income there from, will fluctuate throughout 2011 due to many factors, including the pace of equipment acquisitions and distributions.  Overall, the continued use of offering proceeds to purchase equipment should cause cash balances to decrease during the next 12 months, as compared to 2010.

For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, operating expenses, excluding depreciation, consisted of accounting, legal, outside service fees and reimbursement of expenses to CCC for administration and operations.  These expenses were approximately $538,000 during 2010. These expenses consist mainly of due diligence, legal and sales related expenses during 2010, as our public offering commenced.

Organizational costs were approximately $125,000 for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010.  In accordance with ASC 720-15, costs relating to start-up activities and organization costs (accounting, legal, printing, etc.) are expensed as incurred.

Syndication costs, recorded as charges to Partners’ Capital, were approximately $1,425,000 for the year ended December 31, 2010.  The costs are primarily attributable to underwriting commissions, selling commissions, dealer manager fees and marketing allowance in connection with the commencement of the offering period during 2010.

We pay an equipment management fee to our general partner for managing our equipment portfolio.  The equipment management fee is approximately 5% of the gross lease revenue attributable to equipment that is subject to operating leases and 2% of the gross lease revenue attributable to equipment that is subject to finance leases.  For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, the equipment management fees were approximately $26,000 which is consistent with the lease volume and revenue. As offering proceeds continue to be utilized for the acquisition of equipment, management fees are expected to increase throughout 2011 as our equipment portfolio grows.

For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, interest expense was approximately $4,000 as a result of leases with associated debt obligations purchased during the year. Interest expense is expected to continue to increase as the size of our overall equipment portfolio increases, because a portion (up to a maximum of 30%) of the portfolio is acquired with leverage.

Depreciation and amortization expenses consist of depreciation on computer equipment and amortization of equipment acquisition fees.  For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010 these expenses were approximately $364,000.  These expenses were due to the acquisition of new equipment attributable to the purchase of new leases during 2010.

NET LOSS

Net loss was approximately $583,000 for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010. The net loss was attributable to the changes in revenue and expenses discussed above.

Financial Statements of Commonwealth Income & Growth Fund VII, LP (Prospectus Table I)

Please see the updated financial information set forth below in Table I of this Prospectus Supplement.

TABLE I – SELECTED FINANCIAL DATA

Report of Independent Registered Public Accounting Firm

The Partners
Commonwealth Income & Growth Fund VII
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheets of Commonwealth Income & Growth Fund VII (“Partnership”) as of December 31, 2010 and 2009 and the related statements of operations, Partners’ capital and cash flows for the period from March 31, 2010 (Commencement of Operations) through December 31, 2010. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund VII as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the period from March 31, 2010 (Commencement of Operations) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
March 31, 2011

COMMONWEALTH INCOME & GROWTH FUND VII, LP
BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

	2010	2009

Assets
Cash and cash equivalents	$4,565,356	$1,050
Lease income receivable	86,373	-
Other receivables, Commonwealth Capital Corp.	1,824	-
Prepaid expenses	3,681	-
	4,657,234	1,050

Net investment in finance leases	1,487,993	-

Technology equipment, at cost	3,783,727	-
Accumulated depreciation	(345,386)	-
	3,438,341	-

Equipment acquisition costs and deferred expenses, net of accumulated amortization of approximately $18,000 and $0 at December 31, 2010 and December 31, 2009, respectively	133,764	-
Prepaid acquisition fees	190,379	-
	324,143	-

Total Assets	$9,907,711	$1,050

Liabilities and Partners' Capital
Liabilities
Accounts payable	$8,459	$-
Accounts payable, General Partner	6,589	-
Other accrued expenses	17,710	-
Unearned lease income	84,541	-
Note payable	68,296	-
Total Liabilities	185,595	-

Partners' Capital
General Partner	1,050	1,050
Limited Partners	9,721,066	500
Less receivable from Limited Partners	-	(500)
Total Partners' Capital	9,722,116	1,050

Total Liabilities and Partners' Capital	$9,907,711	$1,050

see accompanying notes to financial statements

COMMONWEALTH INCOME & GROWTH FUND VII, LP
STATEMENT OF OPERATIONS
PERIOD OF MARCH 31, 2010 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2010

Amount

Revenue
Lease	$459,842
Interest and other	15,567
Total Revenue	475,409

Expenses
Operating, excluding depreciation	538,491
Organizational costs	125,467
Equipment management fee-General Partner	26,226
Interest	3,908
Depreciation	345,386
Amortization of equipment
acquisition costs and deferred expenses	18,443
Total expenses	1,057,921

Net (loss)	$(582,512)

Net (loss) allocated to limited partners	$(584,620)

Net (loss) per equivalent limited partnership unit	$(2.38)

Weighted average number of equivalent limited partnership units outstanding during the period	245,472

see accompanying notes to financial statements

COMMONWEALTH INCOME & GROWTH FUND VII, LP
STATEMENT OF PARTNERS' CAPITAL
PERIOD OF MARCH 31, 2010 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2010

	General Partner Units	Limited Partners Units	General Partner	Limited Partners	Limited Partner Receivable	Total
Balance, March 31, 2010	50	25	$1,050	$500	$(500)	$1,050
Contributions	-	597,437	-	11,938,750	500	11,939,250
Syndication costs	-	-	-	(1,424,908)	-	(1,424,908)
Net income (loss)	-	-	2,108	(584,620)	-	(582,512)
Distribution	-	-	(2,108)	(208,656)	-	(210,764)
Partners' capital - December 31, 2010	50	597,462	$1,050	$9,721,066	$-	$9,722,116

see accompanying notes to financial statements

COMMONWEALTH INCOME & GROWTH FUND VII, LP
STATEMENT OF CASH FLOWS
PERIOD OF MARCH 31, 2010 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2010

Amount

Operating activities
Net (loss)	$(582,512)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities
Depreciation and amortization	363,829
Other noncash activities:
Lease revenue net of interest expense, on notes payable, realized as a result of direct payment of principal to bank by lessee	(17,423)
Earned interest on finance leases	(12,565)
Changes in assets and liabilities
Lease income receivable	(86,373)
Prepaid Expenses	(3,681)
Other receivables, Commonwealth Capital Corp.	(1,824)
Accounts payable, General Partner	6,589
Accounts payable	8,458
Other accrued expenses	17,710
Unearned lease income	84,541
Net cash (used in) operating activities	$(223,251)

Investing activities:
Capital Expenditures	(3,698,007)
Purchase of finance leases	(1,463,833)
Payments from finance leases	46,958
Initial Costs - finance leases	(58,553)
Equipment acquisition fees paid to General Partner	(341,728)
Net cash (used in) investing activities	(5,515,163)

Financing activities:
Contributions	11,939,250
Syndication costs	(1,424,908)
Distributions to partners	(210,764)
Debt placement fee paid to General Partner	(858)
Net cash provided by financing activities	10,302,720

Net increase in cash and cash equivalents	4,564,306

Cash and cash equivalents at beginning of year	1,050

Cash and cash equivalents at end of year	$4,565,356

see accompanying notes to financial statements

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

1. Business

Commonwealth Income & Growth Fund VII, LP (the “Partnership”) is a limited partnership organized in the Commonwealth of Pennsylvania on November 14, 2008.  The Partnership is offering for sale up to 2,500,000 units of limited partnership interest at the purchase price of $20 per unit (the “offering”).  The Partnership reached the minimum amount in escrow and commenced operations on March 31, 2010.

The Partnership uses the proceeds of the offering to acquire, own and lease various types of computer information technology equipment and other similar capital equipment, which is leased primarily to U.S. corporations and institutions.  Commonwealth Capital Corp. (“CCC”), on behalf of the Partnership and other affiliated partnerships, acquires computer equipment subject to associated debt obligations and lease agreements and allocates a participation in the cost, debt and lease revenue to the various partnerships based on certain risk factors.

The Partnership’s investment objective is to acquire primarily high technology equipment.  Information technology has developed rapidly in recent years and is expected to continue to do so.  Technological advances have permitted reductions in the cost of information technology processing capacity, speed, and utility.  In the future, the rate and nature of equipment development may cause equipment to become obsolete more rapidly.  The Partnership also intends to acquire high technology medical and telecommunications equipment. The Partnership’s general partner will seek to maintain an appropriate balance and diversity in the types of equipment acquired.  The market for high technology medical equipment is growing each year.  Generally this type of equipment will have a longer useful life than other types of technology equipment.  This allows for increased re-marketability, if it is returned before its economic or announcement cycle is depleted.

The Partnership’s general partner is Commonwealth Income & Growth Fund, Inc. (the “General Partner”), a Pennsylvania corporation which is an indirect wholly-owned subsidiary of CCC. CCC is a member of the Investment Program Association (IPA), Real Estate Investment Securities Association (REISA), Financial Planning Association (FPA), and the Equipment Leasing and Finance Association (ELFA).   Approximately ten years after the commencement of operations, the Partnership intends to sell or otherwise dispose of all of its equipment, make final distributions to partners, and to dissolve.  Unless sooner terminated or extended pursuant to the terms of its Limited Partnership Agreement (the “Agreement”), the Partnership will continue until December 31, 2021.

Allocations of income and distributions of cash are based on the Agreement.  The various allocations under the Agreement prevent any limited partner’s capital account from being reduced below zero and ensure the capital accounts reflect the anticipated sharing ratios of cash distributions, as defined in the Agreement.  For the period of  March 31, 2010 (Commencement of Operations) through December 31, 2010, cash distributions to limited partners were made at a rate of approximately 8.5% of their original contributed capital.  Through December 31, 2010 distributions were made to limited partners in the amount of approximately $.85 per weighted average number of limited partnership units outstanding during the year.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements is in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting  period.

Actual results could differ from those estimates.

Disclosure of Fair Value of Financial Instruments

Estimated fair value was determined by management using available market information and appropriate valuation methodologies.  However, judgment was necessary to interpret market data and develop estimated fair value. Cash, receivables, accounts payable and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair values as of December 31, 2010.

The Partnership’s long-term debt consists of notes payable, which are secured by specific technology equipment and are nonrecourse liabilities of the Partnership. The estimated fair value of this debt at December 31, 2010 approximates the carrying value of these instruments, due to the interest rates on this debt approximating current market values.

Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2010.

Revenue Recognition

For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010, the Partnership’s lease portfolio consisted of operating leases and finance leases.   Lease revenue is recognized on a monthly basis in accordance with the terms of the lease agreement.

In December 2010, the Partnership entered into finance leases. Finance lease interest income is recorded on a monthly basis according to the terms of the lease agreement. For finance leases, we record, at lease inception, unearned finance lease income which is calculated as follows: total lease payments, plus any residual value and initial direct costs, less the cost of the leased equipment.  In each reporting period, management evaluates the leases for impairment and considers any need for an allowance for credit losses.

Our leases do not contain any step-rent provisions or escalation clauses nor are lease revenues adjusted based on any index.

Intangible Assets

Equipment acquisition costs and deferred expenses are amortized on a straight-line basis over two-to-four year lives based on the original term of the lease and the loan, respectively.  Unamortized acquisition costs and deferred expenses are charged to amortization expense when the associated leased equipment is sold.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Partnership evaluates its long-lived assets when events or circumstances indicate that the value of the asset may not be recoverable.  The Partnership determines whether impairment exists by estimating the undiscounted cash flows to be generated by each asset.  If the estimated undiscounted cash flows are less than the carrying value of the asset then impairment exists.  The amount of the impairment is determined based on the difference between the carrying value and the fair value.  Fair value is determined based on estimated discounted cash flows to be generated by the asset.  The Partnership determined that no impairment existed for the period March 31, 2010 (Commencement of Operations) through December 31, 2010.

Depreciation on technology equipment for financial statement purposes is based on the straight-line method estimated generally over useful lives of three to four years.

Reimbursable Expenses

Reimbursable expenses, which are charged to the Partnership by CCC in connection with the administration and operation of the Partnership, are allocated to the Partnership based upon several factors including, but not limited to, the number of investors, compliance issues, and the number of existing leases.  For example, if a partnership has more investors than another program sponsored by CCC, then higher amounts of expenses related to investor services, including mailing and printing costs will be allocated to that partnership.  Also, while a partnership is in its offering stage, higher compliance costs are allocated to it than to a program not in its offering stage, as compliance resources are utilized to review incoming investor suitability and proper documentation.  Finally, lease related expenses, such as due diligence, correspondence, collection efforts and analysis and staff costs, increase as programs purchase more leases, and decrease as leases terminate and equipment is sold. All of these factors contribute to CCC’s determination as to the amount of expenses to allocate to the Partnership or to other sponsored programs.  For the Partnership, all reimbursable items are expensed as they are incurred.

Accounts Receivable

Accounts receivable includes current accounts receivable net of  allowances for uncollectible amounts.   The Partnership monitors accounts receivable to ensure timely and accurate payment by lessees.  Its Lease Relations department is responsible for monitoring accounts receivable and, as necessary, resolving outstanding invoices.

The Partnership reviews a customer’s credit history before extending credit. In the event of a default it may establish a provision for uncollectible accounts receivable based upon the credit risk of specific customers, historical trends and other information.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

2. Summary of Significant Accounting Policies (continued)

Cash and cash equivalents

We consider cash and cash equivalents to be cash on hand and highly liquid investments with the original maturity dates of 90 days or less.

At December 31, 2010, cash was held in  two bank accounts maintained at one financial institution with an aggregate balance of approximately $4,566,000. Bank accounts are federally insured up to $250,000, while pursuant to the Dodd/Frank Act of 2010, some accounts are fully insured by the FDIC.  At December 31, 2010, the total cash bank balance was as follows:

At December 31, 2010	Amount
Total bank balance	$4,566,000
FDIC insured	(3,813,000)
Uninsured amount	$753,000

The Partnership mitigates the risk of holding uninsured deposits by only depositing funds with major financial institutions.  The Partnership has not experienced any losses in our accounts, and believes it is not exposed to any significant credit risk.  The amounts in such accounts will fluctuate throughout 2010 due to many factors, including the pace of additional limited partner contributions, cash receipts, equipment acquisitions and distributions to limited partners.

Income Taxes

Pursuant to the provisions of Section 701 of the Internal Revenue Code, the Partnership is not subject to federal income taxes. All income and losses of the Partnership are the liability of the individual partners and are allocated to the partners for inclusion in their individual tax returns. The Partnership does not have any entity-level uncertain tax positions. In addition, the Partnership believes its tax status as a pass-through entity would be sustained under U.S. Federal, state or local tax examination. The Partnership files U.S. federal and various state income tax returns and is generally subject to examination by federal, state and local income tax authorities for three years from the filing of a tax return.

Taxable income differs from financial statement net income as a result of reporting certain income and expense items for tax purposes in periods other than those used for financial statement purposes, principally relating to depreciation, amortization, and lease revenue.

Organizational and Syndication Costs

The General Partner is entitled to be paid an organizational fee for its organizational expenses incurred for its services in organizing the Partnership and preparing the offering. The amount of this fee is based on amounts of units sold in our public offering.  Organizational costs are expensed as incurred in the statement of operations.  In addition, the General Partner will pay underwriting commissions of up to 10% (consisting of 7% selling commission, 2% dealer manager fee and up to 1% marketing reallowance). These commissions are nondeductible syndication expenses, which are charged against the capital accounts of limited partners.

Net Income (Loss) Per Equivalent Limited Partnership Unit

The net income (loss) per equivalent limited partnership unit is computed based upon net income (loss) allocated to the limited partners and the weighted average number of equivalent units outstanding during the period.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In January 2011, the FASB issued ASU No. 2011-01 (“ASC Update 2011-01”), Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20.  This ASU temporarily delays the effective date for public entities of the disclosures about troubled debt restructurings (TDRs) in ASU No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.  This update is not expected to impact the Partnership’s current accounting and reporting practices.

In August 2010, the FASB issued ASU No. 2010-22 (“ASC Update 2010-22”), Accounting for Various Topics – Technical Corrections  to SEC Paragraphs, An announcement made by the staff of the SEC. . This ASU amends various SEC paragraphs of the FASB’s Accounting Standards Codification as a result of external comments received and the issuance of the SEC Staff Accounting Bulletin (SAB) 112 in June of 2009.  This update does not impact the Partnership’s current accounting and reporting practices.

In August 2010, the FASB issued ASU No. 2010-21. (“ASC Update 2010-21”), Accounting for Technical Amendments to Various SEC Rules and Schedules - Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies (SEC Update). This ASU amends various SEC paragraphs in the FASC pursuant to SEC Release No. 33-9026. The changes affect provisions relating to consolidation and reporting requirements under conditions of majority and minority ownership positions and ownership by both controlling and non-controlling entities.  The amendments also deal with redeemable and non-redeemable preferred stocks and convertible preferred stocks.  This update does not impact the Partnership’s current accounting and reporting practices.

In July 2010, the FASB issued Accounting Standards Update No. 2010-20 (“ASC Update 2010-20”) Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.  The purpose of this ASU is to improve transparency in financial reporting by public and nonpublic companies that hold financing receivables, which include loans, lease receivables, and other long-term receivables.  This ASU requires additional disclosures to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses.  For public companies, the amendments that require disclosures as of the end of a reporting period are effective for periods ending on or after December 15, 2010. The amendments that require disclosures about activity that occurs during a reporting period are effective for periods beginning on or after December 15, 2010.  This ASU was adopted during the fourth quarter of 2010, but did not have a material impact on the Partnership’s financial position or results of operations.  The new disclosures required by this ASU are included in Note 3 of the Partnership’s financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (“ASC Update 2010-06”) Improving Disclosures about Fair Value Measurements, to enhance the usefulness of fair value measurements. ASU 2010-06 amends the disclosures about fair value measurements in FASB Accounting Standards Codification (ASC) 820-10, Fair Value Measurements and Disclosures.  The amended guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disaggregation requirement for the reconciliation disclosure of Level 3 measurements, which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those years. During the first quarter of 2010, the Partnership adopted this ASU. The adoption of this standard did not have a material impact on the Partnership’s financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-04 (“ASC Update 2010-04”) Accounting for Various Topics – Technical Corrections to SEC Paragraphs.  The purpose of this ASU is to make technical corrections to certain guidance issued by the SEC that is included in the FASB Accounting Standards Codification (ASC).  Primarily, this ASU changes references to various FASB and AICPA pronouncements to the appropriate ASC paragraph numbers. During the first quarter of 2010, the Partnership adopted this ASU. The adoption of this standard did not have a material impact on the Partnership’s financial statements.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

2. Summary of Significant Accounting Policies (continued)

In December 2009, the FASB issued Accounting Standards Update No. 2009-17, (“ASC Update 2009-17”), Consolidations (ASC 810) – Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This ASU incorporates FAS 167, Amendments to FASB Interpretation No. 46(R), into the Codification. The new requirements are effective as of the beginning of the Partnership’s first fiscal year beginning after November 15, 2009. During the first quarter of 2010, the Partnership adopted this ASU. The adoption of this standard did not have a material impact on the Partnership’s financial statements.

In December 2009, the FASB issued Accounting Standards Update No. 2009-16, (“ASC Update 2009-16”) Transfers and Servicing (ASC 860) – Accounting for Transfers of Financial Assets . This ASU incorporates FAS 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140, into the FASB Accounting Standards Codification (the Codification). The new requirements are effective for transfers of financial assets occurring in fiscal years beginning after November 15, 2009.This standard will require more information about transferred financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. During the first quarter of 2010, the Partnership adopted this ASU. The adoption of this standard did not have a material impact on the Partnership’s financial statements.

3. Information Technology, Medical Technology, Telecommunications Technology and Other Business-Essential Capital Equipment (“equipment”)

The Partnership is the lessor of equipment under leases with periods that generally range from 12 to 48 months.  In general, associated costs such as repairs and maintenance, insurance and property taxes are paid by the lessee.

Remarketing fees are paid to the leasing companies from which the Partnership purchases leases.  These are fees that are earned by the leasing companies when the initial terms of the lease have been met and the lessee extends or renews the lease, or the equipment is sold.  The General Partner believes that this strategy adds value since it entices the leasing company to remain actively involved with the lessee and encourages extensions, remarketing or sale of equipment.  This strategy is designed to minimize any conflicts the leasing company may have with a new lessee and may assist in maximizing overall portfolio performance.  The remarketing fee is tied into lease performance thresholds and is a factor in the negotiation of the up-front fee paid to the leasing company.  No such fees were paid for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010.

CCC, on behalf of the Partnership and on behalf of other affiliated partnerships, acquires technology equipment subject to associated debt obligations and lease agreements and allocates a participation in the cost, debt and lease revenue to the various partnerships based on certain risk factors.

The Partnership’s share of the technology equipment in which it participates with other partnerships at December 31, 2010 was approximately $1,591,000 and is included in the fixed assets on its balance sheet.  The Partnership’s share of the outstanding debt associated with this equipment at December 31, 2010 was approximately $68,000.  The total cost of the equipment shared by the Partnership with other partnerships at December 31, 2010 was approximately $4,880,000.   The total outstanding debt related to the equipment shared by the Partnership at December 31, 2010 was approximately $683,000.

As the Partnership and the other programs managed by the General Partner increase their overall portfolio size, opportunities for shared participation are expected to continue. Sharing in the acquisition of a lease portfolio gives the fund an opportunity to acquire additional assets and revenue streams, while allowing the fund to remain diversified and reducing its overall risk with respect to one portfolio.  Thus, total shared equipment and related debt should continue to trend higher in fiscal 2011, as the Partnership builds its portfolio.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

3. Information Technology, Medical Technology, Telecommunications Technology and Other Business-Essential Capital Equipment (“equipment”) (continued)

The following is a schedule of future minimum rentals on non-cancellable operating leases at December 31, 2010:

Amount

Year ending December 31, 2011	$1,277,000
Year ending December 31, 2012	1,184,000
Year ending December 31, 2013	692,000
Year ending December 31, 2014	3,000
$3,156,000

The following lists the components of the net investment in  finance leases at December 31, 2010:

Amount
Total minimum lease payments to be received	$1,581,000
Estimated residual value of leased equipment (unguaranteed)	136,000
Initial direct costs finance leases	55,000
Less: unearned income	(284,000)
Net investment in finance leases	$1,488,000

We incurred initial direct costs of approximately $58,000 during 2010.  These costs were capitalized and are being amortized over the lease term.

Our finance lease customers operate in various industries, and we have no significant customer concentration in any one industry. We assess credit risk for all of our customers, including those that lease under finance leases. This credit risk is assessed using an internally developed model which incorporates credits scores from third party providers and our own customer risk ratings and is periodically reviewed . Our internal ratings are weighted based on the industry that the customer operates in.  Factors taken into consideration when assessing risk includes both general and industry specific qualitative and quantitative metrics.  We separately take in to consideration payment history, open lawsuits, liens and judgments.  Typically, we will not extend credit to a company that has been in business for less than 5 years or that has filed for bankruptcy within the same period. Our internally based model may classify a company as high risk based on our analysis of their audited financial statements. Additional considerations of high risk may include history of late payments, open lawsuits and liens or judgments. In an effort to mitigate risk, we typically require deposits from those in this category. The following table presents the credit risk profile, by creditworthiness category, of our  finance lease receivables at December 31, 2010:

Risk Level	Percent of Total
Low	0%
Moderate-Low	0%
Moderate	0%
Moderate-High	100%
High	0%
Net finance lease receivable	100%

As of December 31, 2010 we determined that we did not have a need for an allowance for uncollectible accounts associated with any of our finance leases, as there was no material risk of default.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

3. Information Technology, Medical Technology, Telecommunications Technology and Other Business-Essential Capital Equipment (“equipment”) (continued)

The following is a schedule of future minimum rentals on noncancelable finance leases at December 31, 2010:

Amount
Year ending December 31, 2011	$564,000
Year ending December 31, 2012	564,000
Year ending December 31, 2013	375,000
Year ending December 31, 2014	77,000
Year ending December 31, 2015	1,000
$1,581,000

Significant Customers

Lessees equal to or exceeding 10% of lease revenue for the year ended December 31:

2010
Aircom International, Inc	36%
Motorola, Inc.	19%
Cargill, Inc.	15%
Batavia Public School District	12%

Lessees equal to or exceeding 10% of accounts receivable at December 31:

2010
Omnicare, Inc.	37%
Motorola, Inc.	27%
AK Steel	18%
4. Related Party Transactions

Receivables/Payables

As of December 31, 2010, the Partnership’s related party payables are short term, unsecured, and non-interest bearing.

Selling commissions and dealer manager fees
We pay to the dealer manager an amount of up to nine percent of capital contributions as underwriting commissions. The dealer manager reallows to participating broker-dealers out of underwriting commissions a selling commission of up to seven percent of the capital contributions from units sold by such participating brokers.  The dealer manager retains the remaining two percent as a Dealer Manager Fee.  The actual amount of the underwriting commissions may vary due to the volume discounts available to investors purchasing certain quantities of units. This amount is included in syndication costs on the Statement of Partners’ Capital.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

4. Related Party Transactions (continued)

Marketing reallowance
We pay a marketing reallowance of up to 1% of capital contributions to our dealer manager, all of which is expected to be reallowed to certain participating broker-dealers.  The reallowance is designed to reimburse those broker-dealers that meet certain requirements for marketing expenses, such as bona fide training and education seminars and related conferences.  The actual amount of marketing reallowance paid depends upon the number of firms earning the reallowance and the agreed upon percentage paid to each selling firm. In no circumstances are any amounts paid to our dealer manager as a marketing reallowance to be retained by the dealer manager.  Any amount of this fee not paid out to participating broker-dealers will be returned by the dealer manager to the Partnership.  This amount is included in syndication costs on the Statement of Partners’ Capital.

Organizational expenses
We pay the General Partner an organizational fee equal to three percent of the first $25,000,000 of limited partners’ capital contributions and two percent of the limited partners’ capital contributions in excess of $25,000,000, as reimbursement for the costs of the organization of the Partnership.   It is anticipated that the organizational and offering expenses, which include legal, accounting and printing expenses, various registration and filing fees, miscellaneous expenses related to the organization and formation of the Partnership, bona fide due diligence expenses, other costs of registration and costs incurred in connection with the preparation, printing and distribution of the prospectus and related sales literature will be as high as  $1,377,465, of which the General Partner will pay up to $1,250,000 out of its organizational fee it receives as units are sold.  We will pay any costs above $1,250,000 out of offering proceeds.  If costs are below $1,250,000, the General Partner reimburses us for any payments it received during the offering that exceed this amount.  This amount is included in syndication costs and organizational costs on the Statement of Partners’ Capital and on the Statement of Operations, respectively.

Reimbursable expenses
Reimbursable expenses, which are charged to the Partnership by CCC in connection with the administration and operation of the Partnership, are allocated to the Partnership based upon several factors including, but not limited to, the number of investors, compliance issues, and the number of existing leases.  See “Summary of Significant Accounting Policies - Reimbursable Expenses,” included in Note 2 above.

Equipment acquisition fee
The General Partner earns an equipment acquisition fee of 4% of the purchase price of each item of equipment purchased, as compensation for the negotiation of the acquisition of the equipment and lease thereof or sale under a conditional sales contract.   At December 31, 2010, the remaining balance of prepaid acquisition fees was approximately $190,000, which is expected to be earned in future periods.

Debt placement fee
As compensation for arranging term debt to finance our acquisition of equipment, we pay the general partner a fee equal to one percent of such indebtedness; provided, however, that such fee shall be reduced to the extent we incur such fees to third parties unaffiliated with the General Partner or the lender with respect to such indebtedness.  No such fee will be paid with respect to borrowings from the General Partner or its affiliates.  We intend to initially acquire leases on an all cash basis with the proceeds of this offering, but may borrow funds after the offering proceeds have been invested.  The amount we borrow, and therefore the amount of the fee, will depend upon interest rates at the time of a loan, and the amount of leverage we determine is appropriate at the time. We do not intend to use more than 30% leverage overall in our portfolio. Fees will increase as the amount of leverage we use increases, and as turnover in the portfolio increases and additional equipment is purchased using leverage.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

4. Related Party Transactions (continued)

Equipment management fee
We pay our General Partner a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of gross lease revenues attributable to equipment subject to full payout net leases which contain net lease provisions and (ii) five percent of the gross lease revenues attributable to equipment subject to operating leases. Our General Partner, based on its experience in the equipment leasing industry and current dealings with others in the industry, will use its business judgment to determine if a given fee is competitive, reasonable and customary. The amount of the fee will depend upon the amount of equipment we manage, which in turn will depend upon the amount we raise in our public offering.  Reductions in market rates for similar services would also reduce the amount of this fee.

Equipment liquidation fee
Also referred to as a "resale fee."  With respect to each item of equipment sold by the General Partner, we will pay a fee equal to the lesser of (i) 50% of the competitive equipment sale commission or (ii) three percent of the sales price of the  equipment.  The payment of this fee is subordinated to the receipt by the limited partners of (i) a return of their capital contributions and a 10% per annum cumulative return, compounded daily, on adjusted capital contributions and (ii) the net disposition proceeds from such sale in accordance with the partnership agreement. Our General Partner, based on its experience in the equipment leasing industry and current dealings with others in the industry, uses its business judgment to determine if a given sales commission is competitive, reasonable and customary. Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.  The amount of such fees will depend upon the sale price of equipment sold. Sale prices will vary depending upon the type, age and condition of equipment sold.  The shorter the terms of our leases, the more often we may sell equipment, which will increase liquidation fees we receive.

For the period of March 31, 2010 (Commencement of Operations) through December 31, 2010 we incurred the following fees:

Selling commissions and dealer manager fees	$1,073,000
Marketing reallowance	$119,000
Organizational expenses	$358,000
Reimbursable expenses	$380,000
Equipment acquisition fee	$210,000
Debt placement fee	$900
Equipment management fee	$26,000
Equipment liquidation fee	$-

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

5. Notes Payable

Notes payable consisted of the following approximate amounts:

December, 2010	Amount
Installment note payable to bank; interest at 7.5% due in monthly installments of $2,666 including interest, with final payment in April 2013	$68,000

The note is secured by specific technology equipment and is nonrecourse liabilities of the Partnership.  As such, the notes do not contain any debt covenants with which we must comply on either an annual or quarterly basis.  Aggregate maturities of notes payable for each of the periods subsequent to December 31, 2010 are as follows:

Amount
Year ending December 31, 2011	$27,000
Year ending December 31, 2012	30,000
Year ending December 31, 2013	11,000
$68,000

6. Supplemental Cash Flow Information

Non cash investing and financing activities for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010 are as follows:

Amount
Debt assumed in connection with purchase of technology equipment	$86,000

Equipment acquisition fees earned by General Partner upon purchase of equipment	$151,000

COMMONWEALTH INCOME & GROWTH FUND VII, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

7.  Reconciliation of Net (Loss) Reported for Financial Reporting Purposes to Taxable (Loss) on the Federal Partnership Return

For the Period of March 31, 2010 (commencement of operations) through December 31, 2010

Net (loss) for financial reporting purposes to taxable (loss)	$(582,512)
Adjustments
Depreciation	(3,263,701)
Amortization	16,094
Unearned lease income	84,543
Organizational Costs	125,467
Other	7,457

Taxable (loss) on the Federal
Partnership return	$(3,612,652)

The “Adjustments – Other” includes financial statement adjustments reflected on the tax return in the subsequent year.

8.  Quarterly Results of Operations (Unaudited)

Summarized quarterly financial data for the period of March 31, 2010 (Commencement of Operations) through December 31, 2010 is as follows:

	Quarter ended
	March 31	June 30	September 30	December 31

2010

Revenues
Lease and other	$-	$95,691	$156,164	$223,554
Total revenues	-	95,691	156,164	223,554

Total costs and expenses	12,565	269,992	336,598	438,766

Net (loss)	$(12,565)	$(174,301)	$(180,434)	$(215,212)
Net (loss) allocated to limited partners	$(12,565)	$(174,301)	$(181,066)	$(216,688)
Net (loss) per limited partner unit	$(0.21)	$(2.08)	$(0.92)	$(0.47)

Report of Independent Registered Public Accounting Firm

Stockholder
Commonwealth Income & Growth Fund, Inc.
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund, Inc. as of February 28, 2010.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Commonwealth Income & Growth Fund, Inc. as of February 28, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 1, 2010

COMMONWEALTH INCOME & GROWTH FUND, INC.
BALANCE SHEET
FEBRUARY 28, 2010

ASSETS

ASSETS
Cash	$291,268
Receivables from Parent	12,177
Total Assets	$303,445

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Due to Parent	$233,902
Due to Income Funds	12,095
Investment in Income Funds	56,345
Total liabilities	302,342

STOCKHOLDER'S EQUITY
Common stock; no par value, 1,000 shares authorized,
100 shares issued and outstanding	1,000
Additional paid-in capital	1,325,100
Retained earnings	(324,997)
1,001,103
Less note receivable	(1,000,000)
Total Stockholder's equity	1,103

Total Liabilities and Stockholder's Equity	$303,445

The accompanying notes are an integral part of this
financial statement.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2010

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Income & Growth Fund, Inc. (the “Company”) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. (“CDI”), which is a wholly-owned subsidiary of Commonwealth Capital Corp. (“CCC”).  The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  The Company is the sole general partner of Commonwealth Income & Growth Fund III,  Commonwealth Income & Growth Fund IV,  Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Fund VI, and Commonwealth Income & Growth Fund VII, all Pennsylvania limited partnerships, and Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, Commonwealth Income & Growth Private Fund III, Commonwealth Income & Growth Private Fund IV, and Commonwealth Opportunity Fund, all Pennsylvania limited liability corporations (the “Income Funds”).

Concentration of risk

CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000.  The note receivable is reflected on the accompanying balance sheet as a reduction of the Company’s equity and the collectibility is dependent upon the profitability of the Income Funds.  In order to meet the net worth requirement of $1,000,000, CCC provided additional capital for the year ended February 28, 2010 in the amount of $55,000 through capital contributions.

The Company and CCC are dependent on the compensation they receive from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company or CCC would be able to continue to collect fees for services provided.  In the event that CCC was unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the Company.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

The Company maintains its cash balances in one financial institution. At February 28, 2010, the total cash balance of approximately $291,000 was held in a non-interest bearing deposit account, which is fully insured by the FDIC.  The Company mitigates this risk by depositing funds with a major financial institution.  The Company has not experienced any losses in such account, and believes that it is not exposed to any significant credit risk.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Receivables from / due to Parent

Receivables are stated at estimated collectible amounts.  The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of the funds.  The amounts due to the Company are for fees earned.  The amounts due to the Parent are short term and predominantly for fees owed.

Income taxes

The Company accounts for income taxes in accordance with ASC 740.

The Company’s operations are included in the consolidated Federal income tax return of CCC.  No provision for income taxes has been recorded.  Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in the Income Funds.  The Company has not recognized a deferred tax liability for the difference between the basis in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

The Company does not have any entity level uncertain tax positions.  The Company includes interest and penalties, if any, related to its tax contingencies, if any, in general and administrative expenses.

Disclosure of Fair Value of Financial Instruments

Estimated fair value was determined by management using available market information and appropriate valuation methodologies.  However, judgment was necessary to interpret market data and develop estimated fair value.  Carrying value of financial instruments reported in the accompanying balance sheet for cash, accounts receivable, accounts payable and other assets are carried at amounts which reasonably approximate their fair values as of February 28, 2010 due to the immediate or short-term nature of these financial instruments.  Disclosure about fair value of financial instruments is based on pertinent information available to management as of February 28, 2010.

Subsequent events

Subsequent events have been evaluated through June 1, 2010, the date that the financial statements were available to be issued.

NOTE C - INVESTMENT IN INCOME FUNDS

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses and has continued to record equity method losses as a result of demonstrated financial commitment to the Income Funds.  The Company has decreased its receivable from Income Funds in the amount of approximately $50,000 for the year ended February 28, 2010 as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2010

NOTE C – INVESTMENT IN INCOME FUNDS (Continued)

Financial information of the Income Funds as of December 31, 2009 is as follows:

2009

Total assets	$81,504,849
Non-recourse debt	4,098,051
Other liabilities	4,038,632
Partners' capital	73,367,866
Net loss	(5,494,916)

NOTE D - RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds’ assets.  The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds.

Report of Independent Registered Public Accounting Firm

Stockholder
Commonwealth Capital Corp. and Subsidiaries
Chadds Ford, Pennsylvania

We have audited the accompanying consolidated balance sheets of Commonwealth Capital Corp. and Subsidiaries (“Company”) as of February 28, 2010 and 2009, and the related consolidated statements of operations and retained earnings and cash flows for each of the years in the two year period ended February 28, 2010.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Capital Corp. and Subsidiaries as of February 28, 2010 and 2009, and the results of its consolidated operations and cash flows for each of the years in the two year period ended February 28, 2010, in conformity with accounting principles generally accepted in the United States of America

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
May 11, 2010

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
FEBRUARY 28, 2010 AND 2009

	2010	2009
ASSETS
Cash and cash equivalents	$755,176	$701,601
Receivables from Income Funds	720,799	677,398
Other receivables, net of allowance for doubtful
accounts of $0 at February 28, 2009 and 2008	26,676	44,526
Investment in Income Funds	143,777	1,000
Office furniture and equipment, net of accumulated
depreciation of $268,678 and $196,856 at
February 28, 2009 and 2008, respectively	137,127	156,540
Deferred offering costs	469,899	220,686
Other assets	80,138	80,920

Total Assets	$2,333,592	$1,882,671

LIABILITIES
Accounts payable and accrued expenses	$340,681	$219,938
Due to Income Funds	609,437	985,743
Total liabilities	950,118	1,205,681

STOCKHOLDER'S EQUITY
Common stock; par value $1; 1,000 shares authorized;
10 shares issued and outstanding	10	10
Retained earnings	1,766,038	1,037,846
Accumulated Shareholder Distributions	(382,574)	(360,866)
Total Stockholder's equity	1,383,474	676,990

Total Liabilities and Stockholder's Equity	$2,333,592	$1,882,671

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED FEBRUARY 28, 2010 AND 2009

	2010	2009

INCOME
Fee income from Income Funds	$7,056,381	$6,809,093
Commission income	2,723,554	2,859,164
Loss in investment in Income Funds	(54,949)	(50,434)
Interest and miscellaneous	21,365	15,926
	9,746,351	9,633,749

EXPENSES
Personnel	5,451,551	5,577,727
General and administrative	1,017,671	1,264,086
Selling	2,193,266	2,329,042
Bad Debt	8,272	-
Interest	151	1,558
Depreciation	71,822	63,106
	8,742,733	9,235,519

Net Income before taxes	1,003,618	398,230

Provision for income taxes	-	-

Net Income	1,003,618	398,230

Retained earnings, beginning	1,037,846	740,054

Forgiveness of related party receivables	(275,426)	(100,438)

Retained earnings, ending	$1,766,038	$1,037,846

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED FEBRUARY 28, 2009 AND 2010

	2010	2009

OPERATING ACTIVITIES
Net income income	$1,003,618	$398,230
Adjustments to reconcile net income to net
cash provided (utilized) by operating activities:
Loss in investment in Income Funds	54,949	50,434
Depreciation	71,822	63,106
Charges to expense for deferred offering costs	113,927	260,603
Changes in:
Receivables from Income Funds	(415,853)	(209,692)
Other receivables	17,850	(22,755)
Deferred offering costs	(363,140)	(185,574)
Other assets	782	1,411
Accounts payable and accrued expenses	120,743	(238,769)
Due to Income Funds	(376,306)	244,882

Net cash provided (utilized) by operating activities	228,392	361,876

INVESTING ACTIVITIES
Distributions from Income Funds	139,870	110,864
Contributions to Income Funds	(1,000)
Capital expenditures	(291,979)	(47,981)

Net cash provided by investing activities	(153,109)	62,883

FINANCING ACTIVITIES
Stockholder Distribution	(21,708)	(71,003)

Net cash (utilized) by financing activities	(21,708)	(71,003)

INCREASE IN CASH AND CASH EQUIVALENTS	53,575	353,756

Cash and cash equivalents, beginning of year	701,601	347,845

Cash and cash equivalents, end of year	$755,176	$701,601

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest during the year	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
Contributions to investment in Income Funds	$239,570	$-

Forgiveness of related party receivables	$275,426	$100,438

Adjustment due to losses in excess of its equity method investments in certain Income Funds	$97,000	$161,000

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2010 AND 2009

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. (“CDI”), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the “Income Funds”).  The Income Funds were organized to acquire, own and act as lessor with respect to certain computer equipment.  CDI’s subsidiaries include Commonwealth Income & Growth Fund, Inc. and Commonwealth Capital Private Fund VI, Inc. (collectively the “General Partner Subsidiaries”), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc.

During the year ended February 28, 2010, no Income Funds were liquidated. During the year ended February 29, 2009, one Income Fund was liquidated.  Any effect of these liquidations is included in the general and administrative expenses on the consolidated statement of operations.

Concentration of risk

Commonwealth Capital Corp. and subsidiaries (the “Company”) is dependent on the compensation it receives from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of the Income Funds’ financial performance.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided.

Forgiveness of Debt

In accordance with FASB Accounting Standards Codification (“ASC”) 470, the Company accounts for forgiveness of related party receivables and payables as equity transactions.  During the years ended February 28, 2010 and 2009, the Company forgave $275,426 and $100,438, respectively, of receivables related to fees and reimbursable expenses.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI’s subsidiaries (the “Company”).  All significant intercompany transaction and balances have been eliminated.  The Company’s balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2010 AND 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  Cash equivalents have been invested in a money market fund investing directly in U.S. Treasury obligations.

Cash at February 28, 2010 was held by the Company and three subsidiaries. At February 28, 2010, cash was held in eleven accounts in the custody of four financial institutions.  Cash at February 28, 2009 was held by the Company and four subsidiaries.  Eight of the eleven accounts are non-interest bearing deposit accounts which are fully insured by the FDIC.  The three interest bearing deposit accounts at these institutions are federally insured, in aggregate, for amounts up to $250,000 per company at February 28, 2010.  At times, the balances may have exceeded federally insured limits.  At February 28, 2010, the total cash balance in aggregate did not exceed federally insured limits. At February 28, 2009, the total cash balance in aggregate was approximately $1,067,000 and exceeded federally insured limits by approximately $219,000.  The Company mitigates this risk by depositing funds with major financial institutions.  The Company has not experienced any losses in such accounts, and believes that it is not exposed to any significant credit risk.

Office furniture and equipment

Office furniture and equipment are stated at cost.  Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

Deferred offering costs

Deferred offering costs represent amounts incurred by the Company for the organization of related “Income Funds.”  These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered.  Deferred offering costs charged to expense for the years ended February 28, 2010 and 2009 were approximately $114,000 and $261,000, respectively, and are included in general and administrative expenses.

Accumulated Shareholder Distributions

Per a retirement agreement dated April 14, 2006 between Commonwealth Capital Corp. (“CCC”) and George S. Springsteen (shareholder), CCC agreed to pay on his behalf certain outstanding debts related to CCC.  As payments were made in accordance with the retirement agreement, these were accounted for as an equity transaction in the form of a shareholder distribution.  The total amount paid to date is the accumulated shareholder distribution.  No further distribution is expected.

Revenue recognition

The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements.  The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions.  Interest income on minimum lease payment receivable is recognized as earned.

Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States.

Income taxes

The Company accounts for income taxes in accordance with ASC 740.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2010 AND 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment.  The tax basis of the investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds.  Also, for income tax reporting, the cost of property and equipment is being depreciated using the methods and lives prescribed by the Internal Revenue Code.  A valuation allowance is established to reduce deferred taxes if some, or all, are not likely to be realized.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

The Company does not have any entity level uncertain tax positions.  The Company includes interest and penalties, if any, related to its tax contingencies, if any, in general and administrative expenses.

Disclosure of Fair Value of Financial Instruments

Estimated fair value was determined by management using available market information and appropriate valuation methodologies.  However, judgment was necessary to interpret market data and develop estimated fair value.  Carrying value of financial instruments reported in the accompanying balance sheets for cash, accounts receivable, accounts payable and other assets are carried at amounts which reasonably approximate their fair values as of February 28, 2010 due to the immediate or short-term nature of these financial instruments.  Disclosure about fair value of financial instruments is based on pertinent information available to management as of February 28, 2010.

Subsequent events

Subsequent events have been evaluated through May 10, 2010, the date that the financial statements were available to be issued.

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION

Investment in Income Funds

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests, and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its Receivables from Income Funds in the amount of approximately $97,000 and $161,000 for the fiscal years ended February 28, 2010 and 2009, respectively, as an adjustment due to losses in excess of its equity method investments in certain Income Funds.   The Company also made contributions of $240,000 to two Income Funds for the year ended February 28, 2010.

Loss in investment in Income Funds includes changes in net assets for funds in liquidation of $0 and $6,900 for the years ended February 28, 2010 and 2009, respectively.

Financial information of the Income Funds as of December 31 is as follows:

2010                                      2009

Total assets                                                                 $81,504,849                           $79,547,260
Non-recourse debt                                                         4,098,051                                8,959,673
Other liabilities                                                                4,038,632                                3,946,004
Partners’ capital                                                            73,367,866                              66,641,584
Net loss                                                                  (5,494,916)                             (5,176,438)

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2010 AND 2009

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (Continued)

The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds.  In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes.  Such notes total approximately $1,000,000 and $1,150,000 as February 28, 2010 and 2009, respectively, and have been eliminated in consolidation.

Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (1% - 3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (2% - 5% as defined of the gross operating lease revenues of the Income Funds).  Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Company loans.

Concentration

At February 28, 2010, Commonwealth Income & Growth Fund III and Commonwealth Income & Growth Fund IV owed the Company approximately $178,000 and $724,000, respectively.  At February 28, 2009, Commonwealth Income & Growth Fund III and Commonwealth Income & Growth  Fund IV owed the Company approximately $117,000 and $837,000, respectively.

Approximately 96% of net receivables from Income Funds for the year ended February 28, 2010 were from two Income Funds.  Approximately 99% of net receivables from Income Funds for the year ended February 28, 2009 were from two Income Funds.

	2010	2009

Fund A	19%	12%
Fund B	76%	87%

Total	95%	99%

Approximately 95% and 93% of fee income for the years ended February 28, 2010 and 2009, respectively, was from five Income Funds.

	2010	2009
Fund C	12%	20%
Fund D	12%	18%
Fund E	20%	21%
Fund F	18%	29%
Fund G	33%	5%
Total	95%	93%

NOTE D - LEASE COMMITMENTS

The Company leases an office space and certain office equipment under non-cancelable operating leases expiring in various dates through 2014.  Rent expense under all operating leases was approximately $618,000 and $586,000 for years ended February 28, 2010 and 2009, respectively.  Future minimum lease payments under non-cancelable operating leases as of February 29, 2010 were as follows:

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2010 AND 2009

NOTE D - LEASE COMMITMENTS (Continued)

Year Ending February 28,                                                           Amount
2011                                                                                $641,000
2012                                                                                $466,000
2013                                                                                  $18,000
2014                                                                                  $14,000

NOTE E - PROFIT SHARING PLAN

The Company has a profit sharing plan which covers substantially all of its employees.  Contributions to the Plan may be made at the discretion of management.  No contributions to the Plan were made or accrued for the years ended February 28, 2010 and 2009.

NOTE F - INCOME TAXES

The Company and it subsidiaries file a consolidated federal income tax return.

The provision for income taxes for the years ended February 28, 2010 and 2009 was zero, and includes tax benefits of approximately $379,000 and $70,000, respectively for the use of net operating loss carry forwards.

At February 29, 2010, the Company has no Federal net operating loss carry forwards. .  At February 29, 2010, the Company has Pennsylvania net operating loss carry forwards of approximately $7,375,000 and Florida net operating loss carry forwards of approximately $66,000, which expire through 2017 and 2030, respectively

Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

The components of the Company’s net deferred tax asset (liability) consisted of the following as of February 28, 2010 and 2009:

	2010	2009

Deferred tax assets:
Net operating loss carry forwards	$ 741,000	$ 356,000
Valuation allowance	(653,000)	(275,000)

Deferred tax assets	88,000	81,000

Deferred tax liabilities:
Investments in Income Fund	(64,000)	(58,000)
Office furniture and equipment	(24,000)	(23,000)

Deferred tax liabilities	(88,000)	(81,000)

Net deferred tax assets (liabilities)	$ -	$ -

The valuation allowance increased by $378,000 for the year ended February 28, 2010 and decreased by $113,000 for the year ended February 28, 2009.

PRIOR PERFORMANCE TABLES

The following tables, which are unaudited, provide certain information concerning the following previous public equipment leasing programs, and the certain recent private equipment leasing programs sponsored by Commonwealth, which have investment objectives similar to ours:

Public Programs
1.	Commonwealth Income & Growth Fund I
2.	Commonwealth Income & Growth Fund II
3.	Commonwealth Income & Growth Fund III
4.	Commonwealth Income & Growth Fund IV
5.	Commonwealth Income & Growth Fund V
6.	Commonwealth Income & Growth Fund VI

Private Programs
7.	Commonwealth Income & Growth Private Fund I
8.	Commonwealth Income & Growth Private Fund II
9.	Commonwealth Income & Growth Private Fund III
10.	Commonwealth Income & Growth Private Fund IV

These prior programs had very similar structures, as either limited partnerships or limited liability companies. Their investment objectives in terms of holding period, type of equipment purchased, length of leases, target returns and fee structure were substantially similar to ours, and to each others’.

Buying a unit in CIGF7 will not give you any ownership interest in these prior programs, and you should not assume that you will experience investment results or returns, if any, comparable to those of the investors in these prior programs. See the “Prior Offerings by Affiliates” section of the prospectus beginning on page 42 for a narrative discussion of these prior affiliated public and private equipment leasing programs.

The tables below provide information regarding the prior funds for which Commonwealth Capital Securities Corp. served as Dealer Manager.  Other public and private funds previously offered by our Sponsor, but for which Commonwealth Capital Securities Corp. did not serve as Dealer Manager, are not included, except in Table IV.  Such funds are not included because we feel that our Sponsor’s control over the offering process as Dealer Manager is a significant distinction in terms of offering expenses, sales efforts and overall control of the offering to make such funds a less effective comparison to this fund than our more recent funds.

Additional information in Annual Reports filed on Form 10-K, Quarterly Reports filed on Form 10-Q and other reports filed with the SEC by the previous public programs may be obtained without charge by contacting Commonwealth Capital Corp. at 400 Cleveland Street, 7th Floor, Clearwater, FL  33755, Attention: Investor Services. You may also request copies of the exhibits to those reports from Commonwealth Capital Corp. upon payment of a reasonable fee. In addition, the reports are available at the SEC’s website on the Internet at http://www.sec.gov.

Table III contains information only for prior funds whose offering periods closed during the most recent five years.

Past performance is not necessarily indicative of future performance.

Commonwealth Capital Corp.
Experience In Raising and Investing Funds as of December 31, 2010
(Table I)

The following table sets forth certain information, as of December 31, 2010, concerning the experience of our Sponsor in raising and investing limited partners’ funds in previous equipment leasing programs, the offering of which closed in the most recent three years.

	Commonwealth Income & Growth Private Fund III	Commonwealth Income & Growth Fund VI	Commonwealth Income & Growth Private Fund IV
Offering Information:
Amount offered (maximum)	$30,000,000	$50,000,000	$35,000,000
Dollar Amount Sold	30,000,000	36,123,879	33,539,000
(1) Dealer/Manager Expenses	2,700,000	3,251,149	3,018,510
(2) Offering/Organizational Expenses	900,000	768,409	1,006,170
Net Proceeds Available	26,400,000	32,041,085	29,514,320
Total Equipment Purchases:
Equipment purchased with cash	20,680,223	27,532,410	11,653,174
Equipment financed	3,555,997	1,184,024	580,152
Rent paid in lieu of cash	-	-	-
Obligation incurred in connection to leased equipment	-	-	-
Total Equipment Purchases	24,236,220	28,716,434	12,233,326
% of Equipment financed as of December 2010	14.7%	4.1%	4.7%
Initial Acquisition Fees (%) (3)	3.4%	3.4%	3.4%
Date Offering Commenced	8/15/2006	3/6/2007	6/10/2008
Date Offering Completed	5/29/2008	5/10/2007	6/9/2010
Average Initial Term of Leases (in months)	30	32	31
Months from closing to invest 90%	N/A	N/A	N/A

Prior performance is not indicative of future performance.
(1)           Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2)	Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectus books and the guarantee fee.
(3)           Fees were paid to the General Partner/Management Trustee at fund closing.

Commonwealth Capital Corp.
Compensation To Sponsor
For The Three Years Ended December 31, 2010
(Table II)

The following table sets forth certain information concerning all the compensation earned by the Sponsor for its public and private equipment leasing programs which closed in the most recent three years. Amounts are from two sources: (1) proceeds from the offering and (2) gross revenues. Amounts for operations are cumulative.

	Commonwealth Income & Growth Private Fund III	Commonwealth Income & Growth Private Fund IV	Commonwealth Income & Growth Fund VI	All Other Programs*

Date offering commenced	8/15/2006	6/10/2008	3/6/2007
Dollar amount raised	$30,000,000	$33,539,000	$36,207,222	$105,826,894

The following information is as of December 31, 2010:

Amount paid from the proceeds of offering, reinvestment and/or debt:
Underwriting Fees	3,000,000	3,353,900	3,620,722	4,280,433
Initial Acquisition Fee	1,019,966	1,458,903	1,228,212	1,380,118
Organizational Fee	749,980	845,760	768,409	1,184,348
Cash generated (used) from operations before deducting payments to the General Partner and Affiliates	25,230,054	27,880,437	30,589,878	35,959,427
Amount paid to the General Partner and Affiliates from operations:
Equipment Management Fee	784,870	227,510	696,523	4,535,967
Acquisition Fee	827,209	466,127	1,101,296	2,764,787
Finance Fee	35,560	5,802	11,840	248,864
Dollar amount of equipment sales and refinancing before deducting payments to the General Partner and Affiliates	574,514	145,591	469,433	4,763,823
Amount paid to the General Partner and Affiliates from equipment sales and refinancing	17,235	4,368	14,083	142,915

*
Represents aggregate amounts paid during the most recent three-year period by seven additional existing funds: Commonwealth Income & Growth Fund VII, Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Fund IV, Commonwealth Income & Growth Fund III, Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II and Commonwealth Opportunity Fund.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund IV
From Program Inception* through December 31, 2010

The following table summarizes the operating results of Commonwealth Income & Growth Private Fund IV, through December 31, 2010.  Data for 2008 includes only the period from inception, on June 10, 2008, through December 31, 2008.  This program closed its offering period on June 9, 2010.  This program was not offered to the public.

	2008	2009	2010
			(Unaudited)

Computation of Net Income (Loss)
Months of Operations	4	12	12
Gross Revenues	$ 66,894	$ 1,510,727	$ 3,114,554
Less: Operating Expenses	137,152	1,352,254	1,577,282
Organizational Fees	21,011	189,949	85,057
Equipment Management Fee	3,098	73,695	150,718
Depreciation and Amortization	59,420	1,155,898	2,675,054
Interest expense	2,340	13,036	16,894
Uncollectible accounts receivable	-	-	66,465
Net (Loss) – GAAP Basis	(156,127)	(1,264,000)	(1,456,916)

Federal Taxable (Loss)	N/A	N/A	N/A
Cash Distributions – GAAP Basis	(57,530)	(997,125)	(3,070,966)
Computation of Cash Flows Net (Loss)	-	-	-
Net (loss)	(156,127)	(1,264,000)	(1,456,916)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:	-	-	-
Depreciation and Amortization	59,420	1,155,898	2,675,054
Loss (gain) on sale of equipment	-	(10,105)	(1,064)
Other Non-Cash Activities Included in the Determination of Net (Loss)**	(25,467)	(126,553)	(132,995)
Net Change in Operating Assets and Liabilities	151,217	120,681	(201,300)
Net Cash Provided by (Used in) Operating Activities	29,044	(124,079)	882,779
Capital Expenditures	(456,659)	(6,238,705)	(5,185,651)
Net proceeds from sale of equipment	-	127,135	13,919
Prepaid Acquisition Fees Paid to the General Partner	(68,321)	(530,848)	(270,555)
Equipment Acquisition Fees Paid to the General Partner	(38,887)	(312,442)	(273,373)
Payments from Finance Leases	-	341	4,875
Purchase of Finance Leases	-	(10,130)	(22,734)
Net Cash (Used in) Investing Activities	(563,867)	(6,964,649)	(5,733,519)
Partners’ Contributions	2,001,000	19,386,000	12,151,000
Offering Costs paid to affiliate	-	-	-
Offering Costs paid to the General Partner	(239,120)	(2,291,361)	(1,373,063)
Distributions to Partners	(57,530)	(997,125)	(3,070,966)
Accounts Receivable - CCC	-	-	-
Proceeds from note payable	-	-	-
Debt placement fee	-	-	(2,591)
Other	-	-	(1,238)
Net Cash Provided by (Used in) Financing Activities	1,704,350	16,097,514	7,703,143
Net Increase (decrease) in Cash	1,169,528	9,008,786	2,852,403
Cash at Beginning of Year	1,000	1,170,528	10,179,314
Cash at End of Year	1,170,528	10,179,314	13,031,717
Investment Data Per $ 1,000 Investment	-	-	-
Net (Loss) – GAAP Basis	(78)	(146)	(168)
Federal Taxable (Loss) to Investors	N/A	N/A	N/A

*  Inception Date is 06/10/2008

**   The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund III
From Program Inception* through December 31, 2010

The following table summarizes the operating results of Commonwealth Income & Growth Private Fund III, through December 31, 2010.  Data for 2006 includes only the period from inception, on September 20, 2006, through December 31, 2006.  This program was not offered to the public.

	2006	2007	2008	2009	2010
					(Unaudited)
Computation of Net Income (Loss)
Months of Operations	4	12	12	12	12
Gross Revenues	$ 37,780	$1,236,632	$2,486,981	$6,380,287	$6,579,975
Less: Operating Expenses	284,958	1,519,582	1,536,586	1,487,079	1,354,041
Organizational Fees	-	118,199	37,058	-	-
Equipment Management Fee	1,763	35,963	104,327	314,616	328,201
Depreciation and Amortization	31,964	570,364	1,775,996	5,171,460	6,069,118
Interest expense	-	38,487	77,882	93,430	44,243
Uncollectible accounts receivable	-	-	-	-	35,910
Net (Loss) – GAAP Basis	(280,905)	(1,049,100)	(1,047,941)	(656,707)	(1,251,538)

Federal Taxable (Loss)	(154,081)	(870,791)	N/A	N/A	N/A
Cash Distributions – GAAP Basis	(144,151)	(1,926,632)	(2,848,904)	(2,999,900)	(2,999,900)
Computation of Cash Flows Net (Loss)	-	-	-	-	-
Net (loss)	(280,905)	(1,049,100)	(1,047,941)	(656,707)	(1,251,538)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:
Depreciation and Amortization	31,964	570,364	1,775,996	5,171,460	6,069,118
Loss (gain) on sale of equipment	-	3,137	3,074	(29,591)	(6,422)
Other Non-Cash Activities Included in the Determination of Net (Loss)**	-	(400,826)	(717,082)	(1,153,357)	(251,057)
Net Change in Operating Assets and Liabilities	36,606	41,694	199,921	(331,363)	(424,395)
Net Cash Provided by (Used in) Operating Activities	(212,335)	(834,731)	213,968	3,000,442	4,135,706
Capital Expenditures	(515,274)	(1,427,990)	(6,157,480)	(10,479,606)	(1,598,768)
Net proceeds from sale of equipment	-	803	3,249	387,579	151,974
Prepaid Acquisition Fees Paid to the General Partner	(44,126)	(98,933)	48,364	-	65,022
Equipment Acquisition Fees Paid to the General Partner	(330,067)	(441,904)	(327,018)	-	(66,157)
Payments from Finance Leases	-	-	-	1,270	16,071
Purchase of Finance Leases	-	-	-	(36,719)	(32,759)
Net Cash (Used in) Investing Activities	(889,467)	(1,968,024)	(6,432,886)	(10,127,476)	(1,464,617)
Partners’ Contributions	10,214,000	14,492,000	5,294,000	-	-
Offering Costs paid to affiliate	-	-	-	-	-
Offering Costs paid to the General Partner	(1,220,454)	(1,668,712)	(598,222)	-	-
Distributions to Partners	(144,151)	(1,926,632)	(2,848,904)	(2,999,900)	(2,999,900)
Accounts Receivable - CCC	-	-	-	-	-
Proceeds from note payable	-	-	-	-	-
Debt placement fee	-	(10,453)	(20,180)	-	(4,258)
Net Cash Provided by (Used in) Financing Activities	8,849,395	10,886,203	1,826,694	(2,999,900)	(3,004,158)
Net Increase (decrease) in Cash	7,747,593	8,083,448	(4,392,223)	(10,126,934)	(333,069)
Cash at Beginning of Year	-	7,747,593	15,831,041	11,438,818	1,311,884
Cash at End of Year	7,747,593	15,831,041	11,438,818	1,311,884	978,815
Investment Data Per $1,000 Investment	-	-	-	-	-
Net (Loss) – GAAP Basis	(28)	(43)	(35)	(22)	(42)
Federal Taxable (Loss) to Investors	(15)	(35)	N/A	N/A	N/A

*      Inception Date is 09/20/2006

**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund II
From Program Inception* through December 31, 2010

The following table summarizes the operating results of Commonwealth Income & Growth Private Fund II, through December 31, 2010.  Data for 2005 includes only the period from inception, on October 25, 2005, through December 31, 2005.  This program was not offered to the public.

	2005	2006	2007	2008	2009	2010
						(Unaudited)
Computation of Net (Loss)
Months of Operations	3	12	12	12	12	12
Gross Revenues	$ 17,457	$1,040,016	$2,532,628	$3,887,885	$4,827,757	$3,932,022
Less: Operating Expenses	138,357	1,604,591	983,913	1,235,611	1,045,755	736,394
Organizational Fees	-	-	-	-	-	-
Equipment Management Fee	851	38,677	105,366	189,416	238,137	194,928
Depreciation and Amortization	17,710	609,148	1,659,916	3,312,669	4,384,963	3,882,399
Interest expense	842	36,331	50,815	89,071	95,418	38,763
Uncollectible accounts receivable	-	-	2,928	9,500	58,551	9,276
Loss on sale of computer equipment	-	-	-	-	-	-
Federal Taxable (Loss)	-	(879,499)	220,386	N/A	N/A	N/A
Cash Distributions – GAAP Basis	(45,437)	(1,295,748)	(1,999,901)	(1,999,900)	(1,999,900)	(1,999,900)
Computation of Cash Flows Net (Loss)
Net (loss)	(140,303)	(1,248,731)	(270,310)	(948,382)	(995,067)	(929,738)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:
Depreciation and Amortization	17,710	609,148	1,659,916	3,312,669	4,384,963	3,882,399
Loss (gain) on sale of equipment	-	-	2,928	(10,174)	(18,776)	(24,756)
Other Non-Cash Activities Included in the Determination of Net (Loss)**	(6,182)	(297,050)	(641,080)	(907,172)	(1,076,893)	(713,668)
Net Change in Operating Assets and Liabilities	72,306	(71,251)	191,204	(71,922)	219,240	(519,296)
Net Cash Provided by (Used in) Operating Activities	(56,469)	(1,007,884)	942,658	1,375,019	2,513,467	1,694,940
Capital Expenditures	(215,488)	(2,519,970)	(4,067,209)	(4,084,891)	(2,092,644)	(36,112)
Net proceeds from sale of equipment	-	-	1,012	199,446	66,719	118,863
Payments from Finance Leases	-	-	-	-	443	5,367
Purchase of Finance Leases	-	-	-	-	(12,018)	(533)
Prepaid Acquisition Fees Paid to the General Partner	(16,051)	(134,455)	156,393	146,085	84,186	1,466
Equipment Acquisition Fees Paid to the General Partner	(106,817)	(473,378)	(204,502)	(253,749)	(84,186)	(1,466)
Net Cash (Used in) Investing Activities	(338,356)	(3,127,803)	(4,114,306)	(3,993,109)	(2,037,500)	87,585
Partners’ Contributions	3,358,000	16,642,000	-	-	-	-
Offering Costs paid to affiliate	-	-	-	-	-	-
Offering Costs paid to the General Partner	(401,162)	(1,923,725)	-	-	-	-
Distributions to Partners	(45,437)	(1,295,748)	(1,999,901)	(1,999,900)	(1,999,900)	(1,999,900)
Accounts Receivable - CCC	-	-	-	-	-	-
Proceeds from note payable	-	-	-	-	-	-
Forgiveness of Fees	-	-	-	-	-	8,239
Debt placement fee	-	(8,414)	(10,453)	(22,588)	-	(1,416)
Net Cash Provided by (Used in) Financing Activities	2,911,401	13,414,113	(2,010,354)	(2,022,488)	(1,999,900)	(1,993,077)
Net Increase (decrease) in Cash	2,516,576	9,278,426	(5,182,002)	(4,640,578)	(1,523,933)	(210,553)
Cash at Beginning of Year	-	2,516,576	11,795,000	6,612,998	1,972,420	448,487
Cash at End of Year	2,516,576	11,795,000	6,612,998	1,972,420	448,487	237,934
Investment Data Per $ 1,000 Investment	-	-	-	-	-	-
Net (Loss) – GAAP Basis	(42)	(63)	(14)	(47)	(50)	(47)
Federal Taxable (Loss) to Investors	-	(44)	11	N/A	N/A	N/A
Cash Distributions to Investors – GAAP Basis	(14)	(65)	(100)	(100)	(100)	(100)

*	Inception Date is 10/25/2005

**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund VI
From Program Inception* through December 31, 2010

The following table summarizes the operating results of Commonwealth Income & Growth Fund VI, through December 31, 2010.  Data for 2007 includes only the period from inception, on May 10, 2007, through December 31, 2007.

	2007	2008	2009	2010
Computation of Net Income (Loss)
Months of Operations	8	12	12	12
Gross Revenues	$ 266,527	$ 1,559,989	$ 5,098,369	$ 7,521,748
Less: Operating Expenses	561,956	1,829,957	1,356,821	1,614,980
Organizational Fees	106,980	81,554	89,265	-
Equipment Management Fee	8,776	69,965	244,267	374,662
Depreciation and Amortization	148,660	1,195,882	3,903,661	6,547,253
Interest expense	-	20,486	25,256	28,936
Uncollectible accounts receivable	-	-	-	299,333
Loss on sale of computer equipment	-	-	-	-
Net (Loss) – GAAP Basis	(559,845)	(1,637,855)	(520,901)	(1,343,416)

Federal Taxable (Loss)	(314,348)	(3,430,189)	(5,687,094)	(2,285,315)
Cash Distributions – GAAP Basis	(352,626)	(1,555,299)	(3,441,324)	(3,619,827)
Computation of Cash Flows Net (Loss)
Net (loss)	(559,845)	(1,637,855)	(520,901)	(1,343,416)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:
Depreciation and Amortization	148,660	1,195,882	3,903,661	6,547,253
Loss (gain) on sale of equipment	-	(247)	(14,185)	(10,959)
Uncollectible accounts receivable	-	-	-	299,333
Other Non-Cash Activities Included in the Determination of Net (Loss)**	-	(192,102)	(261,136)	(361,068)
Net Change in Operating Assets and Liabilities	144,090	383,990	(168,795)	(1,236,142)
Net Cash Provided by (Used in) Operating Activities	(267,095)	(250,332)	2,938,644	3,895,001
Capital Expenditures	(1,725,993)	(3,848,726)	(13,553,702)	(7,373,295)
Net proceeds from sale of equipment	-	200,620	206,995	47,617
Prepaid Acquisition Fees Paid to the General Partner	(277,371)	(444,601)	254,975	299,971
Equipment Acquisition Fees Paid to the General Partner	(69,040)	(184,012)	(544,023)	(320,539)
Purchase of Finance Leases	-	-	(46,864)	(207,739)
Payment of Finance Leases	-	-	1,612	26,959
Net Cash (Used in) Investing Activities	(2,072,404)	(4,276,719)	(13,681,007)	(7,527,026)
Partners’ Contributions	10,188,537	17,433,942	8,501,400	-
Offering Costs paid to affiliate	-	-	-	-
Offering Costs paid to the General Partner	(1,217,530)	(1,894,852)	(1,015,917)	-
Distributions to Partners	(352,626)	(1,555,299)	(3,441,324)	(3,619,827)
Redemptions	-	-	(4,389)	-
Proceeds from note payable	-	-	-	347,862
Debt placement fee	-	(7,516)	-	(7,639)
Net Cash Provided by (Used in) Financing Activities	8,618,381	13,976,275	4,039,770	(3,279,604)
Net Increase (decrease) in Cash	6,278,882	9,449,224	(6,702,593)	(6,911,629)
Cash at Beginning of Year	939	6,279,821	15,729,045	9,026,452
Cash at End of Year	6,279,821	15,729,045	9,026,452	2,114,823
Investment Data Per $ 1,000 Investment
Net (Loss) – GAAP Basis	(55)	(59)	(14)	(37)
Federal Taxable (Loss) to Investors	(31)	(124)	(157)	(63)
Cash Distributions to Investors – GAAP Basis	(35)	(56)	(95)	(100)
Return of Capital to Investors – GAAP Basis	35	56	95	100

*	Commencement Date is 05/10/2007.
**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund V
From Program Inception* through December 31, 2010

The following table summarizes the operating results of Commonwealth Income & Growth Fund V, through December 31, 2010.  Data for 2005 includes only the period from inception, on March 14, 2005, through December 31, 2005.

	2005	2006	2007	2008	2009	2010
Computation of Net Income (Loss)
Months of Operations	9	12	12	12	12	12
Gross Revenues	$ 422,767	$3,918,075	$6,827,206	$6,843,804	$5,619,292	$3,058,387
Less: Operating Expenses	799,679	1,139,129	1,261,938	1,476,166	1,279,329	745,952
Organizational Fees	172,960	36,751	-	-	-	-
Equipment Management Fee	19,072	178,193	330,348	337,745	273,395	111,245
Depreciation and Amortization	306,182	2,855,460	5,305,022	5,829,613	5,949,288	3,813,662
Interest expense	5,944	92,630	160,164	142,519	57,101	18,901
Uncollectible accounts receivable	-	-	52,860	72,818	13,000	98,973
Loss on sale of computer equipment	-	-	9,637	27,840	-	-
Net (Loss) – GAAP Basis	(881,070)	(384,088)	(292,763)	(1,042,897)	(1,952,821)	(1,730,346)

Federal Taxable (Loss)	(670,696)	392,499	1,198,807	(1,260,330)	(2,519,340)	(3,223,062)
Cash Distributions – GAAP Basis	(702,732)	(2,379,581)	(2,499,496)	(2,496,269)	(2,487,022)	(2,476,001)
Computation of Cash Flows Net (Loss)
Net (loss)	(881,070)	(384,088)	(292,763)	(1,042,897)	(1,952,821)	(1,730,346)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:
Depreciation and Amortization	306,182	2,855,460	5,305,022	5,829,613	5,949,288	3,813,662
Loss (gain) on sale of equipment	-	-	9,637	27,840	(38,403)	(290,758)
Other Non-Cash Activities Included in the Determination of Net (Loss)*	(49,630)	(609,485)	(1,759,856)	(1,923,632)	(1,290,491)	(267,010)
Net Change in Operating Assets and Liabilities	10,571	129,683	32,579	(343,308)	223,887	174,836
Net Cash Provided by (Used in) Operating Activities	(613,947)	1,991,570	3,294,619	2,547,616	2,891,460	1,799,357
Capital Expenditures	(4,645,505)	(7,618,422)	(3,614,595)	(1,764,885)	(3,117,838)	(390,729)
Net proceeds from sale of equipment	-	-	6,836	724,440	254,142	495,813
Prepaid Acquisition Fees Paid to the General Partner	(483,504)	106,509	129,060	67,730	-	14,183
Equipment Acquisition Fees Paid to the General Partner	(219,212)	(390,530)	(247,527)	(84,231)	-	(24,201)
Net Cash (Used in) Investing Activities	(5,348,221)	(7,902,443)	(3,726,226)	(1,056,946)	(2,863,696)	95,067
Partners’ Contributions	19,703,204	5,254,658	-	(52,244)	-	-
Offering Costs paid to affiliate	-	-	-	-	-	-
Offering Costs paid to the General Partner	(2,308,723)	(593,264)	-	-	-	-
Redemption	-	-	-	-	(37,679)	(41,214)
Distributions to Partners	(702,732)	(2,379,581)	(2,499,496)	(2,496,269)	(2,487,022)	(2,476,001)
Accounts Receivable - CCC	-	-	-	-	-	-
Proceeds from note payable	-	-	-	-	-	148,702
Debt placement fee	(8,348)	(21,448)	(25,736)	(3,407)	-	(3,559)
Forgiveness of Fees	-	-	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	16,683,401	2,260,365	(2,525,232)	(2,551,920)	(2,524,701)	(2,372,072)
Net Increase (decrease) in Cash	10,721,233	(3,650,509)	(2,956,839)	(1,061,250)	(2,496,937)	(477,648)
Cash at Beginning of Year	1,067	10,722,300	7,071,791	4,114,952	3,053,703	556,766
Cash at End of Year	10,722,300	7,071,791	4,114,952	3,053,702	556,766	79,118
Investment Data Per $1,000 Investment
Net (Loss) – GAAP Basis	(45)	(15)	(12)	(42)	(79)	(70)
Federal Taxable (Loss) to Investors	(34)	16	48	(51)	(101)	(130)
Cash Distributions to Investors – GAAP Basis	(36)	(95)	(100)	(100)	(100)	(100)
Return of Capital to Investors – GAAP Basis	36	95	100	100	100	100

*
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Results of Completed Programs
(Table IV)
As of December 31, 2010

The following table is a summary as of December 31, 2010, of the amounts raised, lifetime distributions and tax results for the two prior public programs sponsored by Commonwealth Capital Corp. that have completed their life cycles and have been liquidated.

Program	CIGF1*	CIGF2*

Dollar Amount Raised	$12,623,682	$ 9,235,185
Number of Leases Purchased	87	132
Date of Closing of Offering	12/17/1993	5/12/1995
Date of First Sale of Property	1/10/1994	10/1/1995
Date of Last Sale of Property	3/1/2003	3/1/2003

Tax and Distribution Data per $1,000 Investment Through 12/31/2006 (liquidation date)
Federal Income Tax Results (Schedule M):
Ordinary income (loss) from Operations	(417,472)	(1,917,971)
Capital gain (loss)	0	0
Deferred Gain:
Capital	0	0
Ordinary	0	0

Cash Distributions to Investors per $1,000 Investment:
Investment Income	118	185
Return of Capital	553	597

Total Distributions - LTD	$ 7,774,740	$6,668,191

*Commonwealth Capital Securities Corp. did not serve as Dealer Manager for this offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund VI
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund VI through December 31, 2010.  Prior to 2008, this fund had not sold any equipment, as this fund commenced its operations in May 2007.

Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)

Panasonic	Toughbooks	Laptops	2007	2008	$ 3,726	$ 3,338	$ 884	$ (2,480)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	3,757	3,052	884	(2,195)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	3,757	3,052	884	(2,195)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	3,757	2,974	884	(2,117)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	3,757	2,818	884	(1,960)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	3,757	2,818	884	(1,960)	N/A
HP	Servers	Servers	2008	2008	218,786	182,321	201,521	13,154	N/A
Panasonic	(96) Laptops	Laptops	2007	2009	3,757	2,348	884	(1,491)	N/A
Panasonic	CF-19 Notebooks	Laptops	2008	2009	2,891	2,680	680	(2,020)	N/A
Panasonic	TB Intel Core Duo L2400 Combo Drive	Laptops	2008	2009	3,757	2,348	1,136	(1,246)	N/A
SUN	SUN - Sparc M4000 and 8000 Chassis	Midrange Servers	2008	2009	237,353	185,432	210,695	18,942	N/A
Oce	(1)IM2830, (1) IM4511, (1) CM4530, (1) IM3511	Multifunction Centers	2009	2010	2,264	472	125	(350)	N/A
Oce	(1) IM3511	Multifunction Centers	2009	2010	1,550	226	240	7	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	2,387	1,094	563	(548)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	1,944	405	50	(356)	N/A
Oce	(4) CM4520, (1) SX2100, (1) Feeder tray for IM2330	Multifunction Centers	2009	2010	4,196	874	400	(486)	N/A
Dell	(477) Dell Latitude D520 (3) Toshiba M400	Laptops	2007	2010	826	138	140	(2)	N/A
Dell	(477) Dell Latitude D520, (3) Toshiba M400	Laptops	2007	2010	826	138	140	(2)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	1,731	818	50	(769)	N/A
Oce	Printers	Multifunction Centers	2009	2010	1,257	851	263	(596)	N/A
Panasonic	(96) Laptops	Laptops	2007	2010	18,783	4,696	4,416	(412)	N/A
Panasonic	(96) Laptops	Laptops	2007	2010	3,757	626	1,300	635	N/A
Panasonic	(96) Laptops	Laptops	2007	2010	78,890	11,505	27,300	14,976	N/A
Panasonic	(96) Laptops	Laptops	2007	2010	3,757	509	1,000	461	N/A
Panasonic	(171) Toughbooks	Laptops	2007	2010	3,757	939	884	(82)	N/A
Panasonic	(171) Toughbooks	Laptops	2007	2010	48,837	12,209	11,491	(1,063)	N/A
HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	2010	384	204	108	(100)	N/A
Oce	Multifunction Centers	Multifunction Centers	2010	2010	291	242	50	(194)	N/A
Oce	Printers	Multifunction Centers	2009	2010	816	306	125	(185)	N/A
HP	Desktops, Laptops, Flat Panel Monitors	Desktops - Tier 1	2007	2010	1,630	407	320	(97)	N/A
					$ 666,935	$ 429,840	$ 469,184	$ 25,269	-

*Final federal tax net gain (loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund V
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund VI from January 1, 2008 through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)
HP	(22) Servers, (3) Tape Drives, (65) Laptops	Servers	2007	2008	$ 843	$ 632	$ 198	$ (444)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	3,553	2,813	836	(2,002)	N/A
Avid	(1) Media Composer Adrenaline System	Graphic Workstation	2005	2008	21,866	6,378	5,750	(2,525)	N/A
HP	(9) Eva Storage Arrays, (16) Proliant Servers, Hard Drives	Digital Storage	2007	2008	41,283	28,382	8,400	(20,234)	N/A
Dell	Latitude D610 P/M 730	Laptop	2006	2008	1,199	537	433	(117)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	2,452	1,258	418	(853)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	2,452	970	732	(275)	N/A
Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	26,218	6,555	8,739	1,748	N/A
Panasonic	Toughbooks	Laptops	2007	2008	1,776	1,258	418	(853)	N/A
Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	352,124	88,031	121,199	12,658	N/A
Avid	Media Composer Adrenaline Drives	Graphic Workstation	2005	2008	3,262	680	560	(304)	N/A
HP	COMPAQ NC8430	Laptops	2007	2008	301	251	71	(182)	N/A
HP	Laptops & Workstations	Laptops & Workstations	2005	2008	74,252	24,750	17,574	(12,976)	N/A
Sun	(9) Sunfire V240/2 X 1.28	Server	2005	2008	45,319	15,106	26,995	8,747	N/A
HP	HP Blade Servers	Servers	2006	2008	337,306	203,789	297,209	84,503	N/A
HP	HP Storage Drives	Storage	2007	2008	62,030	43,938	61,150	15,377	N/A
Sun	(5) Server Sunfire V240	Server	2006	2008	40,875	12,773	18,475	415	N/A
Sun	(1) Sunfire V240	Server	2005	2008	4,505	1,408	1,500	47	N/A
HP	HP NC8430/Intel Duo	Workstation	2007	2008	843	527	198	(338)	N/A
HP	Laptops & Workstations	Laptops & Workstations	2005	2008	2,152	672	585	(117)	N/A
HP	(2) RP3410 1 WAY BASE	Servers & Rack	2006	2008	26,085	10,054	16,000	5,466	N/A
Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	5,732	1,194	1,300	(3,667)	N/A
Toshiba	DIGITAL BW MFP	Multi-Function Printer	2005	2008	5,724	1,669	300	(1,378)	N/A
Sun	(2) Sunfire V240	Server	2005	2008	9,011	2,441	4,000	1,439	N/A
Dell	Optiflex GX270	Workstation	2006	2008	1,511	504	330	(184)	N/A
Sun	Cabinet, Sunrack 1000-42 S/Pds	Rack	2006	2008	4,605	1,583	1,400	(253)	N/A
Toshiba	ESTUDIO520	Copier	2005	2008	10,069	2,517	3,995	1,278	N/A
HP	Servers	Servers	2008	2008	48,619	40,516	44,782	2,923	N/A
Panasonic	Toughbooks	Laptops	2007	2008	1,776	1,110	418	(705)	N/A
HP	NC8430 FFTT 5600 Y580	Laptops	2007	2008	320	240	75	(167)	N/A
HP	NC8430 FFTT 5600 Y580	Laptops	2007	2008	320	240	75	(167)	N/A
HP	CNC8430 Intel	Laptops	2007	2008	782	489	184	(310)	N/A
Sun	(2) Sunfire V240	Server	2005	2008	13,516	3,098	8,985	1,125	N/A
Cisco, Dell, HP, Clarion	Workstations, phone Switches, Routers, Servers	Various	2005	2008	593,717	148,429	173,000	(54,592)	N/A
Sun	Sun Blade 150 Workstations	Workstations	2005	2008	20,609	4,723	250	(4,480)	N/A
Dell	Laptop	Laptop	2006	2008	1,199	387	338	(60)	N/A
Dell	Laptop	Laptop	2006	2008	1,808	584	509	(90)	N/A
Dell	Switch	Switch	2006	2008	316	102	-	(102)	N/A
HP	Laptops & Workstations	Laptops & Workstations	2005	2008	69,571	15,943	9,700	(6,534)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	1,776	1,073	418	(668)	N/A
IBM	Servers	Server	2006	2008	8,664	2,707	3,210	342	N/A
HP	Servers	Servers	2006	2008	12,215	3,308	4,060	549	N/A
Dell	Workstation	Workstation	2006	2008	1,710	481	481	(14)	N/A
Sun	Server	Server	2006	2008	10,333	4,305	2,000	(2,365)	N/A
Sun	Server	Server	2006	2008	148,849	62,020	15,000	(47,470)	N/A
Dell	(1) PowerVault 136T Tape Library, (1) PowerEdge 4210 Server, (1) PowerEdge 2161 Server, (1) PowerEdge 2850 Server, (1) Switch	Tape Drives	2006	2009	26,428	4,955	13,000	7,369	N/A
Visara	(778) 500L Thin Client Workstations; (100) 1360-C13 Coax Printers	Workstations	2006	2009	23,664	5,916	9,280	3,086	N/A
Panasonic	(2) Toughbook	Laptops	2006	2009	4,587	334	660	293	N/A
Sun	(2) Sunfire V40 Servers(adj)	Servers	2006	2009	-	-	(1,600)	(1,552)	N/A
Panasonic	CF-19 Notebooks	Laptops	2008	2009	1,445	1,340	340	(1,010)	N/A
HP	(131) Proliant Servers, (156) Laptops	Servers	2007	2009	301	207	71	(138)	N/A
Dell	(40) Precision M70 Workstations, (75) Optiplex (50) Latitude (3) Latitude	Desktops and Laptops	2006	2009	19,028	3,766	7,420	3,283	N/A
Dell	(71) Optiplex GX280, (1) Precision M70,(1) Precision 370, (1) Latitude D610, (3) Latitude D410	Desktops, Workstations, Laptops	2006	2009	10,215	2,022	4,600	2,348	N/A
Avid	(2) Symphony Digital Editing Systems	Workstations	2005	2009	15,173	2,845	4,909	1,818	N/A
Sonomic	(1) Total Library Server	Digital Storage	2006	2009	18,836	5,101	6,063	654	N/A
HP	(18) XW8200 Workstations	Workstations	2005	2009	8,644	1,261	2,000	639	N/A
Cisco	(2) CISCO Aironet Servers	Servers	2005	2009	1,622	135	950	786	N/A
HP	(64) XW4300 Workstations	Workstations	2005	2009	36,948	6,158	8,150	1,584	N/A
Sun	(7) Sun Sunfire T2000 4 Core	Server	2006	2009	62,980	15,745	23,188	5,873	N/A
Dell	3.4ghz/2mb Cache Xeon	Processor	2006	2009	5,563	695	600	(95)	N/A
Visara	(9) Matrix 1360 Coax Printer	Printer	2006	2009	3,861	643	90	(556)	N/A
Dell	(2) Poweredge 2850	Dell Servers	2006	2009	12,549	1,307	1,500	193	N/A
Panasonic	Cf- 29 Pm/1.6ghz	Server	2007	2009	5,431	2,036	1,278	(797)	N/A
Panasonic	(3) Cf-30 Intel Duo	Server	2007	2009	5,635	1,878	1,949	12	N/A
HP	CNC8430 Intel	Server	2007	2009	782	310	330	10	N/A
HP	(2) Compaq Nc8430	Small Servers	2007	2009	640	320	171	(149)	N/A
HP	Compaq Nc8430	Small Servers	2007	2009	320	153	88	(68)	N/A
HP	Compaq Nc8430	Small Servers	2007	2009	301	150	64	(88)	N/A
DELL	(1) Dell Precision Mobile	Workstation	2006	2009	15,492	430	2,349	1,849	N/A
IBM	(8) 73GB SCSI U320 15K RPM	Small IBM Servers	2005	2009	12,559	-	3,703	3,592	N/A
IBM	(30) IBM HS20 Blade Servers,	Blade Servers	2005	2009	120,054	-	47,670	22,405	N/A
IBM / Cisco	(10) Bladecenter Hs20	Server/Software/ License	2005	2009	115,439	-	33,953	24,446	N/A
IBM	IBM Ethernet Set Module For Bladecenter Cisco	Eserver/ Module	2006	2009	10,187	2,547	3,566	840	N/A
Avid	Avid Symphony Nitrus System	Digital Storage	2006	2009	67,290	9,112	8,040	(1,313)	N/A
Cipirico	Media Vault 4105	Audio Visual	2006	2009	7,370	1,689	2,601	834	N/A
Win	Maxon Cinema 4d Bundle	Software	2006	2009	4,013	752	540	(228)	N/A
Sony	Sony DVW-2000p Digital Betacam	Audio Visual	2006	2009	37,408	8,573	17,000	7,917	N/A
HP	Hp L2035 20" LCD Monitor	Monitor	2005	2009	611		70	68	N/A
HP	Hp L1955 19 Inch Tft Monitor	Monitor	2005	2009	419		60	58	N/A
Dell	(2) Poweredge 1850	Server	2006	2009	19,765	1,853	2,912	1,059	N/A
Dell	(14) Latitude D630	Laptops	2008	2010	532	89	80	(11)	N/A
Dell	(14) Latitude D630	Laptops	2009	2010	3,145	480	371	(121)	N/A
Dell	(14) Latitude D630	Laptops	2009	2010	4,588	765	244	(528)	N/A
Dell	(14) Latitude D630	Laptops	2009	2010	-	-	80	78	N/A
Dell	(14) Latitude D630	Laptops	2009	2010	-	-	400	388	N/A
Dell	(14) Latitude D630	Laptops	2009	2010	-	-	80	78	N/A
Dell	(14) Latitude D630	Laptops	2009	2010	34,510	4,793	3,925	(986)	N/A
Dell	(14) Latitude D630	Laptops	2009	2010	1,609	223	250	19	N/A
Visara	(900) 550LX Thin Client (120) 1360 Matrix Printers	Desktops - Tier 2	2006	2010	368,664	-	26,520	25,724	N/A
HP	(101) HP XW4300; (101) 20" Monitors	Engineering Workstations	2006	2010	129,934	-	8,910	8,643	N/A
HP	(101) HP XW4300; (101) 20" Monitors	Engineering Workstations	2006	2010	36,536	-	4,005	3,885	N/A
HP	(22) 8000 Workstations and monitors	Engineering Workstations	2006	2010	85,852	-	2,600	2,522	N/A
HP	(48) C8000 Workstations	Engineering Workstations	2006	2010	201,753	-	6,110	5,927	N/A
HP	(11) C8000 Workstations and monitors	Engineering Workstations	2006	2010	79,951	-	1,300	1,261	N/A
Visara	(900) 500LX Thin Client Terminals	Engineering Workstations	2006	2010	444,341	-	33,150	32,156	N/A
HP	(70) c8000 workstations; (70) 19" monitors	Engineering Workstations	2006	2010	309,038	3,219	8,970	5,482	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	1,821	834	263	(579)	N/A
Oce	Printers	Multifunction Centers	2009	2010	1,257	851	263	(596)	N/A
Panasonic	(27) CF- 29 PM	Laptops	2007	2010	48,063	13,017	11,309	(2,047)	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2010	1,878	489	650	141	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2010	1,878	509	650	141	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2010	1,878	509	650	122	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2010	1,878	567	650	63	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	1,878	215	650	415	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	1,310,932	95,589	68,265	(29,372)	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	1,878	137	500	348	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	28,421	2,072	1,840	(288)	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	1,878	157	650	474	N/A
HP	Ultrium Tape Drives, NC8430 Laptops, IBM Thinkpads	Small HP/Compaq Servers	2007	2010	2,528	369	595	208	N/A
HP	Ultrium Tape Drives, NC8430 Laptops, IBM Thinkpads	Small HP/Compaq Servers	2007	2010	1,502	219	353	124	N/A
HP	Ultrium Tape Drives, NC8430 Laptops, IBM Thinkpads	Small HP/Compaq Servers	2007	2010	843	53	198	140	N/A
HP	HP Proliant DL380	Server	2007	2010	3,724	737	876	113	N/A
HP	(276) HP Proliant DL380, Laptops, MSL6060 Libraries, (16) MSL6000 Drives	Small HP/Compaq Servers	2007	2010	782	114	184	64	N/A
HP	(276) HP Proliant DL380, Laptops, MSL6060 Libraries	Small HP/Compaq Servers	2007	2010	782	81	184	97	N/A
HP	(276) HP Proliant DL380, Laptops, MSL6060 Libraries, (16) MSL6000 Drives	Small HP/Compaq Servers	2007	2010	3,129	652	736	62	N/A
HP	(276) HP Proliant DL380, Laptops, MSL6060 Libraries, (16) MSL6000 Drives	Small HP/Compaq Servers	2007	2010	2,981	559	702	122	N/A
HP	(276) HP Proliant DL380, Laptops, MSL6060 Libraries, (16) MSL6000 Drives	Small HP/Compaq Servers	2007	2010	49,941	10,404	11,506	757	N/A
HP	(276) HP Proliant DL380, Laptops, MSL6060 Libraries, (16) MSL6000 Drives	Small HP/Compaq Servers	2007	2010	1,878	391	650	239	N/A
HP	Proliant Servers, Laptops	Small Servers	2007	2010	640	160	151	(14)	N/A
HP	Proliant Servers	Small Servers	2007	2010	301	75	71	(7)	N/A
HP	Proliant Servers	Small Servers	2007	2010	3,712	928	873	(81)	N/A
HP	Proliant Servers	Small	2007	2010	621	272	171	(106)	N/A
HP	Proliant BL460C, BL380G5, BL480C	Small Servers	2008	2010	230	122	65	(60)	N/A
Dell	(40) Precision M70 Workstations, Optiplex, Latitude Laptops	Desktops - Tier 1	2006	2010	8,394	-	1,260	1,222	N/A
Dell	(71) Optiplex GX280 Desktops, (1) Precision M70 Workstation, Precision M70 Workstations, Optiplex, Latitude Laptops	Desktops - Tier 1	2006	2010	1,224	-	100	97	N/A
Dell	Precision M70 Workstations, Optiplex, Latitude Laptops	Desktops - Tier 1	2006	2010	1,050	-	134	134	N/A
IBM	(1) X366 Server	Small IBM Servers	2006	2010	23,596	-	250	243	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	19	250	224	N/A
Dell	(1) Dell Latitude D610 P/M 730 /1.6ghz/14.1	Laptop	2006	2010	1,199	12	180	162	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	19	275	248	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	12	180	162	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	12	180	162	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(1) Dell Latitude D400	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,050	-	250	243	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(2) Dell Latitude D610	Laptop	2006	2010	2,398	-	457	443	N/A
Dell	(2) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	2,398	-	425	412	N/A
Dell	(5) Dell Latitude D610	Laptop	2006	2010	5,996	-	900	873	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	275	267	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	150	145	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	110	107	N/A
Dell	(2) Dell Precision Mobile	Workstation	2006	2010	3,615	-	300	300	N/A
Dell	(1) Dell Latitude D610	Laptop	2006	2010	1,199	-	180	175	N/A
Dell	(45) Optiplex Gx 280	Workstation	2006	2010	22,983	-	2,700	2,619	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	150	145	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	186	180	N/A
Dell	(2) Optiplex Gx 280	Workstation	2006	2010	1,021	-	132	128	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	150	145	N/A
Dell	(9) Dell Precision Mobile	Workstation	2006	2010	16,268	-	1,350	1,309	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	150	145	N/A
Dell	(5) Optiplex Gx 280	Workstation	2006	2010	2,554	-	300	291	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	173	167	N/A
Dell	(1) Optiplex Gx Cd-Rom	Workstation	2006	2010	511	-	61	59	N/A
Dell	(1) Dell Latitude D400	Laptop	2006	2010	1,050	-	154	149	N/A
Dell	(5) Optiplex Gx 280	Workstation	2006	2010	2,554	-	325	315	N/A
Dell	(5) Dell Precision Mobile	Workstation	2006	2010	9,038	-	750	727	N/A
Dell	(1) Dell Precision Mobile	Workstation	2006	2010	1,808	-	171	165	N/A
Dell	(4) Dell Precision Mobile	Workstation	2006	2010	7,230	-	600	582	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Dell	(5) Optiplex Gx280	Workstation	2006	2010	2,554	-	300	291	N/A
Dell	(1) Dell Latitude	Workstation	2006	2010	1,050	-	133	129	N/A
Dell	(1) Dell Latitude	Workstation	2006	2010	1,050	-	134	129	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Dell	(3) Optiplex Gx280	Workstation	2006	2010	1,532	-	180	174	N/A
Dell	(1) Dell Precision M70	Workstation	2006	2010	1,808	-	150	146	N/A
Dell	(4) Optiplex Gx280	Workstation	2006	2010	2,043	-	240	233	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Dell	(3) Optiplex Gx280	Workstation	2006	2010	1,532	-	198	192	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	80	78	N/A
Dell	(3) Optiplex Gx280	Workstation	2006	2010	1,532	-	180	175	N/A
Dell	(2) Optiplex Gx280	Workstation	2006	2010	1,021	-	120	116	N/A
Dell	(8) Optiplex Gx280	Workstation	2006	2010	4,086	-	360	349	N/A
Dell	(1) Optiplex Gx280	Workstation	2006	2010	511	-	60	58	N/A
Invision	Invision 3d Printer	Printer	2006	2010	37,597	0	11,089	10,756	N/A
Konica Minolta	Hasler WJ185 Mailer	Konica Multifunction Centers	2007	2010	26,661	3,610	2,240	(1,438)	N/A
Konica Minolta	Hasler WJ185 Mailer	Konica Multifunction Centers	2007	2010	63,618	5,964	3,110	(2,948)	N/A
Konica Minolta	Bizhubs	Konica Multifunction Centers	2007	2010	22,603	5,886	10,683	4,477	N/A
Konica Minolta	Bizhubs	Konica Multifunction Centers	2007	2010	235,405	24,423	10,440	(14,296)	N/A
HASLER	Whisper Jet Printer/ Mail Machine/ Feeder/70lb Weight Platform	Printer/ Scale	2007	2010	12,929	3,636	5,146	1,356	N/A
IBM	(808) S51 ThinkCentre Desktops	Desktops - Tier 1	2005	2010	533,739	-	40,395	33,683	N/A
Oce	Printers	Multifunction Centers	2009	2010	2,586	970	175	(800)	N/A
Oce	Printers	Multifunction Centers	2009	2010	1,136	426	200	(232)	N/A
IBM	(5) IBM xSeries 306 Servers	Small IBM Servers	2006	2010	1,557			155	N/A
IBM	(30) IBM HS20 Blade Servers,	Blade Servers	2006	2010	1,505	-	160	160	N/A
Powermac	Powermac G5	Workstation	2006	2010	4,984	727	500	(242)	N/A
Apple	Apple 30" Cinema Display	Monitor	2006	2010	2,325	291	825	510	N/A
HP	(1) rp3440-4 Server	Midrange HP Servers	2006	2010	256,470	-	92,991	72,424	N/A
HP	(13) Proliant DL380 Servers	Small Servers	2006	2010	188,157	7,840	84,264	52,285	N/A
IBM	(1) 3584-L52 Tape Library, (4) 3588-F3A Tape Drives	Tape Libraries	2006	2010	71,889	-	41,254	25,692	N/A
IBM	(1) DS4000 Storage Array	Digital Storage	2006	2010	57,831	4,819	22,664	14,627	N/A
Secure Comp.	(5) 2150 Commercial Secure Support Sidewinder G2 Appliance	Workstation	2008	2010	35,920	6,735	17,256	1,973	N/A
Stratus	V Series Server	High End Servers	2005	2010	94,270	-	15,313	7,197	N/A
HP	HP L2035 20" LCD	Monitor	2005	2010	611	-	80	78	N/A
HP	(2) HP L2035 20" LCD	Monitor	2005	2010	1,222	-	160	155	N/A
HP	(5) HP L2035 20" LCD	Monitor	2005	2010	3,056	-	400	400	N/A
HP	(2) HP L2035 20" LCD	Monitor	2005	2010	1,222	-	160	155	N/A
HP	(2) HP L2035 20" LCD	Monitor	2005	2010	1,222	-	180	175	N/A
HP	(2) HP L2035 20" LCD	Monitor	2005	2010	1,222	-	160	155	N/A
HP	HP XW8200	Workstation	2005	2010	3,034	-	201	194	N/A
HP	HP L2035 20" LCD	Monitor	2005	2010	611	-	80	78	N/A
HP	HP XW8200	Workstation	2005	2010	3,034	-	190	184	N/A
HP	HP XW8200	Workstation	2005	2010	3,034	-	190	184	N/A
HP	(2) HP L2035 20" LCD	Monitor	2005	2010	1,222	-	160	155	N/A
HP	(15) HP XW8200	Workstation	2005	2010	45,506	-	2,850	2,764	N/A
HP	(2) HP L1955 19” TFT	Monitor	2005	2010	839	-	120	116	N/A
HP	(2) HP L1955 19” TFT	Monitor	2005	2010	839	-	120	116	N/A
HP	(1) HP L1955 19” TFT	Monitor	2005	2010	419	-	60	58	N/A
HP	(4) HP L1955 19” TFT	Monitor	2005	2010	1,677	-	240	233	N/A
HP	(1) HP L1955 19” TFT	Monitor	2005	2010	419	-	60	58	N/A
HP	(6) HP L1955 19” TFT	Monitor	2005	2010	2,516	-	360	349	N/A
HP	(6) HP XW9300	Workstation	2005	2010	25,405	-	365	354	N/A
HP	(1) HP XW9300	Workstation	2005	2010	4,128	-	203	196	N/A
HP	(1) HP XW9300	Workstation	2005	2010	4,128	-	192	186	N/A
HP	(5) HP XW9300	Workstation	2005	2010	20,639	-	850	825	N/A
HP	(1) HP XW9300	Workstation	2005	2010	4,128	-	223	216	N/A
HP	(1) HP XW9300	Workstation	2005	2010	4,128	-	235	227	N/A
HP	(1) HP XW9300	Workstation	2005	2010	-	-	850	825	N/A
HP	(6) HP L1955 19" Monitor	Monitor	2005	2010	2,693	-	360	349	N/A
HP	(2) HP L1955 19" Monitor	Monitor	2005	2010	898	-	120	116	N/A
HP	HP XW4300	Workstation	2005	2010	2,064	-	200	194	N/A
HP	HP L1955 19"	Monitor	2005	2010	449	-	60	58	N/A
HP	(2) HP L1955 19"	Monitor	2005	2010	898	-	120	116	N/A
HP	(2) HP L1955 19"	Monitor	2005	2010	1,795	-	-	-	N/A
HP	(6) HP L1955 19"	Monitor	2005	2010	2,693	-	360	349	N/A
HP	(56) HP XW4300	Workstation	2005	2010	115,611	-	9,464	9,180	N/A
					$7,960,957	$1,037,717	$1,665,980	$353,206	N/A
*Final federal tax net gain (loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund IV
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund IV from January 1, 2008 through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquistion Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Gain/(Loss)
HP	Servers, Tape Drives, Laptops	Servers	2007	2008	361	271	85	(190)	N/A
Panasonic	(15) Toughbooks	Laptops	2004	2008	33,768	2,814	7,875	4,825	N/A
Sun	(1) Sunfire V240	Servers	2005	2008	6,043	1,637	1,800	(49)	N/A
KonicaMinolta	(21) Copiers	Multifunction Printer	2004	2008	33,272	2,773	1,517	(1,332)	N/A
KonicaMinolta	(117) Copiers,	Multifunction Printer	2004	2008	278,153	1,899	4,125	2,102	N/A
Dell	(4) Precision 650 Servers, Monitors	Servers	2005	2008	860	224	25	(206)	N/A
Dell	(4) Precision 650 Servers, Monitors	Servers	2005	2008	5,182	1,349	1,050	(774)	N/A
Sun	(2) Sun V880 Servers, (7) Sun V440 Servers	Servers	2005	2008	232,205	62,889	67,130	809	N/A
HP	HP Proliant Servers	Servers	2005	2008	92,159	19,810	21,250	803	N/A
Storagetek	(10) Library Fiber Tape Drive	Storage	2005	2008	213,308	31,203	24,200	(7,729)	N/A
HP	Servers	Servers	2005	2008	95,723	35,896	35,000	(4,802)	N/A
HP	Servers	Servers	2005	2008	36,338	12,113	9,405	(5,811)	N/A
HP	Servers	Servers	2005	2008	757	252	195	(67)	N/A
Toshiba	Copiers	Copiers	2004	2008	88,650	5,550	3,650	(2,009)	N/A
Panasonic	(3) Toughbooks	Laptops	2006	2008	6,720	2,660	2,196	(574)	N/A
Sun	SUNFIRE V440	Server	2005	2008	21,335	570	1,500	885	N/A
Toshiba	Copiers	Copiers	2004	2008	202,608	8,267	9,200	657	N/A
HP	Servers	Servers	2005	2008	3,982	1,245	975	(318)	N/A
HP	HP NC8430	Workstation	2007	2008	361	226	85	(145)	N/A
Sun	(8) SUN V210	Servers	2005	2008	45,776	12,915	37,255	23,222	N/A
HP	Servers	Servers	2005	2008	5,270	1,537	2,085	444	N/A
Fujitsu	Primepower 250	Server	2005	2008	6,251	2,084	400	(1,696)	N/A
Panasonic	(3) Toughbooks	Laptops	2006	2008	6,720	2,520	2,111	(1,106)	N/A
HP	Servers	Servers	2005	2008	2,167	677	345	(446)	N/A
IBM	Thinkpads	Laptops	2004	2008	31,850	-	3,000	1,410	N/A
HP	Servers	Servers	2005	2008	76,457	19,114	10,661	(8,773)	N/A
HP	Servers	Servers	2005	2008	2,061	515	-	(515)	N/A
Konica	Printers	Multifunction Printer	2004	2008	87,514	325	1,300	936	N/A
HP	Workstations	Workstations	2003	2008	22,734	-	-	-	N/A
Sun	Servers	Servers	2006	2008	7,134	2,081	2,750	531	N/A
HP	Proliant BL68oc, DL380og, BL46oc	Servers	2008	2009	61	56	14	(42)	N/A
HP	(21) XW4200 Workstations	Workstations	2005	2009	7,006	1,168	1,250	20	N/A
HP	(18) DL380G4 HP Servers	Servers	2005	2009	174,351	3,632	27,500	9,293	N/A
Dell	(4) Precision 650, 20" LCD Monitors	Servers	2005	2009	430	-	50	24	N/A
Sun	(1) StorEdge 3310	Digital Storage	2005	2009	13,916	290	25	(278)	N/A
	Hard Drives	Digital Storage	2006	2009	49,627	9,305	1,600	(7,753)	N/A
Panasonic	(19) Panasonic Toughbook	Workstations	2006	2009	42,560	3,103	6,000	2,717	N/A
HP	Compaq Notebook	LAPTOP	2008	2009	64	48	25	(24)	N/A
HP	Compaq Notebook	LAPTOP	2008	2009	61	44	23	(22)	N/A
Dell	(7) SX280 Desktops	Desktops - Tier 1	2006	2009	3,629	-	371	360	N/A
HP	PROLIANT DL760	SERVER	2005	2009	38,871	-	223	216	N/A
HP	(7) HP L1955 19"	MONITOR	2005	2009	3,142	-	62	429	N/A
Dell	(6) Precision T5400, (6) Optiplex 755	Desktops - Tier 1	2008	2010	5,875	0	1,023	1,023	N/A
Dell	(6) Precision T5400, (6) Optiplex 755	Desktops - Tier 1	2008	2010	21,215	0	2,509	2,509	N/A
Dell	Optiplex, Precision, Latitude	Laptops, Workstations	2009	2010	307	77	180	103	N/A
Dell	Optiplex, Precision, Latitude	Laptops	2009	2010	161	20	93	73	N/A
Visara	(583) Thin Client	Desktops - Tier 2	2002	2010	220,192	0	8,320	8,320	N/A
Visara	(12) Controllers	Datacom - Other	2003	2010	68,982	0	2,496	2,496	N/A
HP	(2) 8000 Workstations	Engineering Workstations	2006	2010	23,789	0	260	260	N/A
HP	(101) HP XW4300	Workstations	2006	2010	43,153	0	2,970	2,970	N/A
HP	(101) HP XW4300	Workstations	2006	2010	12,337	0	1,335	1,335	N/A
Itronix	(4) GoBook III	Laptops	2007	2010	5,648	1,294	1,645	351	N/A
Itronix	(4) GoBook III	Laptops	2007	2010	(4,640)	(1,063)	(950)	113	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	3,997	541	120	(421)	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	207	48	143	95	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	424	97	291	194	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	385	80	266	186	N/A
Itronix	(5) GoBook III	Laptops	2007	2010	2,122	486	1,455	969	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	207	48	143	95	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	385	80	266	186	N/A
Itronix	(3) GoBook III	Laptops	2007	2010	1,155	241	798	557	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	385	80	266	186	N/A
HP	(1) Ultrium Tape Drives, Laptops	Small HP/Compaq Servers	2007	2010	644	94	151	58	N/A
HP	(1) Ultrium Tape Drives, Laptops	Small HP/Compaq Servers	2007	2010	1,083	158	255	97	N/A
HP	(1) Ultrium Tape Drives, Laptops	Small HP/Compaq Servers	2007	2010	361	23	85	62	N/A
HP	(73) DL380	Blade Servers	2008	2010	49	21	13	(8)	N/A
HP	(73) DL380,	Blade Servers	2008	2010	49	21	13	(8)	N/A
HP	Proliant BL68oc	Midrange HP Servers	2008	2010	128	72	27	(45)	N/A
HP	HP PriliantDL380	Server	2007	2010	1,596	316	376	60	N/A
HP	Proliant	Small Servers	2008	2010	26	14	7	(6)	N/A
HP	(1) 9000 N4000	High End HP Servers	2007	2010	167,466	0	21,725	10,863	N/A
Fujitsu	(1) 5750C Scanner	Scanners	2007	2010	10,528	3,071	2,900	(171)	N/A
Konica	(1) Bizhub 420	Multifunction Centers	2007	2010	4,698	1,272	1,013	(259)	N/A
IBM	Storage Array	Digital Storage		2010	57,831	4,819	22,664	15,306	N/A
Stratus	V Series Server	High End Servers	2005	2010	104,128		15,313	7,656	N/A
HP	(21) XW4200 Workstations	Engineering Workstations	2005	2010	40,596	0	3,100	300	N/A
HP	(18) XW8200 Workstations	Engineering Workstations	2005	2010	56,824	0	5,050	0	N/A
Ricoh Aficio	(1) MP4000	Multifunction Centers	2009	2010	6,855	2,714	1,500	(1,214)	N/A
Compaq	(5) Proliant DL580	Small Servers	2004	2010	79,243	0	17,073	16,732	N/A
Dell	(4) Precision 650	Dell Servers	2005	2010	2,210	0	100	100	N/A
Dell	(4) Precision 650	Dell Servers	2005	2010	2,210	0	100	100	N/A
Dell	20" Flat Pannel	Monitor	2005	2010	430	0	50	25	N/A
					$ 2,922,682	$ 265,685	$ 403,456	$ 76,267	-

*Final federal tax net gain (loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund III
For the Period January 1, 2008 through December 31, 2010
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager For The Full Term Of This Offering*

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund III from January 1, 2008 through December 31, 2010.

Manu-facturer	Equipment Type	Equipment Description	Year of Acquisition	Year of Disposal	Original Acquistion Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)
Canon	Digital Imagerunners	Printer	2004	2008	$ 42,269	$ 6,164	$ 5,075	$ (1,241)	N/A
HP	(3) Net Server LP2000R, (3) Controllers	Small Servers	2004	2009	17,643	-	2,400	2,328	N/A
Dell	Optiplex, Precision, Latitude	Laptops	2009	2010	205	51	120	65	N/A
Dell	Optiplex, Precision, Latitude	Laptops	2009	2010	107	13	62	47	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	468	78	311	224	N/A
Itronix	(4) GoBook III	Laptops	2007	2010	1,522	254	1,084	798	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	381	63	271	199	N/A
Itronix	(1) GoBook III	Laptops	2007	2010	341	50	246	189	N/A
					$ 62,937	$ 6,674	$ 9,569	$ 2,608	-

*
Commonwealth Capital Securities Corp. did not serve as the original Dealer Manager for this offering, but replaced the original Dealer Manager during the course of this offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.

**	Final federal tax net gain/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund IV
From Inception (June 10, 2008) through December 31, 2010

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund IV during the past three years, through December 31, 2010.  Prior to the first quarter of 2009, this fund had not sold any equipment, as this fund commenced its operations in June 2008.

Manu-facturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquistion Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)*
Oce	Printers and Faxes	Multifunction Centers	2009	2010	$ 6,095	$ 1,270	$ 800	$ (494)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	3,286	616	675	39	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	3,533	663	675	(8)	N/A
Dell	Optiplex, Precision, Latitude	Desktops - Tier 1	2009	2010	3,591	449	1,229	743	N/A
Dell	Optiplex, Precision, Latitude	Desktops - Tier 1	2009	2010	18,293	2,287	1,716	(622)	N/A
Dell	Optiplex, Precision, Latitude	Desktops - Tier 1	2009	2010	1,001	63	200	131	N/A
Dell	Quad Core Opteron 2350	Desktops - Tier 1	2009	2010	3,219	1,207	2,910	1,703	N/A
Dell	Optiplex, Precision, Latitude	Desktops - Tier 1	2009	2010	32,606	2,717	4,180	1,337	N/A
Dell	Optiplex, Precision, Latitude	Desktops - Tier 1	2009	2010	2,329	97	580	466	N/A
Dell	Optiplex, Precision, Latitude	Desktops - Tier 1	2009	2010	1,637	34	250	208	N/A
Oce	(1) IM3511	Multifunction Centers	2009	2010	2,483	517	125	(396)	N/A
Oce	(1) IM2830, (1) IM2330,	Multifunction Centers	2009	2010	1,199	250	50	(201)	N/A
Oce	(1) IM7230	Multifunction Centers	2009	2010	2,469	514	450	(78)	N/A
Oce	Printers	Multifunction Centers	2009	2010	1,257	851	263	(596)	N/A
HP	Proliant BL460, 680, 480	Servers	2009	2009	245	234	1,159	(10)	N/A
HP	C8510PTT7300H5W80GIBNF2	Small Servers	2009	2009	245	214	205	(9)	N/A
Oce	Printers	Multifunction Centers	2009	2010	977	367	200	(173)	N/A
Oce	IM2330, IM3530, IM4530	Multifunction Centers	2009	2010	1,453	953	120	(837)	N/A
Retailix	3 Unit POS, 2 Unit POS	Datacom POS	2009	2009	133,238	116,583	126,706	10,123	N/A
					$219,156	$129,886	$ 142,493	$11,327	$ -

* Final federal tax net gat/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund III
For the Period January 1, 2007 through December 31, 2010

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund III during the past three years through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)
Panasonic	Toughbooks	Laptops	2007	2008	$ 1,776	$ 1,406	$ 418	$ (1,001)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	888	648	209	(445)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	888	629	209	(426)	N/A
HP	COMPAQ NC8430	Laptops	2007	2008	301	251	71	(182)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	888	555	209	(352)	N/A
HP	COMPAQ NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
HP	COMPAQ NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	888	537	209	(334)	N/A
HP	Proliant Servers, Laptops	Servers	2007	2009	301	207	71	(138)	N/A
HP	Proliant BL68oc, DL380og, BL46oc	Servers	2008	2009	795	729	187	(547)	N/A
HP	(35) Proliant BL460	Servers	2008	2009	978	938	927	(38)	N/A
HP	COMPAQ NC8430	Small Servers	2007	2009	301	150	62	(88)	N/A
HP	C8510PTT7300H5W80GIBNF20QE US	Small Servers	2009	2009	978	856	822	(34)	N/A
HP	Compaq Business Notebook	Midrange HP Servers	2008	2009	832	624	310	(314)	N/A
HP	Compaq NC8430	Small Servers	2007	2009	320	160	85	(74)	N/A
HP	Compaq NC8430	Small Servers	2007	2009	320	160	85	(74)	N/A
HP	Compaq Business Notebook	Midrange HP Servers	2008	2009	795	580	296	(284)	N/A
Panasonic	(3) CF- 29 PM	Laptops	2007	2009	10,862	170	2,479	2,309	N/A
Panasonic	(2) CF-30 INTEL DUO	Laptops	2007	2009	1,878	626	630	4	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2009	939	313	315	2	N/A
Retailix	(13) 3 Unit POS, (1) 2 Unit POS	Datacom	2009	2009	399,713	349,748	380,119	30,370	N/A
MPC	(20) Desktops, (11) Laptops	Desktops - Tier 2	2007	2010	65,468	15,003	11,444	(3,988)	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	3,266	1,361	1,199	(198)	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	11,477	3,337	5,220	1,727	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	396	105	180	70	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	396	105	180	70	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	396	99	180	76	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	396	88	180	87	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	2,375	528	1,080	520	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	396	88	180	87	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	792	176	360	173	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	792	176	360	173	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	396	72	180	103	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	399	67	80	11	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	399	67	80	11	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	399	67	80	11	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2008	2010	399	67	80	11	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2009	2010	399	67	80	11	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2009	2010	4,833	604	2,797	2,109	N/A
Dell	Latitude, Precision, Optiplex	Laptops	2009	2010	9,219	2,305	5,400	2,933	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	3,798	1,741	488	(1,267)	N/A
HP	(2) c8000 workstations; (2) 20" monitors	Engineering Workstations	2006	2010	24,308	253	260	(1)	N/A
HP	(30) c8000 workstations; (30) 20" monitors	Engineering Workstations	2006	2010	230,321	2,399	3,640	1,131	N/A
Oce	(1) IM3511, (1) FX2100, (1) IM2330	Multifunction Centers	2009	2010	699	146	294	(97)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	2,329	437	244	(200)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	1,121	210	113	(101)	N/A
Oce	(1) IM2330, (1) CM2520, (1) FX3000	Multifunction Centers	2009	2010	2,792	523	263	(268)	N/A
Oce	(1) IM2330, (1) CM2520, (1) FX3000	Multifunction Centers	2009	2010	2,241	467	50	(418)	N/A
Oce	(2) IM4511, (1) IM3511, (1) FX3000	Multifunction Centers	2009	2010	2,658	498	281	(226)	N/A
Oce	Printers	Multifunction Centers	2009	2010	1,257	851	263	(596)	N/A
Panasonic	(22) CF- 29 PM	Laptops	2007	2010	24,031	6,509	5,485	(1,024)	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2010	939	293	315	22	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2010	939	293	315	22	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2010	939	254	325	71	N/A
Panasonic	CF-30 INTEL DUO	Laptops	2007	2010	939	245	315	71	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	939	107	325	208	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	939	68	250	174	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	939	78	325	237	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	14,211	1,036	920	(144)	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	655,466	47,794	34,133	(14,686)	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	24,971	6,243	5,753	(662)	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	939	176	325	139	N/A
HP	COMPAQ NC8430	Servers	2007	2010	621	272	171	(106)	N/A
HP	COMPAQ NC8430	Servers	2007	2010	301	75	71	(6)	N/A
HP	Proliant Servers, Laptops	Servers	2007	2010	640	160	151	(14)	N/A
HP	Proliant Servers, Laptops	Servers	2007	2010	3,712	928	873	(81)	N/A
HP	Proliant Servers, Laptops	Servers	2007	2010	832	468	178	(295)	N/A
HP	Proliant BL68oc, DL380og, BL46oc	Servers	2008	2010	832	468	178	(295)	N/A
Konica Minolta	(4) Bizhub C352, (2) C450	Konica Multifunction Centers	2006	2010	63,652	4,254	2,982	(1,362)	N/A
HP	(8) Itanium Montecito Servers, (6) HP-UX Integrity EOE, (2) HP-UX Integrity MCOE	High End HP Servers	2008	2010	114,891	43,084	63,855	15,997	N/A
Oce	Printers	Multifunction Centers	2009	2010	794	298	25	(273)	N/A
Oce	Printers	Multifunction Centers	2009	2010	1,410	529	400	(141)	N/A
					$ 1,713,272	$505,302	$ 540,769	$ 27,822	$ -

* Final federal tax net gat/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund II
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund II during the past three years, through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)
Panasonic	Toughbooks	Laptops	2007	2008	$ 1,776	$ 1,406	$ 418	$ (1,001)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	888	648	209	(445)	N/A
HP	COMPAQ NC8430	Laptops	2007	2008	301	251	71	(182)	N/A
Sun	SunBlade 150	Server	2005	2008	1,674	628	760	94	N/A
Panasonic	Toughbooks	Laptops	2007	2008	888	629	209	(426)	N/A
Dell	Precision	Workstation	2006	2008	1,873	898	1,356	418	N/A
HP	Compaq NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
HP	Compacq NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
HP	HP Integrity RX8640	Server	2008	2008	218,786	182,321	201,521	13,154	N/A
Panasonic	Toughbooks	Laptops	2007	2008	888	555	209	(352)	N/A
Panasonic	Toughbooks	Laptops	2007	2008	888	537	209	(334)	N/A
Cisco	4507R, 3560, PIX Firewalls	Datacom	2005	2009	41,318	4,837	8,750	3,090	N/A
Cisco	(4) 4506	Datacom	2005	2009	20,093	2,198	5,750	2,753	N/A
Visara	(778) 500L Thin Client; (100) 1360-C13 Coax Printers	Workstations	2006	2009	70,992	17,748	27,840	9,257	N/A
Panasonic	(138) Touchbooks	Laptops	2008	2009	6,214	5,016	3,829	(1,302)	N/A
HP	(131) Proliant Servers, (156) Laptops	Servers	2007	2009	301	207	71	(138)	N/A
Sun	(3) Sun V890 Servers, Tape Libraries, Juniper IDP1100 Firewalls	Servers	2005	2009	16,472	2,745	4,600	1,625	N/A
HP	CompaqNC8430	Small Servers	2007	2009	301	150	62	(88)	N/A
Panasonic	TB 19 1.06GHZ	Laptops	2008	2009	1,445	1,084	1,086	2	N/A
Dell	Optiplex, Latitude	Desktops	2006	2009	7,532	2,197	2,582	385	N/A
HP	(3) 20" LCD Display	Engineering Workstations	2006	2009	2,245	421	300	(121)	N/A
Sun	Poweredge 2850	Midrange Sun Servers	2005	2009	6,754	422	674	251	N/A
Visara	(9) Matrix 1360 Coax Printer	Engineering Workstations	2006	2009	15,443	2,574	262	(2,312)	N/A
Panasonic	TB Intel Core Duo	Laptops	2008	2009	1,878	1,174	1,102	(72)	N/A
Panasonic	TB 19	Laptops	2008	2009	1,445	994	1,086	92	N/A
HP	Compaq NC8430	Small Servers	2007	2009	320	160	85	(74)	N/A
HP	Compaq NC8430	Small Servers	2007	2009	320	160	85	(74)	N/A
Panasonic	(3) CF- 29 PM	Laptops	2007	2009	10,862	170	2,479	2,309	N/A
Panasonic	(2) CF-30 Intel Duo	Laptops	2007	2009	1,878	626	630	4	N/A
Panasonic	CF-30 Intel Duo	Laptops	2007	2009	939	313	315	2	N/A
Dell	(4) Dell Precision 470	Desktops	2006	2009	12,966	2,971	4,166	1,195	N/A
HP	HP Procurve Switches - 44 Ports, 16-Ports, (2) Hp Smart Array 6404 Controller	Small Servers	2006	2009	8,417	2,280	6,960	4,680	N/A
Dell	(7) Precision 470 Workstatio	Desktops	2006	2010	2,545	-	335	325	N/A
Dell	(7) Precision 470	Desktops	2006	2010	1,018	-	-	-	N/A
Canon	(1) IR 3570U Digital Copier	Multifunction Centers	2007	2010	9,776	1,120	2,250	1,062	N/A
HP	(13) c8000 Workstations	Engineering Workstations	2006	2010	92,149	-	1,690	1,639	N/A
Dell	(20) M70 Workstations	Engineering Workstations	2006	2010	2,474	-	161	161	N/A
Dell	(20) M70 Workstations	Engineering Workstations	2006	2010	18,733	-	900	873	N/A
HP	(26) 20" LCD Monitor	Workstations	2006	2010	11,086	346	2,080	1,671	N/A
HP	(43) HP c8000	Engineering Workstations	2006	2010	426	9	80	69	N/A
HP	(43) HP c8000	Engineering Workstations	2006	2010	426	9	80	69	N/A
HP	(43) HP c8000	Workstations	2006	2010	426	-	80	78	N/A
HP	(10) 8000	Engineering Workstations	2006	2010	79,951	-	1,300	1,261	N/A
Dell	(477) Dell Latitude, (3) Toshiba M400	Laptops	2007	2010	826	138	140	(2)	N/A
Dell	(477) Dell Latitude, (3) Toshiba M400	Laptops	2007	2010	826	138	140	(2)	N/A
Itronix	(7) GoBook III	Laptops	2007	2010	2,754	631	1,889	1,201	N/A
Itronix	(6) GoBook III	Laptops	2007	2010	2,547	584	1,746	1,110	N/A
Itronix	(7) GoBook III	Laptops	2007	2010	2,320	532	1,593	1,014	N/A
Itronix	(7) GoBook III	Laptops	2007	2010	2,547	584	1,746	1,110	N/A
Itronix	(7) GoBook III	Laptops	2007	2010	2,547	584	1,746	1,110	N/A
Itronix	(12) GoBook III	Laptops	2007	2010	3,061	701	2,160	1,394	N/A
Panasonic	(22) CF- 29 PM	Laptops	2007	2010	24,031	6,509	5,485	(1,024)	N/A
Panasonic	CF-30 Intel Duo	Laptops	2007	2010	939	293	315	22	N/A
Panasonic	CF-30 Intel Duo	Laptops	2007	2010	939	293	315	22	N/A
Panasonic	CF-30 Intel Duo	Laptops	2007	2010	939	254	325	71	N/A
Panasonic	CF-30 Intel Duo	Laptops	2007	2010	939	245	315	71	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	24,971	6,243	5,753	(662)	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	939	176	325	139	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	655,466	47,794	34,133	(14,686)	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	939	108	325	208	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	939	68	250	174	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	939	78	325	237	N/A
Panasonic	(793) CF29, (86) CF30, (5) M778	Laptops	2007	2010	14,211	1,036	920	(144)	N/A
Panasonic	(171) Toughbooks	Laptops	2008	2010	640	340	180	(166)	N/A
HP	Compaq NC8430	Small Servers	2007	2010	621	272	171	(106)	N/A
HP	Compaq NC8430	Small Servers	2007	2010	640	160	151	(14)	N/A
HP	(131) Proliant	Small Servers	2007	2010	301	75	71	(7)	N/A
HP	(131) Proliant	Small Servers	2007	2010	3,712	928	873	(81)	N/A
HP	(73) DL380	Blade Servers	2008	2010	440	193	121	(75)	N/A
HP	(73) DL380	Blade Servers	2008	2010	440	193	117	(80)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	893	186	150	(41)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	2,057	386	394	(4)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	1,302	244	263	11	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	1,309	273	125	(152)	N/A
Oce	Printers and Faxes	Multifunction Centers	2009	2010	1,339	279	25	(255)	N/A
Oce	(1) IM3511	Multifunction Centers	2009	2010	1,653	344	125	(223)	N/A
Konica Minolta	(1) Bizhub 200	Multifunction Centers	2007	2010	4,170	1,129	1,266	(208)	N/A
Konica Minolta	(1) Bizhub 600	Multifunction Centers	2007	2010	9,907	2,683	2,914	(558)	N/A
HP	(2) Integrity rx8640	High End HP Servers	2008	2010	95,729	17,949	36,933	14,254	N/A
Visara	Visara Workstations	Workstations	2006	2010	276,498	-	19,890	19,890	N/A
					$1,821,020	$ 330,905	$ 410,494	$ 62,809	$ -

* Final federal tax net gat/(loss) not available for all years at time of printing.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund I
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund I during the past three years, through December 31, 2010.

Manufacturer	Equipment Description	Equipment Type	Year of Acquisition	Year of Disposal	Original Acquisition Cost	Net Book Value	Net Proceeds Received	GAAP Net Gain/(Loss)	Federal Taxable Net Gain/(Loss)
Sony	Video Tape Recorders	Audio Visual	2005	2008	70,332	19,048	43,000	22,662	N/A
KonicaMinolta	(33) Printers	Printers	2004	2008	83,389	5,212	2,613	(2,730)	N/A
KonicaMinolta	(117) Copiers,	Multifunction Printer	2004	2008	300,429	3,093	4,125	(1,342)	N/A
IBM	1 X Inel Xeon & (42) workstations	Server & workstations	2004	2008	41,126	857	3,520	798	N/A
Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	26,218	6,555	8,739	1,748	N/A
Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	352,124	88,031	121,199	9,314	N/A
HP	Laptops & Workstations	Laptops & Workstations	2005	2008	737	246	195	(60)	N/A
HP	Laptops & Workstations	Laptops & Workstations	2005	2008	82,616	27,539	20,220	(13,991)	N/A
KonicaMinolta	7165 Digital Copier	Multifunction Printer	2004	2008	10,578	-	1,750	1,663	N/A
HP	Compaq Nc8430	Laptops	2007	2008	301	251	71	(182)	N/A
HP, Network Appliance	HPDL360	Servers & Storage	2004	2008	59,951	3,747	1,000	(2,777)	N/A
HP	Laptops & Workstations	Laptops & Workstations	2005	2008	-	-	1,307	1,268	N/A
Dell	Laptops & Workstations	Laptops & Workstations	2005	2008	5,732	1,194	1,300	(323)	N/A
HP	HP Proliant DL380	Server	2004	2008	11,938	498	450	(61)	N/A
HP	Workstations	Workstations	2005	2008	10,919	2,730	1,250	(1,517)	N/A
HP	NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
HP	NC8430	Laptops	2007	2008	320	240	75	(167)	N/A
HP	CNC8430 Intel	Laptops	2007	2008	421	263	99	(167)	N/A
HP	Workstations	Workstations	2005	2008	2,745	686	720	27	N/A
HP	Workstations	Workstations	2005	2008	5,490	1,372	1,440	53	N/A
HP	Workstations	Workstations	2005	2008	32,940	8,235	4,500	(3,870)	N/A
KonicaMinolta	Digital Copier	Multifunction Printer	2004	2008	81,009	(1)	600	583	N/A
HP	Servers	Servers	2004	2008	56,174	1,170	-	(1,170)	N/A
SAFENET	Link Encryptor	Link Encryptor	2005	2008	28,458	4,743	10,987	9,736	N/A
HP	Servers	Servers	2004	2008	14,043	585		(585)	N/A
Cisco	4507R, 3560, PIX Firewalls	Datacom	2005	2009	123,955	14,511	26,250	9,269	N/A
Cisco	(4) 4506	Datacom	2005	2009	78,570	9,824	17,250	5,027	N/A
Panasonic	Touchbooks	Laptops	2008	2009	4,769	3,932	2,709	(1,304)	N/A
Panasonic	CF-19 Notebooks	Laptops	2008	2009	1,445	1,340	340	(1,010)	N/A
HP	Proliant Servers, Laptops	Servers	2007	2009	301	207	71	(138)	N/A
HP	Proliant	Servers	2008	2009	367	336	86	(253)	N/A
Sonomic	Total Library Server	Digital Storage	2006	2009	18,836	5,101	6,063	658	N/A
Sun	Sun V890 Servers, Tape Libraries, Firewalls	Servers	2005	2009	16,472	2,917	4,600	1,453	N/A
HP	(18) DL380G4 HP Servers, Memory, Hard Drives	Servers	2005	2009	174,351	3,632	27,500	9,293	N/A
Netrake	nCite SE Controllers, Cisco 7200 Routers, Transmission Platforms	Telecom	2005	2009	197,457	15,854	52,000	8,586	N/A
HP	Workstations	Workstations	2005	2009	7,480	1,403	2,085	578
AV Dimensions	(2) Video Conferencing Systems	Audio Visual	2005	2009	7,768	1,699	25	(1,681)	N/A
HP	Compaq NC8430	Small Servers	2007	2009	301	150	62	(88)	N/A
Panasonic	TB 19	Laptops	2008	2009	1,445	1,084	1,086	2	N/A
Dell	TB 19	Desktops	2006	2009	5,707	1,427	2,910	1,483	N/A
HP	TB 19	Desktops	2005	2009	416	9	97	88	N/A
HP	Compaq Business Notebook	Midrange HP Servers	2008	2009	384	288	143	(145)	N/A
Panasonic	Tb 19	Laptops	2008	2009	1,445	994	1,086	92	N/A
HP	Compaq Nc8430	Small Servers	2007	2009	320	160	85	(74)	N/A
HP	DL580 Servers	Small HP Servers	2005	2009	378,643	7,489	72,209	64,720	N/A
HP	CNC8430 Intel	Small Servers	2007	2009	421	167	172	6	N/A
HP	Compaq NC8430	Small Servers	2007	2009	320	160	85	(74)	N/A
HP	Compaq Business Notebook	Midrange HP Servers	2008	2009	367	268	137	(131)	N/A
HP	HP L1955 19" MONITOR	Engineering Workstations	2005	2009	399	8	61	53	N/A
Dell	(2) PE 2850	Desktops	2006	2009	11,414	2,616	670	(1,946)	N/A
HP	Proliant Servers	Small Servers	2005	2009	471,536	9,793	127,601	117,808	N/A
IBM	IBM 9113 P Series Server	Midrange IBM Servers	2006	2009	112,881	5,879	30,635	24,756	N/A
HP	HP L2035	Engineering Workstations	2005	2009	611	-	68	68	N/A
HP	HP L2035	Engineering Workstations	2005	2009	611	-	72	72	N/A
HP	HP XW8200	Engineering Workstations	2005	2009	3,043	-	196	196	N/A
HP	HP L2035	Engineering Workstations	2005	2009	611	-	78	78	N/A
HP	HP Procurve Switches - 44 Port, 16-Port, HP Smart Array 6404 Controller	Small Servers	2006	2009	8,417	2,280	6,960	4,680	N/A
HP	HP XW8200	Engineering Workstations	2005	2009	3,043	-	194	194	N/A
HP	HP L2035	Engineering Workstations	2005	2009	611	-	78	78	N/A
HP	HP L2035	Engineering Workstations	2005	2009	611	-	78	78	N/A
Sun	SunFire V440, Sunfire V490, StorEdge 3510, SunFire V240	Small Sun Servers	2005	2010	92,686	-	5,760	2,707	N/A
Dell	Optiplex, Precision, Latitude	Laptops, Workstations	2009	2010	512	128	300	172	N/A
Dell	Optiplex, Precision, Latitude	Laptops, Workstations	2009	2010	268	34	155	122	N/A
StorageTek	(2) VSM3, (2) 9840 Libraries	Tape Libraries	2004	2010	507,736	-	48	48	N/A
Visara	Controllers, Model 1174-65S	Datacom	2004	2010	71,949	-	3,328	3,328	N/A
HP	2 way PA8800	Engineering Workstations	2005	2010	257	300	291	291	N/A
HP	(38) L2035	Engineering Workstations	2005	2010	29,019	-	3,040	2,949	N/A
HP	(76) c8000 Workstations	Engineering Workstations	2005	2010	458,686	-	5,000	5,000	N/A
HP	(22) L2035	Engineering Workstations	2005	2010	16,801	-	1,760	1,707	N/A
HP	(2) L2035	Engineering Workstations	2005	2010	1,527	-	160	155	N/A
HP	(27) L2035	Engineering Workstations	2005	2010	20,619	-	2,160	2,095	N/A
HP	(76) c8000 Workstations	Engineering Workstations	2005	2010	458,686	-	4,500	4,500	N/A
HP	(20) 8000 Workstations	Engineering Workstations	2006	2010	85,852	-	2,600	2,600	N/A
HP	(46) XW4300 Workstations	Engineering Workstations	2006	2010	97,313		4,440	4,440	N/A
HP	(46) XW4300 Workstations	Engineering Workstations	2006	2010	-	-	1,365	1,365	N/A
Visara	(900) 500LX Thin Client	Engineering Workstations	2006	2010	470,047	-	33,150	33,150	N/A
Dell	(1) PowerEdge 6650	Dell Servers	2004	2010	19,073	-	1,500	750	N/A
HP	(276) DL380	Small Servers	2007	2010	1,605	301	378	77	N/A
HP	(276) DL380	Small Servers	2007	2010	421	61	99	38	N/A
HP	(276) DL380	Small Servers	2007	2010	421	44	99	55	N/A
HP	(276) DL380	Small Servers	2007	2010	1,685	421	396	(25)	N/A
HP	Compaq NC8430	Small Servers	2007	2010	621	272	171	(106)	N/A
HP	Compaq	Small Servers	2007	2010	301	75	71	(4)	N/A
HP	Proliant Servers, Laptops	Small Servers	2007	2010	640	160	151	(9)	N/A
HP	Proliant Servers, Laptops	Small Servers	2007	2010	3,712	928	873	(55)	N/A
HP	Proliant Servers, Laptops	Small Servers	2007	2010	384	216	82	(134)	N/A
HP	(73) DL380	Blade Servers	2008	2010	734	321	202	(119)	N/A
HP	(73) DL380	Blade Servers	2008	2010	734	321	194	(127)	N/A
HP	Proliant	Midrange Servers	2008	2010	384	216	82	(134)	N/A
HP	(2) HP 9000, (1) HP RP7410	High End Servers	2004	2010	322,484	-	29,444	28,855	N/A
HP	(2) Integrity rx8640	High End Servers	2008	2010	95,729	17,949	36,933	14,254	N/A
SafeNet	(5) Link Encryptors	Datacom	2005	2010	116,854	-	43,899	42,399	N/A
Cisco	Catalyst 6500's	Datacom	2006	2010	66,185	12,410	36,244	17,150	N/A
Stratus	V Series Server	High End Servers	2005	2010	262,030	-	45,939	21,591	N/A
HP	HP XW8200	Engineering Workstations	2005	2010	2,346	-	262	262	N/A
HP	(2) HP L1955	Desktops	2005	2010	833	-	116	116	N/A
HP	(2) HP L1955	Desktops	2005	2010	833	-	116	116	N/A
HP	(6) HP L1955	Desktops	2005	2010	2,498	-	349	349	N/A
HP	HP L1955	Desktops	2005	2010	416	-	58	58	N/A
HP	HP XW4200	Desktops	2005	2010	1,767	-	136	136	N/A
HP	HP XW4200	Desktops	2005	2010	1,767	-	136	136	N/A
HP	(10) HP XW4200	Desktops	2005	2010	17,675	-	1,358	1,358	N/A
HP	(6) HP L2035	Engineering Workstations	2005	2010	3,667	-	466	466	N/A
HP	(2) HP L2035 20"	Engineering Workstations	2005	2010	1,222	-	155	155	N/A
HP	HP L2035	Engineering Workstations	2005	2010	611	-	78	78	N/A
HP	(2) HP L2035	Engineering Workstations	2005	2010	1,222	-	160	155	N/A
HP	(2) HP L2035	Engineering Workstations	2005	2010	1,222	-	183	177	N/A
HP	(2) HP L2035	Engineering Workstations	2005	2010	1,222	-	160	155	N/A
HP	HP XW8200	Engineering Workstations	2005	2010	3,043	-	190	184	N/A
HP	HP XW8200	Engineering Workstations	2005	2010	3,043	-	190	184	N/A
HP	HP XW8200	Engineering Workstations	2005	2010	3,043	-	190	184	N/A
HP	(14) HP XW8200	Engineering Workstations	2005	2010	3,043	-	193	187	N/A
Dell	Optiplex, Latitude, Precision	Desktops	2008	2010	114,761	41,441	47,646	6,205	N/A
Visara	Visara Workstations	Workstations	2006	2010	276,498	-	19,890	19,890	N/A
					$6,560,334	$345,658	$949,824	$480,848	$ -

* Final federal tax net gain/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$1,965.00
Financial Industry Regulatory Authority Filing Fee	$5,500.00
Blue Sky Fees and Expenses	$100,000.00
Seminars	$200,000.00
Printing Costs	$200,000.00
Accounting Costs	$150,000.00
Legal Fees and Expenses	$200,000.00
Sales Literature Costs	$300,000.00
Due Diligence Expenses	$200,000.00
Escrow Fees	$20,000.00
Total	$1,377,465.00

Except for the SEC Registration Fee and the FINRA Filing Fee, the amounts listed above are estimates.

Item 14.  Indemnification of Directors and Officers.

The Registrant’s Agreement of Limited Partnership contains certain indemnification provisions for the benefit of the General Partner and its officers, directors and employees. Reference is made to “Responsibilities of the General Partner” and “Summary of the Partnership Agreement” in the Prospectus included in this Registration Statement for a summary of such provisions and to the Restated Limited Partnership Agreement which is filed as an exhibit to this Registration Statement.

Item 15.  Recent Sales of Unregistered Securities.

On or about November 14, 2008, the Registrant sold one unit of limited partnership interest to Kimberly A. Springsteen-Abbott, the initial limited partner of the Partnership, for a purchase price of $500.00. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1	Form of Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 to Form S-1 filed December 19, 2008, Registration No. 333-156357)
3.1	Certificate of Limited Partnership (incorporated by reference to Exhibit 3.1 to Form S-1 filed December 19, 2008, Registration No. 333-156357)
3.2	Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus included in Form S-1 filed December 19, 2008, Registration No. 333-156357, as amended)
5.1	Opinion of Greenberg Traurig, LLP as to legality of the Units (incorporated herein by reference to Exhibit 5.1 to Form S-1/A filed October 28, 2009, Registration No. 333-156357)
8.1	Form of Opinion of Greenberg Traurig, LLP as to tax matters (incorporated by reference to Exhibit 8.1 to Form S-1/A filed February 26, 2009, Registration No. 333-156357)
10.1	Form of Participating Broker Agreement (incorporated by reference to Exhibit 10.1 to Form S-1 filed December 19, 2008, Registration No. 333-156357)
10.2	Escrow Agreement (incorporated by reference to Exhibit 10.2 to Form S-1/A filed June 25, 2009, Registration No. 333-156357)
10.3	Promissory Note (incorporated by reference to Exhibit 10.3 to Form S-1/A filed February 26, 2009, Registration No. 333-156357)
10.4	Promissory Note (incorporated by reference to Exhibit 10.4 to Form S-1/A filed February 26, 2009, Registration No. 333-156357)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Greenberg Traurig, LLP (incorporated herein by reference to Exhibit 23.4 to Form S-1/A filed October 28, 2009, Registration No. 333-156357)
23.5	Consent of Independent Registered Public Accounting Firm
23.6	Consent of Independent Registered Public Accounting Firm
23.7	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (incorporated by reference to the Signature Page of Form S-1 filed December 19, 2008, Registration No. 333-156357)

(b)   Financial Statements Included in the Prospectus

Commonwealth Income & Growth Fund VII, LP

Report of Independent Registered Public Accounting Firm
Balance Sheets at December 31, 2009 and 2010
Statement of Operations for the period of March 31, 2010 (commencement of operations) through December 31, 2010
Statement of Partners’ Capital for the period of March 31, 2010 (commencement of operations) through December 31, 2010
Statement of Cash Flow for the period of March 31, 2010 (commencement of operations) through December 31, 2010
Notes to Financial Statements

Commonwealth Income & Growth Fund, Inc.
Report of Independent Registered Public Accounting Firm
Balance Sheet as of February 28, 2010
Notes to Financial Statement

Commonwealth Capital Corp.
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of February 28, 2010 and 2009
Consolidated Statements of Operations and Retained Earnings for the Years Ended February 28, 2010 and 2009
Consolidated Statements of Cash Flows for the Years Ended February 28, 2010 and 2009
Notes to Financial Statements

Item 17.  Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) To provide to the Limited Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

(6) To send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (8) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(9) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus the purchase price of which represents 10% or more of the registrant’s total assets at the time of acquisition.  The registrant further undertakes to consolidate all such stickers, and to describe all purchases of properties, regardless of size, into a post-effective amendment at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement should disclose all compensation and fees received by the General Partner(s) and its affiliates in connection with any such acquisition.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund VI
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund VI from January 1, 2008 through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year Acquired	Cash	Debt	Total Cost
HP	Proliant 380, 580	Midrange HP Servers	2008	$ 224,440	$ -	$ 224,440
Canon	IR5055 Digital Printer	Multifunction Printers	2008	14,824	-	14,824
Panasonic	(67) Toughbooks	Laptops	2008	243,378	-	243,378
Canon	(1) IR3035 Printer	Multifunction Printers	2008	10,412	-	10,412
Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	180,194	-	180,194
HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	394,582	-	394,582
Canon	IR3035	Multifunction Printers	2008	12,988	-	12,988
Canon	IR3035	Multifunction Printers	2008	13,235	-	13,235
Canon	Image Press C7000 VP Digital Press	High Volume and Specialized Printers	2008	43,564	259,764	303,327
HP	(8) Itanium Servers, (1) Integrity rx8640, (16) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	218,786	-	218,786
IBM	(43) Servers; X3850 and X3650	Midrange IBM Servers	2008	270,473	-	270,473
Canon	(1) Canon IR1023	Multifunction Printers	2008	1,871	-	1,871
Canon	(1) IR 3025	Multifunction Printers	2008	7,729	-	7,729
HP	(1) HP EVA8100 Storage Array, (168) Drives	Digital Storage	2008	73,509	-	73,509
Dell	(5) Latitude 630, (1) Precision 490	Laptops	2008	3,155	8,019	11,174
Panasonic	Toughbooks	Laptops	2008	324,951	-	324,951
Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
Sun	Sparc M4000 and 8000	Midrange Sun Servers	2008	369,595	-	369,595
Canon	(1) Canon IR5050	Multifunction Printers	2008	13,059	-	13,059
Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
HP	Proliant BL460C, BL380G5, BL480C	Small Servers	2008	73,877	422,476	496,353
Panasonic	CF-19 Notebooks	Laptops	2008	333,874	-	333,874
HP, Cisco, Altronix	Servers Datacom, Servillance	Servers	2008	196,138	-	196,138
Avid	Avid Decco 3000	Graphic Workstations	2008	57,347	-	57,347
Sun	Tape Library	Storage	2008	109,279	-	109,279
Sun	Tape Library	Storage	2008	109,279	-	109,279
Dell	Laptops T5400 and Workstations D630	Laptops & Workstations	2008	13,798	19,221	33,020
Sun	Enterprise Servers	Servers	2008	227,204	-	227,204
Sun	T10000A Tape Drives	Storage	2008	5,253	21,052	26,304
Sun	T10000A Tape Drives	Storage	2008	5,253	21,052	26,304
Datascope Tyco, Olympus, Verathon	Medical Equipment	Medical Equipment	2008	261,457	-	261,457
Canon	Multifunction Printers	Multifunction Centers	2009	287,585	-	287,585
Hospira	IV Pumps	Infusion Therapy	2009	346,660	-	346,660
Oce	Printers	Multifunction Centers	2009	13,989	-	13,989
Oce	Printers	Multifunction Centers	2009	10,829	-	10,829
Oce	Printers	Multifunction Centers	2009	111,484	-	111,484
Oce	Printers	Multifunction Centers	2009	95,826	-	95,826
Canon	(6) printers	Multifunction Centers	2009	35,085	-	35,085
Stryker	Endoscopic HD System and Camera	Imaging	2009	73,517	-	73,517
Oce	Printers	Multifunction Centers	2009	2,689	-	2,689
Rotalign	Ultra Advanced Laser Shaft Alignment System	Industrial Precision Equipment	2009	28,306	-	28,306
Oce	Printers	Multifunction Centers	2009	9,245	-	9,245
Oce	Printers and Faxes	Multifunction Centers	2009	29,304	-	29,304
Oce	Printers and Faxes	Multifunction Centers	2009	15,757	-	15,757
Oce	Printers and Faxes	Multifunction Centers	2009	25,325	-	25,325
Oce	Printers and Faxes	Multifunction Centers	2009	17,005	-	17,005
Oce	Printers and Faxes	Multifunction Centers	2009	17,554	-	17,554
Oce	Printers and Faxes	Multifunction Centers	2009	9,199	-	9,199
Oce	Printers and Faxes	Multifunction Centers	2009	16,327	-	16,327
Canon	(24) Canon Multifunctin Printers	Multifunction Centers	2009	146,188	-	146,188
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	26,675	-	26,675
Ricoh Aficio	(50) Printers	Multifunction Centers	2009	170,744	-	170,744
Ricoh Aficio	(12) Printers	Multifunction Centers	2009	68,411	-	68,411
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	1,190	-	1,190
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	16,242	-	16,242
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	11,098	-	11,098
Ricoh Aficio	(15) Printers	Multifunction Centers	2009	96,700	-	96,700
Oce	Printers	Multifunction Centers	2009	4,620	-	4,620
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	17,061	-	17,061
Oce	Printers and Faxes	Multifunction Centers	2009	2,450	-	2,450
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	5,229	-	5,229
Ricoh Aficio	(19) Printers	Multifunction Centers	2009	145,448	-	145,448
Ricoh Aficio	(37) Printers	Multifunction Centers	2009	252,006	-	252,006
Ricoh Aficio	(38) Printers	Multifunction Centers	2009	177,972	-	177,972
Dell	(10) Desktops, (8) Laptops	Desktops	2009	47,199	-	47,199
Oce	Printers	Multifunction Centers	2009	14,485	-	14,485
Oce	Printers	Multifunction Centers	2009	1,302	-	1,302
Ricoh Aficio	(6) Printers	Multifunction Centers	2009	38,660	-	38,660
Oce	Printers and Faxes	Multifunction Centers	2009	22,351	-	22,351
Oce	Printers and Faxes	Multifunction Centers	2009	34,836	-	34,836
Oce	Printers and Faxes	Multifunction Centers	2009	75,187	-	75,187
Oce	Printers and Faxes	Multifunction Centers	2009	19,531	-	19,531
Oce	Printers and Faxes	Multifunction Centers	2009	2,083	-	2,083
Oce	Printers and Faxes	Multifunction Centers	2009	765	-	765
Oce	Printers and Faxes	Multifunction Centers	2009	18,959	-	18,959
Oce	Printers and Faxes	Multifunction Centers	2009	21,069	-	21,069
Oce	Printers and Faxes	Multifunction Centers	2009	5,386	-	5,386
Oce	Printers and Faxes	Multifunction Centers	2009	15,412	-	15,412
Oce	Printers and Faxes	Multifunction Centers	2009	29,459	-	29,459
Oce	Printers and Faxes	Multifunction Centers	2009	12,320	-	12,320
Oce	(1)IM2830, (1) IM4511, (1) CM4530, (1) IM3511	Multifunction Centers	2009	9,794	-	9,794
HP	Various	Servers	2009	16,992	-	16,992
Canon	(4) Printers	Multifunction Centers	2009	28,570	-	28,570
Itronix	(6) XR-1 laptops	Laptops	2009	23,255	-	23,255
Sun	(6) T5220	Servers	2009	81,966	-	81,966
Hermle	(1) C40 Machining Center	Industrial Precision Equipment	2009	165,329	-	165,329
Oce	Printers and Faxes	Multifunction Centers	2009	11,907	-	11,907
Oce	Printers and Faxes	Multifunction Centers	2009	3,108	-	3,108
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
Oce	Printers and Faxes	Multifunction Centers	2009	7,019	-	7,019
Oce	Printers and Faxes	Multifunction Centers	2009	1,665	-	1,665
Oce	Printers and Faxes	Multifunction Centers	2009	1,550	-	1,550
Oce	Printers and Faxes	Multifunction Centers	2009	6,809	-	6,809
Oce	Printers and Faxes	Multifunction Centers	2009	3,840	-	3,840
Oce	Printers and Faxes	Multifunction Centers	2009	8,560	-	8,560
Oce	Printers and Faxes	Multifunction Centers	2009	10,456	-	10,456
Oce	Printers and Faxes	Multifunction Centers	2009	25,372	-	25,372
Oce	Printers and Faxes	Multifunction Centers	2009	22,063	-	22,063
Oce	Printers and Faxes	Multifunction Centers	2009	6,002	-	6,002
Oce	Printers and Faxes	Multifunction Centers	2009	3,824	-	3,824
Oce	Printers and Faxes	Multifunction Centers	2009	3,474	-	3,474
Oce	Printers and Faxes	Multifunction Centers	2009	5,337	-	5,337
Oce	Printers and Faxes	Multifunction Centers	2009	2,188	-	2,188
Oce	Printers and Faxes	Multifunction Centers	2009	1,085	-	1,085
Oce	Printers and Faxes	Multifunction Centers	2009	849	-	849
Oce	Printers and Faxes	Multifunction Centers	2009	2,559	-	2,559
Oce	Printers and Faxes	Multifunction Centers	2009	3,425	-	3,425
Oce	Printers	Multifunction Centers	2009	13,073	-	13,073
Hospira	IV Pumps	Multifunction Centers	2009	464,291	-	464,291
Sprint	Entire VOIP infrastructure	Multifunction Centers	2009	605,586	-	605,586
Sun	(6)M5000 servers, (12) Sparc quad core processors.	Multifunction Centers	2009	111,802	-	111,802
Avid	Deko 3000 System Identifier	Multifunction Centers	2009	57,347	-	57,347
HP	HP, Cisco, Altronix - Servers, Datacom, Servillance	Multifunction Centers	2009	196,138	-	196,138
Itronix	Itronix IX270 XR-1	Multifunction Centers	2009	46,510	-	46,510
Itronix	Itronix IX270 XR-1	Multifunction Centers	2009	46,510	-	46,510
Oce	Printers	Multifunction Centers	2009	6,500	-	6,500
Oce	Printers	Multifunction Centers	2009	29,869	-	29,869
Oce	Printers and Faxes	Multifunction Centers	2009	25,776		25,776
Oce	Printers	Multifunction Centers	2009	24,462	-	24,462
Oce	Printers	Multifunction Centers	2009	23,900	-	23,900
Oce	Printers	Multifunction Centers	2009	49,337	-	49,337
Oce	Printers	Multifunction Centers	2009	28,502	-	28,502
Oce	Printers	Multifunction Centers	2009	10,183	-	10,183
Oce	Printers	Multifunction Centers	2009	9,727	-	9,727
Ricoh Aficio	(13) Printers	Multifunction Centers	2009	86,694	-	86,694
Panasonic	Toughbooks	Multifunction Centers	2009	274,615	-	274,615
Canon	(21) Printers	Multifunction Centers	2009	86,538	-	86,538
Oce	Printers	Multifunction Centers	2009	22,452	-	22,452
Oce	Printers	Multifunction Centers	2009	14,485	-	14,485
Oce	Printers	Multifunction Centers	2009	26,677	-	26,677
Canon	(68) Printers	Multifunction Centers	2009	212,616	-	212,616
HP	HP & Dell Small Network Server, Laptops, Desktops	Multifunction Centers	2009	21,084	-	21,084
GE	Brightspeed Select Series CompaCT	Multifunction Centers	2009	219,000	-	219,000
Netezza	NPS Production System	Multifunction Centers	2009	432,000	-	432,000
Oce	Printers and Faxes	Multifunction Centers	2009	23,962	-	23,962
Canon	(20) Printers	Multifunction Centers	2009	110,676	-	110,676
Oce	Printers and Faxes	Multifunction Centers	2009	23,471	-	23,471
Oce	Printers and Faxes	Multifunction Centers	2009	17,714	-	17,714
Oce	Printers and Faxes	Multifunction Centers	2009	19,473	-	19,473
Oce	Printers and Faxes	Multifunction Centers	2009	31,307	-	31,307
Oce	Printers and Faxes	Multifunction Centers	2009	8,869	-	8,869
Oce	Printers and Faxes	Multifunction Centers	2009	16,169	-	16,169
Oce	Printers and Faxes	Multifunction Centers	2009	15,460	-	15,460
Oce	Printers and Faxes	Multifunction Centers	2009	18,208	-	18,208
Oce	Printers	Multifunction Centers	2009	9,663	-	9,663
IBM	(17) Small Network Servers	Servers	2009	87,528	-	87,528
SAN	DL360 Servers, Tape Libraries, and SAN Storage Nodes	Digital Storage	2009	322,856	-	322,856
Oce	Printers and Faxes	Multifunction Centers	2009	43,132	-	43,132
Oce	Printers and Faxes	Multifunction Centers	2009	176,227	-	176,227
Oce	Printers and Faxes	Multifunction Centers	2009	19,864	-	19,864
Oce	Printers and Faxes	Multifunction Centers	2009	33,867	-	33,867
Oce	Printers and Faxes	Multifunction Centers	2009	5,220	-	5,220
Lifecare	(160) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	408,000	-	408,000
Lifecare	(160) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	408,000	-	408,000
Oce	Printers	Multifunction Centers	2009	11,317	-	11,317
Konica Minolta	(1) 361	Multifunction Centers	2009	11,107	-	11,107
Oce	Printers and Faxes	Multifunction Centers	2009	12,327	-	12,327
Zoll	(16) Defibrilator Systems	Medical	2009	170,798	-	170,798
Lifecare	(50) PLV102 Home Care Ventilators	Respiratory Therapy	2009	255,000	-	255,000
Lifecare	(62) PLV102 Home Care Ventilators	Respiratory Therapy	2009	316,200	-	316,200
Lifecare	(63) PLV102 Home Care Ventilators	Respiratory Therapy	2009	321,300	-	231,300
Lifecare	(62) PLV102 Home Care Ventilators	Respiratory Therapy	2009	316,200	-	316,200
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	26,969	-	26,969
Dell	(313) Desktops and Laptops	Desktops	2009	365,127	-	365,127
Konica Minolta	(1) 601	Multifunction Centers	2009	12,714	-	12,714
Oce	Printers	Multifunction Centers	2009	14,719	-	14,719
Oce	Printers	Multifunction Centers	2009	7,380	-	7,380
Oce	Printers	Multifunction Centers	2009	154,411	-	154,411
Oce	Printers	Multifunction Centers	2009	8,435	-	8,435
Oce	Printers	Multifunction Centers	2009	18,609	-	18,609
Oce	Printers	Multifunction Centers	2009	8,398	-	8,398
Oce	Printers	Multifunction Centers	2009	70,210	-	70,210
Oce	Printers	Multifunction Centers	2009	4,391	-	4,391
Oce	Printers and Faxes	Multifunction Centers	2009	47,859	-	47,859
Oce	Printers	Multifunction Centers	2009	5,499	-	5,499
Oce	Printers and Faxes	Multifunction Centers	2009	9,111	-	9,111
Cisco	Network Emulator HW Upgrades, Test Modules	Wireless Protocol Verification Equipment	2009	213,441	-	213,441
Oce	Printers and Faxes	Multifunction Centers	2009	26,615	-	26,615
Oce	Printers and Faxes	Multifunction Centers	2009	28,389	-	28,389
Oce	Printers and Faxes	Multifunction Centers	2009	16,238	-	16,238
Oce	Printers and Faxes	Multifunction Centers	2009	16,942	-	16,942
Oce	Printers and Faxes	Multifunction Centers	2009	14,731	-	14,731
Oce	Printers and Faxes	Multifunction Centers	2009	349	-	349
Ricoh Aficio	(9) Printers	Multifunction Centers	2009	61,813	-	61,813
Oce	Printers	Multifunction Centers	2009	4,376	-	4,376
Ricoh Aficio	(6) Printers	Multifunction Centers	2009	41,410	-	41,410
Oce	(1) VL5022	Multifunction Centers	2009	6,661	-	6,661
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	34,121	-	34,121
Ricoh Aficio	(7) Printers	Multifunction Centers	2009	62,014	-	62,014
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	23,139	-	23,139
Ricoh Aficio	(10) Printers	Multifunction Centers	2009	52,586	-	52,586
Ricoh Aficio	(27) Printers	Multifunction Centers	2009	172,197	-	172,197
Oce	(1) VL4222, (1) VL3622, (1) FX3000	Multifunction Centers	2009	6,586	-	6,586
Oce	(1) IM5530	Multifunction Centers	2009	5,911	-	5,911
Oce	(1) VL2221, (1) VL4222	Multifunction Centers	2009	6,204	-	6,204
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	23,160	-	23,160
Textur Tech	(2) TA Xtplus Texture Analyzers	Industrial Precision Equipment	2009	53,420	-	53,420
Canon	(6) printers	Canon Multifunction Centers	2009	35,085	-	35,085
HP	(495) 6735b Notebooks, (2) Mini 2140 Notebooks, (193) dc5850 Small Form Factor, (5) xw6600 Workstations	Laptops	2009	266,983	-	266,983
Respironics	(100) Ventilators	Respiratory Therapy	2009	510,000	-	510,000
HP	(8) Proliant Servers	Small HP/Compaq Servers	2009	38,163	-	38,163
Oce	(1) VL5022	Multifunction Centers	2009	7,022	-	7,022
Canon	(38) Printers, (2) Faxes	Canon Multifunction Centers	2009	271,224	-	271,224
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Oce	(1) IM2330, (1) IM5530	Multifunction Centers	2009	8,567	-	8,567
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	24,350	-	24,350
HP	(1) BL460C, (3) BL680C, (2) BL280C, (1) BLC7000 Enclosure	Blade Servers: All MFG	2009	115,187	-	115,187
IBM	(1) x3650	Small IBM Servers	2009	31,362	-	31,362
Coradiant	TrueSight AIM and BI Appliances	Datacom	2009	314,823	-	314,823
Konica Minolta	Bizhub C353 and C203	Multifunction Centers	2009	18,520	-	18,520
Dell	(3) Rack Servers, (20) Desktops, (12) Laptops	Dell Servers	2009	91,508	-	91,508
APT	(1) APC 20KW Symmetra 208V/3 phase UPS w/ Options and Service	Digital Storage	2009	47,598	-	47,598
Dell	(1) Poweredge T610	Dell Servers	2009	8,556	-	8,556
Respironics	(100) Ventilators	Respiratory Therapy	2009	499,800	-	499,800
Ricoh Aficio	(1) MP C6000	Multifunction Centers	2009	22,810	-	22,810
Canon	(24) Canon Multifunctin Printers	Canon Multifunction Centers	2009	146,188	-	146,188
Oce	(1) IM5530	Multifunction Centers	2009	5,911	-	5,911
Konica Minolta	(2) Bizhub 282, (1) Bizhub 222	Multifunction Centers	2009	12,162	-	12,162
Rotalign	Ultra Advanced Laser Shaft Alignment System	Industrial Precision Equipment	2009	28,306	-	28,306
Vision Research	(1) V710 Camara, (3) Lenses, (4) Lamps	Audio Visual	2009	99,060	-	99,060
Oce	Plotware 300	High Volume and Specialized Printers	2009	17,915	-	17,915
United Instruments	(1) Portable Low Pressure Calibrator	Industrial Precision Equipment	2009	5,610	-	5,610
Apple	(274) 19" L1908 Monitors, (167) HP 6730b Notebooks, (45) MacBook 13.3, (219) HP dc5800 Microtowers (55) xw4600 Workstations	Apple Desktops/Laptops	2009	208,360	-	208,360
Dell	Desktops, Laptops, and Servers	Desktops	2009	270,552	-	270,552
HP	(8) HP Printers, (3) Xerox Printers	Multifunction Centers	2009	73,399	-	73,399
HP	(6) DL580 Servers	Midrange HP Servers	2009	85,785	-	85,785
Oce	(62) Multifunction Centers	Multifunction Centers	2010	47,514	-	47,514
Oce	(21) Multifunction Centers	Multifunction Centers	2010	343,336	-	343,336
Dell	Dell - (3) PowerEdge R9000	Dell Servers	2010	98,770	-	98,770
Konica Minolta	(1) Bizhub C6501	Multifunction Centers	2010	22,795	-	22,795
Oce	(42) Multifunction Centers	Multifunction Centers	2010	23,971	-	23,971
IBM	(5) X3200 M2	Small IBM Servers	2010	8,252	-	8,252
Oce	(10) IM2830, (3) FX2080, (1) IM3511, (1) IM2330	Multifunction Centers	2010	27,936	-	27,936
Oce	(1) Multifunction Center	Multifunction Centers	2010	806	-	806
Konica Minolta	(10) Bizhubs	Multifunction Centers	2010	43,267	-	43,267
Konica Minolta	Konica Minolta (1) Bizhub C652, (1) Bizhub Pro 1200, (4) 4695MF, (2) Bizhub 40P	Multifunction Centers	2010	37,680	-	37,680
Konica Minolta	(1) Bizhub Pro 1200	Multifunction Centers	2010	24,177	-	24,177
IBM	(3) X3200 M2	Small IBM Servers	2010	4,951	-	4,951
Konica Minolta	(1) Bizhub Pro 1200	Multifunction Centers	2010	24,177	-	24,177
Oce	(35) Copiers	Multifunction Centers	2010	91,011	-	91,011
Respironics	(100) Ventilators	Respiratory Therapy	2010	382,500	-	382,500
Oce	(2) Multifunction Centers	Multifunction Centers	2010	1,058	-	1,058
Oce	(5) Printers	Multifunction Centers	2010	8,866	-	8,866
Oce	(11) Printers	Multifunction Centers	2010	20,053	-	20,053
Oce	(9) Printers	Multifunction Centers	2010	14,622	-	14,622
Oce	(9) Printers	Multifunction Centers	2010	16,260	-	16,260
Oce	(19) Copiers	Multifunction Centers	2010	31,711	-	31,711
Oce	(25) Printers, (1) Fax	Multifunction Centers	2010	67,080	-	67,080
Oce	(27) Printers	Multifunction Centers	2010	59,698	-	59,698
Oce	(14) Copiers, (1) Fax	Multifunction Centers	2010	46,530	-	46,530
Ricoh Aficio	(1) MP 7001 SP	Multifunction Centers	2010	14,289	-	14,289
Oce	(20) Copiers, (1) Fax	Multifunction Centers	2010	36,664	-	36,664
Oce	(31) Copiers, (1) Fax	Multifunction Centers	2010	63,533	-	63,533
Canon	(18) Printers	Multifunction Centers	2010	101,469	-	101,469
Konica Minolta	(1) Bizhub C552	Multifunction Centers	2010	7,244	-	7,244
Oce	(2) Multifunction Centers	Multifunction Centers	2010	2,061	-	2,061
Oce	(3) Multifunction Centers	Multifunction Centers	2010	3,008	-	3,008
Oce	(2) Multifunction Centers	Multifunction Centers	2010	1,950	-	1,950
Oce	(16) Copiers	Multifunction Centers	2010	59,027	-	59,027
Oce	(2) Multifunction Centers	Multifunction Centers	2010	1,895	-	1,895
Oce	(1) Multifunction Center	Multifunction Centers	2010	891	-	891
Oce	(20) Oce Copiers	Multifunction Centers	2010	33,204	-	33,204
Oce	(138) Desktop Multifunction Centers	Multifunction Centers	2010	43,230	-	43,230
Oce	(135) Desktop Multifunction Centers	Multifunction Centers	2010	35,869	-	35,869
Oce	(210) Desktop Multifunction Center	Multifunction Centers	2010	80,067	-	80,067
Oce	(361) Desktop Multifunction Cent	Multifunction Centers	2010	161,600	-	161,600
Oce	(139) Desktop Multifunction Centers	Multifunction Centers	2010	50,959	-	50,959
Oce	(3) Multifunction Centers, (104) Desktop Multifunction Centers	Multifunction Centers	2010	39,033	-	39,033
Oce	(187) Desktop Multifunction Centers	Multifunction Centers	2010	58,765	-	58,765
Oce	(196) Desktop Multifunction Centers	Multifunction Centers	2010	65,308	-	65,308
Ricoh Aficio	(1) C2050 SPF	Multifunction Centers	2010	4,835	-	4,835
HP	(144) BL280C G6	Blade Servers	2010	57,821	342,877	400,698
Ricoh Aficio	(28) Printers	Multifunction Centers	2010	186,300	-	186,300
HP	(30) NP909AW, (10) 6930P, (65) DC7900, (6) Laserjet 5200, (6) Laserjet 9040DN, (1) Landesk Management Gateway Acceptance	Desktops - Tier 1	2010	270,430	-	270,430
Cisco	(5) 3560G, (6425) Quick Look, (1) 3925, (7) 2911, (2) 3750, (4) Multiflex, NetApp: (2) 3140, (4) x54015a	Datacom - Cisco	2010	243,026	-	243,026
HP	(2) Mac Pros, (200) DC7900 Desktops, and accessories	Desktops - Tier 1	2010	273,782	-	273,782
Canon	(6) C5051, (4) C5030, (17) IR3225, (1) C5035, (5) IR1025IF, (1) fax	Canon Multifunction Centers	2010	191,505	-	191,505
Dell	(418) Optiplex 780	Desktops - Tier 1	2010	21,763	89,564	111,327
Cisco	(1) Catalyst 4900M Switch and related Components	Datacom - Cisco	2010	46,117	-	46,117
IBM	(2) x3850 M2, (2) x3650 M2	Small IBM Servers	2010	60,894	-	60,894
IBM	(1) x3650 M2	Small IBM Servers	2010	4,447	-	4,447
Coradiant	(1) Trusight AIM Appliances	Datacom - Other	2010	344,135	-	344,135
Phantom	V12.1 Digital Color Camera	Audio Visual	2010	118,083	-	118,083
Canon	(1) Cannon IR5065, (6) C5051, (1) C5035, (7) C5030, (4) IR1025IF,(4) IR3225,(2) IR3245I	Canon Multifunction Centers	2010	183,978	-	183,978
Konica Minolta	(1) Bizhub 501, (1) Bizhub 751	Multifunction Centers	2010	24,673	-	24,673
Itronix	(2) GD8000 Rugged Notebooks	Laptops	2010	8,726	-	8,726
Apple	(326) MacBooks, (132) iMac, (13) Notebook Carts,, (46) 22" Monitors, (42) HP Z400 Workstations, (5) HP ProBook Notebooks	Apple Desktops/Laptops	2010	467,438	-	467,438
Ricoh Aficio	(7) MP171SPF - (10) MPC2800 - (3) MP3351SP - (10) MPC3300 - (3) MP4001SP - (6) MPC4000 - (39) PS-INSRICGSNX	Multifunction Centers	2010	361,126	-	361,126
Liebherr	(1) Liebherr H934CHD Log Loader	Inventory Control Systems	2010	259,080	-	259,080
Liebherr	(91) A-932 CHD Log Loader	Inventory Control Systems	2010	443,311	-	443,311
Canon	(8) Canon IR3245I - (6) Canon C5030 - (5) Canon IR3225 - (5) Canon C5051 - (6) Canon IR1025IF - (4) Canon C5035	Multifunction Centers	2010	214,445	-	214,445
Ricoh Aficio	(1) MPC2800	Multifunction Centers	2010	9,985	-	9,985
Ricoh Aficio	(1) Ricoh MP171SPF, (3) MPC4000, (2) MP2851, (1) MPC3300 Multifunctional Printers	Multifunction Centers	2010	88,481	-	88,481
Oce	Printers	Multifunction Centers	2010	33,974	-	33,974
Oce	Printers	Multifunction Centers	2010	7,997	-	7,997
Oce	Printers	Multifunction Centers	2010	22,877	-	22,877
Oce	Printers	Multifunction Centers	2010	12,200	-	12,200
Oce	Printers	Multifunction Centers	2010	15,890	-	15,890
Oce	Printers	Multifunction Centers	2010	14,644	-	14,644
Oce	Printers	Multifunction Centers	2010	9,292	-	9,292
Oce	Printers	Multifunction Centers	2010	2,789	-	2,789
Oce	Printers	Multifunction Centers	2010	1,257	-	1,257
Oce	Printers	Multifunction Centers	2010	12,999	-	12,999
Oce	Printers	Multifunction Centers	2010	4,049	-	4,049
Oce	Printers	Multifunction Centers	2010	2,549	-	2,549
Oce	Printers	Multifunction Centers	2010	5,723	-	5,723
Oce	Printers	Multifunction Centers	2010	2,944	-	2,944
Oce	Printers	Multifunction Centers	2010	3,094	-	3,094
Oce	Printers	Multifunction Centers	2010	2,642	-	2,642
Oce	Printers	Multifunction Centers	2010	11,212	-	11,212
Oce	Printers	Multifunction Centers	2010	3,397	-	3,397
Oce	Printers	Multifunction Centers	2010	3,817	-	3,817
Oce	Printers	Multifunction Centers	2010	17,210	-	17,210
Oce	Printers	Multifunction Centers	2010	5,528	-	5,528
Oce	Printers	Multifunction Centers	2010	17,608	-	17,608
Oce	Printers	Multifunction Centers	2010	9,661	-	9,661
Oce	Printers	Multifunction Centers	2010	19,059	-	19,059
Oce	Printers	Multifunction Centers	2010	13,786	-	13,786
Oce	Printers	Multifunction Centers	2010	43,224	-	43,224
Oce	Printers	Multifunction Centers	2010	43,851	-	43,851
Oce	Printers	Multifunction Centers	2010	70,442	-	70,442
Oce	Printers	Multifunction Centers	2010	34,805	-	34,805
Oce	Printers	Multifunction Centers	2010	35,784	-	35,784
Canon	(3) Canon IR3245I, (3) Canon C5030, (5) Canon IR1025IF, (3) Canon C5035, (1) Canon C5051, (3) Canon IR3225	Multifunction Centers	2010	95,166	-	95,166
Sun	(6) Sun T6320 Blade Severs - (4) Sun SPARC Enterprise M500 Server - (3) Sun SPARC Enterprise T5120 Server	High End Sun Servers	2010	443,067	-	443,067
Caterpillar	(1) Caterpillar D9T Tractor	Inventory Control Systems	2010	363,849	-	363,849
Sun	(1) Sun VSM 5	Digital Storage	2010	455,196	-	455,196
				$26,261,612	$1,184,024	$27,445,636
Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund V
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund V during the past three years, through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year Acquired	Cash	Debt	Total Cost
Konica Minolta	(1) Konica Minolta Bizhub Printer	Multifunction Printers	2008	$11,119	$ -	$ 11,119
HP	(8) Itanium Servers, (1) Integrity rx8640, (16) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	48,619	-	48,619
Sun	STK SL500 Storage - Upgrade	Digital Storage	2008	127,241	-	127,241
Sun	E2900 Memory - Upgrade to Schedule GAA004	High End Sun Servers	2008	50,349	-	50,349
HP	(2) Integrity rx8640, (1) Expansion Unit, (17) Itanium Montecito, (32) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	263,055	-	263,055
Konica Minolta	(8) Bizhub 350, (1) Bizhub 160, (23) Bizhub 161f	Multifunction Printers	2008	6,051	-	6,051
Konica Minolta	(1) Bizhub 350	Multifunction Printers	2008	6,075	-	6,075
Sun	Sparc M4000 and 8000 Chassis	Midrange Sun Servers	2008	158,398	-	158,398
Canon	IR3035	Multifunction Printers	2008	11,753		11,753
HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	44,326	253,486	297,812
Dell	(14) Latitude D630, (1) D430, (17) Optiplex 755, (2) Precision 490	Laptops	2008	15,011	38,157	53,168
Konica	Konica Minolta 350	Multifunction Printers	2008	12,176	-	12,176
Canon	Canon IR5050	Multifunction Printers	2008	16,800	-	16,800
Lenoco	Laptops	Laptops	2008	264,568		264,568
Panasonic	CF-19 Notebooks	Laptops	2008	166,937		166,937
Konica Minolta	(1) Bizhub 501 and (1) Bizhub 161f	Multifunction Printers	2008	4,656		4,656
Sun	Enterprise Servers	Servers	2008	284,004		284,004
SUN	SFT2000	Midrange Sun Servers	2008	12,290	49,253	61,543
Datascope Tyco, Olympus, Verathon	Medical Equipment	Medical Equipment	2008	261,457		261,457
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,229	-	5,229
Oce	Printers and Faxes	Multifunction Centers	2009	3,401		3,401
Oce	Printers and Faxes	Multifunction Centers	2009	5,449		5,449
Oce	Printers and Faxes	Multifunction Centers	2009	3,534		3,534
Oce	Printers and Faxes	Multifunction Centers	2009	3,174		3,174
Oce	Printers and Faxes	Multifunction Centers	2009	6,849		6,849
Oce	Printers and Faxes	Multifunction Centers	2009	3,296		3,296
Lifecare	(160) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	408,000	-	408,000
Konica Minolta	(1) 501	Multifunction Centers	2009	13,500	-	13,500
Konica Minolta	(1) 601	Multifunction Centers	2009	12,645	-	12,645
Lifecare	(63) PLV102 Home Care Ventilators	Respiratory Therapy	2009	321,300	-	321,300
Oce	Printers and Faxes	Multifunction Centers	2009	7,848		7,848
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	10,457	-	10,457
Oce	Printers	Multifunction Centers	2009	2,447	-	2,447
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	11,844	-	11,884
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	159,511	-	159,511
Dell	(9) Desktops	Desktops	2009	17,727	-	17,727
Oce	Printers	Multifunction Centers	2009	3,160	-	3,160
Oce	Printers	Multifunction Centers	2009	14,015	-	14,015
Oce	Printers	Multifunction Centers	2009	50,939	-	50,939
Konica Minolta	Printers	Multifunction Centers	2009	16,242	-	16,242
Oce	Printers and Faxes	Multifunction Centers	2009	60,233		60,233
Oce	Printers and Faxes	Multifunction Centers	2009	23,475		23,475
Oce	Printers and Faxes	Multifunction Centers	2009	32,321		32,321
Oce	Printers and Faxes	Multifunction Centers	2009	34,195		34,195
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
Oce	Printers	Multifunction Centers	2009	19,483	-	19,483
Ricoh Aficio	(27) Printers	Multifunction Centers	2009	220,542	-	220,542
OI Analytical	5360A Test Equipment	Industrial Precision Equipment	2009	31,656	-	31,656
Netezza	NPS Production System	Digital Storage	2009	432,000	-	432,000
Oce	Printers and Faxes	Multifunction Centers	2009	8,434		8,434
Oce	Printers and Faxes	Multifunction Centers	2009	4,228		4,228
Oce	Printers and Faxes	Multifunction Centers	2009	12,645		12,645
Oce	Printers and Faxes	Multifunction Centers	2009	6,969		6,969
Oce	Printers and Faxes	Multifunction Centers	2009	6,614		6,614
Hospira	IV Pumps	Infusion Therapy	2009	346,660		346,660
Sun	(6) M5000 servers, (12) Sparc quad core processors.	Quad Core Servers	2009	111,802		111,802
Konica Minolta	(1) Bizhub 501 & (1) Bizhub 161f	Multifunction Centers	2009	4,656	-	4,656
Oce	Printers	Multifunction Centers	2009	9,506	-	9,506
Oce	Printers and Faxes	Multifunction Centers	2009	4,058		4,058
Oce	Printers	Multifunction Centers	2009	2,387	-	2,387
Oce	Printers	Multifunction Centers	2009	41,444	-	41,444
Oce	Printers	Multifunction Centers	2009	8,531	-	8,531
Oce	Printers	Multifunction Centers	2009	18,228	-	18,228
Oce	Printers	Multifunction Centers	2009	12,395	-	12,395
Oce	Printers	Multifunction Centers	2009	7,015	-	7,015
Oce	Printers	Multifunction Centers	2009	5,969	-	5,969
Oce	Printers	Multifunction Centers	2009	154,411	-	154,411
Oce	Printers	Multifunction Centers	2009	3,037	-	3,037
Oce	Printers	Multifunction Centers	2009	2,118	-	2,118
Oce	Printers	Multifunction Centers	2009	5,023	-	5,023
Ricoh Aficio	(12) Printers	Multifunction Centers	2009	72,411	-	72,411
Oce	Printers and Faxes	Multifunction Centers	2009	5,448		5,448
Konica Minolta	Printers	Multifunction Centers	2009	16,242		16,242
HP	(2) DL460	Blade Servers: All MFG	2010	10,035		10,035
Respironics	(100) Ventilators	Respiratory Therapy	2010	127,500		127,500
HP	(144) BL280C G6	Blade Servers: ALL MFG	2010	36,138	214,298	250,436
IBM	(4) IBM x3650 M3	Small IBM Servers	2010	26,491	-	26,491
Itronix	(2) GD8000 Rugged Notebooks	Laptops	2010	8,726	-	8,726
Apple	(326) MacBooks, (132) iMac, (42) HP Z400 Workstations, (5) HP ProBook	Apple Desktops/Laptops	2010	31,163	-	31,163
Canon	(3) C5030, (4) IR1025IF, (4) IR3245I, (3) C5051, (4) IR6065, (3) IR3225, (2) C5035	Multifunction Centers	2010	44,346	-	44,346
Ricoh Aficio	(1) Pro700EX Multifunction Center	Multifunction Centers	2010	36,994	-	36,994
Ricoh Aficio	(1) MPC3300 Multifunction Center	Multifunction Centers	2010	10,831	-	10,831
Ricoh Aficio	(1) MP4001 Multifunction Center	Multifunction Centers	2010	10,346	-	10,346
General Dynamics	(3) GD8000 Rugged Notebooks	Laptops	2010	13,464	-	13,464
Oce	Printers	Multifunction Centers	2010	3,737	-	3,737
Oce	Printers	Multifunction Centers	2010	2,468	-	2,468
Oce	Printers	Multifunction Centers	2010	5,724	-	5,724
Oce	Printers	Multifunction Centers	2010	3,233	-	3,233
Oce	Printers	Multifunction Centers	2010	3,295	-	3,295
Oce	Printers	Multifunction Centers	2010	1,708	-	1,708
Oce	Printers	Multifunction Centers	2010	4,518	-	4,518
Oce	Printers	Multifunction Centers	2010	1,167	-	1,167
Oce	Printers	Multifunction Centers	2010	14,715	-	14,715
Oce	Printers	Multifunction Centers	2010	4,806	-	4,806
Oce	Printers	Multifunction Centers	2010	4,642	-	4,642
Oce	Printers	Multifunction Centers	2010	3,362	-	3,362
Oce	Printers	Multifunction Centers	2010	4,686	-	4,686
				$4,991,443	$555,194	$5,546,637

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund IV
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund IV during the past three years through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year Acquired	Cash	Debt	Total Cost
Konica Minolta	(1) K/M Bizhub 200, (1) K/M Bizhub 160 Printer	Printers	2008	$ 1,853	$ -	$ 1,853
Canon	(1) Canon IR1023IF	Printers	2008	1,871	-	1,871
Konica Minolta	Bizhub 500	Printers	2008	7,397	-	7,397
Konica Minolta	(1) Bizhub 180, (1) Bizhub 200	Printers	2008	2,742	-	2,742
Canon	IR 1023iF Digital Copier	Printers	2008	2,012	-	2,012
Canon	(1) IR 1023N	Printers	2008	1,765	-	1,765
Canon	(1) IR 1023N	Printers	2008	1,765	-	1,765
HP	(73) DL380, (15) Libraries, (28) Drives, (8) BL680, (178) C8510 switch routers, (7) BL700, (34) BL460	Blade Servers	2008	8,255	56,612	64,866
Konica Minolta	350	Multifunction Printers	2008	4,112	-	4,112
Canon	IR 1023N	Multifunction Printers	2008	1,765	-	1,765
Canon	IR 1023 IF	Multifunction Printers	2008	1,871	-	1,871
Canon	(1) IR1023if	Multifunction Printers	2008	1,871	-	1,871
Konica Minolta	(1) Bizhub 500, (1) Bizhub 160	Multifunction Printers	2008	7,988	-	7,988
HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	4,925	28,165	33,090
Dell	Optiplex 755 and Latitude D630	Laptops	2008	10,842	28,320	39,162
Dell	Latitude D630	Laptops	2008	1,596	4,168	5,764
HP	HP Proliant BL68oc, DL380oG, BL46oc	Mid-Range Servers	2008	6,553	43,968	50,521
Cisco	Cisco CipherOptics SG-100	Datacom	2008	5,838	-	5,838
Avid	Avid Decco 3000	Graphic Workstations	2008	3,186	-	3,186
Konica Minolta	(1) Bizhub 501 and (1) Bizhub 161f	Multifunction Printers	2008	4,656	-	4,656
Sun	Tape Library	Storage	2008	4,371	-	4,371
Dell	Laptops T5400 and Workstations D630	Laptops & Workstations	2008	9,199	12,814	22,013
Sun	Enterprise Servers	Servers	2008	5,680	-	5,680
Oce	Printers and Faxes	Multifunction Centers	2009	2,384	-	2,384
Konica Minolta	(1) Bizhub 200, (1) 350	Multifunction Centers	2009	7,739	-	7,739
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	5,229	-	5,229
Ricoh Aficio	(1) Printers	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(1) Printers	Multifunction Centers	2009	7,761	-	7,761
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	6,503	-	6,503
Oce	Printers	Multifunction Centers	2009	944	-	944
Oce	Printers	Multifunction Centers	2009	1,801	-	1,801
Oce	Printers	Multifunction Centers	2009	1,681	-	1,681
Oce	Printers	Multifunction Centers	2009	2,456	-	2,456
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,229	-	5,229
HP	Laptops, Desktops, Small Network Servers	Laptops	2009	6,985	-	6,985
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Oce	Printers and Faxes	Multifunction Centers	2009	2,923	-	2,923
Oce	Printers and Faxes	Multifunction Centers	2009	6,259	-	6,259
Oce	Printers and Faxes	Multifunction Centers	2009	2,648	-	2,648
Oce	Printers and Faxes	Multifunction Centers	2009	2,518	-	2,518
Oce	Printers and Faxes	Multifunction Centers	2009	4,075	-	4,075
Oce	Printers and Faxes	Multifunction Centers	2009	2,692	-	2,692
Oce	Printers and Faxes	Multifunction Centers	2009	1,798	-	1,798
Oce	(1) CM4520	Multifunction Centers	2009	4,671	-	4,671
Oce	(1) CM4530	Multifunction Centers	2009	2,327	-	2,327
Itronix	(2) XR-1 laptops	Laptops	2009	7,752	-	7,752
Oce	Printers	Multifunction Centers	2009	3,100	-	3,100
Oce	Printers	Multifunction Centers	2009	1,818	-	1,818
Dell	Minitower Server	Servers	2009	4,705	-	4,705
Konica Minolta	(1) Bizhub 200, (1) Bizhub 421	Multifunction Centers	2009	8,599	-	8,599
Oce	Printers and Faxes	Multifunction Centers	2009	792	-	792
Dell	(87) Desktops and Laptops	Laptops	2009	5,599	-	5,599
Konica Minolta	(1) Bizhub 501 & (1) Bizhub 161f	Multifunction Centers	2009	4,656	-	4,656
Avid	Deko 3000 System Identifier	Workstations	2009	3,186	-	3,186
Itronix	Itronix IX270 XR-1	Laptops	2009	1,938	-	1,938
Oce	Printers	Multifunction Centers	2009	1,713	-	1,713
Oce	Printers	Multifunction Centers	2009	2,039	-	2,039
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	1,190	-	1,190
Oce	Printers	Multifunction Centers	2009	1,348	-	1,348
Dell	(1) PowerEdge 5440 Quad Core Xeon Processor	Quad Core Servers	2009	3,488	-	3,488
Oce	Printers	Multifunction Centers	2009	2,018	-	2,018
Oce	Printers	Multifunction Centers	2009	902	-	902
Oce	Printers	Multifunction Centers	2009	767	-	767
Oce	Printers	Multifunction Centers	2009	3,791	-	3,791
Oce	Printers and Faxes	Multifunction Centers	2009	336	-	336
Oce	Printers and Faxes	Multifunction Centers	2009	740	-	740
Oce	Printers and Faxes	Multifunction Centers	2009	717	-	717
Oce	Printers and Faxes	Multifunction Centers	2009	538	-	538
Konica Minolta	(1) 160	Multifunction Centers	2009	1,709	-	1,709
Konica Minolta	(1) 250	Multifunction Centers	2009	5,962	-	5,962
Oce	Printers	Multifunction Centers	2009	655	-	655
Oce	(1) FX3000	Multifunction Centers	2009	813	-	813
Oce	(1) Fax Kit for IM3511	Multifunction Centers	2009	338	-	338
Oce	(1) FX3000	Multifunction Centers	2009	956	-	956
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	2,379	-	2,379
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	5,313	-	5,313
Konica Minolta	(1) C280	Multifunction Centers	2009	5,944	-	5,944
Oce	(1) Fax Kit for IM3511	Multifunction Centers	2009	320	-	320
HP	(4) SB 6535, (3) SB 2530P, (1) OJ PRO L7680, (3) Acer 150-1197	Laptops	2009	9,453	-	9,453
Respir-onics	Ventilators	Respiratory Therapy	2009	10,200	-	10,200
Oce	(1) FX3000	Multifunction Centers	2009	784	-	784
Oce	(1) IM3512	Multifunction Centers	2009	1,999	-	1,999
Konica Minolta	Bizhub 222	Multifunction Centers	2009	8,622	-	8,622
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
Oce	(1) FX3000	Multifunction Centers	2009	813	-	813
Oce	(1) FX3000	Multifunction Centers	2009	842	-	842
HP	Laptops, Desktops, Small Network Servers	Laptops	2009	6,985	-	6,985
Oce	(2) Desktop Copiers	Multifunction Centers	2010	464	-	464
Oce	(7) Desktop Copiers	Multifunction Centers	2010	1,815	-	1,815
Oce	(2) Desktop Copiers	Multifunction Centers	2010	300	-	300
Ricoh Aficio	(1) MP4000 SPF	Multifunction Centers	2010	6,382	-	6,382
Oce	(5) Printers	Multifunction Centers	2010	10,154	-	10,154
Konica Minolta	(1) Bizhub C452	Multifunction Centers	2010	12,177	-	12,177
IBM	(1) X3200 M3	Small IBM Servers	2010	2,718	-	2,718
Ricoh Aficio	(1) C3300 SPF	Multifunction Centers	2010	7,642	-	7,642
Ricoh Aficio	(1) C2050SPF	Multifunction Centers	2010	5,724	-	5,724
Oce	(1) IM2830	Multifunction Centers	2010	1,207	-	1,207
Oce	(1) IM2330, (1) FX2080	Multifunction Centers	2010	2,286	-	2,286
Oce	(1) IM2830, (1) IM2330	Multifunction Centers	2010	2,843	-	2,843
Oce	(9) Desktop Copiers	Multifunction Centers	2010	1,900	-	1,900
Konica Minolta	(1) Magicolor 4695MF	Multifunction Centers	2010	1,605	-	1,605
Konica Minolta	(1) Migicolor 4695MF	Multifunction Centers	2010	1,605	-	1,605
Ricoh Aficio	(34) Printers	Multifunction Centers	2010	75,293	-	75,293
Dell	(418) Optiplex 780	Desktops - Tier 1	2010	16,322	67,173	83,495
Itronix	(1) IX270 Rugged Notebook	Laptops	2010	4,064	-	4,064
Itronix	(1) GD8000 Rugged Notebook	Laptops	2010	4,363	-	4,363
Itronix	(1) GD8000	Laptops	2010	4,363	-	4,363
Itronix	(1) GD8000 Rugged Notebook	Laptops	2010	4,738	-	4,738
Xerox	(1) Xerox WC4260X Printer	Multifunction Centers	2010	6,130	-	6,130
Canon	(3) C5030, (4) IR1025IF, (4) IR3245I, (3) C5051, (4) IR6065, (3) IR3225, (2) C5035	Multifunction Centers	2010	8,869	-	8,869
General Dynamics	(1) GD8000 Rugged Notebook	Laptops	2010	4,363	-	4,363
General Dynamics	(1) GD8000 Rugged Notebooks	Laptops	2010	4,738	-	4,738
General Dynamics	(1) GD8000 Rugged Notebook	Laptops	2010	4,738	-	4,738
General Dynamics	(1) GD8000 Rugged Notebook	Laptops	2010	4,738	-	4,738
Ricoh Aficio	(1) Ricoh MP2851 Printer	Multifunction Centers	2010	7,715	-	7,715
Oce	Printers	Multifunction Centers	2010	2,514	-	2,514
Oce	Printers	Multifunction Centers	2010	1,594	-	1,594
Oce	Printers	Multifunction Centers	2010	9,425	-	9,425
Oce	Printers	Multifunction Centers	2010	1,998	-	1,998
Oce	Printers	Multifunction Centers	2010	6,852	-	6,852
Oce	Printers	Multifunction Centers	2010	15,563	-	15,563
Oce	Printers	Multifunction Centers	2010	3,221	-	3,221
Oce	Printers	Multifunction Centers	2010	974	-	974
Oce	Printers	Multifunction Centers	2010	25,940	-	25,940
Oce	Printers	Multifunction Centers	2010	2,831	-	2,831
Oce	Printers	Multifunction Centers	2010	2,216	-	2,216
Oce	Printers	Multifunction Centers	2010	25	-	25
Oce	Printers	Multifunction Centers	2010	94	-	94
Oce	Printers	Multifunction Centers	2010	72	-	72
Oce	Printers	Multifunction Centers	2010	113	-	113
Oce	Printers	Multifunction Centers	2010	85	-	85
Oce	Printers	Multifunction Centers	2010	94	-	94
Oce	Printers	Multifunction Centers	2010	958	-	958
Oce	Printers	Multifunction Centers	2010	4,200	-	4,200
Oce	Printers	Multifunction Centers	2010	6,065	-	6,065
Oce	Printers	Multifunction Centers	2010	1,010	-	1,010
Oce	Printers	Multifunction Centers	2010	1,044	-	1,044
Oce	Printers	Multifunction Centers	2010	522	-	522
Oce	Printers	Multifunction Centers	2010	2,664	-	2,664
Oce	Printers	Multifunction Centers	2010	107	-	107
Oce	Printers	Multifunction Centers	2010	1,456	-	1,456
Oce	Printers	Centers	2010	2,848	-	2,848
				$624,332*	$241,220	$865,552*

*
Totals include the value of equipment contributed by our Sponsor, Commonwealth Capital Corp., in the amounts of $18,051 during 2008, $185,437 during 2009 and $315,399 during 2010, and for which cash was not actually paid by the fund.

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund III
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund III during the past three years, through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year Acquired	Cash	Debt	Total Cost
Konica Minolta	Bizhub 200, 160	Printers	2008	$ 1,853	$ -	$ 1,853
Canon	(1) Canon IR1023N Digital Copier	Printers	2008	1,765	-	1,765
Canon	(1) IR 1023N	Printers	2008	1,765	-	1,765
Canon	(1) IR 1023N	Printers	2008	1,765	-	1,765
Canon	(1) IR1023 Printer	Printers	2008	1,871	-	1,871
Canon	(1) IR1023IF Digital Copier	Printers	2008	1,871	-	1,871
Konica Minolta	Bizhub 180, 200	Printers	2008	2,742	-	2,742
Canon	IR 1023N	Printers	2008	1,765	-	1,765
Konica Minolta	501	Printers	2008	6,688	-	6,688
Canon	IR1023	Printers	2008	1,871	-	1,871
Avid	Avid Decco 3000	Graphic Workstations	2008	3,186	-	3,186
Dell	Dell Laptops	Laptops	2008	504	745	1,249
Sun	Enterprise Servers	Servers	2008	5,680	-	5,680
Oce	Printers	Printers	2009	70	-	70
Oce	Printers and Faxes	Printers	2009	285	-	285
Oce	Printers and Faxes	Printers	2009	427	-	427
Oce	Printers and Faxes	Printers	2009	1,104	-	1,104
Oce	Printers	Printers	2009	937	-	937
Konica Minolta	(1) 161F	Printers	2009	1,588	-	1,588
Oce	(1) IM2330	Printers	2009	1,295	-	1,295
Oce	Printers	Printers	2009	737	-	737
Oce	Fax	Printers	2009	1,358	-	1,358
Oce	Printers	Printers	2009	359	-	359
Oce	Printers	Printers	2009	1,313	-	1,313
Oce	Printers	Printers	2009	729	-	729
Dell	(87) Desktops and Laptops	Laptops	2009	3,733	-	3,733
Avid	Deko 3000 System Identifier	Workstation	2009	3,186	-	3,186
Dell	Minitower Server	Servers	2009	4,705	-	4,705
Oce	Printers	Laptops	2009	540	-	540
				$55,690	$745	$ 56,435

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Opportunity Fund
For the Period July 20, 2009 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Opportunity Fund since it commenced operations on July 20, 2009 through December 31, 2010.

Manu-	Equipment		Year		Debt	Total
facturer	Description	Equipment Type	Acquired	Cash	Assumed	Cost
Kyocera	(1) KM5050	Multifunction Centers	2009	$ 80,516	$ -	$ 80,516
Oce	(2) IM5530	Multifunction Centers	2009	11,122	-	11,122
Kyocera	(1) KM3060	Multifunction Centers	2009	9,914	-	9,914
Oce	(1) VL4222	Multifunction Centers	2009	3,182	-	3,182
Oce	(1) VL5022, (1) VL3622	Multifunction Centers	2009	10,756	-	10,756
Oce	(1) IM2330	Multifunction Centers	2010	995	-	995
Oce	(26) Desktop Copiers	Multifunction Centers	2010	4,023	-	4,023
Oce	(24) Desktop Copiers	Multifunction Centers	2010	3,192	-	3,192
Oce	(1) FX2081	Multifunction Centers	2010	762	-	762
Oce	(1) printer	Multifunction Centers	2010	1,412	-	1,412
Oce	(4) IM2830	Multifunction Centers	2010	7,863	-	7,863
KonicaMinolta	(1) Bizhub C552	Multifunction Centers	2010	7,244	-	7,244
Ricoh Aficio	(1) MP 8001 SPF	Multifunction Centers	2010	18,435	-	18,435
Konica Minolta	Bizhub C652, Pro 1200, 4695MF, 40P	Multifunction Centers	2010	37,680	-	37,680
Oce	(14) Desktop Copiers	Multifunction Centers	2010	3,236	-	3,236
Oce	(21) Various Copiers	Multifunction Centers	2010	79,241	-	79,241
Oce	(72) various copier	Multifunction Centers	2010	135,282	-	135,282
Oce	VL5522C, FX3000, IM3512, SX2100	Multifunction Centers	2010	7,269	-	7,269
Oce	(5) SX2100	Multifunction Centers	2010	2,610	-	2,610
Oce	(1) CM2522, (1) FX3000	Multifunction Centers	2010	1,748	-	1,748
Oce	(1) FX3000	Multifunction Centers	2010	321	-	321
Oce	Desktop Copiers	Multifunction Centers	2010	9,724	-	9,724
Oce	(24) Desktop Copiers	Multifunction Centers	2010	2,879	-	2,876
Oce	(18) Desktop Copiers	Multifunction Centers	2010	3,180	-	3,180
Oce	(41)Multifunction Centers	Multifunction Centers	2010	11,530	-	11,530
Oce	(47)Multifunction Centers	Multifunction Centers	2010	23,981	-	23,981
Oce	(15)Multifunction Centers	Multifunction Centers	2010	8,284	-	8,284
Oce	(16)Multifunction Centers	Multifunction Centers	2010	7,883	-	7,883
Oce	(89)Multifunction Centers	Multifunction Centers	2010	40,255	-	40,255
Oce	(33)Multifunction Centers	Multifunction Centers	2010	13,935	-	13,935
Oce	(158) Desktop Coopiers	Multifunction Centers	2010	46,830	-	46,830
Oce	(31)Multifunction Centers	Multifunction Centers	2010	12,084	-	12,084
Oce	(32)Multifunction Centers	Multifunction Centers	2010	11,742	-	11,742
Oce	Multifunction Centers	Multifunction Centers	2010	8,506	-	8,506
Ricoh Aficio	(1) MP 4000SPF	Multifunction Centers	2010	8,331	-	8,331
Oce	(3) Printers	Multifunction Centers	2010	3,766	-	3,766
Oce	(157) Desktop Copiers	Multifunction Centers	2010	43,480	-	43,480
Canon	Copiers, Fax, Scanners	Multifunction Centers	2010	160,058	-	160,058
Oce	(226) Desktop Copiers	Multifunction Centers	2010	57,215	-	57,215
KonicaMinolta	(1) Bizhub C452	Multifunction Centers	2010	11,999	-	11,999
Oce	(67) Copiers	Multifunction Centers	2010	15,813	-	15,813
Oce	(43) Copiers	Multifunction Centers	2010	8,542	-	8,542
Ricoh Aficio	(1) C3300SPF	Multifunction Centers	2010	7,795	-	7,795
Ricoh Aficio	(1) MP 7001SP	Multifunction Centers	2010	14,380	-	14,380
HP	(9) Laser Jet M5035X and (1) HP M4345X	Multifunction Centers	2010	44,114	-	44,114
Dell	(2) PowerEdge M1000e with M610 blade servers	Blade Servers	2010	212,903	-	212,903
Dell	Latptops, Desktops	Desktops	2010	50,294	-	50,294
Wyle	(1) PCM Data Brick, (2) Receivers	Telecom	2010	93,804	-	93,804
FalconStor	FDS Storage Appliance	Digital Storage	2010	120,791	-	120,791
KonicaMinolta	(1) Bizhub Pro 1200	Multifunction Centers	2010	24,177	-	24,177
KonicaMinolta	(1) Bizhub C6501	Multifunction Centers	2010	22,795	-	22,795
KonicaMinolta	(10) Bizhubs	Multifunction Centers	2010	43,267	-	43,267
KonicaMinolta	(1) Bizhub Pro 1200	Multifunction Centers	2010	24,177	-	24,177
Oce	(39)Multifunction Centers	Multifunction Centers	2010	11,530	-	11,530
Ricoh Aficio	(51) Printers	Multifunction Centers	2010	201,634	-	201,634
HP	(399) 6930P, (3) Smart Buy Mini 5101, (20) HP8730W	Laptops	2010	334,443	-	334,443
AVEX	SM-110-MP Shock Test Machine	Industrial Precision Equipment	2010	27,280	-	27,280
LeCroy	(1) PE003AAC-X PCI PETracer	Industrial Precision Equipment	2010	30,755	-	30,755
Dell	(18) Precision T1500	Graphic Workstations	2010	28,914	-	28,914
Itronix	(2) GD8000 Rugged	Laptops	2010	8,726	-	8,726
Itronix	(3) GD8000 Rugged	Laptops	2010	13,090	-	13,090
Apple	(326) MacBooks, iMacs, HP Z400 Workstations, HP ProBook Notebooks	Apple Desktops/Laptops	2010	124,650	-	124,650
MSI	(2) 10K, (2) 5K 6260 Crane Scales	Inventory Control Systems	2010	31,365	-	31,365
Oce	Printers	Multifunction Centers	2010	127,680	-	127,680
Oce	Printers	Multifunction Centers	2010	4,862	-	4,862
Oce	Printers	Multifunction Centers	2010	6,446	-	6,446
Oce	Printers	Multifunction Centers	2010	10,517	-	10,517
Oce	Printers	Multifunction Centers	2010	5,477	-	5,477
Oce	Printers	Multifunction Centers	2010	43,403	-	43,403
Oce	Printers	Multifunction Centers	2010	17,039	-	17,039
Oce	Printers	Multifunction Centers	2010	46,918	-	46,918
Oce	Printers	Multifunction Centers	2010	7,004	-	7,004
Oce	Printers	Multifunction Centers	2010	972	-	972
Oce	Printers	Multifunction Centers	2010	10,784	-	10,784
Oce	Printers	Multifunction Centers	2010	14,094	-	14,094
Oce	Printers	Multifunction Centers	2010	3,934	-	3,934
Oce	Printers	Multifunction Centers	2010	16,068	-	16,068
Oce	Printers	Multifunction Centers	2010	5,315	-	5,315
Oce	Printers	Multifunction Centers	2010	16,123	-	16,123
Oce	Printers	Multifunction Centers	2010	13,989	-	13,989
Oce	Printers	Multifunction Centers	2010	12,542	-	12,542
Caterpillar	D9T Tractor	Inventory Control Syst.	2010	181,925	-	181,925
Sun	(2) Sun VSM 5	Digital Storage	2010	227,598		227,598
Sun	(2) Sun VSM 5	Digital Storage	2010	455,196		455,196
Sun	(2) Sun VSM 5	Digital Storage	2010	227,598		227,598
			$3,863,184	$ -		$3,863,184

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund IV
For the Period August 13, 2008 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund IV during the past three years, through December 31, 2010.

Manu-facturer	Equipment Description	Equipment Type	Year Acquired	Cash	Debt	Total Cost
Nissan	6 Forklifts	Inventory Storage, Retrieval	2008	36,346		36,346
Sun	Tape Drives	Tape Drives	2008	9,751	43,624	53,375
Sun	Servers	High End Servers	2008	4,622	20,675	25,297
Sun	Servers	High End Servers	2008	4,622	20,675	25,297
Sun	Servers	High End Servers	2008	4,622	20,675	25,297
Sun	Servers	High End Servers	2008	4,622	20,675	25,297
Sun	Servers	High End Servers	2008	4,622	20,675	25,297
Sun	Servers	High End Servers	2008	4,622	20,675	25,297
Sun	Servers	High End Servers	2008	4,622	20,675	25,297
Sun	Servers	High End Servers	2008	4,622	20,675	25,297
Sun	Tape Drives	Tape Drives	2008	9,739	43,636	53,375
Dell	Optiplex 755's and Latitude D630's	Workstations	2008	25,750	68,411	94,161
Cisco	CipherOptics SG-100	Datacom	2008	8,758		8,758
Yale	Forklifts	Inventory Storage, Retrieval	2008	46,370		46,370
Sun	Enterprise Servers	Servers	2008	153,362		153,362
Various	Medical Equipment	Medical Equipment	2008	115,899		115,899
Dell	Small Network Servers	Servers	2008	13,709		13,709
Ricoh Aficio	(9) Printers	Multifunction Centers	2009	44,453	-	44,453
Oce	Printers	Multifunction Centers	2009	4,113	-	4,113
Oce	Printers	Multifunction Centers	2009	3,359	-	3,359
Oce	Printers	Multifunction Centers	2009	3,192	-	3,192
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	89,916	-	89,916
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	59,716	-	59,716
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	8,590	-	8,950
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	5,785	-	5,785
Oce	Printers and Faxes	Multifunction Centers	2009	1,148		1,148
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	28,970	-	28,970
Lancope	Stealth Watch (Security)	Datacom	2009	9,766	-	9,766
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	24,003	-	24,003
Ricoh Aficio	(11) Printers	Multifunction Centers	2009	65,585	-	65,585
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
Ricoh Aficio	(7) Printer	Multifunction Centers	2009	38,529	-	38,529
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	20,366	-	20,366
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
Ricoh Aficio	(5) Printers	Multifunction Centers	2009	29,680	-	29,680
HP	(1) Proliant DL385, (1) SDLT600 External Drive	Servers	2009	9,400	-	9,400
Dell	Optiplex, Precision, Latitude	Desktops	2009	92,377	-	92,377
Ricoh Aficio	(28) Printers	Multifunction Centers	2009	26,675	-	26,675
Oce	Printers and Faxes	Multifunction Centers	2009	92,389		92,389
Dell	Optiplex, Precision, Latitude	Desktops	2009	77,932	-	77,933
Canon	(6) Printers	Multifunction Centers	2009	49,996	-	49,996
Oce	(1) IM3511	Multifunction Centers	2009	2,483		2,483
Oce	Printers and Faxes	Multifunction Centers	2009	4,396		4,396
Oce	Printers and Faxes	Multifunction Centers	2009	4,233		4,233
Oce	Printers and Faxes	Multifunction Centers	2009	11,754		11,754
Oce	Printers and Faxes	Multifunction Centers	2009	9,430		9,430
Oce	Printers and Faxes	Multifunction Centers	2009	7,903		7,903
Oce	Printers and Faxes	Multifunction Centers	2009	48,910		48,910
Oce	Printers	Multifunction Centers	2009	35,180	-	35,180
Oce	Printers and Faxes	Multifunction Centers	2009	8,606		8,606
Oce	Printers	Multifunction Centers	2009	38,698	-	38,698
Oce	Printers and Faxes	Multifunction Centers	2009	14,921		14,921
Oce	Printers and Faxes	Multifunction Centers	2009	3,013		3,013
Oce	Printers and Faxes	Multifunction Centers	2009	1,154		1,154
Oce	Printers and Faxes	Multifunction Centers	2009	2,103		2,103
Oce	Printers and Faxes	Multifunction Centers	2009	246		246
Mettler	(1) Micro Balance	Industrial Precision Equip.	2009	17,781	-	17,781
Brocade Foundry	Switches	Telecom	2009	14,322	-	14,322
Toyota	Lift Trucks	Inventory Control Systems	2009	39,950	-	93,950
Konica Minolta	Printers	Multifunction Centers	2009	16,242	-	16,242
Oce	Printers and Faxes	Multifunction Centers	2009	7,979		7,979
Oce	Printers and Faxes	Multifunction Centers	2009	7,262		7,262
Oce	Printers	Multifunction Centers	2009	5,793	-	5,793
Oce	Printers	Multifunction Centers	2009	4,702	-	4,702
Oce	Printers	Multifunction Centers	2009	1,583	-	1,583
Oce	Printers	Multifunction Centers	2009	3,446	-	3,446
Oce	Printers	Multifunction Centers	2009	10,074	-	10,074
Oce	Printers	Multifunction Centers	2009	2,974	-	2,974
Oce	Printers	Multifunction Centers	2009	1,910	-	1,910
Oce	Printers	Multifunction Centers	2009	6,297	-	6,297
Oce	Printers	Multifunction Centers	2009	3,346	-	3,346
Oce	Printers	Multifunction Centers	2009	13,017	-	13,017
Lifecare	(110) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	280,500	-	280,500
Oce	Printers	Multifunction Centers	2009	154,411	-	154,411
Konica Minolta	Bizhubs 181, 421, 501	High Volume and Specialized Printers	2009	15,376	-	15,376
Oce	Printers	Multifunction Centers	2009	8,800	-	8,800
Oce	Printers	Multifunction Centers	2009	18,517	-	18,517
Oce	Printers	Multifunction Centers	2009	35,428	-	35,428
Oce	Printers	Multifunction Centers	2009	27,376	-	27,376
HP	Proliant BL460, 680, 480	Servers	2009	148,601	-	148,601
Oce	Printers and Faxes	Multifunction Centers	2009	1,805		1,805
Oce	Printers and Faxes	Multifunction Centers	2009	12,315		12,315
Oce	Printers and Faxes	Multifunction Centers	2009	12,219		12,219
Oce	Printers and Faxes	Multifunction Centers	2009	8,763		8,763
Oce	Printers	Multifunction Centers	2009	4,230	-	4,230
Oce	Printers and Faxes	Multifunction Centers	2009	2,823		2,823
Oce	Printers and Faxes	Multifunction Centers	2009	10,012		10,012
Oce	Printers and Faxes	Multifunction Centers	2009	12,720		12,720
Oce	Printers and Faxes	Multifunction Centers	2009	3,619		3,619
Oce	Printers and Faxes	Multifunction Centers	2009	1,818		1,818
Oce	Printers and Faxes	Multifunction Centers	2009	16,705		16,705
Oce	Printers and Faxes	Multifunction Centers	2009	12,061		12,061
Oce	Printers and Faxes	Multifunction Centers	2009	17,511		17,511
Oce	Printers and Faxes	Multifunction Centers	2009	18,630		18,630
Oce	Printers and Faxes	Multifunction Centers	2009	19,750		19,750
Oce	Printers	Multifunction Centers	2009	19,372	-	19,372
Oce	Printers and Faxes	Multifunction Centers	2009	2,469		2,469
Oce	Printers	Multifunction Centers	2009	3,709	-	3,709
Oce	Printers and Faxes	Multifunction Centers	2009	15,616		15,616
Oce	Printers and Faxes	Multifunction Centers	2009	10,317		10,317
Oce	Printers and Faxes	Multifunction Centers	2009	10,044		10,044
Oce	Printers and Faxes	Multifunction Centers	2009	4,054		4,054
Oce	Printers and Faxes	Multifunction Centers	2009	8,327		8,327
Oce	Printers and Faxes	Multifunction Centers	2009	1,074		1,074
Oce	Printers and Faxes	Multifunction Centers	2009	764		764
Oce	Printers and Faxes	Multifunction Centers	2009	2,361		2,361
Cisco	HSDPA, R99 Mobility Test Modules	Wireless Protocol Verification Equipment	2009	17,454	-	17,454
Retailix	3 and Unit POS	Datacom	2009	133,238	-	133,238
Oce	Printers and Faxes	Multifunction Centers	2009	4,834		4,834
Brocade Foundry	(2) FWSX448, (1) FWS648G-POE, (1) FWS648G, (1) FWS624G, (2) RPS-X448	Datacom	2009	19,367		19,367
Lancope	Stealth Watch (Security)	Datacom	2009	9,766		9,766
Konica Minolta	(1) 353	Multifunction Centers	2009	10,030		10,030
Ricoh Aficio	(1) MPC4000	Multifunction Centers	2009	10,860		10,860
Dell	(4) Precision M6400	Laptops	2009	15,696		15,696
Respironics	(100) Ventilators	Respiratory Therapy	2009	510,000		510,000
HP	(370) dc7900 desktops, (167) 6730b Notebooks	Desktops	2009	295,793		295,793
Canon	(3) Image Press Printers	High Volume and Specialized Printers	2009	370,960		370,960
Telerehab	Advantage - Telemetry Monitoring System	Medical	2009	78,585		78,585
Konica Minolta	Printers	Multifunction Centers	2009	16,242		16,242
Canon	(1) Printer	Multifunction Centers	2009	16,405		16,405
Ricoh Aficio	(1) MP 8000SP	Multifunction Centers	2009	18,020		18,020
Toyota	Lift Trucks	Inventory Control Systems	2009	93,950		93,950
Ricoh Aficio	MP 5000 Copier	High Volume Printers	2009	11,880		11,880
Ricoh Aficio	MP 6000SP Copier	High Volume Printers	2009	11,940		11,940
Ricoh Aficio	(5) Printer	Multifunction Centers	2009	19,346		19,346
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	8,248		8,248
Konica Minolta	(1) Bizhub 362	Multifunction Centers	2009	7,079		7,079
Cisco	(1) Catalyst 3560E	Datacom	2009	9,946		9,946
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	13,545		13,545
Ricoh Aficio	(7) Printers	Multifunction Centers	2009	32,514		32,514
Ricoh Aficio	(13) Printers	Multifunction Centers	2009	95,725		95,725
Ricoh Aficio	(22) Printers	Multifunction Centers	2009	151,780		151,780
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	13,545		13,545
HP	(3) DL380, (18) HD	Small HP/Compaq Servers	2009	26,165		26,165
IBM	(9) x3650 servers, (7) x3500 servers	Small IBM Servers	2009	127,964		127,964
HP	(2) BL460, (1) DL380	Small HP/Compaq Servers	2009	42,412		42,412
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785		5,785
HP	(495) 6735b Notebooks, (2) Mini 2140 Notebooks, (193) dc5850 Small Form Factor, (5) xw6600	Laptops	2009	266,983		266,983
Ricoh Aficio	MP C4000 Copier	High Volume Printers	2009	9,325		9,325
Canon	(23) Printers	Multifunction Centers	2009	228,300		228,300
Canon	(3) Printers	Multifunction Centers	2009	16,777		16,777
Canon	(33) Printers	Multifunction Centers	2009	258,854		258,854
Qualstar	(1) RLS-8236D Library	Tape Libraries	2009	16,690		16,690
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	29,820		29,820
Ricoh Aficio	(1) MP7001SP	Multifunction Centers	2009	13,874		13,874
Dell	T3400, T7400 Mini Towers, (29) M4400, M6400 Workstations	Desktops	2009	256,130		256,130
Ricoh Aficio	(1) MP4000	Multifunction Centers	2009	6,855		6,855
Toyota	(2) Forklifts	Inventory Control Systems	2009	37,890		37,890
Blue Coat	810 D-10PE	Datacom	2009	137,085		137,085
Oce	(1) IM5530	Multifunction Centers	2009	5,402		5,402
Apple	MacBook Pro	Apple Desktops/Laptops	2009	83,922		83,922
Oce	(1) VL4222, (1) FX300	Multifunction Centers	2009	4,728		4,728
Apple	HP 6730b Notebooks, MacBook 13.3, HP dc5800 Microtowers, xw4600 Workstations	Apple Desktops/Laptops	2009	208,360		208,360
Lanier	(4) Printers	Multifunction Centers	2009	12,288		12,288
Ricoh Aficio	(21) Printers	Multifunction Centers	2009	119,459		119,459
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	12,203		12,203
Oce	(144) Desktop Copiers	Multifunction Centers	2010	58,535		58,535
Rohde & Schwarz	CRTU-W & CRTU-G Test Equipment	Wireless Protocol Verification Equipment	2010	128,880		128,880
Rohde & Schwarz	CRTU-W & CRTU-G Test Equipment	Wireless Protocol Verification Equipment	2010	276,535		276,535
Oce	(243) Desktop Copier	Multifunction Centers	2010	60,069		60,069
Oce	(1) IM2330, (8) IM2830	Multifunction Centers	2010	19,857		19,857
Dell	(1) PowerEdge R900	Dell Servers	2010	32,923		32,923
Oce	(101) Desktop Copiers	Multifunction Centers	2010	42,090		42,090
Oce	(4) Printers	Multifunction Centers	2010	8,754		8,754
Oce	(173) Desktop Copiers	Multifunction Centers	2010	68,882		68,882
Konica Minolta	(1) Bizhub C280	Multifunction Centers	2010	7,765		7,765
Commtest	Comtest VB7 Vibration Analysis	Industrial Precision Equipment	2010	18,816		18,816
Oce	(7) Printers	Multifunction Centers	2010	19,125		19,125
Oce	(6) Printers	Multifunction Centers	2010	19,624		19,624
Oce	(1) FX2080, (1) IM4511, (2) IM2330	Multifunction Centers	2010	7,335		7,335
IBM	(5) X3650 M2	Small IBM Servers	2010	28,081	-	28,081
Konica Minolta	Bizhub C360	Multifunction Centers	2010	9,792	-	9,792
Konica Minolta	Bizhub C652, (C280	Multifunction Centers	2010	24,368	-	24,368
HP	(144) BL280C G6	Blade Servers: ALL MFG	2010	36,138	214,298	250,436
Motorola	MC75 Wireless Enterprise Digital Assistant	Wireless Data Performance Equipment	2010	360,813	-	360,813
HP	(30) 8530P Elitebooks, (1) E2730P Tablet	Laptops	2010	33,847	-	33,847
Ricoh Aficio	(51) Printers	Multifunction Centers	2010	201,634	-	201,634
Ricoh Aficio	(28) Printers	Multifunction Centers	2010	186,300	-	186,300
Ricoh Aficio	(34) Printers	Multifunction Centers	2010	75,293	-	75,293
HP	(399) 6930P, Smart Buy Mini 5101, HP8730W	Laptops	2010	334,443	-	334,443
HP	Mac Pros, MacBook Pros,	Desktops - Tier 1	2010	273,782	-	273,782
Dell	(418) Optiplex 780	Desktops - Tier 1	2010	10,881	44,782	55,664
Canon	(3) IR32451, (3) IR5065, (1) C5030, (6) IR3225, (6) C5051, (1) CWF810, (4) C5035, (6) IR10251F	Multifunction Centers	2010	107,197	-	107,197
Itronix	(4) GD8000 Rugged	Laptops	2010	17,453	-	17,453
Itronix	(12) GD8000 Rugged	Laptops	2010	52,358	-	52,358
Dell	Precision, OptiPlex, Latitude	Dell Servers	2010	47,677	-	47,677
Ricoh Aficio	(2) Pro700EX (2) MP2851SP	Multifunction Centers	2010	94,857	-	94,857
Hyster	(2) S135FT clamp truck	Inventory Control Systems	2010	169,575	-	169,575
Liebherr	H934CHD Log Loader	Inventory Control Systems	2010	259,080	-	259,080
Canon	(3) C5030, (5) IR1025IF, (10) IR3245I, (2) C5051, (1) IR6065, (7) IR3225, (2) C5035	Multifunction Centers	2010	187,289	-	187,289
General Dynamics	(10) GD8000 Rugged Notebooks	Laptops	2010	43,632	-	43,632
General Dynamics	(9) GD8000 Rugged Notebooks	Laptops	2010	39,269	-	39,269
General Dynamics	(7) GD8000 Rugged Notebooks	Laptops	2010	30,542	-	30,542
Ricoh Aficio	(1) Ricoh Pro 700EX	Multifunction Centers	2010	44,016	-	44,016
Oce	Printers	Multifunction Centers	2010	4,942	-	4,942
Oce	Printers	Multifunction Centers	2010	11,673	-	11,673
Oce	Printers	Multifunction Centers	2010	2,814	-	2,814
Oce	Printers	Multifunction Centers	2010	3,449	-	3,449
Oce	Printers	Multifunction Centers	2010	8,519	-	8,519
Oce	Printers	Multifunction Centers	2010	1,151	-	1,151
Oce	Printers	Multifunction Centers	2010	4,399	-	4,399
Oce	Printers	Multifunction Centers	2010	288	-	288
Oce	Printers	Multifunction Centers	2010	334	-	334
Oce	Printers	Multifunction Centers	2010	225	-	225
Oce	Printers	Multifunction Centers	2010	621	-	621
Oce	Printers	Multifunction Centers	2010	501	-	501
Oce	Printers	Multifunction Centers	2010	1,715	-	1,715
Oce	Printers	Multifunction Centers	2010	732	-	732
Oce	Printers	Multifunction Centers	2010	585	-	585
Oce	Printers	Multifunction Centers	2010	696	-	696
Sun	(6) T6320 Blade Severs - SPARC Enterprise M500 & T5120 Servers	High End Sun Servers	2010	332,300	-	332,300
Sun	T6320 Blade Severs, SPARC Enterprise M500 & T5120 Servers	High End Sun Servers	2010	420,260	-	420,260
Caterpillar	Caterpillar D9T	Inventory Control Systems	2010	363,849	-	363,849
Hyster	(3) S55FTS - (2) S80FT	Inventory Control Systems	2010	245,171	-	245,171
Liebherr	(2) Wheel Loaders	Inventory Control Systems	2010	351,230	-	351,230
Sun	(2) Sun VSM 5	Digital Storage	2010	227,598	-	227,598
Sun	(2) Sun VSM 5	Digital Storage	2010	227,598	-	227,598
Sun	(2) Sun VSM 5	Digital Storage	2010	455,196	-	455,196
				$12,563,565	$ 580,152	$13,143,717

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund III
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund III during the past three years, through December 31, 2010.

	Equipment		Year		Debt	Total
Manu-facturer	Description	Equipment Type	Acquired	Cash	Assumed	Cost
HP	Proliant 380, 580	Midrange HP Servers	2008	$ 448,880	$ -	$ 448,880
HP	(8) Itanium Montecito (6) HP-UX Integrity EOE, (2) HP-UX Integrity MCOE	High End HP Servers	2008	114,891	-	114,891
Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	149,800	-	149,800
KonicaMinolta	(1) Bizhub 350	Multifunction Printers	2008	6,075	-	6,075
HP	(2) Integrity rx8640, Expansion Unit, (17) Itanium Montecito, (32) Servers	High End HP Servers	2008	394,582	-	394,582
Canon	(1) IR 3035	Multifunction Printers	2008	8,435	-	8,435
Canon	(1) IR 3035	Multifunction Printers	2008	6,212	-	6,212
Ventilator Systems	Ventilators	Medical	2008	134,404	-	134,404
Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
KonicaMinolta	C550	Multifunction Printers	2008	20,612	-	20,612
KonicaMinolta	350	Multifunction Printers	2008	4,112	-	4,112
HP	(1) HP EVA8100 Storage Array, (168) Drives	Digital Storage	2008	73,509	-	73,509
Konica	Konica Minolta Bizhub 350	Multifunction Printers	2008	8,506	-	8,506
Canon	Canon IR5050	Multifunction Printers	2008	14,082	-	14,082
Canon	(1) Canon IR3035	Multifunction Printers	2008	7,024	-	7,024
HP	(64) 6710 Notebooks, (36) dc5850, (28) Epson Powerlite 1705c Projectors, (15) Linsys network switches, (4) HP Laser Jet P2015	Laptops	2008	105,149	-	105,149
HP	HP workstations, Apple Laptops	Desktops, Laptops	2008	158,941	-	158,941
JOEL	Scanning Electron Microscope	Electron Microscope	2008	223,994	-	223,994
KonicaMinolta	501	Multifunction Printers	2008	6,688	-	6,688
Canon	IR 5050	Multifunction Printers	2008	15,141	-	15,141
Canon	(1) IR 3025	Multifunction Printers	2008	6,318	-	6,318
Canon	(1) IR 3025	Multifunction Printers	2008	6,318	-	6,318
Dell	(71) Latitude, (30) Precision, (62) Optiplex, (102) 20" Monitors	Laptops, Desktops, Monitors	2008	92,293	234,600	326,893
Agilent	Agilent 8960	Wireless Data Equipment	2008	906,033	-	906,033
Canon	IR3035	Multifunction Printers	2008	10,553	-	10,553
Canon	IR 5050	Multifunction Printers	2008	17,612	-	17,612
Nissan	6 Forklifts	Inventory Retrieval	2008	109,038	-	109,038
Ricoh	Aficio Bizhub 500	Multifunction Printers	2008	64,418	-	64,418
IBM	3588 LTO-4 Tape Drives	Storage	2008	84,240	-	84,240
Lenoco	Laptops	Laptops	2008	264,568	-	264,568
HP	HP Proliant BL68oc, DL380oG, BL46oc	Mid-Range Servers	2008	85,190	571,580	656,770
Sun	High End Servers	Servers	2008	31,682	145,859	177,541
Sun	Tape Drives	Storage	2008	56,869	261,815	318,684
Sun	Tape Drives	Storage	2008	27,651	130,908	158,559
Sun	High End Servers	Servers	2008	31,682	145,859	177,541
Sun	Tape Drives	Storage	2008	56,869	261,815	318,684
Sciton	Profile Aesthetic Laser	Medical Equipment	2008	208,651	-	208,651
HP, Cisco, Altronix	Servers, Datacom	Servers	2008	266,387	-	266,387
Yale	Forklifts	Inventory Retrieval	2008	139,111	-	139,111
Cisco, Dell, SUN	Routers, Servers and Storage	Routers, Servers and Storage	2008	346,294	-	346,294
Sun	Tape Library	Storage	2008	323,466	-	323,466
Sun	Tape Library	Storage	2008	327,837	-	327,837
Sun	Enterprise Servers	Servers	2008	460,087	-	460,087
Sun	T10000A Tape Drives	Storage	2008	44,718	179,217	223,935
Sun	SFT2000	Mid-Range Servers	2008	8,405	33,685	42,091
Sun	T10000A Tape Drives	Storage	2008	13,132	52,630	65,762
Various	Medical Equipment	Medical Equipment	2008	231,798	-	231,798
Oce	Printers and Faxes	Multifunction Centers	2009	3,225	-	3,225
Oce	Printers and Faxes	Multifunction Centers	2009	6,728	-	6,728
Oce	Printers and Faxes	Multifunction Centers	2009	23,477	-	23,477
Oce	Printers and Faxes	Multifunction Centers	2009	19,140	-	19,140
Oce	Printers and Faxes	Multifunction Centers	2009	10,624	-	10,624
Oce	Printers and Faxes	Multifunction Centers	2009	7,879	-	7,879
Oce	Printers and Faxes	Multifunction Centers	2009	2,379	-	2,379
Oce	Printers and Faxes	Multifunction Centers	2009	2,729	-	2,729
Oce	Printers and Faxes	Multifunction Centers	2009	16,613	-	16,613
Oce	Printers and Faxes	Multifunction Centers	2009	5,734	-	5,734
Oce	Printers and Faxes	Multifunction Centers	2009	1,663	-	1,663
Oce	Printers and Faxes	Multifunction Centers	2009	9,636	-	9,636
Oce	Printers and Faxes	Multifunction Centers	2009	1,593	-	1,593
Oce	Printers and Faxes	Multifunction Centers	2009	1,354	-	1,354
Oce	Printers	Multifunction Centers	2009	3,513	-	3,513
Oce	Printers and Faxes	Multifunction Centers	2009	6,124	-	6,124
Oce	Printers	Multifunction Centers	2009	9,738	-	9,738
Hermle	C40 Machining Center	Industrial Precision Equipment	2009	275,548	-	275,548
Oce	Printers	Multifunction Centers	2009	9,744	-	9,744
Oce	Printers	Multifunction Centers	2009	8,149	-	8,149
Oce	Printers	Multifunction Centers	2009	5,949	-	5,949
Oce	Printers	Multifunction Centers	2009	154,411	-	154,411
Oce	Printers	Multifunction Centers	2009	20,341	-	20,341
Oce	Printers and Faxes	Multifunction Centers	2009	4,774	-	4,774
Oce	Printers	Multifunction Centers	2009	2,396	-	2,396
Oce	Printers and Faxes	Multifunction Centers	2009	15,213	-	15,213
Oce	Printers	Multifunction Centers	2009	3,098	-	3,098
Oce	Printers	Multifunction Centers	2009	12,920	-	12,920
Cisco	HSDPA Downlink Mobility and R99 Data Mobility Test Modules	Wireless Protocol Verification Equipment	2009	52,363	-	52,363
Oce	Printers and Faxes	Multifunction Centers	2009	21,542	-	21,542
Oce	Printers and Faxes	Multifunction Centers	2009	35,075	-	35,075
Oce	Printers and Faxes	Multifunction Centers	2009	1,396	-	1,396
Oce	Printers	Multifunction Centers	2009	1,019	-	1,019
Oce	Printers and Faxes	Multifunction Centers	2009	125,186	-	125,186
Ricoh Aficio	(8) Printers	Multifunction Centers	2009	39,378	-	39,378
Apple	Desktops and Laptops	Desktops/Laptops	2009	44,003	-	44,003
Oce	Printers	Multifunction Centers	2009	29,546	-	29,546
Oce	Printers	Multifunction Centers	2009	73,657	-	73,657
HP	Desktops and Laptops	Laptops	2009	193,860	-	193,860
Oce	Printers and Faxes	Multifunction Centers	2009	5,486	-	5,486
Oce	Printers and Faxes	Multifunction Centers	2009	484,525	-	484,525
Ricoh Aficio	(16) Printers	Multifunction Centers	2009	71,257	-	71,257
Oce	Printers and Faxes	Multifunction Centers	2009	24,881	-	24,881
Oce	Printers and Faxes	Multifunction Centers	2009	10,507	-	10,507
Oce	Printers and Faxes	Multifunction Centers	2009	11,442	-	11,442
Oce	Printers and Faxes	Multifunction Centers	2009	5,571	-	5,571
Oce	Printers and Faxes	Multifunction Centers	2009	34,053	-	34,053
Sun	(6) T5220	High End Sun Servers	2009	81,966	-	81,966
Oce	Printers and Faxes	Multifunction Centers	2009	169,840	-	169,840
HP, Kyocera	Multifunction Printers	Multifunction Centers	2009	219,649	-	219,649
Oce	Printers and Faxes	Multifunction Centers	2009	4,254	-	4,254
Oce	Printers and Faxes	Multifunction Centers	2009	3,491	-	3,491
Lifecare	(110) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	280,500	-	280,500
Lifecare	(160) PLV 102 Home Care Ventilators	Respiratory Therapy	2009	408,000	-	408,000
KonicaMinolta	(1) 250	Multifunction Centers	2009	6,298	-	6,298
KonicaMinolta	(1) 361	Multifunction Centers	2009	8,268	-	8,268
Ricoh Aficio	(6) Printers	Multifunction Centers	2009	58,649	-	58,649
KonicaMinolta	(1) 361	Multifunction Centers	2009	8,479	-	8,479
Ricoh Aficio	(7) Printers	Multifunction Centers	2009	44,261	-	44,261
AMS		Tape Libraries	2009	34,861	-	34,861
Ricoh Aficio	(50) Printers	Multifunction Centers	2009	170,744	-	170,744
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	24,821	-	24,821
Ricoh Aficio	(24) Printers	Multifunction Centers	2009	140,966	-	140,966
Ricoh Aficio	(16) Printers	Multifunction Centers	2009	105,796	-	105,796
Oce	Printers	Multifunction Centers	2009	16,482	-	16,482
KonicaMinolta	(1) 361	Multifunction Centers	2009	8,268	-	8,268
Oce	Printers and Faxes	Multifunction Centers	2009	11,877	-	11,877
Oce	Printers and Faxes	Multifunction Centers	2009	42,323	-	42,323
Oce	Printers and Faxes	Multifunction Centers	2009	5,999	-	5,999
Oce	Printers and Faxes	Multifunction Centers	2009	24,323	-	24,323
Oce	Printers and Faxes	Multifunction Centers	2009	23,375	-	23,375
Oce	Printers and Faxes	Multifunction Centers	2009	5,679	-	5,679
Oce	Printers and Faxes	Multifunction Centers	2009	8,382	-	8,382
Oce	Printers and Faxes	Multifunction Centers	2009	3,444	-	3,444
Oce	Printers and Faxes	Multifunction Centers	2009	7,648	-	7,648
Oce	Printers and Faxes	Multifunction Centers	2009	8,998	-	8,998
Oce	Printers and Faxes	Multifunction Centers	2009	13,810	-	13,810
Oce	Printers and Faxes	Multifunction Centers	2009	3,422	-	3,422
Oce	Printers and Faxes	Multifunction Centers	2009	10,677	-	10,677
Oce	Printers and Faxes	Multifunction Centers	2009	647	-	647
Oce	Printers	Multifunction Centers	2009	8,416	-	8,416
Oce	Printers and Faxes	Multifunction Centers	2009	6,672	-	6,672
GE	Brightspeed CompaCT	Medical Imaging	2009	219,000	-	219,000
Oce	Printers	Multifunction Centers	2009	6,458	-	6,458
Oce	Printers	Multifunction Centers	2009	4,506	-	4,406
Oce	Printers	Multifunction Centers	2009	12,614	-	12,614
Oce	Printers	Multifunction Centers	2009	6,307	-	6,307
Oce	Printers	Multifunction Centers	2009	18,921	-	18,921
Oce	Printers	Multifunction Centers	2009	12,614	-	12,614
Oce	Printers and Faxes	Multifunction Centers	2009	21,390	-	21,390
Hyster	H50FT Forklift	Inventory Retreival	2009	24,993	-	24,993
Oce	Printers and Faxes	Multifunction Centers	2009	10,474	-	10,474
IBM	(4) Websphere DataPower Integration Appliance	Datacom	2009	333,384	-	333,384
Verifone	(14) Ruby w. Saffire and Pin Pads	Datacom	2009	152,579	-	152,579
Canon	(21) Printers	Multifunction Centers	2009	70,633	-	70,633
Oce	Printers and Faxes	Multifunction Centers	2009	23,717	-	23,717
Oce	Printers and Faxes	Multifunction Centers	2009	5,020	-	5,020
Oce	Printers and Faxes	Multifunction Centers	2009	1,797	-	1,797
Canon	(68) Printers	Multifunction Centers	2009	212,445	-	212,445
HP	(35) Proliant BL460, (9) 680, (6) 480, (1) MSL 6060 ULT 960 Library, (1) 4048 LTO, (2) 960 Drives, (1) Modular Drice Cabinet	Servers	2009	594,402	-	594,402
Hospira	IV Pumps	Infusion Therapy	2009	346,660	-	346,660
Hospira	IV Pumps	Infusion Therapy	2009	464,291	-	464,291
Hospira	IV Pumps	Infusion Therapy	2009	176,698	-	176,698
Dell	(87) Desktops, Laptops	Desktops, Laptops	2009	167,984	-	167,984
Sprint	Entire VOIP infrastructure	Telecom	2009	201,862	-	201,862
Oce	Printers and Faxes	Multifunction Centers	2009	3,483	-	3,483
LG	Healthcare LCD TVs	Audio Visual	2009	223,123	-	233,123
Oce	Printers and Faxes	Multifunction Centers	2009	12,644	-	12,644
Cisco	Routers, Servers, Storage	Datacom	2009	346,294	-	346,294
Itronix	Itronix IX270 XR-1	Laptops	2009	7,752	-	7,752
Itronix	Itronix IX270 XR-1	Laptops	2009	5,814	-	5,814
Oce	Printers	Multifunction Centers	2009	47,545	-	47,545
Oce	Printers	Multifunction Centers	2009	42,864	-	42,864
Oce	Printers	Multifunction Centers	2009	29,146	-	29,146
Sun	(6)M5000 servers, (12) Sparc processors.	Quad Core Servers	2009	111,802	-	111,802
Oce	Printers and Faxes	Multifunction Centers	2009	4,251	-	4,251
Oce	Printers and Faxes	Multifunction Centers	2009	193	-	193
Oce	Printers and Faxes	Multifunction Centers	2009	1,876	-	1,876
Oce	Printers and Faxes	Multifunction Centers	2009	1,056	-	1,056
Oce	Printers and Faxes	Multifunction Centers	2009	383	-	383
Oce	Printers and Faxes	Multifunction Centers	2009	8,980	-	8,980
Oce	Printers and Faxes	Multifunction Centers	2009	346	-	346
Oce	Printers and Faxes	Multifunction Centers	2009	11,414	-	11,414
Oce	Printers and Faxes	Multifunction Centers	2009	4,987	-	4,987
Oce	Printers and Faxes	Multifunction Centers	2009	10,771	-	10,771
Oce	Printers and Faxes	Multifunction Centers	2009	3,230	-	3,230
Oce	Printers and Faxes	Multifunction Centers	2009	941	-	941
Oce	Printers and Faxes	Multifunction Centers	2009	2,853	-	2,853
Oce	Printers and Faxes	Multifunction Centers	2009	33,589	-	33,589
Oce	Printers and Faxes	Multifunction Centers	2009	13,189	-	13,189
Retailix	(14) POS Equipmnet	Datacom	2009	399,713	-	399,713
Oce	Printers and Faxes	Multifunction Centers	2009	3,532	-	3,532
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	11,276	-	11,276
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	6,974	-	6,974
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	5,313	-	5,313
Oce	(1) VL2221	Multifunction Centers	2009	3,212	-	3,212
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	2,379	-	2,379
Oce	(1) IM3512	Multifunction Centers	2009	2,344	-	2,344
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	10,457	-	10,457
Oce	(1) IM4512	Multifunction Centers	2009	2,292	-	2,292
Oce	(1) VL4222	Multifunction Centers	2009	2,992	-	2,992
Oce	(1) IM4512	Multifunction Centers	2009	2,292	-	2,292
Ricoh Aficio	(23) Printers	Multifunction Centers	2009	174,218	-	174,218
Oce	(1) VL3622, (1) FX300	Multifunction Centers	2009	4,212	-	4,212
Ricoh Aficio	(16) Printers	Multifunction Centers	2009	97,383	-	97,383
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Oce	(1) VL2221	Multifunction Centers	2009	3,212	-	3,212
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	17,061	-	17,061
Ricoh Aficio	(9) Printers	Multifunction Centers	2009	60,159	-	60,159
HP	(26) dx7500, (46) LCDs, (20) Mac Mini, (24) Mac Books, (18) IMAC	Desktops	2009	77,995	-	77,995
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	9,909	-	9,909
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	16,504	-	16,504
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(1) Pro C700EX	Multifunction Centers	2009	45,669	-	45,669
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	1,190	-	1,190
Ricoh Aficio	(6) Printers	Multifunction Centers	2009	35,765	-	35,765
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	9,909	-	9,909
Ricoh Aficio	(7) Pritners	Multifunction Centers	2009	57,475	-	57,475
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,229	-	5,229
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	9,909	-	9,909
HP	Desktops and Laptops	Laptops	2009	193,860	-	193,860
Siemens	Immunochemistry System	Medical	2009	89,148	-	89,148
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	22,583	-	22,583
IBM	(6) x3650 Servers	Small IBM Servers	2009	34,262	-	34,262
Ricoh Aficio	(5) Prnters	Multifunction Centers	2009	38,803	-	38,803
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	1,190	-	1,190
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
Ricoh Aficio	(16) Printers	Multifunction Centers	2009	95,178	-	95,178
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,229	-	5,229
Lanier	(2) Printers	Multifunction Centers	2009	5,313	-	5,313
Canon	(32) Printers	Multifunction Centers	2009	279,149	-	279,149
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
Dell	(4) PE R710	Dell Servers	2009	29,423	-	29,423
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
Konica Minolta	(1) Bizhub C-451	Multifunction Centers	2009	10,826	-	10,826
Ricoh Aficio	(1) MP C3300SPF	Multifunction Centers	2009	7,642		7,642
Apple	(1) MP 2.26 Desktop, (1) MBP 15 2.66 Laptop, (2) MBP 17 GL Laptop, (1) Dell Optiplex 760, (1) Dell Precision T3400	Apple Desktops/Laptops	2009	13,234	-	13,234
HP	(370) dc7900 desktops, (167) 6730b Notebooks	Desktops	2009	295,793	-	295,793
IBM	(3) Blade Center HS21	Blade Servers	2009	19,745	-	19,745
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
Kyocera	(15) FS4020DN, (1) KM5050, (1) KM4050, (1) HP 4520PS Plotter, (4) Kiosk Doc Centers	Multifunction Centers	2009	113,879	-	113,879
Oce	(1) IM4512	Multifunction Centers	2009	2,292	-	2,292
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	8,950	-	8,950
Ricoh Aficio	(32) Printers	Multifunction Centers	2009	235,672	-	235,672
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,229	-	5,229
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	14,581	-	14,581
Ricoh Aficio	(8) Printers	Multifunction Centers	2009	1,190	-	1,190
Ricoh Aficio	(1) Printers	Multifunction Centers	2009	5,785	-	5,785
Canon	(16) Printers	Multifunction Centers	2009	218,127	-	218,127
Ricoh Aficio	(8) Printers	Multifunction Centers	2009	52,633	-	52,633
Ricoh Aficio	Accessory to printer	Multifunction Centers	2009	156	-	156
Ricoh Aficio	Accessory to printer	Multifunction Centers	2009	88	-	88
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,264	-	7,264
Ricoh Aficio	Accessories to printers	Multifunction Centers	2009	1,859	-	1,859
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	22,552	-	22,552
Oce	(1) VL3622	Multifunction Centers	2009	3,541	-	3,541
Lanier	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	5,785	-	5,785
Ricoh Aficio	Accessory to printer	Multifunction Centers	2009	409	-	409
Ricoh Aficio	(7) Printers	Multifunction Centers	2009	29,023	-	29,023
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	4,124	-	4,124
Oce	(1) VL3622	Multifunction Centers	2009	3,130	-	3,130
Oce	(1) VL3622	Multifunction Centers	2009	3,635	-	3,635
Oce	(1) VL4222	Multifunction Centers	2009	3,566	-	3,566
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	11,638	-	11,638
Oce	(17) Multifunction Cent	Multifunction Centers	2010	12,222	-	12,222
Oce	(15) Multifunction Cent	Multifunction Centers	2010	9,238	-	9,238
Oce	(19) Multifunction Cent	Multifunction Centers	2010	11,981	-	11,981
Oce	(37) Multifunction Cent	Multifunction Centers	2010	25,518	-	25,518
Commtest	VB7 Vibration Analysis	Industrial Precision Equipment	2010	18,816	-	18,816
Oce	(25) Multifunction Cent	Multifunction Centers	2010	17,361	-	17,361
Canon	(29) Image Runners	Multifunction Centers	2010	215,683	-	215,683
Oce	(122) Multifunction Cent	Multifunction Centers	2010	43,302	-	43,302
Oce	(129) Multifunction Cent	Multifunction Centers	2010	59,545	-	59,545
Oce	(170) Desktop Multifunction Centers	Multifunction Centers	2010	60,720	-	60,720
Dell	(418) Optiplex 780	Desktops - Tier 1	2010	5,441	22,391	27,832
Itronix	(3) GD8000 Rugged	Laptops	2010	13,090	-	13,090
General Dynamics	(4) GD8000 Rugged Notebooks	Laptops	2010	17,828	-	17,828
Ricoh Aficio	(2) MP171SPF - (2) MP3351SP - (5) MPC3300 - (2) MPC4000 - (1) MPC2800 - (12) S-SCPF2450094 - PS1	Multifunction Centers	2010	113,263	-	113,263
Canon	Canon-(3) C5030, (4) IR1025IF, (4) IR3245I, (3) C5051, (4) IR6065, (3) IR3225, (2) C5035	Multifunction Centers	2010	88,692	-	88,692
General Dynamics	(8) GD8000 Rugged Laptops	Laptops	2010	34,906	-	34,906
General Dynamics	(13) GD8000 Rugged Notebooks	Laptops	2010	56,722	-	56,722
General Dynamics	(7) GD8000 Rugged Notebooks	Laptops	2010	30,542	-	30,542
General Dynamics	(10) GD8000 Rugged Notebooks	Laptops	2010	43,632	-	43,632
General Dynamics	(7) GD8000 Rugged Notebooks	Laptops	2010	30,542	-	30,542
Oce	MPC3300, MPC4000	Multifunction Centers	2010	99,758	-	99,758
Oce	Printers	Multifunction Centers	2010	18,738	-	18,738
Oce	Printers	Multifunction Centers	2010	10,391	-	10,391
Oce	Printers	Multifunction Centers	2010	2,138	-	2,138
Oce	Printers	Multifunction Centers	2010	2,535	-	2,535
Oce	Printers	Multifunction Centers	2010	1,613	-	1,613
Oce	Printers	Multifunction Centers	2010	2,724	-	2,724
Oce	Printers	Multifunction Centers	2010	4,034	-	4,034
Oce	Printers	Multifunction Centers	2010	1,240	-	1,240
Oce	Printers	Multifunction Centers	2010	3,009	-	3,009
Oce	Printers	Multifunction Centers	2010	4,124	-	4,124
Oce	Printers	Multifunction Centers	2010	9,768	-	9,768
Oce	Printers	Multifunction Centers	2010	1,573	-	1,573
Sun	T6320 Blade Severs, SPARC Enterprise M500 and T5120 Servers	High End Sun Servers	2010	560,347	-	560,347
				$18,736,957	$2,040,359	$20,777,316
Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund II
For the Period January 31, 2008 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund II during the past three years, through December 31, 2010.

	Equipment		Year		Debt	Total
Manu-facturer	Description	Equipment Type	Acquired	Cash	Assumed	Cost
Canon	IR3025 Digital Copier	Multifunction Printers	2008	6,635	-	6,635
Avid	Digital Editing/Media Equipment	Graphic Workstations	2008	149,800	-	149,800
Ventilator Systems	Ventilators	Medical	2008	134,404	-	134,404
Canon	IR3025	Multifunction Printers	2008	6,600	-	6,600
Canon	IR3025	Multifunction Printers	2008	6,600	-	6,600
Canon	IR 3035	Multifunction Printers	2008	9,176	-	9,176
HP	Proliant 380, 580	Midrange HP Servers	2008	224,440	-	224,440
HP	(8) Itanium Servers, Integrity rx8640, (16) Servers 8GB DDR2 Memory Module Pair	High End HP Servers	2008	218,786	-	218,786
Canon	IR3035	Multifunction Printers	2008	11,753	-	11,753
Canon	IR3025 Digital Copier	Multifunction Printers	2008	1,505	-	1,505
APEX	Wireless Data Performance Equipment	Wireless Data Performance Equipment	2008	517,331	-	517,331
Panasonic	Toughbooks	Laptops	2008	324,951	-	324,951
Avid	Symphony Nitris	Graphic Workstations	2008	56,572	-	56,572
Canon	IR 3025	Multifunction Printers	2008	6,600	-	6,600
HP	(73) DL380, (15) Libraries, (28) Drives, (8) BL680, (178) C8510 switch routers, (7) BL700, (34) BL460	Blade Servers	2008	74,293	509,504	583,797
Panasonic	(138) Touchbook CF19, (138) 1GB Memory, (6) Touchbook CF30, (6) 512MB Memory	Laptops	2008	210,727	-	210,727
Rohde & Schwarz	CRTU-W, CRTU-G	Wireless Protocol Verification Equipment	2008	573,862	-	573,862
Rohde & Schwarz	Wireless Protocol Verification Equipment	Wireless Protocol Verification Equipment	2008	521,722	-	521,722
HP	Proliant BL460C, BL380G5, BL480C	Small HP/Compaq Servers	2008	123,128	704,127	827,255
IBM	(4) x3650 Servers, (10) x3850 Servers	Small IBM Servers	2008	84,593	-	84,593
Gateway	Laptops	Laptops	2008	117,399	-	117,399
Lenoco	Laptops	Laptops	2008	352,757	-	352,757
Sun	Tape Drives	Storage	2008	18,459	87,247	105,706
Sun	Tape Drives	Storage	2008	90,678	397,710	488,388
Sun	Tape Drives	Storage	2008	27,651	130,908	158,559
Sun	Tape Drives	Storage	2008	90,678	397,710	488,388
Sun	T10000A Tape Drives	Storage	2008	7,892	31,627	39,518
Various	Medical Equipment	Medical Equipment	2008	115,899	-	115,899
Ricoh Aficio	(37) Printers	Multifunction Centers	2009	186,107	-	186,107
Oce	Printers and Faxes	Multifunction Centers	2009	12,142	-	12,142
Oce	Printers and Faxes	Multifunction Centers	2009	4,894	-	4,894
Oce	Printers and Faxes	Multifunction Centers	2009	463	-	463
Oce	Printers and Faxes	Multifunction Centers	2009	1,180	-	1,180
Oce	Printers and Faxes	Multifunction Centers	2009	100,103	-	100,103
Oce	Printers and Faxes	Multifunction Centers	2009	128,205	-	128,205
KonicaMinolta	361	Multifunction Centers	2009	7,690	-	7,690
HP	HP and Kyocera Multifunction Printers	Multifunction Centers	2009	219,649	-	219,649
Ricoh Aficio	Printer	Multifunction Centers	2009	7,761	-	7,761
Ricoh Aficio	(2) Printers	Multifunction Centers	2009	11,570	-	11,570
Ricoh Aficio	Printer	Multifunction Centers	2009	1,190	-	1,190
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	19,261	-	19,261
Hermle	C40 Machining Center (Computerized Milling Equipment)	Industrial Precision Equipment	2009	110,219	-	110,219
Ricoh Aficio	(13) Printers	Multifunction Centers	2009	73,615	-	73,615
Oce	Printers and Faxes	Multifunction Centers	2009	90,869	-	90,869
Oce	Printers and Faxes	Multifunction Centers	2009	118,514	-	118,514
Oce	Printers and Faxes	Multifunction Centers	2009	137,356	-	137,356
Oce	Printers and Faxes	Multifunction Centers	2009	11,571	-	11,571
Oce	Printers and Faxes	Multifunction Centers	2009	4,275	-	4,275
Oce	Printers and Faxes	Multifunction Centers	2009	2,953	-	2,953
Oce	Printers and Faxes	Multifunction Centers	2009	6,119	-	6,119
Oce	Printers and Faxes	Multifunction Centers	2009	63,242	-	63,242
Oce	Printers and Faxes	Multifunction Centers	2009	6,637	-	6,637
Oce	Printers and Faxes	Multifunction Centers	2009	4,849	-	4,849
Oce	Printers and Faxes	Multifunction Centers	2009	1,356	-	1,356
Oce	Printers and Faxes	Multifunction Centers	2009	5,459	-	5,459
Oce	Printers and Faxes	Multifunction Centers	2009	5,865	-	5,865
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	15,137	-	15,137
Oce	Printers	Multifunction Centers	2009	9,147	-	9,147
Oce	Printers and Faxes	Multifunction Centers	2009	1,653	-	1,653
Oce	Printers and Faxes	Multifunction Centers	2009	1,577	-	1,577
Oce	Printers and Faxes	Multifunction Centers	2009	3,770	-	3,770
Oce	Printers and Faxes	Multifunction Centers	2009	1,556	-	1,556
Oce	Printers and Faxes	Multifunction Centers	2009	944	-	944
Oce	Printers and Faxes	Multifunction Centers	2009	2,437	-	2,437
Oce	Printers and Faxes	Multifunction Centers	2009	11,120	-	11,120
Oce	Printers and Faxes	Multifunction Centers	2009	453	-	453
Oce	Printers and Faxes	Multifunction Centers	2009	819	-	819
Oce	Printers and Faxes	Multifunction Centers	2009	354	-	354
Oce	Printers and Faxes	Multifunction Centers	2009	1,902	-	1,902
Hospira	IV Pumps	Infusion Therapy	2009	346,660	-	346,660
Oce	Printers and Faxes	Multifunction Centers	2009	8,455	-	8,455
Sun	(6)M5000 servers, (12) Sparc processors.	Quad Core Servers	2009	111,802	-	111,802
Oce	Printers and Faxes	Multifunction Centers	2009	8,673	-	8,673
Oce	Printers	Multifunction Centers	2009	3,596	-	3,596
Oce	Printers	Multifunction Centers	2009	13,390	-	13,390
KonicaMinolta	Bizhub C253	Multifunction Centers	2009	6,571	-	6,571
Oce	Printers and Faxes	Multifunction Centers	2009	12,348	-	12,348
Oce	Printers and Faxes	Multifunction Centers	2009	17,671	-	17,671
Oce	Printers and Faxes	Multifunction Centers	2009	3,660	-	3,660
Oce	Printers and Faxes	Multifunction Centers	2009	448	-	448
Oce	Printers and Faxes	Multifunction Centers	2009	7,166	-	7,166
Oce	Printers and Faxes	Multifunction Centers	2009	7,895	-	7,895
Oce	Printers and Faxes	Multifunction Centers	2009	5,527	-	5,527
Oce	Printers and Faxes	Multifunction Centers	2009	8,232	-	8,232
Oce	Printers and Faxes	Multifunction Centers	2009	17,410	-	17,410
Dell	Minitower Server	Servers	2009	37,642	-	37,642
Dell	(5) Latitude D630	Laptops	2009	5,837	-	5,837
Oce	IM3512	Multifunction Centers	2009	2,211	-	2,211
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	10,542	-	10,542
Lanier	(1)Printer	Multifunction Centers	2009	7,761	-	7,761
Ricoh Aficio	(3) Printers	Multifunction Centers	2009	10,542	-	10,542
Oce	IM4512	Multifunction Centers	2009	2,367	-	2,367
Ricoh Aficio	Printer	Multifunction Centers	2009	7,761	-	7,761
Oce	IM3512	Multifunction Centers	2009	2,280	-	2,280
Ricoh Aficio	Printer	Multifunction Centers	2009	5,229	-	5,229
Ricoh Aficio	Printer	Multifunction Centers	2009	10,706	-	10,706
Ricoh Aficio	(4) Printers	Multifunction Centers	2009	23,139	-	23,139
Oce	IM2330	Multifunction Centers	2009	2,578	-	2,578
Oce	IM3512	Multifunction Centers	2009	2,582	-	2,582
Pitney Bowes	DM525 Digital Mailing System	Asset Tracking Systems	2010	12,134	-	12,134
Itronix	(2) GD8000 Rugged Notebooks	Laptops	2010	8726.41	-	8,726
General Dynamics	(2) GD8000 Rugged Notebooks	Laptops	2010	9476.11	-	9,476
Oce	Printers	Multifunction Centers	2010	533.02	-	533
Oce	Printers	Multifunction Centers	2010	3760.3	-	3,760
Oce	Printers	Multifunction Centers	2010	2015.23	-	2,015
Total				$ 6,226,197	$ 2,258,831	$ 8,485,028

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund I
For the Period January 1, 2008 through December 31, 2010

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund I during the past three years, through December 31, 2010.

	Equipment		Year		Debt	Total
Manu-facturer	Description	Equipment Type	Acquired	Cash	Assumed	Cost
Canon	(1) IR3025 Printer	Multifunction Printers	2008	$ 6,212	$ -	$ 6,212
Canon	(1) IR3025	Multifunction Printers	2008	6,635	-	6,635
IBM	X3850 and X3650	Midrange IBM Servers	2008	270,473	-	270,473
HP	(2) Integrity rx8640, (17) Itanium Montecito, (32) Servers 8GB	High End HP Servers	2008	263,055	-	263,055
Canon	(1) IR 1023IF	Multifunction Printers	2008	1,765	-	1,765
KonicaMinolta	(1) Bizhubs 350, 161f, 250	Multifunction Printers	2008	8,568	-	8,568
Canon	(1) IR 1023N	Multifunction Printers	2008	1,765	-	1,765
KonicaMinolta	(1) Bizhub 250	Multifunction Printers	2008	3,421	-	3,421
Canon	IR3035	Multifunction Printers	2008	11,753	-	11,753
Canon	IR5050	Multifunction Printers	2008	17,612	-	17,612
HP	(73) DL380, with Libraries, Drives, switch routers	Blade Servers	2008	123,822	849,173	972,995
Dell	Optiplex, Latitude, Precision	Desktops - Tier 1	2008	25,064	89,698	114,761
Konica	Bizhub 250	Multifunction Printers	2008	7,412	-	7,412
Panasonic	(138) Touchbook CF19, (6) Touchbook CF30, plus Memory	Laptops	2008	210,727	-	210,727
IBM	x3650, x3850 Servers	Small IBM Servers	2008	84,593	-	84,593
HP	HP Proliant BL68oc, DL380oG, BL46oc	Mid-Range Servers	2008	39,319	263,806	303,125
Panasonic	CF-19 Notebooks	Laptops	2008	166,937	-	166,937
Dell	T5400 and D630	Laptops, Workstations	2008	22,997	32,036	55,033
Canon	IR3035 Upgrade	Multifunction Printers	2008	1,852	-	1,852
Sun	T10000A Tape Drives	Storage	2008	7,892	31,631	39,523
Konica Minolta	(1) 250	Multifunction Centers	2009	6,049	-	6,049
HP	Printers	Multifunction Centers	2009	10,188	-	10,188
Oce	Printers and Faxes	Multifunction Centers	2009	1,990	-	1,990
Oce	Printers and Faxes	Multifunction Centers	2009	577	-	577
Oce	Printers and Faxes	Multifunction Centers	2009	229	-	229
Oce	Printers and Faxes	Multifunction Centers	2009	204	-	204
Oce	Printers	Multifunction Centers	2009		-
Oce	Printers and Faxes	Multifunction Centers	2009	139	-	139
Oce	Printers	Multifunction Centers	2009	4,964	-	4,964
Konica Minolta	(1) 250	Multifunction Centers	2009	6,152	-	6,152
HP	(1) Proliant DL385	Servers	2009	5,668	-	5,668
Oce	Printers	Multifunction Centers	2009	1,432	-	1,432
Oce	Printers	Multifunction Centers	2009	3,794	-	3,794
Canon	(1) IR 3025 Upgrade	Multifunction Centers	2009	1,000	-	1,000
Konica Minolta	(1) Bizhub 250	Multifunction Centers	2009	5,168	-	5,168
Oce	Printers and Faxes	Multifunction Centers	2009	520	-	520
Konica Minolta	Bizhub 160 & 200	Multifunction Centers	2009	7,423	-	7,423
Oce	Printers	Multifunction Centers	2009	1,358	-	1,358
Oce	Fax	Multifunction Centers	2009	1,358	-	1,358
Oce	Fax	Multifunction Centers	2009	1,358	-	1,358
Oce	Printers	Multifunction Centers	2009	1,358	-	1,358
Hospira	IV Pumps	Infusion Therapy	2009	176,698		176,698
Oce	Printers	Multifunction Centers	2009	5,640	-	5,640
Dell	(87) Desktops and Laptops	Laptops	2009	9,332	-	9,332
Oce	Printers	Multifunction Centers	2009	5,191	-	5,191
Itronix	Itronix IX270 XR-1	Laptops	2009	7,752	-	7,752
Oce	Printers	Multifunction Centers	2009	2,484	-	2,484
Oce	Printers	Multifunction Centers	2009	4,152	-	4,152
Oce	Printers	Multifunction Centers	2009	1,416	-	1,416
Oce	Printers	Multifunction Centers	2009	3,002	-	3,002
Oce	Printers	Multifunction Centers	2009	2,337	-	2,337
Dell	(5) Latitude D630	Laptops	2009	5,837	-	5,837
Ricoh Aficio	(1) Printer	Multifunction Centers	2009	7,761	-	7,761
Itronix	Laptops	Laptops	2009	11,188	-	11,188
Dell	(6) Latitude E6400	Laptops	2009	5,122	-	5,122
Oce	(1) IM2330	Multifunction Centers	2009	2,073	-	2,073
Oce	(1) FX3000	Multifunction Centers	2009	984	-	984
Oce	(1) FX3000	Multifunction Centers	2009	1,012	-	1,012
Oce	(1) IM2330	Multifunction Centers	2009	1,941	-	1,941
Oce	(2) FX3000	Multifunction Centers	2009	2,079	-	2,079
Oce	(2) FX3000	Multifunction Centers	2009	2,024	-	2,024
Oce	(1) FX3000	Multifunction Centers	2009	1,012	-	1,012
Oce	(1) IM2330	Multifunction Centers	2009	2,073	-	2,073
IBM	(1) X3650 M2 Server	Small IBM Servers	2010	4,417	-	4,417
Dell	(28) Precision T5500, (262) Optiplex 780	Desktops - Tier 1	2010	37,460	220,007	257,467
Dell	(8) PE R510 Chasis	Dell Servers	2010	5,460	33,590	39,050
Dell	(4) Precision T5500, (40) Optiplex 780	Laptops	2010	6,079	33,643	39,722
Canon	(3) Canon IR32451, (3) IR5065, (1) C5030, (6) IR3225, (6) C5051, (1) CWF810, (4) C5035, (6) IR10251F	Multifunction Centers	2010	107,197	-	107,197
Itronix	(2) GD8000 Rugged	Laptops	2010	8,726	-	8,726
Itronix	(2) GD8000 Rugged	Laptops	2010	8,726	-	8,726
Itronix	(1) GD8000 Rugged	Laptops	2010	4,363	-	4,363
Canon	(3) C5030, (4) IR1025IF, (4) IR3245I, (3) C5051, (4) IR6065, (3) IR3225, (2) C5035	Multifunction Centers	2010	35,477	-	35,477
Ricoh Aficio	MPC3300	Multifunction Centers	2010	10,831	-	10,831
General Dynamics	(1) GD8000 Rugged Notebook	Laptops	2010	4,363	-	4,363
General Dynamics	(3) GD8000 Rugged Notebooks	Laptops	2010	14,214	-	14,214
Ricoh Aficio	MPC3300 Pritner	Multifunction Centers	2010	11,011	-	11,011
Oce	Printers	Multifunction Centers	2010	2,770	-	2,770
Oce	Printers	Multifunction Centers	2010	2,917	-	2,917
Oce	Printers	Multifunction Centers	2010	758	-	758
				$1,868,682	$1,553,584	$3,422,266

Prior performance is not indicative of future performance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chadds Ford, Commonwealth of Pennsylvania, on April 8, 2011.

                                            COMMONWEALTH INCOME & GROWTH FUND VII, LP, a Pennsylvania Limited Partnership

                                               By:           COMMONWEALTH INCOME & GROWTH FUND, INC., General Partner

                                                      By:    /s/ Kimberly A. Springsteen-Abbott
                                                            Kimberly A. Springsteen-Abbott,
                                                              Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	DatDDDate

/s/ Kimberly A. Springsteen-Abbott Kimberly A. Springsteen-Abbott	Chairman of the Board and CEO of Commonwealth Income & Growth Fund, Inc. (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 8, 2011

/s/ Henry J. Abbott Henry J. Abbott	Director and President of Commonwealth Income & Growth Fund, Inc.	April 8, 2011

Exhibit Index

1.1	Form of Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 to Form S-1 filed December 19, 2008, Registration No. 333-156357)
3.1	Certificate of Limited Partnership (incorporated by reference to Exhibit 3.1 to Form S-1 filed December 19, 2008, Registration No. 333-156357)
3.2	Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus)
5.1	Opinion of Greenberg Traurig, LLP as to legality of the Units (incorporated herein by reference to Exhibit 5.1 to Form S-1/A filed October 28, 2009, Registration No. 333-156357)
8.1	Form of Opinion of Greenberg Traurig, LLP as to tax matters (incorporated by reference to Exhibit 8.1 to Form S-1/A filed February 26, 2009, Registration No. 333-156357)
10.1	Form of Participating Broker Agreement (incorporated by reference to Exhibit 10.1 to Form S-1 filed December 19, 2008, Registration No. 333-156357)
10.2	Escrow Agreement (incorporated by reference to Exhibit 10.2 to Form S-1/A filed June 25, 2009, Registration No. 333-156357)
10.3	Promissory Note (incorporated by reference to Exhibit 10.3 to Form S-1/A filed February 26, 2009, Registration No. 333-156357)
10.4	Promissory Note (incorporated by reference to Exhibit 10.4 to Form S-1/A filed February 26, 2009, Registration No. 333-156357)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Greenberg Traurig, LLP (incorporated herein by reference to Exhibit 23.4 to Form S-1/A filed October 28, 2009, Registration No. 333-156357)
23.5	Consent of Independent Registered Public Accounting Firm
23.6	Consent of Independent Registered Public Accounting Firm
23.7	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (incorporated by reference to the Signature Page of Form S-1 filed December 19, 2008, Registration No. 333-156357)